SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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SURGICARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    , 2004

Dear SurgiCare Stockholders:

      You are invited to attend the special meeting in lieu of an annual meeting of stockholders of SurgiCare to be held at the offices of SurgiCare, Inc., (“SurgiCare”) located at 12727 Kimberley Lane, Suite 200, Houston, Texas 77024 on         , 2004, beginning at 5:30 p.m. Central Daylight Time.

      At the meeting, stockholders will consider whether to restructure SurgiCare in a series of transactions that will result in a change of control of SurgiCare through the acquisition of three new businesses and issuance of new equity securities for cash and debt forgiveness. Stockholders will also consider whether to approve a reverse stock split and change our name to Orion HealthCorp, Inc. Our board of directors has approved all of these actions and recommends that the stockholders approve them.

      The highlights of the financial transactions to be considered include:

•	Effecting a one-for-ten reverse stock split and redesignating our outstanding common stock as Class A common stock.

•	Issuing a new class of Class B common stock to Brantley Partners IV, L.P., a private investor (“Brantley IV”) or its assignees. Brantley IV will forgive indebtedness owed by SurgiCare and Integrated Physician Solutions, Inc. (“IPS”) to its subsidiary in the aggregate principal amount of $1.28 million and will contribute up to $6 million in cash (as reduced for additional debt owing by SurgiCare and IPS to Brantley IV’s subsidiary at the time of the closing of the transactions, which will also be forgiven) in exchange for shares of Class B common stock. It is estimated that the net proceeds to SurgiCare will be $3,951,686. The shares to be received by Brantley IV or its assignees will constitute approximately 51.0% of SurgiCare’s outstanding equity after the transactions on an as-converted basis.

•	Acquiring IPS, a holding company whose two business units provide business management services dedicated to the practice of pediatrics and integrated business and clinical software applications for physicians, in a merger in which we will issue Class A common stock to the IPS stockholders and certain IPS creditors. After the transactions, former IPS stockholders and creditors will own approximately 20.4% of our outstanding equity on an as-converted basis.

•	Acquiring Medical Billing Services, Inc. (“MBS”), and Dennis Cain Physician Solutions, Ltd. (“DCPS”), two providers of physician management, billing, consulting and collection services, in a merger in which we will pay between $2.9 million and $3.5 million cash and issue promissory notes in the aggregate principal amount of $500,000 and Class C common stock to their current equityholders. The amount of consideration received depends upon the fair market value of our common stock at the time of the closing of the transactions, and the consideration is also subject to retroactive increase or decrease, including the issuance of additional shares of Class A common stock. We will also issue shares of Class A common stock as directed by the DCPS and MBS equityholders, and may be required to make additional payments in certain circumstances. After the transactions, the equityholders of these two companies and their designees will own Class A common stock and Class C common stock which may amount to as much as approximately 9.0% of our outstanding equity on an as converted basis.

      These transactions will, if adopted, have a significant effect on each existing stockholder’s interest in SurgiCare.

•	The current holders of the outstanding common stock of SurgiCare will own a much smaller interest in the larger, combined company. The holders of 100% of our outstanding common stock prior to the transactions will have their ownership interest reduced to approximately 20.4% of the new entity.

•	The new Class B common stock stockholder, Brantley IV, will own approximately 51% of the outstanding voting equity of SurgiCare. Affiliates of Brantley IV are significant stockholders and creditors of IPS, and will receive a large part of the merger consideration we issue to the stockholders of IPS and all of the consideration issued to creditors of IPS in connection with the merger. Accordingly, after the transactions, Brantley IV and its affiliates will control approximately 68.4% of the outstanding voting equity of SurgiCare and will be able to control elections to the board of directors and other actions of the company.

•	The new Class B common stock and Class C common stock has significant preferences over the Class A common stock that will be owned by our current stockholders after the transactions.

      At the meeting, we will ask stockholders to vote on several other matters, including the name change, amendments to our certificate of incorporation and new compensation arrangements. The Notice of Special Meeting which accompanies the proxy statement lists the specific proposals to be voted on at the meeting.

      Your vote is important, regardless of the number of shares you own. If you fail to vote or if you abstain, it will have the same effect as a vote against certain of the proposals. Please vote as soon as possible and return the enclosed proxy card in accordance with the procedures set forth in the section entitled “The Special Meeting.” You may also cast your vote in person at the special meeting.

Very truly yours,

SurgiCare, Inc.
Keith G. LeBlanc
President and Chief Executive Officer

SURGICARE, INC.

12727 Kimberley Lane, Suite 200
Houston, Texas 77024
(713) 973-6675

NOTICE OF SPECIAL MEETING IN LIEU OF

ANNUAL MEETING OF STOCKHOLDERS

DATE:	, 2004	PLACE:	12727 Kimberley Lane, Suite 200
TIME:	5:30 p.m.		Houston, Texas 77024

Matters to be Voted on:

      Stockholders who attend the meeting in person or by proxy will be asked to consider and approve the following items:

      Each of the following amendments to our certificate of incorporation to:

1. effect a reverse stock split of all of the outstanding shares of our common stock, $0.005 par value per share at a ratio of one-for-ten,

2. increase the number of authorized shares of common stock from 5 million shares to 90 million shares, after giving effect to the reverse stock split, and leave the number of shares of authorized preferred stock at 20 million shares,

3. reclassify SurgiCare, Inc. (“SurgiCare”) common stock as “Class A common stock” $0.001 par value per share,

4. establish a new class of common stock entitled “Class B common stock”, $0.001 par value per share,

5. establish a new class of common stock entitled “Class C common stock”, $0.001 par value per share, and

6. change the name of SurgiCare to Orion HealthCorp, Inc.;

      If each of the above proposals is approved, we will amend and restate our certificate of incorporation to reflect the amendments, subject to approval of the other proposals required to consummate the transactions.

7. The issuance of shares of Class A common stock pursuant to (a) an amended and restated merger agreement dated as of February 9, 2004, among SurgiCare, IPS Acquisition, Inc., and Integrated Physician Solutions, Inc. (“IPS”), and (b) an amended and restated debt exchange agreement dated as of February 9, 2004, among SurgiCare, Inc., Brantley Venture Partners III, L.P. and Brantley Capital Corporation;

8. The issuance of shares of Class C common stock and Class A common stock pursuant to a merger agreement dated as of February 9, 2004, among SurgiCare, DCPS/ MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd. (“DCPS”), Medical Billing Services, Inc. (“MBS”) and the sellers party thereto (the “DCPS/ MBS Sellers”);

9. The issuance of shares of Class B common stock to Brantley Partners IV, L.P. (“Brantley IV”) or its assignees pursuant to an amended and restated subscription agreement dated as of February 9, 2004 between SurgiCare and Brantley IV;

10. The issuance of up to ten million shares of our outstanding common stock (prior to giving effect to the one-for-ten reverse stock split) in exchange for 900,000 shares of our currently outstanding Series AA preferred stock, which common shares will be reclassified as up to one million shares of Class A common stock after the reverse stock split and reclassification;

11. The election of the members of our board of directors and the election of the members of the board of directors of Orion HealthCorp, Inc., who will begin serving upon the consummation of the transactions described herein;

12. The Orion HealthCorp, Inc. 2004 Incentive Plan (the “2004 Incentive Plan”);

13. The issuance of warrants to the current members of our board of directors; and

14. Such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting:

      Holders of record of our common stock and Series AA preferred stock at the close of business on                     , 2004, and valid proxy holders may attend and vote at the meeting and any adjournments or postponements of the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

      Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you must complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting AGAINST the proposals described above regarding amending the certificate of incorporation.

Approval Required to Consummate the Transactions:

      The IPS merger agreement, the debt exchange agreement, the DCPS/ MBS merger agreement and the stock subscription agreement described above require that we receive stockholder approval of proposals one through twelve above in order to consummate any of the transactions governed by such documents.

We sent this meeting notice and proxy statement to stockholders on or about                     , 2004.

By Order of the Board of Directors

KEITH G. LEBLANC
President and Chief Executive Officer

Annex M: Charter of Audit Committee
Annex N: Bylaws of Orion HealthCorp, Inc.
Annex O: 2004 Incentive Plan

SUMMARY TERM SHEET

FOP THE IPS MERGER,
DCPS/MBS MERGER
AND
EQUITY FINANCING

      This summary does not contain all of the information that is important to you. To fully understand the acquisitions you should carefully read this entire document and the other documents to which this summary refers. Stockholders are being asked to approve a one-for-ten reverse stock split, and all share amounts give effect to such reverse stock split unless otherwise indicated. We will not be able to ascertain the exact number of shares that will be issued in connection with the Transactions until immediately prior to the closing of the Transactions. Unless otherwise indicated, all share amounts and percentages are based on the assumptions described in “— Assumptions” and are therefore subject to change if those assumptions are not accurate at the time of closing.

      Key Terms. The following key terms are used throughout this summary and the proxy statement:

      “SurgiCare,” “we,” “our,” “us” and “our company” — SurgiCare, Inc.

      “IPS” — Integrated Physician Solutions, Inc.

      “DCPS” — Dennis Cain Physician Solutions, Inc.

      “MBS” — Medical Billing Services, Inc.

      “DCPS/MBS” — our new DCPS and MBS subsidiary.

      “DCPS/MBS Sellers” — the sellers party to the DCPS/MBS Merger Agreement.

      “Brantley IV” — Brantley Partners IV, L.P., a limited partnership which is affiliated with Brantley Venture Partners III, L.P. and Brantley Capital Corporation.

      “Stock Subscription Agreement” — the agreement between SurgiCare and Brantley IV to purchase our Class B common stock, as amended to date.

      “Reverse Stock Split” — the one-for-ten reverse stock split of our common stock described in this proxy statement.

      “Acquisitions” and “Mergers” — the IPS Merger and DCPS/MBS Merger, collectively.

      “IPS Merger” and “IPS Merger Agreement” — the merger between SurgiCare and IPS and the related merger agreement, as amended to date.

      “DCPS/MBS Merger” and “DCPS/MBS Merger Agreement” — the merger between SurgiCare, DCPS and MBS and the related merger agreement.

      “Debt Exchange Agreement” — the debt exchange agreement between Brantley Venture Partners III, LP, Brantley Capital Corporation, and IPS, as amended to date.

      “Transaction Documents” — the IPS Merger Agreement, the DCPS/MBS Merger Agreement, the Debt Exchange Agreement and the Stock Subscription Agreement.

      “Transactions” — the transactions contemplated by the Transaction Documents.

Overview of the Transactions

      This proxy statement proposes a restructuring of SurgiCare in which we will acquire three healthcare service companies, IPS, DCPS and MBS. In addition, Brantley IV will invest new capital into the combined companies by purchasing a new series of Class B common stock. We expect to use the funds from this investment for operations and for further growth. Affiliates of Brantley IV will also forgive existing debt owed to them by SurgiCare and IPS. We will effect a one-for-ten reverse stock split and other corporate charter amendments and will change our name to Orion HealthCorp, Inc. All of these transactions must be approved by our stockholders before any of them will be consummated.

•	We will merge with IPS and issue stock in exchange for forgiveness of certain IPS debts. The IPS equityholders and certain IPS debtholders party to the Debt Exchange Agreement will receive an aggregate of approximately 4,360,572 shares of Class A common stock. This number approximately equals the total number of shares of SurgiCare stock outstanding on a fully-diluted basis prior to closing the IPS Merger. The manner in which the number of fully-diluted shares of SurgiCare stock is calculated is described in the section “— Assumptions”. Of these shares of Class A common stock, approximately 1,178,731 shares will be issued to Brantley Venture Partners III, L.P., and Brantley Capital Corporation under the Debt Exchange Agreement in exchange for forgiveness of debt in an aggregate principal amount of approximately $3,256,619 and $593,100 of debt in respect of accrued dividends. The approximately 3,181,841 remaining shares of Class A common stock will be issued to the IPS equityholders in connection with the IPS Merger. See “The Transactions” beginning on page 22 and “The Transactions — The IPS Merger” beginning on page 31.

•	We will merge with DCPS and MBS. In the DCPS/MBS Merger, equityholders of DCPS and MBS will receive an aggregate of $3.5 million in cash, promissory notes of SurgiCare in an aggregate principal amount of $500,000 and 1,212,122 shares of Class C common stock (or, if the fair market value of SurgiCare common stock, based on the average of the high and low price per share over the five trading days immediately prior to the closing, is greater than or equal to $0.70, an aggregate of $2.9 million in cash, promissory notes of SurgiCare in an aggregate principal amount of $500,000 and 1,406,061 shares of Class C common stock). The purchase price is subject to retroactive adjustment based on the financial results of our newly formed subsidiary, DCPS/MBS, in the two years following the DCPS/MBS merger. Such retroactive adjustment is described in “The Transactions — The DCPS/MBS Merger — The DCPS/MBS Merger Agreement — Purchase Price Adjustments.” In addition, 75,758 shares of our Class A common stock will be reserved for issuance at the direction of the DCPS and MBS equityholders and, under certain circumstances, the MBS and DCPS equityholders may receive other payments as described in “The Transactions — The DCPS/MBS Merger — The DCPS/MBS Merger Agreement — Additional Issuances, Advances and Payments.” See “The Transactions” beginning on page 22 and “The Transactions — The DCPS/MBS Merger” beginning on page 44.

•	We will issue approximately 9,077,110 shares of Class B common stock to Brantley IV or its assignees. In exchange for the Class B shares, Brantley IV will forgive indebtedness owed to its wholly-owned subsidiary by IPS and SurgiCare in the aggregate principal amount of $1,280,000 and accrued interest thereon and will contribute up to $6 million in cash. The cash portion of Brantley IV’s contribution will be reduced by the additional amounts lent by Brantley’s subsidiary to IPS and SurgiCare since November 18, 2003, and the accrued interest on such amounts, all of which will also be forgiven by Brantley IV. As of April 20, 2004, the aggregate amount of such additional debt forgiveness will be $2,048,414, and the remaining $3,951,586 of the $6 million will be paid in cash. A detailed description of the calculation of the number of Class B shares to be issued to Brantley IV is contained in “The Transactions — The Equity Financing — Shares Received by Brantley IV”. See “The Transactions” beginning on page 22 and “The Transactions — The Equity Financing” beginning on page 58.

Proposals

      Proposals Related to the Transactions (all of these must be approved for any of the Transactions to occur). We are seeking your approval at the special stockholders’ meeting to:

•	Amend our certificate of incorporation in order to:

•	effect a reverse stock split of all of the outstanding shares of our common stock, $0.005 par value per share at a ratio of one-for-ten (see “Proposal One — Reverse Stock Split” beginning on page 123);

•	increase the number of authorized shares of common stock from 5 million shares to 90 million shares, after giving effect to the Reverse Stock Split, and leave the number of authorized shares of preferred stock at 20 million shares (see “Proposal Two — Increase the Number of Shares of Authorized Common Stock” beginning on page 127);

•	reclassify SurgiCare common stock as Class A common stock, $0.001 par value per share (see “Proposal Three — Reclassification of Common Stock” beginning on page 130);

•	establish a new class of common stock entitled “Class B common stock”, $0.001 par value per share (see “Proposal Four — Establishment of Class B Common Stock” beginning on page 131);

•	establish a new class of common stock entitled “Class C common stock”, $0.001 par value per share (see “Proposal Five — Establishment of Class C Common Stock” beginning on page 132); and

•	change the name of SurgiCare to “Orion HealthCorp, Inc.” (see “Proposal Six — Change of Name” beginning on page 133).

      If each of the above amendments are approved, we will amend and restate our certificate of incorporation to reflect the amendments, subject to approval of the other proposals required to consummate the Transactions.

•	Authorize the issuance of Class A common stock in connection with the IPS Merger (see “Proposal Seven — Issuance of Shares of Class A Common Stock in Connection with the IPS Merger” beginning on page 134).

•	Authorize the issuance of Class C common stock and Class A common stock in connection with the DCPS/MBS Merger (see “Proposal Eight — Issuance of Shares of Class C Common Stock and Class A Common Stock in Connection with the DCPS/MBS Merger” beginning on page 135).

•	Authorize the issuance of Class B common stock pursuant to the Stock Subscription Agreement (see “Proposal Nine — Issuance of Shares of Class B Common Stock in Connection with the Equity Financing” beginning on page 136).

•	Authorize the issuance of common stock (which will be reclassified as Class A common stock) in exchange for our outstanding Series AA preferred stock (see “Proposal Ten — Issuance of Shares of Our Common Stock in Exchange for Series AA Preferred Stock” beginning on page 138).

•	Re-elect our existing directors pending closing of the Transactions and elect new directors to serve after consummation of the Transactions (see “Proposal Eleven — Election of Directors” beginning on page 140).

•	Approve a new 2004 Incentive Plan, to replace our existing plan, which provides for issuance of up to 2.2 million shares of Class A common stock (see “Proposal Twelve — Approval of 2004 Incentive Plan” beginning on page 151).

      Additional Business. We also seek your approval of the following actions:

•	Approve issuance of warrants to purchase an aggregate of 100,000 shares of our Class A common stock to our four current directors upon consummation of the Transactions (see “Proposal Thirteen — Approval of Warrant Issuances to the Directors” beginning on page 152).

•	Authorize the proxy holders to approve such other matters as may lawfully come before the meeting (see “Proposal Fourteen — Other Matters” beginning on page 153).

      If our stockholders approve all of the components of the Transactions, we will take the following actions in the following order:

1. Complete negotiations to exchange our existing Series AA preferred stock for common stock.

2. Execute and file the amended and restated certificate of incorporation to effect the one-for-ten reverse stock split, increase the number of authorized common shares, reclassify our common stock to

Class A common stock, establish the Class B and Class C common stock, and change our name to Orion HealthCorp., Inc. Based on the number of shares outstanding as of April 12, 2004, and assuming all Series AA preferred stock is exchanged for ten million shares of common stock, before the reverse stock split, there will be 50,000,000 authorized and 38,408,685 outstanding shares of common stock and after the reverse stock split and the other amendments to the certificate of incorporation, there will be 90,000,000 authorized and 3,840,869 outstanding shares of common stock.

3. Close the IPS Merger and the Debt Exchange Agreement.

4. Issue our Class B common stock in exchange for cash from, and the forgiveness of debt by, Brantley IV.

5. Close the DCPS/MBS Merger.

We expect to complete the Transactions promptly after the meeting of our stockholders, which is scheduled for             , 2004.

Assumptions

      Certain share numbers, dollar amounts, and percentages as they appear in this proxy statement are calculated based on formulas which include variable factors that will not be ascertained until immediately prior to the closing of the Transactions, such as the stock price for the SurgiCare common stock. Therefore, we do not know exactly how many shares will be issued in connection with the Transactions. In order to arrive at the values used in this proxy statement, we had to make assumptions regarding such information. We have assumed:

•	That the stock price for our common stock immediately prior to the closing of the Transactions (whether determined as of a specific date or calculated based on average prices over a specified period of days) is $0.397 per share, which was the average of the daily average of the high and low trading prices of our common stock on the American Stock Exchange (“AMEX”) for the five trading days ending on April 12, 2004. Changes in the stock price of our common stock affect, among other things, the number of shares to be issued to Brantley IV, to equityholders of IPS and MBS and to debtholders of IPS.

•	That all outstanding shares of our Series AA preferred stock will be exchanged for an aggregate of ten million shares (prior to giving effect to the Reverse Stock Split) of our common stock.

•	That the number of shares of SurgiCare stock authorized and outstanding on a fully-diluted basis, assuming exchange of our Series AA preferred stock for shares of our common stock and cashless exercise of in-the-money options and warrants based on the closing price set forth above, immediately prior to the closings of the Transactions is 43,605,720 (prior to giving effect to the Reverse Stock Split), which is the number of shares of SurgiCare stock outstanding on a fully-diluted basis assuming exchange of the 900,000 outstanding shares of our Series AA preferred stock for ten million shares of our common stock (prior to giving effect to the Reverse Stock Split) and cashless exercise of in-the-money options and warrants as of April 12, 2004, based on a price per share of common stock equal to the greater of $0.55 or $0.397 which is the average of the daily average of the high and low trading prices of our common stock on the AMEX for the five trading days ending on April 12, 2004. Of such fully-diluted shares of common stock, based on the assumptions above, 10 million shares (22.9%) would be owned by the current Series AA preferred stockholder, and the remaining 31,725,720 shares (72.8%) would be owned by the current holders of common stock, options and warrants and 1,880,000 shares (4.3%) will be owned by the holder of a convertible debenture. Changes in the outstanding number of shares of our common stock affect, among other things, the number of shares to be issued to Brantley IV, to equityholders of IPS and to debtholders of IPS.

•	That, unless otherwise specified, there are 4,360,572 shares of Class A common stock held by current SurgiCare stockholders on a fully-diluted basis after the consummation of the Transactions, and that out-of- the-money options and warrants do not exist.

•	That the number of outstanding shares of Class A common stock on a fully-diluted basis immediately following the consummation of the Transactions, assuming conversion of Class B and Class C common stock at the initial conversion rates, the number of shares of Class A common stock held by current SurgiCare stockholders on a fully-diluted basis described above, the issuance of the maximum number of additional shares of Class A common stock to equityholders of DCPS/MBS pursuant to the earn-out provisions of the DCPS/MBS Merger Agreement and the other assumptions in this proxy statement, is 21,384,888 (the “Fully-Diluted Orion Shares”). Changes in the number of shares of our common stock outstanding following the Transactions affect the percentage ownership of the stockholders.

•	That the Class B stock will initially represent, on an as-converted basis, approximately 51% of the Fully-Diluted Orion Shares, and the current common stockholders will own approximately 20.4% of the Fully-Diluted Orion Shares. The initial conversion ratio of the Class B common stock to Class A common stock is approximately 1.20 shares of Class A common stock for each share of Class B common stock. The conversion ratio of the Class B common stock is calculated according to a ratio that increases the conversion ratio if the price of the Class A common stock declines, and decreases the conversion ratio if the price of the Class A common stock increases. For example, assume that everything else remains the same, but the price of the Class A common stock declines 25%, from our assumed initial price of $3.97 per share to $2.98. This would change the conversion ratio from approximately 1.20 to approximately 1.27 and would result, therefore, in an increase of approximately 5.7% in the number of shares of Class A common stock issued on conversion. Such an increase would result in a decrease in the relative ownership and voting power of current SurgiCare stockholders (on an as-converted, fully-diluted basis) by approximately 0.6%. See The Transactions — The Equity Financing — Shares Received by Brantley IV, page 58, and The Transactions — The New Classes of Common Stock — Conversion, page 65.

•	That there will be no dissenting IPS stockholders.

•	That there will be no dissenting DCPS or MBS equityholders.

The New Classes of Common Stock (See Page 64)

      Our amended and restated certificate of incorporation will create three classes of common stock and will authorize the issuance of preferred stock in the future on terms to be determined by the board of directors. No preferred stock will be outstanding upon completion of the Transactions. The rights and preferences of the three classes of common stock differ significantly.

      The Class A Common Stock. We will issue Class A common stock to our current stockholders in exchange for their existing common stock. Class A common stock will also be issued as part of the consideration for the IPS Merger and the DCPS/MBS Merger and to the holder of our Series AA preferred stock in exchange for the common stock for which the Series AA preferred stock is exchanged. Each share of Class A common stock will be entitled to one vote in all matters on which stockholders are entitled to vote. The right of holders of Class A common stock to receive distributions from our company is subject to prior rights of holders of the Class B and Class C common stock described below. After holders of Class B and Class C common stock receive all distributions to which they are entitled, any remaining distribution amount shall be distributed to holders of Class A, Class B and Class C common stock pro rata based on their shareholdings, except that the shares of Class B common stock will be deemed to have been converted into the number of shares of Class A common stock into which they are then entitled to convert. Sixty-three million shares of our common stock will be designated Class A common stock.

      Our common stock is traded on the AMEX, and we will apply to have our Class A common stock traded on the AMEX, replacing the current common stock, after the close of the Transactions. The Company is currently preparing its listing application to be filed with the AMEX. At this time, we do not know the symbol which the Class A common stock will be traded under. Because Brantley IV and its affiliates will own the majority of our equity securities after the Transactions, we will be a “controlled company” under the AMEX rules. As such, our board of directors will not be required under the AMEX rules to be composed of a majority of independent directors or to have a nominating committee or a compensation committee or to have the functions of such committees performed by a majority of independent directors.

      The Class B Common Stock. Class B common stock will be issued to Brantley IV in connection with the equity financing in consideration for Brantley IV’s investment in SurgiCare, which includes the forgiveness of certain outstanding indebtedness of IPS and SurgiCare to a subsidiary of Brantley IV. After the completion of the Transactions, the Class B common stock issued to Brantley IV will initially total (on an as-converted basis) 51.0% of the Fully-Diluted Orion Shares. Based on the assumptions in this proxy statement, a total of 9,077,110 shares of Class B common stock will be issued to Brantley IV. Brantley IV, and, provided the required conditions are met, certain of its limited partners who have agreed to purchase a portion of the Class B common stock, as described below in “— The Equity Financing — Summary”, will initially be the sole holders of Class B common stock. The shares of Class B common stock have significant rights in addition to the rights of shares of Class A common stock, including:

•	Distribution Preference. Shares of Class B common stock are entitled to receive a distribution preference equal to their purchase price plus 9% per annum (not compounded) prior to payment of any distributions to holders of other classes of common stock.

•	Conversion. The shares of Class B common stock are convertible at the option of the holder into shares of Class A common stock at a variable rate equal to 1.0 plus the quotient of the aggregate purchase price of the shares of Class B common stock plus 9% per annum (not compounded) divided by the fair market value of the shares of Class A common stock immediately prior to conversion. Thus, the number of shares of Class A common stock into which shares of Class B common stock are convertible varies inversely with the price of the shares of Class A common stock and will naturally increase over time because of the 9% annual return feature.

•	Voting. The shares of Class B common stock will vote with the other common stock on all matters subject to stockholder approval. The number of votes to which each share of Class B common stock will be entitled will be fixed at the closing of the Transactions based on the conversion factor in effect at closing. Based on the assumptions in this proxy statement, the conversion factor at closing would allocate approximately 1.20 votes per share of Class B common stock.

      The Class C Common Stock. We will issue shares of Class C common stock to DCPS partners and MBS stockholders in the DCPS/MBS Merger. The total number of shares of Class C common stock issued will range from 1,212,122 shares to 1,406,061 shares depending on the fair market value of the common stock at the closing of the Transactions. Shares of Class C common stock have rights differing from shares of Class A common stock as follows:

•	Distribution Preference. After the shares of Class B common stock have received the distribution preference described above, the shares of Class C common stock will be entitled to receive all distributions until each share of Class C common stock has received distributions totaling $3.30. After all such distributions are received, the shares of Class C common stock shall be retired and will not be reissued.

•	Conversion. Holders of Class C common stock have the option to convert their shares to shares of Class A common stock based on a conversion factor designed to yield one share of Class A common stock per share of Class C common stock being converted, with the number of shares reduced to the extent that distributions are paid on the shares of Class C common stock. Thus, initially, one share of Class C common stock converts into one share of Class A common stock. The conversion factor is calculated as the amount by which $3.30 exceeds the aggregate distributions made to each share of Class C common stock prior to conversion, divided by $3.30. If the fair market value used in determining the conversion factor for the Class B common stock in connection with any conversion of Class B common stock is less than $3.30 (subject to certain adjustments), holders of shares of Class C common stock have the option to convert their shares of Class C common stock (within ten days of receipt of notice of the conversion of the Class B common stock) into a number of shares of Class A common stock equal to the amount by which $3.30 exceeds the aggregate distributions made to each share of Class C common stock prior to conversion, divided by the fair market value used in determining the conversion factor for the Class B common stock. The aggregate number of shares of Class C common stock so converted by any holder shall not exceed a number equal to the number of shares of Class C common stock previously converted into Class A common stock by such holder multiplied by a fraction, the numerator of which is the number of shares of Class B common stock converted at the lower price and the denominator of which is the aggregate number of shares of Class B common stock issued at the close of the equity financing.

      Effect of Terms of Class B and Class Common Stock on holders of Class A Common Stock. The current SurgiCare common stockholders whose stock will be reclassified as Class A common stock in the Transactions will be significantly diluted as a result of the Transactions, as described below in “— Dilution”. In addition, the shares of Class B and Class C common stock will have significant distribution preferences upon payment of any dividends, liquidation payments or other distributions. The significant distribution preference means that in the event of the sale or merger of Orion prior to payment of the distribution preferences, the holders of Class A common stock would receive a smaller percentage of the consideration than if the preferences had already been paid, since the consideration would first be used to pay these distribution preference with the remainder distributed pro rata among the holders of common stock. There may be little or no consideration left to distribute among the holders of common stock after payment of the distribution preferences.

Authorized and Outstanding Shares after the Transactions

      Assuming that all the Transactions contemplated in this proxy statement are completed (including the Reverse Stock Split), and based on the assumptions listed above in “— Assumptions,” but assuming the maximum initial issuance of shares of Class C common stock in the DCPS/MBS Merger, after the Transactions our capitalization will be as follows:

      Common stock, par value $0.001 per share — 90,000,000 shares authorized, a total of 34,954,277 shares of all classes issued and outstanding or reserved for issuance, as follows:

      Class A common stock — 63,000,000 shares designated, 8,277,198 shares issued and outstanding, and 16,193,908 shares reserved for the following: 10,910,864 shares for conversion of the Class B common stock, 1,406,061 shares for conversion of the Class C common stock, 465,000 shares for issuance pursuant to the DCPS/MBS Merger Agreement, 2,200,000 shares for issuance pursuant to the 2004 Incentive Plan, 100,000 shares for the exercise of the warrants that we propose to issue to our current directors, 918,230 shares for exercise of existing SurgiCare warrants, 5,753 shares for exercise of vested stock options under SurgiCare’s already existing employee stock option plan, and 188,000 shares for conversion of existing convertible debentures.

Class B common stock — 25,000,000 shares designated, 9,077,110 shares issued and outstanding.

Class C common stock — 2,000,000 shares designated, 1,406,061 shares issued and outstanding.

Preferred Stock, par value $0.001 per share — 20,000,000 shares authorized, 0 shares outstanding.

Voting

      The voting power of the stockholders of Orion after the Transactions will be as follows, in each case based on the assumptions herein, on a fully-diluted and as-converted basis. Our current stockholders (including the series AA preferred stockholder) will hold an estimated 4,360,572 shares or 20.4% of the voting equity of Orion. Approximately 2.47 million of such shares (12% of the voting equity of Orion) will be held by stockholders other than our directors and officers. Former IPS equityholders and debtholders, will own an approximately equal number of the Class A shares and the voting equity of Orion. The Class B stockholders will own approximately 10,910,864 shares or 51% of the voting equity. The DCPS and MBS equityholders and their designees will own 1,752,880 shares of Class A and Class C common stock (assuming they earn the maximum number of earn-out shares) or 8.2% of the voting equity. Brantley IV and its affiliates will initially hold approximately 68.4% of the voting power of Orion, and will be able to control all decisions to be made by the Class A, Class B and Class C common stock voting together as a single class. As a result of their stock ownership, Brantley IV and its affiliates will control Orion’s business, policies and affairs and will be able to elect Orion’s entire board of directors, determine, without the approval of Orion’s other stockholders, the outcome of any corporate transaction or other matter submitted to the vote of the stockholders voting as a single class for approval, including mergers, consolidations and sales of substantially all of our assets. They will also be able to prevent or cause a change in control of Orion and an amendment to its certificate of incorporation and by-laws (subject to certain supermajority provisions contained therein). We cannot assure you that the interests of Brantley IV and its affiliates will be consistent with your interests as a stockholder.

Dilution

      Issuances of our shares in connection with the Acquisitions and the equity financing will significantly dilute the ownership of our current stockholders. Based on the assumptions described above, following the Transactions, our current stockholders (including holders of options, warrants, and convertible debentures) will own (prior to giving effect to the Reverse Stock Split) approximately 20.4% of the Fully Diluted Orion Shares. Stockholders other than our directors and officers currently own approximately 24.7 million shares of common stock (87% of the total outstanding common stock of SurgiCare), and will own approximately 2.47 million shares of common stock (12% of the Fully-Diluted Orion Shares) after the completion of the Transactions. Our current stockholders may be further diluted in the future by shares issued pursuant to the 2004 Incentive Plan or upon exercise of the warrants proposed to be issued to our current directors. In addition, the ownership of our current stockholders will likely be diluted after the Transactions are complete because of the terms and conversion features of the Class B and Class C common stock.

      The conversion factor for the Class B common stock is calculated based on a number equal to one plus the quotient of the purchase price of the Class B common stock, plus 9% per annum (not compounded), divided by the fair market value (which is determined by reference to the prices at which Class A common stock trades immediately prior to the conversion), and is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued to the date of conversion. Therefore, assuming everything else remains the same, the percentage interest of the holders of Class B common stock upon conversion will continually increase to account for such interest, and the relative percentage ownership of our current stockholders upon such conversion will continually decrease. In addition, so long as the Class B common stock has not yet received a full return of its purchase price and a 9% rate of return, if the market value of a share of Class A common stock decreases, the Class B common stock will convert into a greater number of shares, and the dilution to our current stockholders upon conversion of the shares of Class B common stock will be greater. This dilution of the Class A common stock could result in a further decrease in the market value of the Class A common stock.

      The number of shares of Class A common stock issuable upon conversion of the Class C common stock is also subject to increase if the market value of the Class A common stock decreases. If the fair market value used in determining the conversion factor for the Class B common stock in connection with any conversion of Class B common stock is less than $3.30, holders of shares of Class C common stock may, subject to certain limitations, convert their shares into a number of shares of Class A common stock equal to (x) the amount by which $3.30 exceeds the aggregate distributions made with respect to a share of Class C common stock divided by (y) the fair market value used in determining the conversion factor for the Class B common stock. Therefore, so long as the shares of Class C common stock have not received aggregate distributions of $3.30 per share, and convert pursuant to this mechanism, if the fair market value of the Class A common stock decreases, the Class C common stock will convert into a greater number of shares, and will cause greater dilution to the ownership interests of our current stockholders. This dilution of the Class A common stock could result in a further decrease in the market value of the Class A common stock.

The Companies

•	SurgiCare, Inc. SurgiCare is a Delaware corporation. We develop, acquire and operate freestanding ambulatory surgery centers. These freestanding ambulatory surgery centers are licensed outpatient surgery centers that are equipped and staffed for a variety of surgical procedures. These freestanding ambulatory surgery centers provide a cost-effective alternative to the delivery of healthcare services at traditional inpatient hospitals. We, through our wholly-owned subsidiaries, own, or have investments in, four ambulatory surgery centers located in Texas and Ohio. Our principal executive offices are located at 12727 Kimberley Lane, Suite 200, Houston, Texas 77024 and our telephone number is (713) 973-6675.

•	Integrated Physician Solutions, Inc. IPS is a Delaware corporation. IPS is a Roswell, Georgia-based holding company whose business units include Pediatric Physician Alliance (“PPA”) and IntegriMED. PPA is a provider of business management services dedicated to the practice of pediatrics. PPA’s services are designed to help medical practices lower costs and improve financial performance. Currently, PPA manages 13 practice sites, representing eight medical groups in California, Illinois, Ohio, Texas and New Jersey. IntegriMED provides software and technology solutions for physicians through an Application Service Provider (“ASP”) model. Its primary offering is a suite of integrated business and clinical software applications that provides practice management, billing, scheduling and electronic medical records. IPS’s principal executive offices are located at 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076 and its telephone number is (678) 832-1800.

•	Dennis Cain Physician Solutions, Ltd. DCPS is a Texas limited partnership. DCPS, based in Houston, Texas, provides physician management services, including collections and consulting services, to hospital-based physicians and clinics. DCPS’s principal offices are located at 714 FM 1960 West, Suite 206, Houston, Texas 77090 and its telephone number is (281) 880-6994.

•	Medical Billing Services, Inc. MBS is a Texas corporation. MBS, based in Houston, Texas, provides practice management, billing and collection, managed care consulting and coding/reimbursement services to hospital-based physicians and clinics. MBS’s principal offices are located at 10700 Richmond Avenue, Suite 320, Houston, Texas 77042 and its telephone number is (713) 432-1100.

Reasons for the Transactions (See Page 23)

      The Transactions serve SurgiCare’s strategic goals of enhancing its practice management capabilities for physicians and combining businesses that are complementary to its existing operations. The board has determined that the terms of the equity financing, the other Transactions and the other actions proposed in this proxy statement are in the best interest of SurgiCare and its stockholders. The board considered the following matters, among others, in making this determination:

•	If we do not complete the equity financing and the other Transactions, we will not be able to obtain the capital needed to fund our business plan and operations from other sources. The equity financing will allow us to address our liquidity issues, support our working capital requirements, strengthen our balance sheet and support our strategic goals and our business plan for Orion. It will provide an infusion of cash for use in operations for 2004. Even after the restructuring, SurgiCare still expects to have a working capital deficit in excess of $11.6 million, but the Transactions are subject to refinancing the existing debt, which will improve the working capital deficit.

•	The pro forma revenue for the combined entities, which will become Orion HealthCorp, Inc., for the year ended December 31, 2003, is in excess of $42.4 million. The combined entities will have a pro forma net loss of approximately $8.3 million, for the year ended December 31, 2003. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

•	The resulting, significantly larger company will be better equipped to achieve additional growth in its core businesses and to expand into new areas of outpatient healthcare delivery, including through future acquisitions. Orion’s strategy will be to develop a healthcare services delivery model that will focus on serving the needs of the healthcare providers who utilize our services and their clients and on better enabling them to meet the demands of the outpatient marketplace.

•	Orion can also continue to supply IPS’s, DCPS’s and MBS’s physician and practice management services and tools to their existing users and will seek to expand its client base for these services.

•	The positive considerations listed above are balanced against the facts that the Transactions will result in a change of control in which existing SurgiCare stockholders will become only minority stockholders of the reorganized company, Orion. However, given SurgiCare’s struggle to obtain adequate financing and achieve profitability, the overall prospects for our stockholders appear better as minority shareholders in Orion than as stockholders of the existing SurgiCare.

      The SurgiCare board generally considered that the Transactions would result in a reduction of the existing common stockholders’ equity interest in the reorganized company to about 25% of the total outstanding equity and the potential further dilutive effect of the Class B and Class C common stock. They did not consider the ramifications of being designated a controlled company under the AMEX rules. However, in light of SurgiCare’s financial needs at this time, the dilutive effect on current stockholders is outweighed by the additional working capital and business possibilities provided by the Transactions. Further, there were no other definitive offers for similar business transactions or other financing from any parties other than the Brantley Partners affiliates.

Interests of Directors and Executive Officers in the Transactions (See Page 25)

      Some of SurgiCare’s executive officers, directors, and proposed directors and executive officers of Orion or its subsidiaries have interests in the Transactions that are different from, or are in addition to, your interests. Certain officers of SurgiCare, IPS, DCPS and MBS will enter into employment contracts with Orion and so may have a special interest in completing the Transactions. Keith G. LeBlanc and Phillip C. Scott, who are currently officers of SurgiCare, and Terrence L. Bauer, Stephen H. Murdock, Dennis Cain and Tom M. Smith are expected to enter into employment agreements as described in “The Transactions — Interests of Certain Persons in the Transactions” on page 25. The four current members of our board of directors will each receive warrants to purchase 25,000 shares each (for a total of 100,000 shares) of Class A common stock (which collectively represent approximately 0.5% of the Fully-Diluted Orion Shares as adjusted to reflect the exercise of such warrants) upon the consummation of the Transactions as described in “Proposal Thirteen — Approval of Warrant Issuances”. The current members of our board of directors are Sherman Nagler, Michael A. Mineo, Jeffrey J. Penso, and Bruce Miller. As of April 12, 2004, the aggregate number of shares of common stock owned by directors, officers, and their affiliates is 3,708,591 shares (prior to giving effect to the Reverse Stock Split), representing 13.1% of the outstanding shares of common stock. The total number of shares of common stock beneficially owned by such persons, including shares issuable upon exercise of unexercised warrants on or prior to June 11, 2004 is 7,979,547 shares (prior to giving effect to the Reverse Stock Split) or 24.4% of the outstanding shares of common stock and shares of common stock issuable upon the exercise of such warrants.

      Phillip C. Scott and Keith G. LeBlanc each, as of April 12, 2004, and prior to giving effect to the Reverse Stock Split, own 80,000 shares of common stock, or 0.3% of our outstanding shares of common stock (collectively, 160,000 shares or 0.6% of the outstanding shares of common stock). The total number of shares of common stock beneficially owned by each of Mr. Scott and Mr. LeBlanc prior to giving effect to the Reverse Stock Split, including shares issuable upon exercise of unexercised warrants on or prior to June 11, 2004, is 2,215,478 shares (collectively 4,430,956 shares) or 7.3% (collectively 13.6%) of the outstanding shares of common stock and shares of common stock issuable upon the exercise of such warrants. These holdings would convert to approximately 221,547 shares of Class A common stock (collectively 443,094 shares), which together is approximately 1.0% (collectively, 2.1%) of the Fully-Diluted Orion Shares. Phillip C. Scott and Keith G. LeBlanc each have existing employment agreements with SurgiCare. Upon consummation of the Transactions, it is anticipated that Messrs. Scott and LeBlanc will enter into new employment agreements with Orion and terminate their existing employment agreements with SurgiCare.

      Two of the nominees to become directors after the Transactions are affiliated with Brantley Partners and its affiliates. Brantley Partners and its affiliates have interests in the Transactions as described immediately below.

Brantley Partners and its Affiliates’ Interests in the Transactions

      Certain affiliates of Brantley Partners have outstanding loans to IPS in the aggregate amount of $4,095,848 as of April 12, 2004, which includes accrued interest as of such date and were also owed $593,100 of debt in respect of accrued dividends. Brantley Partners’ affiliates will receive 1,178,731 shares of Class A common stock, with an aggregate value approximately equal to the approximately $4,688,948 of debt to be exchanged pursuant to the Debt Exchange Agreement. These affiliates of Brantley Partners also hold 1,653,000 shares of the Series A-2 convertible preferred stock of IPS with an aggregate value of approximately $10,049,938, and will receive 2,531,547 shares of Class A common stock, with an approximately equal aggregate value, pursuant to the IPS Merger Agreement. A wholly-owned subsidiary of Brantley IV has outstanding loans to SurgiCare in the aggregate amount of $1,494,645, as of April 20, 2004, which includes accrued interest as of such date, and to IPS in the aggregate amount of approximately $1,894,421, as of April 20, 2004, which includes accrued interest as of such date. Brantley IV, or its assignees, will receive approximately 9,077,110 shares of Class B common stock, for an aggregate purchase price of $7,280,000, which includes forgiveness of the debt owed to its subsidiary pursuant to the Stock Subscription Agreement.

      Brantley IV and Orion will also enter into a registration rights agreement pursuant to which Brantley IV may cause Orion to register the shares of Class A common stock issuable upon conversion of Brantley IV’s shares of Class B common stock. Brantley affiliates which are IPS stockholders and debtholders will be third-party beneficiaries to the agreement, as will other IPS stockholders and MBS and DCPS equityholders. Until the first anniversary of the registration rights agreement, such third-party beneficiaries are permitted to cause Orion to add the shares of Class A common stock they hold, including shares issued upon conversion of Class C common stock, to a registration statement on which Brantley IV’s shares are being registered.

Change of Control Provisions in Existing Contracts

      Because the current SurgiCare stockholders will own only a minority interest in Orion after completion of the Transactions, change of control provisions will be triggered in some of our contractual obligations. Our management agreement with Tuscarawas Ambulatory Surgery Center, LLC, one of our four surgery centers, requires approval of the surgery center in the event of a change of control such as the one contemplated in the Transactions. We have reached an oral agreement with the surgery center to approve the Transactions without any other changes in our management agreement and expect to reduce the agreement to writing prior to consummation of the Transactions. In addition, our employment agreements with Keith LeBlanc, our Chief Executive Officer, and Phil Scott, our Chief Financial Officer, have change of control provisions giving them certain severance and compensation rights in a change of control. We have negotiated a new employment agreement with Mr. LeBlanc to be signed as part of consummation of the Transactions and are negotiating a new employment agreement with Mr. Scott.

The Special Meeting (See Page 19)

•	Our stockholders’ meeting will be held at the offices of SurgiCare at 12727 Kimberley Lane, Suite 200, Houston, Texas 77024 on , 2004, starting at 5:30 p.m., local time.

•	Holders of shares of our common stock and Series AA preferred stock as of , 2004 are entitled to notice of, and to vote at, the special meeting.

•	The vote necessary to approve each proposal is described in the section entitled “The Special Meeting — What Vote is Required for Each Proposal.”

The Acquisitions

Summary of the IPS Merger (See Page 31)

•	Structure. We will acquire IPS by merging a newly-formed, wholly-owned subsidiary organized by us with and into IPS, with IPS as the surviving corporation. As a consequence of the merger, IPS will become a wholly-owned subsidiary of SurgiCare. However, IPS will be treated as the acquiring party for accounting purposes because we will account for the IPS Merger under the purchase method of accounting for business combinations.

•	Consideration. In connection with the IPS Merger, and based on the assumptions used in this proxy statement, IPS equityholders and certain IPS debtholders that are affiliates of Brantley IV will receive an aggregate of approximately 4,360,572 shares of Class A common stock (which represents approximately the total number of shares of SurgiCare stock outstanding on a fully-diluted basis, calculated as described in the section “Assumptions”, and approximately 20.4% of the Fully-Diluted Orion Shares)

SurgiCare will issue 1,178,731 shares (or approximately 5.5% of the Fully-Diluted Orion Shares) to the IPS debtholders referred to above in exchange for debt in an aggregate principal amount of approximately $3,256,619 and $593,100 of debt in respect of accrued dividends, and the approximately 3,181,841 remaining shares of Class A common stock (or approximately 14.9% of the Fully-Diluted Orion Shares) will be issued to the IPS equityholders.

•	Form of Consideration. We will not issue fractional shares of our common stock. Instead, each holder of shares of IPS common stock and/or preferred stock who otherwise would be entitled to a fraction of a share will be entitled to receive a cash payment in lieu of such fractional share.

•	No Solicitation Provisions. The IPS Merger Agreement contains detailed provisions prohibiting the parties from seeking an alternative transaction. These “no solicitation” provisions prohibit each of SurgiCare and IPS as well as their officers, directors, subsidiaries and agents, from taking any action to solicit an acquisition proposal. The IPS Merger Agreement does not, however, prohibit SurgiCare or IPS or their respective boards of directors from considering, and potentially recommending, an unsolicited bona fide written acquisition proposal from a third party that the board of directors concludes in good faith constitutes a superior proposal.

•	We have attached the IPS Merger Agreement as Annex A to this document. We urge you to read the IPS Merger Agreement in its entirety. It is the legal document that governs the IPS Merger.

Summary of the DCPS/ MBS Merger (See Page 44)

•	Structure. We will acquire MBS by merging a newly-formed, wholly-owned subsidiary organized by us with and into MBS, with MBS as the surviving corporation. As a consequence of the merger, MBS will become a wholly-owned subsidiary of SurgiCare. Immediately following the MBS merger, DCPS will merge with and into MBS, with MBS as the surviving corporation.

•	Consideration. Equityholders of DCPS and MBS will receive an aggregate of $3.5 million in cash, promissory notes of SurgiCare in an aggregate principal amount of $500,000 and 1,212,122 shares of Class C common stock (or, if the fair market value of SurgiCare common stock, based on the average of the high and low price per share over the five trading days immediately prior to the closing, is greater than or equal to $0.70, an aggregate of $2.9 million in cash, promissory notes of SurgiCare in an aggregate principal amount of $500,000 and 1,406,061 shares of Class C common stock), subject to retroactive increase or decrease. Based on the assumptions in this proxy statement, and assuming no retroactive increase in purchase price, if the fair market value of our common stock is less than $0.70, the DCPS/MBS equityholders and their designees will own approximately 6.2% of the Fully-Diluted Orion Shares, and if the fair market value of our common stock is greater than or equal to $0.70, the DCPS/MBS equityholders will own approximately 7.0% of the Fully-Diluted Orion Shares (as reduced by the amount of the potential retroactive increase and increased for the additional shares to be issued at such market value). In addition, 75,758 shares of our Class A common stock will be reserved for issuance at the direction of the DCPS/MBS Sellers and, under certain circumstances, the MBS and DCPS equityholders may receive other payments as described in “The Transactions — The DCPS/MBS Merger — The DCPS/MBS Merger Agreement — Additional Issuances, Advances and Payments.”

•	Adjustments to Consideration. The purchase price described above is subject to retroactive increase (including issuance of up to 465,000 shares of Class A common stock and payment of up to $1,012,500) or decrease based on the financial results of the newly-formed company in the two years following the DCPS/MBS Merger. Based on the assumptions in this proxy statement, and assuming the maximum retroactive increase in purchase price, if the fair market value of our common stock is less than $0.70, the DCPS/MBS equityholders and their designees will own approximately 9.0% of the Fully-Diluted Orion Shares, and if the fair market value of our common stock is greater than or equal to $0.70, the DCPS/MBS equityholders and their designees will own approximately 8.2% of the Fully-Diluted Orion Shares (as increased for the additional shares to be issued at such market value). See “The Transactions — The DCPS/MBS Merger — The DCPS/ MBS Merger Agreement — Purchase Price Adjustments” for a detailed description of the potential adjustments to the consideration for the DCPS/MBS Merger.

•	We have attached the DCPS/MBS Merger Agreement as Annex B to this document. We urge you to read the DCPS/MBS Merger Agreement in its entirety. It is the legal document that governs the DCPS/MBS Merger.

Regulatory Approvals

      We are not aware of any governmental approvals or actions that are required to complete the Transactions, apart from regulatory notifications and approvals that could be required by the Centers for Medicare & Medicaid Services (“CMS”) or State Medicaid Offices or Departments of Health in connection with changes in control of Medicare and Medicaid providers and state licensed health care facilities. We plan to provide appropriate notifications to these regulatory agencies, seek any required governmental approval, and take any other necessary action to consummate the Transactions.

Tax Consequences (See Pages 32 and 46)

•	SurgiCare stockholders generally will not recognize taxable gain or loss as a result of the IPS Merger or the DCPS/MBS Merger. See “The Transactions — The IPS Merger — Certain Material U.S. Federal Income Tax Consequences of the IPS Merger” and “The Transactions — The

DCPS/MBS Merger — Certain Material U.S. Federal Income Tax Consequences of the DCPS/MBS Merger” below for a more detailed discussion of the tax considerations that may be relevant.

Accounting Treatment of the Acquisitions (See Pages 32 and 46)

•	Accounting Treatment of the IPS Merger. The IPS Merger will be treated as a “reverse acquisition” for accounting purposes. In the reverse acquisition, the SurgiCare stock held by SurgiCare stockholders immediately prior to the merger will be treated as the purchase price paid by IPS for SurgiCare. The fair value of those shares, plus applicable transaction costs, will be allocated to the fair value of SurgiCare’s tangible and intangible assets and liabilities, with any excess being considered goodwill. See “The Transactions — The IPS Merger — Accounting Treatment of the IPS Merger” below for additional information regarding the accounting treatment.

•	Accounting Treatment of the DCPS/MBS Merger. SurgiCare intends to account for the DCPS/MBS Merger as a purchase transaction for financial reporting and accounting purposes in accordance with Statement of Financial Accounting Standards No. 141. The purchase price, which is equal to the total consideration of cash, notes and new SurgiCare Class C common stock, will be allocated based on the fair values of the DCPS/MBS assets acquired and liabilities assumed. The amount of the purchase price in excess of the fair value of the net tangible assets of DCPS/MBS acquired will be recorded as goodwill and other tangible assets. See “The Transactions — The DCPS/MBS Merger — Accounting Treatment of the DCPS/MBS Merger” below for additional information regarding the accounting treatment.

Conditions to Completion of the Acquisitions (See Pages 35 and 51)

•	The obligations of the parties to the Acquisitions to complete the Acquisitions are subject to the satisfaction or waiver of certain conditions specified in the respective merger agreements, including the approval by our stockholders of the issuance of our shares to be issued in the Acquisitions, and of certain other proposals contained in this proxy statement. The approval of Proposal One through Proposal Twelve by our stockholders is required to consummate the Acquisitions.

Termination of the IPS Merger Agreement and the DCPS/MBS Merger Agreement (See Pages 40 and 56)

•	The IPS Merger Agreement and the DCPS/MBS Merger Agreement may each be terminated by mutual consent by each of the parties thereto. The IPS Merger Agreement may also be terminated by either SurgiCare or IPS, and the DCPS/MBS Merger Agreement may also be terminated by either SurgiCare or DCPS and MBS, in each case, in a number of circumstances, including the following:

•	if the merger governed by the agreement is not completed by May 14, 2004 (the parties intend to amend the agreements to extend the date to July 15, 2004);

•	if the required SurgiCare stockholder approvals, and in the case of the IPS Merger Agreement, the required IPS stockholder approvals, are not obtained; or

•	if any governmental authority issues a final and non-appealable order prohibiting the consummation of the merger governed by the agreement (but the merger agreement cannot be terminated for this reason by a party whose failure to fulfill its obligations under the merger agreement resulted in such order).

Fees upon Termination of the Acquisitions (See Pages 41 and 57)

•	DCPS/MBS Merger Termination Fees. In the event that the DCPS/MBS Merger Agreement is terminated under certain specified circumstances, SurgiCare will reimburse DCPS and MBS for all reasonable out-of-pocket expenses incurred by or on behalf of DCPS or MBS.

•	IPS Merger Termination Fees. The IPS Merger Agreement provides that in certain circumstances, the party responsible for triggering the underlying cause for the termination of the IPS Merger Agreement will reimburse the other party for all of its reasonable out-of-pocket expenses. Pursuant to the Stock Subscription Agreement, upon termination of the IPS Merger Agreement in specified circumstances, SurgiCare is required by the Stock Subscription Agreement to reimburse Brantley IV for its reasonable out-of-pocket expenses. In certain of these circumstances, SurgiCare is also required to pay Brantley IV a non-refundable fee of $3 million. Based on our latest balance sheet, it would be impossible for us to make this payment using current assets.

•	The termination of the IPS Merger Agreement as a result of our stockholders failure to approve the IPS Merger and the other proposals upon which the IPS Merger is dependent, will require payment of Brantley IV’s reasonable out-of-pocket expenses, but will not, in and of itself, trigger the payment of the $3 million fee to Brantley IV. However, the $3 million fee would be payable if, within 18 months of termination due to, among other things, our stockholders’ failure to approve the IPS Merger Agreement or other required proposals, we consummate, or enter into an agreement or letter of intent (or our board of directors resolves or announces an intention to enter into such agreement or letter of intent with respect to) a Business Combination (as defined below) with any person, entity or group.

•	“Business Combination” as used above means (i) a merger, consolidation, share exchange, business combination or similar transaction involving SurgiCare as a result of which SurgiCare’s stockholders prior to such transaction cease to own at least 80% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) in the proportion they owned such shares prior to such transaction, (ii) a sale, lease, exchange, transfer, public offering in respect of, or other disposition of more than 20% of the assets of SurgiCare and the SurgiCare subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person, group or entity of beneficial ownership of more than 20% of SurgiCare’s outstanding common stock (or in the case of any person, group or entity beneficially owning in excess of 20% of SurgiCare’s common stock outstanding on February 9, 2004, the acquisition of any additional shares of SurgiCare’s common stock by such person, group or entity), in either case, whether from SurgiCare or by tender or exchange offer or otherwise.

Completion and Effectiveness of the Acquisitions (See Pages 31 and 44)

•	We will complete each of the Acquisitions when all of the conditions to completion in the merger agreement governing such acquisition are satisfied or waived in accordance with such merger agreement. Each of the Acquisitions will become effective when we file the certificate or certificates of merger for such acquisition with the secretary of state of the applicable jurisdiction, or at such later time specified in such certificate of merger. We expect to complete the Acquisitions and issue the stock to be issued pursuant to the Acquisitions promptly after the meeting of our stockholders, which is scheduled for , 2004.

The Equity Financing (See Page 58)

Summary

•	Pursuant to the Stock Subscription Agreement, Brantley IV will purchase shares of Class B common stock by surrendering the Bridge Notes for cancellation and contributing cash in an amount equal to $6 million minus (a) the amount by which the aggregate principal amount of the SurgiCare Bridge Notes surrendered for cancellation exceeds $490,000, (b) the amount by which the aggregate principal amount of the IPS Bridge Notes surrendered for cancellation exceeds $790,000, and (c) the accrued but unpaid interest on such excesses. As of April 20, 2004, the aggregate principal amount of the outstanding SurgiCare Bridge Notes is $1,465,411 and the aggregate principal amount of the IPS Bridge Notes is $1.84 million, which results in an aggregate excess principal amount of $2,025,411. The accrued interest on this excess was $23,003 as of

April 20, 2004. Therefore, it is estimated that the net proceeds to be received by SurgiCare will total approximately $3,951,686, of which $3.5 million will be used to complete the DCPS/MBS Merger.

•	In exchange for Brantley IV’s contribution, and based on the assumptions used in this proxy statement, Brantley IV will receive approximately 9,077,110 shares of Class B common stock, which will initially represent, on an as-converted basis, approximately 51.0% of the Fully-Diluted Orion Shares and approximately 51.0% of the voting power of Orion. Assuming everything else remains the same, the percentage interest of Brantley IV upon conversion will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued to the date of conversion. Although the conversion factor will continually increase, the number of votes that holders of Class B common stock will be entitled to will be based on the initial conversion factor. The Class A common stock to be issued to Brantley Venture Partners III, L.P. and Brantley Capital Corporation, as stockholders and debtholders of IPS, further increases the ownership interest of Brantley IV affiliates in Orion. Because Brantley IV and its affiliates will hold common stock which initially represents, on an as-converted basis, approximately 68.4% of the Fully-Diluted Orion Shares, they will be able to control all decisions to be made by the Class A common stock, Class B common stock and Class C common stock voting together as a single class. As a result of their stock ownership, Brantley IV and its affiliates will control Orion’s business, policies and affairs and will be able to elect Orion’s entire board of directors, determine, without the approval of Orion’s other stockholders, the outcome of any corporate transaction or other matter submitted to the vote of the stockholders voting as a single class for approval, including mergers, consolidations and sales of substantially all of our assets. They will also be able to prevent or cause a change in control of Orion and an amendment to its certificate of incorporation and by-laws (subject to certain supermajority provisions contained therein). We cannot assure you that the interests of Brantley IV and its affiliates will be consistent with your interests as a stockholder.

•	In connection with the Transactions, Brantley IV entered into an agreement on March 4, 2004 with certain of its limited partners, pursuant to which such limited partners have agreed to acquire, subject to the satisfaction of certain conditions, $1 million worth of the Class B common stock which Brantley IV has agreed to purchase pursuant to the Stock Subscription Agreement and Brantley IV has agreed to assign to such limited partners its right to acquire such shares. To the extent such limited partners acquire such shares, Brantley IV’s ownership will be decreased by the number of shares valued at $1 million, or approximately 1,246,856 shares of Class B common stock, which initially represent, on an as-converted basis approximately 7.0% of the Fully-Diluted Orion Shares.

Overview of Equity Financing Documents

•	The Stock Subscription Agreement contains customary closing conditions, along with additional conditions, including the requirement that SurgiCare complete additional financing to refinance existing debt obligations of IPS, DCPS, MBS, and SurgiCare of approximately $9.8 million and that the closing conditions to the IPS Merger Agreement and the DCPS/MBS Merger Agreement be satisfied, as well as representations, warranties and covenants. It also imposes certain indemnification obligations on the parties and provides for payment by SurgiCare of a non-refundable fee of $3 million and reasonable out-of-pocket expenses to Brantley IV if the IPS Merger Agreement is terminated under certain specified circumstances.

•	Brantley IV and Orion will also enter into a registration rights agreement pursuant to which Brantley IV may cause Orion to register the shares of Class A common stock issuable upon conversion of Brantley IV’s shares of Class B common stock. See “The Transactions — The Equity

Financing — Registration Rights Agreement” below for a more detailed discussion of the registration rights. The IPS stockholders, certain IPS debtholders and the DCPS and MBS equityholders will be third-party beneficiaries to this agreement. Until the first anniversary of the date of the registration rights agreement, such third-party beneficiaries are permitted to cause Orion to add the shares of Class A common stock they hold, including the shares of Class A common stock issuable upon conversion of the shares of Class C common stock they hold, to a registration statement on which Brantley IV’s shares are being registered.

Tax Consequences

•	SurgiCare stockholders generally will not recognize taxable gain or loss as a result of the equity financing transaction with Brantley IV. See “The Transactions — The Equity Financing — Certain Material U.S. Federal Income Tax Consequences of the Equity Financing” below for a more detailed discussion of the tax considerations that may be relevant.

Brantley IV’s Affiliates

      Brantley IV is an affiliate of Brantley Venture Partners III, L.P. and Brantley Capital Corporation, both of which are stockholders and creditors of IPS, and which are party to the Debt Exchange Agreement that is being entered as part of the Transactions. Brantley IV and Brantley Venture Partners III, L.P., are private equity partnerships and Brantley Capital Corporation is a public business development company. Brantley Capital Management, L.L.C., a registered investment adviser, serves as investment adviser for, and receives fees from, Brantley Capital Corporation. Brantley Management Company, whose principals include principals of Brantley Capital Management, L.L.C., acts as investment adviser for, and receives fees from, Brantley IV and Brantley Venture Partners III, L.P. Brantley Capital Corporation files reports with the Securities Exchange Commission. Trades in the common stock of Brantley Capital Corporation are reported on the NASDAQ National Market under the symbol BBDC.

The 2004 Incentive Plan (See Page 118)

      The 2004 Incentive Plan provides for issuance of up to 2.2 million shares of Class A common stock to key employees, directors and consultants of the company. This amount is approximately 9.1% of the fully-diluted shares of Orion (assuming exercise of all outstanding options and warrants, conversion of all convertible debentures, issuance of all shares issuable pursuant to the 2004 Incentive Plan and issuance of 10,000,000 shares of common stock (pre-Reverse Stock Split) in exchange for the Series AA preferred stock). Approximately 6,913,437 shares (691,343 after giving effect to the Reverse Stock Split) remained issuable in connection with outstanding awards under prior SurgiCare plans as of April 12, 2004. The total number of shares issuable under prior SurgiCare plans added together with shares issuable under the proposed 2004 Incentive Plan represent approximately 12.0% of the fully-diluted shares of Orion (assuming exercise of all outstanding options and warrants, conversion of all convertible debentures, issuance of all shares issuable pursuant to the 2004 Incentive Plan and issuance of 10,000,000 shares of common stock (pre-Reverse Stock Split) in exchange for the Series AA preferred stock).

      Currently, there are no specific grants proposed to be made under the 2004 Incentive Equity Plan. None of the proposed employment agreements with Keith G. LeBlanc, Terrence L. Bauer, Stephen H. Murdock, Phillip C. Scott, Dennis Cain and Tom M. Smith are contingent upon those individuals receiving grants under the 2004 Incentive Equity Plan.

Controlled Company Status

      The AMEX has adopted minimum requirements for director independence and nominating and compensation committee membership. These requirements do not apply to companies whose ownership is controlled by a single owner or group. After the Transactions, SurgiCare will be considered a controlled company under the AMEX rules and will not be required to comply with certain of the AMEX’s rules on director independence and nominating and compensation committee membership.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      The information in this proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions. The forward-looking statements in this proxy statement regarding us, IPS, DCPS, MBS, and the combined company following the merger of our wholly-owned subsidiaries with and into MBS (which will then merge with DCPS) and IPS, relate to, among other things:

•	financial condition;

•	revenues and results of operations;

•	business and financing plans, including plans for growth and future acquisitions;

•	description of businesses;

•	business strategy, operating efficiencies or synergies, competitive positions, growth opportunities for existing services;

•	plans, objectives and composition of management;

•	the market for our securities and effectiveness of the Reverse Stock Split;

•	our listing application with the AMEX and listing status;

•	potential and existing customers;

•	government licensing, insurance laws, reimbursement regulations and restrictions on physician ownership of healthcare facilities; and

•	the economic environment in the markets in which we, IPS, DCPS and MBS operate.

      You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. These statements are based upon current expectations. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. All forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those projected. Important factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	the extent of our ability to integrate the operations of IPS, DCPS and MBS with ours;

•	the effects of competition in the markets in which we, IPS, DCPS and MBS operate;

•	the impact of technological change on our business and that of IPS, DCPS and MBS;

•	the effect of any unknown liabilities of SurgiCare, IPS, MBS, and DCPS that materialize after the transactions;

•	the impact of the change in our management following the closing of the transactions;

•	the effect of the transactions on our AMEX listing status;

•	the impact of control by Brantley IV and its affiliates;

•	the effect of the Reverse Stock Split on the price of our securities;

•	future regulatory changes; and

•	other risks referenced from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-KSB for our fiscal year ended December 31, 2003, which is attached as Annex C to this proxy statement.

THE SPECIAL MEETING

What is the Purpose of the Meeting?

      The SurgiCare stockholders’ meeting is being held so that our stockholders may consider and vote upon the following proposals:

•	Proposal 1. To approve a reverse stock split at a ratio of one-for-ten.

•	Proposal 2. To approve the increase the number of authorized shares of common stock from 5 million shares to 90 million shares, after giving effect to the Reverse Stock Split, and leave the number of authorized shares of preferred stock at 20 million shares.

•	Proposal 3. To reclassify our common stock as “Class A common stock”, $0.001 par value per share.

•	Proposal 4. To establish a new class of common stock entitled “Class B common stock”, $0.001 par value per share.

•	Proposal 5. To establish a new class of common stock entitled “Class C common stock”, $0.001 par value per share.

•	Proposal 6. To change the name of the corporation to Orion HealthCorp, Inc.

•	Proposal 7. To approve the issuance of shares of Class A common stock pursuant to the IPS Merger Agreement and the Debt Exchange Agreement.

•	Proposal 8. To approve the issuance of shares of Class C common stock and Class A common stock pursuant to the DCPS/MBS Merger Agreement.

•	Proposal 9. To approve the issuance of shares of Class B common stock pursuant to the Stock Subscription Agreement.

•	Proposal 10. To approve the issuance of up to ten million shares (prior to giving effect to the Reverse Stock Split) of our common stock in exchange for our Series AA preferred stock.

•	Proposal 11. To elect the members of our board of directors and to elect the members of the board of directors of Orion who will begin serving upon the consummation of the Transactions described in this proxy statement.

•	Proposal 12. To approve a new incentive plan, the Orion HealthCorp, Inc. 2004 Incentive Plan, to replace our 2001 Stock Option Plan.

•	Proposal 13. To approve the issuance of warrants to purchase an aggregate of 100,000 shares of Class A common stock to the current members of our board of directors.

•	Proposal 14. To transact such other business as may properly come before the meeting and any adjournment thereof.

      If our stockholders adopt these proposals, we intend to amend and restate our certificate of incorporation to reflect Proposal One through Proposal Six, complete the IPS Merger (and the issuance of Class A common stock to IPS debtholders) and the DCPS/MBS Merger, and to issue the shares of Class B common stock to Brantley IV and the shares of our common stock in exchange for shares of our Series AA preferred stock. See “The Transactions” and Proposal One through Proposal Ten.

Who May Attend and Vote?

      Stockholders who owned SurgiCare common stock and Series AA preferred stock at the close of business on                , 2004 are entitled to notice of and to vote at the special meeting. We refer to this date in this proxy statement as the “record date.” As of the record date, we had                      shares of SurgiCare common stock issued and outstanding and 900,000 shares of Series AA preferred stock issued and outstanding. Each share of SurgiCare common stock and Series AA preferred stock is entitled to one vote on each matter to come before the special meeting.

How Do I Vote?

      If you are a stockholder of record of our common stock or Series AA preferred stock, you may vote:

•	In person. If you attend the special meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the special meeting.

•	By mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

      By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If a proxy card is signed and received by our corporate secretary, but no instructions are indicated, then the proxy will be voted “FOR” each of the proposals described in this proxy statement.

What Does the Board of Directors Recommend?

      The Board recommends that you vote FOR:

1. approving the reverse stock split;

2. approving the increase in the number of shares of authorized common stock;

3. approving the reclassification of common stock;

4. approving the establishment of Class B common stock;

5. approving the establishment of Class C common stock;

6. approving the change of name;

7. approving the issuance of shares of Class A common stock pursuant to the IPS Merger Agreement and the Debt Exchange Agreement;

8. approving the issuance of shares of Class C common stock and Class A common stock pursuant to the DCPS/MBS Merger Agreement;

9. approving the issuance of shares of Class B common stock to Brantley IV or its assignees in connection with the financing transactions related to the Acquisitions;

10. approving the issuance of up to ten million shares (prior to giving effect to the Reverse Stock Split) of our common stock in exchange for our Series AA preferred stock;

11. electing the slates of directors listed in this proxy statement for the terms specified;

12. approving the adoption of the 2004 Incentive Plan;

13. approving the issuance of warrants to the current members of our board of directors; and

14. granting authority to the proxy holder to approve the transaction of any other business to properly come before the meeting.

      If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the board of directors.

What Vote is Required for Each Proposal?

      Holders of record of our common stock and Series AA preferred stock are entitled to one vote per share on each proposal.

      A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. Each proposal other those which relate to amending the certificate of incorporation, and the election of directors must be approved by the affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class.

      The restatement of our certificate of incorporation will require the vote of the majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

      Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the special meeting, voting together as a single class. Stockholders may not cumulate votes in the election of directors.

      Shares represented by proxies that indicate an abstention or a “broker non-vote” (that is, shares represented at the special meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Shares indicating an abstention and shares indicating a broker non-vote, however, will not constitute votes cast at the special meeting. Broker non-votes and abstentions will have the same effect as voting against the proposals to amend our certificate of incorporation, but will have no effect on the outcome of the votes required to approve the other proposals described above.

      The Transaction Documents require that we obtain the approval of Proposal One through Proposal Twelve by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class. Unless required by our certificate of incorporation or applicable law, rule or regulation, such requirement may be waived upon receipt of the necessary consents under the Transaction Documents.

May I Change My Vote After I Return My Proxy Card?

      Yes. You may revoke a proxy any time before it is voted by:

•	returning to us a newly signed proxy card bearing a later date;

•	delivering a written instrument to our corporate secretary revoking the proxy card; or

•	attending the special meeting and voting in person.

Who Will Bear the Cost of Proxy Solicitation?

      We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and telegram from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

THE TRANSACTIONS

Introduction

History

      Brantley Venture Partners III, L.P. originally invested in IPS in October 1996. Brantley Venture Partners III, L.P. and Brantley Capital Corporation both invested in IPS during January 1999 and continued to invest periodically through 2003. Brantley IV, an affiliate of Brantley Venture Partners III, L.P. and Brantley Capital Corporation was introduced to SurgiCare in June 2002 by a third-party finder. Limited discussions occurred with SurgiCare’s prior management. In September 2002, new management was hired and began monthly meetings with Brantley during their regular monthly trips to SurgiCare’s Ohio facility. Meetings were held between these parties throughout 2002 and early 2003.

      SurgiCare conducted a private placement in the spring of 2003, which included an investor group of anesthesiologists. The office manager of the anesthesiologist group was Mrs. Valerie Cain who introduced SurgiCare’s officers to her husband, Dennis Cain. Mr. Cain suggested that SurgiCare acquire DCPS, of which he is a majority equityholder, and its related company, MBS, majority owned by Mr. Tom Smith. DCPS and MBS are related entities that use a shared information system, respond to request for proposals jointly, have common clients and shared business arrangements and collectively share the responsibility for sales and marketing efforts, though they do not have common ownership or accounting relationships. SurgiCare’s officers evaluated the opportunity and negotiated a letter of intent with Messrs. Cain and Smith for the companies at the same time it negotiated the IPS agreement as described below.

      In May 2003, the Managing General Partner of Brantley contacted Terrence Bauer, President and CEO of IPS, to discuss merging IPS with SurgiCare and DCPS/MBS. In June 2003, Mr. Bauer agreed to meet with SurgiCare’s officers to discuss the possible merger. Exchange of information for due diligence review purposes between IPS and SurgiCare began shortly after this meeting. After due diligence review, Messrs. Bauer and Murdock from IPS, Messrs. LeBlanc and Scott from SurgiCare and Mr. Cascio from Brantley IV began merger negotiations. On August 22, 2003, the letter of intent to merge IPS and DCPS/MBS with SurgiCare was executed, along with a commitment letter from Brantley IV to contribute a $6 million equity investment in the combined enterprise. All parties were represented by separate counsel.

      Definitive agreement negotiations commenced in September 2003 as due diligence moved forward. On November 18, 2003, definitive agreements were executed by IPS, SurgiCare, Brantley IV and its affiliates. Negotiations with DCPS/MBS continued during this period and definitive agreements for that portion of the transaction were executed as of February 9, 2004.

The Transactions

      On November 18, 2003, we entered into an agreement and plan of merger with IPS, which we amended and restated on February 9, 2004, relating to the merger of one of our wholly-owned subsidiaries with and into IPS, with IPS as the surviving corporation. On February 9, 2004, we entered into an agreement and plan of merger with DCPS and MBS relating to the merger of one of our wholly-owned subsidiaries, DCPS/MBS Acquisition, Inc., with and into MBS with MBS as the surviving corporation and the subsequent merger of DCPS with and into MBS, with MBS as the surviving corporation. We will issue, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), shares of our Class A common stock in exchange for the shares of capital stock held by IPS stockholders and shares of our newly-created Class C common stock and our Class A common stock in exchange for the shares of capital stock held by MBS stockholders and the partnership interests held by the DCPS partners. We will also issue shares of our Class A common stock to certain IPS debtholders in connection with the IPS Merger. Once the Acquisitions are completed, IPS and the new DCPS/MBS entity will each be a wholly-owned subsidiary of SurgiCare. We are also planning to issue, pursuant to the Stock Subscription Agreement, shares of our newly-created Class B common stock, in a transaction exempt from the registration requirements of the Securities Act, to Brantley IV for its surrender of the Bridge Notes (under which there was an aggregate principal amount of $3.305 million outstanding as of April 20, 2004) for cancellation and contribution of cash in an amount equal to $6 million minus (a) the amount by which the aggregate principal amount of the SurgiCare Bridge Notes surrendered for cancellation exceeds $490,000, (b) the amount by which the aggregate principal amount of the IPS Bridge Notes surrendered for cancellation exceeds $790,000, and (c) the accrued but unpaid interest on such excesses. As of April 20, 2004, the aggregate amount of such excesses and accrued interest was $2,048,414.

Material Contacts and Transactions

      Other than with respect to the transactions described in this proxy statement, neither we nor any of our subsidiaries is party, nor has been party during the prior two years, to any negotiations, transactions or material contact with IPS, DCPS, MBS or any of their respective subsidiaries or affiliates concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of IPS’s or DCPS/MBS’s securities, election of directors of IPS or MBS or managers of DCPS or sale or other transfer of a material amount of assets of IPS, DCPS or MBS.

SurgiCare’s Reasons for the Transactions

      In reaching its decision to approve the Transactions, our board of directors consulted with management, as well as with our financial advisors, independent accountants and legal advisors. The board has determined that the terms of the equity financing, the other Transactions and the other actions proposed in this proxy statement are in the best interest of SurgiCare and its stockholders. In the board’s view, the Transactions serve SurgiCare’s strategic goals of enhancing its practice management capabilities for physicians and combining businesses that are complementary to its existing operations. The pro forma revenues for the combined entities for the year ended December 31, 2003, is in excess of $42.4 million. The combined entities will have a pro forma net loss of approximately $8.3 million, for the year ended December 31, 2003. See “Unaudited Pro Forma Condensed Combined Financial Statements.” The resulting, significantly larger company will be better equipped to achieve additional growth in its core businesses and to expand into new areas of outpatient healthcare delivery, including through future acquisitions. This integrated healthcare services delivery model will focus on serving the needs of the healthcare providers who utilize our services and their clients and on better enabling them to meet the demands of the outpatient marketplace. Orion will also continue to supply IPS’s, DCPS’s and MBS’s physician and practice management services and tools to their existing users and will seek to expand its client base for these services.

      The board believed that current cash and cash equivalents would be insufficient to continue to fund our operations. The board concluded that if we do not complete the equity financing and the other Transactions, we will not be able to obtain the capital needed to fund our business plan and operations from other sources. The equity financing will allow us to address our liquidity issues, support our working capital requirements, strengthen our balance sheet and support our strategic goals and our business plan for Orion. The equity financing will provide needed cash for operations in 2004. We believe that, after the equity financing, we will have sufficient cash for the short term. We still expect to have a working capital deficit of approximately $11.6 million. As part of the Transactions, however, the combined current liabilities of IPS and SurgiCare will be reduced by more than $6.6 million as a result of conversion of debt owed to Brantley Partners affiliates. In addition, we are required, and expect, to refinance the remaining existing debt of SurgiCare, IPS, DCPS, and MBS prior to the consummation of the Transactions, which will also improve working capital. The Transactions significantly decrease the current stockholders’ overall equity in our company and effect a change of control. However, the board believed that the necessity of obtaining capital to fund the business plan and the advantages to be gained from expanding SurgiCare’s business through the proposed acquisitions outweighed the dilution to current common stockholders that will occur because of the issuance of new equity in the Transactions.

      The SurgiCare board generally considered that the Transactions would result in a reduction of the existing common stockholders’ equity interest in the reorganized company to about 25% of the total outstanding equity and the potential dilutive effect of the Class B and Class C common stock. They did not consider the ramifications of being designated a controlled company under the AMEX rules. However, in light of SurgiCare’s financial needs at this time, the dilutive effect on current stockholders is outweighed by the additional working capital and business possibilities provided by the Transactions. Further, there were no other definitive offers for similar business transactions or other financing from any parties other than the Brantley Partners affiliates.

      The board of directors received a written opinion from G. A. Herrera & Co., LLC (“GAH”), financial advisors, that, as of November 18, 2003, the Transactions as described in such written opinion, are fair to the SurgiCare stockholders from a financial standpoint. Because certain terms of the Transactions had changed since GAH issued its opinion, on February 12, 2004, GAH provided a supplement to its written opinion indicating that such changes were of no material consequence. See “Opinion of SurgiCare’s Financial Advisor” below. Copies of the opinion and supplement are attached hereto as Annex D. GAH did not consider the Transactions independently, but rather, considered the Transactions taken as a whole. GAH charged $19,957 for its fairness opinion, of which $7,500 has been paid. GAH will also be paid to prepare the purchase price allocation. That service will be on an hourly basis, with the maximum amount being $20,000. GAH has been paid $7,500 to date for services relating to the purchase price allocation. Payments to GAH are not dependent upon the Transactions closing.

      The discussion above describes the material information and factors considered by our board in its review of the Acquisitions. Members of our board of directors evaluated these factors in light of their knowledge of our business and the industry in which we operate and their business judgment. In view of the wide variety of factors considered, our board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination to approve the Acquisitions was made after consideration of all of the factors as a whole. In addition, individual members of our board may have given different weight to different factors.

Opinion of SurgiCare’s Financial Advisor

      GAH is a Houston based private financial advisory and consulting firm with proven expertise in merger and acquisition advisory services, debt and equity placements, valuations, fairness opinions, impairment studies and expert testimony. GAH has completed numerous fairness opinions for public and private transactions. GAH’s active participation in the valuation field and specific healthcare industry expertise provides GAH with extensive knowledge with respect to valuation theory and Internal Revenue Service rulings and guidelines which are significant factors in the determination of fairness opinions. Requests for bids were submitted to three investment banking firms, and GAH was selected based upon its ability to meet the necessary time frames and its fees. There have been no other material relationships and none are contemplated between SurgiCare (or its affiliates) and GAH (or any of its affiliates).

      GAH opined on the consideration that will be paid in the Transactions. GAH was not involved in recommending the amount of consideration. In arriving at its opinion, GAH considered available financial data as well as other relevant business and industry factors including, the following:

•	the nature and history of the business;

•	the economic outlook in general and the current condition and prospects for SurgiCare’s business;

•	the total stockholders’ equity, liquidity and financial condition of SurgiCare;

•	the historical and future earning capacity of SurgiCare;

•	the dividend paying capacity of SurgiCare;

•	SurgiCare’s goodwill or other intangible value;

•	relevant sales of SurgiCare stock and the economic impact of the Transactions; and

•	the market price of public companies engaged in the same or similar lines of business as SurgiCare.

      GAH completed a valuation analysis using an income approach, a comparable public company approach, and a comparable private transaction approach. The income approach utilized a discounted cash flow analysis based on management financial projections over a three-year time horizon utilizing a weighted average cost of capital. The comparable public company approach valued SurgiCare on a multiple of trailing twelve months EBITDA against the range of multiples of six comparable public companies. The comparable private transaction approach valued SurgiCare on a multiple of trailing twelve month EBITDA against the range of multiples of four recent comparable private transactions. Based on the multiples determined in each case, an enterprise value was determined. The debt was then subtracted from that amount to determine the net equity value for the SurgiCare stockholders. The valuations of SurgiCare under each of the methodologies in which SurgiCare did not complete the Transaction resulted in a negative net equity value for the SurgiCare stockholders in an amount ranging from $3,700,000 to $5,000,000. The value of the SurgiCare stockholders under the Transaction as valued on a discounted cash flow method yielded a value of nearly $3,000,000. GAH’s opinion, as of the date of the report, was that the terms and conditions of the Transactions are fair to the stockholders from a financial standpoint. GAH did not opine as to each of the mergers and equity financing independently, rather they reviewed the transactions as a whole.

      The approaches and methodologies used by GAH in preparing the opinion did not comprise an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the fair presentation of financial statements or other financial information presented in accordance with generally accepted accounting principles. GAH expressed no opinion and accepted no responsibility for the accuracy and completeness of the financial information or other data provided to GAH by SurgiCare. GAH assumed that the financial and other information provided to GAH was accurate and complete, and GAH relied upon this information in performing their valuation for purposes of our engagement of GAH.

      GAH did not make an independent valuation or appraisal of the assets or liabilities of SurgiCare and was not furnished with any such evaluation or appraisal. For purposes of this engagement and report, GAH made no investigation of, and assumed no responsibility for, the titles to, or any liens against, the assets of SurgiCare or the Transactions. Neither did GAH attempt to determine what the Transactions or the shares of SurgiCare might have sold for in the public or private market or account for the costs that might have been incurred if shares of SurgiCare had been sold. GAH assumed there were no hidden or unexpected conditions associated with SurgiCare or the Transactions that would adversely affect the Transactions or the opinion prepared by GAH.

      GAH charged $19,957 for its fairness opinion, of which $7,500 has been paid. GAH will also be paid to prepare the purchase price allocation. That service will be on an hourly basis, with the maximum amount being $20,000. GAH has been paid $7,500 to date for services relating to the purchase price allocation. Payment to GAH is not dependent on the Transactions being consummated.

Interests of Certain Persons in the Transactions

      Except as disclosed below, none of SurgiCare’s directors or executive officers, nominees for directors or any proposed directors or directors or executive officers of Orion or its subsidiaries has any substantial interest, direct or indirect, by security holdings or otherwise in the Transactions. We do not, however, believe that any of these interests presents a material conflict of interest.

      Some of SurgiCare’s executive officers, directors, and proposed directors and executive officers of Orion or its subsidiaries have interests in the Transactions that are different from, or are in addition to, your interests. Certain officers of SurgiCare, IPS, DCPS and MBS will enter into employment contracts with Orion and therefore may have a special interest in completing the Transactions. Their arrangements follow:

•	Keith G. LeBlanc, the current Chief Executive Officer of SurgiCare, will continue to run the SurgiCare business of Orion. He will enter into an employment agreement with Orion and will become president of Orion, reporting to its board of directors. He has been nominated for election to the Orion board of directors. As of April 12, 2004 and prior to giving effect to the Reverse Stock Split, he owned 80,000 shares of common stock (0.3% of our outstanding common stock). The total number of shares beneficially owned by Mr. LeBlanc prior to giving effect to the Reverse Stock Split, including shares issuable upon exercise of unexercised warrants on or prior to June 11, 2004; is 2,215,478 shares, or 7.3% of the outstanding shares of common stock and shares issuable upon the exercise of such warrants. Mr. LeBlanc’s warrants have an exercise price of $0.32. These holdings would convert to approximately 221,547 shares of Class A common stock, which together is approximately 1.0% of the Fully Diluted Orion Shares. Simultaneously with the execution of the new employment agreement, Mr. LeBlanc will terminate his existing employment agreement with SurgiCare.

•	Terrence L. Bauer, the current President and Chief Executive Officer of IPS, will continue to run the IPS business of Orion. He will enter into an employment agreement with Orion and will become Chief Executive Officer of Orion, reporting to its board of directors. He has been nominated for election to the Orion board of directors. As of April 12, 2004, he owned 200,000 shares (7.1%) of IPS’s common stock, which would convert to approximately 13,100 shares of Class A common stock, which is approximately 0.1% of the Fully- Diluted Orion Shares.

•	Stephen H. Murdock, the current Chief Financial Officer of IPS, will enter into an employment agreement to become Chief Financial Officer of Orion.

•	Dennis Cain, the current President of DCPS, will enter into an employment agreement to become the Chief Executive Officer of DCPS/MBS. Pursuant to the DCPS/MBS Merger Agreement, he may have the authority to appoint a member to any advisory board established by the Orion board of directors. As of March 31, 2004, he and his wife together owned, directly and indirectly, 100% of the total partnership interests in DCPS. All of the partnership interests would convert to approximately 606,061 shares of Class C common stock, subject to retroactive adjustment, which together with the 75,758 shares of Class A common stock to be issued at the direction of Mr. Cain or Mr. Smith is, on an as-converted basis, approximately 3.2% of the Fully-Diluted Orion Shares.

•	Tom M. Smith, the current President of MBS, will enter into an employment agreement to become the President and Chief Operating Officer of DCPS/MBS. Pursuant to the DCPS/MBS Merger Agreement, he may have the authority to appoint a member to any advisory board established by the Orion board of directors. As of March 31, 2004, he owned 890 shares (89%), and has an option to buy another 10 shares (1%), of MBS’s common stock, which together, assuming exercise of the option, would convert to approximately 545,455 shares of Class C common stock, subject to retroactive adjustment, which together with the 75,758 shares of Class A common stock to be issued at the direction of Mr. Cain or Mr. Smith, is on an as-converted basis, approximately 2.9% of the Fully-Diluted Orion Shares, assuming that the fair market value of the SurgiCare common stock (based on the average of the daily average of the high and low price per share over the five trading days immediately prior to the closing) is less than $0.70. If the fair market value of SurgiCare common stock (based on the same calculation) is equal to or greater than $0.70, such holding would convert to approximately 720,000 shares of Class C common stock, subject to retroactive adjustment, which together with the 75,758 shares of Class A common stock to be issued at the direction of Mr. Cain or Mr. Smith would be, on an as-converted basis, approximately 3.7% of the Fully-Diluted Orion Shares (as adjusted for the number of additional shares issuable pursuant to the DCPS/ MBS Merger Agreement if the fair market value is equal to or greater than $0.70).

•	Phillip C. Scott, the current Chief Financial Officer of SurgiCare, owned 80,000 shares of common stock (0.3% of our outstanding common stock). The total number of shares beneficially owned by Mr. Scott prior to giving effect to the Reverse Stock Split, including shares issuable upon exercise of unexercised warrants on or prior to June 11, 2004, is 2,215,478 shares, or 7.3% of the outstanding shares of common stock and shares issuable upon the exercise of such warrants. Mr. Scott’s warrants have an exercise price of $0.32. These holdings would convert to approximately

221,547 shares of Class A common stock, which together is approximately 1.0% of the Fully-Diluted Orion Shares. We are currently negotiating a new employment agreement with Mr. Scott to replace his existing employment agreement. Mr. Scott’s current employment agreement with SurgiCare contains a change of control agreement entitling him to two year’s severance pay if he is terminated by a change of control such as the one contemplated in the Transactions. We anticipate that Mr. Scott will waive his contractual right to the aforementioned severance pay upon entering into his new employment agreement with Orion.

      Orion will enter into agreements to employ Messrs. LeBlanc, Bauer, Murdock, Cain and Smith in the capacities described above. The Form of Employment Agreement is attached as Annex E to this Proxy Statement. The initial term of each agreement is five years. The agreements provide that Orion may pay bonuses to the executives upon the attainment of objectives determined by the board of directors. By entering into these employment agreements, the executives will agree not to disclose confidential information or engage in an activity that interferes with Orion until the second anniversary of (i) the end of the executive’s employment agreement or (ii) termination of the executive’s employment (“Non-Competition Period”). If an executive’s employment is terminated without cause, the agreements provide for continuation of the executive’s base salary until the expiration of the Non-Competition Period and a minimum bonus of 50% of the average of the bonus payments made to the executive in the two years immediately preceding the termination. All options would also vest at that time. Orion’s base annual salary commitments under the employment agreements are as follows: $240,000 to each of Keith G. LeBlanc and Terrence L. Bauer; and, $175,000 to each of Stephen H. Murdock, Dennis Cain and Tom M. Smith.

      The proposed salary described above for Mr. LeBlanc represents a decrease from the $298,000 annual salary to which he is entitled under his current employment agreement with SurgiCare, although it represents an increase from the $188,942 that he actually received in 2003. See “Proposal Eleven — Election of Directors — Executive Compensation,” page 145. Mr. LeBlanc’s current employment agreement with SurgiCare also entitles him to two years’ severance pay if he is terminated without cause or in the event of a change of control of SurgiCare, which would include the ownership change contemplated by the Transactions. In contrast, the severance provisions in the form of the Orion employment agreement for executives, described above, require only that salary be continued during the Non-Competition Period. Mr. LeBlanc will give up his right to severance payments from SurgiCare as part of his employment agreement with Orion. Under the terms of both his existing SurgiCare agreement and the proposed form of the Orion employment agreement, Mr. LeBlanc will be entitled to benefits comparable to those paid to other executives.

      The aggregate number of shares of common stock owned by Directors, Officers and their affiliates as of April 12, 2004 is 3,708,591 shares (prior to giving effect to the Reverse Stock Split) representing 13.1% of our outstanding common stock. The total number of shares of common stock beneficially owned by such persons, including shares issuable upon exercise of unexercised warrants on or prior to June 11, 2004 would total 7,979,547 shares (prior to giving effect to the Reverse Stock Split), or 24.4% of our outstanding common stock and the shares issuable upon exercise of such warrants.

      SurgiCare is seeking approval to issue to Bruce Miller, Michael A. Mineo, Sherman Nagler and Jeffrey J. Penso, its current directors, as compensation for their services as directors of SurgiCare, warrants to purchase 25,000 shares (100,000 shares total) of Class A common stock, which collectively represent approximately 0.5% of the Fully-Diluted Orion Shares (as adjusted to reflect the exercise of such warrants), upon the consummation of the Transactions. See “Proposal Thirteen — Approval of Warrant Issuances.” These warrants are being issued separately and not pursuant to the 2004 Incentive Plan.

      Paul H. Cascio and Michael J. Finn, each of whom is a nominee to become a director of Orion, are affiliated with Brantley Partners, a private equity firm with offices in Ohio and California. Since the firm’s inception in 1987, it has been a lead investor in over 40 privately held companies in a variety of manufacturing, technology and service industries throughout the United States. Brantley Partners and its affiliates have approximately $300 million of committed capital under management.

      Mr. Cascio and Mr. Finn are general partners of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley IV and limited partners of those funds. Mr. Cascio is director, vice president, secretary and a stockholder of Brantley Capital Corporation, and vice president and secretary of Brantley Capital Management, L.L.C. Mr. Finn is the president and a stockholder of Brantley Capital Corporation and a manager and co-owner of Brantley Capital Management, L.L.C. Brantley Capital Management, L.L.C. serves as investment adviser for, and receives advisory fees from, Brantley Capital Corporation. Brantley Management Company, whose principals include principals of Brantley Capital Management, L.L.C. acts as investment adviser for, and receives fees from, Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley IV.

      SurgiCare and IPS have Bridge Notes outstanding to a wholly-owned subsidiary of Brantley IV in aggregate principal amounts of $1,465,411 and $1,840,000, respectively, as of April 20, 2004. Pursuant to the Stock Subscription Agreement, Brantley IV will purchase shares of new Class B common stock by surrendering the Bridge Notes for cancellation and contributing cash in an amount equal to $6 million minus (a) the amount by which the aggregate principal amount of the SurgiCare Bridge Notes surrendered for cancellation exceeds $490,000, (b) the amount by which the aggregate principal amount of the IPS Bridge Notes surrendered for cancellation exceeds $790,000, and (c) the accrued but unpaid interest on such excesses. The aggregate amount of these excesses and accrued interest was $2,048,414 as of April 20, 2004. Brantley IV or its assignees will receive 9,077,110 shares of Class B common stock for an aggregate purchase price of approximately $7,280,000.

      Brantley Capital Corporation and Brantley Venture Partners III, L.P. each hold debt of IPS and are party to the Debt Exchange Agreement. Pursuant to the Debt Exchange Agreement, Brantley Capital Corporation and Brantley Venture Partners III, L.P. are each entitled to receive Class A common stock with a fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the closing) equal to the amount owing to it under its loan to IPS. Pursuant to the Debt Exchange Agreement, Brantley Capital Corporation is also entitled to receive Class A common stock with a fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the closing) equal to the amount of certain accrued dividends owed to it by IPS. As of April 12, 2004, the aggregate amount of debt to be exchanged by the parties to the Debt Exchange Agreement was $4,679,557, which includes accrued interest as of such date and $593,100 of debt in respect of accrued dividends.

      Brantley Venture Partners III, L.P. and Brantley Capital Corporation own an aggregate of 1,653,000 shares of the Series A-2 convertible preferred stock of IPS with an aggregate value of approximately $10,049,938, and will receive 2,531,547 shares of Class A common stock with an approximately equal aggregate value pursuant to the IPS Merger Agreement.

      The Stock Subscription Agreement contains customary closing conditions, including the requirement that SurgiCare complete additional financing, in connection with which the debt liabilities of each of IPS, DCPS, MBS and SurgiCare will be restructured, refinanced or assumed and the requirement that the closing conditions to the IPS and DCPS/MBS Merger Agreements be satisfied. The companies are currently negotiating with several banking institutions to refinance those debt obligations, which total approximately $9.8 million. We expect that the refinancing will take the form of bank or other financial institution loans and will not involve the issuance of additional equity securities or have any dilutive effect on existing stockholders; however, we cannot be sure what the ultimate amount or terms of the refinancing will be. We expect that we will be able to complete our refinancing plans in the next few weeks and that this requirement will not substantially impede or delay our ability to consummate the Transactions as contemplated in this proxy statement.

      A wholly-owned subsidiary of Brantley IV provided SurgiCare with a portion of the funding for its Tuscarawas MRI center. SurgiCare and Brantley IV are negotiating the terms of warrants to be issued by SurgiCare in connection with this loan.

      Brantley IV will also receive the right to register Registrable Shares (as defined below) pursuant to a registration rights agreement to be executed between Orion and Brantley IV. “Registrable Shares” means the Class A common stock currently issued, or issued in the future, to Brantley IV and its permitted transferees (including shares of Class A common stock into which shares of Class B common stock or other securities of Orion are convertible) other than shares which have been sold pursuant to an effective registration statement or pursuant to a transaction under Rule 144 under the Securities Act.

      Pursuant to the registration rights agreement, Brantley IV and/or its permitted transferees, holding at least 50 percent of the Registrable Shares will have the right to request that Orion effect the registration on Form S-1 of shares of Class A common stock having an anticipated net aggregate offering price of at least $5,000,000. Orion will not be required to effect any such registration within six months after the effective date of any such registration statement. Additionally, at any time Orion is eligible to file a registration statement on Form S-3, Brantley IV, and/or its permitted transferees, may request that Orion effect the registration on Form S-3 of Registrable Shares having an anticipated net aggregate offering price of at least $500,000.

      At any time Orion otherwise proposes to register any of its equity securities under the Securities Act, Brantley IV and/or its permitted transferees may request the registration of Registrable Shares. However, Orion will not be obligated to effect any registration of shares incidental to the registration of Orion securities in connection with a Form S-8 or a Form S-4 relating to the acquisition or merger, by Orion or Orion’s subsidiaries, of or with any other business.

      For one year after the date of the registration rights agreement, the IPS stockholders and certain IPS debtholders and the DCPS/MBS equityholders may request to have the following shares included in registrations pursuant to which Brantley IV and its permitted transferees are registering shares: (i) the shares of Class A common stock issued to the IPS stockholders pursuant to the IPS Merger Agreement or to the IPS debtholders pursuant to the Debt Exchange Agreement; and, (ii) the shares of Class A common stock issued to the DCPS/MBS equityholders pursuant to the DCPS/MBS Merger Agreement (including shares issuable upon conversion of Class C common stock).

      Brantley IV will have registration rights for all of the shares of Class A common stock issuable upon conversion of its shares of Class B common stock. Initially, this will be approximately 10,910,864 shares, but, assuming everything else remains the same, the number of shares of Class A common stock as to which Brantley IV has registration rights will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price from time to time outstanding, without compounding, from the date the Class B common stock was first issued to the date of conversion. Brantley IV and its permitted transferees will also have registration rights for any additional shares of Class A common stock (including Class A common stock into which other securities of Orion are convertible) issued to them. The third-party beneficiaries will have registration rights for one year with respect to an aggregate of up to approximately 5,842,391 shares of Class A common stock. If the registration rights are exercised and the underlying shares are offered or sold, our stock price could decline.

      Upon closing of the Transactions, Brantley IV will own shares of Class B common stock and Brantley Venture Partners III, L.P. and Brantley Capital Corporation will own shares of Class A common stock. See “The Equity Financing” and “The IPS Merger” below. By virtue of their affiliations with Brantley Venture Partners III, L.P., Brantley IV, Brantley Capital Corporation and Brantley Capital Management, L.L.C., Messrs. Cascio and Finn may be deemed to possess beneficial ownership of the shares of Class B common stock to be held by Brantley IV and the shares of Class A common stock to be held by Brantley Capital Corporation and Brantley Venture Partners III, L.P., which together will initially represent, on an as-converted basis, approximately 68.4% of the Fully-Diluted Orion Shares. Assuming everything else remains the same, the percentage interest of Brantley IV upon conversion will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued to the date of conversion. Messrs. Cascio and Finn disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.

      In connection with the Transactions, Brantley IV entered into an agreement on March 4, 2004 with certain of its limited partners, pursuant to which such limited partners have agreed to acquire, subject to the satisfaction of certain conditions, $1 million worth of the Class B common stock which Brantley IV has agreed to purchase pursuant to the Stock Subscription Agreement and Brantley IV has agreed to assign to such limited partners its right to acquire such shares. To the extent such limited partners acquire such shares, Brantley IV’s ownership will be decreased by the number of shares valued at $1 million, or approximately 1,246,856 shares of Class B common stock, which initially represent, on an as-converted basis, approximately 7.0% of the Fully-Diluted Orion Shares.

Regulatory Approvals

      We are not aware of any governmental approvals or actions that are required to complete the Transactions, apart from regulatory notifications and approvals that could be required by CMS or State Medicaid Offices or Departments of Health in connection with changes in control of Medicare and Medicaid providers and state licensed health care facilities. We plan to provide appropriate notifications to these regulatory agencies, seek any required governmental approval, and take any other necessary action to consummate the Transactions.

      SurgiCare will file two additional listing applications with the AMEX. One additional listing application will cover the Reverse Stock Spilt and reclassification of SurgiCare’s common stock as Class A common stock. The second additional listing application will cover the shares of Class A common stock issuable upon conversion of the Class B and C common stock or otherwise pursuant to the transactions described in this proxy statement. The Transaction Documents require that the shares of Class A common stock issuable thereunder be authorized for listing on the AMEX, subject to official notice of issuance, as a condition to closing.

THE IPS MERGER

      This section of the proxy statement describes the material aspects of the proposed IPS Merger, including the IPS Merger Agreement. While we believe that the description covers the material terms of the IPS Merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents we refer to carefully for a more complete understanding of the IPS Merger and the related transactions.

      Unless otherwise indicated, all share amounts give effect to the Reverse Stock Split described in this proxy statement. Unless otherwise indicated, all share amounts and percentages are based on the assumptions described in the section “Summary Term Sheet — Assumptions” and are therefore subject to change if such assumptions are not accurate at the time of the closing of the Acquisitions.

Vote Required for the IPS Merger

      Pursuant to our certificate of incorporation and applicable Delaware law, we do not require the approval of our stockholders to consummate the IPS Merger. However, we are required by our certificate of incorporation and Delaware law to obtain the approval majority of each class of our stockholders, voting as separate classes, and voting together as a single class, in order to amend and restate our certificate of incorporation. In addition, the AMEX rules require that we obtain the approval of our stockholders for the issuance of Class A common stock in connection with the IPS Merger. The Transaction Documents require that we obtain our stockholders’ the approval of the IPS Merger and all of the related proposals in this proxy statement (other than the proposal to issue warrants to the current members of our board of directors). The Transaction Documents specifically require that these proposals which require approval (other than the proposal to issue Class A common stock in exchange for our Series AA preferred stock) be approved by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

Completion and Effectiveness of the IPS Merger

      The IPS Merger will be completed when all of the conditions to completion of the IPS Merger, as specified in the IPS Merger Agreement, are satisfied or, to the extent legally permissible, waived, including the adoption of the IPS Merger Agreement by the stockholders of IPS. The IPS Merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State.

      We are working toward completing the IPS Merger as quickly as possible. We expect to complete the IPS Merger promptly after the meeting of our stockholders.

Structure and Effect of the IPS Merger and Consideration Paid

      Structure and Effect. To effectuate the IPS Merger, we formed a subsidiary, IPS Acquisition, Inc., that will be merged into IPS, with IPS as the surviving corporation. Following the IPS Merger, IPS will be a wholly-owned subsidiary of SurgiCare.

      Consideration. When the IPS Merger is completed, and based on the assumptions used in this proxy statement, the IPS equityholders and certain IPS debtholders affiliated with Brantley IV will receive an aggregate of approximately 4,360,572 shares of Class A common stock (which will represent approximately 20.4% of the Fully-Diluted Orion Shares) in exchange for their shares of IPS common and preferred stock and all debt, including accrued interest, owed under certain notes issued by IPS having an aggregate principal amount as of April 12, 2004 of approximately $3,256,619 and $593,100 of debt in respect of accrued dividends. Of these shares of Class A common stock, an aggregate of approximately 3,710,278 shares (representing approximately 17.3% of the Fully-Diluted Orion Shares) will be issued to IPS equityholders and debtholders affiliated with Brantley IV.

Terms of the Class A Common Stock

      The terms of the Class A common stock, including its rights and preferences, are discussed in “The New Classes of Common Stock” and are governed by the Amended and Restated Certificate of Incorporation attached as Annex L to this proxy statement. The shares of Class A common stock to be issued in the IPS merger shall be restricted securities as that term is defined in Rule 144 adopted by the SEC. Rule 144 provides an exemption for sales in compliance with the rule and generally provides that the stock must be held for more than one (1) year after issuance before it may be sold, in the market in brokered transactions, requires Orion to be current in its reporting requirements and imposes volume limitations on the amount of stock that may be sold in any three (3) month period. The holders of Class A common stock issued in the IPS merger will also have piggyback registration rights pursuant to the Registration Rights Agreement as further described in “The Equity Financing — Registration Rights Agreement”.

Material U.S. Federal Income Tax Consequences of the IPS Merger

      The following discussion briefly summarizes material U.S. federal income tax considerations relating to the IPS Merger that may be relevant to holders of SurgiCare common stock. It assumes that the other Transactions described herein occur in the manner described. We have not obtained, and do not intend to obtain, an IRS ruling or a legal opinion regarding the tax consequences of the IPS Merger or the other Transactions described herein. This discussion is based upon advice we have received regarding the currently existing provisions of the Internal Revenue Code (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all in effect as of the date hereof and all of which are subject to change (possibly retroactively) at any time. This summary does not address all tax considerations that may be relevant; in particular, it does not address any tax considerations under state, local or foreign laws, or any tax considerations that may be relevant to certain stockholders in light of their particular circumstances. This summary also does not address any tax considerations that may be relevant to IPS stockholders, MBS stockholders, DCPS stockholders, Brantley IV or any of its affiliated entities, any stockholder who acquired SurgiCare common stock upon the exercise of an option or otherwise as compensation, or any optionholders, debtholders or warrantholders of any company. Finally, this summary does not address any tax consequences of the IPS Merger or of any related transactions other than as specifically set forth below.

•	IPS Merger. Neither SurgiCare nor the holders of SurgiCare common stock should recognize any taxable gain or loss for U.S. federal income tax purposes as a result of the issuance of shares of Class A common stock in exchange for the shares of IPS stock held by IPS stockholders in IPS Merger. However, see “Loss Limitations” below.

•	Debt Exchange. If the Class A common stock that is exchanged for debt owing to affiliates of Brantley IV by IPS pursuant to the Debt Exchange Agreement has a fair market value that is lower than the amount of the debt for which it is exchanged, IPS will recognize taxable cancellation of indebtedness income. The amount of such income will generally be equal to the difference between the amount of the debt and the fair market value of the Class A common stock exchanged therefor.

•	Loss Limitations. As a result of the IPS Merger and the other related Transactions described herein, it is expected that the use of any existing net operating losses of SurgiCare and IPS will be severely limited following the transactions.

Accounting Treatment of the IPS Merger

      The IPS Merger will be treated as a “reverse acquisition” for accounting purposes. Statement of Financial Accounting Standards No. 141 requires that in a business combination effected through the issuance of shares or other equity interests, as in the case of the IPS Merger, a determination be made as to which entity is the accounting acquirer. This determination is principally based on the relative voting rights in the combined entity held by existing stockholders of each of the combining companies, the composition of the board of directors of the combined entity, and the expected composition of the executive management of the combined entity. Based on an assessment of the relevant facts and circumstances existing with respect to the IPS Merger, it has been determined that IPS will be the acquirer for accounting purposes, even though IPS will be a subsidiary of SurgiCare.

      Accordingly, the IPS Merger will be treated as a reverse acquisition, meaning that the purchase price, comprised of the fair value of the shares issued to current stockholders of SurgiCare, plus applicable transaction costs, will be allocated to the fair value of SurgiCare’s tangible and intangible assets and liabilities, with any excess being considered goodwill. Upon closing of the IPS Merger, IPS will be treated as the continuing reporting entity, and thus IPS’s historical results will become those of the combined company. The combined company’s results will include the results of both SurgiCare and IPS commencing on the date of closing of the merger. For more information, see “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 68 of this proxy statement.

The IPS Merger Agreement

      We will acquire IPS by merging IPS Acquisition, Inc., a wholly-owned subsidiary of SurgiCare which we refer to as the IPS merger sub, with and into IPS, with IPS as the surviving corporation. It has been determined that IPS will be the acquirer for accounting purposes, as described above in “Accounting Treatment of the IPS Merger.” As a consequence of the merger, IPS will become a wholly-owned subsidiary of SurgiCare. The following is a summary of material provisions of the IPS Merger Agreement. This summary is qualified in its entirety by reference to the complete text of the IPS Merger Agreement, which is attached as Annex A to this proxy statement. We urge you to read the full text of the IPS Merger Agreement. The transaction in which certain debtholders are receiving Class A shares in connection with the merger is governed by the Debt Exchange Agreement attached as Annex F to this proxy statement.

      Effective Time. The IPS Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as may be specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable but not later than three business days after the day on which all of the conditions to completion of the IPS Merger are satisfied or waived, including the required stockholder approvals, or at such other time as SurgiCare and IPS may agree in writing.

      Conversion of Securities. Upon completion of the IPS Merger, and based upon the assumptions described above in “Summary Term Sheet — Assumptions”, holders of IPS common stock and preferred stock and certain IPS debtholders, will receive an aggregate of approximately 4,360,572 shares of our Class A common stock (representing approximately 20.4% of the Fully-Diluted Orion Shares). The aggregate amount of shares to be received by the IPS stockholders is the amount of SurgiCare shares outstanding immediately after giving effect to the amendments to SurgiCare’s charter, but prior to the closing of the Transactions, assuming cashless exercise of all in-the-money options and warrants, less the shares received by the debtholders pursuant to the Debt Exchange Agreement. Options and warrants will be deemed “in-the-money” if they have an exercise price of less than the greater of $0.55 or the fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to closing). Changes in the closing price will affect the number of SurgiCare shares deemed outstanding for purposes of this calculation and thus will affect the aggregate number of shares to be received by the IPS stockholders.

      Pursuant to the Debt Exchange Agreement, each debtholder party thereto is entitled to receive Class A common stock with a fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the closing) equal to the aggregate amount of principal and interest owing to the debtholder under its loan to IPS. Pursuant to the Debt Exchange Agreement, Brantley Capital Corporation is also entitled to receive Class A common stock with a fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the closing) equal to the amount of certain accrued dividends owed to it by IPS.

      At the effective time of the IPS Merger, each share of IPS common stock and preferred stock, issued and outstanding immediately prior to the effective time of the IPS Merger (other than shares as to which appraisal rights pursuant to the DGCL have been exercised), will be cancelled and automatically converted into the right to receive shares of our Class A common stock pursuant to a ratio to be calculated for each class of stock pursuant to the terms of the IPS Merger Agreement. At the effective time of the IPS Merger, each share held in treasury of IPS or any subsidiary of IPS or owned by SurgiCare or its subsidiaries immediately prior to the effective time of the IPS Merger will be cancelled and extinguished, no conversion of those shares will occur and no payment will be made for those shares.

      No fractional shares will be issued in connection with the IPS Merger. Instead, each holder of shares of IPS common stock and/or preferred stock who otherwise would be entitled to a fraction of a share (after aggregating all fractional shares to be received by such holder) will receive from SurgiCare an amount of cash, without interest, equal to the product of the average of the daily average of the high and low price per share of SurgiCare common stock on the AMEX for the five trading days immediately preceding the closing of the IPS Merger, as adjusted to account for the Reverse Stock Split.

      The shares of our Class A common stock that IPS stockholders and certain IPS debtholders will receive in connection with the IPS Merger will be issued in a transaction exempt from the registration requirements of the Securities Act and any applicable state securities laws and may not be transferred until we register such shares under the Securities Act or unless the shares are transferred in a transaction not requiring registration under the Securities Act, such as a transfer pursuant to Rule 144 under the Securities Act. The IPS stockholders and debtholders receiving shares of Class A common stock will be third-party beneficiaries to the registration rights agreement between Orion and Brantley IV. Until the first anniversary of the date of the registration rights agreement, the IPS stockholders and debtholders will be permitted to cause Orion to add their shares of Class A common stock to a registration statement on which Brantley IV’s shares are being registered. A form of the registration rights agreement is attached hereto as Annex G.

      Exchange Agent. As soon as practicable after the effective time of the IPS Merger (but in any event within five business days), Registrar and Transfer Company, or another bank or trust company designated by SurgiCare and reasonably satisfactory to IPS, in its capacity as exchange agent, will send a transmittal letter to each former IPS stockholder. The transmittal letter will be accompanied by instructions on how to obtain shares of SurgiCare common stock in exchange for shares of IPS common stock and/or preferred stock. IPS stockholders should not send their certificates until they receive the transmittal materials from the exchange agent.

      IPS Stock Options and Warrants. In connection with the IPS Merger, the exercisability of all outstanding IPS stock options under the IPS 1996 Long-Term Incentive Plan will be accelerated. Immediately following the effective time, all such outstanding IPS stock options not exercised prior to the effective time of the IPS Merger will be cancelled without payment of any consideration.

      IPS has issued warrants to purchase 150,000 shares of its Series C preferred stock to Bank Austria Creditanstalt Corporate Finance, Inc. (“Bank Austria”). Bank Austria will receive warrants to purchase the number of shares of SurgiCare Class A common stock that Bank Austria would have been entitled to receive if it had exercised its warrants immediately prior to the effective time, which number, based on the assumptions described above in “Summary Term Sheet — Assumptions” will equal approximately 9,833 shares of Class A common stock.

      Warrants to purchase 100,000 shares of IPS common stock held by Brantley Venture Partners III, L.P. and Brantley Capital Corporation are required to be terminated without consideration as a condition to the closing of the IPS Merger.

      Appraisal Rights. Under Delaware law, holders of shares of IPS common stock and preferred stock have appraisal rights.

      Conditions to Closing. The obligations of SurgiCare and IPS to consummate the IPS Merger are subject to the satisfaction or waiver (all conditions are waivable, unless otherwise indicated) of a number of conditions, including:

•	Obtaining all necessary approvals of the SurgiCare and IPS stockholders (this condition is not waivable);

•	No governmental entity or court shall have enacted, threatened, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award that is then in effect, pending or threatened and has, or would have, the effect of making the IPS Merger illegal or otherwise prohibiting consummation of the IPS Merger or the other transactions;

•	Expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which provides for advance notification of business combinations of greater than a minimum size by the Federal Trade Commission and the Antitrust Division of the Department of Justice (this condition is not waivable);

•	Shares of Class A common stock to be issued in the IPS Merger shall have been authorized for listing on the AMEX, subject to official notice of issuance;

•	The DCPS/ MBS Merger shall have been consummated concurrently with the IPS Merger;

•	The equity financing with Brantley IV, and the debt exchange with certain affiliates of Brantley IV, described herein shall have been consummated;

•	The continued truthfulness and accuracy of the representations and warranties in all material respects, except that representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (representations or warranties that are qualified by materiality shall continue to be true and accurate in all respects) and the performance or compliance with all agreements and covenants required by the IPS Merger Agreement, and receipt from the other party of a certificate of an officer certifying to the foregoing;

•	The receipt of all material governmental consents, approvals or other authorizations legally required to consummate the IPS Merger from all governmental authorities and receipt by IPS and SurgiCare of all required third party consents in respect of material contracts;

•	No event, circumstance, occurrence, change or effect shall have occurred since February 9, 2004 which, individually or in the aggregate, has or would materially and adversely affect, or pose a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of SurgiCare and its subsidiaries, taken as a whole, or IPS and its subsidiaries, taken as a whole, or which is reasonably likely to prevent or delay the consummation of the IPS Merger.

•	No action shall have been brought, be pending or have been threatened by any government entity or any person that seeks to prevent or delay the consummation of the IPS Merger or the other transactions, seeks to restrain or prohibit SurgiCare’s or IPS merger sub’s or impose limitations on SurgiCare’s or IPS merger sub’s ability to own or dispose of any portion of the business or assets of IPS or IPS capital stock or that would reasonably be expected to, individually or in the aggregate, materially and adversely affect, or pose a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of IPS and it subsidiaries, taken as a whole, or SurgiCare and its subsidiaries, taken as a whole, or which is reasonably likely to prevent or delay the consummation of the IPS merger.

•	The number of shares as to which appraisal rights pursuant to the DGCL have been exercised shall not exceed 15% of the outstanding common stock of IPS.

•	All directors of IPS and each IPS subsidiary shall have resigned from their positions as directors of IPS and each IPS subsidiary, except as agreed by IPS and SurgiCare.

•	Each of Keith G. LeBlanc, Terrence L. Bauer and Stephen H. Murdock shall have entered into an employment agreement with SurgiCare which is in full force and effect, must be employed by their respective employers immediately prior to the merger, and cannot have indicated an intention to terminate his employment, and all other employment agreements with such individuals shall have been terminated;

•	SurgiCare and IPS each having received a legal opinion from the counsel to the other party;

•	All existing registration rights of holders of IPS common and/or preferred stock shall have been terminated and SurgiCare shall have received a certificate to such effect signed by an officer of IPS;

•	There shall be no more than 30 holders of IPS capital stock immediately prior to the merger that (i) have not delivered to SurgiCare executed investment letters certifying as to their investor status under the securities laws or (ii) have returned investment letters indicating that they are not accredited investors;

•	No tender offer, exchange offer, merger or other transaction in respect of shares of capital stock or material assets of IPS or SurgiCare or their subsidiaries shall have been commenced by any person;

•	SurgiCare shall have delivered resignations from each director of SurgiCare and, except as agreed by SurgiCare and IPS, each SurgiCare subsidiary; and the Orion board shall consist of Terrence L. Bauer, Keith G. LeBlanc, two individuals designated by Brantley IV, and three outside directors reasonably satisfactory to IPS (Messrs. Crane, McIntosh and Valley are satisfactory to IPS), and the officers of Orion shall be Mr. Bauer as Chief Executive Officer, Mr. LeBlanc as President, and Stephen H. Murdock as Chief Financial Officer;

•	The capital structure of each SurgiCare subsidiary shall have been resyndicated in a manner satisfactory to IPS;

•	SurgiCare shall have amended and restated its certificate of incorporation and by-laws; and

•	All shares of SurgiCare Series AA preferred stock shall have been redeemed or converted into shares of SurgiCare common stock.

      The Debt Exchange Agreement and the Stock Subscription Agreement require that the conditions to closing of the IPS Merger Agreement have been satisfied.

      Representations and Warranties. SurgiCare and the IPS merger sub, on the one hand, and IPS, on the other hand, made mutual representations and warranties in the IPS Merger Agreement regarding the following:

•	corporate organization, good standing and qualification of each of the companies and their subsidiaries;

•	validity and effectiveness of charter and by laws of each of the companies and their subsidiaries;

•	capitalization of the companies and their subsidiaries;

•	authority to enter into the IPS Merger Agreement;

•	absence of conflicts between the IPS Merger Agreement, the IPS Merger and the other transactions contemplated by the IPS Merger Agreement, on the one hand, and other contractual and legal obligations of the companies, on the other hand;

•	requirement of consents, approvals, licenses, permits, orders, filings or other authorizations to enter into the IPS Merger Agreement and consummate the IPS Merger and the other transactions contemplated by the IPS Merger Agreement;

•	possession of authorizations, licenses, permits, certificates, approvals and orders of any government or other authority thereof, or any body exercising any other authority necessary or advisable for each of the companies and their subsidiaries to own, lease and operate their properties and to carry on their business as currently conducted;

•	compliance with applicable laws;

•	absence of undisclosed liabilities;

•	absence of certain changes or events since December 31, 2002;

•	absence of material litigation;

•	employee benefit matters;

•	material contracts;

•	environmental matters;

•	title to properties and absence of liens and encumbrances;

•	intellectual property;

•	taxes;

•	insurance;

•	opinion of financial advisor;

•	use of brokers;

•	labor matters;

•	transactions with affiliates;

•	absence of stockholder rights agreements; and

•	absence of unlawful or prohibited payments.

      In addition to the mutual representations, SurgiCare also made representations and warranties in the IPS Merger Agreement regarding the following:

•	compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings;

•	effectiveness of the DCPS/ MBS Merger Agreement; and

•	validity of the offering.

      None of the representations and warranties contained in the IPS Merger Agreement survives the closing of the IPS Merger.

      Conduct of Business Prior to Closing. Each of SurgiCare and IPS has agreed on behalf of itself and its subsidiaries, subject to certain exceptions, between the execution of the IPS Merger Agreement and the effective time of the IPS Merger, to:

•	conduct its businesses and the business of its subsidiaries in the ordinary course of business and in a manner consistent with past practice; and

•	use its reasonable best efforts to preserve substantially intact its business organization and goodwill and to keep available the services of its (and its subsidiaries’) current officers, employees and consultants and to preserve its (and its subsidiaries’) current relationships with customers, suppliers, licensors, licensees and other persons with which it and its subsidiaries have significant business relations.

      Each of SurgiCare and IPS has also agreed that, except as contemplated by the IPS Merger Agreement, and subject to certain other exceptions, prior to the effective time of the IPS Merger, without the prior written agreement of the other party, it shall neither do any of the following nor permit its subsidiaries to do any of the following:

•	Amend or otherwise change its charter or bylaws;

•	Issue, sell, pledge, dispose of, or authorize for issuance, sale, pledge or disposal, equity securities or equity equivalent securities, except for the issuance of common stock upon the exercise of options and warrants outstanding as of the date of the IPS Merger Agreement;

•	Authorize, declare or set aside any dividend payments or other distribution with respect to any of its stock;

•	Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock;

•	Acquire or agree to acquire or sell any interest in any corporation, partnership or other business or any assets constituting a business or a portion of a business;

•	Sell, lease, license, encumber or otherwise dispose of any of its or its subsidiaries’ real property or improvements;

•	Incur any indebtedness for borrowed money or issue any debt securities or assume guarantee or endorse the obligations of any person, or make any loans or advances, except with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $100,000 or under its existing revolving credit facility in the ordinary course of business and consistent with past practice;

•	Enter into any contracts or agreement requiring payment or receipt of payment in excess of $250,000, or modify, renew or waive any material provision of, breach or terminate any of its or its subsidiaries’ existing material contracts;

•	Make or authorize any capital expenditures which were not disclosed to the other party in connection with the IPS Merger Agreement;

•	Except for the acceleration of vesting of unvested stock options and warrants outstanding on the date of the IPS Merger Agreement, waive any stock repurchase or acceleration rights, otherwise amend or change the terms of any options, warrants or restricted stock, or reprice options granted under its stock option plan or warrants or authorize cash payments in exchange for any options or warrants;

•	Increase compensation to its or its subsidiaries’ officers or employees (including rights to severance or termination pay), except for increases in salaries or wages of employees other than directors, officers and key employees, in accordance with past practices and consistent with current budgets (and, in the case of SurgiCare, in the ordinary course of business, and as disclosed to IPS in connection with the IPS Merger Agreement), grant or amend any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with any of its or its subsidiaries’ directors, officers or employees (or, in the case of SurgiCare any person, except as required by previously existing contractual arrangements or required law) or forgive any indebtedness of any employee, or in the case of SurgiCare, enter into or amend any consulting, retirement or special pay arrangement with any person, except as required by previously existing contractual arrangements or applicable law;

•	Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in its balance sheet or incurred in the ordinary course of business, consistent with past practices, or cancel any indebtedness in excess of $100,000 in the aggregate or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which it or any of its subsidiaries is a party;

•	Settle any action other than any settlement that involves only the payment of damages in an immaterial amount and does not involve injunctive or equitable relief or commence any litigation or arbitration;

•	Make or revoke any tax election, unless required by law, adopt or change any method of tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any tax liabilities or take any action with respect to the computation of taxes or the preparation of a tax return that is inconsistent with past practices;

•	Change its accounting principles or procedures, other than certain required changes;

•	Subject to certain exceptions, establish, adopt, enter into, amend or terminate any collective bargaining agreement or certain employee benefit plans, other than to the extent required by such benefit employee plans or to comply with applicable law, or, unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining, certain employee benefit plans, or take any action or accelerate any rights or benefits;

•	Enter into or implement any stockholder rights plan or similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the IPS Merger;

•	Agree in writing or otherwise take any of the actions described above; or

•	Take any action that would reasonably be expected to cause any representation and warranty given by it (and in the case of SurgiCare, given by the IPS merger sub) that is qualified by materiality to be untrue, any representation and warranty given by it (and in the case of SurgiCare, given by the IPS merger sub) that is not qualified by materiality to be untrue in any material respect, or would reasonably be expected to result in its (and in the case of SurgiCare, the IPS merger sub’s) inability to satisfy certain conditions to closing.

      No Solicitation Provision. Each of SurgiCare and IPS has agreed not to, and not to permit any of its subsidiaries, officers, directors, or agents to, directly or indirectly through any officer, director, agent or otherwise, initiate, solicit, negotiate, engage in discussions regarding, encourage or provide confidential information to facilitate any proposal or offer to acquire (i) any material part of its or its subsidiaries’ business or properties (which includes, but is not limited to any part of such business or properties constituting 10% or more of its and its subsidiaries’ net revenues, net income or assets) or (ii) any of its or its subsidiaries’ capital stock. Each of SurgiCare and IPS has also agreed to cease and cause to be terminated all activities, discussions or negotiations with respect to any offer or proposal with respect to any such acquisition transaction other than the IPS Merger described herein. SurgiCare and IPS have each agreed to notify the other party orally within 24 hours (and in writing within 48 hours), of all inquiries and proposals that it may receive relating to any of the foregoing matters, such notice to set out the terms and conditions of such contact, inquiry or proposal, the identity of the person making it and the intent of the party providing the notice to furnish information to, or enter into discussions or negotiations with such person.

      Notwithstanding the foregoing, prior to the effective time of the IPS Merger, the boards of directors of each of SurgiCare and IPS is not prohibited from:

•	Furnishing information to, or entering into and engaging in discussions or negotiations with, any person in response to an unsolicited written proposal or offer regarding an acquisition transaction; if only to the extent that:

•	the board of directors determines in good faith after consultation with its independent financial advisor and legal counsel, that the acquisition proposal would (or reasonably could) constitute a “superior proposal,” which is defined in the IPS Merger Agreement as a bona fide acquisition proposal by a third party for all of the outstanding capital stock of the party receiving the proposal or all of the assets of that party and its subsidiaries, not subject to financing approvals and due diligence condition, which the board of directors determines in its good faith judgment (after consultation with its financial advisor) to be significantly more favorable to the stockholders of that party from a financial point of view than the IPS Merger, taking into account all terms of such acquisition proposal, and which the board of directors determines in its good faith judgment is reasonably likely to be consummated, taking into account all legal and regulatory aspects of the proposal;

•	the board of directors determines in good faith after consultation with its legal counsel, that the failure to take such action would constitute a breach of the fiduciary duties of the board of directors to its stockholders under applicable law; and

•	the board of directors receives, prior to furnishing any such information or entering into any discussions or negotiations with such person, an executed confidentiality agreement on terms no less favorable to SurgiCare or IPS, as the case may be, than the confidentiality agreement between SurgiCare and IPS.

•	Withholding, withdrawing, qualifying or modifying its approval or recommendation of the IPS Merger or certain related actions, or proposing publicly to do so, in a manner adverse to the other party to the merger, or endorsing, approving, recommending or submitting to the stockholders another acquisition transaction, or proposing publicly to do so, or causing the party to enter into any letter of intent or other agreement or understanding related to a potential acquisition, if after receipt of a “superior proposal”, it determines in good faith, after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to its stockholders under applicable law, that such action is required for the board to comply with its fiduciary obligations to the stockholders of that party under applicable law, but only at a time that is after the fifth business day after the other party to the IPS Merger Agreement receives written notice from the board that it intends to take such action. The written notice must specify the material terms and conditions of the superior proposal, identify the person making such proposal and state that the board intends to take an action described above. During the five business day period, the party whose board is proposing to take such action will provide full opportunity for the other party to the IPS Merger Agreement to propose such adjustment to the terms and conditions of the IPS Merger Agreement and the IPS Merger as would enable the board to proceed with its recommendation to its stockholders without taking such action.

      Events of Termination. The IPS Merger Agreement may be terminated and the IPS Merger abandoned at any time prior to the effective time:

•	By mutual written consent duly authorized by the board of directors of each of SurgiCare and IPS;

•	By either SurgiCare or IPS if a governmental authority has taken any final and non appealable action prohibiting the consummation of the IPS Merger (but the merger agreement cannot be terminated for this reason by a party whose failure to fulfill its obligations under merger agreement resulted in such action);

•	By either SurgiCare or IPS if the IPS Merger is not completed on or prior to May 14, 2004 (the parties intend to amend the agreement to extend this date to July 15, 2004);

•	By either SurgiCare or IPS if the board of directors of the other party:

•	(i) withholds, withdraws, qualifies or modifies its approval or recommendation of the IPS Merger or certain related actions, or proposes publicly to do so, in a manner adverse to the other party to the merger, (ii) endorses, approves, recommends or submits to its stockholders another acquisition proposal, or proposes publicly to do so, or (iii) enters into any letter of intent, or other agreement or understanding relating to a proposed acquisition, in each case, if after receipt of a superior proposal it determines in good faith, after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to its stockholders under applicable law, that such action is required for the board to comply with its fiduciary obligations to its stockholders under applicable law;

•	fails to recommend to its stockholders that they approve the issuance of shares of its stock in the IPS Merger or approve the IPS Merger, as the case may be, and that they give the other stockholder approvals required by the IPS Merger Agreement; or

•	fails to reconfirm the recommendation referred to in the foregoing bullet or fails to announce that it does not recommend any alternative acquisition to the IPS Merger, within five business days after the other party requests in writing that such recommendation be reaffirmed, or such announcement be made, as the case may be.

•	By either SurgiCare or IPS if the other party has breached its non-solicitation agreements contained in the IPS Merger Agreement;

•	By either SurgiCare or IPS if a tender offer or exchange offer for 10% or more of the outstanding shares of the other party is commenced and the board of directors of that party fails to recommend against acceptance of such tender offer or exchange offer by its stockholders;

•	By either SurgiCare or IPS if either SurgiCare or IPS does not receive the required stockholder approval;

•	By either SurgiCare or IPS if the other party (and by IPS if the IPS merger sub) breaches a representation, warranty, covenant or agreement, or if any representation or warranty by such party becomes untrue, in either case such that the relevant closing conditions, subject to the materiality thresholds contained in such closing conditions, would not be satisfied;

•	By either SurgiCare or IPS prior to its stockholders meeting, upon written notice to the other party of the existence of a superior proposal in respect of which its board of directors authorized it to enter a definitive agreement and the other party has not made, within five business days of receipt of notice, an offer which its board of directors determines, in good faith after consultation with its financial advisor is at least as favorable to its stockholders as the competing proposal; provided that termination will not be effective until the terminating party pays the termination fee described below;

•	By IPS, if a tender offer, exchange offer, merger or other transaction in respect of shares of capital stock of SurgiCare shall have been commenced by any person;

•	By SurgiCare, if a tender offer, exchange offer, merger or other transaction in respect of shares of capital stock of IPS shall have been commenced by any person; and

•	By either SurgiCare or IPS prior to its stockholders meeting, if after receipt of a superior proposal, the board of directors of such party determines in good faith, after consultation with legal counsel, that failure to (i) withhold, withdraw, qualify or modify its approval of the IPS Merger, or certain related transactions, or publicly propose to do so, (ii) endorse, approve, recommend or submit to its stockholders an acquisition proposal it has received or publicly propose to do so or (iii) enter into any letter of intent, or other agreement or understanding relating to such acquisition proposal, and that the holding of a stockholders meeting for the approval of the IPS Merger described herein, would constitute a breach of its fiduciary duties to its stockholders; provided that termination will not be effective until the terminating party pays the termination fee described below.

      Fees and Expenses. In the event the IPS Merger Agreement is terminated by either party (other than by mutual written consent or as result of final and non appealable action taken by a governmental authority prohibiting the consummation of the IPS Merger or the failure to consummate the IPS Merger prior to May 14, 2004, or July 15, 2004, assuming the parties amend the agreement to extend this date), then under the terms of the IPS Merger Agreement, the party responsible for triggering the underlying cause for the termination will reimburse the other party for all of its reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financing sources, appraisers, investment bankers, experts and consultants). Except as set forth above, each party to the IPS Merger Agreement will pay its fees and expenses.

      SurgiCare is required by the Stock Subscription Agreement to reimburse Brantley IV for its reasonable out-of-pocket expenses and pay Brantley IV a non-refundable fee of $3 million upon termination of the IPS Merger Agreement:

•	By either SurgiCare or IPS if the IPS Merger is not completed on or prior to May 14, 2004 (the parties intend to amend the agreement to extend this date to July 15, 2004), except that the expenses are only payable if at the time of such termination, any of the conditions to the obligations of IPS to consummate the IPS Merger set forth in Section 7.03 of the IPS Merger Agreement have not been satisfied, and the fee is only payable if within 18 months of such termination SurgiCare consummates, or enters into an agreement or letter of intent with respect to (or SurgiCare’s board of directors resolves to enter into such agreement or letter of intent with respect to) a Business Combination (as defined below) with any person, entity or group;

•	By either SurgiCare or IPS, if the required approvals of the SurgiCare stockholders are not received, except that the fee is only payable if within 18 months of such termination SurgiCare consummates, or enters into an agreement or letter of intent with respect to (or SurgiCare’s board of directors resolves to enter into such agreement or letter of intent with respect to) a Business Combination with any person, entity or group;

•	By IPS if the board of directors of SurgiCare:

•	(i) withholds, withdraws, qualifies or modifies its approval or recommendation of the IPS Merger or certain related actions or proposes publicly to do so, in a manner adverse to IPS, (ii) endorses, approves, recommends or submits to its stockholders another acquisition proposal, or proposes publicly to do so, or (iii) enters into any letter of intent, or other agreement or understanding relating to a proposed acquisition, in each case, if after receipt of a superior proposal it determines in good faith, after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to its stockholders under applicable law, that such action is required for the board to comply with its fiduciary obligations to its stockholders under applicable law;

•	fails to recommend to its stockholders that they approve the issuance of shares of its stock in the IPS Merger and that they give the other stockholder approvals required by the IPS Merger Agreement; or

•	fails to reconfirm the recommendation referred to in the foregoing bullet or fails to announce that it does not recommend any alternative acquisition to the IPS Merger, within five business days after IPS requests in writing that such recommendation be reaffirmed;

•	By IPS if SurgiCare has breached its non-solicitation agreements contained in the IPS Merger Agreement;

•	By IPS if a tender offer or exchange offer for 10% or more of the outstanding shares of SurgiCare is commenced and the board of directors of SurgiCare fails to recommend against acceptance of such tender offer or exchange offer by its stockholders;

•	By IPS if SurgiCare or the IPS merger sub breaches a representation, warranty, covenant or agreement, or if any representation or warranty by such party becomes untrue, in either case such that the relevant closing conditions, subject to the materiality thresholds contained in such closing conditions, would not be satisfied, except that the fee is only payable if within 18 months of such termination SurgiCare consummates, or enters into an agreement or letter of intent with respect to (or SurgiCare’s board of directors resolves to enter into such agreement or letter of intent with respect to) a Business Combination with any person, entity or group;

•	By IPS, if a tender offer, exchange offer, merger or other transaction in respect of shares of capital stock of SurgiCare shall have been commenced by any person, except that the fee is only payable if within 18 months of such termination SurgiCare consummates, or enters into an agreement or letter of intent with respect to (or SurgiCare’s board of directors resolves to enter into such agreement or letter of intent with respect to) a Business Combination with any person, entity or group;

•	By SurgiCare prior to its stockholders meeting, upon written notice to IPS of the existence of a superior proposal in respect of which its board of directors authorized it to enter a definitive agreement and IPS has not made, within five business days of receipt of notice, an offer which its board of directors determines, in good faith after consultation with its financial advisor is at least as favorable to its stockholders as the competing proposal; or

•	By SurgiCare prior to its stockholders meeting, if after receipt of a superior proposal, the board of directors of SurgiCare determines in good faith, after consultation with legal counsel, that failure to (i) withhold, withdraw, qualify or modify its approval of the IPS Merger, or certain related transactions, or publicly propose to do so, (ii) endorse, approve, recommend or submit to its stockholders an acquisition proposal it has received or publicly propose to do so or (iii) enter into any letter of intent, or other agreement or understanding relating to such acquisition proposal, and that the holding of a stockholders meeting for the approval of the IPS Merger described herein, would constitute a breach of its fiduciary duties to its stockholders.

      As used above, “Business Combination” means (i) a merger, consolidation, share exchange, business combination or similar transaction involving SurgiCare as a result of which SurgiCare’s stockholders prior to such transaction cease to own at least 80% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) in the proportion they owned such shares prior to such transaction, (ii) a sale, lease, exchange, transfer, public offering in respect of, or other disposition of more than 20% of the assets of SurgiCare and the SurgiCare subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person, group or entity of beneficial ownership of more than 20% of SurgiCare’s outstanding common stock (or in the case of any person, group or entity beneficially owning in excess of 20% of SurgiCare’s common stock outstanding on February 9, 2004, the acquisition of any additional shares of SurgiCare’s common stock by such person, group or entity), in either case, whether from SurgiCare or by tender or exchange offer or otherwise.

      SurgiCare is also required to pay Brantley IV’s out-of-pocket expenses and the non-refundable fee of $3 million if SurgiCare breaches its obligation to issue the shares of Class B common stock pursuant to the Stock Subscription Agreement.

      Choice of Law. The IPS Merger Agreement is governed by and construed in accordance with the laws of the State of New York.

THE DCPS/MBS MERGER

      This section of the proxy statement describes the material aspects of the proposed DCPS/MBS Merger, including the DCPS/MBS Merger Agreement. While we believe that the description covers the material terms of the DCPS/MBS Merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents we refer to carefully for a more complete understanding of the DCPS/MBS Merger and the related transactions.

      Unless otherwise indicated, all share amounts give effect to the Reverse Stock Split described in this proxy statement. Unless otherwise indicated, all share amounts and percentages are based on the assumptions described in the section “Summary Term Sheet — Assumptions” and are therefore subject to change if such assumptions are not accurate at the time of the closing of the Acquisitions.

Vote Required for the DCPS/MBS Merger

      Under our certificate of incorporation and under Delaware law, we do not require the approval of our stockholders to consummate the DCPS/MBS Merger. However, we are required by our certificate of incorporation and Delaware law to obtain the approval majority of each class of our stockholders, voting as separate classes, and voting together as a single class, in order to amend and restate our certificate of incorporation. In addition, the AMEX rules require that we obtain the approval of our stockholders for the issuance of our common stock in connection with the IPS Merger and the DCPS/MBS Merger. The Transaction Documents require that we obtain our stockholders’ approval of the DCPS/MBS Merger and all of the related proposals in this proxy statement, other than the proposal to issue warrants to the current members of our board of directors. The Transaction Documents specifically require that these proposals which require approval, other than the proposal to issue Class A common stock in exchange for our Series AA preferred stock, be approved by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

Completion and Effectiveness of the DCPS/MBS Merger

      The DCPS/MBS Merger will be completed when all of the conditions to completion of the DCPS/MBS are satisfied or, to the extent legally permissible, waived, including the adoption of the DCPS/MBS Merger Agreement by the stockholders of IPS. The acquisition of DCPS/MBS will become effective upon the filing of certificates of merger with the Texas Secretary of State or such later time as may be specified in the certificates of merger.

      We are working toward completing the Acquisitions as quickly as possible. We expect to complete the DCPS/MBS Merger promptly after the meeting of our stockholders.

Structure and Effect of the DCPS/MBS Merger and Consideration Paid

      Structure and Effect. To effectuate the DCPS/MBS Merger, we formed a subsidiary, DCPS/MBS Acquisition, Inc., that will be merged with and into MBS, with MBS as the surviving corporation. DCPS will subsequently be merged with and into MBS, with MBS with the surviving corporation. Following the Acquisitions, IPS and DCPS/MBS will both be wholly-owned subsidiaries of SurgiCare.

      MBS Merger Consideration. When the MBS merger is completed and the fair market value of SurgiCare common stock (based on the average of the daily average of the high and low price per share over the five trading days immediately prior to the closing) is less than $0.70, stockholders of MBS will receive:

•	an aggregate of $2 million in cash, and

•	approximately 606,061 shares of Class C common stock

in exchange for all of the outstanding stock of MBS.

      Otherwise, the stockholders of MBS will receive:

•	an aggregate of $1.4 million in cash, and

•	approximately 800,000 shares of Class C common stock

in exchange for all of the outstanding stock of MBS.

      The purchase price is subject to retroactive increase or decrease based on the financial results of the newly-formed DCPS/MBS entity in the two years following the DCPS/MBS Merger.

      DCPS Merger Consideration. When the DCPS merger is completed, the partners of DCPS will receive:

•	an aggregate of $1.5 million in cash,

•	subordinated promissory notes of SurgiCare in an aggregate principal amount of $500,000, and

•	approximately 606,061 shares of Class C common stock

in exchange for all of the outstanding partnership interests of DCPS.

      The purchase price is subject to retroactive increase or decrease based on the financial results of the newly-formed DCPS/MBS entity in the two years following the DCPS/MBS Merger.

Additional Issuances, Advances and Payments

      The DCPS/MBS Merger Agreement also provides for additional issuances, advances and payments as described in “— The DCPS/MBS Merger Agreement — Additional Issuances, Advances and Payments” on page      .

DCPS/MBS Ownership

      Based on the assumptions in this proxy statement, including the fair market value of our common stock being less than $0.70, and assuming receipt of the maximum number of shares of Class A common stock pursuant to the earn-out provisions of the DCPS/MBS Merger Agreement, the DCPS and MBS equityholders and their designees will own approximately 8.2% of the Fully-Diluted Orion Shares. If the fair market value of our common stock is greater than or equal to $0.70, but all other assumptions remain the same, the DCPS/MBS equityholders and their designees will own approximately 9.0% of the Fully-Diluted Orion Shares, as adjusted for the issuance of additional shares of Class C common stock at such fair market value.

Terms of the Class C Common Stock

      The terms of the Class C common stock, including its rights and preferences, are discussed in “— The New Classes of Common Stock” and are governed by the Amended and Restated Certificate of Incorporation.

      The shares of Class C common stock to be issued, and the shares of Class A common stock into which they are convertible, will each be restricted securities as that term is defined in Rule 144 adopted by the SEC. No market for resale of the Class C common stock to be issued is ever expected to develop. The Class A common stock into which the Class C common stock is convertible may be sold in compliance with Rule 144. Rule 144 provides an exemption for sales in compliance with the rule and generally provides that the stock must be held for more than one (1) year after issuance before it may be sold in the market in brokered transactions, requires Orion to be current in its reporting requirements, and imposes volume limitations on the amount of stock that may be sold in any three (3) month period.

Material U.S. Federal Income Tax Consequences of the DCPS/MBS Merger

      The following discussion briefly summarizes the material U.S. federal income tax considerations relating to the DCPS/MBS Merger that may be relevant to holders of SurgiCare common stock. It assumes that the other Transactions described herein occur in the manner described. We have not obtained, and do not intend to obtain, an IRS ruling or a legal opinion regarding the tax consequences of the DCPS/MBS Merger or the other Transactions described herein. This discussion is based upon advice we have received regarding the currently existing provisions of the Code, existing and proposed Treasury Regulations promulgated thereunder, IRS rulings and pronouncements, and judicial decisions, all in effect as of the date hereof and all of which are subject to change (possibly retroactively) at any time. This summary does not address all tax considerations that may be relevant; in particular, it does not address any tax considerations under state, local or foreign laws, or any tax considerations that may be relevant to certain stockholders in light of their particular circumstances. This summary also does not address any tax considerations that may be relevant to IPS stockholders, MBS stockholders, DCPS stockholders, Brantley IV or any of its affiliated entities, any stockholder who acquired SurgiCare common stock upon the exercise of an option or otherwise as compensation, or any optionholders, debtholders or warrantholders of any company. Finally, this summary does not address any tax consequences of the DCPS/MBS Merger or of any related transactions other than as specifically set forth below.

•	MBS Merger. Neither SurgiCare nor holders of SurgiCare common stock should recognize any taxable gain or loss for U.S. federal income tax purposes as a result of the MBS merger. However, see “— Loss Limitations” below.

•	DCPS Merger. Neither SurgiCare nor holders of SurgiCare common stock should recognize any taxable gain or loss for U.S. federal income tax purposes as a result of the DCPS merger. Assuming that DCPS is a validly electing “S corporation” for U.S. federal income tax purposes and is not subject to certain special rules providing for a corporate-level tax on S corporations in certain circumstances, DCPS should not be liable for any corporate level U.S. federal income tax as a result of the DCPS merger. We believe that DCPS will not be liable for any such corporate-level U.S. federal income tax. If DCPS were not a validly electing “S corporation” or were otherwise subject to certain special rules, DCPS could become liable for a corporate-level tax as a result of the DCPS merger if the merger did not qualify as a tax-free reorganization. MBS would become liable for that corporate-level tax as a result of the merger of DCPS into MBS.

•	Loss Limitations. As a result of the DCPS/MBS Merger and the other Transactions discussed herein, it is expected that the use of any existing net operating losses of SurgiCare and MBS will be severely limited following the Transactions.

Accounting Treatment of the DCPS/MBS Merger

      SurgiCare intends to account for the DCPS/MBS Merger as a purchase transaction for financial reporting and accounting purposes in accordance with Statement of Financial Accounting Standards No. 141. After the DCPS/MBS Merger, the results of operations of DCPS/MBS will be included in the consolidated financial statements of SurgiCare. The purchase price, which is equal to the total consideration of cash, notes and new SurgiCare Class C common stock, will be allocated based on the fair values of the DCPS/MBS assets acquired and liabilities assumed. The amount of the purchase price in excess of the fair value of the net tangible assets of DCPS/MBS acquired will be recorded as goodwill and other tangible assets. For more information, see “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 68 of this proxy statement.

The DCPS/MBS Merger Agreement

      We will acquire DCPS and MBS by merging DCPS/MBS Acquisition, Inc., a wholly-owned subsidiary of SurgiCare, with MBS, with MBS as the surviving corporation and then, immediately thereafter, merging DCPS with and into MBS, with MBS as the surviving corporation. As a consequence of the merger, DCPS/MBS will be a wholly-owned subsidiary of SurgiCare. The following is a summary of material provisions of the DCPS/MBS Merger Agreement. This summary is qualified in its entirety by reference to the complete text of the DCPS/MBS Merger Agreement which is attached as Annex B to this proxy statement. We urge you to read the full text of the DCPS/MBS Merger Agreement.

      Effective Time. The DCPS/MBS Merger will become effective upon the filing of certificates of merger with the Secretary of State of the State of Texas or such later time as may be specified in the certificates of merger. The filing of the certificates of merger will occur as soon as practicable but not later than three business days after the day on which all of the conditions to completion of the DCPS/MBS Merger are satisfied or waived, including the required stockholder approvals, or at such other time as SurgiCare and the DCPS/MBS Sellers may agree in writing.

Conversion of Securities.

MBS

      At the effective time of the DCPS/MBS Merger, all of the shares of MBS common stock issued and outstanding immediately prior to the effective time of the DCPS/MBS Merger will be cancelled and automatically converted into the right to receive, in the aggregate:

If the fair market value of SurgiCare common stock (based on the average of the daily average of the high and low price per share over the five trading days immediately prior to the closing) is less than $0.70,

•	an aggregate of $2 million in cash, and

•	606,061 shares of Class C common stock in exchange for all of the outstanding stock of MBS, subject to retroactive adjustment.

      Otherwise,

•	an aggregate of $1.4 million in cash, and

•	800,000 shares of Class C common stock in exchange for all of the outstanding stock of MBS, subject to retroactive adjustment

      Shares of MBS common stock as to which appraisal rights pursuant to Texas law have been exercised will not be converted to receive the applicable merger consideration pursuant to the provisions described above, but will have the rights described below under “Appraisal Rights.”

      At the effective time of the DCPS/MBS Merger, each share of MBS common stock held in treasury of MBS or any subsidiary of MBS or owned by SurgiCare or its subsidiaries immediately prior to the effective time of the DCPS/MBS Merger will be cancelled and extinguished, no conversion of those shares will occur and no payment will be made for those shares. Furthermore, each share of common stock of DCPS/MBS Acquisition, Inc. issued and outstanding immediately prior to the effective time of the DCPS/MBS Merger will be converted and exchanged for one share of common stock of MBS, as the surviving corporation. No fractional shares will be issued in connection with the DCPS/MBS Merger. Instead, each holder of shares of MBS common stock who otherwise would be entitled to a fraction of a share (after aggregating all fractional shares to be received by such holder) will receive from SurgiCare a number of shares of Class C common stock rounded down to the nearest whole share.

      The shares of SurgiCare common stock that MBS stockholders will receive in the merger will be issued in a transaction exempt from the registration requirements of the Securities Act and any applicable state securities laws and may not be transferred until we register such shares under the Securities Act or unless the shares are transferred in a transaction not requiring registration under the Securities Act, such as a transfer pursuant to Rule 144 under the Securities Act. The MBS stockholders will be third-party beneficiaries to the registration rights agreement between Orion and Brantley IV. Until the first anniversary of the date of the registration rights agreement, the MBS stockholders will be permitted to cause Orion to add their shares of Class A common stock (received upon conversion of the shares of Class C common stock or otherwise pursuant to the DCPS/MBS Merger Agreement) to a registration statement on which

Brantley IV’s shares are being registered. A form of the registration rights agreement is attached hereto as Annex G.

DCPS

      At the effective time of the DCPS/MBS Merger, all partnership interests in DCPS issued and outstanding immediately prior to the effective time of the DCPS/MBS Merger, will be cancelled and automatically converted into the right to receive, in the aggregate:

•	an aggregate of $1.5 million in cash;

•	subordinated promissory notes of SurgiCare which bear interest (computed on the basis of a 360-day year of twelve 30-day months) at a rate of 8% per annum in an aggregate principal amount of $500,000, subject to retroactive adjustment (the “DCPS Note”); and

•	606,061 shares of Orion Class C common stock in exchange for all of the outstanding partnership interests of DCPS, subject to retroactive adjustment.

      The shares of SurgiCare common stock that holders of DCPS partnership interests will receive in the merger will be issued in a transaction exempt from the registration requirements of the Securities Act and any applicable state securities laws and may not be transferred until we register such shares under the Securities Act or unless the shares are transferred in a transaction not requiring registration under the Securities Act, such as a transfer pursuant to Rule 144 under the Securities Act. The DCPS equityholders will be third-party beneficiaries to the registration rights agreement between Orion and Brantley IV. Until the first anniversary of the date of the registration rights agreement, the DCPS equityholders will be permitted to cause Orion to add their shares of Class A common stock (received upon conversion of the Class C common stock or otherwise pursuant to the DCPS/MBS Merger Agreement) to a registration statement on which Brantley IV’s shares are being registered. A form of the registration rights agreement is attached hereto as Annex G.

Exchange Procedures

      At the closing of the DCPS/MBS Merger, certificates representing shares of Class C common stock will be exchanged for certificates representing MBS common shares and DCPS partnership interests as applicable.

                  Additional Issuances, Advances and Payments.

      Subject to any restrictions imposed by applicable law, SurgiCare agrees to provide, upon Dennis Cain’s request, a loan to the DCPS equityholders in the amount of up to $375,000 in the event that the DCPS/MBS Merger does not qualify as a tax-free reorganization under Section 368(a)(2)(D) of the Internal Revenue Code. Such loan will have the same interest rate and maturity date as that of the DCPS Note.

      If the fair market value of SurgiCare common stock at the closing of the MBS merger (based on the average of the daily average of the high and low price per share over the five trading days immediately prior to the closing) is less than $0.70, SurgiCare will pay Mr. Smith on April 1, 2005 an amount equal to the quotient of (a) the excess of 15% of the assumed incremental gain (as defined below) over $435,000 divided by (b) 85%. The assumed incremental gain is the amount by which the value of the 606,061 shares of Class C common stock (based on the average of the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the closing as adjusted for the Reverse Stock Split) exceeds $100,000. Mr. Smith will allocate and distribute any such payment to the MBS stockholders pro rata based on the respective federal income tax liabilities of the MBS stockholders in respect of the Class C common stock issued to the MBS stockholder upon the closing of the DCPS/MBS Merger.

      Following the closing of the MBS merger, SurgiCare agrees to issue, subject to applicable securities laws, up to 75,758 shares of Class A common stock to such persons and entities as directed by Mr. Cain or Mr. Smith, which persons may be employees or customers of DCPS/MBS.

Purchase Price Adjustments.

      Clawback. During 2004 and 2005, if the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of DCPS/MBS (prior to deduction of any management fees payable to SurgiCare, excluding extraordinary or non-recurring gains and, for 2004, amounts paid to Tom M. Smith and Dennis Cain in excess of their base salaries prior to the closing) is less than $1.6 million (the “Negotiated Amount”), annually, SurgiCare is entitled to a return of debt and stock based on the following formula:

1) 125% of the difference between the actual EBITDA and the Negotiated Amount is referred to as the “Payback Amount” with respect to each of MBS and DCPS.

2) The stockholders of MBS forfeit to SurgiCare a number of shares of Class C common stock which, if converted, would represent a number of shares of Class A common stock equal to (x) the Payback Amount divided by (y) 3.3. Mr. Smith, on behalf of the MBS equityholders, may elect to pay some or all of the Payback Amount in cash.

3) The principal balance of the DCPS Note shall be reduced by the Payback Amount. If the Payback Amount exceeds the principal balance of the DCPS Note, SurgiCare may request that the DCPS equityholders forfeit to SurgiCare a number of shares of Class C common stock which, if converted, would represent a number of shares of Class A common stock equal to (x) the difference between the Payback Amount and the principal balance on the DCPS Note divided by (y) 3.3.

      Earn-out. During 2004 and 2005, if the EBITDA of DCPS/MBS (prior to deduction of any management fees payable to SurgiCare, excluding extraordinary or non-recurring gains and, for 2004, amounts paid to Tom M. Smith and Dennis Cain in excess of their base salaries prior to the closing) is greater than the Negotiated Amount, annually, the DCPS/MBS equityholders will be entitled to additional cash and Class A common stock from Orion based on the following formula:

1) The difference between the actual EBITDA and the Negotiated Amount each year shall be called the “Additional Consideration Amount.”

2) Twenty percent (20%) of the Additional Consideration Amount shall be paid to the MBS equityholders in cash, up to a maximum of $450,000 over the two year period.

3) Twenty-five percent (25%) of the Additional Consideration Amount shall be paid to the DCPS equityholders in cash, up to a maximum of $562,500 over the two year period.

4) The MBS equityholders shall receive a number of shares of Class A common stock equal to 80% of the Additional Consideration Amount divided by 7.5, up to a maximum of 240,000 shares over the two year period.

5) The DCPS equityholders shall receive a number of shares of Class A common stock equal to 20% of the Additional Consideration Amount divided by 7.5, up to a maximum of 225,000 shares over the two year period.

      Effect of Sale; Termination of Key Employees without Cause. In the event that (a) the employment of Tom M. Smith is terminated by SurgiCare without “Cause” (as defined in his employment agreement) or (b) SurgiCare sells all of the capital stock, or all or substantially all of the assets, of the DCPS/MBS merger sub to an unaffiliated third party (other than in connection with an acquisition of all or substantially all of SurgiCare):

1) On or prior to the first anniversary of the Closing Date, the MBS equityholders shall be entitled to receive the maximum earn-out amount of $450,000 in cash and 240,000 shares of Class A common stock.

2) After the first anniversary of the Closing Date but on or prior to the second anniversary, the Additional Consideration Amount shall be payable to the MBS equityholders in respect to the second year of operations of the DCPS/MBS merger sub, as pro-rated for a full year based upon the EBITDA of the DCPS/MBS merger sub for such year as of the last day of the month of such termination or sale.

3) On or prior to the second anniversary of the Closing Date, the claw-back provisions under the letter of intent as described above shall terminate with respect to the MBS equityholders, provided that no such termination of the claw-back provisions shall require SurgiCare to return any amount already forfeited in accordance with same.

      In the event that (a) the employment of Dennis Cain is terminated by SurgiCare without “Cause” (as defined in his employment agreement) or (b) SurgiCare sells all of the capital stock, or all or substantially all of the assets, of the DCPS/MBS merger sub to an unaffiliated third party (other than in connection with an acquisition of all or substantially all of SurgiCare):

1) On or prior to the first anniversary of the Closing Date, the DCPS equityholders shall be entitled to receive the maximum earn-out amount of $562,500 in cash and 225,000 shares of Class A common stock.

2) After the first anniversary of the Closing Date but on or prior to the second anniversary, the Additional Consideration Amount shall be payable to the DCPS equityholders in respect to the second year of operations of the DCPS/MBS merger sub, as pro-rated for a full year based upon the EBITDA of the DCPS/MBS merger sub for such year as of the last day of the month of such termination or sale.

3) On or prior to the second anniversary of the Closing Date, the claw-back provisions under the letter of intent as described above shall terminate with respect to the DCPS equityholders, provided that no such termination of the claw-back provisions shall require SurgiCare to return any amount already forfeited in accordance with same.

      Certain Additional Terms of the Merger. In the event that, during the earn-out period, the DCPS/ MBS merger sub performs billing and collection, contracting and/or management services for SurgiCare, SurgiCare agrees to pay the DCPS/MBS merger sub a rate 10% greater than the minimal amount needed to cover all costs associated with such services. SurgiCare also agrees to assist the DCPS/MBS merger sub in the development and marketing of a surgery center division of the company. In addition, during the earn-out period, SurgiCare agrees that it will not purchase any medical billing services provided by DCPS/ MBS from any person other than DCPS/MBS at a rate equal to or higher than the rate provided by DCPS/MBS. If, during the earn-out period, SurgiCare proposes to purchase such services from a person other than DCPS/MBS at a rate lower than the rate payable to DCPS/MBS, SurgiCare will provide DCPS/MBS with the opportunity to provide such services to SurgiCare at the lower rate.

      In the event that SurgiCare shall establish an advisory board, each of Tom M. Smith and Dennis Cain shall have the right to appoint one member, so long as he continues to own 50% of the SurgiCare shares issued to him in consideration for the merger.

      Right of First Refusal. In the event that SurgiCare or its successors desire to sell the DCPS/MBS merger sub prior to the later of (i) the third anniversary of the Closing Date or (ii) the date on which the promissory notes issued to Dennis Cain and Tom M. Smith have been paid in full, the DCPS/MBS Sellers will be given the right to match any offer received by SurgiCare or its successors, unless all or substantially all of SurgiCare is to be acquired pursuant to such offer. The DCPS/MBS Sellers may elect to transfer shares of Class A common stock or Class C common stock in satisfaction of all or portion of the applicable purchase price, provided that the value of any such share transferred to SurgiCare shall be deemed to equal 85% of the average of the closing prices of the Class A common stock over the five trading days immediately prior to the closing of such sale.

      Terms of Debt. The DCPS Note shall be due and payable after three (3) years, and shall bear interest at an eight percent (8%) annual rate, with monthly interest payments and no prepayment penalty. The DCPS Note shall be subordinated to SurgiCare’s senior bank debt on terms satisfactory to its senior lender. SurgiCare shall have the right to set off amounts owed by DCPS to SurgiCare against amounts owing under the DCPS Note. Upon a material default by SurgiCare under the DCPS Note, the noncompetition agreement contained in the employment agreement with Dennis Cain shall terminate.

      Appraisal Rights. Under Texas law, holders of shares of MBS common stock are entitled to exercise appraisal rights.

      Conditions to Closing. The obligations of SurgiCare, DCPS and MBS to consummate the DCPS/MBS Merger are subject to the satisfaction or waiver (all conditions are waivable unless otherwise indicated) of a number of specified conditions, including:

•	Obtaining all necessary approvals of the SurgiCare stockholders (this condition is not waivable);

•	No governmental entity or court shall have enacted, threatened, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order, or award that is then in effect, pending or threatened and has, or would have, the effect of making the DCPS/MBS Merger illegal or otherwise prohibiting consummation of the DCPS/MBS Merger or the other transactions;

•	Expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which provides for advance notification of business combinations of greater than a minimum size by the Federal Trade Commission and the Antitrust Division of the Department of Justice (this condition is not waivable);

•	The shares of Class A common stock issuable upon conversion of the shares of Class C common stock issuable in the DCPS/MBS Merger and the Shares of Class A common stock issuable pursuant to the earn-out shall have been authorized for listing on the AMEX, subject to official notice of issuance;

•	The IPS Merger shall have been consummated concurrently with the DCPS/MBS Merger;

•	The equity financing with Brantley IV, and the debt exchange with certain affiliates of Brantley IV described herein shall have been consummated;

•	The continued truthfulness and accuracy of the representations and warranties in all material respects, except that representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (representations or warranties that are qualified by materiality shall continue to be true and accurate in all respects) and the performance or compliance in all material respects with all agreements and covenants required by the DCPS/MBS Merger Agreement, and receipt from the other party of a certificate of an officer certifying to the foregoing;

•	The receipt of all material governmental consents, approvals or other authorizations legally required to consummate the DCPS/MBS Merger from all governmental authorities and receipt by DCPS, MBS and SurgiCare of all required third party consents in respect of material contracts;

•	No event, circumstance, occurrence, change or effect shall have occurred since the date of the DCPS/MBS Merger Agreement which, individually or in the aggregate, has or would materially and adversely affect, or pose a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of SurgiCare and its subsidiaries, taken as a whole, or DCPS and MBS, taken as a whole, or which is reasonably likely to prevent or delay the consummation of the DCPS/MBS Merger.

•	No action shall have been brought, be pending or have been threatened by any government entity or any person that seeks to prevent or delay the consummation of the DCPS/MBS Merger or the other transactions, seeks to restrain or prohibit SurgiCare’s or DCPS/MBS’s or impose limitations on SurgiCare’s or DCPS/MBS’s ability to own or dispose of any portion of the business or assets of DCPS or MBS or that would reasonably be expected to, individually or in the aggregate, materially and adversely affect, or pose a material risk of materially and adversely affecting the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of SurgiCare and its subsidiaries, taken as a whole, or DCPS and MBS, taken as a whole, or which is reasonable likely to prevent or delay the consummation of the DCPS/MBS Merger.

•	Each of Dennis Cain and Tom M. Smith shall have entered into an employment agreement with SurgiCare which is in full force and effect, must be employed by their respective employers immediately prior to the merger, and cannot have indicated an intention to terminate his employment, and all other employment agreements with such individuals shall have been terminated;

•	SurgiCare having received a legal opinion from the counsel to DCPS and MBS, and DCPS and MBS having received a legal opinion from the counsel of SurgiCare and DCPS/MBS;

•	All existing registration rights of holders of MBS common shares and DCPS partnership interests shall have been terminated and SurgiCare and DCPS/MBS shall have received a certificate to such effect signed by the DCPS/MBS Sellers and by an officer of each of DCPS and MBS;

•	All loans, guarantees or other obligations of DCPS or MBS to each other or to any of their affiliates have been terminated without the payment of any consideration and, except as otherwise agreed to in writing by SurgiCare, all agreements among any of the foregoing shall have been terminated without cost to DCPS or MBS;

•	Each of the DCPS/MBS Sellers shall have entered into a subordination agreement with each of SurgiCare’s senior lenders in form and substance satisfactory to SurgiCare and such senior lenders;

•	SurgiCare shall have delivered resignations from each director of SurgiCare and the Orion board shall consist of Terrence L. Bauer, Keith G. LeBlanc, two individuals designated by Brantley IV, and three outside directors reasonably satisfactory to DCPS and MBS, and the officers of Orion shall be Mr. Bauer as Chief Executive Officer, Mr. LeBlanc as President, and Stephen H. Murdock as Chief Financial Officer;

•	SurgiCare shall have amended and restated its certificate of incorporation and by-laws; and.

•	No appraisal rights shall have been exercised with respect to any MBS common shares.

      The Debt Exchange Agreement and the Stock Subscription Agreement require that the conditions to closing of the DCPS/MBS Merger Agreement have been satisfied.

      Representations and Warranties. SurgiCare and DCPS/MBS, on the one hand, and DCPS, MBS and the DCPS/MBS Sellers, on the other hand, made mutual representations and warranties in the DCPS/MBS Merger Agreement regarding the following:

•	corporate organization, good standing and qualification of each of the companies and their subsidiaries;

•	validity and effectiveness of charter and by laws of each of the companies and their subsidiaries;

•	capitalization of the companies and their subsidiaries;

•	authority to enter into the DCPS/MBS Merger Agreement;

•	absence of conflicts between the DCPS/MBS Merger Agreement, the DCPS/MBS Merger and the other transactions contemplated by the DCPS/MBS Merger Agreement, on the one hand, and other contractual and legal obligations of the companies, on the other hand;

•	requirement of consents, approvals, licenses, permits, orders, filings or other authorizations to enter into the DCPS/MBS Merger Agreement and consummate the DCPS/MBS Merger and the other transactions contemplated by the DCPS/MBS Merger Agreement;

•	possession of authorizations, licenses, permits, certificates, approvals and orders of any government or other authority thereof, or any body exercising any other authority necessary or advisable for each of the companies and their subsidiaries to own, lease and operate their properties and to carry on their business as currently conducted;

•	compliance with applicable laws;

•	absence of undisclosed liabilities;

•	absence of certain changes or events since December 31, 2002 (in the case of MBS, since September 30, 2003);

•	absence of material litigation;

•	employee benefit matters;

•	material contracts;

•	environmental matters;

•	title to properties and absence of liens and encumbrances;

•	intellectual property;

•	taxes;

•	insurance;

•	opinion of financial advisor;

•	use of brokers;

•	labor matters;

•	transactions with affiliates;

•	absence of stockholder rights agreements; and

•	absence of unlawful or prohibited payments.

      In addition to the mutual representations, the DCPS/MBS Sellers made representations and warranties regarding their investment and their status as accredited investors under Regulation D and SurgiCare made representations and warranties in the DCPS/MBS Merger Agreement regarding the following:

•	compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings;

•	effectiveness of the IPS Merger agreement; and

•	validity of the offering.

      None of the representations and warranties contained in the DCPS/MBS Merger Agreement survives the closing of the DCPS/MBS Merger.

      Conduct of Business Prior to Closing. Each of SurgiCare, DCPS and MBS has agreed on behalf of itself and its subsidiaries, as applicable, that, subject to certain exceptions, between the execution of the DCPS/MBS Merger Agreement and the effective time of the DCPS/MBS Merger, to:

•	conduct its businesses and the business of its subsidiaries, as applicable, in the ordinary course of business and in a manner consistent with past practice; and

•	use its reasonable best efforts to preserve substantially intact its business organization and goodwill and to keep available the services of its (and its subsidiaries’ as applicable) current officers, employees and consultants and to preserve its (and its subsidiaries’ as applicable) current relationships with members or other customers, suppliers, licensors, licensees and other persons with which it and its subsidiaries, as applicable, have significant business relations.

      Each of SurgiCare, DCPS and MBS has also agreed that, subject to certain exceptions, prior to the effective time of the DCPS/MBS Merger, without the prior written agreement of the other party, it shall neither do any of the following nor permit its subsidiaries, as applicable, to do any of the following:

•	Amend or otherwise change its charter or bylaws or equivalent organizational documents;

•	Issue, sell, pledge, dispose of, or authorize for issuance, sale, pledge or disposal, equity securities or equity equivalent securities, or any other ownership interest, except for the issuance of shares of SurgiCare common stock upon the exercise of options and warrants outstanding as of the date of the DCPS/MBS Merger Agreement;

•	Authorize, declare or set aside any dividend payments or other distribution with respect to any of its stock or other ownership interests; provided, however, that each of DCPS and MBS may dividend out excess cash prior to the closing of the DCPS/MBS Merger subject to certain exceptions;

•	Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or other ownership interests or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock or other ownership interests;

•	Acquire or agree to acquire or sell or agree to sell any interest in any corporation, partnership or other business or any assets constituting a business or a portion of a business;

•	Sell, lease, license, encumber or otherwise dispose of any of its or its subsidiaries’, as applicable, real property or improvements;

•	Incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, or make any loans or advances, except for revolving indebtedness under existing revolving loan agreements of SurgiCare, DCPS and MBS, incurred in the ordinary course of business and consistent with past practice, indebtedness under any additional notes evidencing additional loans made by Lakepoint Acquisition, Inc. to SurgiCare after October 24, 2003, and other indebtedness with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $100,000 with respect to SurgiCare and in excess of $25,000 with respect to DCPS and MBS;

•	Enter into any contracts or agreements requiring payment or receipt of payment in excess of $250,000 with respect to SurgiCare and in excess of $100,000 with respect to DCPS and MBS, or modify, amend, renew or waive any material provision of, breach or terminate any of its or its subsidiaries’, as applicable, existing material contracts;

•	Make or authorize any capital expenditures which were not disclosed in connection with the DCPS/MBS Merger Agreement;

•	Except for the acceleration of vesting of unvested SurgiCare stock options and warrants outstanding on the date of the DCPS/MBS Merger Agreement, waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants or restricted stock, or reprice options or warrants or authorize cash payments in exchange for any options or warrants;

•	Increase compensation to its or its subsidiaries’, as applicable, officers or employees (including rights to severance or termination pay), except for increases in salaries or wages of employees other than directors, officers and key employees, in accordance with past practices and consistent with current budgets (and, in the case of SurgiCare in the ordinary course of business, and as disclosed to DCPS and MBS in connection with the DCPS/MBS Merger Agreement), grant or amend any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with any of its or its subsidiaries’, as applicable, directors, officers or employees (or, in the case of SurgiCare any person, except as required by previously existing contractual arrangements or required law) or forgive any indebtedness of any of its or its’ subsidiaries’, as applicable, employees;

•	Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate with respect to SurgiCare and $50,000 in the aggregate with respect to DCPS and MBS, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in its balance sheet or incurred in the ordinary course of business, consistent with past practices, or cancel any indebtedness in excess of $100,000 in the aggregate with respect to SurgiCare and $50,000 in the aggregate with respect to DCPS and MBS, or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which it or any of its subsidiaries, as applicable, is a party;

•	Settle any action other than any settlement that involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief, or commence any litigation or arbitration;

•	Make or revoke any tax elections, unless required by applicable law, adopt or change any method of tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any tax liabilities or take any action with respect to the computation of taxes or the preparation of a tax return that is inconsistent with past practice;

•	Change its accounting principles or procedures, other than certain required changes;

•	Subject to certain exceptions, establish, adopt, enter into, amend or terminate any collective bargaining agreement or certain employee benefit plans, other than to the extent required by such employee benefit plans or to comply with applicable law, or, take any action to accelerate any rights or benefits, or, unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining agreement or certain employee benefit plans;

•	Enter into or implement any stockholder rights plan or any similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the DCPS/MBS Merger;

•	Agree in writing or otherwise to take any of the actions described above; or

•	Take any action that would reasonably be expected to cause any representation and warranty given by it (and in the case of SurgiCare, given by DCPS/MBS) that is qualified by materiality to be untrue, any representation and warranty given by it (and in the case of SurgiCare, given by DCPS/MBS) that is not qualified by materiality to be untrue in any material respect, or would reasonably be expected to result in its (and in the case of SurgiCare, DCPS/MBS’s) inability to satisfy certain conditions to closing.

No Solicitation Provisions.

      Each of DCPS and MBS has agreed not to directly or indirectly initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic confidential information to facilitate, and DCPS and MBS will not, and will use their reasonable best efforts to cause any officer, director or employee of DCPS or MBS, or any attorney, accountant, investment banker, financial advisor or other agent retained by DCPS or MBS not to, directly or indirectly, initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic or confidential information to facilitate, any proposal, offer or inquiry to acquire a material part of the business or properties of DCPS or MBS (which shall include, but not be limited to, a part of the business or properties of DCPS or MBS constituting 10% or more of the net revenues, net income or the assets of DCPS or MBS or any capital stock or other ownership interests of DCPS or MBS) whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof. DCPS and MBS have also agreed to immediately cease and cause to be terminated all activities, discussions or negotiations with any parties with respect to any of the transactions described in the previous sentence, other than in connection with the DCPS/MBS Merger.

      Observer Rights. Dennis Cain, the current President of DCPS, will have the right to be present as an observer at all meetings of the board of directors of Orion or any of its committees so long as he continues to own at least 50% of the shares of Class C common stock issued to him in connection with the DCPS/MBS Merger (or Class A common stock issued upon conversion of the Class C common stock or otherwise). Similarly, Tom M. Smith, the current President of MBS, will have the right to be present as an observer at all meetings of the Board of Directors of Orion or any of its committees so long as he continues to own at least 50% of the shares of Class C common stock issued to him in connection with the DCPS/MBS Merger (or Class A common stock issued upon conversion of the Class C common stock or otherwise). The board of directors, however, may exclude either observer from attending any meeting where all members of management are excluded or which relates to a matter in which the observer has a material business or financial interest (other than by reason of his interest as a stockholder). Orion will pay for all reasonable expenses incurred by the observers in connection with their attendance of meetings of the board of directors of Orion or any of its committees.

      Events of Termination. The DCPS/MBS Merger Agreement may be terminated and the DCPS/MBS Merger abandoned at any time prior to the effective time, notwithstanding any requisite approval and adoption of the DCPS/MBS Merger Agreement and such transactions, as follows:

•	By mutual written consent duly authorized by the board of directors of each of SurgiCare and MBS, and the general partner and limited partners of DCPS;

•	By either SurgiCare, on the one hand, or DCPS and MBS, on the other hand, by giving written notice to the other party, if there is any applicable law or order of a governmental authority which is final and nonappealable preventing the consummation of the DCPS/MBS Merger (but the merger agreement cannot be terminated for this reason by a party whose failure to fulfill its obligations under the merger agreement resulted in such action);

•	By either SurgiCare, on the one hand, or DCPS and MBS, on the other, by giving written notice to the other party, if the DCPS/MBS Merger is not completed on or prior to May 14, 2004 (the parties intend to amend the agreement to extend this date to July 15, 2004);

•	By either SurgiCare, on the one hand, or DCPS and MBS, on the other hand, by giving written notice to the other party, if SurgiCare does not obtain the required stockholder approval;

•	By SurgiCare, by giving written notice to DCPS and MBS, upon a breach of any representation, warranty, covenant or agreement on the part of DCPS or MBS set forth in the DCPS/MBS Merger Agreement, or if any representation or warranty of DCPS and MBS has become untrue, in either case such that the relevant closing conditions, subject to the materiality thresholds contained in such closing conditions, would not be satisfied (but the merger agreement cannot be terminated for this reason by SurgiCare if SurgiCare is, at the time, in breach of the merger agreement);

•	By DCPS and MBS by giving written notice to SurgiCare, upon a breach of any representation, warranty, covenant or agreement on the part of SurgiCare or DCPS/MBS set forth in the DCPS/MBS Merger Agreement, or if any representation or warranty of SurgiCare or DCPS/MBS has become untrue, in either case such that the relevant closing conditions, subject to the materiality thresholds contained in such closing conditions, would not be satisfied (but the merger agreement cannot be terminated for this reason by DCPS and MBS if DCPS or MBS is, at the time, in breach of the merger agreement);

      Fees and Expenses. In the event that the DCPS/MBS Merger Agreement is terminated due to SurgiCare’s failure to obtain the required stockholder approval, SurgiCare will reimburse DCPS and MBS for all reasonable out-of-pocket expenses incurred by or on behalf of DCPS or MBS. In all other circumstances, each party to the DCPS/MBS Merger Agreement will pay its fees and expenses.

      Choice of Law. The DCPS/MBS Merger Agreement is governed by and construed in accordance with the laws of the State of Texas.

THE EQUITY FINANCING

      This section of the proxy statement describes the material aspects of the proposed equity financing. While we believe that the description covers the material terms of the equity financing, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents we refer to carefully for a more complete understanding of the equity financing and the related transactions.

      Unless otherwise indicated, all share amounts give effect to the Reverse Stock Split described in this proxy statement. Unless otherwise indicated, all share amounts and percentages are based on the assumptions described in the section “Summary Term Sheet — Assumptions” and are therefore subject to change if such assumptions are not accurate at the time of the closing of the Acquisitions.

Vote Required for the Equity Financing

      We are required by our certificate of incorporation, Delaware law and the Transaction Documents to obtain the approval majority of each class of our stockholders, voting as separate classes, and voting together as a single class, in order to amend and restate our certificate of incorporation to authorize the Class B common stock. In addition, the AMEX rules require that we obtain the approval of our stockholders for the issuance of our Class B common stock.

The Equity Financing

      Brantley IV has, through an entity wholly-owned by Brantley IV, bridge loans outstanding to both SurgiCare and IPS. Pursuant to the Stock Subscription Agreement, Brantley IV will purchase shares of Class B common stock by surrendering the Bridge Notes for cancellation and contributing cash in an amount equal to $6 million minus (a) the amount by which the aggregate principal amount of the SurgiCare Bridge Notes surrendered for cancellation exceeds $490,000, (b) the amount by which the aggregate principal amount of the IPS Bridge Notes surrendered for cancellation exceeds $790,000, and (c) the accrued but unpaid interest on such excesses. As of April 20, 2004, the aggregate principal amount of the outstanding SurgiCare Bridge Notes is $1,465,411 and the aggregate principal amount of the IPS Bridge Notes is $1.84 million, which results in an aggregate excess principal amount of $2,025,411. The accrued interest on this excess was $23,003 as of April 20, 2004.

      Shares Received by Brantley IV. Brantley IV will receive a number of shares of Class B common stock equal to 1.02 times the aggregate number of outstanding shares of Class A common stock immediately after giving effect to the amendments to SurgiCare’s charter, but prior to the closing of the Transactions (giving effect to conversion of our Series AA preferred stock and cashless exercise of in-the-money options or warrants) divided by 0.49. Options and warrants will be deemed “in-the-money” if they have an exercise price of less than the greater of $0.55 or the fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to closing). Changes in the closing price will affect the number of SurgiCare shares deemed outstanding for purposes of this calculation and thus will affect the aggregate number of shares to be received by Brantley IV.

      Based on the assumptions used in this proxy statement, including the assumed market price of the SurgiCare common stock, Brantley IV would receive approximately 9,077,110 shares (based on the market price of SurgiCare Common Stock as of April 12, 2004) of Class B common stock. Prior to the DCPS/MBS Merger, the shares of Class B common stock issued to Brantley IV will represent, on an as-converted basis, approximately 55.6% of the Fully-Diluted Orion Shares (as adjusted for the shares of Class A common stock and Class C common stock issuable pursuant to the DCPS/MBS Merger Agreement), and will initially represent, on an as-converted basis, approximately 51.0% of the Fully-Diluted Orion Shares. Assuming everything else remains the same, the percentage interest of Brantley IV upon conversion will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued to the date of conversion. Although the conversion factor will continually increase, the number of votes that holders of Class B common stock will be entitled to will be based on the initial conversion factor.

      In connection with the Transactions, Brantley IV entered into an agreement on March 4, 2004 with certain of its limited partners, pursuant to which such limited partners have agreed to acquire, subject to the satisfaction of certain conditions, $1 million worth of the Class B common stock which Brantley IV has agreed to purchase pursuant to the Stock Subscription Agreement and Brantley IV has agreed to assign to such limited partners its right to acquire such shares. To the extent such limited partners acquire such shares, Brantley IV’s ownership will be decreased by the number of shares valued at $1 million, or approximately 1,246,856 shares of Class B common stock, which initially represent, on an as-converted basis, approximately 7.0% of the Fully-Diluted Orion Shares.

      In addition, the conversion ratio of the Class B common stock is tied to the price of the Class A common stock. The Class B common stock conversion ratio which is initially approximately 1.20 shares of Class A common stock for each share of Class B common stock, is determined upon conversion by adding one to a fraction whose numerator is the Class B common stock purchase price (plus 9% per annum) and whose denominator is the market price of the Class A common stock at that time. Thus, a decline in the price of Class A common stock will increase the Class B common stock conversion ratio because the multiplier for calculating the conversion ratio increases as the stock price used in its denominator decreases.

      The fraction obtained by dividing the purchase price of the Class B common stock (approximately $0.802 per share) by the market price of the Class A common stock is added to 1 to arrive at the Class B conversion ratio. The initial conversion price of 1.20 assumes a Class A common stock price of $3.97 per share, calculated as follows:

                    $0.802 ÷ $3.97 = .2 + 1 = 1.20

      If the price of the Class A common stock rises, the conversion ratio decreases, and if the Class A common price falls, the conversion ratio increases. For example, assume that nothing else changes but the price of the Class A common stock declines by 25%, from $3.97 per share to $2.98. The conversion ratio would then increase as follows:

                    $0.802 ÷ $2.98 = .27 + 1 = 1.27

Terms of the Class B Common Stock

      The terms of the Class B common stock, including its rights and preferences, are discussed in “The New Classes of Common Stock” and are governed by the Amended and Restated Certificate of Incorporation.

      The shares of Class B common stock to be issued, and the shares of Class A common stock into which they are convertible, will each be restricted securities as that term is defined in Rule 144 adopted by the SEC. No market for resale of the Class B common stock to be issued is ever expected to develop. The Class A common stock into which the Class B common stock is convertible may be sold in compliance with Rule 144. Rule 144 provides an exemption for sales in compliance with the rule and generally provides that the stock must be held for more than one (1) year after issuance before it may be sold in the market in brokered transactions, requires Orion to be current in its reporting requirements, and imposes volume limitations on the amount of stock that may be sold in any three (3) month period.

      In addition, the holders of Class B common stock will have the right to cause Orion to register the shares of Class A common stock issuable upon conversion of their shares for sale pursuant to the Registration Rights Agreement as further described below in — “Registration Rights Agreement.”

Stock Subscription Agreement

      The equity financing is governed by the Stock Subscription Agreement, a copy of which is attached hereto as Annex H. We urge you to read the Stock Subscription Agreement in its entirety. It is the legal document that governs the equity financing.

      The Stock Subscription Agreement contains customary closing conditions, including the requirement that SurgiCare complete additional financing, in connection with which the debt liabilities of each of IPS, DCPS, MBS and SurgiCare will be restructured, refinanced or assumed and the requirement that the closing conditions to the IPS and DCPS/MBS Merger Agreements be satisfied. The companies are currently negotiating with several banking institutions to refinance these debt obligations, which total approximately $9.8 million. We expect that the refinancing will take the form of bank or other financial institution loans and will not involve the issuance of additional equity securities or have any dilutive effect on existing stockholders; however, we cannot be sure what the ultimate amount or terms of the refinancing will be. We expect that we will be able to complete our refinancing plans in the next few weeks and that this requirement will not substantially impede or delay our ability to consummate the Transactions as contemplated in this proxy statement.

      Pursuant to the Stock Subscription Agreement, upon termination of the IPS Merger Agreement in specified circumstances, SurgiCare is required to reimburse Brantley IV for its reasonable out-of-pocket expenses and/or pay Brantley IV a non-refundable fee of $3 million. See “The Transactions — The IPS Merger — The IPS Merger Agreement — Fees and Expenses” for details regarding the circumstances under which such expenses and fee are required to be paid. SurgiCare is also required to pay such expenses and fee if it breaches its obligation to issue the shares of Class B common stock pursuant to the Stock Subscription Agreement.

      The Stock Subscription Agreement also contains representations, warranties and covenants as summarized below.

      SurgiCare’s Representations and Warranties to Brantley IV. SurgiCare made representations and warranties to Brantley IV in the Stock Subscription Agreement regarding the following:

•	organization, existence and good standing of SurgiCare;

•	corporate action taken by SurgiCare to execute the Stock Subscription Agreement, the issuance of the shares of Class B common stock pursuant to the Stock Subscription Agreement and the shares of Class A common stock issuable upon conversion of such shares;

•	authorization and valid issuance of the shares of Class B common stock pursuant to the Stock Subscription Agreement, and reservation of shares of Class A common stock issuable upon the conversion of such shares;

•	correctness of the representations and warranties made by SurgiCare in the IPS Merger Agreement and the DCPS/MBS Merger Agreement;

•	validity and enforceability of the IPS Merger Agreement, the DCPS/MBS Merger Agreement, the Debt Exchange Agreement, the Registration Rights Agreement and the Stock Subscription Agreement;

•	capital structure of SurgiCare after consummation of the transactions contemplated by the Stock Subscription Agreement; and

•	absence of a requirement to register the shares issued pursuant to the Stock Subscription Agreement for offer or sale.

      Brantley IV’s Representations and Warranties to SurgiCare. Brantley IV made representations and warranties to SurgiCare in the Stock Subscription Agreement regarding the following:

•	Brantley IV’s legal capacity, power and authority to execute and deliver the Stock Subscription Agreement and perform its obligations; and

•	the investment qualifications of the Brantley IV and the information provided to Brantley IV.

      SurgiCare’s Covenants to Brantley IV. SurgiCare covenanted in the Stock Subscription Agreement to:

•	furnish to each registered holder of shares of Class B common stock issued pursuant to the Stock Subscription Agreement, and shares of Class A common stock which have been received upon conversion of such shares, other than shares which have been sold in a registered public offering or to the public pursuant to Rule 144 under the Securities Act (each, a “Holder”), annual and quarterly financial reports, and any documents filed by SurgiCare with the SEC;

•	keep, and cause each Holder to have access to, appropriate books, records and accounts;

•	provide to each Holder, upon request, information regarding the business of SurgiCare and SurgiCare’s subsidiaries;

•	to invite Brantley IV to send one representative to attend meetings of SurgiCare’s board of directors in a nonvoting observer capacity, and give the representative copies of all notices, consents and other material provided to the SurgiCare directors (unless exclusion from such meetings or from access to such materials is reasonably necessary to preserve SurgiCare’s attorney-client privilege) if, and for so long as, Brantley IV does not have a representative on SurgiCare’s board of directors and is a Holder; and

•	reserve and keep available out of SurgiCare’s authorized but unissued shares of Class A common stock a number of shares sufficient to effect the conversion of all the outstanding shares of Class B common stock, or take corporate action to increase SurgiCare’s authorized but unissued shares of Class A common stock.

      The Stock Subscription Agreement also imposes the following indemnification obligations on SurgiCare and Brantley IV:

•	SurgiCare will indemnify Brantley IV (and its affiliates) against any losses relating to (i) any breach of any representation, warranty or agreement by SurgiCare or any misrepresentation by SurgiCare in the Stock Subscription Agreement or Debt Exchange Agreement or (ii) any breach of any representation, warranty or agreement of SurgiCare, IPS, DCPS or MBS or any misrepresentation by SurgiCare, IPS, DCPS, MBS or any of their respective affiliates under the IPS Merger Agreement, the DCPS/MBS Merger Agreement or any other agreement entered into in connection with these agreements or the transactions contemplated by these agreements.

•	Brantley IV will indemnify SurgiCare against losses resulting from any breach of any representation, warranty or agreement of Brantley IV in the Stock Subscription Agreement or any misrepresentation of Brantley IV in the Stock Subscription Agreement. Brantley IV and its affiliates will not be liable to SurgiCare or its affiliates for any act or omission by Brantley IV that does not constitute either a breach of the Stock Subscription Agreement or gross negligence or willful misconduct.

•	The Stock Subscription Agreement contains notice requirements related to indemnification, and also permits the indemnifying party to participate in the defense and disposition of the claim against the indemnified party.

Registration Rights Agreement

      Brantley IV will also receive the right to register Registrable Shares (as defined below) pursuant to a registration rights agreement to be executed between Orion and Brantley IV. “Registrable Shares” means the Class A common stock currently issued, or issued in the future, to Brantley IV and its permitted transferees (including shares of Class A common stock into which shares of Class B common stock or other securities of Orion are convertible) other than shares which have been sold pursuant to an effective registration statement or pursuant to a transaction under Rule 144 under the Securities Act.

      Pursuant to the registration rights agreement, Brantley IV and/or its permitted transferees, holding at least 50 percent of the Registrable Shares will have the right to request that Orion effect the registration on Form S-1 of shares of Class A common stock having an anticipated net aggregate offering price of at least $5,000,000. Orion will not be required to effect any such registration within six months after the effective date of any such registration statement. Additionally, at any time Orion is eligible to file a registration statement on Form S-3, Brantley IV, and/or its permitted transferees, may request that Orion effect the registration on Form S-3 of Registrable Shares having an anticipated net aggregate offering price of at least $500,000.

      At any time Orion otherwise proposes to register any of its equity securities under the Securities Act, Brantley IV and/or its permitted transferees may request the registration of Registrable Shares. However, Orion will not be obligated to effect any registration of shares incidental to the registration of Orion securities in connection with a Form S-8 or a Form S-4 relating to the acquisition or merger, by Orion or Orion’s subsidiaries, of or with any other business.

      For one year after the date of the registration rights agreement, the IPS stockholders and certain IPS debtholders and the DCPS/MBS equityholders may request to have the following shares included in registrations pursuant to which Brantley IV and its permitted transferees are registering shares: (i) the shares of Class A common stock issued to the IPS stockholders pursuant to the IPS Merger Agreement or to the IPS debtholders pursuant to the Debt Exchange Agreement; and, (ii) the shares of Class A common stock issued to the DCPS/MBS equityholders pursuant to the DCPS/MBS Merger Agreement (including shares issuable upon conversion of Class C common stock).

      Brantley IV will have registration rights for all of the shares of Class A common stock issuable upon conversion of its shares of Class B common stock. Initially, this will be approximately 10,910,864 shares (as converted on a fully-diluted basis), but, assuming everything else remains the same, the number of shares of Class A common stock as to which Brantley IV has registration rights will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price from time to time outstanding, without compounding, from the date the Class B common stock was first issued to the date of conversion. Brantley IV and its permitted transferees will also have registration rights for any additional shares of Class A common stock (including Class A common stock into which other securities of Orion are convertible) issued to them. The third-party beneficiaries will have registration rights for one year with respect to an aggregate of up to approximately 5,842,391 shares of Class A common stock. If the registration rights are exercised and the underlying shares are offered or sold, our stock price could decline.

      Orion will use its best efforts to effect the registration under the Securities Act of the Registrable Shares which Orion has been requested to register and cause the registration statement to become effective within 60 days after filing. Orion will file a shelf registration statement if Orion is eligible for the use thereof and Orion is asked to file a shelf registration statement. Orion will prepare and file amendments and supplements necessary to keep the registration statement effective until the stockholders requesting the registration statement have sold their Registrable Shares.

      Orion will use its best efforts to obtain all legal opinions, auditors’ consents and comfort letters and experts’ cooperation as may be required in an underwritten offering. Orion will pay registration expenses, unless requested to withdraw the registration statement when the requestor has not learned of information that is reasonably likely to have a material adverse effect on Orion. Orion will indemnify the selling stockholders from any liability arising out of or relating to any untrue statement of a material fact or any omission or a material fact in any registration statement filed by Orion pursuant to the registration rights agreement, subject to certain exceptions.

      Orion is generally required to refrain from disposing of common equity, or securities convertible into common equity, for a period commencing 15 days before, and ending 90 days after, the effectiveness of an underwritten offering requested pursuant to the registration rights agreement. The registration rights agreement also contains customary rights permitting Orion to suspend or delay registration of securities under the agreement in certain circumstances. Without the prior written consent of holders of a majority of the Registrable Shares, Orion is not permitted to grant any other registration rights, other than registration rights subordinated to those granted pursuant to the registration rights agreement.

      The form of registration rights agreement is attached hereto as Annex G.

Material U.S. Federal Income Tax Consequences of the Equity Financing

      The following discussion briefly summarizes material U.S. federal income tax considerations relating to the equity financing that may be relevant to holders of SurgiCare common stock. It assumes that the other Transactions described herein occur in the manner described. We have not obtained, and do not intend to obtain, an IRS ruling or a legal opinion regarding the equity financing or the other Transactions described herein. This discussion is based upon advice we have received regarding the currently existing provisions of the Code, existing and proposed Treasury Regulations promulgated thereunder, IRS rulings and pronouncements, and judicial decisions, all in effect as of the date hereof and all of which are subject to change (possibly retroactively) at any time. This summary does not address all tax considerations that may be relevant. In particular, it does not address any tax considerations under state, local or foreign laws, or any tax considerations that may be relevant to certain stockholders in light of their particular circumstances. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also does not address any tax considerations that may be relevant to IPS stockholders, MBS stockholders, DCPS stockholders, Brantley IV or any of its affiliated entities, any stockholder who acquired SurgiCare common stock upon the exercise of an option or otherwise as compensation, or any optionholders, debtholders or warrantholders of any company. Finally, this summary does not address any tax consequences of the equity financing or of any related transactions other than as specifically set forth below.

•	Issuance of SurgiCare Stock for Cash. Neither SurgiCare nor the holders of SurgiCare common stock will recognize any taxable gain or loss as a result of the issuance of SurgiCare common stock in exchange for cash in the equity financing.

•	Issuance of SurgiCare Stock for Debt. If it is determined that the Class B common stock that is exchanged for the bridge loans made by Brantley IV’s subsidiary to SurgiCare or to IPS in the equity financing pursuant to the Stock Subscription Agreement has a fair market value less than the amount of the bridge loans for which it is exchanged, the company that issued the debt (IPS or SurgiCare, as applicable) will recognize taxable cancellation of indebtedness income. The amount of such income will generally be equal to the difference between the amount of the bridge loans and the fair market value of the SurgiCare common stock exchanged therefore.

THE NEW CLASSES OF COMMON STOCK

      The amended and restated certificate of incorporation authorizes the new classes of common stock. The following summary of the proposed terms of our Class A common stock, Class B common stock and Class C common stock, while complete in material respects, is nonetheless a summary. It is qualified in its entirety by reference to the complete text of the form of our amended and restated certificate of incorporation attached as Annex L to this proxy statement.

      Except as set forth below, the Class B common stock and Class C common stock will have the same rights and preferences as our Class A Common Stock.

Voting Rights

      The Class A Common Stock, Class B Common Stock and the Class C Common Stock will vote together as a single class on all matters, except as otherwise required by the DGCL. Each holder of Class A Common Stock is entitled one vote with respect to each share of Class A Common Stock held by such holder.

      Each holder of Class B Common Stock is entitled to a number of votes with respect to each share of Class B Common Stock held by such holder based on the conversion factor in effect as of the closing date of the Transactions. For purposes of determining the voting rights of the Class B Common Stock, this initial conversion factor will only be adjusted to take into account stock splits, stock dividends, combinations or other similar events affecting the Class A Common Stock. The conversion factor in effect for the Class B Common Stock at closing would allocate approximately 1.20 votes per share of Class B common stock.

      Each holder of Class C common stock is entitled to a number of votes with respect to each share of Class C common stock held by such holder based on the conversion factor in effect as of the record date applicable to a vote. Initially, the conversion factor allocates one vote per share of Class C common stock, subject to adjustment to account for stock splits, stock dividends, combinations or other similar events affecting the Class A common stock and any distributions on the Class C common stock.

      Subject to the provisions of Section 242(b)(2) of the DGCL, any term or provision of our amended and restated certificate of incorporation may be amended, and the number of authorized shares of our capital stock may be increased or decreased, by the affirmative vote of holders of a majority of the votes attributable to the then outstanding shares of Class A common stock, Class B common stock and Class C common stock.

Distributions

      Subject to the terms of any preferred stock or any other class of stock having any preference or priority over the Class A common stock, Class B common stock and Class C common stock that we may issue in the future, all distributions shall be made to the holders of Class A common stock and Class B common stock in the following order of priority:

•	First, the holders of the shares of Class B common stock (other than shares concurrently being converted into Class A common stock), as a single and separate class, shall be entitled to receive all distributions until there has been paid with respect to each such share from amounts then and previously distributed an amount equal to the original purchase price, which will be $7,280,000, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued.

•	Second, the holders of the shares of Class C common stock (other than shares concurrently being converted into Class A common stock), as a single and separate class, shall be entitled to receive all distributions until there has been paid with respect to each such share from amounts then and previously distributed an amount equal to $3.30. After the full required distributions have been made to the holders of shares of Class C common stock (other than shares concurrently being converted into Class A common stock) as described in the previous sentence, each share of Class C common stock then outstanding shall be retired and shall not be reissued, and the holder thereof shall surrender the certificates evidencing the shares to Orion.

•	Third, after the full distributions have been made to the holders of the shares of Class B common stock and Class C common stock as described above, all holders of the shares of Class A common stock and Class B common stock, as a single class, shall thereafter be entitled to receive all remaining distributions pro rata based on the number of outstanding shares of Class A common stock or Class B common stock held by each holder, provided that for purposes of such remaining distributions, each share of Class B common stock shall be deemed to have been converted into the number of shares of Class A common stock yielded by multiplying the shares of Class B common stock by the conversion constant, which shall initially be one (1), but is subject to adjustment to account for stock splits, stock dividends, combinations or other similar events affecting Class A common stock.

      All such distributions shall be made ratably among the holders of the class of common stock in question, based on the number of shares of such class held or deemed to be held by such holders.

      Certain events, however, are not considered a distribution for purposes of the distributions described above. Such events include: (a) any redemption or repurchase by us of any shares of Class A common stock or Class B common stock pursuant to the provisions of any other agreement with any of our or our subsidiaries’ directors, officers or employees, (b) any subdivision or increase in the number of (by stock split, stock dividend or otherwise), or any combination in any manner of, the outstanding shares of Class A common stock or Class B common stock in accordance with the certificate of incorporation, (c) a merger, share exchange or consolidation after the consummation of which our stockholders immediately prior to such merger, share exchange or consolidation effectively have the power to elect a majority of the board of directors of the surviving corporation or its parent corporation and (d) any other distribution, redemption, repurchase or other action at any time when there is any share of Class B common stock outstanding if the holders of a majority of the shares of Class B common stock then outstanding determine that such distribution, redemption, repurchase or other action shall not constitute a distribution for purposes of the above.

      If a sale or liquidation of Orion occurs, or if Orion enters into a merger or business combination, the liquidation and distribution preferences of the Class B and Class C common stock would result in the holders of Class B and Class C common stock receiving a greater portion of the proceeds of such a transaction than such holders would be entitled to if the proceeds were allocated to holders of common stock pro rata based on their portion of the total equity of Orion. That is, in a sale, liquidation, merger or business combination, the payment of the preferences described above means that holders of Class B and Class C common stock receive a share of the proceeds first, and then any remaining proceeds are divided among all of the shareholders of all classes of common stock. For example, if the company were sold for a price at or near the amount of the preferences owed to holders of Class B and Class C common stock, there could be little or nothing left for distribution to holders of Class A common stock after such preferences are paid.

Conversion

      Holders of shares of Class B common stock have the option to convert their shares of Class B common stock into shares of Class A common stock at any time based on a conversion factor in effect at the time of the conversion. The conversion factor is designed to yield one share of Class A common stock per share of Class B common stock converted, plus such additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued to the date of conversion. The conversion factor is calculated based on a number equal to one plus the quotient of the purchase price of the Class B common stock, plus 9% per annum (not compounded), divided by the fair market value (which is determined by reference to the prices at which Class A common stock trades immediately prior to the conversion). Therefore, so long as the Class B common stock has not yet received a full return of its purchase price and a 9% rate of return, if the market value of a share of Class A common stock increases, a share of Class B common stock will convert into fewer shares of Class A common stock, and if the market value of Class A common stock shares decreases, a share of Class B common stock will convert into more shares of Class A common stock. The initial conversion factor is approximately 1.20 (one share of Class B common stock converts into approximately 1.20 shares of Class A common stock), and is subject to adjustment to account for stock splits, stock dividends, combinations or other similar events affecting Class A common stock.

      Holders of shares of Class C common stock have the option to convert their shares of Class C common stock into shares of Class A common stock at any time based on a conversion factor in effect at the time of the conversion. The conversion factor is designed initially to yield one share of Class A common stock per share of Class C common stock converted, with the number of shares of Class A common stock reducing to the extent that distributions are paid on the Class C common stock. The conversion factor is calculated as (x) the amount by which $3.30 exceeds the aggregate distributions made with respect to a share of Class C common stock divided by (y) $3.30. The initial conversion factor is one (one share of Class C common stock converts into one share of Class A common stock), and is subject to adjustment to account for stock splits, stock dividends, combinations or other similar events affecting Class A common stock.

      If the fair market value used in determining the conversion factor for the Class B common stock in connection with any conversion of Class B common stock is less than $3.30 (subject to adjustment to account for stock splits, stock dividends, combinations or other similar events affecting Class A common stock), holders of shares of Class C common stock have the option to convert their shares of Class C common stock (within 10 days of receipt of notice of the conversion of the Class B common stock) into a number of shares of Class A common stock equal to (x) the amount by which $3.30 exceeds the aggregate distributions made with respect to a share of Class C common stock divided by (y) the fair market value used in determining the conversion factor for the Class B common stock. The aggregate number of shares of Class C common stock so converted by any holder shall not exceed a number equal to (a) the number of shares of Class C common stock held by such holder immediately prior to such conversion plus the number of shares of Class C common stock previously converted in Class A common stock by such holder multiplied by (b) a fraction, the numerator of which is the number of shares of Class B common stock converted at the lower price and the denominator of which is the aggregate number of shares of Class B common stock issued at the closing of the equity financing.

Control

      The Class B common stock issued to Brantley IV will initially represent, on an as-converted basis, approximately 51.0% of the Fully-Diluted Orion Shares. Assuming everything else remains the same, the percentage interest of Brantley IV upon conversion will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price, without compounding, from the date the Class B common stock was first issued to the date of conversion. Although the conversion factor will continually increase, the number of votes that holders of Class B common stock will be entitled to will be based on the initial conversion factor. The Class A common stock to be issued to Brantley Venture Partners III, L.P. and Brantley Capital Corporation, as stockholders and debtholders of IPS, further increases the ownership interest of Brantley IV affiliates in Orion. Because Brantley IV and its affiliates will hold common stock which initially represents, on an as-converted basis, approximately 68.4% of the Fully-Diluted Orion Shares they will be able to control all decisions to be made by the Class A common stock, Class B common stock and Class C common stock voting together as a single class. As a result of their stock ownership, Brantley IV and its affiliates will control Orion’s business, policies and affairs and will be able to elect Orion’s entire board of directors, determine, without the approval of Orion’s other stockholders, the outcome of any corporate transaction or other matter submitted to the vote of the stockholders voting as a single class for approval, including mergers, consolidations and sales of substantially all of our assets. They will also be able to prevent or cause a change in control of Orion and an amendment to its certificate of incorporation and by-laws (subject to certain supermajority provisions contained therein). We cannot assure you that the interests of Brantley IV and its affiliates will be consistent with your interests as a stockholder.

      In connection with the Transactions, Brantley IV entered into an agreement on March 4, 2004 with certain of its limited partners, pursuant to which such limited partners have agreed to acquire, subject to the satisfaction of certain conditions, $1 million worth of the Class B common stock which Brantley IV has agreed to purchase pursuant to the Stock Subscription Agreement and Brantley IV has agreed to assign to such limited partners its right to acquire such shares. To the extent such limited partners acquire such shares, Brantley IV’s ownership will be decreased by the number of shares valued at $1 million, or approximately 1,246,856 shares of Class B common stock, which initially represent, on an as-converted basis, approximately 7.0% of the Fully-Diluted Orion Shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined financial statements are presented to illustrate the effect on the historical financial position and operating results as a result of the proposed IPS Merger, with IPS being treated as the acquirer for accounting purposes, and the proposed DCPS/MBS Merger. The unaudited pro forma condensed combined statements also give effect to the Brantley IV equity financing transaction, as well as the debt exchange agreement between SurgiCare and certain affiliates of Brantley IV. The following twelve-month unaudited pro forma condensed combined statement of operations is presented using SurgiCare’s, IPS’s, DCPS’s results for the year ended December 31, 2003 and MBS’s results for the year ended September 30, 2003. The DCPS/MBS pro forma adjustments are combined for purposes of the unaudited pro forma combined financial statements because the mergers of these two entities into the subsidiary of SurgiCare are contingent on each other. DCPS and MBS are related entities that use a shared information system, respond to request for proposals jointly, have common clients and shared business arrangements and collectively share the responsibility for sales and marketing efforts, though they do not have common ownership or accounting relationships. We have determined that showing the pro forma adjustments combined instead of separately would be consistent with the proposed merger transactions with DCPS and MBS.

      SurgiCare expects to account for the IPS Merger as a “reverse” acquisition in accordance with generally accepted accounting principles, with IPS being designated as the accounting acquirer. In identifying the acquiring entity, in accordance with SFAS 141, the following pertinent facts and circumstances were considered: a) The relative voting rights in the combined entity after the merger — Brantley IV, an affiliate of Brantley Venture Partners III, L.P. and Brantley Capital Corporation, (who in combination are the largest stockholders and debtholders of IPS), and its assignees will own the majority of the voting rights in the combined entity; b) The composition of the governing body of the combined entity — Brantley IV, Brantley Venture Partners III, L.P. and Brantley Capital Corporation will have the ability to elect a voting majority of the governing body of the combined entity after the merger is completed; c) The non-executive chairman of the board is anticipated to be a Brantley Partners partner, the Chief Executive Officer (CEO) of the newly combined entities is the current CEO of IPS, the President of the newly combined entities is the current CEO of SurgiCare and the Chief Financial Officer (CFO) of the newly combined entities is the current CFO of IPS. The DCPS/MBS Merger will be accounted for as a “purchase” in accordance with generally accepted accounting principles. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for each merger using the purchase method of accounting. Accordingly, the total purchase costs will be allocated to the tangible and intangible assets acquired and liabilities assumed of SurgiCare, DCPS and MBS based on their respective fair values. The unaudited pro forma condensed combined balance sheet is presented as if the Mergers and other transactions contemplated thereby had occurred on December 31, 2003. The unaudited pro forma condensed combined statement of operations assumes that the Mergers and the other transactions contemplated thereby had occurred on January 1, 2003. The pro forma adjustments are based on the information and assumptions available and considered reasonable at the time of the printing of this proxy statement.

      A final determination of the required purchase accounting adjustments will be made after completion of the Transactions. In management’s opinion, the pro forma financial information reflected herein is not expected to differ materially from the final amounts, however, amortization will ultimately be provided for identifiable intangibles other than goodwill. The actual financial position and results of operations may differ, perhaps significantly, from the pro forma amounts reflected herein because of additional information, changes in value that are not currently identified and operating results between the dates of the pro forma information and the date on which the acquisitions actually take place.

      Because the pro forma financial information is based upon the financial condition and operating results of SurgiCare, IPS, MBS and DCPS during periods when the businesses were under separate management and control, the information presented may not be indicative of the results that would have actually occurred had the Mergers been consummated as of the respective periods presented, nor is it indicative of future financial or operating results. SurgiCare may also expect to incur integration related expenses as a result of the Mergers. The unaudited pro forma financial information and related notes should be read along with:

(i) the annual report on Form 10-KSB of SurgiCare for the fiscal year ended December 31, 2003 included in Annex C to this proxy statement;

(ii) the management’s discussion and analysis of financial condition and results of operations, historical financial statements, and the related notes of IPS, included in Annex I to this proxy statement;

(iii) the management’s discussion and analysis of financial condition and results of operations, historical financial statements, and the related notes of DCPS, included in Annex J to this proxy statement; and

(iv) the management’s discussion and analysis of financial condition and results of operations, historical financial statements, and the related notes of MBS, included in Annex K to this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2003

	(A)	(B)	(C)	(D)
		Integrated	Medical	Dennis Cain	(E)		(F)		(G)
		Physician	Billing	Physicians	SurgiCare/		DCPS/		(A)+(B)+(C)
	SurgiCare, Inc.	Solutions, Inc.	Services, Inc.	Solutions, Ltd.	IPS		MBS		+(D)+(E)+(F)
	as reported	as reported	as reported	as reported	Pro Forma		Pro Forma		Pro Forma
	31-Dec-03	31-Dec-03	30-Sep-03	31-Dec-03	Adjustments		Adjustments		Combined

Current Assets
Cash and Cash equivalents	$141,553	$50,274	$60,915	$388,030	$5,779,910	(f)	$(3,750,000	)(g)	$2,670,682
Receivables	1,529,437	2,469,874	770,760	256,262					5,026,333
Inventory	338,470	127,535							466,005
Prepaid expenses and other current assets	156,320	331,726	26,531	1,998					516,575

Total current assets	2,165,780	2,979,409	858,206	646,290	5,779,910		(3,750,000)		8,679,595
Property, Plant & Equipment	2,258,982	361,866	98,552	98,500					2,817,900
Other Long-Term Assets
Intangibles, including goodwill	8,209,523	7,813,458	0	0	9,823,837	(b)	9,784,549	(g)	35,631,367
Real estate and related guarantee	4,000,000								4,000,000
Other assets	821,857	82,023	32,445	0					936,325

Total other long-term assets	13,031,380	7,895,481	32,445	0	9,823,837		9,784,549		40,567,692

Total assets	$17,456,142	$11,236,756	$989,203	$744,790	$15,603,747		$6,034,549		$52,065,187

Current Liabilities
Accounts payable and accrued expenses	4,138,539	3,727,089	232,486	118,557	1,500,000	(b)	(84,850	)(g)	9,631,821
Income taxes payable			203,168						203,168
					(220,090	)(f)
Current portion of long-term debt and capital lease obligation	8,525,268	7,448,780	14,460		(5,245,549	)(a)			10,522,869

Total current liabilities	12,663,807	11,175,869	450,114	118,557	(3,965,639)		(84,850)		20,357,858
Long-Term Liabilities
Long-term debt and capital lease obligations	103,341	2,234,099	35,127	0			500,000	(g)	2,872,567

Total-long term liabilities	103,341	2,234,099	35,127	0	0		500,000		2,872,567
Redeemable Convertible Preferred stock		12,291,513			(12,291,513	)(c)			0
Stockholders’ Equity
Preferred Stock	2,038				(1,138	)(e)			900
					7,003	(f)
					(2,821	)(c)
					(137,722	)(d)	(1,000	)(g)
Common Stock, Class A, B and C	135,414	2,821	1,000		9,036	(a)	1,288	(g)	15,019
Capital				(291,499)			291,499	(g)	0
					(4,241,144	)(b)
					5,236,513	(a)
					11,669,334	(c)
					137,722	(d)
					1,138	(e)
Additional paid-in-capital	17,116,523	9,392,506	114,000		5,992,997	(f)	6,634,306	(g)	52,053,895
Retained Earnings (Accumulated Deficit)	(12,518,413)	(23,235,052)	418,962	917,732	12,518,413	(b)	(1,336,694	)(g)	(23,235,052)
					38,318	(b)
Treasury stock	(38,318)	(625,000)	(30,000)		625,000	(c)	30,000(g	)	0
Shareholders receivable	(8,250)				8,250	(b)			0

Total stockholders’ equity	4,688,994	(14,464,725)	503,962	626,233	31,862,037		5,597,252		28,834,762

Total liabilities and stockholders’ equity	$17,456,142	$11,236,756	$989,203	$744,790	$15,603,747		$6,034,549		$52,065,187

See Accompanying Introduction and Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2003

(a)     Conversion of Brantley III and Brantley Capital Corporation Debt to SurgiCare, Inc. Stock

      Represents the conversion of outstanding IPS and SurgiCare notes (and related interest) payable to Brantley affiliates into an estimate of 9,035,980 (on a pre-split basis) shares of SurgiCare, Inc. common Class A and Class B stock as follows:

Brantley Venture Partners III, LLP (IPS)	$1,722,984
Brantley Capital Corporation (IPS)	2,242,565
Lakepoint Acquisition (IPS and SurgiCare)	1,500,090

Total Liabilities Converted	$5,465,639
Less: excess bridge loan	(220,090)
Total Adjustment	$5,245,549

Common Stock	$9,036
9,035,980 @ $10.000 par	5,236,513
Additional Paid in Capital	$5,245,549

      The actual number of shares issuable to the Brantley affiliates and Lakepoint Acquisition (an affiliate of Brantley IV) in exchange for the IPS and SurgiCare notes will be determined based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to closing. The Lakepoint Acquisition debt represents the bridge loans from an affiliate of Brantley IV, $1,280,000 of which will be converted to Class B common as part of the equity financing. The remaining $220,090 (the excess bridge loan as of December 31, 2003) will reduce the amount of cash received from Brantley IV at closing.

(b)     To record the tentative allocation of the purchase price and the elimination of historical equity balances of SurgiCare

      Purchase Price includes:

		Purchase
		Price

Market Capitalization of SurgiCare, Inc. at effective date of Merger:
SurgiCare, Inc. outstanding Class A common stock	25,793,520
Market Price per Share (measurement date of November 18, 2003)	$0.505	13,012,832
Direct merger transaction costs		1,500,000

Total Purchase Price		14,512,831

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)

      Allocated as follows:

Fair Value

Cash	$141,553
Receivables	1,529,437
Inventory	338,470
Other current assets	156,320
Property and equipment	2,258,982
Real Estate and related guarantee	4,000,000
Investments/ Other	821,857
Goodwill and identifiable intangibles	18,033,360
Debt	(8,628,609)
Accounts payable-trade and accruals	(4,138,539)

Net assets acquired	$14,512,831

      The outstanding Common Stock Class A used in the purchase price allocation was based on the amount of outstanding shares as of November 18, 2003, the date of the IPS/SurgiCare merger agreement (the measurement date). The market price per share used was calculated in accordance with paragraph 22 of SFAS 141, using the average of the daily high and low price for the five days immediately prior to the measurement date and the five days immediately after the measurement date.

      Pursuant to a December 11, 2002 agreement, SurgiCare received a resale guarantee regarding the real estate from American International Industries, Inc. (“AIII”). The guarantee provides SurgiCare with a land resale guarantee, if, by June 1, 2006, SurgiCare is unable to sell any or all of the tracts of real estate for net sales proceeds of at least $4,000,000. If the proceeds are less than $4,000,000, AIII agrees to compensate SurgiCare in an amount equal to the difference between $4,000,000 and the net sales proceeds received from the sale of any of the land prior to June 1, 2006. AIII has the option to make such payment in the form of the SurgiCare’s common stock valued at $0.41 per share or cash. In the event AIII does not own any of SurgiCare’s common stock on that date, it agrees to make any payment due in cash. SurgiCare continues to market the real estate but does not believe it will generate sale prices greater than the guarantee in the next year or two. The real estate is presented at a value of $4,000,000 because of the existence of the guarantee by AIII.

      The net adjustment to additional paid in capital was calculated as follows:

To adjust goodwill and identifiable intangibles to the amount calculated above (SurgiCare — $18,033,360, IPS — $7,813,458 and DCPS/MBS — $9,784,549 would result in total goodwill and identifiable intangibles of $35,631,367)	$9,823,837
Accrued Merger Costs (to be paid over time after closing)	(1,500,000)
Elimination of SurgiCare equity accounts:
Retained Earnings (accumulated deficit)	(12,518,413)
Treasury Stock	(38,318)
Shareholders receivable	(8,250)

Net adjustment to additional paid in capital	$(4,241,144)

(c)     To reflect the conversion of IPS preferred into IPS common then its exchange for SurgiCare common in accordance with the formula described in “The IPS Merger Agreement — Conversion of Securities.”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)

(d)     To reflect the one for ten reverse stock split as required by the merger agreement and change the par value of the common stock from $.005 to $.001

      Certain in-the-money stock options held by SurgiCare employees and others will be modified to include cashless option features just prior to the close of the merger. The impact of such cashless exercise would be to increase compensation cost at the date of the transaction for the intrinsic value. No adjustment for the cashless option feature has been made in the accompanying pro forma unaudited condensed financial statements.

(e)     Conversion of Preferred Stock Series A

      Represents the conversion of SurgiCare Preferred Stock Series A into SurgiCare Common Stock Class A

(f)     Additional equity investment by Brantley Venture Partners IV

      Represents the investment by Brantley Venture Partners IV of cash in exchange for SurgiCare Common Stock Class B, $6,000,000 and contribution of bridge notes outstanding. Outstanding excess bridge loan (see note (a) above) $220,090 as of December 31, 2003, will reduce cash at closing. Brantley will receive a number of shares of Class B Common Stock equal to 1.02 times the SurgiCare shares outstanding (giving effect to “in-the-money” options and warrants) divided by .49. On a post reverse split basis, the total outstanding shares for purposes of this calculation as of December 31, 2003 is assumed to be 3,364,072 (total shares post-split outstanding on a Fully-Diluted basis), therefore the amount of shares of Class B Common Stock to be issued to Brantley IV would be (3,364,072 × 1.02)/.49 = 7,002,763. The allocation between common stock and additional paid in capital would be 7,002,763 shares multiplied times a post reverse split par value of $0.001, or $7,003 for common stock. The remaining difference ($6,000,000 — $7,003) or $5,992,997 is allocated to additional paid in capital.

      The total outstanding Class A and B common stock, assuming a market price of $5.05 (post reverse split) and Class C common stock, assuming a market price of $5.81 and Class C common, assuming a market price of $5.81 (see note (b) above)) would be as follows:

Brantley IV (Class B)	7,002,763
Brantley III Loan conversion (Class A)	341,523
Brantley Capital Corporation loan conversion (Class A)	444,513
SurgiCare Stockholders (Class A)	3,364,072
IPS Stockholders (Class A)(includes Brantley Affiliates)	2,578,036
DCPS/MBS Equityholders (Class C)	1,287,880

Total	15,018,787

      The common stock par value after closing would be 15,018,787 × $0.001 par value, or $15,019.

(g)     To reflect the allocation of purchase consideration for the DCPS/MBS transaction and the elimination of those entities’ historical equity accounts

Cash, at closing	$3,500,000
Note Payable	500,000
Common Stock — Class A and C (1,287,880 shares)	7,482,583
Liabilities Assumed	489,059

Total Purchase Price	$11,971,642

      The DCPS/MBS merger agreement includes contingent future payments (the “earnout”) to the sellers and contingent return of debt and stock (the “clawback”) to SurgiCare based on post-acquisition earnings targets for

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)

2004 and 2005 of $1.6 million in EBITDA. The contingent earnout or clawback has not been reflected in the purchase price allocation. The contingent earnout or clawback, if realized, will be accounted for at that time as an addition to (earnout) or reduction in (clawback) the cost of the acquisition and goodwill and other identifiable intangibles will be adjusted accordingly.

      Allocated, as follows:

	Historical NBV

	DCPS	MBS		Adjustments	As Adjusted

Cash	$388,030	$60,915	(1)	(250,000)	$198,944
Accounts receivable-trade and other	258,260	797,291			1,055,551

Total Current Assets	646,290	858,206		(250,000)	1,254,496

Property and equipment	98,500	98,552			189,308
Goodwill and identifiable intangibles	0	0		9,784,549	9,784,549

Total Assets	744,790	989,203			12,460,701

Accounts payable and accruals	118,557	(435,654	)(2)	84,850	(469,363)
LT Debt and capital leases		(49,587)			(49,587)

Net assets acquired					$11,971,642

(1)	Represents the amount of cash contemplated to be distributed to sellers prior to closing

(2)	Represents adjustments negotiated to historical accrued vacation due certain employees

      The measurement date for purposes of the purchase price allocation is February 9, 2004, the date of the merger agreement of DCPS/MBS and SurgiCare. In accordance with SFAS 141 and EITF 99-12, the date at which the number of shares and other consideration to be issued are “not subject to further change pursuant to the existing terms of the acquisition agreement” is the measurement date. According to paragraph 22 of SFAS 141, “the market price for a reasonable time before and after the date that the terms of the acquisition are agreed to and announced shall be considered in determining the fair value of securities issued.” The terms of the merger for DCPS/MBS were negotiated up until the date of the merger agreement, February 9, 2004, therefore that date is considered as the measurement date. The purchase price calculation assumes a market value of SurgiCare common stock of $0.581 (based on the daily average of the high and low price per share over the five trading days immediately prior to and immediately after the measurement date). Total merger consideration shares issued of 1,287,880 (post reverse split) @ $5.81 (post reverse split) equates to $7,482,583 in total dollar value. If the fair market value of SurgiCare common stock is greater than $0.70 per share (based on the daily average of the high and low price per share over the five trading days immediately prior to the closing) the total cash amount paid will be reduced by $600,000 and the number of SurgiCare common stock Class C issued will be increased by 193,939.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET — (Continued)

      The adjustment to additional paid in capital was calculated based on a total value of common stock issued of $7,482,583 at a post reverse split par value of $0.001, the elimination of the equity accounts of DCPS/MBS and recording the purchase transaction as follows:

Stock consideration	1,287,880 shares
Par value	$0.001

Common Stock	$(1,288)
Goodwill	9,784,549
Cash	(3,750,000)
Accrued expenses	84,850
Notes payable	(500,000)
Common Stock	1,000
Retained Earnings	1,336,694
Treasury Stock	(30,000)
Capital	(291,499)

Net — Additional paid in capital	$6,634,306

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the twelve-month period ended December 31, 2003

						(F)
	(A)	(B)		(D)
		Integrated	(C)	Dennis Cain	(E)			(G)
		Physician	Medical Billing	Physicians	SurgiCare/	DCPS/		(A)+(B)+(C)
	SurgiCare, Inc.	Solutions, Inc.	Services, Inc.	Solutions, Ltd.	IPS	MBS Pro		+(D)+(E)+(F)
	as reported	as reported	as reported	as reported	Pro Forma	Forma		Pro Forma
	31-Dec-03	31-Dec-03	30-Sep-03	31-Dec-03	Adjustments	Adjustments		Combined

Operating revenues	$8,064,523	$24,283,152	$6,060,302	$4,010,797				$42,418,774
Cost of services	4,528,644	15,040,180	0	0				19,568,824

Gross margin	3,535,879	9,242,972	6,060,302	4,010,797	0	0		22,849,950
General and administrative expenses:
Salaries and benefits	1,576,831	4,101,010	4,547,114	2,525,068		(676,007	)(b)	12,074,016
Facility rent and related costs	1,299,268	1,300,644	253,281	137,058				2,990,251
Depreciation and amortization	858,924	680,494	50,779	47,570				1,637,767
Professional and consulting fees	1,097,264	929,179	75,906	20,597				2,122,946
Insurance	178,161	564,472	20,872	10,508				774,013
Provision for doubtful accounts	289,823	1,986,564						2,276,387
Other	799,921	1,633,406	957,133	514,731				3,905,191

Total general and administrative	6,100,192	11,195,769	5,905,085	3,255,532	0	(676,007)		25,780,571
Other operating expenses:
Charge for impairment of intangible assets		2,560,906						2,560,906
Loss (gain) on sale of assets	144,259		(512)					143,747
Impairment of investment in land	579,386							579,386

Total other operating expenses	723,645	2,560,906	(512)	0	0	0		3,284,039

Total Operating expenses	6,823,837	13,756,675	5,904,573	3,255,532	0	(676,007)		29,064,610

Operating Income (loss)	(3,287,958)	(4,513,703)	155,729	755,265	0	676,007		(6,214,660)

Other income
Interest expense	(1,922,315)	(784,008)	(4,552)		322,015 (a)	(40,000	)(d)	(2,428,860)
Interest income			2,593	546				3,139
Equity in (earnings) losses of limited partnerships	194,444							194,444
Other income	32,206							32,205
Other expense, net		(24,034)						(24,034)

Total other expense, net	(1,695,666)	(808,042)	(1,959)	546	322,015	(40,000)		(2,223,106)

Income (Loss) before income taxes	(4,983,624)	(5,321,745)	153,770	755,811	322,015	636,007		(8,437,766)
Income taxes expenses (recovery)	173,407		(52,194)					121,213

Net Income (Loss)	$(4,810,217)	$(5,321,745)	$101,576	$755,811	$322,015	$636,007		$(8,316,553)

      Historical and Pro Forma primary and fully diluted per share data:

	For the Year Ended
	December 31, 2003

	Historical	Pro Forma

Net Loss	$(4,810,217)	(8,316,553)
Weighted average shares outstanding	24,754,050	14,247,682 (c)
Dilutive stock options and warrants	(A)	(A)
Conversion of preferred shares	(B)	(B)
Conversion of debt	(C)	(C)
Weighted average shares outstanding for diluted net loss per share
Net Loss per share — Primary	$(0.19)	$(0.58)

Net Loss per share — Diluted	$(0.19)	$(0.58)

      The following potentially dilutive securities are not included in the 2003 Historical and Pro Forma calculation of common shares outstanding for diluted net earnings per share, because their effects would be anti-dilutive due to the net loss on a historical and pro forma basis:

(A) 8,896,171 options and warrants outstanding at December 31, 2003.

(B) 900,000 shares of SurgiCare, Inc. Series AA Preferred stock are convertible into $4,500,000 of common shares and 1,137,700 shares of SurgiCare, Inc. Series A Preferred stock are convertible into 1,137,700 common shares.

(C) $1,000,000 of debentures are convertible into common stock at a price equal to $1.50 per share (pre-reverse split).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(a)     To eliminate historical interest expense on indebtedness converted to SurgiCare common as part of the merger totalling $4,533,061 at 12/31/03

$322,015

(b)     To eliminate historical employee compensation in excess of contractual obligations as indicated in the merger agreements. The merger agreement includes provisions for employment agreements with specific annual compensation

Total DCPS/MBS historical compensation subject to adjustment	1,026,007
Less: Total DCPS/MBS annual compensation per employment contractual agreement to be signed as part of the merger	(350,000)

DCPS/MBS historical employee compensation adjustment	$676,007

(c)     The weighted average shares outstanding on a pro forma basis was calculated as follows:

Weighted average shares outstanding	24,754,050

1 for 10 reverse stock split	2,475,405
Transaction consideration (Post reverse split):
Debt Conversion	903,598
IPS Merger	2,578,036
DCPS/MBS merger	1,287,880
Equity financing	7,002,763

Weighted average shares outstanding-pro forma	14,247,682

The assumed market price per share for the transaction consideration calculations, on a pre-reverse split basis was based on the average of the high and low stock price for the five days immediately prior to the measurement date of November 18, 2003 (the date of the IPS/SurgiCare merger agreement) and the five days immediately after the measurement date, which was $0.5045 per share. The number of shares used for the DCPS/MBS merger was based on the fixed shares issued as part of that merger agreement dated February 9, 2004.

(d)     To record the interest expense on the note payable due to DCPS as part of the DCPS acquisition ($500,000 @ 8%)

$40,000

(e)     To record amortization of identifiable intangible assets acquired in the transactions on a straight-line basis over      to  years to reflect estimated economic useful lives.

INFORMATION ABOUT SURGICARE

Description of Business

      SurgiCare, Inc. was incorporated in Delaware on February 24, 1984 as Technical Coatings Incorporated. On September 10, 1984, its name was changed to Technical Coatings, Inc. (“TCI”). Immediately prior to July 1999, TCI was an inactive company. On July 11, 1999, TCI changed its name to SurgiCare, Inc., and at that time changed its business strategy to developing, acquiring and operating freestanding ambulatory surgery centers (“ASC”). On July 21, 1999, SurgiCare acquired all of the issued and outstanding shares of common stock of Bellaire SurgiCare, Inc. a Texas corporation (“Bellaire”), in exchange for the issuance of 9.86 million shares of SurgiCare common stock and 1.35 million shares of SurgiCare Series A Redeemable preferred stock, par value $.001 per share, to the holders of Bellaire’s common stock. For accounting purposes, this reverse acquisition was effective July 1, 1999.

      As of December 31, 2003, SurgiCare owned a majority interest in three surgery centers and a minority interest as general partner in one additional center. Three of SurgiCare’s centers are located in Texas and one is located in Ohio. In limited circumstances, SurgiCare, or its subsidiaries, may also furnish anesthesia services in support of the activities of the surgery centers. Our ASCs perform various types of procedures including: orthopedic surgery, colonoscopy, ophthalmic laser surgery, pain injections and various pediatric surgeries. The most common procedures performed in our ASCs include knee arthroscopy, lumbar nerve block and sacral injection, colonoscopy, hammertoe correction, sinus endoscopic biopsy, cataract removal, breast biopsy, Mitchell procedures and cystourethroscopy.

      With a view to SurgiCare consolidating the operations of some or all of these surgery centers, SurgiCare anticipates that it will need to adjust its ownership interest in such centers to establish an ownership interest of approximately 35% in each surgery center in keeping with our strategy of maximizing our investor pool. SurgiCare believes that physician owned surgical centers are typically more profitable because physicians who own an ambulatory surgical center are the center’s most significant source of patients and benefactors. Generally, it is the operating physician, not the patient, who chooses the facilities where surgical procedures are to be performed. By allowing physicians to own approximately sixty-five percent of the interest in the surgery centers, there is more opportunity for more physicians to own an interest in the surgery center. When physicians have an ownership interest in surgery centers, they have an incentive to make the surgery centers as profitable as possible.

      We have begun the process of restructuring the ownership of the surgery center partnership that owns and operates the Bellaire ASC to allow for the sale of investment interests to additional operating physicians practicing in that area of Houston, Texas. The Bellaire partnership prepared a private placement memorandum for the private offering of partnership interests to Texas resident physicians, which it released on April 15, 2004. Sixty-five percent (65%) of the total ownership interest in the Bellaire partnership is being offered for sale. This offering is a purely intrastate transaction and is exempt from federal securities laws. If it is determined that federal securities laws apply, SurgiCare believes the offering is exempt pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.

      Prior to the proposed amendments to its certificate of incorporation, SurgiCare is authorized to issue up to 50,000,000 shares of common stock, par value $0.005 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

      SurgiCare, Inc.’s principal executive offices are located at 12727 Kimberley Lane, Suite 200, Houston, TX 77024, and its telephone number is 713-973-6675.

Bellaire SurgiCare, Inc.

      Bellaire owns and operates an ASC located in Houston, Texas. The ASC has been in operation for 14 years, first as The Institute for Eye Surgery, and since March of 1995, as Bellaire SurgiCare, Inc. (“Bellaire”). This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in podiatry, orthopedics, pain management, gynecology, as well as reconstructive and general surgery utilize this facility. The surgeons performing surgery at

Bellaire generally charge their patients for the professional services they provide, while Bellaire only charges the patients for the facility fee. While Bellaire is currently a wholly-owned subsidiary of SurgiCare, we have begun the process of restructuring the ownership of the surgery center owned and operated by Bellaire to allow for the sale of investment interests to operating physicians in such surgery center. In 2003, there were 1,803 patients treated at Bellaire by approximately 30 doctors, 14 of which have an ownership interest in Bellaire.

SurgiCare Memorial Village, L.P.

      SurgiCare, through its wholly-owned subsidiary, Town & Country SurgiCare, Inc., owns a 60% general partnership interest in SurgiCare Memorial Village, L.P. (“Memorial Village”). This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in podiatry, orthopedics, pain management, gynecology, reconstructive, as well as general surgery utilize this facility. The surgeons performing surgery at Memorial Village generally charge their patients for the professional services they provide, while Memorial Village only charges the patients for the facility fee. In 2003, there were 2,226 patients treated at Memorial Village by approximately 60 doctors, 25 of which have an ownership interest in Memorial Village.

San Jacinto Surgery Center, L.P.

      SurgiCare, through its wholly-owned subsidiary Baytown SurgiCare, Inc., owns a 10% general partnership interest in San Jacinto Surgery Center, L.P. (“San Jacinto”). This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in podiatry, orthopedics, pain management, gynecology and plastics, as well as general, surgery utilize this facility. The surgeons performing surgery at San Jacinto generally charge their patients for the professional services they provide, while San Jacinto only charges the patients for the facility fee. In 2003, there were 4,214 patients treated at San Jacinto by approximately 43 doctors, 19 of which have an ownership interest in San Jacinto.

Tuscarawas Ambulatory Surgery Center, LLC

      SurgiCare owns a 51% interest in Tuscarawas Ambulatory Surgery Center, LLC (“Tuscarawas”) located in Dover, Ohio. This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in orthopedics, ear, nose and throat and general surgery utilize this facility. The surgeons performing surgery at the center generally charge their patients for the professional services they provide, while Tuscarawas only charges the patients for the facility fee. In 2003, there were 2,762 patients treated at Tuscarawas by approximately 25 doctors, 12 of which have an ownership interest in Tuscarawas.

      Our management agreement with Tuscarawas requires approval of the surgery center in the event of a charge of control such as that contemplated in the Transactions. We have reached an oral agreement with the center to approve the Transactions without any other changes in our management agreement and expect to reduce the agreement to writing prior to consummation of the Transactions.

Industry Overview

      ASCs are licensed outpatient surgery centers, generally equipped and staffed for a wide variety of surgical procedures. These procedures are generally lower-risk and considered appropriate for the freestanding ambulatory setting. In recent years, government programs, private insurance companies, managed care organizations and self-insured employers have implemented various cost-containment measures to limit the growth of healthcare expenditures. These cost-containment measures, together with technological advances, have resulted in a significant shift in the delivery of healthcare services away from traditional inpatient hospitals to more cost-effective alternative sites, including ASCs. This shift is illustrated by an outpatient market study, performed by Verispan, L.L.C., that shows an 81% increase in surgeries provided outside traditional hospitals, over a 7-year period from 1996 to 2003.

      SurgiCare believes that the following factors have contributed to the growth of ASCs:

      Cost-effective Alternative. ASCs are not usually saddled with the high cost and overhead of the ancillary services such as administration, laboratory, radiology, or dietary, that are generally found in hospital settings. Therefore, surgery at an ASC is generally less expensive than hospital inpatient surgery. SurgiCare believes that surgery performed at an ASC is also less expensive than hospital-based ambulatory surgery for a number of reasons, including:

•	Lower facility development costs;

•	More efficient use of staffing and space utilization; and

•	Specialized operating environment focused on cost containment.

      SurgiCare believes that interest in ASCs has grown as managed care organizations have continued to seek a cost-effective alternative to inpatient services.

      Physician and Patient Preference. Operating physicians, who have determined that their patients are in need of a surgical procedure, generally choose in which facility the surgery will be performed. In most cases, patients will have their surgery performed at the facility that their doctor determines is most appropriate.

      Freestanding ASCs subject neither doctors nor their patients to the large institutional environment found at both acute care inpatient hospitals, and outpatient surgery centers located within a hospital.

      SurgiCare believes that because of the ease of admission and discharge, many physicians prefer ASCs. SurgiCare believes that such centers enhance physicians’ productivity by providing them with greater scheduling flexibility, more consistent nurse staffing and faster turnaround time between cases. This allows the physician to perform more surgeries in a defined period.

      In contrast, hospitals generally serve a broader group of physicians, including those involved with emergency procedures, resulting in postponed or delayed surgeries. Additionally, many physicians choose to perform surgery in an ASC because their patients prefer the simplified admissions and discharge procedures and the less institutional atmosphere.

      New Technology. The increased use of minimally invasive surgery, enhanced endoscopic techniques and fiber optics, have reduced the trauma and recovery time associated with many surgical procedures. Improved anesthesia has shortened recovery time by minimizing postoperative side effects such as nausea and drowsiness, thereby avoiding, in some cases, overnight hospitalization. These new technologies and advances in anesthesia, which have been increasingly accepted by physicians, have significantly expanded the types of surgical procedures that are being performed in ASCs.

Business Philosophy

      SurgiCare believes that physician owned and operated ASCs are typically profitable. This profitability results primarily from the fact that physicians who own and operate an ASC are the center’s most significant source of patients and benefactors. Generally, it is the operating physician, not the patient, who chooses the facilities where surgical procedures are to be done. Because this decision is made at the physician level, it is in fact the physicians bringing patients to the outpatient surgical facility.

      SurgiCare believes that ASCs receive their patient referrals almost exclusively from the operating physicians. Therefore, it becomes an extremely important role of a center’s management to insure that the operating physicians have everything they need, and that they are pleased with the results that they are able to obtain at the center. If management and the operating physicians are substantially the same, it becomes much easier to insure that physician needs are meet, and that their experiences at the centers are pleasant.

      Furthermore, SurgiCare believes that physicians become more cost conscious when they own and manage the ASCs in which they practice. This increased cost consciousness can have a significant positive effect on the overall profitability of the center without detrimentally affecting the patients.

      SurgiCare believes that the profitability of freestanding ASCs tends to make them attractive to acquirers. Nevertheless, following the acquisition of a physician owned center, evidence suggests that the typical center’s profitability will significantly decrease. SurgiCare believes that this typical decline in profitability can be explained, in part, because in many of such acquisitions, the operating physicians lose control of the center. After a typical acquisition of an ASC, the control of the center is typically vested in non-physician management. The factors motivating the physician users to insure the center’s profitability are therefore typically removed.

      SurgiCare’s management structure consists of physicians and healthcare professionals. SurgiCare’s management has substantial experience in the operation and management of ASCs. SurgiCare also expects that it will issue its own shares, or other equity interests, to the physicians who own and operate other centers in which SurgiCare may acquire an interest. SurgiCare believes that it will thereby be able to substantially align the interests of SurgiCare’s management and stockholders with those of the physician owners of centers in which SurgiCare may acquire an interest. SurgiCare also presently intends to permit each surgery center to be substantially managed by its own board, which is anticipated to consist of a majority of physicians associated with the center and one or more representatives of SurgiCare. Based upon this approach, SurgiCare expects that it will benefit from the substantial unity of goals and motivations of its own management and stockholders with those of physicians who have previously owned and operated a freestanding center acquired, in whole or in part, by SurgiCare.

      SurgiCare believes that if the goals and motivations for each center are substantially aligned, then SurgiCare can achieve profitability for every center in which it acquires an interest. However, there are numerous factors that affect the profitability of ASCs, including regulatory and liability matters. Therefore, there can be no assurance that the profitability of any center, or of SurgiCare as a whole, will be achieved or maintained.

      SurgiCare intends to apply its philosophy in the acquisition, development and operation of physician owned/managed freestanding ASCs.

Strategy

      SurgiCare’s market strategy is to accelerate penetration of key markets and expand into new markets by:

•	Attracting and retaining top quality, highly productive surgeons and other physicians. Recognizing the importance of physician satisfaction, SurgiCare operates its facilities and has designed its operating model to encourage physicians to choose our facilities. SurgiCare has identified and seeks to accommodate the key factors in a physician’s decision making process, which SurgiCare believes includes quality of care, patient comfort, streamlined administrative processes, efficient operation and overall opportunity for increased physician productivity.

•	Enhance physician productivity. SurgiCare intends to enhance physician productivity and promote increased same-center volumes, revenues and profitability by increasing physician involvement, and creating operating efficiencies, including improved scheduling, group purchasing programs and clinical efficiencies.

•	Growth through selective domestic acquisitions and development of surgical facilities. SurgiCare typically targets the acquisition or development of surgery centers that provide high volume, non-emergency, lower risk procedures in several medical specialties. Our focus is on under-performing centers where acquisition prices are modest and the leverage returns for operational performance improvements is high. SurgiCare’s development staff first identifies existing centers that are potential acquisition candidates. The candidates are then evaluated against SurgiCare’s project criteria which may be expected to include several factors such as number of procedures currently being performed by the practice, competition from and the fees being charged by other surgical providers, relative competitive market position of the surgery centers under consideration, ability to contract with payors in the market and state certificate of need (“CON”) requirements for development of a new center. SurgiCare is in the process of identifying ASCs as potential acquisition targets and has, in some cases, conducted preliminary discussions with representatives of centers, although there are no signed letters of intent or any verbal or other offers to acquire any surgery centers. SurgiCare expects that the acquisition of other surgery centers will take the form of mergers, stock-for-stock exchanges or stock-for-assets exchanges and that in most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. SurgiCare may, however, use other acquisition structuring techniques including purchases of assets or stock for cash or cash and stock, or through formation of one or more limited partnerships or limited liability companies. SurgiCare will typically acquire a minority interest in a particular center.

•	Enhance operating efficiencies. We use systems and protocols to enhance operating efficiencies at both existing and newly acquired or developed facilities. These systems and protocols include: patient scheduling and pre-certification processes, block scheduling by physicians, dedicating multiple operating rooms to each physician to speed turn-around time, and not offering emergency room services which ensures ease in scheduling and availability. We believe that this focus on efficient operations increases our own profitability and encourages physicians to use our facilities by increasing their productivity. In addition, efficient operations are critical to our lower cost model and our competitive advantage in attracting and negotiating with payors.

•	Creation of operationally efficient clusters of ASCs. We seek to build a core management team in each geographical market which will gain increased marketing and operational efficiencies as we add new centers to the market. Spreading the overhead burdens across more operating units not only reduces the total overhead per center but also allows us to attract increasingly more competent operating managers.

•	Diversification into complimentary healthcare businesses. SurgiCare expects to diversify into related healthcare markets and is targeting imaging centers and practice management companies. SurgiCare is looking to develop and/or acquire imaging centers to operate in conjunction with our ASCs. This will strategically position us to service medical outpatient needs and enhance the practices of the healthcare providers who utilize our services. SurgiCare is planning to expand into practice management, which is a core discipline that SurgiCare will need to continue to grow and be profitable. Servicing surgery centers with practice management functions can be a source of potential acquisitions.

Acquisition and Development of Surgery Centers

      SurgiCare’s development staff works to identify existing centers that are potential acquisition candidates and identify physician practices that are potential partners for new center development in the medical specialties that SurgiCare has targeted for development.

      The candidates are then evaluated against SurgiCare’s project criteria which may be expected to include several factors such as number of procedures currently being performed by the practice, competition from and the fees being charged by other surgical providers, relative competitive market position of the physician practice under consideration, ability to contract with payors in the market and state CON requirements for development of a new center.

      In presenting the advantages to physicians of developing a new freestanding ASC in partnership with SurgiCare, SurgiCare anticipates that its development staff will emphasize the following factors, among others:

1. SurgiCare’s model of minority interest, allowing the physicians or limited partners to own a majority of the center.

2. Simplified administrative procedures.

3. The ability to schedule consecutive cases without preemption by inpatient or emergency procedures.

4. Rapid turnaround time between cases.

5. The high technical competency of the center’s clinical staff that performs only a limited number of specialized procedures, and state-of-the-art surgical equipment.

      SurgiCare expects that it will provide the following developmental services: financial feasibility pro forma analysis; assistance in state CON approval process; site selection; assistance in space analysis and schematic floor plan design; analysis of local, state, and federal building codes; negotiation of equipment financing with lenders; equipment budgeting, specification, bidding, and purchasing; construction financing; architectural oversight; contractor bidding; construction management; assistance with licensing; assistance with Medicare certification; and assistance with third party managed care contracts.

      SurgiCare, under previous management, developed Bellaire Surgery Center. SurgiCare, under current management, developed Physicians Endoscopy Center, L.P. (“Physicians Endoscopy”). SurgiCare sold Physicians Endoscopy in June, 2003. SurgiCare acquired Memorial Village, San Jacinto and Tuscarawas as already established and operating surgery centers under its previous management. SurgiCare’s current management has experience in developing surgery centers and was responsible for developing five new centers and managing two centers prior to working for SurgiCare.

      In addition, SurgiCare is opening the Tuscarawas MRI center to expand our operations in Dover, Ohio. Sixty percent (60%) of the funding is being provided by a third party lease finance company called Maxus Leasing Group (“Maxus”). The Maxus financing is a typical equipment lease financed over five years. The remaining portion of the funding was loaned to SurgiCare by a wholly-owned subsidiary of Brantley IV. Brantley IV and SurgiCare are negotiating regarding the terms of warrants to be issued by SurgiCare in connection with this loan.

      Going forward, SurgiCare anticipates that its ownership interests in most of its ASCs will be approximately 35%. However, from time to time SurgiCare may identify centers where it is advantageous to acquire a majority interest. Regardless of the percentage of each center that SurgiCare acquires, the physicians who had owned and operated a center acquired by SurgiCare, or who have newly developed a center in partnership with SurgiCare, generally will become stockholders in SurgiCare. The local physicians will continue to oversee their operations through an executive committee that interacts with SurgiCare on a regular basis to provide feedback and set policy.

Surgery Center Locations

      The following table sets forth information related to SurgiCare’s surgical centers in operation as of December 31, 2003:

		Acquisition	SurgiCare
Name	Location	Date	Ownership

Bellaire SurgiCare	Houston, Texas	July 1999	100%
SurgiCare Memorial Village	Houston, Texas	Oct. 2000	60%
San Jacinto Surgery Center	Baytown, Texas	Oct. 2000	10%
Tuscarawas Ambulatory Surgery Center	Dover, Ohio	June 2002	51%

AAAHC Accreditation

      Two of SurgiCare’s surgery centers are accredited by the Accreditation Association for Ambulatory Health Care Inc. (“AAAHC”). SurgiCare’s Bellaire and Memorial Village facilities are not yet accredited. SurgiCare will seek accreditation for the Bellaire facility upon completion of the facility’s renovation. In the future, SurgiCare’s Memorial Village facility will re-apply for accreditation. Although not required, SurgiCare believes that obtaining an AAAHC accreditation is useful in competing for, and contracting with, certain managed care organizations. SurgiCare, where practical, will strive to obtain AAAHC accreditation.

Revenues

      SurgiCare’s principal source of revenues is a surgical facility fee charged to patients for surgical procedures performed in its surgery centers. SurgiCare depends upon third-party programs, including governmental and private health insurance programs to pay these fees on behalf of their patients. Patients are responsible for the co-payments and deductibles when applicable. The fees vary depending on the procedure, but usually include all charges for operating room usage, special equipment usage, supplies, recovery room usage, nursing staff and medications. Facility fees do not include the charges of the patient’s surgeon, anesthesiologist or other attending physicians, which are billed directly to third-party payors by such physicians. In addition to the facility fee revenues, SurgiCare also earns management fees from its operating facilities and development fees from centers that it develops.

      ASCs, such as those in which SurgiCare owns, or intends to acquire, an interest, depend upon third-party reimbursement programs, including governmental and private insurance programs, to pay for services rendered to patients. SurgiCare derived approximately 21% of its gross revenues from governmental healthcare programs, including Medicare and Medicaid, in 2003. The Medicare program currently pays ASCs and physicians in accordance with fee schedules, which are prospectively determined.

      The Department of Health and Human Services (“DHHS”) currently bases its reimbursement system to ASCs on a 1986 cost survey. The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) enacted in December 2003 requires that the current ASC reimbursement methodology based on cost surveys be replaced with a new ASC payment system that will be effective prior to 2008. This new system will be based on recommendations made by the General Accounting Office after studying the relative costs of procedures furnished in ASCs to those furnished in hospital outpatient departments. The new payment methodology could adversely impact surgery center reimbursement and therefore our financial condition, results of operations and business prospects. The MMA also reduces Medicare payments to ASCs by 1% starting April 1, 2004 and thereafter freezes the payment rates through December 31, 2009.

      In addition to payment from governmental programs, ASCs derive a significant portion of their net revenues from private healthcare reimbursement plans. These plans include both standard indemnity insurance programs as well as managed care structures such as preferred provider organizations (“PPOs”), health maintenance organizations (“HMOs”) and other similar structures.

      The strengthening of managed care systems nationally has resulted in substantial competition among providers of services, including providers of surgery center services. This competition includes companies with greater financial resources and market penetration than SurgiCare. In some cases national managed care systems require that a provider, in order to participate in a specific plan, be able to cover an expanded geographical area.

      SurgiCare believes that all payors, both governmental and private, will continue their efforts over the next several years to reduce healthcare costs and that their efforts will generally result in a less stable market for healthcare services. While no assurances can be given concerning the ultimate success of SurgiCare’s efforts to contract with healthcare payors, SurgiCare believes that its position as a low-cost alternative for certain surgical procedures should enable its current centers, and additional centers which it may acquire, to compete effectively in the evolving healthcare marketplace.

Competition

      There are several companies, many in niche markets, that acquire existing freestanding ASCs. Many of these competitors have greater resources than SurgiCare. The principal competitive factors that affect the ability of SurgiCare and its competitors to acquire ASCs are price, experience, reputation, and access to capital.

      SurgiCare’s most significant competitors include: Symbion, Inc., Amsurg Corporation, Surgis, Inc., Foundation Surgery Affiliates, Inc., HealthSouth Corporation, United Surgical Partners International, Inc., Dynacq Healthcare, Inc., NovaMed Eyecare, Inc., TLCVision Corporation, LCA Vision, Inc., Hospital Partners of America, Inc. and National Surgical Care, Inc.

Managed Care Contracts

      SurgiCare’s participation in managed care contracts, often referred to as HMOs and PPOs, in most cases simply makes it more convenient and cost-effective for a potential patient to allow their doctor to choose a SurgiCare facility. Participation in most managed care contracts is helpful, but not material to SurgiCare’s business. SurgiCare believes that its current centers can provide lower-cost, high quality surgery in a more comfortable environment for the patient in comparison to hospitals and to hospital-based surgery centers with which SurgiCare competes for managed care contracts. SurgiCare intends that any additional center which it may acquire will be similarly situated. In competing for managed care contracts, it is important that SurgiCare be able to show insurance companies that it provides quality healthcare at affordable, competitive prices.

Government Regulation

      The healthcare industry is subject to extensive regulation by a number of governmental entities at the federal, state and local levels. Regulatory activities affect the business activities of SurgiCare by controlling its growth, requiring licensure and certification for its facilities, regulating the use of SurgiCare’s properties, and controlling reimbursement to SurgiCare for the services provided at those facilities.

      Certificates of Need and State Licensing. CON regulations control the development of ASCs in certain states. CON statutes generally provide that prior to the expansion of existing centers, the construction of new centers, the acquisition of major items of equipment or the introduction of certain new services, approval must be obtained from the designated state health-planning agency based on a determination that a need exists for those facilities or services. SurgiCare expects that its development of ASCs will generally focus on states that do not require CONs. However, acquisitions of existing surgery centers, even in states that require CONs for new centers, generally do not require CON regulatory approval. There are currently 23 states that do not require CONs for ASCs. The large population states that require CON regulatory approval are New York, Michigan and Illinois.

      State licensing of ASCs is generally a prerequisite to the operation of each center and to participation in federally funded programs, such as Medicare and Medicaid. Once a center becomes licensed and operational, it must continue to comply with federal, state and local licensing and certification requirements in addition to local building and life safety codes. In addition, each center is also subject to federal, state and local laws dealing with issues such as occupational safety, employment, medical leave, insurance regulations, civil rights and discrimination, and medical waste and other environmental issues.

      Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of healthcare providers. SurgiCare believes that its operations are in compliance with these laws in the states in which it currently does business. The National Association of Insurance Commissioners (the “NAIC”) recently endorsed a policy proposing the state regulation of risk assumption by healthcare providers. The policy proposes prohibiting providers from entering into capitated payment contracts (which are contracts that compensate the provider based on the number of members in the plan rather than based on the services the provider performs) or other risk sharing contracts, except through HMOs or insurance companies. Several states have adopted regulations implementing the NAIC policy in some form. In states where such regulations have been adopted, healthcare providers will be precluded from entering into capitated contracts directly with employers and benefit plans other than HMOs and insurance companies.

      SurgiCare and its affiliated groups currently do not and currently do not intend to enter into contracts with managed care organizations, such as HMOs, whereby SurgiCare and its affiliated groups would assume risk in connection with providing healthcare services under capitated payment arrangements, although certain of the subsidiaries of SurgiCare that will exist after the Transactions currently do so, and may continue to do so in the future. If SurgiCare or its affiliated entities are considered to be in the business of insurance as a result of entering into such arrangements, they could become subject to a variety of regulatory and licensing requirements applicable to insurance companies or HMOs, which could have a material adverse effect upon SurgiCare’s ability to enter into such contracts. SurgiCare has not made a determination regarding whether it will be deemed to be in the insurance business after the Transactions close.

      With respect to managed care contracts that do not involve capitated payments or some other form of financial risk sharing, federal and state antitrust laws restrict the ability of healthcare provider networks such as SurgiCare’s specialty physician networks to negotiate payments on a collective basis.

      Reimbursement. SurgiCare depends upon third-party programs, including governmental and private health insurance programs; to reimburse its ASCs for services rendered to patients in its centers. In order to receive Medicare reimbursement, each ASC must meet the applicable conditions of participation set forth by DHHS relating to the type of facility, its equipment, personnel and standard of medical care, as well as compliance with state and local laws and regulations, all of which are subject to change from time to time. ASCs undergo periodic on-site Medicare certification surveys. SurgiCare’s existing centers are certified as Medicare providers. SurgiCare believes that its current centers will participate in Medicare and other government programs. However, SurgiCare’s current centers may or may not continue to qualify for participation in Medicare and other government programs. Additionally, the centers that SurgiCare acquires in the future may not qualify for participation in Medicare or other government programs.

      Medicare-Medicaid Illegal Remuneration Provisions. The anti-kickback statute makes unlawful knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly to induce or in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Violation is a felony punishable by a fine of up to $25,000 or imprisonment for up to five years, or both. The Medicare and Medicaid Patient Program Protection Act of 1987 (the “1987 Act”) provides administrative penalties for healthcare practices which encourage over-utilization or illegal remuneration when the costs of services are reimbursed under the Medicare program. Loss of Medicare certification and severe financial penalties are included among the 1987 Act’s sanctions. The 1987 Act, which adds to the criminal penalties under preexisting law, also directs the Inspector General of DHHS to investigate practices which may constitute over-utilization, including investments by healthcare providers in medical diagnostic facilities and to promulgate regulations establishing exemptions or “safe harbors” for investments by medical service providers in legitimate business ventures that will be deemed not to violate the law even though those providers may also refer patients to such a venture. Regulations identifying safe harbors were published in final form in July 1991 (the “Regulations”).

      If an operating physician has a financial interest in a facility through a partnership interest, or as a stockholder, the operating physician has the potential to benefit from the profitability of the facility. Where a physician is in a position to direct referrals or business to an entity or facility in which such physician has an ownership interest, and, therefore will benefit from the financial profitability of such entity or facility, there is risk under federal and state law, including the Medicare-Medicaid Illegal Remuneration Provisions. If the facility where a surgeon performs surgery is considered an extension of the surgeon’s practice, this may reduce the risk of a violation of the anti-kickback statutes of the Medicare-Medicaid Illegal Remuneration Provisions.

      The Regulations set forth two specific exemptions or “safe harbors” related to “investment interests”: the first concerning investment interests in large publicly traded companies ($50 million in net tangible assets) and the second for investments in smaller entities. The corporate structure of SurgiCare and its centers meet all of the criteria of either existing “investment interests” safe harbor as announced in the Regulations.

      While several federal court decisions have aggressively applied the restrictions of the anti-kickback statute, they provide little guidance as to the application of the anti-kickback statute to SurgiCare or its subsidiaries. There is safe harbor protection under the anti-kickback statute for physician-owned ASCs that are structured to meet certain tests set out in the regulations. SurgiCare’s surgery centers may not currently satisfy all components of the tests for the ambulatory surgical center safe harbor applicable to ASCs. Nonetheless, SurgiCare believes that it is in compliance with the current requirements of the anti-kickback statute.

      Notwithstanding SurgiCare’s belief that the relationship of physician partners to SurgiCare’s surgery centers should not constitute illegal remuneration under the anti-kickback statute, no assurances can be given that a federal or state agency charged with enforcement of the anti-kickback statute or similar state laws might not assert a contrary position or that new federal or state laws might not be enacted that would cause the physician partners’ ownership interest in SurgiCare to become illegal, or result in the imposition of penalties on SurgiCare or certain of its facilities. Even the assertion of a violation could have a material adverse effect upon SurgiCare.

      Prohibition on Physician Ownership of Healthcare Facilities. The “Stark II” provisions of the Omnibus Budget Reconciliation Act of 1993 amend the federal Medicare statute to prohibit a referral by a physician for “designated health services” to an entity in which the physician has an investment interest or other financial relationship, subject to certain exceptions. A referral under Stark II that does not fall within an exception is strictly prohibited. This prohibition took effect on January 1, 1995. Sanctions for violating Stark II can include civil monetary penalties and exclusion from Medicare and Medicaid.

      Ambulatory surgery is not identified as a “designated health service” and the Stark II regulations state that items and services provided in any ASC and reimbursed under the composite payment rate are not designated health services. Because all items and services provided at SurgiCare’s surgery centers are billed to Medicare under a composite payment rate, as discussed below, SurgiCare believes that it is not subject to the physician self-referral restrictions set forth in Stark II. However, in the event that SurgiCare in the future offers services that are not ASC services covered by a composite payment rate and are “designated health services” under Stark II, SurgiCare would be subject to the Stark II physician self-referral prohibition with respect to those services.

      Medicare pays ASCs a composite rate, or fixed facility payment, as payment in full for all items and services furnished to a patient in connection with a surgical procedure. For example, the Medicare ASC facility fee includes payment for all lab work that might be furnished in connection with a surgical procedure. As such, the physician who furnishes a surgical procedure in an ASC in which he or she has an ownership interest has no incentive to unnecessarily order lab services. CMS cited this as the primary basis for expressly protecting ASC services, and items and services that otherwise would constitute designated health services when furnished in the ASC setting.

      Most payors pay using a composite payment rate based on the various procedure groups used by ASCs. Some payors will pay separately for supplies and implants. The compensation paid by each payor for the facility fees varies by insurance carrier. Most pay at a percentage of Medicare or a fixed amount per procedure group. If a facility has a mix of patients whose payors pay better rates than average, the margins of that center are typically higher. If a facility has a mix of patients whose payors pay less than the average rates, the margins of that center are typically lower. The margins achieved at each center are primarily a function of volume, payor, mix, and operating efficiency, in that order.

      However, unfavorable future Stark II regulations or subsequent adverse court interpretations concerning the Stark II law or regulations or similar provisions found in similar state statutes could prohibit reimbursement for treatment provided by the physicians affiliated with SurgiCare or its current or future centers to their patients. The negative effect of such unfavorable future Stark II regulations or court rulings may be that investor physicians would not admit their patients to SurgiCare ASCs because of the prohibition on reimbursement for services. This would have a significant effect on the revenues and margins of SurgiCare and would threaten its continuing viability. However, due to the cost-effectiveness of ASCs as compared to hospitals, as discussed in “Industry Overview” in this section, SurgiCare believes it is unlikely that such unfavorable regulations or court interpretations would be implemented unless there is a dramatic shift in government policy towards ASCs.

      Neither SurgiCare nor its subsidiaries are engaged in the corporate practice of medicine. SurgiCare does not employ any physicians to practice medicine on its behalf. SurgiCare and its subsidiaries merely provide the venue for its physicians to perform surgical procedures. SurgiCare submits claims and bills to patients, for the facility fee only, and in no way is involved with the billing or submission of claims for any professional medical fees.

      Administrative Simplification and Privacy Requirements. There are currently numerous legislative and regulatory initiatives at the state and federal levels addressing patient privacy concerns. In particular, on December 28, 2000, DHHS released final health privacy regulations implementing portions of the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and in August 2002 published revisions to the final rules. These final health privacy regulations generally required compliance by April 14, 2003 and extensively regulate the use and disclosure of individually identifiable health-related information. In addition, HIPAA requires DHHS to adopt standards to protect the security of health-related information. DHHS released final security regulations on February 20, 2003. The security regulations will generally become mandatory on April 20, 2005. These security regulations will require healthcare providers to implement administrative, physical and technical practices to protect the security of individually identifiable health-related information that is electronically maintained or transmitted. Further, as required by HIPAA, DHHS has adopted final regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Compliance with these regulations became mandatory on October 16, 2002. However, entities that filed for an extension before October 16, 2002 had until October 16, 2003 to comply with the regulations. SurgiCare filed extensions for its centers before October 16, 2002, and we believe that we were in compliance with the standards by October 16, 2003. We believe that the cost of compliance with these regulations will not have a material adverse effect on our business, financial position or results of operations. If we fail to comply with these regulations, we could suffer civil penalties up to $25,000 per calendar year for each provision violated and criminal penalties with fines of up to $250,000 per violation. In addition, our facilities will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary by state and could impose additional penalties.

      SurgiCare cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which SurgiCare has established or may establish with other healthcare providers or the possibility of material adverse effects on its business or revenues arising from such future actions. SurgiCare believes, however, that it will be able to adjust its operations to be in compliance with any regulatory or statutory provision, as may be applicable.

      SurgiCare is subject to state and federal laws that govern the submission of claims for reimbursement. These laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for “knowing and willful” often includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors.

      Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program, and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam plaintiff (a private person suing on the government’s behalf under a statute that assigns a certain part of the penalty award to the government). Under the False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the anti-kickback statute and Stark II should also be prosecuted as violations of the federal False Claims Act. Even though SurgiCare believes that it has procedures in place to ensure the accurate completion of claims forms and requests for payment, the laws and regulations defining the proper parameters of proper Medicare or Medicaid billing are frequently unclear and have not been subjected to extensive judicial or agency interpretation. Billing errors can occur despite SurgiCare’s best efforts to prevent or correct them, and no assurances can be given that the government will regard such errors as inadvertent and not in violation of the False Claims Act or related statutes.

      SurgiCare does not believe it has materially failed to comply with any of the regulations described above during the past two years.

Employees

      As of December 31, 2003, SurgiCare and its subsidiaries employed approximately 96 persons, 67 of whom were full-time employees and 29 of whom were part-time employees. Of the above, eight were employed at SurgiCare’s corporate office in Houston, Texas and the remaining employees were employed by SurgiCare’s surgery centers. These employees work in the following positions: corporate management (8); business office (14); administrators (4); nurses (47); and technicians (23). SurgiCare believes its relationship with its employees to be good. SurgiCare does not have any employment or labor contracts, except for its Chief Executive Officer and Chief Financial Officer (see Note 18 to the accompanying financial statements in the Form 10-KSB included in Annex C to this proxy statement). Additionally, SurgiCare does not currently plan on having any such contracts with any operating physician on staff at any of its facilities. At this time, SurgiCare believes that all of its nurses and other employees have at-will employment relationships with SurgiCare.

Physician Stockholders

      SurgiCare has never entered into any arrangement, nor does it plan on entering into any arrangement with any physicians that operate at any of its facilities, to assure their continued use of its facilities. However, many of the surgeons operating in SurgiCare facilities own SurgiCare common stock. Depending on SurgiCare’s profitability, the potential exists for all stockholders, both physician and non-physician, to benefit financially.

      Surgeons specializing in podiatry, orthopedics, pain management, gynecology, ophthalmology and reconstructive, as well as general surgery utilize SurgiCare’s facilities. SurgiCare is not dependent on the revenue generated by patients brought by any single operating physician. At certain facilities, SurgiCare derives a large portion of its revenue from procedures performed within specific specialties. Currently, podiatry and pain management are the dominant specialties at Bellaire. Since Bellaire has over twenty podiatrist and three pain management physicians bringing patients to the surgery center, none are considered to be a major customer.

Description of Property

      SurgiCare’s principal office is located at 12727 Kimberley Lane, Suite 200, Houston, Texas, 77024. This property is approximately 3,900 square feet, located on the 2nd floor of the Kimberley Medical Office Building above our Memorial Village surgery center. The property is leased from an unaffiliated third party for an initial term that expires in August 2006, but with an option to renew for an additional five years thereafter. Annual rental of $55,272.96 is payable monthly in the amount of $4,606.08. SurgiCare maintains tenant fire and casualty insurance on its property located in such building in an amount deemed adequate by SurgiCare. The four surgery centers in operation at December 31, 2003, lease space ranging from 10,000 to 14,000 square feet with remaining lease terms ranging from month-to-month to nine years.

      In June 2002, SurgiCare acquired five properties from American International Industries, Inc., Texas Real Estate Enterprises, Inc. and MidCity Houston Properties, Inc. in exchange for 1.2 million shares SurgiCare Series AA preferred stock. The land holdings are undeveloped properties. SurgiCare is currently marketing the properties for sale. The properties include 735.66 acre tract of vacant land located on the east side of a shell paved road leading to the Anahuac National Wildlife Refuge, approximately two miles South of FM 1985, in Chambers County, Texas; a 22.36 acre tract of land located on the east side of US 59 at the Old Humble/Atascocita Road exit, and an adjacent 14.80 acre tract of land on the west side of Homestead Road in Houston, Harris County, Texas; a 22,248 square foot tract of land located on the northeast corner of Almeda Road and Riverside Drive, in Houston, Harris County, Texas; four tracts of land totaling 26.856 acres located on the southeast, northwest, and northeast corners of Airport Boulevard and Sims Bayou and east side of 4th Street south of Airport Boulevard in Houston, Harris County, Texas; and a 12.216 net acre tract of land located on the southwest corner of Airport Boulevard and Sims Bayou, Houston, Harris County, Texas. SurgiCare currently has contracts to sell two of these properties — the tract adjacent to the Anahuac National Wildlife Refuge and the tract on Almeda Road. Pursuant to a December 11, 2002 agreement, American International Industries, Inc. guaranteed a resale price on the land of $4 million, and agreed to make up for any shortfall.

Legal Proceedings

      In March 2003, SurgiCare Memorial Village, L.P. and Town & Country SurgiCare, Inc. were named as defendants in a suit entitled MarCap Corporation vs. Health First Surgery Center-Memorial, Ltd.; HFMC, L.C.; SurgiCare Memorial Village, L.P.; and Town & Country SurgiCare, Inc. MarCap has sued for default under a promissory note and refusing to remit payment on a promissory note in the amount of $215,329.36. SurgiCare has paid $53,832.34 of this balance and settlement has been reached whereby SurgiCare will pay MarCap $150,000 over the next year with interest at 10%, with an underlying settlement of approximately $200,000 in the event of a breach in the payment plan.

      On July 7, 2003, SurgiCare, Inc. was named as a party in the arbitration entitled Brewer & Pritchard, P.C. vs. SurgiCare, Inc. before the American Arbitration Association. Brewer & Pritchard have claimed breach of contract and demanded payment of $131,294.88 in billed and unbilled legal fees plus third party expenses, interest at the highest legal rate, costs, legal fees and damages from breach of contract. This case was settled in

November 2003 and SurgiCare issued shares of common stock valued at $117,500 as compensation for past legal fees.

      On February 10, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled S.E. Altman v. SurgiCare. S.E. Altman has sued for breach of contract, alleging that SurgiCare did not pay monies owed under a “Finders Fee Contract.” Plaintiff asserts damages in the amount of $217,000, plus interest and attorneys’ fees. International Diversified Corporation, Limited has indemnified SurgiCare with respect to any fees owed to Altman under the Finders Fee Contract. The case has been dismissed in favor of arbitration. In March 2004, the parties executed a Settlement Agreement and Release of Claims to resolve the dispute in which SurgiCare agreed to issue Mr. Altman 540,000 shares of common stock which have been registered with the Securities and Exchange Commission on Form S-8.

      On April 14, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled A.I. International Corporate Holdings, Ltd. v. SurgiCare, Inc. in the U.S. District Court for the Southern District of New York. Subsequently, SurgiCare filed suit against A.I. International Corporate Holdings, Ltd. and First National Bank, S.A.L. of Lebanon in the 215th Judicial District Court of Harris County, Texas. The New York case involves allegations that SurgiCare defaulted on its loan agreement. The plaintiffs in the New York case are suing SurgiCare for $834,252 representing the loan amount and interest, plus $219,000, representing damages for “No-filing Charges” and “Non-Effective Charges” under the contract. SurgiCare’s lawsuit in Texas asserts that the loan agreement is usurious. The defendants in the Texas case have moved for sanctions against SurgiCare in that forum. The New York case has been ordered to mediation, which has not yet been scheduled. In conjunction with the mediation order, the parties agreed to stay the litigation in both states until the completion of the mediation.

      On November 24, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled Vincent A. Giammalva, Trustee v. SurgiCare, Inc., Keith G. LeBlanc, and Phillip C. Scott; in the 344th Judicial District Court of Chambers County, Texas. This case involves allegations that SurgiCare defaulted on a contract to sell a parcel of real estate to plaintiff. Plaintiff also claims that LeBlanc and Scott committed fraud. SurgiCare states that it could not sell the parcel of land because of a lien on the property. The plaintiff seeks specific performance, forcing SurgiCare to sell the property, as well as actual damages. SurgiCare is negotiating with the plaintiff in an effort to settle this matter.

      In addition, we are involved in various other legal proceedings and claims arising in the ordinary course of business. Our management believes that the disposition of these additional matters, individually or in the aggregate, is not expected to have a materially adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect our future results of operations or cash flows in a particular period.

Stock Price Data

      In April 2000, SurgiCare began trading on the OTC Bulletin Board. In July 2001, SurgiCare qualified for listing on the AMEX and began trading on this exchange at that time under the symbol SRG. The following table sets forth the high and low sales prices relating to SurgiCare’s common stock for the last two fiscal years:

Fiscal 2003

	High	Low

Quarter ended March 31, 2003	$0.50	$0.27
Quarter ended June 30, 2003	$0.45	$0.23
Quarter ended September 30, 2003	$0.54	$0.22
Quarter ended December 31, 2003	$0.72	$0.36

Fiscal 2002

	High	Low

Quarter ended March 31, 2002	$2.50	$1.90
Quarter ended June 30, 2002	$3.70	$1.76
Quarter ended September 30, 2002	$2.68	$0.30
Quarter ended December 31, 2002	$0.93	$0.22

      We are in the process of applying for a new AMEX listing symbol for Orion.

Holders

      SurgiCare believes that as of March 31, 2004, there were approximately 402 holders of record of SurgiCare common stock and one holder of SurgiCare Series AA preferred stock.

Dividends

      SurgiCare has not paid dividends on shares of its common stock within the last two years, and does not expect to declare or pay any cash dividends on shares of its common stock in the foreseeable future.

Option Plan Data

      In October 2001, SurgiCare established our 2001 Stock Option Plan, which authorized 1.4 million shares of our common stock to be made available through an incentive program for employees. The 2001 Stock Option Plan was approved by the stockholders. The options were granted at an exercise price equal to the fair market value of the common stock at the date of grant. The options had a ten year term. There were 81,955 options granted under the 2001 Stock Option Plan in 2002. There were none granted under the 2001 Stock Option Plan in 2001. As of December 31, 2003, there were 62,706 options outstanding.

      The number of warrants outstanding as of the beginning of 2003 to employees was 7,265,899. The number of warrants outstanding as of the end of 2003 to employees or former employees was 6,855,899 with exercise prices ranging from $0.32 to $2.00, with a weighted average exercise price of $0.407 per share. There were no changes in the exercise price of outstanding warrants through cancellation and re-issuance or otherwise, except price changes resulting from the normal operation of anti-dilution provisions of the warrants.

Incorporation by Reference

      We incorporate by reference in this proxy statement the following document which has been previously filed with the SEC and is attached as Annex C to this proxy statement:

      Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003, which contains:

•	Our audited financial statements for the fiscal years ended December 31, 2003 and 2002; and

•	Our management’s discussion and analysis of our financial condition and results of operations for applicable periods.

INFORMATION ABOUT IPS

Description of Business

Overview

      IPS, a Delaware corporation, is a Roswell, Georgia-based holding company. IPS’s subsidiary, IntegriMED, Inc. (“IntegriMED”), is a provider of technology solutions for physicians, including a comprehensive suite of integrated business and clinical software applications called IntegriMED. The Pediatric Physician Alliance (“PPA”) division of IPS manages pediatric medical clinics.

      IntegriMED represents a practical approach to providing medical groups with business and clinical software solutions that address day-to-day operational requirements and regulatory compliance. IntegriMED provides software and technology solutions for physicians through an Application Service Provider (“ASP”) model. Rather than independently developing a stand-alone software application, IPS identified proven and effective physician practice software solutions and developed an architecture that brought these applications together in a single, integrated management system. The IntegriMED system enables IPS to add new applications as required to respond to changing business and regulatory burdens and allows IPS to deliver these applications to its clients over the Internet resulting in a cost-effective means of delivering and accessing the applications.

      The sales cycle is the process of converting a physician practice that has indicated interest in purchasing one or more of IntegriMED’s applications into a customer for IntegriMED. IntegriMED’s sales cycle varies based upon the customers’ needs, requirements, size, and scope as well as the competitive dynamics in the local or regional market. Therefore, the sales cycle could be from two weeks to one year in length. The implementation cycle is the process of planning the installation, training the staff and launching the services to a new customer. The implementation cycle can last up to six months.

      The IntegriMED system includes practice management, billing, scheduling, collections, human resources, payroll and benefits administration, accounting, communication, procurement and electronic medical records applications. IntegriMED contracts with third-party manufacturers for practice management information systems, electronic medical records systems, human resources management systems, accounting system management and electronic claims processing. Although each of the third-party contracts contain multi-year terms, all are terminable for cause, which includes performance deficiencies. In the event of the termination of any of the third-party contracts, IntegriMED expects that a suitable replacement could be obtained on similar terms and prices. IntegriMED internally developed proprietary applications, including a user interface system, Virtual MBATM (a proprietary financial reporting and benchmarking program), and software integration systems. IntegriMED offers its customers secure hosting, implementation, training and help desk services. IntegriMED’s clients may choose a single product feature or bundle multiple products and services. Additional services can later be integrated into the IntegriMED desktop. The integrated applications are accessed over the internet and hosted at a secure third-party site.

      PPA is an experienced and innovative provider of healthcare management services dedicated to the practice of Pediatrics. PPA has been building a tested record of helping medical practices lower costs and improve financial performance since 1996. Currently, PPA manages 13 practice sites, representing eight medical groups in California, Illinois, Ohio, Texas and New Jersey. PPA provides business management and administrative services to the affiliated medical groups. These services include human resources management, accounting, group purchasing, public relations, marketing, information technology, and general day-to-day business operations management services. The affiliated physicians, who are all employed by separate corporations, provide all clinical and patient care related services. There is a standard forty-year contract between PPA and the various affiliated medical groups whereby the physicians are compensated after all practice expenses and a management fee is paid to PPA.

      PPA owns all the assets used in the operation of the medical groups and the physicians are equity owners in IPS. IPS manages the day-to-day business operations of each medical group and provides the assets for the physicians to use in their practice, for a fixed fee or percentage of the net operating income of the medical group. All revenues are collected by IPS, the fixed fee or percentage payment to IPS is taken from the net operating income of the medical group and the remainder of the net operating income of the medical group is paid to the physicians as a salary and treated as an expense on IPS’s accounting records. This accounting method is allowed by Emerging Issues Task Force (“EITF”) 97-2.

Customers

      IntegriMED currently has subscriptions for 230 desktops in 25 locations. IPS generally targets medical practices with less than 25 physicians with a primary emphasis on family medicine, internal medicine and pediatric practices.

Competition

      IntegriMED. Several companies, including Amicore, iLIANT, MED3000 and TriZetto offer bundled packages of software and business services delivered in a hosting environment. The physician practice software industry (Practice Management and Electronic Medical Records) is highly fragmented and includes hundreds of independent companies offering software solutions sold on a perpetual license and client/server basis.

      PPA. PPA competes with many local, regional and national companies in the healthcare business services markets in which they operate.

Government Regulation

      IPS’s customers must comply with the governmental regulations, such as those relating to HIPAA, Medicare and Medicaid, that affect healthcare providers. When providing its customers with healthcare business services and information technology solutions, IPS must consider the healthcare regulatory framework in which its customers operate in order to provide them with services and products that will not compromise their compliance with these regulations. IntegriMED’s and PPA’s products and services are HIPAA compliant and IntegriMED and PPA have HIPAA Business Associate agreements in place with all companies that are third-party business partners and may receive protected patient health information.

Employees

      Currently, IPS has 204 full-time and part-time employees with 32 employees based in Roswell, Georgia. These IPS employees work in the following areas: corporate management (9); administrative functions (97); field management and operations (11); clinical (85); and marketing (2).

Description of Property

      IPS is currently based in Roswell, Georgia where it leases a 7,000 square foot office facility. IPS also maintains a sales office in Charlotte, North Carolina and leases space for 13 medical offices ranging in size from 3,000-8,000 square feet. The leases relating to these facilities have terms that expire beginning on January 1, 2004 and continuing to March 9, 2011.

Legal Proceedings

      IPS is not a defendant in any material adverse legal proceedings. From time to time, certain legal matters arise in the normal course of its business, such as labor-related claims. Such matters are not anticipated to result in material adverse claims against IPS.

Stock Price Data

      The capital stock of IPS is not publicly traded and no market information relating to its capital stock is available. IPS has not paid any dividends on its common stock since inception and does not anticipate paying any dividends in the foreseeable future. There were 36 holders of record of common stock as of December 31, 2003. There were 759,111 options outstanding as of December 31, 2003. There were 357,500 warrants outstanding as of December 31, 2003. There were 2,223,403 shares of preferred stock outstanding and convertible into shares of common stock as of December 31, 2003. Of these preferred shares, 175,000 were

Series A shares, 71,028 were Series A-1 shares, 1,653,000 were Series A-2 shares and 334,375 were Series B shares.

Financial Information

      The financial statements and related notes to the financial statements are provided in Annex I to this proxy statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following Management’s Discussion and Analysis of Financial Condition highlights the principal factors that have affected IPS’s financial condition and results of operations as well as IPS’s liquidity and capital resources for the periods described. This discussion should be read in conjunction with IPS’s consolidated financial statements for the years ended 2003 and 2002 and related notes thereto appearing in Annex I to this proxy statement.

Overview of Business Operations

General

      IPS was founded in 1996 as a business development company to provide physician practice management services to general and subspecialty pediatric practices. IPS commenced its business activities upon consummation of several medical group business combinations effective January 1, 1999. IPS, through its two business units, PPA and IntegriMED, currently provides comprehensive management, administrative and other business services to medical groups in selected markets throughout the United States. IPS’s headquarters are in Roswell, Georgia.

      PPA is an experienced and innovative provider of business management services dedicated to the practice of pediatrics. PPA helps medical groups lower costs and improve financial performance. Currently, PPA manages 13 practice sites, representing eight medical groups in California, Illinois, Ohio, Texas and New Jersey.

      IntegriMED is an integrator of business software and clinical systems designed to optimize the business performance of a medical office. IntegriMED deploys, hosts, and manages access to applications that are delivered over secure networks to multiple parties from an offsite, professionally managed facility.

Certain Recent Developments

      IPS previously acquired New Interlachen Pediatrics, Inc. (“NIP”), a component of IPS in Maitland, Florida, pursuant to a plan of merger effective January 1, 1999. A variety of material disputes arose between New Interlachen Pediatrics, P.A. (“Interlachen”), a Florida professional association, from whom IPS purchased NIP and the employer of the physicians practicing medicine at NIP, and IPS, some or most of which were the subject of an action filed by Interlachen against IPS in Circuit Court of the Eighteenth Judicial Circuit in and for Seminole County, Florida (the “Action”) and the parties desired to settle all disputes between them and in connection with the Action.

      Effective March 31, 2002, NIP entered into an Asset Purchase Agreement with Interlachen for the sale of substantially all of the assets used exclusively by NIP in connection with its practice of pediatric medicine. The purchase price for the assets was $1,904,502 in cash, plus 250,992 shares of the common stock of IPS owned by certain individual physicians of NIP and was consummated on April 30, 2002. The details of the transaction are as follows:

Sales price	$2,092,746
Assets, other than intangible assets	(530,551)
Intangible assets	(1,451,167)
Liabilities	134,410

Net gain on sale	$245,438

      In addition, as of the closing date, the parties agreed to terminate the Management Service Agreement (“MSA”) and waive and release all claims between the parties. The consolidated financial statements included in Annex I to this proxy statement include this business unit as a discontinued operation for the periods prior to March 31, 2002.

      On September 19, 2003, IPS entered into a Mutual Release and Settlement Agreement (the “Settlement Agreement”) with Dr. Jane Kao and PediApex Heart Center for Children, P.A. (the “Heart Center”) to settle disputes as to the existence and enforceability of certain contractual obligations. As part of the Settlement Agreement, Dr. Kao, the Heart Center and IPS agreed that, until December 31, 2004, each party would conduct their operations under the terms established by the MSA. Additionally, among other provisions, after December 31, 2004, Dr. Kao and the Heart Center will be released from any further obligation to IPS arising from any previous agreement, and Dr. Kao will purchase the accounts receivable related to the Heart Center and IPS will terminate its ownership and management agreement with the Heart Center.

Critical Accounting Policies and Estimates

      This management’s discussion and analysis of financial condition and results of operations of IPS is based upon IPS’s consolidated financial statements, which include the accounts of IPS, IntegriMED, and its affiliated medical groups. All significant intercompany balances and transactions are eliminated in consolidation.

      The preparation of financial statements is in conformity with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. IPS bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates. IPS believes the following critical accounting policies affect the most significant areas involving management’s judgments and estimates. In addition, please refer to the Organization and Summary of Accounting Policies section of IPS’s Audited Financial Statements included in Annex I to this proxy statement for further discussion of IPS’s accounting policies.

      In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board (“FASB”) issued its Consensus on Issue 97-2 (“EITF 97-2”). EITF 97-2 addresses the ability of physician practice management (“PPM”) companies to consolidate the results of medical groups with which it has an existing contractual relationship. Specifically, EITF 97-2 provides guidance for consolidation where PPM companies can establish a controlling financial interest in a physician practice through contractual management arrangements. A controlling financial interest exists, if, for a requisite period of time, the PPM has “control” over the physician practice and has a “financial interest” that meets six specific requirements. The six requirements for a controlling financial interest include: (a) the contractual arrangement between the PPM and physician practice (1) has a term that is either the entire remaining legal life of the physician practice or a period of 10 years or more, and (2) is not terminable by the physician practice except in the case of gross negligence, fraud, or other illegal acts by the PPM or bankruptcy of the PPM; (b) the PPM has exclusive authority over all decision making related to (3) ongoing, major, or central operations of the physician practice, except the dispensing of medical services, and (4) total practice compensation of the licensed medical professionals as well as the ability to establish and implement guidelines for the selection, hiring, and firing of them; (c) the PPM must have a significant financial interest in the physician practice that (5) is unilaterally salable or transferable by the PPM and (6) provides the PPM with the right to receive income, both as ongoing fees and as proceeds from the sale of its interest in the physician practice, in an amount that fluctuates based upon the performance of the operations of the physician practice and the change in the fair value thereof. IPS’s MSAs governing the contractual relationship with its affiliated medical groups are for forty year terms; are not terminable by the physician practice other than for bankruptcy or fraud; provide IPS with decision making authority other than related to the practice of medicine; provide for employment and non-compete agreements with the physicians governing compensation; provide IPS the right to assign, transfer or sell its interest in the physician practice and assign the rights of the MSAs; provide IPS with the right to receive a management fee based on results of operations and the right to the proceeds from a sale of the practice to an outside party or, at the end of the MSA term, to the physician group. Based on this analysis, IPS has determined that its contracts meet the criteria of EITF 97-2 for consolidating the results of operations of the affiliated medical groups and has adopted EITF 97-2 in its statement of operations. EITF 97-2 also has addressed the accounting method for future combinations with individual physician practices. IPS believes that, based on the criteria set forth in EITF 97-2, any future acquisitions of individual physician practices will be accounted for under the purchase method of accounting.

      Revenue Recognition. IPS records revenue based on patient services provided by its affiliated medical groups and for services provided by IntegriMED to its customers. Net patient service revenue is impacted by billing rates, changes in Current Procedural Terminology (“CPT”) code reimbursement and collection trends. IPS reviews billing rates at each of its affiliated medical groups on at least an annual basis and adjusts those rates based on each insurer’s current reimbursement practices. Amounts collected by IPS for treatment by its affiliated medical groups of patients covered by Medicare, Medicaid and other contractual reimbursement programs, which may be based on cost of services provided or predetermined rates, are generally less than the established billing rates of IPS’s affiliated medical groups. IPS estimates the amount of these contractual allowances and records a reserve against accounts receivable based on historical collection percentages for each of the affiliated medical groups, which include various payor categories. When payments are received, the contractual adjustment is written off against the established reserve for contractual allowances. The historical collection percentages are adjusted quarterly based on actual payments received, with any differences charged against net revenue for the quarter. Additionally, IPS tracks cash collection percentages for each medical group on a monthly basis, setting quarterly and annual goals for cash collections, bad debt write-offs and aging of accounts receivable. IPS is not aware of any material claims, disputes or unsettled matters with third-party payors and there have been no material settlements with third party payors for the years ended December 31, 2003 and 2002.

      IntegriMED generates revenue based on fees charged to its customers for training, implementation, subscription services and administrative fees for management of employee benefit programs. Deferred revenue is recorded at the execution of a contract for the training and implementation fees billed and deposits collected from the customer, representing amounts to be recognized as revenue in future periods. Training and implementation fee revenues are recognized once the applicable software systems are installed and operational and are charged at a quoted daily rate plus expenses. Subscription fee revenues, which are billed on a monthly basis, are recognized based on contractual fee schedules in the period in which the services are provided. Employee benefit administrative fee revenues are recognized in the period in which the services are provided.

      Capitated Contractual Arrangements. For the years ended December 31, 2003 and 2002, approximately 4.7% and 4.9%, respectively, of net patient service revenues were derived from capitated contractual arrangements. Revenue is recognized over the applicable coverage period on a per member basis for covered members. Deferred revenue is recorded when premium payments are received in advance of the applicable coverage period. IPS establishes accruals for costs incurred in connection with capitated contracts it negotiates on behalf of the physicians who practice in its affiliated medical groups based on historical trends. Any contracts that would have a realized loss would be immediately accrued for and the loss would be charged to operations.

      Accounts Receivable and Allowance for Doubtful Accounts. IPS’s affiliated medical groups grant credit without collateral to its patients, most of who are insured under third-party payor arrangements. The provision for bad debts that relates to patient service revenues is based on an evaluation of potentially uncollectible accounts. The provision for bad debts includes a reserve for 100% of the accounts receivable older than 180 days. Establishing an allowance for bad debt is subjective in nature. IPS uses historical collection percentages to determine the estimated allowance for bad debts, and adjusts the percentage on a quarterly basis. If IPS’s policy had been to reserve 100% of the accounts receivable older than 120 days, the reserve would have resulted in an additional charge to operations of $341,093 and $317,387 in 2003 and 2002, respectively.

      Goodwill and Other Intangible Assets. In July 2001, the FASB issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 eliminates pooling-of-interest accounting and requires that all business combinations initiated after June 30, 2001, be accounted for using the purchase method. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets and requires IPS to evaluate goodwill for impairment on an annual basis by applying a fair value test. SFAS No. 142 also requires that an identifiable intangible asset that is determined to have an indefinite useful economic life not be amortized, but separately tested for impairment using a fair value-based approach at least annually.

      IPS adopted SFAS No. 142 effective January 1, 2002. As a result, IPS determined that its long-term MSAs, executed as part of the medical group business combinations consummated in 1999, are an identifiable intangible asset in accordance with paragraph 39 of SFAS No. 141. Effective January 1, 2002, previously recorded goodwill was allocated to the identifiable intangible assets — the MSAs — which arise as a result of the contractual rights of IPS with respect to those agreements. IPS has determined that the appropriate estimate of the useful economic life of the MSAs and the resulting amortization period is 25 years. This determination is based on the following facts and circumstances: (1) the MSAs are 40 year contracts, with 35 years remaining as of December 31, 2003. Most of the medical groups owned by PPA have been in existence for many years, some for as long as 60 years. Given that the MSA contracts are with the physician groups from whom PPA originally purchased the clinics in 1999, the composition of the individual physicians within the physician group has little impact on the term or enforceability of the MSAs. As individual physicians terminate their relationship with the physician groups, they are required by the MSA to find a replacement, unless that particular contract provision is waived by IPS; (2) each individual physician who practices as part of the physician groups has a non-compete agreement which restricts the physician’s ability to see patients within a defined geographic area, depending on the specific nature of the type of medical group. For example, a very specialized practice, such as pediatric cardiology or neonatology has a broader non-compete geographic area than a general pediatric practice. General pediatric practices typically draw patients within a very small geographic region, and these pediatricians spend years developing a patient base and reputation. Moving a medical practice outside of the non-compete area for any of these practices would require a significant amount of time and effort to re-build a patient base and establish a satisfactory reputation; (3) the clinics owned by IPS consist of a pediatric cardiology practice, a hospital-based neonatology practice, an allergy specialist practice and five general pediatric practices. All of these types of practices have very stable operations, either because of the type of specialty, or the length of time the practice has been in operation in a specific area; (4) although two of the medical groups will have terminated their relationship with IPS by the end of 2004, (NIP was sold in 2002 and the remaining individual pediatric cardiologist relationship with IPS will end on December 31, 2004), there are very unusual circumstances involved in both situations and these terminations are not an indication of a probable economic life of the MSAs. The physician group from whom IPS originally purchased NIP offered to purchase the clinic from IPS at a time when the physician group was attempting to challenge the enforceability of the MSA. IPS concluded that the selling price of approximately $2 million and the resulting gain on sale of approximately $245,000 outweighed the cost of trying to enforce the MSA. The pediatric cardiologist, based in Dallas, Texas, was originally part of a clinic purchased by IPS where all of the other physicians abandoned the clinic and disregarded the MSA in 2001. IPS is seeking restitution through arbitration from these physicians and certain other hospitals, but maintain that the MSA is enforceable. IPS tested its intangible assets for impairment under the new standard in the fourth quarter of 2002, determining that no impairment had occurred for the year ended December 31, 2002. In the fourth quarter of 2003, IPS tested the intangible assets for impairment using several different methodologies, including comparisons of the medical groups’ earnings before interest, taxes, depreciation and amortization (“EBITDA”), sales multiples of EBITDA, terminal value to intangible assets and present value of future cash flows. As a result, IPS recorded a $2,560,906 charge for impairment of intangible assets, primarily related to an agreement signed in 2003, which releases a physician who practices pediatric cardiology at a medical group located in Dallas, Texas from the MSA on December 31, 2004. IPS has also determined that, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” this component does not qualify for discontinued operations treatment until it is disposed of at the end of 2004. Therefore, the operations and assets and liabilities of this component are included in the consolidated statements of operations and balance sheets for the years ended December 31, 2003 and 2002.

Recent Accounting Pronouncements

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Many such instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for fiscal years beginning after December 15, 2004 for nonpublic entities. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance of the date of the SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. IPS management believes that the adoption of SFAS No. 150 will not have a significant impact on the financial position, results of operations or cash flows of IPS.

      In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have any impact on IPS’s financial position or results of operations.

      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” FIN No. 46 (as revised in December 2003) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity as risk for the entity to finance its activities without additional subordinated financial support from other parties. For nonpublic companies, FIN No. 46 is applicable immediately for variable interest entities created after December 31, 2003. For all variable interest entities, the provisions of FIN No. 46 are applicable the first annual period that begins after December 15, 2004. IPS has not identified any variable interest entities and does not expect FIN No. 46 to have any effect on its consolidated financial statements.

Results of Operations

      The following table sets forth selected statements of operations data expressed as a percentage of IPS’s total revenue for the respective periods. IPS’s historical results and period-to-period comparisons are not necessarily indicative of the results for any future period.

	For the Years
	Ended
	December 31,

	2003	2002

Revenues:
Net patient service revenue	98.5%	99.2%
IntegriMED and other	1.5%	0.8%

Total revenues	100.0%	100.0%

Operating expenses:
Physician compensation	41.9%	43.3%
Direct clinical expenses	20.0%	19.1%
Operating expenses	16.9%	17.3%
General and administrative expenses	14.4%	13.8%
Provision for bad debts	8.2%	7.4%
Professional and consulting fees	3.8%	4.1%
Depreciation and amortization	2.8%	3.3%
Charge for impairment of intangible assets	10.5%	0.0%

Total operating expenses	118.5%	108.3%

Loss from continuing operations before other income (expenses) and income taxes	(18.5)%	(8.3)%
Other income (expenses)
Interest expense	(3.2)%	(2.7)%
Other expenses	(0.1)%	(0.1)%

Total other income (expenses)	(3.3)%	(2.8)%

Loss from continuing operations before income taxes	(21.8)%	(11.1)%
Income taxes	0.0%	0.0%

Loss from continuing operations	(21.8)%	(11.1)%
Discontinued operations
Income from operations of discontinued components, including gain on disposal of $245,438 in 2002	0.0%	2.1%

Net loss	(21.8)%	(9.0)%
Preferred stock dividends	(3.0)%	(3.6)%

Net loss attributable to common stockholders	(24.8)%	(12.6)%

Year Ended December 31, 2003 as Compared to Year Ended December 31, 2002

      The following table sets forth, for the periods indicated, the consolidated statements of operations of IPS.

	2003	2002	Variance

Revenues:
Net patient service revenue	$23,912,067	$22,149,751	$1,762,316
IntegriMED and other	371,085	174,918	196,167

Total revenues	24,283,152	22,324,669	1,958,483

Operating expenses:
Physician compensation	10,177,827	9,668,073	509,754
Direct clinical expenses	4,862,353	4,267,596	594,757
Operating expenses	4,101,010	3,860,027	240,983
General and administrative expenses	3,498,522	3,076,857	421,665
Provision for bad debts	1,986,564	1,660,516	326,048
Professional and consulting fees	929,179	912,795	16,383
Depreciation and amortization	680,494	730,660	(50,166)
Charge for impairment of intangible assets	2,560,906	—	2,560,906

Total operating expenses	28,796,855	24,176,524	4,620,330

Loss from continuing operations before other income (expenses) and income taxes	(4,513,703)	(1,851,855)	(2,661,848)
Other income (expenses)
Interest expense	(784,008)	(599,392)	(184,616)
Other expense	(24,034)	(31,077)	7,043

Total other income (expenses)	(808,042)	(630,469)	(177,573)

Loss from continuing operations before income taxes	(5,321,745)	(2,482,324)	(2,839,421)
Income taxes	—	—	—

Loss from continuing operations	(5,321,745)	(2,482,324)	(2,839,421)
Discontinued operations
Income from operations of discontinued components, including gain on disposal of $245,438 in 2002	—	463,330	(463,330)

Net loss	$(5,321,745)	$(2,018,994)	$(3,302,751)
Preferred stock dividends	(738,085)	(793,000)	(54,915)

Net loss attributable to common stockholders	$(6,059,830)	$(2,811,994)	$(3,247,836)

      Net patient service revenue increased $1,762,316, or 8.0%, to $23,912,067 for the year ended December 31, 2003, as compared with $22,149,751 for the same period in 2002. This increase in net patient service revenue was primarily the result of: (i) price increases implemented by several medical groups during the year; (ii) increased patient volume as a result of two medical groups extending their clinic hours to evenings and weekends; (iii) five additional providers added in 2003; and (iv) improved managed care contract negotiations.

      IntegriMED and other revenues were $174,918 in 2002, increasing 112.1%, or $196,167, to $371,085 for the year ended December 31, 2003. Of the total increase, $62,671 relates to additional net revenue related to the operations of IntegriMED, as ten new customer practices were added to the employee benefits programs and practice management, electronic medical records and electronic data interchange applications offered by IntegriMED. Revenue from the IPS Vaccine Alliance, a group purchasing alliance for vaccines and medical supplies, increased $133,496 over 2002 to $213,797.

      Pursuant to the terms of the MSAs governing each of IPS’s affiliated medical groups, the physicians of each medical group are compensated after the payment of all clinic facility expenses as well as a management fee to IPS. The management fee revenue and expense, which is eliminated in the consolidation of the financial statements, is either a fixed fee, or is calculated based on a percentage of net operating income and represented approximately 14.3% of physician medical group net operating income in 2003 compared to 14.6% in 2002. Physician compensation increased $509,754, or 5.3%, for the year ended December 31, 2003 to $10,177,827, as compared with $9,668,073 for the year ended December 31, 2002. As a percentage of net patient service revenue, physician compensation decreased 1.4% to 41.9% in 2003, because of increasing medical group expenses. The increase in compensation in 2003 was directly related to an increase in net patient service revenue, which was primarily the result of: (i) price increases implemented by several medical groups during 2003; (ii) increased patient volume as a result of lengthened clinic hours; and (iii) additional providers added in 2003.

      Direct clinical expenses are directly related to the practice of medicine by the physicians who practice at the affiliated medical groups managed by IPS. For the year ended December 31, 2003, direct clinical expenses increased $594,757, or 13.9%, from the same period in 2002 to $4,862,353. As a percentage of total revenue, direct clinical expenses increased slightly, from 19.1% in 2002 to 20.0% in 2003. Vaccine and medical supplies expense for IPS’s affiliated medical groups accounted for $348,365 of the increase, which is directly related to the increase in patient volume during the year. Additionally, the price of several key vaccines used by the affiliated medical groups increased in 2003 when compared to 2002. The remainder of the increase was primarily the result of approximately $230,000 in additional salary and employee benefits expense related to the hiring of new nurse practitioners and nurses in 2003 to support the added patient volume associated with extended clinic hours and the addition of new physician providers at several affiliated medical groups.

      Operating expenses represents the employee-related costs of all non-clinical practice personnel and the IPS corporate staff in Roswell, Georgia. Operating expenses increased $240,983 from $3,860,027, for the year ended December 31, 2002 to $4,101,010 for the year ended December 31, 2003. This increase can be attributed primarily to: (i) eight new employees hired in response to growth in the IntegriMED business; and (ii) the growing costs associated with medical benefits offered to IPS employees, as well as cost of living adjustments to employee compensation. As a percentage of total revenue these expenses were consistent with the prior year, decreasing 0.4% to 16.9% in 2003.

      General and administrative expenses were $3,498,522 for the year ended December 31, 2003, which represents an increase of 13.7% over the same period in 2002. The increase was primarily due to: (i) a 31.4%, or $107,639, increase in professional liability insurance for affiliated physicians; (ii) rent increases totaling $37,546 related to medical group facilities, IPS’s corporate office in Roswell, Georgia and a new IntegriMED satellite sales office in Charlotte, North Carolina; (iii) a $58,014 increase in equipment leasing and data communications expenses related to IntegriMED; and (iv) a $177,168 increase in bank charges in 2003 as a result of revolving credit facility over-advances beginning in August 2002.

      The provision for bad debts increased $326,048 for the year ended December 31, 2003. As a percentage of total revenue, bad debt expense increased slightly from 7.4% in 2002 to 8.2% in 2003. The total collection rate, after contractual allowances, for IPS’s affiliated medical groups was 62.2% in 2003, which was comparable to a 62.4% rate in 2002.

      Professional and consulting fees, which totaled $929,179 for the year ended December 31, 2003, were comparable to the same period of the prior year.

      In July 2001, the FASB issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 eliminates pooling-of-interest accounting and requires that all business combinations initiated after June 30, 2001, be accounted for using the purchase method. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets and requires IPS to evaluate goodwill for impairment on an annual basis by applying a fair value test. SFAS No. 142 also requires that an identifiable intangible asset that is determined to have an indefinite useful economic life not be amortized, but separately tested for impairment using a fair value-based approach at least annually.

      IPS adopted SFAS No. 142 effective January 1, 2002. As a result, IPS determined that its long-term MSAs, executed as part of the medical group business combinations consummated in 1999, are an identifiable intangible asset in accordance with paragraph 39 of SFAS No. 141. Effective January 1, 2002, previously recorded goodwill was allocated to the intangible assets — the MSAs — which arise as a result of the contractual rights of IPS with respect to those agreements. The MSAs are 40-year contracts; however, IPS is amortizing the intangible assets over 25 years. IPS tested its intangible assets for impairment under the new standard in the fourth quarter of 2002, determining that no impairment had occurred for the year ended December 31, 2002.

      Depreciation and amortization expense totaled $680,494 in 2003, a decrease of $50,166 from the year ended December 31, 2002. Amortization expense related to the MSAs totaled $522,993 for the years ended December 31, 2003 and 2002, respectively. The decrease in depreciation expense relates solely to retirements of fixed assets at the affiliated medical groups and corporate office during 2003.

      In the fourth quarter of 2003, IPS tested the intangible assets for impairment using several different methodologies, including comparisons of the medical groups’ earnings before interest, taxes, depreciation and amortization (“EBITDA”), sales multiples of EBITDA, terminal value to intangible assets and present value of future cash flows. As a result, IPS recorded a $2,560,906 charge for impairment of intangible assets, primarily related to an agreement signed in 2003, which releases a physician who practices pediatric cardiology at a medical group located in Dallas, Texas from the MSA on December 31, 2004.

      IPS has also determined that, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” this component does not qualify for discontinued operations treatment until it is disposed of at the end of 2004. Therefore, the operations and assets and liabilities of this component are included in the consolidated statements of operations and balance sheets for the years ended December 31, 2003 and 2002.

      Interest expense increased $184,616 or 30.8%, to $784,008 for the year ended December 31, 2003. The increase over 2002 can be explained generally by the following events:

•	On March 26, 2003, IPS refinanced with DVI Financial Services (“DVI FS”) its $2,075,000 five-year term loan, with an effective interest rate of 10.75%, with a new $3 million five-year term loan. The new loan bears interest at the 31-month Treasury note rate, which is currently equal to 9.0%. The decrease in interest rate, net of the increase in note principal, will reduce interest expense approximately $20,000 per year over the term of the new loan.

•	On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the IPS Series A-2 redeemable convertible preferred stock for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum.

•	Additionally, IPS borrowed $1,490,000 from Brantley Capital Corporation and its affiliate, Lakepoint Acquisitions, Inc., for ongoing working capital needs.

      Other expenses, which totaled $24,034 for the year ended December 31, 2003 and represent franchise taxes at IPS’s affiliated medical groups, were comparable to 2002.

      IPS’s Series A-2 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable at the annual rate of $0.40 for each share. Such dividends shall accrue, even if not declared, and shall be declared and paid in cash in equal installments on the first day of January, April, July, and October immediately following the original issue date. Preferred stock dividends in the amount of $738,085 and $793,000 were accrued for the years ended December 31, 2003 and 2002, respectively.

Liquidity and Capital Resources

      For the year ended December 31, 2003, net cash used in operating activities was $2,324,063 compared to $2,070,854 in net cash used in operating activities for the same period in 2002. The increase in net cash used in operations was primarily the result of: (i) increases of $160,174 and $33,185 in staff and technology expenses, respectively, related to the growth of the IntegriMED business; and (ii) the loss of cash available from the operating activities of a medical group sold in 2002.

      Net cash used by investing activities was $16,428 for the year ended December 31, 2003 compared to $1,859,736 in net cash provided by investing activities for the year ended December 31, 2002. The sole investing activity in 2003 consisted of purchases of property and equipment. Purchases of property and equipment at the IPS corporate and affiliated medical group locations were offset in 2002 by the cash proceeds from the sale of NIP in March 2002 totaling $1,904,502. IPS has made essentially no capital expenditures in each of the most recent two years and no material expenditures are planned in the next fiscal year.

      Net cash provided by financing activities was $2,382,631 for the year ended December 31, 2003 compared to $109,697 in net cash provided by financing activities for the same period in 2002. Payments totaling $267,337 on IPS’s capital lease obligations and line of credit were made in the ordinary course of business operations during 2003. In March 2003, IPS’s five-year $2,075,000 term loan with DVI FS was refinanced with a new $3 million five-year term loan. Additionally, during the third and fourth quarters of 2003, IPS borrowed $1,490,000 from Brantley Capital Corporation and its affiliate, Lakepoint Acquisitions, Inc., for ongoing working capital needs.

      As of December 31, 2003, IPS had $50,274 of cash and cash equivalents on hand as compared to $8,134 at December 31, 2002. Additionally, IPS had negative working capital of $8,196,460 at December 31, 2003 compared to the $5,678,301 working capital deficit at December 31, 2002.

      Effective June 22, 2001, IPS entered into a five-year, $2,075,000 term loan (the “Term Loan”) with DVI FS and a two-year, $5 million revolving credit facility (the “RLOC”) with DVI Business Credit Corporation (“DVIBC”). As of December 31, 2003 and 2002, the outstanding borrowings under the Term Loan and RLOC are classified in IPS’s balance sheet in accordance with the debt repayment schedules. As security for the borrowings under the Term Loan, IPS has granted DVI FS a first priority perfected interest in, and lien on, all of its assets.

      On March 26, 2003, IPS refinanced with DVI FS its $2,075,000 five-year term loan with a new $3 million five-year term loan. The new loan bears interest at the 31-month Treasury note rate. Repayments are $62,275 monthly representing principal and interest. Amounts outstanding under the Term Loan totaled approximately $2,741,000 and $1,627,000 as of December 31, 2003 and 2002, respectively.

      Under the terms of the RLOC agreement, revolving credit loans are to be used for general operating and capital needs, as long as requests do not exceed the borrowing base, which is equal to the lesser of (a) maximum revolving credit amount, (b) amount equal to the lesser of (i) 85% of the expected net receivable amount of eligible accounts or (ii) monthly accounts receivable collections over the immediately preceding three-month period. As security for the borrowings under the RLOC, IPS has granted DVI BC a perfected security interest in all present and future accounts receivable. Amounts outstanding under the RLOC bear interest at prime rate plus 2.35%, and interest is payable monthly. The Term Loan and RLOC contain certain affirmative and negative covenants. Amounts outstanding under the RLOC as of December 31, 2003 and 2002 totaled approximately $2,454,000 and $2,600,000, respectively, and are classified as short-term in the accompanying consolidated balance sheet.

      During fiscal year 1999, IPS issued subordinated promissory notes payable to Brantley Venture Partners III, L.P. and Brantley Capital Corporation in connection with the acquisition of physician practices. Total amounts issued were approximately $644,000, plus accrued interest. The notes payable bear interest at 15% per annum which is payable in cash each quarter or at the request of the payee in stock. The notes originally matured on September 30, 2003, but the maturity date was extended to April 15, 2004. During 2001 and 2002, IPS issued additional notes payable to the same stockholder in the amount of $720,000, plus accrued interest. These notes payable bear interest at 15% per annum which is payable in cash each quarter or at the request of the payee in stock. The notes originally matured on September 30, 2003, but the maturity date was also extended to April 15, 2004.

      On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the Series A-2 redeemable convertible preferred stock for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum. The convertible debenture may be converted into IPS’s Series A-2 redeemable convertible preferred stock on demand.

      During fiscal year 1999, IPS issued a $240,000 non-interest bearing note payable in connection with treasury shares purchased by IPS. The note provides for monthly repayment of $4,000, starting January 1, 1999 and ending December 31, 2003. The carrying value of the note payable, which is reflected on a discounted present value basis, was approximately $45,000 as of December 31, 2002 and was paid in full as of December 31, 2003.

      IPS’s financial statements have been prepared assuming IPS will continue as a going concern. IPS has suffered recurring losses from operations, has negative working capital and has a net capital deficiency, and scheduled maturities of debt aggregating $7.2 million in 2004. Additionally, on August 25, 2003, DVI, Inc., the parent organization of IPS’s primary lenders, DVI FS and DVI BC, filed a petition with the United States Bankruptcy Court for protection under Chapter 11 of the United States Bankruptcy Code. The inability of DVI, Inc. to reorganize and emerge from the bankruptcy process may negatively impact IPS’s ability to obtain debt financing in the future. The RLOC with DVI BC expired on January 15, 2004 and is being extended on a month-to-month basis. These factors raise substantial doubt about IPS’s ability to continue as a going concern.

      IPS’s plans to merge with SurgiCare include the simultaneous acquisition by SurgiCare of DCPS and MBS. Additionally, Brantley IV will make a cash investment in the newly combined entities. IPS and SurgiCare are negotiating with DVI FS and DVIBC to restructure outstanding debt of both entities. The additional debt available from the restructured debt, the combined cash flow of the newly combined entities and the cash investment by Brantley IV will be used to finance the capital resource needs of the newly combined entities, including IntegriMED. There are currently no plans to add additional medical group affiliates; however, cash generated from the operating activities of the medical groups will be used to finance the internal growth of those medical groups.

Contractual Obligations

      IPS has been authorized to issue 772,900 shares of Series A redeemable convertible preferred stock (“Series A”), 71,028 shares of Series A-1 redeemable convertible preferred stock (“Series A-1 “), 2.2 million shares of Series A-2 redeemable convertible preferred stock (“Series A-2”), 474,375 shares of Series B redeemable convertible preferred stock (“Series B”), and 190,000 shares of Series C redeemable convertible preferred stock (“Series C”). Holders of Series A and Series A-2 are entitled to vote with the number of votes equal to the number of common shares into which such Series A and Series A-2 may be converted. Series A-1, Series B, and Series C are nonvoting.

      During 1996, IPS issued 772,900, 24,600, and 474,378 shares of Series A, Series A-1, and Series B preferred stock, respectively, to certain investors. Series A and Series A-1 were issued at $4 per share, and Series B was issued at $1 per share.

      On January 26, 1999, in connection with the medical group business combinations, IPS entered into an agreement to exchange the Series A and Series B shares, including accrued dividends, owned by Brantley Venture Partners III, L.P., at book value, which approximates the redemption value. Total shares redeemed by IPS were 686,000 shares of Series A at $4 per share and 171,500 shares of Series B at $1 per share. Total shares issued in connection with the redemption were 857,500 shares of Series A-2 at $4 per share. On January 27, 1999, Brantley Venture Partners III, L.P. co-invested with Brantley Capital Corporation in IPS by buying 793,000 and 1,189,500 shares of Series A-2, respectively, for $4 per share, which includes the 857,500 shares described above. Additionally, IPS issued warrants to purchase 40,000 and 60,000 shares of the IPS’s common stock to Brantley Venture Partners III, L.P. and Brantley Capital Corporation, respectively, at $3.17 per share. The warrants expire on January 28, 2009. Holders of Series A and Series A-2 are entitled to vote with the number of votes equal to the number of common shares into which such Series A and Series A-2 may be converted. On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the Series A-2 redeemable convertible preferred stock for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum. The convertible debenture may be converted into IPS’s Series A-2 redeemable convertible preferred stock on demand.

      At December 31, 2003, IPS has reserved 3,684,408 shares of common stock and 150,000 shares of Series C for the redemption of the convertible preferred stock, exercise of warrants, and other future issuances.

      Series A and Series A-1 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable (i) one-half in Series A or Series A-1 shares at the annual rate of $0.05 per share and (ii) one-half at the board’s discretion of either (a) Series A or Series A-1 shares at the annual rate of $0.05 per share or (b) cash at the annual rate of $0.20 for each share. Such dividends shall accrue, even if not declared, until December 31, 2000, unless a public offering or merger occurs, at which time they shall be due and payable, as provided in the Amended and Restated Certificate of Incorporation dated January 27, 1999. Dividends have been accrued through December 31, 2000.

      The Series A-2 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable at the annual rate of $0.40 for each share. Such dividends shall accrue, even if not declared, and shall be declared and paid in cash in equal installments on the first day of January, April, July, and October immediately following the original issue date. Dividends have been accrued through December 31, 2003.

      The Series B preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable (i) one-half in Series B at the annual rate of $0.05 per share for each share and (ii) one-half, at the board’s discretion, of either (a) Series B at the annual rate of $0.05 per share for each share or (b) cash at the annual rate of $0.05 for each share, but only if all accrued dividends and distributions on the Series A, Series A-1, and Series A-2 preferred stock have been paid in full prior to the date of any such declaration. Such dividends shall accrue, even if not declared, until December 31, 2000, unless a public offering or merger occurs, at which time they shall be due and payable as provided in the Amended and Restated Certificate of Incorporation dated January 27, 1999. Dividends have been accrued through December 31, 2000.

      Each share of Series A, Series A-1, Series A-2, and Series B preferred stock may be converted, at the option of the holder, into one share of common stock. Any shares of preferred stock that remain outstanding on the closing date of a public offering or a merger or consolidation of IPS with another company shall automatically convert on the same basis and at the same conversion price into common stock.

      On or after October 6, 2002, each share of Series A, Series A-1, and Series B preferred stock is redeemable at the request of the holders if any of the following have not occurred: (i) a public offering, (ii) a public merger, or (iii) any liquidation, dissolution, or winding up of affairs. The redemption price is equal to the greater of the fair market value of the shares or $4 per share, plus accrued and unpaid dividends, whether declared or not, for Series A and A-1, and $1 per share, plus accrued and unpaid dividends, whether declared or not, for Series B. Redemption, at the request of the holder, shall occur as follows: (i) one-third of the outstanding shares shall be redeemed on October 6, 2002, (ii) one-third of the outstanding shares shall be redeemed on October 6, 2003, and (iii) one-third of the outstanding shares shall be redeemed on October 6, 2004. As of December 31, 2003, no shares have been redeemed.

      On or after January 27, 2005, each share of Series A-2 preferred stock is redeemable at the request of the holders if any of the following have not occurred: (i) a public offering, (ii) a public merger, or (iii) any liquidation, dissolution, or winding up of affairs. The redemption price is equal to the greater of the fair market value of the shares or $4 per share, plus accrued and unpaid dividends, whether declared or not. Redemption, at the request of the holder, shall occur as follows: (i) one third of the outstanding shares shall be redeemed on January 27, 2005, (ii) one-third of the outstanding shares shall be redeemed on January 27, 2006, and (iii) one-third of the outstanding shares shall be redeemed on January 27, 2007.

      In the event of IPS’s liquidation, the holders of Series A, Series A-1, and Series A-2 are entitled to receive $4 per share, and the holders of Series B are entitled to receive $1 per share, plus an amount equal to all accrued and unpaid dividends thereon.

      IPS has entered into several leases for computer software and hardware and to finance the renovation of several offices. These leases are accounted for as capital leases.

      IPS leases office space and certain equipment under noncancelable operating lease agreements with expiration dates through 2010. The leases may be renewed under terms to be negotiated by IPS and the lessors.

      The following table sets forth, for the periods indicated, the consolidated commitments and contractual obligations for IPS as of December 31, 2003.

	Payments Due by Period

		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years	5 Years

Future aggregate annual maturities of long-term debt	$9,441,983	$7,231,054	$1,994,884	$216,045	$—
Future capital lease minimum payments	87,505	58,059	29,446	—	—
Minimum annual rental commitments under noncancelable operating leases with terms in excess of one year	4,111,546	1,099,786	2,379,630	316,348	315,782

Total	$13,641,034	$8,388,899	$4,403,960	$532,393	$315,782

INFORMATION ABOUT DCPS AND MBS

Description of the DCPS Business

Overview

      DCPS is based in Houston, Texas and was organized as a Texas limited liability company on September 16, 1998. DCPS reorganized as a Texas limited partnership on August 31, 2003. DCPS provides physician management services to hospital-based physicians and clinics. These services include:

•	Billing accounts receivable management;

•	Management trend analysis;

•	Custom reporting;

•	Current Procedural Technology (“CPT”) and Independent Diagnosis Code (“ICD-9”) coding;

•	Managed care contract negotiation, review and recommendation;

•	Managed care contract database reporting and master file creation;

•	Medicare, Medicaid, and Blue Cross Blue Shield provider number application and follow through;

•	Fee schedule development;

•	Retention and storage of records in accordance with federal and state statutes;

•	HIPAA compliance;

•	Pre-billing reviews and edits;

•	Submission of electronic and secondary insurance claims; and

•	Prompt processing of all insurance and patient correspondence.

Customers

      DCPS provides services to approximately 25 customers located in the Houston area. These customers range in size from individual doctors to practice groups with up to 50 providers. The following are examples of the types of customers DCPS serves:

• Anesthesiologists	• Radiologists

• Imaging Centers	• Cardio-Thoracic Surgeons

• Pathologists	• Hospital Labs

• Comprehensive Breast Centers

Revenues

      DCPS has grown from an average annual income of $1 million per year to its current level of approximately $4 million per year. DCPS’s principal source of revenues is a fee charged to customers based on a percentage of collections. The fees vary depending on the specialty, size of the account, and payor mix. In addition to the collection of fee revenue, DCPS also earns consulting fees from the various consulting services that it provides.

Competition

      There are several companies that compete with DCPS, including Per Se Technologies, Inc., RMI, and Houston Medical Records. Many of these competitors have greater resources than DCPS. The principal competitive factors that affect the ability of DCPS and its competitors to provide such services are price, experience, reputation, and access to capital.

Government Regulation

      The healthcare industry is subject to extensive regulation by a number of governmental entities at the federal, state and local levels. Regulatory activities affect the business activities of DCPS by controlling reimbursement to DCPS’s clients, which affects DCPS’s revenues, as well as regulations regarding patient privacy and submission of fraudulent claims.

      Reimbursement. DCPS’s clients depend upon third-party programs, including governmental and private health insurance programs, to reimburse them for services rendered to patients. In order to receive Medicare reimbursement, each client must meet the applicable conditions of participation set forth by DHHS relating to the type of specialty, as well as comply with state and local laws and regulations, all of which are subject to change from time to time. Reimbursement rates are subject to governmental regulation as well as negotiated contracts with third party payors. Changes in reimbursement to DCPS’s clients will have a direct impact on DCPS’s revenues because DCPS’s revenues are based on a percentage of such reimbursements.

      Administrative Simplification and Privacy Requirements. There are currently numerous legislative and regulatory initiatives at the state and federal levels addressing patient privacy concerns, and DCPS’s clients, as healthcare providers, are regulated by these. In particular, on December 28, 2000, DHHS released final health privacy regulations implementing portions of the Administrative Simplification Provisions of HIPAA, and in August 2002 published revisions to the final rules. These final health privacy regulations generally required compliance by April 14, 2003 and extensively regulate the use and disclosure of individually identifiable health-related information. In addition, HIPAA requires DHHS to adopt standards to protect the security of health-related information. DHHS released final security regulations on February 20, 2003. The security regulations will generally become mandatory on April 20, 2005. These security regulations will require healthcare providers like DCPS’s clients to implement administrative, physical and technical practices to protect the security of individually identifiable health-related information that is electronically maintained or transmitted. DHHS has also adopted, as required by HIPAA, final regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Compliance with these regulations became mandatory on October 16, 2002. However, entities that filed for an extension before October 16, 2002 had until October 16, 2003 to comply with the regulations. DCPS is affected by all of these regulations because it must consider the healthcare regulatory framework in which its clients operate in order to provide them with services and products that will not compromise their regulatory compliance. In addition, as a business associate of its clients, DCPS is contractually bound to adhere to some or all of these regulations through written agreements with clients who are directly regulated by such regulations. DCPS believes that the cost of compliance with its client’s requirements arising from these regulations will not have a material adverse effect on its business, financial position or results of operations. If DCPS’s clients fail to comply with these regulations, they could suffer civil penalties up to $25,000 per calendar year for each provision violated and criminal penalties with fines of up to $250,000 per violation. In addition, DCPS’s clients, and therefore DCPS indirectly, will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary by state and could impose additional penalties. DCPS may itself be subject to certain federal and state privacy laws.

      DCPS cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which DCPS has established or may establish with other healthcare providers or the possibility of material adverse effects on its business or revenues arising from such future actions. DCPS believes, however, that it will be able to adjust its operations to be in compliance with any applicable regulatory or statutory provision.

      DCPS is subject to state and federal laws that govern the submission of claims for reimbursement because DCPS’s customers are regulated by these laws and DCPS must consider the healthcare regulatory framework in which its clients operate in order to provide them with services and products that will not compromise their regulatory compliance. These laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for “knowing and willful” often includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors.

      Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program, and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam plaintiff on the government’s behalf. Under the False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the anti-kickback statute and Stark II should also be prosecuted as violations of the federal False Claims Act. Although DCPS believes that it has procedures in place to ensure the accurate completion of claims forms and requests for payment on behalf of its clients, the laws and regulations defining the parameters of proper Medicare or Medicaid billing are frequently unclear and have not been subjected to extensive judicial or agency interpretation. Billing errors can occur despite DCPS’s best efforts to prevent or correct them, and no assurances can be given that the government will regard such errors as inadvertent and not in violation of the False Claims Act or related statutes.

Employees

      Currently, DCPS employed approximately 55 persons, all of whom were full-time employees. These DCPS employees work in the following areas: corporate management (6), medical coding (3) and billing and collections (50).

Description of Property

      DCPS’s principal office is located at 714 FM 1960 West, Suite 206, Houston, Texas 77090. This property is approximately 10,200 square feet. The property is leased from an unaffiliated third party for an initial term that expires in December, 2004. Annual rental of $144,846 is payable monthly in the amount of $12,070.50. DCPS maintains tenant fire and casualty insurance on its property located in such building in an amount deemed adequate by DCPS.

Legal Proceedings

      DCPS is not a defendant in any material adverse legal proceedings. From time to time, certain legal matters arise in the normal course of its business, such as labor-related claims. Such matters are not anticipated to result in material adverse claims against DCPS.

Stock Price Data

      The partnership interests of DCPS are not publicly traded and no market information relating to the partnership interests is available. DCPS has not paid any dividends on its partnership interests or made distributions to its partners since January 1, 2002 and DCPS does not anticipate paying any dividends or making such distributions in the foreseeable future. There were three holders of record of partnership interests as of December 31, 2003. There are no warrants or options outstanding as of December 31, 2003.

Financial Information

      The financial statements and related notes to the financial statements are provided in Annex J to this proxy statement.

Description of the MBS Business

Overview

      MBS is based in Houston, Texas and was incorporated in Texas on October 16, 1985. MBS provides practice management, billing and collection, managed care consulting and coding/reimbursement services to hospital-based physicians and clinics.

Services

      Medical Practice Management Services. MBS provides a wide range of management services to medical practices. These management services help create a more efficient medical practice and provide assistance with the business aspects associated with operating a medical practice. MBS’s management services include the following:

•	Accounting and bookkeeping services;

•	Evaluation of staffing needs;

•	Provision of temporary staff services;

•	Quality assurance program development;

•	Physician credentialing assistance;

•	Fee schedule review, specific to locality;

•	Formulation of scheduling systems;

•	Training and continuing education programs; and

•	Billing and reimbursement analysis.

      Billing and Collection Services. MBS provides billing and collection services to its clients. These include coding, reimbursement services, charge entry, claim submission, collection activities, and financial reporting services. The coding and reimbursement services include:

•	Current Procedural Technology (“CPT”) and Independent Diagnosis Code (“ICD-9”) utilization reviews;

•	Charge ticket (superbill) evaluations;

•	Fee schedule analyses;

•	Reimbursement audits; and

•	Training seminars.

      Managed Care Consulting Services. MBS provides consulting services aimed at assisting clients with navigating and interacting with managed care organizations. The following are some of the managed care consulting services routinely provided by MBS:

•	Establishing the actual ownership of the managed care organization and determining that the entity is financially sound;

•	Negotiating the type of reimbursement offered;

•	Assuring that there are no “withholds” beyond the discount agreed upon;

•	Determining patient responsibility for non-covered services, as well as co-pays and deductibles;

•	Tracking managed care payments to verify the correctness of the reimbursement rate;

•	Evaluating the appeals process in case of disputes concerning payment issues, utilization review, and medical necessity; and

•	Confirming the length of the contract, the renewal process, and the termination options.

Customers

      MBS provides services to approximately 31 customers throughout Texas. These customers include anesthesia, pathology, radiology and surgery groups.

Revenues

      MBS’s principal source of revenues is fees charged to clients based on a percentage of collections. All clients are invoiced at the end of the month and MBS is usually paid in full within 30 days. The fees vary depending on specialty, size of practice, payor mix, and complexity of the billing. In addition to the collection fee revenue, MBS also earns consulting fees from the various consulting services that MBS provides, including medical practice management services, managed care contracting, coding and reimbursement services.

Competition

      MBS has the same competitors at DCPS which are set forth in this section under the subheading “Competition.”

Government Regulation

      MBS is subject to the same healthcare regulations as DCPS which are set forth in this section under the subheading “Government Regulation.”

Employees

      Currently, MBS employed approximately 91 persons, 87 of whom were full-time employees and four of whom were part-time employees. These MBS employees work in the following areas: corporate management (7), medical coding (4), technical support (3), billing and collection (70), and banking liaisons (4).

Description of Property

      MBS is currently based in Houston, Texas where it leases an office facility. MBS also leases offices in Arlington, Texas. The leases relating to these facilities have terms that expire beginning in November 2003 and continuing to August 2005.

Legal Proceedings

      MBS is not a defendant in any material adverse legal proceedings. From time to time, certain legal matters arise in the normal course of its business, such as labor-related claims. Such matters are not anticipated to result in material adverse claims against MBS.

Stock Price Data

      The capital stock of MBS is not publicly traded and no market information relating to its stock is available. MBS has not paid any dividends on its common stock since inception and does not anticipate paying any dividends in the foreseeable future. There were four holders of record of common stock as of December 31, 2003. There were no options outstanding as of December 31, 2003. There were no warrants outstanding as of December 31, 2003. There were no shares of preferred stock outstanding as of December 31, 2003.

Financial Information

      The financial statements and related notes to the financial statements are provided in Annex K to this proxy statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for DCPS

      The following Management’s Discussion and Analysis of Financial Condition highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with DCPS’s financial statements for the years ended December 31, 2003 and December 31, 2002 and related notes thereto appearing in Annex J to this proxy statement.

Overview of Business Operations

      General. DCPS was founded in 1998 as a medical billing company to provide billing and collection services to anesthesia, radiology, and pathology practices. DCPS currently provides comprehensive billing and collection, administrative and other business services to its clients in selected markets in and around Houston, Texas. DCPS’s headquarters are in Houston, Texas.

Critical Accounting Policies and Estimates

      The preparation of financial statements is in conformity with accounting principles generally accepted in the United States, which requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. DCPS bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates. DCPS believes the following critical accounting policies affect the most significant areas involving management’s judgments and estimates. In addition, please refer to the Summary of Significant Accounting Policies section of DCPS’s December 31, 2003 and December 31, 2002 Audited Financial Statements included in Annex J to this proxy statement for further discussion of DCPS’s accounting policies.

      Revenue Recognition. DCPS earns revenues based on a percentage of collections of its customers’ receivables. DCPS’s revenues are recognized during the period in which its customers receive the collections. Consulting fees are based on project fees or hourly rates. Revenue is recognized when the services are provided.

      Accounts Receivable. DCPS records uncollectible accounts receivable using the direct write-off method of accounting for bad debts. Historically, DCPS has experienced minimal credit losses and has not written-off any material accounts during 2003 or 2002.

      Property and Equipment. Property, plant and equipment is stated at cost. DCPS depreciates property and equipment over the estimated useful lives by the straight-line method.

      Fair Value of Financial Instruments. DCPS estimates that the carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and short-term and long-term debt, approximate their fair values due to the relatively short maturity of these instruments.

Results of Operations

      The following table sets forth selected statements of operations data, expressed as a percentage of DCPS’s total revenue for the respective periods. DCPS’s historical results and period-to-period comparisons are not necessarily indicative of the results for any future period.

	Twelve Months Ended
	December 31

	2003	2002

Revenues	100.0%	100.0%
Operating Expenses	81.2%	100.6%

Income From Operations	18.8%	(0.6)%
Other Income (Expense)
Interest expense	0.0%	0.0%
Interest income	0.0%	0.1%

Total Other Income (Expense)	0.0%	0.0%

Net Income	18.8%	(0.6)%

Year Ended December 31, 2003 as Compared to Year Ended December 31, 2002

      The following table sets forth, for the periods indicated, the statements of operations of DCPS.

	Twelve Months Ended
	December 31

	2003	2002	Variance

Revenues	$4,010,797	$3,767,024	$243,773
Operating Expenses	3,255,532	3,790,120	(534,588)

Income From Operations	755,265	(23,096)	778,361
Other Income (Expense)
Interest expense	—	(1,727)	1,727
Interest income	546	2,457	(1,911)

Total Other Income (Expense)	546	730	(184)

Net Income	$755,811	$(22,366)	$778,177

      Net revenues increased $243,773, or 6.5%, to $4,010,797 for the year ended December 31, 2003, as compared with $3,767,024 for the same period in 2002. The increase in net revenues was primarily the result of additional clients added during the year.

      Operating expenses, which represent the employee-related costs as well as supplies and general and administrative expense decreased $534,588, or 14.1%, to $3,255,532 for the year ended December 31, 2003, as compared to $3,790,120 for the same period in 2002. This decrease was also reduced compensation expense associated primarily with DCPS management.

      Interest expense was $0 for the year ended December 31, 2003, compared to $1,727 for the previous year. The interest reduction is due to the pay-off of a working capital line of credit.

Liquidity and Capital Resources

      Net cash provided by operating activities was $755,811 for the year ended December 31, 2003 compared to $94,749 in net cash provided by operating activities for the same period in 2002. The increase in net cash provided by operations was primarily the result of the increased revenues and decreased operating expenses.

      Net cash used in investing activities was $44,807 for the year ended December 31, 2003 compared to $104,752 in net cash used in investing activities for the year ended December 31, 2002. Purchases of property and equipment at the DCPS corporate office decreased in 2003 compared to the purchases in 2002 to handle the increased clients added that year.

      Net cash used in financing activities was $582,882 for the year ended December 31, 2003 compared to $195,850 in net cash used in financing activities for the same period in 2002. This was due to increased distributions.

      As of December 31, 2002, DCPS had $388,030 of cash and cash equivalents on hand as compared to $238,211 at December 31, 2002. Additionally, DCPS had positive working capital of $527,733 at December 31, 2003, an increase of $175,575 from the working capital of $352,158 at December 31, 2002.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for MBS

      The following Management’s Discussion and Analysis of Financial Condition highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with MBS’s consolidated financial statements for the years ended September 30, 2003 and September 30, 2002 and related notes thereto appearing in Annex K to this proxy statement.

Overview of Business Operations

      General. MBS was founded in 1985 as a medical billing company to provide billing and collection services to anesthesia, radiology, and pathology practices. MBS currently provides comprehensive billing and collection, managed care contracting, administrative and other business services to its clients in selected markets in and around Houston, Texas. MBS’s headquarters are in Houston, Texas and MBS has a second office in Arlington, Texas. In September 2003, MBS began providing billing and collecting services for two SurgiCare centers on a full-time basis.

Critical Accounting Policies and Estimates.

      The preparation of financial statements is in conformity with accounting principles generally accepted in the United States, which requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. MBS bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates. MBS believes the following critical accounting policies affect the most significant areas involving management’s judgments and estimates. In addition, please refer to the Summary of Significant Accounting Policies section of MBS’s September 30, 2002 and September 30, 2003 Audited Financial Statements included in Annex K to this proxy statement for further discussion of MBS’s accounting policies.

      Revenue Recognition. MBS earns revenues based on the collection of MBS’s customers’ receivables. Revenues are recognized during the period in which collections were received.

      Accounts Receivable. MBS records uncollectible accounts receivable using the direct write-off method of accounting for bad debts. Historically, MBS has experienced minimal credit losses and has not written-off any material accounts during 2003 or 2002.

      Property and Equipment. Property, plant and equipment is stated at cost. MBS depreciates property and equipment over the estimated useful lives by the straight-line method.

      Fair Value of Financial Instruments. MBS estimates that the carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and short-term and long-term debt, approximate their fair values due to the relatively short maturity of these instruments.

Results of Operations

      The following table sets forth selected statements of operations data, expressed as a percentage of MBS’s total revenue for the respective periods. MBS’s historical results and period-to-period comparisons are not necessarily indicative of the results for any future period.

	Twelve Months
	Ended
	September 30

	2003	2002

Revenues	100.0%	100.0%
Operating Expenses	97.4%	97.3%

Income From Operations	2.6%	2.7%
Other Income (Expense)
Interest expense	(0.1)%	0.0%
Interest income	0.0%	0.1%
Gain on sale of asset	0.0%	0.0%

Total Other Income (Expense)	0.0%	0.1%

Income Before Federal Income Taxes	2.5%	2.8%
Federal Income Tax Expense	(0.9)%	(1.0)%

Net Income	1.7%	1.8%

Year Ended September 30, 2003 as Compared to Year Ended September 30, 2002

      The following table sets forth, for the periods indicated, the statements of operations of MBS.

	Twelve Months Ended
	September 30

	2003	2002	Variance

Revenues	$6,060,302	$4,827,806	$1,232,496
Operating Expenses	5,905,085	4,698,546	1,206,539

Income From Operations	155,217	129,260	25,957
Other Income (Expense)
Interest expense	(4,552)	—	(4,552)
Interest income	2,595	4,515	(1,920)
Gain on sale of asset	512	—	512

Total Other Income (Expense)	(1,445)	4,515	(5,960)

Income Before Federal Income Taxes	153,772	133,775	19,997
Federal Income Tax Expense	(52,194)	(47,578)	(4,616)

Net Income	$101,578	$86,197	$15,381

      Net revenues increased $1,232,496, or 25.5%, to $6,060,302 for the year ended September 30, 2003, as compared with $4,827,806 for the same period in 2002. The increase in net revenues was primarily the result of additional clients added during the year and additional business from existing clients.

      Operating expenses, which represent the employee-related costs as well as supplies and general and administrative expense increased $1,206,539, or 25.7%, to $5,905,085 for the year ended September 30, 2003, as compared to $4,698,546 for the same period in 2002. This increase is based directly on the increased revenue and the costs associated with generating that revenue. Due to the increased business, MBS hired 18 new employees to support the growth. The cost of these new employees compounded the growing costs associated with medical benefits offered to MBS employees and cost of living adjustments to employee compensation. As a percentage of net revenue, however, these expenses, when compared on a continuing operations basis, were consistent with the prior year, increasing slightly 0.1% to 97.4% in 2003.

      Interest expense was $4,552 for the year ended September 30, 2003, compared to none for the previous year. This was a result of a capital lease for computer equipment.

Liquidity and Capital Resources

      Net cash provided by operating activities was $60,763 for the year ended September 30, 2003 compared to $28,832 in net cash provided by operating activities for the same period in 2002. The increase in net cash provided by operations was primarily the result of the increased revenues and increased income from operations.

      Net cash used in investing activities was $37,585 for the year ended September 30, 2003 compared to $48,822 in net cash used in investing activities for the year ended September 30, 2002. Purchases of property and equipment at the MBS corporate office decreased in 2003 and some assets were sold.

      Net cash used in financing activities was $13,351 for the year ended September 30, 2003 compared to $14,516 in net cash used in financing activities for the same period in 2002. In both periods, the cash was used to pay down debt.

      As of September 30, 2003, MBS had $60,914 of cash and cash equivalents on hand as compared to $51,087 at September 30, 2002. Additionally, MBS had positive working capital of $408,091 at September 30, 2003, an improvement of $99,799 from the working capital of $308,292 at September 30, 2002. The improvement was primarily due to the increased business activity in the year ended September 30, 2003.

2004 INCENTIVE PLAN

      The following is a summary of the material features of the 2004 Incentive Plan. It may not contain all of the information important to you. We urge you to read the entire 2004 Incentive Plan, a copy of which appears as Annex O to this Proxy Statement. The 2004 Incentive Plan provides for issuance of up to 2.2 million shares of Class A common stock. This amount is approximately 9.1% of the fully-diluted shares of Orion (assuming exercise of all outstanding options and warrants, conversion of all convertible debentures, issuance of all shares issuable pursuant to the 2004 Incentive Plan and issuance of 10,000,000 shares of common stock (pre-Reverse Stock Split) in exchange for the Series AA preferred stock). Approximately 6,913,437 shares (691,343 after giving effect to the Reverse Stock Split) remained issuable in connection with outstanding awards under prior SurgiCare plans as of April 12, 2004. The total number of shares issuable under prior SurgiCare plans added together with shares issuable under the proposed 2004 Incentive Plan represent approximately 12.0% of the fully-diluted shares of Orion (assuming exercise of all outstanding options and warrants, conversion of all convertible debentures, issuance of all shares issuable pursuant to the 2004 Incentive Plan and issuance of 10,000,000 shares of common stock (pre-Reverse Stock Split) in exchange for the Series AA preferred stock).

      Currently, there are no specific grants proposed to be made under the 2004 Incentive Plan. None of the proposed employment agreements with Keith G. LeBlanc, Terrence L. Bauer, Philip C. Scott, Dennis Cain, Tom M. Smith, and Stephen H. Murdock are contingent upon those individuals receiving grants under the 2004 Incentive Plan.

      The purpose of the 2004 Incentive Plan is to advance the interests of SurgiCare and its affiliated corporations by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.

      The 2004 Incentive Plan will become effective on the date of its approval by the stockholders and will terminate when there are no remaining shares available for awards. No Incentive Stock Options (“ISOs”) may be granted under the 2004 Incentive Plan after the date that is ten years after the plan is adopted, although ISOs granted before such date may extend beyond that date. A maximum of 2.2 million shares of Class A common stock may be delivered in satisfaction of awards made under the 2004 Incentive Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an award shall not be considered to have been delivered under the 2004 Incentive Plan. Also, the number of shares delivered under an award shall be determined net of any previously acquired shares tendered by the participant in payment of the exercise price or of withholding taxes.

      The maximum number of shares of Class A common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of Class A common stock subject to stock appreciation rights, or “SARs”, granted to any person in any calendar year will each be 1,000,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares, and, to the extent paid in cash, $1 million. However, stock options and SARs that are granted with an exercise price that is less than the fair market value of the underlying shares on the date of the grant will be subject to both of the limits imposed by the two preceding sentences. These limitations will be construed in a manner consistent with Section 162(m) of the Code.

      In the event of a stock dividend, stock split or other change in our capital structure, the Administrator (as defined below) will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2004 Incentive Plan and to preserve the value of awards.

Administration

      The board of directors or a committee appointed by the board will administer the 2004 Incentive Plan. In the case of awards granted to persons who are or are reasonably expected to become officers of SurgiCare, such committee shall be comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The term “Administrator” is used in this proxy statement to refer to the person (the board or committee, and their delegates) charged with administering the 2004 Incentive Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, SARs, restricted or unrestricted stock, Deferred Stock (hereafter defined) or performance awards. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2004 Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the 2004 Incentive Plan are conclusive and bind all parties.

Eligibility

      Participation is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to the success of SurgiCare and its affiliated entities and who are selected by the Administrator to receive an award. The group of persons from which the Administrator will select participants consists of approximately 100 individuals.

Stock Options

      The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of Class A common stock of SurgiCare within a specified period of time at a specified price. Two types of stock options may be granted under the 2004 Incentive Plan: “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options (“NSOs”). Eligibility for ISOs is limited to employees of SurgiCare and its subsidiaries.

      The exercise price of an ISO cannot be less than the fair market value of the Class A common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the exercise price and the expiration date are determined in the discretion of the Administrator. The Administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options. Unless the Administrator determines otherwise, and in all events in the case of any stock option intended to qualify as an ISO and any stock option or SAR (other than a Performance Award subject to Section 6(a)(7) of the 2004 Incentive Plan) intended to qualify as performance-based for purposes of Section 162(m), the exercise price of an award requiring exercise will not be less than the fair market value of the stock subject to the award determined as of the date of grant.

      The closing price of SurgiCare common stock as reported on AMEX on April 12, 2004 was $0.41 per share, which corresponds to an implied price of $4.10 per share, after giving effect to the Reverse Stock Split.

Stock Appreciation Rights

      The Administrator may grant SARs under the 2004 Incentive Plan. An SAR entitles the holder upon exercise to receive an amount in cash or Class A common stock or a combination thereof (as determined by the Administrator) computed by reference to appreciation in the value of a share of Class A common stock.

Stock Awards; Deferred Stock

      The 2004 Incentive Plan provides for awards of nontransferable shares of restricted Class A common stock, as well as unrestricted shares of Class A common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to SurgiCare unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of SurgiCare, including the right to vote the shares and to receive dividends. Other awards under the 2004 Incentive Plan may also be settled with restricted stock. The 2004 Incentive Plan also provides for deferred grants (“Deferred Stock”) entitling the recipient to receive shares of Class A common stock in the future on such conditions as the Administrator may specify.

Performance Awards

      The Administrator may also make awards subject to the satisfaction of specified performance criteria. Performance Awards may consist of Class A common stock or cash or a combination of the two. The performance criteria used in connection with a particular Performance Award will be determined by the Administrator. In the case of Performance Awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

General Provisions Applicable to All Awards

      Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the 2004 Incentive Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to SurgiCare (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Mergers and Similar Transactions

      In the event of a consolidation or merger in which SurgiCare is not the surviving corporation or which results in the acquisition of substantially all of SurgiCare’s stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of SurgiCare’s assets or a dissolution or liquidation of SurgiCare, the following rules will apply except as otherwise provided in an Award:

•	If there is no assumption or substitution of stock options, existing stock options will become fully exercisable prior to the completion of the transaction on a basis that gives the holder of the stock option a reasonable opportunity to exercise the stock option and participate in the transaction as a stockholder.

•	Existing stock options, unless assumed, will terminate upon completion of the transaction.

•	Awards of Deferred Stock will be accelerated by the Administrator so that the stock is delivered prior to the completion of the transaction on a basis that gives the holder of the award a reasonable opportunity following issuance of the stock to participate as a stockholder in the transaction.

      If there is a surviving or acquiring entity, the Administrator may arrange to have that entity (or an affiliate) assume outstanding awards or grant substitute awards. In the case of shares of restricted stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of those shares in connection with the transaction be placed in escrow or otherwise made subject to restrictions determined by the Administrator.

Amendment

      The Administrator may at any time or times amend the 2004 Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2004 Incentive Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the participant’s rights under the Award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

New 2004 Incentive Plan Benefits

      The future benefits or amounts that would be received under the 2004 Incentive Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Equity Compensation Plan Information

      The following table gives information about SurgiCare common stock that may be issued upon the exercise of options, warrants and rights under all of SurgiCare’s existing equity compensation plans as of April 12, 2004. This table does not reflect the Reverse Stock Split.

	(a)	(b)	(c)

			Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	57,538	2.05	1,340,608
Equity compensation plans not approved by security holders	6,855,899	.407	0

Total	6,913,437	.421	1,340,608

Federal Tax Effects

      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2004 Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2004 Incentive Plan, nor does it cover state, local or non-U.S. taxes.

ISOs

      In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to SurgiCare) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which SurgiCare is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which SurgiCare is not entitled to a deduction.

NSOs

      In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to SurgiCare; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which SurgiCare is not entitled to a deduction.

      In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

      The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to SurgiCare will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

      Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of SurgiCare may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2004 Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to SurgiCare.

PROPOSAL ONE — REVERSE STOCK SPLIT

      Our board of directors has approved and is recommending to our stockholders for approval at the special meeting a proposal to effect a Reverse Stock Split of all of the outstanding shares of our common stock at a ratio of one share for every ten shares outstanding. If the Reverse Stock Split is approved, we will amend and restate our certificate of incorporation to effect the Reverse Stock Split, subject to approval of the other proposals required to consummate the Transactions. A copy of the amended and restated certificate of incorporation is attached as Annex L to this proxy statement. A vote “for” this proposal constitutes approval of the amended and restated certificate of incorporation as to the Reverse Stock Split. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to effect a Reverse Stock Split is approved at the special meeting. This proposal is described in detail below.

      The Reverse Stock Split as reflected in the amended and restated certificate of incorporation does not alter or change the powers, preferences, or special rights of the holders of shares of SurgiCare common stock. The IPS Merger Agreement requires that, unless otherwise agreed by IPS, all outstanding shares of our Series AA preferred stock will be redeemed or converted into SurgiCare common stock as a condition to closing. We have no current intention of issuing additional shares of preferred stock to any person after the Transactions are completed, but the amended and restated certificate of incorporation does give the board of directors authority to issue preferred stock and to establish the terms thereof.

The Reverse Stock Split

      The amended and restated certificate of incorporation will effect a Reverse Stock Split of all of our outstanding shares of SurgiCare common stock by reducing the number of outstanding shares of SurgiCare common stock by a one-for-ten ratio (the “Split Ratio”). The par value of SurgiCare common stock will be changed from $0.005 per share to $0.001 per share in connection with the Reverse Stock Split.

Reasons for the Reverse Stock Split

      The purpose of the Reverse Stock Split is to increase the market price of our common stock, which is currently listed on the AMEX. The board of directors has determined that the continued listing of our common stock on the AMEX is in the best interests of SurgiCare and its stockholders. In considering whether a security warrants continued trading and/or listing, the AMEX, pursuant to Section 1001 of the AMEX’s Company Guide, looks at the value of the securities and whether the securities have suitable characteristics for auction market trading.

      SurgiCare’s board believes that the Reverse Stock Split should raise the market price of our common stock to a level that will prevent the AMEX from considering suspending or delisting our common stock. If our common stock were delisted, the board believes that the liquidity in the trading market for our common stock would be significantly decreased, which could reduce the trading price and increase the transaction costs of trading shares of our common stock.

      There can be no assurance, however, that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that a sufficiently high per share trading price of our common stock can be maintained or that our common stock will not be delisted for other reasons.

Potential Effects of the Reverse Stock Split

      Pursuant to the Reverse Stock Split, each holder of SurgiCare common stock immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Class A common stock after consummation of the Reverse Stock Split.

      Although the Reverse Stock Split will not, by itself, affect our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our common stock and adversely affect share liquidity by reducing the number of shares outstanding after the reverse stock split. The Board believes that this risk is outweighed by the benefits of the continued listing of our common stock on the AMEX. If approved, the Reverse Stock Split will result in some stockholders owning “odd-lots” of less than 100 shares of SurgiCare common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Based on approximately 38,408,685 shares of SurgiCare common stock outstanding as of April 12, 2004 (which assumes issuance of 10 million shares to the holder of our 900,000 outstanding Series AA preferred stock), the following table reflects the approximate percentage reduction in the outstanding shares of SurgiCare common stock and the approximate number of shares of SurgiCare common stock that would be outstanding as a result of the Reverse Stock Split:

Stock Split Ratio	Percentage Reduction	Shares to be Outstanding

1-for-10	90%	3,840,868

      The table shows the share amounts immediately after the Reverse Stock Split, but prior to the other proposed amendments to the certificate of incorporation. All outstanding options and warrants to acquire shares of SurgiCare common stock will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the Effective Date (as defined below). The Reverse Stock Split will not affect any stockholder’s proportionate equity interest in SurgiCare except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of SurgiCare common stock not evenly divisible by the Split Ratio will be entitled to receive a cash payment in lieu of fractional shares. Following the Reverse Stock Split, each share of Class A common stock will entitle the holder thereof to one vote per share and will otherwise be identical to SurgiCare common stock in all material respects.

Shares of Common Stock Issued and Outstanding

      Based on the outstanding shares as of April 12, 2004 and assuming issuance of 10 million shares to the holder of our 900,000 outstanding shares of Series AA preferred stock, prior to the Reverse Stock Split, the number of shares of common stock authorized, issued and outstanding and reserved for issuance are 50,000,000, 38,408,685, and 11,119,848, respectively. As a result of the Reverse Stock Split, the number of outstanding shares of SurgiCare common stock will decrease by the Split Ratio with fractional shares of SurgiCare common stock paid in cash. After the Reverse Stock Split, but prior to other proposed amendments to our certificate of incorporation, the approximate number of shares of common stock authorized, issued and outstanding, and reserved for issuance will be 5,000,000, 3,840,868 and 1,111,984, respectively, based on the same assumptions as above. It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split. We are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The proposed Reverse Stock Split will not affect the registration of SurgiCare common stock under the Exchange Act.

Effectiveness of the Reverse Stock Split

      If this proposal and the other proposals necessary to consummate the Transactions are approved, the Reverse Stock Split will become effective upon the filing with the Secretary of State of the State of Delaware of the amended and restated certificate of incorporation (the “Effective Date”). It is expected that such filing will take place immediately prior to the completion of the Transactions.

      Commencing on the Effective Date, each SurgiCare common stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Class A common stock (assuming the reclassification of currently outstanding common stock as Class A common stock pursuant to Proposal Three is also approved) resulting from the Reverse Stock Split. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of SurgiCare common stock, to be used in forwarding such holder’s stock certificates for surrender and exchange for certificates evidencing the number of shares of Class A common stock such holder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder who has a certificate should surrender any certificate evidencing shares of SurgiCare common stock that the stockholder owned prior to the Reverse Stock Split in accordance with the applicable instructions. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. No new certificates will be issued to a holder of SurgiCare common stock until such stockholder has surrendered such stockholder’s outstanding certificate, together with the properly completed and executed letter of transmittal, to the exchange agent. Any SurgiCare common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for Class A common stock appropriately adjusted for the Reverse Stock Split. Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares they are entitled to receive as a consequence of the Reverse Stock Split.

      We intend to use Registrar and Transfer Company as our exchange agent in effecting the Reverse Stock Split. We estimate that our aggregate expenses relating to the Reverse Stock Split will not be material.

Fractional Shares

      No fractional certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of SurgiCare common stock not evenly divisible by the Split Ratio will be entitled to a cash payment in lieu of such fractional shares upon surrender of a certificate representing such shares. The exchange agent will then pay to such holders upon surrender of their certificates to effectuate the Reverse Stock Split, in addition to the number of whole shares to which such holders are entitled, a cash payment in U.S. dollars equal to the product of the fractional share times the average of the high and low trading prices for SurgiCare common stock over the five trading days immediately prior to the closing. The ownership of a fractional interest will not give the holder thereof any voting or other rights except the right to receive the cash payment described above.

      Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effectiveness of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Consequences

      The par value of SurgiCare common stock will be changed from $0.005 per share to $0.001 per share in connection with the Reverse Stock Split and reclassification. The “common stock” account will be reduced with the difference credited to “additional paid in capital”. “Total stockholders’ equity” will remain unchanged.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

      The following is a summary of the material United States federal income tax consequences of the Reverse Stock Split on holders of SurgiCare common stock and does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. We have not obtained, and do not intend to obtain, an IRS ruling or a legal opinion regarding the equity financing or the other Transactions described herein. This discussion is based upon advice we have received regarding the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary assumes that the other Transactions described herein occur in the manner described and also assumes that the SurgiCare common stock was, and the Class A common stock will be, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment).

      The tax treatment of a holder of SurgiCare common stock may vary depending upon the particular facts and circumstances of such stockholder. Each holder of SurgiCare common stock is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

      Other than with respect to cash payments received for fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of SurgiCare common stock for Class A common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the Class A common stock received in the Reverse Stock Split (including any fraction of a share of Class A common stock, deemed to have been received prior to redemption as described below) will be the same as the stockholder’s aggregate tax basis in the SurgiCare common stock exchanged in the Reverse Stock Split.

      In general, stockholders who receive cash in respect of their fractional share interests in the Class A common stock as a result of the Reverse Stock Split will recognize gain or loss determined by reference to their adjusted basis in their fractional share interests. The stockholder’s holding period for the Class A common stock will include the period during which the stockholder held the SurgiCare common stock surrendered in the Reverse Stock Split.

No Dissenter’s Rights

      Under the DGCL, our stockholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Stockholder Approval of the Reverse Stock Split

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series AA preferred stock entitled to vote on this proposal, each voting as a separate class and voting together as a single class, is required to approve the Reverse Stock Split and the proposed amendment and restatement of our certificate of incorporation to effect the Reverse Stock Split. As such, abstentions and broker non-votes will have the same effect as a vote against this proposal. If our stockholders approve the Reverse Stock Split, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to take place immediately prior to the completion of the Transactions.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL TWO — INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

      Our board of directors has approved and is recommending to our stockholders for approval at the special meeting a proposal to increase the number of shares of authorized common stock from 5 million shares to 90 million shares, after giving effect to the Reverse Stock Split, and to leave the number of authorized shares of preferred stock at 20 million. If the increase in the number of shares of authorized common stock is approved, we will amend and restate our certificate of incorporation to effect the increase, subject to approval of the other proposals required to consummate the Transactions. A copy of the amended and restated certificate of incorporation is attached as Annex L to this proxy statement. A vote “for” this proposal constitutes approval of the amended and restated certificate of incorporation as to the increase in the number of shares of authorized common stock. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to effect the increase in the number of shares of authorized common stock is approved at the special meeting.

      The increase in the number of shares of authorized common stock as reflected in the amended and restated certificate of incorporation does not alter or change the powers, preferences, or special rights of the holders of shares of SurgiCare common stock.

Increase in the Number of Shares of Authorized Common Stock

      The amended and restated certificate of incorporation will increase the number of shares of authorized SurgiCare common stock from 5 million shares to 90 million shares, of which 63 million shares will be designated Class A common stock (see Proposal Three), 25 million shares will be designated as Class B common stock (see Proposal Four) and 2 million shares will be designated as Class C common stock (see Proposal Five), after giving effect to the Reverse Stock Split.

      The board of directors recommends increasing the number of authorized shares of our common stock in order to have a sufficient number of shares of our common stock available to pay the consideration due under the IPS Merger Agreement and the DCPS/MBS Merger Agreement and in connection with the equity financing. Assuming the Transactions are approved, we will be obligated to issue up to 4,901,330 shares of our Class A common stock (in addition to the shares outstanding immediately after the Reverse Stock Split), 9,077,110 shares of our Class B common stock and up to 1,406,061 shares of our Class C common stock. We would be unable to issue all of these shares based on the current number of authorized and unissued shares of our common stock available to us, after giving effect to the Reverse Stock Split. In addition, we must also have shares available for issuance in connection with previously granted stock options and other stock based awards as well as any future grants under our 2004 Incentive Plan and our other option plans.

      The following table provides details regarding the approximate number of shares of our common stock authorized, issued and outstanding and reserved as of the periods indicated.

			Post-Transactions(5)

	April 12,	Post-Reverse	Class A	Class B	Class C
Period	2004(1)	Split(3)	Common Stock	Common Stock	Common Stock

Authorized	50,000,000	5,000,000	63,000,000	25,000,000	2,000,000
Issued and outstanding	28,408,685	3,840,868	8,277,198	9,077,110	1,406,061
Reserved	21,119,848 (2)	1,111,983 (4)	16,193,908 (6)	0	0

(1)	Share numbers are prior to giving effect to the Reverse Stock Split, and do not include the up to 10 million shares which we propose to issue in exchange for the 900,000 outstanding shares of our Series AA preferred stock.

(2)	Shares are reserved for exercise of outstanding options and warrants and conversion of Series AA preferred stock and convertible debentures.

(3)	Shares numbers are after giving effect to the Reverse Stock Split, but prior to any other amendments of our Certificate of Incorporation, and prior to the effectiveness of the Transactions. Share numbers assume issuance of all 10 million shares of common stock reserved for issuance to holders of our Series AA preferred stock immediately prior to the Reverse Stock Split.

(4)	Shares are reserved for exercise of outstanding options and warrants and conversion of convertible debentures.

(5)	Share numbers are based on the assumptions contained in this proxy, but assume the maximum initial issuance of shares in the DCPS/MBS Merger.

(6)	Shares are reserved for issuance upon conversion of the Class B common stock and Class C common stock and pursuant to the DCPS/MBS Merger Agreement, the 2004 Incentive Plan, exercise of existing SurgiCare warrants, exercise of vested stock options under SurgiCare’s already existing employee stock option plan, conversion of existing convertible debentures and the exercise of 100,000 warrants that we propose to issue to our current directors.

      SurgiCare has recently entered into a Settlement Agreement with Sig Altman to resolve a lawsuit surrounding a Finders Fee Agreement between SurgiCare and Mr. Altman. SurgiCare has agreed to issue Mr. Altman 540,000 shares of stock registered on Form S-8 as payment in full for the claims under the Finders Fee Agreement. American International Industries has indemnified SurgiCare for this cost.

      In November, 2003, SurgiCare issued a $470,000 convertible debenture. The holders of the debenture can convert to common stock at $0.25 per share or a total of 1,000,000 shares if fully converted.

      In addition, SurgiCare has outstanding options and warrants that could be exercised for common stock. The following table summarizes the outstanding options and warrants.

	Expiration			Exercisable	Exercise
Type	Date	Issued To	Number	(as of 03/31/04)	Price

Options	10/05/11	Employee	62,706	41,804	2.05
Warrants	10/05/11	Former Employee	191,667	191,667	1.90
Warrants	04/02/07	Former Employee	175,000	175,000	2.00
Warrants	11/12/12	Officers	6,489,232		0.32
Warrants	04/01/07	DUI	200,000		3.00
Warrants	06/01/07	TASC Shareholders	35,000	35,000	0.01
Warrants	03/01/05	Consultant	50,000	50,000	1.00
Warrants	09/15/07	Aspen Shareholders	336,786	336,786	0.32
Warrants	11/12/07	Odyssey Capital	526,531	526,531	0.35
Warrants	01/31/08	Odyssey Capital	526,531	526,531	0.35
Warrants	01/31/08	Officers	80,000	80,000	0.45
Warrants	11/05/03	Convertible Debt	335,713	335,713	0.35
Warrants	07/15/05	Convertible Debt	235,849	235,849	2.12

      SurgiCare is currently negotiating a settlement of its $1 million convertible debentures held by A.I. International and the First Bank of Lebanon. Settlement discussions have included converting part or all of the debenture to common stock.

      We have no current agreements, arrangements, or plans to issue additional shares of common stock other than as described above and in connection with the Transactions and the other proposals in this proxy statement. We may need to issue additional common shares in the future to settle outstanding debts or liabilities, to attract or retain key employees, and to make future acquisitions.

      The issuance of additional authorized shares of our common stock (other than through a stock split or a stock dividend) may dilute the voting power and equity interest of present stockholders.

No Dissenter’s Rights

      Under the DGCL, our stockholders are not entitled to dissenter’s rights with respect to the increase in the number of shares of authorized common stock, and we will not independently provide stockholders with any such right.

Stockholder Approval of the Increase in the Number of Shares of Authorized Common Stock

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series AA preferred stock entitled to vote on this proposal, each voting as a separate class and voting together as a single class, is required to approve the increase in the number of shares of authorized common stock and the proposed amendment and restatement of our certificate of incorporation to effect the increase. As such, abstentions and broker non-votes will have the same effect as a vote against this proposal. If our stockholders approve the increase in the number of shares of authorized common stock, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to take place immediately prior to the completion of the Transactions.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL THREE — RECLASSIFICATION OF COMMON STOCK

      Our board of directors has approved and is recommending to our stockholders for approval at the special meeting a proposal to reclassify SurgiCare common stock as “Class A common stock.” If the reclassification of common stock is approved, we will amend and restate our certificate of incorporation to effect the reclassification, subject to approval of the other proposals required to consummate the Transactions. A copy of the amended and restated certificate of incorporation is attached as Annex L to this proxy statement. A vote “for” this proposal constitutes approval of the amended and restated certificate of incorporation as to the reclassification of common stock. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to effect the reclassification of common stock is approved at the special meeting. This proposal is described in detail below.

The Reclassification

      The amended and restated certificate of incorporation reflects the reclassification of all of our outstanding shares of SurgiCare common stock as Class A common stock. If the Reverse Stock Split described in Proposal One is approved, the par value of SurgiCare Class A common stock will be changed to $0.001 per share. Otherwise, it will be $0.005 per share. The reclassification of our currently authorized common stock as “Class A common stock” is necessary to effect the Transactions, as the Transactions contemplate two new classes of stock being established as described in Proposal Four and Proposal Five. The reclassification of common stock as reflected in the amended and restated certificate of incorporation does not alter or change the powers, preferences, or special rights of the holders of shares of SurgiCare common stock. However, the establishment of Class B common stock as described in Proposal Four and Class C common stock as described in Proposal Five will effect the powers, preferences and rights of the holders of Class A common stock.

      The terms of our Class A common stock are described in “The Transactions — The New Classes of Common Stock”.

No Dissenter’s Rights

      Under the DGCL, our stockholders are not entitled to dissenter’s rights with respect to the reclassification of common stock, and we will not independently provide stockholders with any such right.

Stockholder Approval of the Reclassification of Common Stock

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series AA preferred stock entitled to vote on this proposal, each voting as a separate class and voting together as a single class, is required to approve the reclassification of authorized common stock and the proposed amendment and restatement of our certificate of incorporation to effect the reclassification. As such, abstentions and broker non-votes will have the same effect as a vote against this proposal. If our stockholders approve the reclassification of common stock, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to take place immediately prior to the completion of the Transactions.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE RECLASSIFICATION OF COMMON STOCK.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS.

PROPOSAL FOUR — ESTABLISHMENT OF CLASS B COMMON STOCK

      Our board of directors has approved and is recommending to our stockholders for approval at the special meeting a proposal to establish a new class of common stock entitled “Class B common stock”, $0.001 par value per share. If the establishment of Class B common stock is approved, we will amend and restate our certificate of incorporation to effect the establishment of Class B common stock, subject to approval of the other proposals required to consummate the Transactions. A copy of the amended and restated certificate of incorporation is attached as Annex L to this proxy statement. A vote “for” this proposal constitutes approval of the amended and restated certificate of incorporation as to the establishment of Class B common stock. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to establish Class B common stock is approved at the special meeting. This proposal is described in detail below.

Class B Common Stock

      In connection with the equity financing, which is described more fully in “The Transactions — The Equity Financing”, Brantley IV or its assignees will receive shares of Class B common stock. The terms of our Class B common stock are described in “The Transactions — The New Classes of Common Stock”.

No Dissenter’s Rights

      Under the DGCL, our stockholders are not entitled to dissenter’s rights with respect to the establishment of Class B common stock, and we will not independently provide stockholders with any such right.

Stockholder Approval of the Establishment of Class B Common Stock

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series AA preferred stock entitled to vote on this proposal, each voting as a separate class and voting together as a single class, is required to approve the establishment of Class B common stock and the proposed amendment and restatement of our certificate of incorporation to effect the establishment of Class B common stock. As such, abstentions and broker non-votes will have the same effect as a vote against this proposal. If our stockholders approve the establishment of Class B common stock, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to take place immediately prior to the completion of the Transactions.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ESTABLISHMENT OF CLASS B COMMON STOCK.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL FIVE — ESTABLISHMENT OF CLASS C COMMON STOCK

      Our board of directors has approved and is recommending to our stockholders for approval at the special meeting a proposal to establish a new class of common stock entitled “Class C common stock”, $0.001 par value per share. If the establishment of Class C common stock is approved, we will amend and restate our certificate of incorporation to effect the establishment of Class C common stock. A copy of the amended and restated certificate of incorporation is attached as Annex L to this proxy statement. A vote “for” this proposal constitutes approval of the amended and restated certificate of incorporation as to the establishment of Class C common stock, subject to the approval of the other proposals required to consummate the Transactions. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to establish Class C common stock is approved at the special meeting. This proposal is described in detail below.

Class C Common Stock

      In connection with the DCPS/MBS Merger, which is more fully described under “The Transactions — DCPS/MBS Merger,” DCPS and MBS equityholders will receive, in addition to other consideration, shares of Class C common stock.

      The terms of our Class C common stock are described in “The Transactions — The New Classes of Common Stock”.

No Dissenter’s Rights

      Under the DGCL, our stockholders are not entitled to dissenter’s rights with respect to the establishment of Class C common stock, and we will not independently provide stockholders with any such right.

Stockholder Approval of the Establishment of Class C Common Stock

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series AA preferred stock entitled to vote on this proposal, each voting as a separate class and voting together as a single class, is required to approve the establishment of Class C common stock and the proposed amendment and restatement of our certificate of incorporation to effect the establishment of Class C common stock. As such, abstentions and broker non-votes will have the same effect as a vote against this proposal. If our stockholders approve the establishment of Class C common stock, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to take place immediately prior to the completion of the Transactions.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ESTABLISHMENT OF CLASS C COMMON STOCK.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL SIX — CHANGE OF NAME

      Our board of directors has approved and is recommending to our stockholders for approval at the special meeting a proposal to change the name of the corporation to Orion HealthCorp, Inc. As part of the negotiation of the Transaction Documents, SurgiCare, IPS, DCPS, and MBS agreed that SurgiCare would be renamed. If the change of name is approved, we will amend and restate our certificate of incorporation to effect the change of name, subject to approval of the other proposals required to consummate the Transactions. A copy of the amended and restated certificate of incorporation is attached as Annex L to this proxy statement. A vote “for” this proposal constitutes approval of the amended and restated certificate of incorporation as to the change of name. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to change the name of SurgiCare is approved at the special meeting.

No Dissenter’s Rights

      Under the DGCL, our stockholders are not entitled to dissenter’s rights with respect to the change of name, and we will not independently provide stockholders with any such right.

Stockholder Approval of the Change of Name

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series AA preferred stock entitled to vote on this proposal, each voting as a separate class and voting together as a single class, is required to approve the change of name and the proposed amendment and restatement of our certificate of incorporation to effect the change of name. As such, abstentions and broker non-votes will have the same effect as a vote against this proposal. If our stockholders approve the change of name, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to take place immediately prior to the completion of the Transactions.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CHANGE OF NAME.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL SEVEN — ISSUANCE OF SHARES OF CLASS A COMMON STOCK

IN CONNECTION WITH THE IPS MERGER

      Section 712 of the AMEX’s Company Guide requires AMEX-listed companies to obtain stockholder approval in connection with an acquisition (or series of closely related acquisitions) where the issuance of common stock (or securities convertible into common stock) could result in a 20% or greater increase in the outstanding common stock of such companies. This rule would apply to the Class A common stock to be issued in the acquisitions of IPS, DCPS and MBS. The aggregate shares of Class A common stock to be issued in the Acquisitions would exceed the 20% threshold.

      The stockholders and certain debtholders of IPS, based on the assumptions used in this proxy statement, will receive consideration consisting of approximately 4,360,572 shares of our Class A common stock in connection with the IPS Merger. The partners of DCPS and stockholders of MBS will receive, or direct the issuance of, up to a maximum of 1,946,819 shares of our Class A and Class C common stock in connection with the DCPS/MBS Merger. Such maximum amount includes the shares of Class C common stock issuable (a) only if the fair market value of SurgiCare common stock, based on the average of the high and low price per share over the five trading days immediately prior to the closing, is greater than or equal to $0.70, and (b) upon the maximum retroactive increase in purchase price under the DCPS/MBS Merger Agreement. As a result, such stockholders and debtholders of IPS, and MBS stockholders, DCPS partners and their respective designees, would own a maximum of, on an as-converted basis, approximately 29.2% of the Fully-Diluted Orion Shares (as adjusted for the shares of Class A common stock issuable upon conversion of the additional shares of Class C common stock that are issuable at closing only if the fair market value of the SurgiCare common stock equals or exceeds $0.70). Accordingly, the Board is seeking your approval of the issuances of the shares of our Class A common stock in connection with the IPS Merger. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to issue shares of our Class A common stock in connection with the IPS Merger is approved at the special meeting.

      The affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the issuance of the shares of Class A common stock in connection with the IPS Merger. As such, abstentions and broker non-votes will have no effect on the outcome. The Transaction Documents require that we obtain the approval of this proposal by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO ISSUE SHARES OF SURGICARE CLASS A COMMON STOCK IN CONNECTION WITH THE IPS MERGER.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL EIGHT — ISSUANCE OF SHARES OF CLASS C COMMON STOCK AND CLASS A

COMMON STOCK IN CONNECTION WITH THE DCPS/ MBS MERGER

      Section 712 of the AMEX’s Company Guide requires AMEX-listed companies to obtain stockholder approval in connection with an acquisition (or series of closely related acquisitions) where the issuance of common stock (or securities convertible into common stock) could result in a 20% or greater increase in the outstanding common stock of such companies. This rule would apply to the common stock to be issued in the acquisitions of IPS, DCPS and MBS. The issuance of shares of SurgiCare common stock in the Acquisitions would exceed the 20% threshold.

      The partners of DCPS and stockholders of MBS and their designees will receive consideration consisting, in part, of up to a maximum of 1,946,819 shares of our Class C common stock and Class A common stock in connection with the DCPS/MBS Merger. Such maximum amount includes the shares of Class C common stock issuable (a) only if the fair market value of SurgiCare common stock, based on the average of the high and low price per share over the five trading days immediately prior to the closing, is greater than or equal to $0.70, and (b) upon the maximum retroactive increase in purchase price under the DCPS/MBS Merger Agreement. The stockholders and certain debtholders of IPS, based on the assumptions used in this proxy statement, will receive consideration consisting of approximately 4,360,572 shares of our Class A common stock in connection with the IPS Merger. As a result, such MBS and DCPS equityholders and designees and IPS stockholders and debtholders, will own, on an as-converted basis, approximately 29.2% of the Fully-Diluted Orion Shares (as adjusted for the shares of Class A common stock issuable upon conversion of the additional shares of Class C common stock that are issuable at closing only if the fair market value of the SurgiCare common stock equals or exceeds $0.70). Accordingly, the Board is seeking your approval of the issuances of the shares of our Class C common stock and Class A common stock in connection with the DCPS/MBS Merger. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Transactions unless this proposal to issue shares of our Class C common stock and Class A common stock in connection with the DCPS/MBS Merger is approved at the special meeting.

      The affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the issuance of the shares of Class C common stock and Class A common stock in connection with the DCPS/MBS Merger. As such, abstentions and broker non-votes will have no effect on the outcome. The Transaction Documents require that we obtain the approval of this proposal by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO ISSUE SHARES OF CLASS C COMMON STOCK AND CLASS A COMMON STOCK IN CONNECTION WITH THE DCPS/MBS MERGER.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL NINE — ISSUANCE OF SHARES OF CLASS B COMMON STOCK

IN CONNECTION WITH THE EQUITY FINANCING

      Section 713 of the AMEX’s Company Guide requires AMEX-listed companies to obtain stockholder approval in connection with a transaction involving the sale or issuance of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding common stock of such companies at a price less than the greater of book or market value of such common stock or convertible securities. This rule would apply to the Class B common stock to be issued to Brantley IV in pursuant to the Stock Subscription Agreement, which is described in “The Transactions — The Financing.” The issuance of shares of our Class B common stock would exceed the 20% threshold and will likely be at a price that would constitute a discount to the market value.

      Brantley IV, based on the assumptions used in this proxy statement, will receive approximately 9,077,110 shares of Class B common stock by surrendering the Bridge Notes for cancellation and contributing cash in an amount equal to $6 million minus (a) the amount by which the aggregate principal amount of the SurgiCare Bridge Notes surrendered for cancellation exceeds $490,000, (b) the amount by which the aggregate principal amount of the IPS Bridge Notes surrendered for cancellation exceeds $790,000, and (c) the accrued but unpaid interest on such excesses. These shares of Class B common stock are initially convertible into approximately 10,910,864 shares of our Class A common stock. As a result, Brantley IV will own 100% of the outstanding shares of our Class B common stock following the Acquisitions and will initially own, on an as-converted basis, approximately 51.0% of the Fully-Diluted Orion Shares. In addition, the per share price of the Class B common stock issued to Brantley IV will be less than the market value of such shares of Class B common stock. The net proceeds to be received by SurgiCare are approximately $3,951,686. Accordingly, the Board is seeking your approval of the issuance of the Class B common stock to Brantley IV. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve. We cannot complete the Acquisitions unless this proposal to issue shares of our Class B common stock to Brantley IV is approved at the special meeting.

      The Class B common stock issued to Brantley IV will initially represent, on an as-converted basis, approximately 51.0% of the Fully-Diluted Orion Shares. Assuming everything else remains the same, the percentage interest of Brantley IV upon conversion will continually increase, since the conversion factor for the Class B common stock is designed to yield additional shares of Class A common stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B common stock, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price from time to time outstanding, without compounding, from the date the Class B common stock was first issued to the date of conversion. Although the conversion factor will continually increase, the number of votes that holders of Class B Common stock will be entitled to will be based on the initial conversion factor. The Class A common stock to be issued to Brantley Venture Partners III, L.P. and Brantley Capital Corporation, as stockholders and debtholders of IPS, further increases the ownership interest of Brantley IV affiliates in Orion. Because Brantley IV and its affiliates will hold common stock which initially represents, on an as-converted basis, approximately 68.4% of the Fully-Diluted Orion Shares they will be able to control all decisions to be made by the Class A common stock, Class B common stock and Class C common stock voting together as a single class. As a result of their stock ownership, Brantley IV and its affiliates will control Orion’s business, policies and affairs and will be able to elect Orion’s entire board of directors, determine, without the approval of Orion’s other stockholders, the outcome of any corporate transaction or other matter submitted to the vote of the stockholders voting as a single class for approval, including mergers, consolidations and sales of substantially all of our assets. They will also be able to prevent or cause a change in, control of Orion and an amendment to its certificate of incorporation and by-laws (subject to certain supermajority provisions contained therein). We cannot assure that the interests of Brantley IV and its affiliates will be consistent with your interests as a stockholder.

      In connection with the Transactions, Brantley IV entered into an agreement on March 4, 2004 with certain of its limited partners, pursuant to which such limited partners have agreed to acquire, subject to the satisfaction of certain conditions $1 million worth of the Class B common stock which Brantley IV has agreed to purchase pursuant to the Stock Subscription Agreement and Brantley IV has agreed to assign to such limited partners its rights to acquire such shares. To the extent such limited partners acquire such shares, Brantley IV’s ownership will be decreased by the number of shares valued at $1 million, or approximately 1,246,856 shares of Class B common stock, which initially represent, on an as-converted basis, approximately 7.0% of the Fully-Diluted Orion Shares.

      The affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the issuance of the shares of our Class B common stock pursuant to Stock Subscription Agreement. As such, abstentions and broker non-votes will have no effect on the outcome. The Transaction Documents require that we obtain the approval of this proposal by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO ISSUE SHARES OF CLASS B COMMON STOCK.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL TEN — ISSUANCE OF OUR COMMON STOCK

IN EXCHANGE FOR SERIES AA PREFERRED STOCK

      Section 713 of the AMEX’s Company Guide requires AMEX-listed companies to obtain stockholder approval in connection with a transaction involving the sale or issuance of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding shares of common stock of such companies at a price less than the greater of book or market value of such common stock or convertible securities. The Transaction Documents include a closing condition that requires that all shares of Series AA preferred stock be redeemed or converted into SurgiCare common stock. We expect to negotiate a voluntary conversion with the sole Series AA stockholder and to issue up to ten million shares (prior to giving effect to the Reverse Stock Split) of our common stock in exchange for all outstanding shares of our Series AA preferred stock prior to the effectiveness of our amended and restated certificate of incorporation and the consummation of the Transactions. If we are unsuccessful in these negotiations the parties to the Transactions could elect not to complete the Transactions.

      Currently 900,000 shares of Series AA preferred stock are outstanding. The Series AA preferred stock is redeemable at $5 per share. The Series AA preferred shares, all of which are owned by a single stockholder, convert to common stock in increments of 300,000 shares each on June 1, 2004, 2005 and 2006. The conversion ratio on those dates is equal to $5 divided by the average closing price of the stock over the previous 20 days. At current market prices, the conversion of all Series AA preferred shares would result in issuance of a number of shares greater than 20% of the total common stock currently outstanding.

      The Transactions contemplate that Series AA preferred stock will be converted and will not be outstanding at the time the Transactions are consummated. After the closing of the Transactions, Orion will be authorized to issue new series of preferred stock and the board of directors will be able to designate the rights, privileges and preferences accorded to any newly designated series of preferred shares. The currently authorized Series AA preferred stock will no longer be authorized and no shares will be outstanding after the conclusion of the Transactions.

      Holders of the Series AA preferred stock are entitled to one vote for each outstanding Series AA share at stockholders’ meetings.

      1. Series AA preferred stockholders have the right upon liquidation, dissolution or winding up of the corporation to receive the original price they paid per share plus any accrued or unpaid dividends on such shares prior to the other stockholders receiving any value for their shares.

      2. Holders of Series AA preferred stock have the same voting rights as holders of common stock. Thus, they are entitled to one vote per share whether voting as a separate class or voting an matters where all votes are counted together.

      3. The affirmative vote of the majority of the holders of shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the issuance of the shares of our Class A common stock in exchange for our Series AA preferred stock. As such, abstentions and broker non-votes will have no effect on the outcome.

      4. SurgiCare has the right to convert 300,000 shares of the Series AA preferred stock on June 4, 2004, June 4, 2005, and June 4, 2006, based on the following formula which uses the historical trading average over the preceding twenty (20) days: $5.00 divided by the value of the common stock on the relevant conversion date or $0.41, whichever is greater.

      5. SurgiCare may not alter the rights of the Series AA preferred stock without approval from at least a majority of the outstanding Series AA preferred stockholders.

      The current drafts of the transaction documents contemplate that a settlement will be negotiated between the Series AA preferred stockholders and common stockholders in which the Series AA preferred shares will be exchanged for common stock. In the event that such settlement is not reached, IPS does not have to merge with SurgiCare and none of the actions contemplated in the Transaction documents will happen. However, if IPS chooses to merge with SurgiCare although there is no agreement by the Series AA preferred stockholders to convert their stock, it will be necessary to amend the Proposed Amended Certificate of Incorporation to allow for the existence of the Series AA preferred shares.

      It is likely that we will issue a number of shares of our common stock in exchange for our Series AA preferred stock that exceeds 20% of the outstanding shares of our common stock prior to the consummation of the Transactions, and that such shares will be issued at a price that is lower than the market value of our common stock. We are therefore seeking your approval to issue up to ten million shares (prior to giving effect to the Reverse Stock Split) of our common stock in exchange for all outstanding shares of our Series AA preferred stock, upon such terms as the board of directors shall approve. The common stock to be issued in exchange for the Series AA preferred stock will be reclassified as Class A common stock and reduced by the Split Ratio (resulting in a maximum of 1,000,000 shares of Class A common stock) when our Certificate of Incorporation is amended.

      The affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the issuance of the shares of our Class A common stock in exchange for our Series AA preferred stock. As such, abstentions and broker non-votes will have no effect on the outcome.

      Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO ISSUE SHARES OF CLASS A COMMON STOCK IN EXCHANGE FOR SERIES AA PREFERRED STOCK.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL ELEVEN — ELECTION OF DIRECTORS

      Our board currently consists of four directors, and three existing board seats are vacant. The four current directors have been nominated for reelection to the board to serve on our board of directors until their successors are elected and qualified. In connection with the Transactions, seven new directors have been nominated for election to the board to begin serving on the board of directors of Orion upon the closing of the acquisition and until their successors are elected and qualified. Accordingly, upon the closing of the Transactions, the current members of the board will cease to be directors and the seven new directors will constitute the board of directors of Orion.

Voting

      Signed proxies received will be voted for the election of the nominees listed in this proxy statement for the terms specified herein, and all of the nominees have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted. As such, abstentions and broker non-votes will have no effect on the outcome. No cumulative voting is allowed.

Nominees for Directors

      Proxies solicited by the board of directors will be voted in favor of each nominee unless stockholders specify otherwise in their proxies. The following pages describe the nominees for directors, including their principal occupations for the past five years, certain other directorships, age, and length of service on our board.

Pre-Acquisition Nominees

      The following is a list of the current members of our board of directors, each of whom has been nominated for reelection to our board. If elected, these members will serve as the sole directors until the closing of the Transactions. Upon the closing of the Transactions, these directors will cease to be members of the board. If the Transactions are not consummated, however, then these board members will continue to serve as board members until the next election of directors.

      Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of January 1, 2004.

Name	Age	Positions Held

Bruce Miller	55	Director
Michael A. Mineo	60	Director
Sherman Nagler	48	Director
Jeffrey J. Penso	49	Director and Vice President

Pre-Acquisition Nominee Profiles

      Dr. Bruce Miller, D.P.M. was elected as director of SurgiCare, Inc. on July 26, 2000. Dr. Miller has been in private practice for 25 years. He received his undergraduate degree in 1969 at Temple University and then attended the Pennsylvania College of Podiatric Medicine. He has been a Diplomat of the American Board of Podiatric Surgery since 1986.

      Dr. Michael A. Mineo D.P.M. was elected as director of SurgiCare, Inc. on July 10, 1999. Dr. Mineo has served as Vice President of Bellaire SurgiCare, Inc. since March of 1995. He has been in private practice for 29 years. He received his undergraduate degree in 1964 from Geneva College, Beaver Falls, PA, and then attended the Ohio College of Podiatric Medicine. He has been a Diplomat of the American Board of Podiatric Surgery since 1979, and a Fellow of the American College of Foot Surgeons since 1980.

      Dr. Sherman Nagler D.P.M. was elected as director of SurgiCare, Inc. on July 10, 1999. He has been in private practice for 16 years. He received his undergraduate degree in 1977 at State University of New York at Plattsburgh, and then attended the New York College of Podiatric Medicine. He has been a Diplomat of the American Board of Podiatric Surgery since 1985.

      Dr. Jeffery J. Penso D.P.M. was elected as director of SurgiCare, Inc. on July 10, 1999. Dr. Penso has served as Vice President of SurgiCare, Inc. since July 1999 and Vice-President of Bellaire SurgiCare, Inc. since July 1998. He has been in private practice for 16 years. He received his undergraduate degree in 1983 at University of Akron, and then attended the Ohio College of Podiatric Medicine. He has been a Diplomat of the American Board of Podiatric Surgery since 1988.

Post-Acquisition Nominees

      The IPS Merger Agreement and the DCPS/MBS Merger Agreement contain provisions for the election of new directors to serve as directors of Orion upon closing of the Transactions. Those agreements provide that at closing, Keith G. LeBlanc, currently President and Chief Executive Officer of SurgiCare, will become a director, Terrence L. Bauer, currently President and Chief Executive Officer of IPS, will become a director, two directors nominated by Brantley IV will become directors, and three independent directors shall be elected. The election of these directors is a condition of closing of the IPS Merger Agreement and DCPS/MBS Merger Agreement.

      Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of January 1, 2004.

Name	Age	Positions Held

Terrence L. Bauer	47	Nominee for director; President and Chief Executive Officer of IPS
Paul H. Cascio	42	Nominee for director, General Partner of Brantley Venture Partners, L.P.
David Crane	47	Nominee for director
Michael J. Finn	54	Nominee for director, General Partner of Brantley Venture Partners, L.P.
Keith G. LeBlanc	45	Nominee for director, President and Chief Executive Officer of SurgiCare
Gerald M. McIntosh	63	Nominee for director
Joseph M. Valley, Jr.	56	Nominee for director

Post-Acquisition Nominee Profiles

      Terrence L. Bauer has served as President, Chief Executive Officer and director of IPS since he cofounded IPS in 1996 and has served as Chairman of the board of directors of IPS since 1999. Prior to cofounding IPS, Mr. Bauer was President and Chief Operating Officer of Allegiant Physician Services, a multi-specialty physician practice management company, from 1995 through mid-1996. Mr. Bauer’s tenure with Allegiant involved restructuring Allegiant. From 1991 until 1995, Mr. Bauer served as President and Chief Executive Officer of ATC Healthcare Services, Inc., a national healthcare staffing firm. Mr. Bauer arranged the successful sale of ATC in 1994 and supervised the transition of ATC into a new organizational structure in 1995. From 1987 through 1991, Mr. Bauer held various senior management positions at Critical Care America, a high technology, home infusion therapy company. Mr. Bauer’s last position at Critical Care America was Vice President of Sales and Marketing. Mr. Bauer also gained management experience before 1987 at IVAC Corporation, a division of Eli Lilly and Company, and American Hospital Supply Corporation. Mr. Bauer received his undergraduate degree from the University of Arizona.

      Paul H. Cascio serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. He has been a director, vice president and secretary of Brantley Capital Corporation since 1998. Mr. Cascio is also a vice president and secretary of Brantley Capital Management, L.L.C., which serves as investment adviser for Brantley Capital Corporation.

Principals of Brantley Management Company, including Mr. Cascio, serve as investment adviser for Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley IV. These Brantley entities are part of a private equity organization having offices in Ohio and California. Since the organization’s inception in 1987, it has been a lead investor in over 40 privately-held companies in a variety of manufacturing, technology and service industries throughout the United States. The Brantley affiliates have approximately $300 million of committed capital under management. Prior to joining Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. in May, 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Mr. Cascio has a wide range of investment banking experience, having completed public debt and equity, private debt and equity, mergers and acquisitions and fairness opinion assignments for a variety of industrial, consumer product and health care related companies. He received his undergraduate degree from Colgate University and his M.B.A. from New York University.

      David Crane was appointed to the board of directors of Pediatric Services of America, Inc. in October, 2003. Pediatric Services of America, Inc. is a portfolio company of Brantley Partners that provides a combination of pediatric home health care services through its network of branch offices. Mr. Crane co-founded MedCath Incorporated, a healthcare provider with approximately $550 million in annual revenues, in 1989 and served as its Chief Operating Officer until 1999 and as its President the Chief Executive Officer from 2000 until September, 2003. MedCath Incorporated is primarily focused on physician joint ventured heart hospitals. Mr. Crane also served as a director of MedCath. He received his undergraduate degree from Yale University and his M.B.A. from the Harvard Business School.

      Michael J. Finn serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley IV. Mr. Finn has also been the president of Brantley Capital Corporation since its formation in 1996, and is a manager of Brantley Capital Management, L.L.C., which serves as investment adviser for Brantley Capital Corporation. Principals of Brantley Management Company, including Mr. Finn, serve as investment adviser for Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley IV. Mr. Finn also serves on the board of directors of several portfolio companies in which one or more of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. have invested, including Pediatric Services of America, Inc., which provides a combination of pediatric home health care services through its network of branch offices. Mr. Finn was a director of Caredata.com, Inc. (formerly Medirisk, Inc.), which filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code on November 15, 2000. From 1987 to 1995, Mr. Finn served as portfolio manager and vice president of the Venture Capital Group of Sears Investment Management Company in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies. He received his undergraduate degree and his masters degree from Michigan State University.

      Keith G. LeBlanc was appointed Chief Executive Officer and President of SurgiCare on November 10, 2002. Mr. LeBlanc previously served as Chief Executive Officer for Gulf Coast Surgery and Endoscopy in Biloxi, Mississippi between 2000 and 2002 and as Chief Executive Officer for Biloxi Regional Hospital between 1998 and 2002. Mr. LeBlanc has extensive healthcare management experience, serving as a hospital Chief Executive Officer for 10 years and as the Chief Executive Officer and founder of The Quest Group, a physician equity MSO joint venture. The Quest Group managed physician practices statewide in Louisiana. Mr. LeBlanc is a registered respiratory therapist and holds a MHS from LSU Medical School.

      Gerald M. McIntosh founded Partners /5 West, a charitable research organization, in 1997 in Houston, Texas and has served as the President of Partners /5 West since that time. Mr. McIntosh cofounded Administaff, a staff leasing company which became one of only two “hypergrowth” companies in the Houston area ($0 to $1 billion revenue per year within 10 years). Administaff was admitted to the NYSE in 1997. Mr. McIntosh currently serves on the board of directors for Partners /5 West, La Sierra University in Riverside, California, Save Our ER’s in Houston, Texas, McCarroll Construction Company in Asheville, North Carolina, and DCL Inc. in Houston, Texas. He received his undergraduate degree from La Sierra University and his MPA from University of Southern California.

      Joseph M. Valley, Jr. has served as director of IPS since December 1999. Mr. Valley currently serves as Chief Executive Officer of Seranin Software Corporation, a privately held company based in Dallas, Texas since 2002. Prior to Seranin Software, Mr. Valley served as President and Chief Operations Officer from 2001 to 2002 for QueryObject Systems Corporation, an global business intelligence software company traded on the AMEX. QueryObject Systems Corporation provides analytical infrastructure solutions for leading international businesses. Prior to QueryObject Systems, Mr. Valley served as Chief Executive Officer and President of MIS USA from 1998 until 2001. While at MIS USA, Mr. Valley was responsible for gaining global recognition and introducing the first solution for collaborative analytical processing. Mr. Valley also currently serves as a director for Agnes.com in Bridgewater, New Jersey. He received his undergraduate degree from St. Joseph’s University in Philadelphia, Pennsylvania.

Board of Directors Meetings and Committees

      The current board of directors is comprised of four independent directors. The board of directors has determined that they are all independent according to the listing standards of the AMEX. Upon the closing of the Acquisitions, the board of directors will include at least three independent directors. The board of directors held seven meetings and acted pursuant to written consent on one occasion during the fiscal year ended December 31, 2003. The board of directors currently has two standing committees, the Audit Committee and the Compensation Committee. During fiscal year 2003, each incumbent director attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the board of directors and (2) the total number of meetings held by all committees of the board of directors on which he served.

      The AMEX has adopted minimum requirements for director independence and nominating and compensation committee membership. These requirements do not apply to companies whose ownership is controlled by a single owner or group. After the Transactions, SurgiCare will be considered a controlled company under the AMEX rules and will not be required to comply with certain of the AMEX’s rules on director independence and nominating and compensation committee membership.

      The Audit Committee held one meeting for the fiscal year ended December 31, 2003. Dr. Miller was and is the sole member of the Audit Committee. The board of directors has determined that Dr. Miller is independent as such term is defined in the listing standards of the AMEX. However, the board of directors has determined that Dr. Miller is not an “audit committee financial expert” as such term is defined in the applicable regulations of the SEC. The board of directors has not been able to locate new directors who meet the audit committee financial expert standards. Upon the closing of the Acquisitions, the Audit Committee will be composed of three or more independent directors, provided that for any period during which Orion is a “small business issuer” that files reports under the Securities Exchange Commission Regulation S-B, the Audit Committee will be composed of two or more independent directors. The initial members of the Audit Committee upon the closing of the Acquisitions shall be Messrs. Crane, McIntosh and Valley. At least one of the directors on the committee, initially, Mr. Crane, will be an audit committee financial expert or will be “financially sophisticated” as such term is used in the AMEX Company Guide. In connection with the Acquisitions, the board of directors will adopt a new written charter for the Audit Committee, which is attached as Annex M to this proxy statement.

      The Compensation Committee did not meet during the fiscal year ended December 31, 2003. Dr. Nagler, Dr. Mineo and Dr. Penso, each of whom is independent, are the members of the Compensation Committee. The Compensation Committee provides recommendations to, and may act on behalf of, the board of directors regarding compensation matters, and administers SurgiCare’s stock option and compensation plans. Upon the closing of the Transactions, Orion will be a “controlled company” for purposes of the AMEX Company Guide, because Brantley IV and its affiliates will hold over 50% of the voting power of Orion. As a controlled company, Orion will not be required by the AMEX to have a compensation committee of independent directors or to have the majority of the independent directors on the board perform the functions of the compensation committee. However, Orion’s board of directors may elect to maintain a compensation committee nonetheless.

      SurgiCare does not have a nominating committee. The board of directors, all of whom are considered independent according to the listing standards of the AMEX, perform the nominating function. Upon the closing of the Transactions, Orion will be a controlled company and will not be required by the AMEX to maintain a nominating committee or to have the majority of the independent directors on the board perform the functions of a nominating committee, but it may choose to do so.

      The board of directors does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of SurgiCare. The board of directors has determined that it is appropriate to not have such a policy given the infrequency of such recommendations being submitted to the board of directors. However, the board of directors will consider any director candidate recommended by a stockholder of our company when such recommendation is submitted in accordance with the Bylaws then in effect, the procedures described in this proxy statement under “Stockholder Proposals” and the applicable rules of the SEC. The proposed Bylaws for Orion, attached hereto as Annex N, contain detailed provisions regarding nominations by stockholders. Prior to the adoption of the Orion Bylaws, stockholders can submit candidates for consideration for board membership in writing to Keith LeBlanc, mailed to our company’s address.

      The board of directors has identified certain qualifications that a director nominee must possess before it recommends said nominee for a position on the board of directors. The board believes that nominees for directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of SurgiCare. The board also strives to ensure that the composition of the board of directors at all times adheres to independence requirements of the AMEX and reflects a range of talents, ages, skills, character, and expertise, particularly in the areas of management, leadership and corporate governance, the healthcare industry and related industries sufficient to provide sound and prudent guidance with respect to the operations and interests of SurgiCare.

      The board of directors identifies qualified nominees for directors from among recommendations made by members of the board of directors. The board of directors evaluates such nominees for directors based on the qualifications described above. Because the election of certain directors to the board of directors of SurgiCare is required by the Transaction Documents, the directors nominated to serve upon the closing of the Transactions were selected pursuant to the Transaction Documents, by the parties thereto, rather than via the normal nominating process. However, in the judgment of the board of directors, each of these nominees possesses the qualities that the board feels are necessary and the election of these individuals will achieve the board’s goals regarding the composition of the board.

Communications with Stockholders

      The board of directors does not currently have a process by which stockholders of our company may send communications to the board of directors. The board of directors believes that it is appropriate not to have such a process because it provides any interested stockholder the opportunity to communicate with the members of the board of directors at the special meeting of stockholders and forwards any emails sent to the investor relations email address on its website that are addressed to the board of directors, or specific members of the board, to the intended recipients.

Director Attendance at the Special Meeting

      While SurgiCare does not have a policy requiring the members of the board of directors to attend its annual meetings of stockholders, most of its directors do attend the annual meetings of stockholders. Each of the six SurgiCare directors then in office attended SurgiCare’s last annual meeting of stockholders.

Report of the Audit Committee of the Board of Directors

      During the fiscal year ended December 31, 2003, Dr. Miller was the sole member of the Audit Committee. Dr. Miller is independent (as defined in the listing standards of the AMEX).

      The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2002 audited by Weinstein Spira & Company, who were SurgiCare’s independent auditors for that period. The Audit Committee has discussed with Weinstein Spira & Company various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from

Weinstein Spira & Company required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Weinstein Spira & Company its independence.

      Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ending December 31, 2002 be attached to this proxy statement for filing with the Securities and Exchange Commission.

      With respect to the above matters, the Audit Committee submits this report.

AUDIT COMMITTEE
Bruce Miller

Compensation of Directors

      Following the closing of the Acquisitions, directors of Orion who are not employees of Orion will receive compensation of up to $5,000 per meeting for meetings held in person and up to $500 per meeting for meetings held telephonically. We intend to compensate each of our four current directors, Michael Mineo, Jeff Penso, Sherman Nagler, and Bruce Miller, for their services during the fiscal year ended December 31, 2003 and until the consummation of the Transactions with warrants to purchase 25,000 shares (100,000 shares total) of Class A common stock, which collectively represent approximately 0.5% of the Fully-Diluted Orion Shares (as adjusted to reflect the exercise of such warrants), upon the consummation of the Transactions as described in “Proposal Thirteen — Approval of Warrant Issuances”. The warrants will immediately vest upon the closing of the Transaction. The warrants will have an exercise price set at the market price on the closing date.

Executive Compensation

      The following table lists the compensation paid during each of SurgiCare’s last three fiscal years to each of the highest paid executive officers of SurgiCare, Inc. receiving compensation of at least $100,000 and Keith G. LeBlanc, the Chief Executive Officer (our “Covered Executives”). The information in this table and its footnotes does not reflect the Reverse Stock Split.

						Long-Term
						Compensation(3)

						Awards
		Annual Compensation
						Securities
				Other Annual		Underlying
		Salary		Compensation		Options/SARS
Name and Principal Position(a)	Year(b)	($)(c)		($)(d)		(#)(e)

Keith G. LeBlanc, President
and CEO	2003	188,942		28,828	(2)	—
	2002	56,654	(1)	3,072	(4)	3,244,616
	2001	—		—		—

Phillip C. Scott, CFO	2003	186,154		11,120	(5)	—
	2002	56,654	(1)	2,017	(5)	3,244,616
	2001	—		—		—

(1)	Includes $30,000 paid to Executive Officer as a consultant prior to employment with SurgiCare.

(2)	Includes $11,120 for living expenses, $11,372 for moving expenses and $6,336 for auto allowance.

(3)	SurgiCare pays premiums for group life term insurance offered to all employees as part of total benefit package through Administaff. Specific costs are not individually specified.

(4)	Includes $2,017 for living expenses and $1,055 for auto allowance.

(5)	Consists of living expenses.

Options, Warrants, and Stock Appreciation Rights

      No grants of stock options or stock appreciation rights were made to our “Covered Executives” during the fiscal year ended December 31, 2003.

      The following table sets forth information concerning option exercises during the fiscal year ended December 31, 2003 and option holdings as of December 31, 2003 with respect to our Covered Executives. No stock appreciation rights were outstanding at the end of the fiscal year. No shares were acquired on exercise of options by our Covered Executives during 2003. The information in this table and its footnotes does not reflect the Reverse Stock Split.

Aggregated Option Exercises in 2003 and Fiscal Year End Values

	Shares		Number of Securities		Value of Securities
	Acquired		Underlying Unexercised		Underlying Unexercised
	on		Options at FYE (#)		Options at FYE ($)
	Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Keith G. LeBlanc	0	—	1,729,902	1,554,714	101,394	93,283
Phillip C. Scott	0	—	1,729,902	1,554,714	101,394	93,283

      The securities listed in this table are warrants. The values of the unexercised warrants above are based on the difference between the exercise price of the warrant and the fair market value of SurgiCare common stock at the end of the fiscal year ended December 31, 2003, which was $0.38 per share.

Equity Compensation Plan Information

      The following table gives information about SurgiCare common stock that may be issued upon the exercise of options, warrants and rights under all of SurgiCare’s existing equity compensation plans as of April 12, 2004. The information in this table does not reflect the Reverse Stock Split.

	(a)	(b)	(c)

			Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding securities
Plan category	rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	57,538	2.05	1,340,608
Equity compensation plans not approved by security holders	6,855,899	.407	0
Total	6,913,437	.421	1,340,608

Security Ownership Of Certain Beneficial Owners And Management

      The following table sets forth, as of April 12, 2004, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of SurgiCare common stock or Series AA preferred stock, (b) each of our directors and the executive officers named in the Summary Compensation Table above, and (c) all current directors and executive officers as a group. As of April 12, 2004 there were 28,408,685 shares of SurgiCare common stock outstanding (prior to giving effect to the Reverse Stock Split).

      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed beneficially owned by a person if the person has the right to acquire shares (for example, upon conversion of our Series AA preferred stock or the exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

      To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of SurgiCare common stock shown as beneficially owned by them. The information in this table and its footnotes does not reflect the Reverse Stock Split.

	Shares Owned Beneficially

	Common Stock			Series AA Preferred Stock

Name and Address of Beneficial Owner	Number(1)		Percent(1)	Number(1)	Percent(1)

Keith G. LeBlanc, 12727 Kimberley Lane, Suite 200, Houston, TX 77024	2,215,478	(2)	7.25
Phillip C. Scott, 12727 Kimberley Lane, Suite 200, Houston, TX 77024	2,215,478	(2)	7.25
Jeffery J. Penso, 11006 Westheimer, Houston, TX 77042	930,036		3.27
International Diversified Corporation, 601 Hanson Road, Kemah, TX 77565	1,709,024	(3)	6.02	900,000	100
Michael A. Mineo, 6699 Chimney Rock, Houston, TX 77081	959,409		3.38
Sherman Nagler, 1200 Binz, Houston, TX 77004	807,610		2.84
Bruce Miller, 13737 S.W. Freeway, Sugarland, TX 77478	851,536		3.00
All directors and executive officers as a group (6 persons)	7,979,547		24.42

(1)	Share numbers and percentages are calculated on the basis of the number of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to June 11, 2004.

(2)	Includes 2,135,478 shares issuable upon the exercise of warrants which are exercisable on or prior to June 11, 2004.

(3)	Elkana Faiwuszewicz has all the investment and voting control of the shares held by International Diversified Corporation.

Employment Agreements

      Effective November 10, 2002, SurgiCare entered into employment agreements with its executive officers, Keith G. LeBlanc, Chief Executive Officer, and Phillip C. Scott, Chief Financial Officer. The term of the agreements is three years. The agreements have a base salary of $198,000 for the first year and $298,000 for the following years. Pursuant to the employment agreement, the officers have each also received warrants to purchase 3,244,616 shares (without giving effect to the Reverse Stock Split) of SurgiCare common stock with an exercise price of $0.32 per share that vest over the three year term of the employment agreements and have each purchased other warrants and common stock of SurgiCare. Each agreement provides for payments of two times annual base salary if the executive officer is terminated without cause. All warrants would also vest at that time. We will enter into a new employment agreement with Mr. LeBlanc to replace this employment agreement. We are negotiating an employment agreement with Mr. Scott to replace this employment agreement.

      In connection with the Transactions, certain individuals will enter into employment agreements with Orion as described in “The Transactions — Interest of Certain Persons in the Acquisitions.”

Certain Relationships and Related Transactions

      As of December 31, 2002, the Company revised the contractual relationship with its founding physicians, all of whom are beneficial owners of 5% or more of the Company’s preferred stock, whereby the physicians would be retained as an advisory committee to oversee the activities of the physician staffed medical executive committees of each of SurgiCare’s surgery centers. In addition to the services previously covered under the agreement, the advisory committee would also assist management in revising existing and new operating agreements, management agreements, establishing medical bylaws, and reviewing policies and procedures. The Company has reduced the compensation to be paid to the physician group for its services to $30,000 per month and shortened the term of the contract from five years to six months. The contract has now expired.

      Bellaire leases space on a month-to-month basis for its offices in a medical office building owned by a partnership in which Dr. Michael Mineo, a director and shareholder, has a 25% interest. In 2003, Bellaire paid approximately $195,000 as rent to the partnership. In 2002, Bellaire paid approximately $195,000 as rent to the partnership.

      In February 2003, Dr. Mineo purchased 100,000 shares of SurgiCare common stock in a private placement for a purchase price of $35,000.

      In March 2003, Dr. Penso and Dr. Miller each purchased 34,284 shares of SurgiCare common stock in a private placement for a purchase price of $11,999.40 each.

Summary of Transactions with Daniel Dror, American International Industries, Inc., and International Diversified Corporation, Ltd., etc.

      Daniel Dror is the CEO of American International Industries, Inc. (“AII”). Elkana Faiwuszewicz is the CEO and owner of International Diversified Corporation, Ltd., (“IDC”) majority owner of American International Industries, Inc. and brother of Daniel Dror. The share numbers in the following discussion do not reflect the Reverse Stock Split.

      Texas Real Estate Enterprises, Inc., a Texas corporation, and MidCity Houston Properties, Inc., a Texas corporation, were wholly-owned subsidiaries of American International Industries, Inc. (“AII”). In June 2002, SurgiCare acquired five properties from AII, Texas Real Estate Enterprises, Inc. and MidCity Houston Properties, Inc. in exchange for 1.2 million shares of SurgiCare AA preferred stock. The land holdings are undeveloped properties. SurgiCare is currently marketing the properties for sale.

      On December 11, 2002, SurgiCare issued 3,658,537 shares of common stock to AII upon the conversion of shares of our Series AA preferred stock pursuant to the exemption provided by Regulation D and Section 4(2) of the Securities Act. Also on December 11, 2002, SurgiCare issued 2,439,024 shares of common stock to IDC for an aggregate consideration of $1 million pursuant to the exemption provided by Regulation D and Section 4(2) of the Securities Act. In addition, AII indemnified SurgiCare for any and all broker fees due to Sig Altman and Altman & Associates due from the transaction above. In addition, AII guaranteed a resale price on the land of $4M and agreed to make up any shortfall. The terms of the preferred AA Series were also modified. Finally, IDC agreed to reimburse SurgiCare $400,000 by January 15, 2003.

      SurgiCare declared a breach of the December 2002 agreement and withheld 1,709,024 shares of SurgiCare common stock from IDC. IDC filed suit against SurgiCare for breach of contract related to the withholding of those shares. On August 26, 2003 SurgiCare agreed to release stock certificate #1214 to IDC in the amount of 1,709,024 shares of common stock of SurgiCare. In addition, IDC was released from its obligation to reimburse SurgiCare $400,000 by January 15, 2003 under Section 6.2 of the December 2002 agreement. In addition, SurgiCare was released from any and all obligations regarding its obligation to raise additional funds for working capital and to refinance debt obligations under Section 7.1 of the December 2002 agreement. IDC agreed to acquire without recourse a promissory note held by SurgiCare in the face amount of $223,177.78 dated September 20, 2002 for $160,000. The makers of the note are Cirrus Ancillary Services — Arkansas, L.P., Donald C. Wilson, and Roger S. Clary, collectively “Cirrus.”

      At the time of the original acquisition of these properties. AII and its affiliates and associates were unrelated third parties with respect to SurgiCare and SurgiCare believes that the acquisition and subsequent negotiations and transactions described above were entered after arms-length negotiations on terms as favorable as could have been obtained from other, unrelated third parties.

Summary of Transactions with Brantley IV

      Paul H. Cascio and Michael J. Finn, each of whom is a nominee to become a director upon the closing of the Transactions, are general partners of the general partner of Brantley IV and limited partners of Brantley IV. Brantley IV has, though a wholly-owned entity, bridge loans outstanding to SurgiCare in the principal amount of $665,000 as of January 31, 2004, which will be contributed to SurgiCare in connection with the Transactions. Upon completion of the Transactions, Brantley IV and its affiliates will hold a majority of the Fully-Diluted Orion Shares. See “The Transactions — Interests of Certain Persons in the Acquisitions.” At the time the loan was made, Mr. Cascio, Mr. Finn and Brantley IV were unrelated third parties with respect to SurgiCare, and the loan was made after arms’ length negotiations on terms the company believes were as favorable as could be obtained from other unrelated third parties. A wholly-owned subsidiary of Brantley IV provided SurgiCare with a portion of the funding for its Tuscarawas MRI center. SurgiCare and Brantley IV are negotiating the terms of warrants to be issued by SurgiCare in connection with this loan.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require that our directors, officers, and greater than 10 percent stockholders file reports of ownership and changes in ownership with the SEC and the AMEX and furnish us with copies of all such reports they file. Based on the reports we have received, we believe that the following reports were not filed on a timely basis during 2001, 2002 or 2003:

•	On November 10, 2002, Keith LeBlanc, our chief executive officer, received warrants to purchase a total of 3,244,616 shares of our common stock under the terms of the employment agreement pursuant to which he became the chief executive officer, which was effective as of that date. The warrants have an exercise price of $0.32 per share, become exercisable in monthly increments over three years, and expire ten years from the date of grant. A Form 3 to report these holdings was required but not filed. On January 31, 2003, Mr. LeBlanc also purchased 80,000 shares of restricted common stock and 40,000 warrants to purchase common stock at an exercise price of $.45 per share, for a total purchase price for the stock and warrants of $36,000, as part of a private placement of our securities. A Form 4 to report this acquisition was required but not filed. Both of these acquisitions were reported in a Form 5 filed with the SEC on February 9, 2004.

•	On November 10, 2002, Phil Scott, our chief financial officer, received warrants to purchase a total of 3,244,616 shares of our common stock under the terms of the employment agreement pursuant to which he became our chief financial officer, which was effective as of that date. The warrants have an exercise price of $0.32 per share, become exercisable in monthly increments over three years, and expire ten years from the date of grant. A Form 3 to report these holdings was required but not filed. On January 31, 2003, Mr. Scott also purchased 80,000 shares of restricted common stock and 40,000 warrants to purchase common stock at an exercise price of $.45 per share, for a total purchase price for the stock and warrants of $36,000, as part of a private placement of our securities. A Form 4 to report this acquisition was required but not filed. Both of these acquisitions were reported in a Form 5 filed with the SEC on February 9, 2004.

•	No officers or directors filed Form 5 Annual Statements of Change in Beneficial Ownership of Securities nor written representations that no such reports were necessary for the years ended December 31, 2001 or 2002.

•	The reports of security holdings of certain beneficial owners and management that are contained in our Form 10-KSB reports for the years ended December 31, 2001 and 2002 also indicate that, since our last stockholders’ meeting was held, the reported holdings of common stock and derivative securities by some directors and former directors, including current directors Sherman Nagler, Michael Mineo, Jeffrey Penso and Bruce Miller have changed, but we have not received copies of reports under Section 16 of the Securities Exchange Act that give dates or details of the ownership changes by these directors and former directors.

Required Vote

      Directors are elected by a plurality of the affirmative votes cast by our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class. As such, abstentions and broker non-votes will have no effect on the outcome.

      The Transaction Documents also require that we obtain the approval of the nominees for directors by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class. Upon consummation of the Transaction, if elected, the Post-Acquisition Nominees will serve as the board of directors. The Post-Acquisition Nominees, if elected, will serve until the consummation of the Transactions. Therefore, if the Transactions are not consummated, the Pre-Acquisition Nominees, if elected, will serve out their full terms as directors, unless they resign or are removed.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” ELECTION OF THE LISTED NOMINEES FOR DIRECTOR.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS. APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL OF THE REMAINDER OF PROPOSALS ONE THROUGH TWELVE.

PROPOSAL TWELVE — APPROVAL OF NEW INCENTIVE PLAN

      On                     , 2004, the board of directors unanimously voted to adopt the Orion Healthcorp., Inc. 2004 Incentive Plan (the “2004 Incentive Plan”) and to recommend approval of the 2004 Incentive Plan by stockholders. Section 711 of the AMEX’s Company Guide requires AMEX-listed companies to obtain stockholder approval with respect to the establishment of a stock option plan pursuant to which options or stock may be acquired by officers, directors, employees or consultants. Approval of this proposal is contingent upon approval of the remainder of Proposals One through Twelve.

Description of the 2004 Incentive Plan

      The 2004 Incentive Plan provides for issuance of up to 2.2 million shares of Class A common stock to key employees, directors and consultants of the company. This amount is approximately 9.1% of the fully-diluted shares of Orion (assuming exercise of all outstanding options and warrants, conversion of convertible debentures, issuance of all shares issuable pursuant to the 2004 Incentive Plan and issuance of 10,000,000 shares of common stock (pre-Reverse Stock Split) in exchange for the Series AA preferred stock). Approximately 6,913,437 shares (691,343 after giving effect to the Reverse Stock Split) remained issuable in connection with outstanding awards under prior SurgiCare plans as of April 12, 2004. The total number of shares issuable under prior SurgiCare plans added together with shares issuable under the proposed 2004 Incentive Plan represent approximately 12.0% of the fully-diluted shares of Orion (assuming exercise of all outstanding options and warrants, conversion of convertible debentures, issuance of all shares issuable pursuant to the 2004 Incentive Plan and issuance of 10,000,000 shares of common stock (pre-Reverse Stock Split) in exchange for the Series AA preferred stock).

      The terms of our proposed 2004 Incentive Plan are summarized in the section entitled “The 2004 Incentive Plan”. We urge you to read the entire 2004 Incentive Plan, a copy of which appears as Annex O to this Proxy Statement.

Stockholder Approval of 2004 Incentive Plan

      The affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the 2004 Incentive Plan. As such, abstentions and broker non-votes will have no effect on the outcome. The Transaction Documents require that we obtain the approval of this proposal by a majority of the outstanding shares of our common stock and Series AA preferred stock, each voting as a separate class and voting together as a single class.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” THE 2004 EMPLOYEE INCENTIVE PLAN.

      THE TRANSACTION DOCUMENTS REQUIRE THAT OUR STOCKHOLDERS APPROVE PROPOSALS ONE THROUGH TWELVE IN ORDER FOR US TO CONSUMMATE THE TRANSACTIONS.

PROPOSAL THIRTEEN — APPROVAL OF WARRANT ISSUANCES TO THE DIRECTORS

      We are seeking your approval to issue warrants to each of the current members of our board of directors to compensate each director for his services during the fiscal year ending December 31, 2003 and until the closing of the Transactions. Section 711 of the AMEX’s Company Guide requires AMEX-listed companies to obtain stockholder approval with respect to the establishment of an equity compensation arrangement pursuant to which options or stock may be acquired by directors.

      The proposed warrant issuances would occur upon the effectiveness of the Transactions. Each current director (Sherman Nagler, Bruce Miller, Michael A. Mineo, and Jeffrey J. Penso) would receive warrants to purchase 25,000 shares (100,000 shares total) of Class A common stock, which collectively represent approximately 0.5% of the Fully-Diluted Orion Shares (as adjusted to reflect the exercise of such warrants), at an exercise price based on the fair market value as of the date of issuance. The warrants would have a term of five-years, beginning on the date of issuance, and would be fully-vested upon issuance. Cashless exercises of the warrants will not be permitted.

      The affirmative vote of the holders of a majority of the shares of our common stock and Series AA preferred stock properly cast in person or by proxy at the special meeting, voting together as a single class, is required to approve the issuance of warrants to the directors. As such, abstentions and broker non-votes will have no effect on the outcome.

      THE BOARD OF DIRECTORS OF SURGICARE RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” THE GRANTS OF THE WARRANTS TO THE DIRECTORS.

PROPOSAL FOURTEEN — OTHER MATTERS

      At the date of mailing this proxy statement, we are unaware of any business to be presented at the special meeting other than those items previously discussed. The proxy is being solicited by the board of directors provides authority for the proxy holder to use their discretion to vote on such other matters as may lawfully come before the meeting, and any matters incidental to the conduct of the meeting. This proposal will not be used to authorize an adjournment of the meeting for the purpose of soliciting additional proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

      We expect that representatives of Mann Frankfort Stein & Lipp LLP (“MFSL”), our independent public accountants, will not attend the special meeting, will not have an opportunity to make a statement, and will not be available to respond to appropriate questions.

      On July 28, 2003, we dismissed Weinstein Spira & Company, P.C. (“WSC”) as our independent auditors and retained MFSL as its new independent auditors. The decision to change auditors was approved by our board of directors.

      WSC prepared a report on our financial statements for each of the fiscal years ended December 31, 2002 and 2001. WSC did not include, in any report on our financial statements, an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles.

      During our two most recent fiscal years ended December 31, 2002, and the subsequent interim period through July 28, 2003, there were no disagreements between us and WSC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to WSC’s satisfaction, would have caused WSC to make reference to the subject matter of the disagreement in connection with its reports on our financial statements. WSC’s report on our financial statements for the year ended December 31, 2002 was modified by the inclusion of an explanatory paragraph addressing the ability of the Registrant to continue as a going concern.

Audit Matters

      MFSL has been selected to audit our financial statements for the fiscal year ending December 31, 2003 and to report the results of their examination. No accountant has been selected to audit our financial statements for the fiscal year ending December 31, 2004. We plan to continue using the services of MFSL until the closing of the Transactions, or if the Transactions do not close. But upon closing of the Transactions, the new audit committee of Orion may choose a new independent accountant to audit Orion’s financial statements for the fiscal year ending December 31, 2004.

      The Audit Committee received the following information regarding the fees for the fiscal year ended December 31, 2003, and has determined that the provision of these services is compatible with maintaining the independence of the independent auditors.

Audit Fees

      The aggregate fees billed by MFSL for professional services rendered for the review of financial statements included in SurgiCare’s quarterly reports on Form 10-Q for the fiscal year 2003 were $5,365. During fiscal years 2002 and 2003 the aggregate fees billed by WSC totaled $73,776 and $72,434.

Tax Fees

      The aggregate fees billed by MFSL during fiscal year 2003 for tax-related services totaled $6,728. The aggregate fees billed by WSC during fiscal years 2002 and 2003 for tax related services totaled $18,167 and $25,900, respectively.

All Other Fees

      During fiscal years 2002 and 2003, all other fees billed by WSC totaled $374 and $1,500, which primarily consisted of finance charges and Form S-8 consents.

STOCKHOLDER PROPOSALS

      Stockholder proposals to be considered at the annual meeting of stockholders in 2005 must be received by                     , 200 , to be considered for inclusion in our proxy materials for that meeting.

      Stockholders who wish to make a proposal at the 2005 annual meeting of stockholders, other than proposals included in the proxy materials, must notify us between                     , 2005 and                     , 2005. If the stockholder does not notify us by                     , 2005, the proxies will have discretionary authority to vote on a stockholder’s proposal brought before the meeting.

INDEX TO FINANCIAL STATEMENTS

SurgiCare, Inc.
Financial Statements and related notes;
Management Discussion and Analysis	Annex C
IPS
Financial Statements and related notes	Annex I
MBS
Financial Statements and related notes	Annex J
DCPS
Financial Statements and related notes	Annex K

ANNEX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

SURGICARE, INC.

IPS ACQUISITION, INC.

and

INTEGRATED PHYSICIAN SOLUTIONS, INC.

Dated as of February 9, 2004

-i-

-ii-

EXHIBIT A	Form of SurgiCare Restated Charter
EXHIBIT B	Form of Debt Exchange Agreement
EXHIBIT C	Form of Stock Subscription Agreement
EXHIBIT D	Form of New Equity Plan
EXHIBIT E	Form of Employment Agreement
EXHIBIT F	Form of Opinion of Morris, Manning & Martin, LLP
EXHIBIT G	Form of Investment Letter
EXHIBIT H	Form of Opinion of Strasburger & Price, LLP
EXHIBIT I	Form of SurgiCare Amended and Restated By-Laws
EXHIBIT J	Form of Registration Rights Agreement
EXHIBIT K	Form of DCPS/MBS Acquisition Agreement

-iii-

GLOSSARY OF DEFINED TERMS

Location of
Defined Term	Definition

Acquisition Agreement	Section 6.03(c)
Action	Section 3.11
Affiliate or affiliate	Section 9.03
Affiliated Group	Section 3.17(e)
Aggregate Merger Consideration	Section 9.03
Agreement	Preamble
ALTA	Section 3.15(b)
AMEX	Section 3.05(b)
Appraisal Shares	Section 2.01(c)
Bank Austria Warrants	Section 4.03(a)
Board Election	Section 3.04(b)
Brantley III	Recitals
Brantley III Loan Amount	Section 9.03
Brantley III Loan Conversion Shares	Section 9.03
Brantley III Notes	Recitals
Brantley IV	Recitals
Brantley Capital	Recitals
Brantley Capital Loan Amount	Section 9.03
Brantley Capital Loan Conversion Shares	Section 9.03
Brantley Capital Notes	Recitals
Brantley Warrants	Section 2.04
Bridge Notes	Recitals
business day	Section 9.03
Certificate of Merger	Section 1.02(b)
Certificates	Section 2.01(b)
Class A Common Closing Price	Section 9.03
Closing	Section 1.02(a)
Closing Date	Section 1.02(a)
Code	Recitals
Common/Series C Exchange Ratio	Section 2.01(a)
Confidentiality Agreement	Section 6.02
Consent	Section 3.05(b)
Contract	Section 3.03(b)
control	Section 9.03
DCPS	Section 9.03
DCPS/MBS Acquisition	Section 9.03
DCPS/MBS Acquisition Agreement	Section 9.03
Debt Financing	Section 4.08
DGCL	Recitals
Effective Time	Section 1.02(b)
Employee Pension Benefit Plan	Section 9.03

-iv-

Location of
Defined Term	Definition

Employee Welfare Benefit Plan	Section 9.03
Environmental Laws	Section 9.03
Environmental Permits	Section 3.14
Equity Financing	Recitals
ERISA	Section 3.12(a)
Exchange Act	Section 3.08
Exchange Agent	Section 2.02
Exchange Fund	Section 2.02
Expenses	Section 8.03(a)
Federal Employee Health Benefit Program	Section 1.07(b)
Fiduciary	Section 9.03
Filed SurgiCare SEC Documents	Section 3.10
Financial Statements	Section 4.08(a)
Five Day Average Price	Section 9.03
Fully-Diluted SurgiCare Shares	Section 9.03
Governmental Entity	Section 3.06(a)
Hazardous Substances	Section 9.03
HIPAA	Section 3.07(d)
HSR Act	Section 3.05(b)
Intellectual Property	Section 9.03
Investment Letters	Section 7.02
IPS	Preamble
IPS Accreditations	Section 4.06(c)
IPS Acquisition Proposal	Section 6.04(b)
IPS Acquisition Transaction	Section 6.04(a)
IPS Balance Sheet	Section 4.08(b)
IPS Board	Recitals
IPS Board Approval	Section 4.04(b)
IPS Bridge Notes	Recitals
IPS By-Laws	Section 4.02
IPS Capital Stock	Recitals
IPS Charter	Section 4.02
IPS Charter Amendment	Recitals
IPS Common/Series C Merger Consideration	Section 9.03
IPS Common Shares	Recitals
IPS Common Stock	Recitals
IPS Disclosure Schedule	Section 9.12
IPS Employee Benefit Plan	Section 9.03
IPS Intellectual Property	Section 4.16(b)
IPS Material Adverse Effect	Section 9.03
IPS Material Contracts	Section 4.13(a)
IPS Option Plan	Section 2.04
IPS Permits	Section 4.06(a)
IPS Real Property	Section 4.15(b)
IPS Senior Preferred Merger Consideration	Section 9.03
IPS Series A	Recitals

-v-

Location of
Defined Term	Definition

IPS Series A Merger Consideration	Section 9.03
IPS Series A Shares	Section 2.01(a)
IPS Series A-1	Recitals
IPS Series A-1 Merger Consideration	Section 9.03
IPS Series A-1 Shares	Section 2.01(a)
IPS Series A-2	Recitals
IPS Series A-2 Merger Consideration	Section 9.03
IPS Series A-2 Shares	Section 2.01(a)
IPS Series B	Recitals
IPS Series B Merger Consideration	Section 9.03
IPS Series B Shares	Section 2.01(a)
IPS Series C	Recitals
IPS Series C Shares	Section 2.01(a)
IPS Stock Options	Section 2.04
IPS Stockholder Approval	Section 4.04(a)
IPS Stockholders Meeting	Section 6.01(a)
IPS Subsequent Adverse Determination	Section 6.04(c)
IPS Subsidiary	Section 9.03
IPS Superior Proposal	Section 6.04(b)
Judgment	Section 3.05(a)
knowledge	Section 9.03
Lakepoint	Recitals
Law	Section 1.02(b)
Liability	Section 9.03
Liens	Section 3.01(b)
Maximum Premium	Section 6.05(b)
MBS	Section 9.03
Medicaid	Section 3.07(b)
Medicare	Section 3.07(b)
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Board	Recitals
Multiemployer Plan	Section 9.03
New Equity Plan	Section 3.04(a)
Order	Section 7.01(b)
PBGC	Section 9.03
Person or person	Section 9.03
Prohibited Transaction	Section 9.03
Proxy Statement	Section 6.01
Recapitalization	Recitals
Required Consents	Section 3.05(b)
Reverse Split Fraction	Section 9.03
Reverse Stock Split	Recitals
Rule 145 Affiliate	Section 6.08(a)
SEC	Section 3.05(b)

-vi-

Location of
Defined Term	Definition

Securities Act	Section 3.08(a)
Stock Subscription Agreement	Recitals
subsidiary or subsidiaries	Section 9.03
SurgiCare	Preamble
SurgiCare Accreditations	Section 3.06(c)
SurgiCare Acquisition Proposal	Section 6.03(b)
SurgiCare Acquisition Transaction	Section 6.03(a)
SurgiCare Balance Sheet	Section 3.08(b)
SurgiCare Board	Recitals
SurgiCare Board Approval	Section 3.04(b)
SurgiCare Bridge Notes	Recitals
SurgiCare By-Laws	Section 3.02
SurgiCare Capital Stock	Recitals
SurgiCare Charter	Section 3.02
SurgiCare Class A Common Shares	Section 2.01(a)
SurgiCare Class A Common Stock	Recitals
SurgiCare Class B Common Stock	Recitals
SurgiCare Class C Common Stock	Recitals
SurgiCare Disclosure Schedule	Section 9.12
SurgiCare Employee Benefit Plan	Section 9.03
SurgiCare Intellectual Property	Section 3.16(b)
SurgiCare Material Adverse Effect	Section 9.03
SurgiCare Material Contracts	Section 3.13(a)
SurgiCare Old Common Stock	Recitals
SurgiCare Option Plan	Section 3.03(a)
SurgiCare Permits	Section 3.06(a)
SurgiCare Real Property	Section 3.15(b)
SurgiCare Restated Charter	Recitals
SurgiCare SEC Reports	Section 3.08(a)
SurgiCare Series A	Recitals
SurgiCare Series AA	Recitals
SurgiCare Stock Options	Section 3.03(a)
SurgiCare Stockholder Approval	Section 3.04(a)
SurgiCare Stockholders Meeting	Section 6.01(a)
SurgiCare Subsequent Adverse Determination	Section 6.03(c)
SurgiCare Subsidiary	Section 9.03
SurgiCare Superior Proposal	Section 6.03(b)
SurgiCare Warrants	Section 3.03(a)
Surviving Corporation	Section 1.01
Tax or Taxes	Section 9.03
Tax Return	Section 9.03
Trademarks	Section 9.03
Transactions	Section 9.03
TRICARE	Section 3.07(b)
U.S. GAAP	Section 3.08(b)
Voting IPS Debt	Section 4.03(c)

-vii-

Location of
Defined Term	Definition

Voting SurgiCare Debt	Section 3.03(c)

-viii-

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of February    , 2004 (this “Agreement”) is by and among SURGICARE, INC., a Delaware corporation (“SurgiCare”), IPS ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of SurgiCare (“Merger Sub”), and INTEGRATED PHYSICIAN SOLUTIONS, INC., a Delaware corporation (“IPS”). The Agreement amends and restates in its entirety the Agreement and Plan of Merger dated as of November 18, 2003 entered into among SurgiCare, Merger Sub and IPS (the “Prior Agreement”). All terms not otherwise defined herein have the meanings ascribed to them in Section 9.03 hereof.

     WHEREAS, the boards of directors of SurgiCare (the “SurgiCare Board”), Merger Sub (the “Merger Sub Board”) and IPS (the “IPS Board”) have each determined that it is advisable and in the best interests of their respective stockholders for SurgiCare to enter into a business combination with IPS upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the SurgiCare Board, the Merger Sub Board and the IPS Board have each approved the merger (the “Merger”) of Merger Sub with and into IPS in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and upon the terms and subject to the conditions set forth herein;

     WHEREAS, prior to the Merger, (A) SurgiCare will file an Amended and Restated Certificate of Incorporation (the “SurgiCare Restated Charter”) in the form of Exhibit A hereto with the Secretary of State of the State of Delaware pursuant to which (i) SurgiCare’s corporate name will be changed to “Orion HealthCorp, Inc.”, (ii) the Class B Common Stock, par value $0.001 per share (the “SurgiCare Class B Common Stock”), and the Class C Common Stock, par value $0.001 per share (the “SurgiCare Class C Common Stock”), of SurgiCare will be authorized and (iii) SurgiCare will effect a reverse stock split (the “Reverse Stock Split”) whereby each outstanding share of common stock, par value $0.005 per share (the “SurgiCare Old Common Stock”), of SurgiCare shall be reclassified and reduced to a fraction of a share of Class A Common Stock, par value $0.001 per share (the “SurgiCare Class A Common Stock”), of SurgiCare equal to the Reverse Split Fraction (as hereinafter defined), and (B) all outstanding shares of Series A Preferred Stock, $0.001 par value per share (“SurgiCare Series A”), of SurgiCare and, unless otherwise agreed by IPS, Series AA Preferred Stock, $0.001 par value per share (the “SurgiCare Series AA” and, collectively with the SurgiCare Old Common Stock and the SurgiCare Series A, the “SurgiCare Capital Stock”), of SurgiCare shall be converted into shares of SurgiCare Class A Common Stock (the filing of the SurgiCare Restated Charter and the conversion of the SurgiCare Series A and, if applicable, SurgiCare Series AA being referred to herein as the “Recapitalization”);

     WHEREAS, prior to the Merger, IPS will file an amendment to its certificate of incorporation (the “IPS Charter Amendment”) in form and substance necessary to make Section 2.01 hereof consistent with the terms of such certificate of incorporation;

     WHEREAS, prior to the date hereof, Brantley Partners IV, L.P. (“Brantley IV”) advanced a total of $2,055,000 in loans to Lakepoint Acquisition, Inc., a Delaware corporation (“Lakepoint”), which in turn advanced $665,000 to SurgiCare pursuant to one or more promissory notes (collectively with any notes evidencing additional loans made by Lakepoint to SurgiCare after such date, the “SurgiCare Bridge Notes”) and $1,390,000 to IPS pursuant to one or more promissory notes (collectively with any notes evidencing additional loans made by Lakepoint to IPS after such date, the “IPS Bridge Notes” and, together with the SurgiCare Bridge Notes, the “Bridge Notes”) to fund certain approved working capital expenses.

     WHEREAS, prior to the date hereof, Brantley Venture Partners III, L.P. (“Brantley III”) has made loans to IPS in the outstanding aggregate principal amount of $1,271,171 evidenced by one or more promissory notes (the “Brantley III Notes”), and, immediately after giving effect to the Merger, Brantley III, SurgiCare and IPS wish to have the Brantley III Notes exchanged for shares of SurgiCare Class A Common Stock on the terms and conditions set forth in an Amended and Restated Debt Exchange Agreement in substantially the form attached hereto as Exhibit B (the “Debt Exchange Agreement”; the transactions contemplated thereby are referred to herein as the “Debt Exchange”).

     WHEREAS, prior to the date hereof, Brantley Capital Corporation (“Brantley Capital”) has made loans to IPS in the outstanding aggregate principal amount of $1,985,448 evidenced by one or more promissory notes (the “Brantley Capital Notes”) , and, immediately after giving effect to the Merger, Brantley Capital, SurgiCare and IPS wish to have the Brantley Capital Notes exchanged for shares of SurgiCare Class A Common Stock on the terms and conditions set forth in the Debt Exchange Agreement.

     WHEREAS, simultaneously with, and as a condition to, the Merger, Brantley IV will purchase, and SurgiCare will issue and sell to Brantley IV, for consideration consisting of cash and the Bridge Notes, shares of SurgiCare Class B Common Stock on the terms and subject to the conditions set forth in an Amended and Restated Stock Subscription Agreement in substantially the form attached hereto as Exhibit C (the “Stock Subscription Agreement”; the transactions contemplated thereby are referred to herein as the “Equity Financing”).

     WHEREAS, simultaneously with, and as a condition to, the Merger, SurgiCare or one of its wholly-owned subsidiaries will consummate the DCPS/MBS Acquisition;

     WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

     WHEREAS, pursuant to the Merger, each outstanding share of common stock, par value $0.001 per share, of IPS (“IPS Common Stock”), Series A Convertible Preferred Stock, par value $0.001 per share, of IPS (“IPS Series A”), Series A-1 Convertible Preferred Stock, par value $0.001 per share, of IPS (“IPS Series A-1”), Series A-2 Convertible Preferred Stock, par value $0.001 per share, of IPS (“IPS Series A-2”), Series B Convertible Preferred Stock, par value $0.001 per share, of IPS (“IPS Series B”) and Series C Convertible Preferred Stock, par value $0.001 per share, of IPS (“IPS Series C” and, collectively with the IPS Common Stock, the IPS Series A, the IPS Series A-1, the IPS Series A-2 and the IPS Series B, the “IPS Capital Stock”)

shall be converted into the right to receive the applicable Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, SurgiCare, Merger Sub and IPS desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

     SECTION 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub will be merged with and into IPS. As a result of the Merger, the separate corporate existence of Merger Sub will cease and IPS will continue as the surviving corporation of the Merger (the “Surviving Corporation”) and will continue to be governed by the DGCL.

     SECTION 1.02 Closing; Effective Time.

          (a) The closing of the Merger (the “Closing”), the Equity Financing, the Debt Exchange and the DCPS/MBS Acquisition will take place substantially simultaneously (i) at 10:00 a.m. (local time) at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York as soon as practicable, but in any event within three (3) business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) are fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as SurgiCare and IPS may agree in writing (the “Closing Date”). Subject to the provisions of Article VII, failure to consummate the Merger provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.02 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          (b) At the Closing, IPS, SurgiCare and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be duly prepared, executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and make all other filings or recordings required by applicable statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign (“Law”) in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the “Effective Time”).

     SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, authority and franchises, both public and private, all assets and property, real, personal and mixed, and every interest therein, wherever located, of IPS and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of IPS and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either IPS or Merger Sub or which are to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of each of IPS, SurgiCare and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of IPS, SurgiCare and Merger Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.05 Certificate of Incorporation and By-Laws.

          (a) At the Effective Time, the IPS Charter will, by virtue of the Merger, be amended and restated to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that Article I will state that the name of IPS is “Integrated Physician Solutions, Inc.”, until duly amended or repealed.

          (b) At the Effective Time, the IPS By-Laws will, by virtue of the Merger, be amended and restated to be identical to the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, except that such by-laws, as so amended and restated, will state that the name of IPS is “Integrated Physician Solutions, Inc.”, until duly amended or repealed.

     SECTION 1.06 Directors and Officers. The directors of IPS immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of IPS immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01 Conversion of Securities.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of SurgiCare, Merger Sub, IPS or the holders of any of the following securities:

          (i) except as otherwise set forth in Section 2.01(b):

(A)	each share of IPS Series A (collectively, the “IPS Series A Shares”) issued and outstanding immediately prior to the Effective Time (other than any IPS Series A Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive the number of shares of SurgiCare Class A Common Stock (shares of SurgiCare Class A Common Stock being referred to herein collectively as the “SurgiCare Class A Common Shares”) equal to the quotient of the IPS Series A Merger Consideration divided by the aggregate number of IPS Series A Shares outstanding immediately prior to the Effective Time (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire IPS Series A Shares, whether vested or unvested):

(B)	each share of IPS Series A-1 (collectively, the “IPS Series A-1 Shares”) issued and outstanding immediately prior to the Effective Time (other than any IPS Series A-1 Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive the number of SurgiCare Class A Common Shares equal to the quotient of the IPS Series A-1 Merger Consideration divided by the aggregate number of IPS Series A-1 Shares outstanding immediately prior to the Effective Time (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire IPS Series A-1 Shares, whether vested or unvested);

(C)	each share of IPS Series A-2 (collectively, the “IPS Series A-2 Shares”) issued and outstanding immediately prior to the Effective Time (other than any IPS Series A-2 Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive the number of SurgiCare Class A Common Shares equal to the quotient of the IPS Series A-2 Merger Consideration divided by the aggregate number of IPS Series A-2 Shares outstanding immediately prior to the Effective Time (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire IPS Series A-2 Shares, whether vested or unvested, other than any convertible debt being exchanged pursuant to the Debt Exchange Agreement);

(D)	each share of IPS Series B (collectively, the “IPS Series B Shares”) issued and outstanding immediately prior to the Effective Time (other than any IPS Series B Shares to be canceled pursuant to

Section 2.01(a)(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive the number of SurgiCare Class A Common Shares equal to the quotient of the IPS Series B Merger Consideration divided by the aggregate number of IPS Series B Shares outstanding immediately prior to the Effective Time (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire IPS Series B Shares, whether vested or unvested); and

(E)	each share of IPS Common Stock (collectively, the “IPS Common Shares”) and each share of IPS Series C (collectively, the “IPS Series C Shares”) issued and outstanding immediately prior to the Effective Time (other than any IPS Common Shares and IPS Series C Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive the number of SurgiCare Class A Common Shares equal to the quotient of the IPS Common/Series C Merger Consideration divided by the aggregate number of IPS Common Shares and IPS Series C Shares outstanding immediately prior to the Effective Time (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire IPS Common Shares or IPS Series C Shares, whether vested or unvested, other than the options canceled pursuant to Section 6.08 hereof and other than the Brantley Warrants, the IPS Series A Shares, the IPS Series A-1 Shares, the IPS Series A-2 Shares, the IPS Series B Shares and, with respect to the IPS Common Shares, the IPS Series C Shares) (such fraction, the “Common/Class C Exchange Ratio”);

     (ii) each share of IPS Capital Stock owned by SurgiCare or any direct or indirect wholly owned subsidiary of SurgiCare or held in treasury by IPS or any Subsidiary of IPS immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

     (iii) each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

          (b) Notwithstanding any provisions of this Agreement to the contrary, shares of IPS Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any Person who has not voted such shares of IPS Capital Stock in favor of the Merger, who has delivered a written demand for appraisal of such shares of IPS Capital Stock in the manner provided by the DGCL and who, as of the Effective Time, has perfected and not effectively withdrawn or lost such right to appraisal (the “Appraisal Shares”) will not be converted into or represent a right to receive the applicable Merger Consideration pursuant to this Article II. The holders thereof will be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Appraisal Shares who becomes entitled to payment for such shares of IPS Capital Stock pursuant to Section 262 of the DGCL will receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Appraisal Shares fails to establish its entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Appraisal Shares effectively withdraws its demand for appraisal of such shares of IPS Capital Stock or loses its right to appraisal and payment for its shares of IPS Common Stock under Section 262 of the DGCL, or (iii) if neither any holder of Appraisal Shares nor the Surviving Corporation files a petition demanding a determination of the value of all Appraisal Shares within the time provided in Section 262 of the DGCL, such holder will forfeit the right to appraisal of such shares of IPS Capital Stock and each such share of IPS Capital Stock will be treated as if such share of IPS Capital Stock had been converted, as of the Effective Time, into a right to receive the applicable Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.01(a). IPS will give SurgiCare prompt notice of any demands received by IPS for appraisal of IPS Capital Stock, and, until the Effective Time, SurgiCare will have the opportunity to participate in all negotiations and proceedings with respect to such demands. IPS will not, except with the prior written consent of SurgiCare, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 2.02 Exchange of Certificates.

          (a) Exchange Agent. SurgiCare shall deposit, or shall cause to be deposited, with Registrar and Transfer Company or such other bank or trust company that may be designated by SurgiCare and is reasonably satisfactory to IPS (the “Exchange Agent”), for the benefit of the holders of shares of IPS Capital Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing SurgiCare Class A Common Shares issuable pursuant to Section 2.01 as of the Effective Time, and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.02(e) (the aggregate of such cash and certificates for SurgiCare Class A Common Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). If requested by the Exchange Agent, SurgiCare and IPS will enter into a mutually acceptable exchange agent agreement which will set forth the duties, responsibilities and obligations of the Exchange Agent. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the SurgiCare Class A Common Shares contemplated to be issued pursuant to Section 2.01, out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As promptly as practicable after the Effective Time (but in any event within five business days after the Effective Time), SurgiCare shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of IPS Capital Stock (the “Certificates”) (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing SurgiCare

Class A Common Shares and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole SurgiCare Class A Common Shares which such holder has the right to receive in respect of the shares of IPS Capital Stock formerly represented by such Certificate (after taking into account all shares of IPS Capital Stock then held by such holder), cash in lieu of any fractional SurgiCare Class A Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) (the SurgiCare Class A Common Shares, cash, dividends and distributions being, collectively, the “Merger Consideration”), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of IPS Capital Stock which is not registered in the transfer records of IPS, the applicable Merger Consideration may be issued to a transferee if the Certificate representing such shares of IPS Capital Stock is properly endorsed and presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Surviving Corporation that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) Distributions with Respect to Unexchanged SurgiCare Class A Common Shares. No dividends or other distributions declared or made after the Effective Time with respect to the SurgiCare Class A Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the SurgiCare Class A Common Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate as provided in Section 2.02(b). Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole SurgiCare Class A Common Shares issued in exchange therefor, without interest, (i) promptly (but in any event within five business days after such surrender), the amount of any cash payable with respect to a fractional SurgiCare Class A Common Share to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole SurgiCare Class A Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole SurgiCare Class A Common Shares.

          (d) No Further Rights in IPS Capital Stock. All SurgiCare Class A Common Shares issued (and represented by certificates delivered) upon conversion of the shares of IPS Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of IPS Capital Stock.

          (e) No Fractional Shares. No certificates or scrip representing fractional SurgiCare Class A Common Shares shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to SurgiCare Class A Common Shares shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of SurgiCare. In lieu of any such fractional share, each holder of IPS Capital Stock who would otherwise have been entitled to a fraction of a SurgiCare Class A Common Share upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of IPS Capital Stock held at the Effective Time by such holder) times (ii) the Class A Common Closing Price. As soon as practical after determining the amount of cash, if any, to be paid to holders of IPS Capital Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of IPS Capital Stock. SurgiCare will make available to the Exchange Agent the cash necessary for this purpose.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of shares of IPS Capital Stock for twelve months after the Effective Time shall be delivered to SurgiCare, upon demand, and any holders of shares of IPS Capital Stock who have not theretofore complied with this Article II shall thereafter look only to SurgiCare for the applicable Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of shares of IPS Capital Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of SurgiCare free and clear of any claims or interest of any person previously entitled thereto.

          (g) No Liability. None of SurgiCare, Merger Sub, IPS or the Surviving Corporation shall be liable to any holder of shares of IPS Capital Stock for any such shares of IPS Capital Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (h) Withholding Rights. Each of the Surviving Corporation, SurgiCare and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of IPS Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, SurgiCare or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of IPS Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation, SurgiCare or the Exchange Agent, as the case may be.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the

Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.

     SECTION 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of IPS shall be closed and there shall be no further registration of transfers of shares of IPS Capital Stock thereafter on the records of IPS. From and after the Effective Time, the holders of Certificates representing shares of IPS Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of IPS Capital Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or SurgiCare for any reason shall be converted into the applicable Merger Consideration.

     SECTION 2.04 Stock Options and Warrants. Effective immediately after the Effective Time, (a) all outstanding options (the “IPS Stock Options”) under IPS’ 1996 Long-Term Incentive Plan (the “IPS Option Plan”) shall be cancelled without the payment of any consideration in accordance with Section 6.08 hereof and (b) the Bank Austria Warrants, to the extent not exercised prior to the Effective Time, shall thereafter represent the right to purchase the number of SurgiCare Class A Common Shares that would have been received by the holder of the Bank Austria Warrants if the unexercised portion of those warrants had been exercised immediately prior to the Effective Time.

     SECTION 2.05 Closing Certificates. At the Closing, (a) SurgiCare shall deliver to IPS a certificate, in form and substance satisfactory to IPS and signed by its Chief Executive Officer and Chief Financial Officer, certifying in reasonable detail the calculation of the amount of Fully-Diluted SurgiCare Shares on the Closing Date, together with all supporting materials used in such calculation, and (b) IPS shall deliver to SurgiCare a certificate, signed by its Chief Executive Officer and Chief Financial Officer, certifying in reasonable detail the calculation of (i) the aggregate number of IPS Series A Shares, IPS Series A-1 Shares, IPS Series A-2 Shares, IPS Series B Shares, IPS Series C Shares and IPS Common Shares outstanding immediately prior to the Effective Time (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire shares of IPS Capital Stock, whether vested or unvested, other than the options canceled pursuant to Section 6.08 hereof and other than the Brantley Warrants, the IPS Series A Shares, the IPS Series A-1 Shares, the IPS Series A-2 Shares, the IPS Series B Shares and the IPS Series C Shares) and (ii) the IPS Series A Merger Consideration, the IPS Series A-1 Merger Consideration, the IPS Series A-2 Merger Consideration and the IPS Series B Merger Consideration, together with all supporting materials used in such calculation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SURGICARE AND MERGER SUB

     SurgiCare and Merger Sub, jointly and severally, hereby represent and warrant to IPS that:

     SECTION 3.01 Organization and Qualification; Subsidiaries.

          (a) SurgiCare and each SurgiCare Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to do so would not have a SurgiCare Material Adverse Effect. Each of SurgiCare and the SurgiCare Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing (where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to do so would not have a SurgiCare Material Adverse Effect.

          (b) Section 3.01(b) of the SurgiCare Disclosure Schedule lists each SurgiCare Subsidiary, its jurisdiction of organization and all trade names currently used or used at any time during the past two years by such SurgiCare Subsidiary. All of the outstanding shares of capital stock or other equity interests of each SurgiCare Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the SurgiCare Disclosure Schedule, are owned by SurgiCare, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”). Except for its interests in the SurgiCare Subsidiaries and except for the ownership of interests set forth in Section 3.01(b) of the SurgiCare Disclosure Schedule, SurgiCare does not own, directly or indirectly, or have any outstanding contractual obligation to acquire, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any corporation, partnership, joint venture or other business association or entity.

     SECTION 3.02 Certificate of Incorporation and By-Laws. SurgiCare has heretofore provided to IPS a complete and correct copy of SurgiCare’s certificate of incorporation, as amended to date (the “SurgiCare Charter”) and SurgiCare’s by-laws, as amended to date (the “SurgiCare By-Laws”). The SurgiCare Charter and SurgiCare By-Laws are in full force and effect. SurgiCare is not in violation of any of the provisions of the SurgiCare Charter or the SurgiCare By-Laws. SurgiCare has provided to IPS complete copies of the certificate of incorporation, by-laws or other organizational documents (including without limitation partnership agreements or limited liability company agreements) of each SurgiCare Subsidiary and no SurgiCare Subsidiary is in violation of such documents.

     SECTION 3.03 Capitalization.

          (a) The authorized capital stock of SurgiCare consists of (i) 50,000,000 shares of SurgiCare Old Common Stock, (ii) 1,650,000 shares of SurgiCare Series A and (iii) 1,200,000 shares of SurgiCare Series AA. At the close of business on November 14, 2003 (i) 25,793,520 shares of SurgiCare Old Common Stock were issued and outstanding, (ii) 1,225,100 shares of SurgiCare Series A were issued and outstanding, (iii) 900,000 shares of SurgiCare Series AA were issued and outstanding, (iv) 91,400 shares of SurgiCare Old Common Stock were held in SurgiCare’s treasury, (iv) no shares of SurgiCare Series A or SurgiCare Series AA were held in SurgiCare’s treasury, (v) 62,706 shares of SurgiCare Old Common Stock were subject to options (the “SurgiCare Stock Options”) granted pursuant to SurgiCare’s 2001 Stock Option Plan (the

“SurgiCare Option Plan”), (vi) 1,225,100 shares of SurgiCare Old Common Stock were reserved for issuance pursuant to the conversion of the shares of SurgiCare Series A that were issued and outstanding, (vii) 10,975,610 shares of SurgiCare Old Common Stock were reserved for issuance pursuant to the conversion of the shares of SurgiCare Series AA that were issued and outstanding and (viii) 10,789,082 shares of SurgiCare Old Common Stock were reserved for issuance pursuant to the exercise of all outstanding warrants of SurgiCare (the “SurgiCare Warrants”). Except as set forth above, at the close of business on November 14, 2003 no shares of SurgiCare Capital Stock or other securities of SurgiCare were issued, reserved for issuance or outstanding.

          (b) All outstanding shares of SurgiCare Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in material violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the SurgiCare Charter, the SurgiCare By-Laws or any contract, lease, license, indenture, note, bond, mortgage, agreement or other instrument or obligation (“Contract”) to which SurgiCare is a party or otherwise bound. Each offer or sale by SurgiCare of shares of its capital stock or other securities has been in compliance with all applicable federal and state securities laws or the applicable statute of limitations with respect to such offers or sales has expired.

          (c) Except as set forth in Section 3.03(c) of the SurgiCare Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness of SurgiCare having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of SurgiCare Capital Stock may vote (“Voting SurgiCare Debt”).

          (d) Except as set forth in Section 3.03(a) above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which SurgiCare or any SurgiCare Subsidiary is a party or by which any of them is bound (i) obligating SurgiCare or any SurgiCare Subsidiary to issue or sell, or cause to be issued or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable into, or exercisable for, any capital stock of or other equity interest in, SurgiCare or of any SurgiCare Subsidiary or any Voting SurgiCare Debt, (ii) obligating SurgiCare or any SurgiCare Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, stock appreciation right, stock-based performance unit, commitment, Contract, arrangement or undertaking, or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of SurgiCare Capital Stock. Section 3.03(d) of the SurgiCare Disclosure Schedule sets forth the total number of outstanding SurgiCare Stock Options and Warrants and the exercise prices thereof. SurgiCare has provided IPS with a schedule of all of such SurgiCare Stock Options and SurgiCare Warrants, including the relevant vesting times, exercise prices and exercise periods, and copies of all SurgiCare Warrants and all SurgiCare Option Plans and forms of option certificates granted thereunder.

          (e) There are not any outstanding contractual obligations of SurgiCare or of any SurgiCare Subsidiary, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock of SurgiCare or, except as set forth in Section 3.03(e)(i) of the

SurgiCare Disclosure Schedule, there are no issued and outstanding shares of SurgiCare Capital Stock that are subject to a repurchase or redemption right in favor of SurgiCare.

          (f) The authorized stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by SurgiCare. The SurgiCare Class A Common Shares to be issued pursuant to the Merger in accordance with Section 2.01(a)(i) will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or By-Laws of SurgiCare or any agreement to which the SurgiCare is a party or is bound. Immediately following the Effective Time, and after giving effect to the Merger, the Equity Financing, the Debt Exchange, the DCPS/MBS Acquisition and the Recapitalization, the authorized, issued and outstanding capital stock of SurgiCare shall be as set forth in Schedule 3.03(f) of the SurgiCare Disclosure Schedule.

     SECTION 3.04 Authority Relative to this Agreement.

          (a) Each of SurgiCare and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of SurgiCare and Merger Sub of this Agreement and the consummation by each of SurgiCare and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of each of SurgiCare and Merger Sub, subject to the approval of the issuance of SurgiCare Class A Common Shares in the Merger and the Debt Exchange, as well as the DCPS/MBS Acquisition, the Recapitalization, the Equity Financing, the election of each of the individuals listed in Section 7.03(o) to the SurgiCare Board effective as of the Effective Time (the “Board Election”) and the Orion HealthCorp, Inc. 2003 Incentive Plan in the form set forth as Exhibit D hereto (the “New Equity Plan”) by the holders of (i) not less than a majority of the outstanding shares of SurgiCare Capital Stock, voting together as a class, (ii) not less than a majority of the outstanding shares of SurgiCare Old Common Stock, (iii) not less than a majority of the outstanding shares of SurgiCare Series A and (iv) not less than a majority of the outstanding shares of SurgiCare Series AA (the “SurgiCare Stockholder Approval”). Each of SurgiCare and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) On or prior to the date of this Agreement, the SurgiCare Board duly adopted resolutions (the “SurgiCare Board Approval”) at a meeting duly called and held or by unanimous written consent and such resolutions have not been subsequently rescinded or modified in any way in accordance with the DGCL, (i) approving, authorizing and adopting this Agreement, the Merger (including to the extent required by Section 203 of the DGCL in order that the consummation of the Transactions is not limited or restricted by such Law), the New Equity Plan and the other Transactions, (ii) determining that the Merger is advisable and in the best interests of SurgiCare and the SurgiCare stockholders, (iii) determining that the Transactions are fair to the SurgiCare stockholders and (iv) recommending that the SurgiCare stockholders approve and adopt this Agreement and directing that this Agreement, the Merger, the New Equity Plan and the other Transactions be submitted for consideration by the SurgiCare stockholders at the SurgiCare Stockholders Meeting.

          (c) Except for Section 203 of the DGCL, no “fair price”, “moratorium”, control share acquisition” or other similar anti-takeover statute or regulation is applicable, by reason of SurgiCare’s being a party to this Agreement, the Merger or the other Transactions. Neither SurgiCare nor any of the SurgiCare Subsidiaries is a party to any “stockholder rights” plan or any similar anti-takeover plan or device.

     SECTION 3.05 No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 3.05(a) of the SurgiCare Disclosure Schedule, the execution and delivery by each of SurgiCare and Merger Sub of this Agreement and the other transaction documents referenced hereby does not, and the consummation of the Transactions and compliance with the terms hereof will not, result in any material violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or require any offer to purchase or any prepayment of any debt, or result in the creation of any Lien upon any of the properties or assets of SurgiCare or any SurgiCare Subsidiary under, any provision of (i) the SurgiCare Charter, the SurgiCare By-Laws or the comparable charter, by-law or other organizational documents of any SurgiCare Subsidiary, (ii) any SurgiCare Material Contract or SurgiCare Employee Benefit Plan, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign (“Judgment”), or Law, applicable to SurgiCare or any SurgiCare Subsidiary or their respective properties or assets.

          (b) Except as set forth in Section 3.05(a) of the SurgiCare Disclosure Schedule, no consent, approval, certificate, license, permit, order or authorization (“Consent”) of, or registration, declaration, notification or filing with, any Governmental Entity or third party is required to be obtained or made by or with respect to SurgiCare or any SurgiCare Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) if required, compliance with and filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) compliance with the applicable requirements of states securities or “blue sky” laws, the Securities Act and the Exchange Act and the rules and regulations of the American Stock Exchange (the “AMEX”), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which SurgiCare is qualified to do business (the foregoing clauses (b)(i) through (iii) being referred to collectively as the “Required Consents”), and (iv) such other items that would not have a SurgiCare Material Adverse Effect.

     SECTION 3.06 Permits; Accreditation.

          (a) Except as set forth in Section 3.06(a) of the SurgiCare Disclosure Schedule, SurgiCare has all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., or another jurisdiction (a “Governmental Entity”), necessary or advisable for SurgiCare or any SurgiCare Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, including without limitation all licenses and permits required to operate a health care facility under applicable legal requirements of each jurisdiction, all licenses required for the practice of medicine and the provision of medical or technical services in connection with the business of SurgiCare and each SurgiCare Subsidiary, certificates of need, provider and supplier numbers, and reassignments of supplier and provider billing rights as applicable to each health care facility or operation of SurgiCare and each SurgiCare Subsidiary (the “SurgiCare Permits”), other than such SurgiCare Permits as, individually and in the aggregate, are not material to the business of either SurgiCare or any SurgiCare Subsidiary and the lack of which would not result in a SurgiCare Material Adverse Effect. Except as disclosed in Section 3.06(a) of the SurgiCare Disclosure Schedule, each of SurgiCare and the SurgiCare Subsidiaries is in possession of all SurgiCare Permits in good standing, neither SurgiCare nor any SurgiCare Subsidiary is in breach of, or in default or violation under any of the SurgiCare Permits, and no suspension, violation, revocation, limitation or cancellation of or default under any of the SurgiCare Permits is pending or, to the knowledge of SurgiCare, threatened, except as would not have a SurgiCare Material Adverse Effect. Neither SurgiCare nor any SurgiCare Subsidiary has received any written notices of violation, default or deficiency with respect to any SurgiCare Permit that remains uncured. No SurgiCare Permit will be materially affected by, or terminate or lapse by reason of, the Transactions.

          (b) Except as disclosed in Section 3.06(b) of the SurgiCare Disclosure Schedule, each employee and agent of SurgiCare and each SurgiCare Subsidiary, including without limitation each physician and other health care professional employed by or performing services on behalf of SurgiCare or any SurgiCare Subsidiary, has all licenses, permits and approvals required for the performance of his or her duties for SurgiCare or SurgiCare Subsidiary, except where the failure to have such approvals would not have a SurgiCare Material Adverse Effect; and no such employee or agent of SurgiCare or any SurgiCare Subsidiary is in violation of any such license, permit, or approval or any term or condition thereof, except for such violations as would not have a SurgiCare Material Adverse Effect.

          (c) Section 3.06(c) of the SurgiCare Disclosure Schedule sets forth a list of all health care facility accreditations held by or awarded to SurgiCare and each SurgiCare Subsidiary and to each health care facility owned or operated by SurgiCare or a SurgiCare Subsidiary (the “SurgiCare Accreditations”). Except as disclosed in Section 3.06(c) of the SurgiCare Disclosure Schedule, each of the SurgiCare Accreditations is in good standing, and no suspension, revocation, limitation, or cancellation of any of the SurgiCare Accreditations is pending or, to the knowledge of SurgiCare, threatened. Neither SurgiCare nor any SurgiCare Subsidiary has received any written notices of violation, default, or deficiency with respect to any SurgiCare Accreditation that remains uncured. No SurgiCare Accreditation will be materially affected by, or terminate or lapse by reason of, the Transactions.

     SECTION 3.07 Compliance with Laws.

          (a) Except as disclosed in the Filed SEC Documents or in Section 3.07(a) of the SurgiCare Disclosure Schedule, SurgiCare and the SurgiCare Subsidiaries are, and have been, in compliance with each Law applicable to SurgiCare or any SurgiCare Subsidiary or by which any property or asset of SurgiCare or any SurgiCare Subsidiary is bound or affected, except where failure to be in such compliance would not have a SurgiCare Material Adverse Effect. Except as set forth in the Filed SEC Documents or in Section 3.07(a) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary has received any communication from a Governmental Entity that alleges that SurgiCare or a SurgiCare Subsidiary is not or was not in compliance with any applicable Law.

          (b) Without limiting the generality of the foregoing, except as set forth in Section 3.07(b) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary, nor, to the Knowledge of SurgiCare, any of the officers, directors, employees, and agents of SurgiCare or any SurgiCare Subsidiary, has engaged in any activity that (i) would constitute a violation of, or that would serve as cause for criminal or civil penalties under, the statutes pertaining to the federal Medicare and Medicaid programs (as defined below), or the federal statutes applicable to health care fraud and abuse, kickbacks and self-referrals, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq., related or similar statutes pertaining to the Federal Employee Health Benefit Program (5 U.S.C. § 8901 et seq.) (the “Federal Employee Health Benefit Program”), the TRICARE program (10 U.S.C. § 1071 et seq.) (“TRICARE”) or any other federal health care program, or the regulations promulgated pursuant to any of such federal statutes, or any analogous or similar state statutes pertaining to Medicaid or any state statutes or regulations pertaining to commercial health care or health insurance programs or the regulations promulgated pursuant to such statutes or regulations, (ii) would serve as cause for mandatory or permissive exclusion from Medicare (Soc. Sec. Act of 1965, Title VIII, P.L. 89-97, as amended, 42 U.S.C. 1395 et seq.) (“Medicare”), Medicaid (Soc. Sec. Act of 1965, Title XIX, P.L. 89-97, as amended, 42 U.S.C. 1396 et seq.) (“Medicaid”), the Federal Employee Health Benefit Program, TRICARE, or any other federal or state health care program or any other governmental or commercial third party payor program, or (iii) would prohibit billing under Medicare or Medicaid, the Federal Employee Health Benefit Program, TRICARE, or any state-funded health care or private health insurance program.

          (c) Except as set forth in Section 3.07(c) of the SurgiCare Disclosure Schedule, neither SurgiCare, nor any of the SurgiCare Subsidiaries, nor any of their respective officers, directors, or managing employees, nor, to the knowledge of SurgiCare, any Person with a direct or indirect ownership, partnership, or equity interest in SurgiCare or a SurgiCare Subsidiary has (i) received notice of any action pending, nor been party to any action, to terminate the participation of such entity, or to exclude such entity from participation, in Medicare, Medicaid, TRICARE, the Federal Employee Health Benefits Program, or any other federal health care program, or any state or private third party health plan, insurance program, or managed care plan; (ii) received notice of any action pending or investigation initiated, or been subject to a civil monetary penalty assessed against it, under Section 1128A of the Social Security Act, (iii) been excluded from participation under Medicare, Medicaid or any other federal health care program, (iv) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any offenses described in Sections 1128(a) and 1128(b)(1), (2), (3) of the Social Security Act, or (v) received notice of any action pending or investigation initiated, or been subject to fines, under any applicable state fraud and abuse statutes or regulations or any federal health care fraud and abuse, kickbacks and self-referrals statutes or regulations, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn or the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq.

          (d) SurgiCare and each SurgiCare Subsidiary operates in compliance with all federal and state Laws relating to the privacy, security and electronic interchange of individually identifiable health information, including without limitation the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996, Title II, Subtitle F and the final regulations promulgated thereunder (collectively, “HIPAA”). On or before October 16, 2003, SurgiCare and each SurgiCare Subsidiary will be prepared to comply and will comply with regulations promulgated under HIPAA with respect to electronic data interchange and standard transactions and code sets.

          (e) SurgiCare, on behalf of itself and each SurgiCare Subsidiary, has implemented and maintains a corporate compliance program that incorporates each element set forth in the U.S. Sentencing Commission Guidelines Manual and is consistent with applicable guidance set forth by the Office of Inspector General of the Department of Health and Human Services; and the business of SurgiCare and its Subsidiaries has been conducted in all material respects in accordance with the terms of such corporate compliance program.

          (f) SurgiCare, on behalf of itself and each SurgiCare Subsidiary, has implemented and maintains credentialing policies and procedures applicable to each physician and other health care provider who provides professional or health care services in a health care facility or site owned or operated by SurgiCare or a SurgiCare Subsidiary, which policies and procedures represent commercially reasonable efforts to assure legal compliance by such physicians and other health care professionals.

     SECTION 3.08 SEC Filings; Financial Statements.

          (a) Except as disclosed in Section 3.08(a) of the SurgiCare Disclosure Schedule, SurgiCare has timely filed all forms, reports and documents required to be filed by it with the SEC since August 20, 1999, including (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Reports on Form 8-K, (v) all other reports or registration statements, and (vi) all amendments, exhibits and supplements to all such reports and registration statements (collectively, the “SurgiCare SEC Reports”). The SurgiCare SEC Reports, including all forms, reports and documents to be filed by SurgiCare with the SEC after the date hereof and prior to the Effective Time, (i) were and, in the case of SurgiCare SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the published rules and regulations of the SEC thereunder, and (ii) did not as of the time they were filed, and in the case of such forms, reports and documents filed by SurgiCare with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No SurgiCare Subsidiary is subject to the periodic reporting requirements of the Exchange Act. There is no unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC or any other Governmental Entity with respect to the SurgiCare SEC Reports.

          (b) Each of the consolidated financial statements (including any notes thereto) contained in the SurgiCare SEC Reports was prepared in accordance with the rules and regulations of the SEC and United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented fairly or, in the case of SurgiCare SEC Reports filed after the date hereof, will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of SurgiCare and the consolidated SurgiCare Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not been and are not expected to be material, individually or in the aggregate). The balance sheet of SurgiCare contained in the SurgiCare SEC Reports as of December 31, 2002 is hereinafter referred to as the “SurgiCare Balance Sheet.”

          (c) The Chief Executive Officer and Chief Financial Officer of SurgiCare have each executed, delivered and filed with applicable SurgiCare SEC Reports the certificates required under Section 302 and 906 of the Sarbanes-Oxley Act of 2002.

          (d) SurgiCare is eligible to file with the SEC registration statements on Form S-3 for offerings to be made on a continuous basis pursuant to Rule 415 under the Securities Act.

     SECTION 3.09 Undisclosed Liabilities. Except for those Liabilities that are fully reflected or reserved against on the SurgiCare Balance Sheet (or in the notes thereto) or as set forth in Section 3.09 of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary has outstanding any Liability (including without limitation any Liability under any federal, state, or private health care, health benefit, or managed care plan or program for any refund, overpayment, discount and adjustment required by U.S. GAAP to be set forth on a consolidated balance sheet of SurgiCare and the SurgiCare Subsidiaries or in the notes thereto), except for Liabilities which have been incurred since the date of the SurgiCare Balance Sheet in the ordinary course of business, consistent with past practice, and which would not have a SurgiCare Material Adverse Effect.

     SECTION 3.10 Absence of Certain Changes or Events. Except as disclosed in the SurgiCare SEC Reports filed and publicly available on the SEC’s EDGAR database prior to the date of this Agreement (the “Filed SurgiCare SEC Documents”) or in Section 3.10 of the SurgiCare Disclosure Schedule, from the date of the SurgiCare Balance Sheet, SurgiCare and each SurgiCare Subsidiary has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

          (a) any event, damage, change, effect, destruction, loss or development that would have a SurgiCare Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any SurgiCare Capital Stock or any repurchase or redemption for value by SurgiCare of any SurgiCare Capital Stock;

          (c) any split, combination or reclassification of any SurgiCare Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of SurgiCare Capital Stock, other than pursuant to the Recapitalization;

          (d) any issuance by SurgiCare or any SurgiCare Subsidiary of any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of SurgiCare Old Common Stock pursuant to the exercise of any stock options outstanding on the date hereof pursuant to the SurgiCare Option Plans or the issuance of shares of SurgiCare Class A Common Stock pursuant to the Recapitalization;

          (e) any incurrence, assumption or guaranty by SurgiCare or any SurgiCare Subsidiary of any indebtedness for borrowed money or issuance by SurgiCare or any SurgiCare Subsidiary of any debt securities or assumption, guarantee or endorsement of the obligations of any Person by SurgiCare or any SurgiCare Subsidiary, or any making of loans or advances by SurgiCare or any SurgiCare Subsidiary, or any creation or other incurrence by SurgiCare or any SurgiCare Subsidiary of any Lien;

          (f) (i) any grant by SurgiCare or any SurgiCare Subsidiary to any current or former director, officer or employee of SurgiCare or any SurgiCare Subsidiary of any increase in their compensation, except to the extent required under employment agreements in effect as of the date of the SurgiCare Balance Sheet, or with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with past practice and except for SurgiCare Stock Options that are reflected as outstanding in clause (v) of Section 3.03(a), (ii) any grant by SurgiCare or any SurgiCare Subsidiary to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the SurgiCare Balance Sheet or (iii) any entry by SurgiCare or any SurgiCare Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that were entered into in the ordinary course of business consistent with past practice;

          (g) any termination of employment or departure of any officer or other key employee of SurgiCare or any SurgiCare Subsidiary;

          (h) any entry by SurgiCare or any SurgiCare Subsidiary into any commitment or transaction, or any contract or agreement entered into by SurgiCare or any SurgiCare Subsidiary, relating to SurgiCare’s or any SurgiCare Subsidiary’s assets or business, or any relinquishment by SurgiCare or any SurgiCare Subsidiary of any contract or other right, material to SurgiCare and the SurgiCare Subsidiaries taken as a whole;

          (i) any material revaluation by SurgiCare of any material asset (including any writing off of notes or accounts receivable);

          (j) any change in accounting methods, principles or practices by SurgiCare or any SurgiCare Subsidiary materially affecting the consolidated assets, liabilities or results of operations of SurgiCare, except insofar as may have been required by a change in U.S. GAAP;

          (k) any elections with respect to Taxes by SurgiCare or any SurgiCare Subsidiary or settlement or compromise by SurgiCare or any SurgiCare Subsidiary of any material Tax Liability or refund; or

          (l) any agreement by SurgiCare or any SurgiCare Subsidiary to take any action described in this Section 3.10 except as expressly contemplated by this Agreement.

     SECTION 3.11 Absence of Litigation. Except as specifically disclosed in the Filed SurgiCare SEC Documents or in Section 3.11 of the SurgiCare Disclosure Schedule, (i) there is no litigation, arbitration, suit, claim, action, adjudication, appeal, proceeding or investigation (an “Action”) pending or, to the knowledge of SurgiCare, threatened against SurgiCare or any SurgiCare Subsidiary, or any property or asset of SurgiCare or any SurgiCare Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, or in connection with any appeal or dispute resolution process with a third party payor for health care services, that would have a SurgiCare Material Adverse Effect and (ii) there is no Judgment, consent decree or other Order outstanding against SurgiCare or any SurgiCare Subsidiary.

     SECTION 3.12 Employee Benefit Matters.

          (a) Section 3.12(a) of the SurgiCare Disclosure Schedule lists each SurgiCare Employee Benefit Plan, other than those set forth in Section 3.13(a)(ii) of the SurgiCare Disclosure Schedule. SurgiCare has delivered to IPS correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service for each Employee Pension Benefit Plan or Employee Welfare Benefit Plan trust, the Form 5500 Annual Reports and Form 990 Annual Reports that were filed for the last three years, all related trust agreements, insurance contracts (including stop loss policies and fiduciary policies), and other funding agreements which implement each such SurgiCare Employee Benefit Plan, and all other forms and information relating to the administration of the SurgiCare Employee Benefits Plans and no promise or commitment to amend or improve any SurgiCare Employee Benefit Plan for the benefit of any current or former director, officer, or employee of SurgiCare or any SurgiCare Subsidiary which is not reflected in the documentation provided to IPS has been made.

               (1) Each SurgiCare Employee Benefit Plan (and each related trust, insurance contract, or fund) (A) complies in form and in operation with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), the Code, and other applicable Laws, and (B) has been operated in accordance with its terms, except in either case where failure to do so would not have a SurgiCare Material Adverse Effect.

               (2) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l’s, and Summary Plan Descriptions) have been timely and appropriately filed or distributed with respect to each SurgiCare Employee Benefit Plan, except where the failure to do so would not have a SurgiCare Material Adverse Effect.

               (3) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid by the due date thereof (taking into account any extensions) to each such SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of SurgiCare and disclosed on SurgiCare’s consolidated financial statements contained in the SurgiCare SEC Reports. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such SurgiCare Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (4) Each SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Code Section 401(a) is so qualified.

               (5) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each SurgiCare Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each trust holding assets used to fund an Employee Welfare Benefit Plan that is intended to be qualified under Code Section 501(c)(9) is so qualified. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such SurgiCare Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

          (b) No SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan is or ever has been subject to Title IV of ERISA and none of SurgiCare or any SurgiCare Subsidiary has incurred or has any reason to expect that any of SurgiCare or the SurgiCare Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) There have been no Prohibited Transactions with respect to any SurgiCare Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such SurgiCare Employee Benefit Plan. No action, suit, proceeding, hearing, examination, or investigation with respect to the administration or the investment of the assets of any such SurgiCare Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of SurgiCare, threatened. No SurgiCare Employee Benefit Plan is, or in the last three years has been, the subject of a government sponsored voluntary correction, amnesty, or similar program.

          (d) None of SurgiCare or any SurgiCare Subsidiary contributes to, has ever contributed to, or has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (e) None of SurgiCare or any SurgiCare Subsidiary maintains or ever has maintained or contributes, or ever has contributed or has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (f) The Transactions will not result in any payment or acceleration of, or vesting or increase in benefits under, any SurgiCare Employee Benefit Plan.

     SECTION 3.13 Material Contracts.

          (a) Section 3.13(a) of the SurgiCare Disclosure Schedule contains a list (organized by subsections corresponding to the subsections identified below) of the following contracts, agreements and arrangements (including all amendments thereto) to which SurgiCare or a SurgiCare Subsidiary is currently a party, other than those contracts, agreements and arrangements listed as exhibits in SurgiCare’s Form 10-K for the year ended December 31, 2002 (such contracts, agreements and arrangements required to be set forth in Section 3.13(a) of the SurgiCare Disclosure Schedule or listed as exhibits in SurgiCare’s Form 10-K for the year ended December 31, 2002, the “SurgiCare Material Contracts”), except for this Agreement and the other agreements referenced hereby related to the Transactions:

               (1) each contract and agreement or group of related agreements which (A) is likely to involve consideration of more than $100,000 in the aggregate, during the years ending December 31, 2003 or December 31, 2004, (B) is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of such contract, or (C) cannot be canceled by SurgiCare or any SurgiCare Subsidiary without penalty or further payment and on less than 60 days’ notice;

               (2) all employment, consulting, severance, termination or indemnification agreements between SurgiCare or any SurgiCare Subsidiary and any director, officer or employee of SurgiCare or any SurgiCare Subsidiary;

               (3) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $25,000 or which involve the services of physicians;

               (4) all provider participation agreements, reimbursement agreements, and third party payor agreements, whether with a governmental or private health care program, health insurer, managed care organization, self-funded group health plan, or other payor for health care services;

               (5) all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases);

               (6) all agreements under which SurgiCare or any SurgiCare Subsidiary has advanced or loaned, or may be required to advance or loan, any funds;

               (7) all guarantees of any obligations in excess of $50,000;

               (8) all joint venture or other similar agreements;

               (9) all lease agreements with annual lease payments in excess of $50,000;

               (10) agreements under which SurgiCare has granted any Person registration rights (including demand and piggy-back registration rights) or any other agreements with respect to the capital stock of SurgiCare or any SurgiCare Subsidiary;

               (11) all contracts and agreements that limit the ability of SurgiCare or any SurgiCare Subsidiary to compete in any line of business or with any Person or entity or in any geographic area or during any period of time with respect to any business currently conducted by SurgiCare or any SurgiCare Subsidiary;

               (12) all contracts and agreements pursuant to which SurgiCare or any SurgiCare Subsidiary may be required to repurchase or redeem any capital stock or other equity interests;

               (13) all contracts and agreements relating to the management or development of ambulatory surgery centers by SurgiCare or any SurgiCare Subsidiary;

               (14) all affiliation agreements with hospitals or other health care providers;

               (15) all litigation settlement agreements, consent decrees, corporate integrity agreements, and settlements with governmental entities;

               (16) all contracts and other agreements with Affiliates; and

               (17) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of SurgiCare and the SurgiCare Subsidiaries taken as a whole.

          (b) To the knowledge of SurgiCare, each SurgiCare Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms (except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditor’s rights and remedies generally, and (ii) is subject to general principals of equity (regardless of whether considered in a proceeding in equity or at law)). Neither SurgiCare nor any SurgiCare Subsidiary is in material violation or default, or has received notice that it is in violation or default, under any SurgiCare Material Contract and, to SurgiCare’s knowledge, no other party is in material default under any SurgiCare Material Contract. SurgiCare has provided IPS with copies of all SurgiCare Material Contracts.

     SECTION 3.14 Environmental Matters. Except as described in Section 3.14 of the SurgiCare Disclosure Schedule or as would not have a SurgiCare Material Adverse Effect: (a) SurgiCare and the SurgiCare Subsidiaries have not been and are not in violation of any Environmental Law applicable to any of them; (b) none of the properties currently or formerly owned, leased or operated by SurgiCare or the SurgiCare Subsidiaries are contaminated with any Hazardous Substance; (c) neither SurgiCare nor any of the SurgiCare Subsidiaries are liable for any off-site contamination by Hazardous Substances; (d) SurgiCare and the SurgiCare Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law (“Environmental Permits”); (e) SurgiCare and the SurgiCare Subsidiaries are in compliance in all material respects with their Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. Except as described in Section 3.14 of the SurgiCare Disclosure Schedule, none of SurgiCare or the SurgiCare Subsidiaries has received notice of a violation of, or any Liability under, any Environmental Law (whether with respect to properties presently or previously owned or used). SurgiCare and the SurgiCare Subsidiaries have made available to IPS all environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither SurgiCare nor any SurgiCare Subsidiary has arranged for the disposal or treatment of any substance at any off-site location that has been included in any published U.S. federal, state or local “superfund” site list or any similar list of hazardous or toxic waste sites published by any Governmental Entity.

     SECTION 3.15 Title to Properties; Absence of Liens and Encumbrances.

          (a) Except as described in Section 3.15(a) of the SurgiCare Disclosure Schedule, each of SurgiCare and the SurgiCare Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties and assets owned, used or held for use in its business, free and clear of any Liens except (i) for Liens imposed by Law for Taxes not yet due and payable or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, and (ii) as reflected in the financial statements contained in the Filed SurgiCare SEC Documents.

          (b) Section 3.15(b) of the SurgiCare Disclosure Schedule sets forth a true, correct and complete list of all real property and improvements (collectively, the “SurgiCare Real Property”) owned by SurgiCare or any SurgiCare Subsidiary. There are no leases, subleases or other occupancy agreements, either written or oral, granting any Person the right of use or occupancy of any SurgiCare Real Property (or portion thereof). Except as described in Section 3.15(b) of the SurgiCare Disclosure Schedule, SurgiCare (or such SurgiCare Subsidiary as the case may be) has good, clear and marketable title to the SurgiCare Real Property and has furnished to IPS true and complete copies of title insurance reports and title insurance policies with respect to the SurgiCare Real Property. No SurgiCare Real Property is subject to any Lien except (i) for Liens imposed by Law for Taxes not yet due and payable or that otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, (ii) as reflected in the financial statements contained in the Filed SurgiCare SEC

Documents, or (iii) as set forth in Section 3.15(b) of the SurgiCare Disclosure Schedule. All title to the SurgiCare Real Property is insurable by a nationally recognized title insurance company, on a standard American Land Title Association (“ALTA”) title insurance policy with all standard exceptions deleted and otherwise free of all exceptions except for the Liens set forth in Section 3.15(b) of the SurgiCare Disclosure Schedule. Except as set forth on Section 3.15(b) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary leases (as tenant or subtenant) any real property. The real property listed in Section 3.15(b) of the SurgiCare Disclosure Schedule constitutes all of the real property used, leased or occupied by SurgiCare or any SurgiCare Subsidiary as of the date hereof.

          (c) The SurgiCare Real Property and all present uses and operations of the SurgiCare Real Property comply with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the SurgiCare Real Property, except for such failures to comply as would not have a SurgiCare Material Adverse Effect. SurgiCare and the SurgiCare Subsidiaries have obtained all approvals of Governmental Entities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the SurgiCare Real Property, except for such approvals the absence of which would not have a SurgiCare Material Adverse Effect. Neither SurgiCare nor any SurgiCare Subsidiary has received any notice of, nor does SurgiCare or any SurgiCare Subsidiary have any knowledge of, any pending or proposed condemnation proceeding, taking, lawsuit or administrative matter with respect to any of the SurgiCare Real Property.

          (d) All structures, facilities and improvements owned by SurgiCare or any SurgiCare Subsidiary and all structural, mechanical and other physical systems that constitute a part thereof are free of material defects and are in good operating condition and repair, except as would not have a SurgiCare Material Adverse Effect. No maintenance or repair to the SurgiCare Real Property or such structures, facilities and improvements (including any structural, mechanical or other physical system thereof) has been unreasonably deferred.

     SECTION 3.16 Intellectual Property.

          (a) Except with respect to the items set forth in Section 3.16(a) of the SurgiCare Disclosure Schedule, SurgiCare and the SurgiCare Subsidiaries own or possess adequate licenses or other valid enforceable rights to use all Intellectual Property used in the conduct of the business of SurgiCare and the SurgiCare Subsidiaries (as currently conducted and contemplated to be conducted), and the consummation of the Transactions will not conflict with, alter or impair SurgiCare or any SurgiCare Subsidiary’s rights to any such Intellectual Property.

          (b) Section 3.16(b) of the SurgiCare Disclosure Schedule sets forth all of the following Intellectual Property owned or licensed by SurgiCare or any SurgiCare Subsidiary: patents and patent applications, inventions that have been identified as active patent matters but for which applications have not yet been filed, Trademark registrations and applications for Trademark registrations, trade names, registered copyrights and all material license agreements relating to the operations of SurgiCare and the SurgiCare Subsidiaries. All patents, Trademarks, registrations, copyright registrations and license agreements set forth in Section 3.16(b) of the SurgiCare Disclosure Schedule are valid and in full force and effect. To the knowledge of

SurgiCare, neither SurgiCare nor any SurgiCare Subsidiary has interfered with or infringed upon any Intellectual Property rights of third parties in connection with the business of SurgiCare or any SurgiCare Subsidiary. Except as set forth in Section 3.16(b) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary has received any charge, complaint, claim, demand, office action or notice (i) alleging any such interference or infringement, or (ii) challenging the legality, validity, enforceability, use or ownership of any Intellectual Property owned or licensed by SurgiCare or any SurgiCare Subsidiary (“SurgiCare Intellectual Property”). To the knowledge of SurgiCare, except as set forth in Section 3.16(b) of the SurgiCare Disclosure Schedule, no Person is infringing or otherwise violating the rights of SurgiCare or any of the SurgiCare Subsidiaries with respect to any SurgiCare Intellectual Property.

          (c) Except as set forth in Section 3.16(c) of the SurgiCare Disclosure Schedule, SurgiCare has timely paid, or caused to be timely paid, all required maintenance, renewal and other similar fees, and has timely met any applicable legal requirements, with respect to all Intellectual Property that is listed in Section 3.16(b) of the SurgiCare Disclosure Schedule as owned by SurgiCare or any SurgiCare Subsidiary. With respect to Intellectual Property licensed by SurgiCare or any SurgiCare Subsidiary that is listed in Section 3.16(b) of the SurgiCare Disclosure Schedule or is material to SurgiCare or any SurgiCare Subsidiary, SurgiCare and each applicable SurgiCare Subsidiary is in compliance with any applicable license or similar agreement and each such license or agreement is legal, valid, binding and in full force and effect in accordance with its terms, except as would not have a SurgiCare Material Adverse Effect.

          (d) Neither SurgiCare nor any SurgiCare Subsidiary has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or any other conflict with respect to the Intellectual Property, except in the ordinary course of business.

          (e) All of SurgiCare’s information technology systems are in good working order in all material respects and are adequate for the conduct of SurgiCare’s and the SurgiCare Subsidiaries’ business as presently conducted. To the Knowledge of SurgiCare, SurgiCare owns or possesses adequate licenses for all material computer software used in the conduct of SurgiCare’s and the SurgiCare Subsidiaries’ business as presently conducted.

     SECTION 3.17 Taxes.

          (a) Each of SurgiCare and the SurgiCare Subsidiaries has duly filed or caused to be filed on a timely basis all Tax Returns required to be filed by it with the applicable Governmental Entity. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by SurgiCare or any SurgiCare Subsidiary (whether or not shown on any Tax Return) have been timely paid in full, including pursuant to any extensions that were timely received. SurgiCare and the SurgiCare Subsidiaries currently are not the beneficiary of any extension of time within which to file any Tax Return. SurgiCare has not received notice that any claim has been made by an authority in a jurisdiction where any of SurgiCare and the SurgiCare Subsidiaries does not file Tax Returns that they may be subject to taxation by that jurisdiction.

          (b) Each of SurgiCare and the SurgiCare Subsidiaries has complied in all material respects with all reporting requirements and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of SurgiCare or the SurgiCare Subsidiaries either (i) claimed or raised by any authority in writing received by SurgiCare or any SurgiCare Subsidiary or (ii) as to which SurgiCare has knowledge based upon contact with any such authority. Except as set forth in Section 3.17 of the SurgiCare Disclosure Schedule, (i) no federal, state, local, and foreign income Tax Returns filed with respect to SurgiCare and the SurgiCare Subsidiaries have been audited, and (ii) none are currently open or the subject of audit. SurgiCare delivered or made available to IPS correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of SurgiCare and the SurgiCare Subsidiaries for the last three taxable years.

          (d) None of SurgiCare or any of the SurgiCare Subsidiaries has waived any statue of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of SurgiCare or any of the SurgiCare Subsidiaries is or ever has been a party to any Tax allocation or sharing agreement or a member of an affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign Law (an “Affiliated Group”) filing a consolidated federal income Tax Return (other than the Affiliated Group the common parent of which is SurgiCare). SurgiCare does not have any Liability for the Taxes of any Person other than SurgiCare and the SurgiCare Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (f) None of SurgiCare or any of the SurgiCare Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of SurgiCare and the SurgiCare Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract (including this Agreement) that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162, 280G or 404 or that will be subject to an excise tax under Code Section 4999.

          (g) The unpaid Taxes of SurgiCare and the SurgiCare Subsidiaries (1) did not, as of December 31, 2002, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the SurgiCare Balance Sheet (rather than in any notes thereto) and (2) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of SurgiCare and the SurgiCare Subsidiaries in filing their Tax Returns.

          (h) Since July 1, 1993, SurgiCare has not had an “ownership change” within the meaning of Section 382(g) of the Code.

     SECTION 3.18 Insurance.

          (a) Section 3.18 of the SurgiCare Disclosure Schedule sets forth a complete and accurate list of all insurance policies in force naming SurgiCare, any SurgiCare Subsidiary or directors or employees thereof as a loss payee or for which SurgiCare or any SurgiCare Subsidiary has paid or is obligated to pay all or part of the premiums. Neither SurgiCare nor any SurgiCare Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of SurgiCare and the SurgiCare Subsidiaries is in compliance with all material conditions contained therein.

          (b) Each of SurgiCare and the SurgiCare Subsidiaries maintains and has maintained, in full force and effect with financially sound and reputable insurers, general and professional liability insurance coverage with respect to their respective assets and businesses, in such amounts and against such losses and risks as is customarily carried by Persons engaged in the same or similar business and as is required under the terms of any SurgiCare Material Contracts. Neither SurgiCare nor a SurgiCare Subsidiary has been refused such insurance.

          (c) SurgiCare and each SurgiCare Subsidiary require physicians and other health care providers who provide professional or health care services in a health care facility or site owned or operated by SurgiCare or a SurgiCare Subsidiary, or who are independent contractors of SurgiCare or a SurgiCare Subsidiary, to maintain professional liability and comprehensive general liability insurance from financially sound and reputable insurers in amounts of, at a minimum, $3,000,000 per occurrence and $5,000,000 in the aggregate.

     SECTION 3.19 Opinion of Financial Advisor. The SurgiCare Board has received the written opinion of G.A. Herrerra & Co., LLC dated the date of this Agreement to the effect that, as of the date of this Agreement, the Transactions are fair to the SurgiCare stockholders from a financial standpoint, and a copy of the signed opinion has been provided to IPS.

     SECTION 3.20 Brokers. No broker, investment banker, financial advisor or other Person, other than G.A. Herrerra & Co., LLC and Daniel Krzyzanowski, the fees and expenses of which will be paid by SurgiCare and are set forth in Section 3.20 of the SurgiCare Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SurgiCare. SurgiCare has delivered to IPS a complete and accurate copy of all agreements pursuant to which G.A. Herrerra & Co., LLC or Daniel Krzyzanowski is entitled to any fees and expenses payable directly or indirectly by SurgiCare or any SurgiCare Subsidiary in connection with any of the Transactions.

     SECTION 3.21 Employees. To the knowledge of SurgiCare, except as set forth in Section 3.21 of the SurgiCare Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with SurgiCare or the SurgiCare Subsidiaries or any affiliates (including, but not limited to, any physician groups). SurgiCare and the SurgiCare Subsidiaries have not experienced any labor disputes or work stoppages due to labor disagreements. SurgiCare and the SurgiCare Subsidiaries are in material compliance with all applicable Laws respecting employment and employment practices and terms and conditions of employment. SurgiCare and the SurgiCare Subsidiaries are not, nor have any of them ever been, a party to any collective bargaining agreements and, to the knowledge of SurgiCare, none of SurgiCare or any of the SurgiCare Subsidiaries has been the subject of any organizational activity. None of SurgiCare nor any of the SurgiCare Subsidiaries engages in the corporate practice of medicine or employs physicians in violation of the corporate practice of medicine doctrine, as defined or applied under the Laws of Texas or any other applicable jurisdiction.

     SECTION 3.22 Transactions with Affiliates. Except as set forth in the Filed SurgiCare SEC Documents, since the date of SurgiCare’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by SurgiCare pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.22 of the SurgiCare Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of SurgiCare or any SurgiCare Subsidiary. Without limiting the generality of the foregoing, there are no amounts due or payable by SurgiCare or any SurgiCare Subsidiary to any of the SurgiCare Principal Stockholders or any of their Affiliates or associates in connection with the Transactions or otherwise.

     SECTION 3.23 Stockholder Rights Agreement. Neither SurgiCare nor any SurgiCare Subsidiary has an effective stockholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of SurgiCare Old Common Stock or any other equity or debt securities of SurgiCare or any SurgiCare Subsidiary, other than any stockholder rights plan or stockholder rights agreement that (a) is adopted after the date of this Agreement, (b) does not impair the ability of the parties to consummate the Merger in accordance with the terms of this Agreement, and (c) otherwise does not have an adverse effect on IPS or on the rights of IPS under this Agreement.

     SECTION 3.24 DCPS/MBS Acquisition Agreement. To the knowledge of SurgiCare, the DCPS/MBS Acquisition Agreement has been duly executed by all parties thereto and is in full force and effect as of the date hereof.

     SECTION 3.25 Offering Valid. Assuming the accuracy of the representations and warranties of the IPS Stockholders contained in the Investment Letters to be delivered pursuant to Section 7.02 hereto, the offer, sale and issuance of the SurgiCare Class A Common Shares in the Merger will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither SurgiCare nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the SurgiCare Class A Common Shares to any Person or Persons so as to bring the sale of such SurgiCare Class A Common Shares by SurgiCare within the registration provisions of the Securities Act or any state securities laws. SurgiCare has made or will, in accordance with all time periods under applicable laws, make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” laws. All prior issuances of SurgiCare’s securities have been conducted in conformity with all applicable securities laws.

     SECTION 3.26 Certain Payments. Neither SurgiCare nor any SurgiCare Subsidiary, nor to SurgiCare’s knowledge, their respective directors, officers, agents, affiliates or employees, nor any other person acting on behalf of SurgiCare or any SurgiCare Subsidiary, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of SurgiCare or any SurgiCare Subsidiary, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any applicable Law or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of SurgiCare or any SurgiCare Subsidiary.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF IPS

     IPS hereby represents and warrants to SurgiCare and Merger Sub that:

     SECTION 4.01 Organization and Qualification; Subsidiaries.

          (a) IPS and each IPS Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to do so would not have an IPS Material Adverse Effect. Each of IPS and the IPS Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing (where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to do so would not have an IPS Material Adverse Effect.

          (b) Section 4.01(b) of the IPS Disclosure Schedule lists each IPS Subsidiary, its jurisdiction of organization and all trade names currently used, or used at any time during the past two years, by such IPS Subsidiary. All of the outstanding shares of capital stock or other equity interests of each IPS Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as set forth in Section 4.01(b) of the IPS Disclosure Schedule, are owned by IPS, free and clear of all Liens. Except for its interests in the IPS Subsidiaries and except for the ownership of interests set forth in Section 4.01(b) of the IPS Disclosure Schedule, IPS does not own, directly or indirectly, or have any outstanding contractual obligation to acquire, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any corporation, partnership, joint venture or other business association or entity.

     SECTION 4.02 Certificate of Incorporation and By-Laws. IPS has heretofore provided to SurgiCare a complete and correct copy of IPS’ certificate of incorporation, as amended to date (the “IPS Charter”) and IPS’ by-laws, as amended to date (the “IPS By-Laws”). The IPS Charter and IPS By-Laws are in full force and effect. IPS is not in violation of any of the provisions of the IPS Charter or the IPS By-Laws. IPS has provided to SurgiCare complete copies of the certificate of incorporation, by-laws or other organizational documents (including without limitation partnership agreements or limited liability company agreements) of each IPS Subsidiary and no IPS Subsidiary is in violation of such documents.

     SECTION 4.03 Capitalization.

          (a) The authorized capital stock of IPS consists of (i) 8,121,875 shares of IPS Common Stock, (ii) 772,900 shares of IPS Series A, (iii) 71,028 shares of IPS Series A-1, (iv) 2,200,000 shares of IPS Series A-2, (v) 474,375 shares of IPS Series B and (vi) 150,000 shares of IPS Series C. As of November 15, 2003, (i) 2,821,499 shares of IPS Common Stock were issued and outstanding, (ii) 175,000 shares of IPS Series A were issued and outstanding, (iii) 71,028 shares of IPS Series A-1 were issued and outstanding, (iv) 1,653,000 shares of IPS Series A-2 were issued and outstanding, (v) 334,375 shares of IPS Series B were issued and outstanding, (vi) no shares of IPS Series C were issued and outstanding, (vii) 1,122,323 shares of IPS Common Stock were held in IPS’ treasury, (viii) no shares of IPS Series A, IPS Series A-1, IPS Series A-2, IPS Series B or IPS Series C were held in IPS’ treasury, (ix) 759,111 shares of IPS Common Stock were subject to IPS Stock Options granted pursuant to the IPS Option Plan, (x) 249,375 shares of IPS Common Stock were reserved for issuance pursuant to the conversion of the shares of IPS Series A that were issued and outstanding, (xi) 90,382 shares of IPS Common Stock were reserved for issuance pursuant to the conversion of the shares of IPS Series A-1 that were issued and outstanding, (xii) 2,614,000 shares of IPS Common Stock were reserved for issuance pursuant to the conversion of the shares of IPS Series A-2 that were issued and outstanding, (xiii) 476,484 shares of IPS Common Stock were reserved for issuance pursuant to the conversion of the shares of IPS Series B that were issued and outstanding, (xiv) 100,000 shares of IPS Common Stock were reserved for issuance pursuant to the exercise of warrants held by Brantley Venture Partners III, L.P. and Brantley Capital Corporation (the “Brantley Warrants”), (xv) 150,000 IPS Series C Shares were reserved for issuance pursuant to the exercise of warrants held by Bank Austria Creditanstalt Corporate Finance, Inc. (the “Bank Austria Warrants”) and (xvi) 150,000 shares of IPS Common Stock were reserved for issuance pursuant to the conversion of the IPS Series C Shares issuable upon exercise of the Bank Austria Warrants. Except as set forth above, as of November 15, 2003 no shares of IPS Capital Stock or other securities of IPS were issued, reserved for issuance or outstanding.

          (b) All outstanding shares of IPS Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in material violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the IPS Charter, the IPS By-Laws or any Contract to which IPS is a party or otherwise bound. Each offer or sale by IPS of shares of its capital stock or other securities has been in compliance with all applicable federal and state securities laws or the applicable statute of limitations with respect to such offers or sales has expired.

          (c) Except as set forth in Section 4.03(c) of the IPS Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness of IPS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of IPS Capital Stock may vote (“Voting IPS Debt”).

          (d) Except as set forth in Section 3.03(a) above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which IPS or any IPS Subsidiary is a party or by which any of them is bound (i) obligating IPS or any IPS Subsidiary to issue or sell, or cause to be issued or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable into, or exercisable for, any capital stock of or other equity interest in, IPS or of any IPS Subsidiary or any Voting IPS Debt, (ii) obligating IPS or any IPS Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, stock appreciation right, stock-based performance unit, commitment, Contract, arrangement or undertaking, or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of IPS Capital Stock. Section 4.03(d) of the IPS Disclosure Schedule sets forth the total number of outstanding IPS Stock Options and Warrants and the exercise prices thereof. IPS has provided SurgiCare with a schedule of all of such IPS Stock Options and IPS Warrants, including the relevant vesting times, exercise prices and exercise periods, and copies of all IPS Warrants and the IPS Option Plan and forms of option certificates granted thereunder.

          (e) There are not any outstanding contractual obligations of IPS or of any IPS Subsidiary, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock of IPS or, except as set forth in Section 4.03(e)(i) of the IPS Disclosure Schedule, any capital stock or other ownership interest in any IPS Subsidiary. Except as set forth in Section 4.03(e)(ii) of the IPS Disclosure Schedule, there are no issued and outstanding shares of IPS Capital Stock that are subject to a repurchase or redemption right in favor of IPS.

     SECTION 4.04 Authority Relative to this Agreement.

          (a) IPS has all requisite corporate power and authority to execute and deliver this Agreement, consummate the Merger and file the IPS Charter Amendment. The execution and delivery by IPS of this Agreement, the consummation by IPS of the Merger and the filing of the IPS Charter Amendment have been duly authorized by all necessary corporate action on the part of IPS, subject to the approval of this Agreement and the IPS Charter Amendment by the holders of (i) not less than a majority of the outstanding shares of IPS Capital Stock, voting together as a class, (ii) not less than a majority of the outstanding shares of IPS Common Stock, (iii) not less than a majority of the outstanding shares of IPS Series A, (iv) not less than a majority of the outstanding shares of IPS Series A-1, (v) not less than a majority of the outstanding shares of IPS Series A-2 and (vi) not less than a majority of the outstanding shares of IPS Series B (the “IPS Stockholder Approval”). IPS has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) On or prior to the date of this Agreement, the IPS Board duly adopted resolutions (the “IPS Board Approval”) at a meeting duly called and held or by unanimous written consent and such resolutions have not been subsequently rescinded or modified in any way in accordance with the DGCL, (i) approving this Agreement, the Merger and the IPS Charter Amendment, (ii) determining that the Merger is advisable and in the best interests of IPS and the IPS stockholders, (iii) determining that this Agreement and the IPS Charter Amendment are fair to the IPS stockholders, and (iv) recommending that the IPS stockholders approve and adopt this Agreement and directing that this Agreement, the Merger and the IPS Charter Amendment be submitted for consideration by the IPS stockholders at the IPS Stockholders Meeting or by written consent.

          (c) No “fair price”, “moratorium”, control share acquisition” or other similar anti-takeover statute or regulation is applicable to IPS, by reason of IPS’ being a party to the Merger or this Agreement. Neither IPS nor any of the IPS Subsidiaries is a party to any “stockholder rights” plan or any similar anti-takeover plan or device.

     SECTION 4.05 No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 4.05(a) of the IPS Disclosure Schedule, the execution and delivery by IPS of this Agreement does not, and the consummation by IPS of the Merger and compliance with the terms hereof will not, result in any material violation of or default (with or without notice or lapse of time, or both) under, or require any offer to purchase or any prepayment of any debt, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of IPS or any IPS Subsidiary under, any provision of (i) the IPS Charter, the IPS By-Laws or the comparable charter, by-law or other organizational documents of any IPS Subsidiary, (ii) any IPS Material Contract or IPS Employee Benefit Plan, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any Judgment or Law applicable to IPS or any IPS Subsidiary or their respective properties or assets.

          (b) Except as set forth in Section 4.05(a) of the IPS Disclosure Schedule, no Consent of, or registration, declaration, notification or filing with, any Governmental Entity or third party is required to be obtained or made by or with respect to IPS or any IPS Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation by IPS of the Merger, other than (i) the Required Consents and (ii) such other items that would not have an IPS Material Adverse Effect.

     SECTION 4.06 Permits; Accreditation.

          (a) Except as set forth in Section 4.06(a) of the IPS Disclosure Schedule, IPS has all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary or advisable for IPS or any IPS Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, including without limitation all licenses and permits required to operate a health care facility under applicable legal requirements of each jurisdiction, all licenses required for the practice of medicine and the provision of medical or technical services in connection with the business of IPS and each IPS Subsidiary, certificates of need, provider and supplier numbers, and reassignments of supplier and provider billing rights as applicable to each health care facility or operation of IPS and each IPS Subsidiary (the “IPS Permits”), other than such IPS Permits as, individually and in the aggregate, are not material to the business of either IPS or any IPS Subsidiary and the lack of which would not result in an IPS Material Adverse Effect. Except as disclosed in Section 4.06(a) of the IPS Disclosure Schedule, each of IPS and the IPS Subsidiaries is in possession of all IPS Permits in good standing, neither IPS nor any IPS Subsidiary is in breach of, or in default or violation under any of the IPS Permits, and no suspension, violation, revocation, limitation or cancellation of or default under any of the IPS Permits is pending or, to the knowledge of IPS, threatened, except as would not have an IPS Material Adverse Effect. Neither IPS nor any IPS Subsidiary has received any written notices of violation, default or deficiency with respect to any IPS Permit that remains uncured. No IPS Permit will be materially affected by, or terminate or lapse by reason of, the Merger.

          (b) Except as disclosed in Section 4.06(b) of the IPS Disclosure Schedule, each employee and agent of IPS and each IPS Subsidiary, including without limitation each physician and other health care professional employed by or performing services on behalf of IPS or any IPS Subsidiary, has all licenses, permits and approvals required for the performance of his or her duties for IPS or the IPS Subsidiary, except where the failure to have such approvals would not have an IPS Material Adverse Effect; and no such employee or agent of IPS or any IPS Subsidiary is in violation of any such license, permit, or approval or any term or condition thereof, except for such violations as would not have an IPS Material Adverse Effect.

          (c) Section 4.06(c) of the IPS Disclosure Schedule sets forth a list of all health care facility accreditations held by or awarded to IPS and each IPS Subsidiary and to each health care facility owned or operated by IPS or a IPS Facility (the “IPS Accreditations”). Except as disclosed in Section 4.06(c) of the IPS Disclosure Schedule, each of the IPS Accreditations is in good standing, and no suspension, revocation, limitation, or cancellation of any of the IPS Accreditations is pending or, to the knowledge of IPS, threatened. Neither IPS nor any IPS Subsidiary has received any written notices of violation, default, or deficiency with respect to any IPS Accreditation that remains uncured. No IPS Accreditation will be materially affected by, or terminate or lapse by reason of, the Merger.

     SECTION 4.07 Compliance with Laws.

          (a) Except as disclosed in Section 4.07(a) of the IPS Disclosure Schedule, IPS and the IPS Subsidiaries are, and have been, in compliance with each Law applicable to IPS or any IPS Subsidiary or by which any property or asset of IPS or any IPS Subsidiary is bound or affected, except where such failure to comply would not have an IPS Material Adverse Effect. Except as set forth in Section 4.07(a) of the IPS Disclosure Schedule, neither IPS nor any IPS Subsidiary has received any communication from a Governmental Entity that alleges that IPS or a IPS Subsidiary is not or was not in compliance with any applicable Law.

          (b) Without limiting the generality of the foregoing, except as set forth in Section 4.07(b) of the IPS Disclosure Schedule, neither IPS nor any IPS Subsidiary, nor, to the Knowledge of IPS, any of the officers, directors, employees, and agents of IPS or any IPS Subsidiary, has engaged in any activity that (i) would constitute a violation of, or that would serve as cause for criminal or civil penalties under, the statutes pertaining to the federal Medicare and Medicaid programs (as defined below), or the federal statutes applicable to health care fraud and abuse, kickbacks and self-referrals, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq., related or similar statutes pertaining to the Federal Employee Health Benefit Program, TRICARE or any other federal health care program, or the regulations promulgated pursuant to any of such federal statutes, or any analogous or similar state statutes pertaining to Medicaid or any state statutes or regulations pertaining to commercial health care or health insurance programs or the regulations promulgated pursuant to such statutes or regulations, (ii) would serve as cause for mandatory or permissive exclusion from Medicare, Medicaid, the Federal Employee Health Benefit Program, TRICARE, or any other federal or state health care program or any other governmental or commercial third party payor program, or (iii) would prohibit billing under Medicare or Medicaid, the Federal Employee Health Benefit Program, TRICARE, or any state-funded health care or private health insurance program.

          (c) Except as set forth in Section 4.07(c) of the IPS Disclosure Schedule, neither IPS, nor any of the IPS Subsidiaries, nor any of their respective officers, directors, or managing employees, nor, to the knowledge of IPS, any Person with a direct or indirect ownership, partnership, or equity interest in IPS or an IPS Subsidiary has (i) received notice of any action pending, nor been party to any action, to terminate the participation of such entity, or to exclude such entity from participation, in Medicare, Medicaid, TRICARE, the Federal Employee Health Benefits Program, or any other federal health care program, or any state or private third party health plan, insurance program, or managed care plan; (ii) received notice of any action pending or investigation initiated, or been subject to a civil monetary penalty assessed against it, under Section 1128A of the Social Security Act, (iii) been excluded from participation under Medicare, Medicaid or any other federal health care program, (iv) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any offenses described in Sections 1128(a) and 1128(b)(1), (2), (3) of the Social Security Act, or (v) received notice of any action pending or investigation initiated, or been subject to fines, under any applicable state fraud and abuse statutes or regulations or any federal health care fraud and abuse, kickbacks and self-referrals statutes or regulations, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn or the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq.

          (d) IPS and each IPS Subsidiary operates in compliance with all federal and state Laws relating to the privacy, security and electronic interchange of individually identifiable health information, including without limitation HIPAA. On or before October 16, 2003, IPS and each IPS Subsidiary will be prepared to comply and will comply with regulations promulgated under HIPAA with respect to electronic data interchange and standard transactions and code sets.

          (e) IPS, on behalf of itself and each IPS Subsidiary, has implemented and maintains a corporate compliance program that incorporates each element set forth in the U.S. Sentencing Commission Guidelines Manual and is consistent with applicable guidance set forth by the Office of Inspector General of the Department of Health and Human Services; and the business of IPS and its Subsidiaries has been conducted in all material respects in accordance with the terms of such corporate compliance program.

          (f) IPS, on behalf of itself and each IPS Subsidiary, has implemented and maintains credentialing policies and procedures applicable to each physician and other health care provider who provides professional or health care services in a health care facility or site owned or operated by IPS or an IPS Subsidiary, which policies and procedures represent commercially reasonable efforts to assure legal compliance by such physicians and other health care professionals.

     SECTION 4.08 Financial Statements.

          (a) Attached as Section 4.08(a) of the IPS Disclosure Schedule are (i) the unaudited consolidated balance sheets of IPS and the IPS Subsidiaries as of December 31, 2002

and 2001, together with the related consolidated statements of income and cash flows for the periods then ended , and (ii) the unaudited consolidated balance sheets of IPS and the IPS Subsidiaries as of September 30, 2003 and the related statements of income for the three and ninth month periods then ended (collectively, the financial statements described in clauses (i) and (ii) are referred to herein as the “Financial Statements”).

          (b) Each of the Financial Statements was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presents fairly in all material respects the consolidated financial position, results of operations and cash flows of IPS and the consolidated IPS Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject to the absence of complete footnotes and to normal and recurring year-end adjustments which have not been and are not expected to be material, individually or in the aggregate). The balance sheet of IPS contained in the Financial Statements as of December 31, 2002 is hereinafter referred to as the “IPS Balance Sheet.”

     SECTION 4.09 Undisclosed Liabilities. Except for those Liabilities that are fully reflected or reserved against on the IPS Balance Sheet (or in the notes thereto) or as set forth in Section 4.09 of the IPS Disclosure Schedule, neither IPS nor any IPS Subsidiary has outstanding any Liability (including without limitation any Liability under any federal, state, or private health care, health benefit, or managed care plan or program for any refund, overpayment, discount and adjustment required by U.S. GAAP to be set forth on a consolidated balance sheet of IPS and the IPS Subsidiaries or in the notes thereto), except for Liabilities which have been incurred since the date of the IPS Balance Sheet in the ordinary course of business, consistent with past practice, and which would not have an IPS Material Adverse Effect.

     SECTION 4.10 Absence of Certain Changes or Events. Except as disclosed in Section 4.10 of the IPS Disclosure Schedule, from the date of the IPS Balance Sheet, IPS and IPS Subsidiary has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

          (a) any event, damage, change, effect, destruction, loss or development that would have an IPS Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any IPS Capital Stock or any repurchase or redemption for value by IPS of any IPS Capital Stock;

          (c) any split, combination or reclassification of any IPS Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of IPS Capital Stock;

          (d) any issuance by IPS or any IPS Subsidiary of any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of IPS Common Stock pursuant to the exercise of any stock options outstanding on the date hereof pursuant to the IPS Option Plan;

          (e) any incurrence, assumption or guaranty by IPS or any IPS Subsidiary of any indebtedness for borrowed money or issuance by IPS or any IPS Subsidiary of any debt securities or assumption, guarantee or endorsement of the obligations of any Person by IPS or any IPS Subsidiary, or any making of loans or advances by IPS or any IPS Subsidiary, or any creation or other incurrence by IPS or any IPS Subsidiary of any Lien;

          (f) (i) any grant by IPS or any IPS Subsidiary to any current or former director, officer or employee of IPS or any IPS Subsidiary of any increase in their compensation, except to the extent required under employment agreements in effect as of the date of the IPS Balance Sheet, or with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with past practice and except for IPS Stock Options that are reflected as outstanding in clause (v) of Section 4.03(a), (ii) any grant by IPS or any IPS Subsidiary to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the IPS Balance Sheet or (iii) any entry by IPS or any IPS Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that were entered into in the ordinary course of business consistent with past practice;

          (g) any termination of employment or departure of any officer or other key employee of IPS or any IPS Subsidiary;

          (h) any entry by IPS or any IPS Subsidiary into any commitment or transaction, or any contract or agreement entered into by IPS or any IPS Subsidiary relating to IPS or any IPS Subsidiary’s assets or business, or any relinquishment by IPS or any IPS Subsidiary of any contract or other right, material to IPS and the IPS Subsidiaries taken as a whole;

          (i) any material revaluation by IPS of any material asset (including any writing off of notes or accounts receivable);

          (j) any change in accounting methods, principles or practices by IPS or any IPS Subsidiary materially affecting the consolidated assets, liabilities or results of operations of IPS, except insofar as may have been required by a change in U.S. GAAP;

          (k) any elections with respect to Taxes by IPS or any IPS Subsidiary or settlement or compromise by IPS or any IPS Subsidiary of any material Tax Liability or refund; or

          (l) any agreement by IPS or any IPS Subsidiary to take any action described in this Section 4.10 except as expressly contemplated by this Agreement.

     SECTION 4.11 Absence of Litigation. Except as disclosed in Section 4.11 of the IPS Disclosure Schedule, (i) there is no Action pending or, to the knowledge of IPS, threatened against IPS or any IPS Subsidiary, or any property or asset of IPS or any IPS Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, or in connection with any appeal or dispute resolution process with a third party payor for health care services that would have an IPS Material Adverse Effect, and (ii) there is no Judgment, consent decree or other Order outstanding against IPS or any IPS Subsidiary that would have an IPS Material Adverse Effect.

     SECTION 4.12 Employee Benefit Matters.

          (a) Section 4.12(a) of the IPS Disclosure Schedule lists each IPS Employee Benefit Plan, other than those set forth in Section 4.13(a)(ii) of the IPS Disclosure Schedule. IPS has delivered to SurgiCare correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service for each Employee Pension Benefit Plan or Employee Welfare Benefit Plan trust, the Form 5500 Annual Reports and Form 990 Annual Reports that were filed for the last three years, all related trust agreements, insurance contracts (including stop loss policies and fiduciary policies), and other funding agreements which implement each such IPS Employee Benefit Plan, and all other forms and information relating to the administration of the IPS Employee Benefits Plans and no promise or commitment to amend or improve any IPS Employee Benefit Plan for the benefit of any current or former director, officer, or employee of IPS or any IPS Subsidiary which is not reflected in the documentation provided to SurgiCare has been made.

               (1) Each IPS Employee Benefit Plan (and each related trust, insurance contract, or fund) (A) complies in form and in operation with the applicable requirements of ERISA), the Code, and other applicable Laws and (B) has been operated in accordance with its terms, except in either case where failure to do so would not have an IPS Material Adverse Effect.

               (2) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l’s, and Summary Plan Descriptions) have been timely and appropriately filed or distributed with respect to each IPS Employee Benefit Plan, except where the failure to do would not have an IPS Material Adverse Effect.

               (3) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid by the due date thereof (taking into account any extensions) to each such IPS Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of IPS and disclosed on the Financial Statements. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such IPS Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (4) Each IPS Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Code Section 401(a) is so qualified.

               (5) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each IPS Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each trust holding assets used to fund an Employee Welfare Benefit Plan that is intended to be qualified under Code Section 501(c)(9) is so qualified. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such IPS Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

          (b) No IPS Employee Benefit Plan which is an Employee Pension Benefit Plan is or ever has been subject to Title IV of ERISA and none of IPS or any IPS Subsidiary has incurred or has any reason to expect that any of IPS or the IPS Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such IPS Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) There have been no Prohibited Transactions with respect to any IPS Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such IPS Employee Benefit Plan. No action, suit, proceeding, hearing, examination, or investigation with respect to the administration or the investment of the assets of any such IPS Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of IPS, threatened. No IPS Employee Benefit Plan is, or in the last three years has been, the subject of a government sponsored voluntary correction, amnesty, or similar program.

          (d) None of IPS or any IPS Subsidiary contributes to, has ever contributed to, or has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (e) None of IPS or any IPS Subsidiary maintains or ever has maintained or contributes, or ever has contributed or has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (f) The Merger will not result in any payment or acceleration of, or vesting or increase in benefits under, any IPS Employee Benefit Plan.

     SECTION 4.13 Material Contracts.

          (a) Section 4.13(a) of the IPS Disclosure Schedule contains a list (organized by subsections corresponding to the subsections identified below) of the following contracts, agreements and arrangements (including all amendments thereto) to which IPS or an IPS Subsidiary is currently a party (such contracts, agreements and arrangements required to be set forth in Section 4.13(a) of the IPS Disclosure Schedule, the “IPS Material Contracts”) , except for this Agreement and the other agreements referenced hereby related to the Transactions:

               (1) each contract and agreement or group of related agreements which (A) is likely to involve consideration of more than $100,000 in the aggregate, during the years ending December 31, 2003 or December 31, 2004, (B) is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of such contract, or (C) cannot be canceled by IPS or any IPS Subsidiary without penalty or further payment and on less than 60 days’ notice;

               (2) all employment, consulting, severance, termination or indemnification agreements between IPS or any IPS Subsidiary and any director, officer or employee of IPS or any IPS Subsidiary;

               (3) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $25,000 or which involve the services of physicians;

               (4) all provider participation agreements, reimbursement agreements, and third party payor agreements, whether with a governmental or private health care program, health insurer, managed care organization, self-funded group health plan, or other payor for health care services;

               (5) all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases);

               (6) all agreements under which IPS or any IPS Subsidiary has advanced or loaned, or may be required to advance or loan, any funds;

               (7) all guarantees of any obligations in excess of $50,000;

               (8) all joint venture or other similar agreements;

               (9) all lease agreements with annual lease payments in excess of $50,000;

               (10) agreements under which IPS has granted any Person registration rights (including demand and piggy-back registration rights) or any other agreements with respect to the capital stock of IPS or any IPS Subsidiary;

               (11) all contracts and agreements that limit the ability of IPS or any IPS Subsidiary to compete in any line of business or with any Person or entity or in any geographic area or during any period of time with respect to any business currently conducted by IPS or any IPS Subsidiary;

               (12) all contracts and agreements pursuant to which IPS or any IPS Subsidiary may be required to repurchase or redeem any capital stock or other equity interests;

               (13) all affiliation agreements with hospitals or other health care providers;

               (14) all litigation settlement agreements, consent decrees, corporate integrity agreements, and settlements with governmental entities;

               (15) all contracts and other agreements with Affiliates; and

               (16) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of IPS and the IPS Subsidiaries taken as a whole.

          (b) To the knowledge of IPS, each IPS Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms (except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditor’s rights and remedies generally, and (ii) is subject to general principals of equity (regardless of whether considered in a proceeding in equity or at law)). Neither IPS nor any IPS Subsidiary is in material violation or default, or has received notice that it is in violation or default, under any IPS Material Contract and, to IPS’ knowledge, no other party is in material default under any IPS Material Contract. IPS has provided SurgiCare with copies of all IPS Material Contracts.

     SECTION 4.14 Environmental Matters. Except as described in Section 4.14 of the IPS Disclosure Schedule or as would not have an IPS Material Adverse Effect: (a) IPS and the IPS Subsidiaries have not been and are not in violation of any Environmental Law applicable to any of them; (b) none of the properties currently or formerly owned, leased or operated by IPS or the IPS Subsidiaries are contaminated with any Hazardous Substance; (c) neither IPS nor any of the IPS Subsidiaries are liable for any off-site contamination by Hazardous Substances; (d) IPS and the IPS Subsidiaries have all Environmental Permits; (e) IPS and the IPS Subsidiaries are in compliance in all material respects with their Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the Merger will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. Except as described in Section 4.14 of the IPS Disclosure Schedule, none of IPS or the IPS Subsidiaries has received notice of a violation of, or any Liability under, any Environmental Law (whether with respect to properties presently or previously owned or used). IPS and the IPS Subsidiaries have made available to SurgiCare all environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither IPS nor any IPS Subsidiary has arranged for the disposal or treatment of any substance at any off-site location that has been included in any published U.S. federal, state or local “superfund” site list or any similar list of hazardous or toxic waste sites published by any Governmental Entity.

     SECTION 4.15 Title to Properties; Absence of Liens and Encumbrances.

          (a) Except as described in Section 4.15(a) of the IPS Disclosure Schedule, each of IPS and the IPS Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties and assets owned, used or held for use in its business, free and clear of any Liens except (i) for Liens imposed by Law for Taxes not yet due and payable or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, and (ii) as reflected in the Financial Statements.

          (b) Section 4.15(b) of the IPS Disclosure Schedule sets forth a true, correct and complete list of all real property and improvements (collectively, the “IPS Real Property”) owned by IPS or any IPS Subsidiary. There are no leases, subleases or other occupancy agreements, either written or oral, granting any Person the right of use or occupancy of any IPS Real Property (or portion thereof). Except as described in Section 4.15(b) of the IPS Disclosure Schedule, IPS (or such IPS Subsidiary as the case may be) has good, clear and marketable title to the IPS Real Property and has furnished to SurgiCare true and complete copies of title insurance reports and title insurance policies with respect to the IPS Real Property. No IPS Real Property is subject to any Lien except (i) for Liens imposed by Law for Taxes not yet due and payable or that otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, (ii) as reflected in the Financial Statements, or (iii) as set forth in Section 4.15(b) of the IPS Disclosure Schedule. All title to the IPS Real Property is insurable by a nationally recognized title insurance company on a standard ALTA title insurance policy with all standard exceptions deleted and otherwise free of all exceptions except for the Liens set forth in Section 4.15(b) of the IPS Disclosure Schedule. Except as set forth on Section 4.15(b) of the IPS Disclosure Schedule, neither IPS nor any IPS Subsidiary leases (as tenant or subtenant) any real property. The real property listed in Section 4.15(b) of the IPS Disclosure Schedule constitutes all of the real property used, leased or occupied by IPS or any IPS Subsidiary as of the date hereof.

          (c) The IPS Real Property and all present uses and operations of the IPS Real Property comply with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the IPS Real Property, except for such failures to comply as would not have an IPS Material Adverse Effect. IPS and the IPS Subsidiaries have obtained all approvals of Governmental Entities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the IPS Real Property, except for such approvals as to which the failure to obtain would not have an IPS Material Adverse Effect. Neither IPS nor any IPS Subsidiary has received any notice of, nor does IPS or any IPS Subsidiary have any knowledge of, any pending or proposed condemnation proceeding, taking, lawsuit or administrative matter with respect to any of the IPS Real Property.

          (d) All structures, facilities and improvements owned by IPS or any IPS Subsidiary and all structural, mechanical and other physical systems that constitute a part thereof are free of material defects and are in good operating condition and repair, except as has not had and would not reasonably be expected to have an IPS Material Adverse Effect. No maintenance or repair to the IPS Real Property or such structures, facilities and improvements (including any structural, mechanical or other physical system thereof) has been unreasonably deferred.

     SECTION 4.16 Intellectual Property.

          (a) Except with respect to the items set forth in Section 4.16(a) of the IPS Disclosure Schedule, IPS and the IPS Subsidiaries own or possess adequate licenses or other valid enforceable rights to use all Intellectual Property used in the conduct of the business of IPS and the IPS Subsidiaries (as currently conducted and contemplated to be conducted), and the consummation of the Merger will not conflict with, alter or impair IPS or any IPS Subsidiary’s rights to any such Intellectual Property.

          (b) Section 4.16(b) of the IPS Disclosure Schedule sets forth all of the following Intellectual Property owned or licensed by IPS or any IPS Subsidiary: patents and patent applications, inventions that have been identified as active patent matters but for which applications have not yet been filed, Trademark registrations and applications for Trademark registrations, trade names, registered copyrights and all material license agreements relating to the operations of IPS and the IPS Subsidiaries. All patents, Trademarks, registrations, copyright registrations and license agreements set forth in Section 4.16(b) of the IPS Disclosure Schedule are valid and in full force and effect. To the knowledge of IPS, neither IPS nor any IPS Subsidiary has interfered with or infringed upon any Intellectual Property rights of third parties in connection with the business of IPS or any IPS Subsidiary, and, except as set forth in Section 4.16(b) of the IPS Disclosure Schedule, neither IPS nor any IPS Subsidiary has received any charge, complaint, claim, demand, office action or notice (i) alleging any such interference or infringement, or (ii) challenging the legality, validity, enforceability, use or ownership of any Intellectual Property owned or licensed by IPS or any IPS Subsidiary (“IPS Intellectual Property”). To the knowledge of IPS, except as set forth in Section 4.16(b) of the IPS Disclosure Schedule, no Person is infringing or otherwise violating the rights of IPS or any of the IPS Subsidiaries with respect to any IPS Intellectual Property.

          (c) Except as set forth in Section 4.16(c) of the IPS Disclosure Schedule, IPS has timely paid, or caused to be timely paid, all required maintenance, renewal and other similar fees, and has timely met any applicable legal requirements, with respect to all Intellectual Property that is listed in Section 4.16(b) of the IPS Disclosure Schedule as owned by IPS or any IPS Subsidiary. With respect to Intellectual Property licensed by IPS or any IPS Subsidiary that is listed in Section 4.16(b) of the IPS Disclosure Schedule or is material to IPS or any IPS Subsidiary, IPS and each applicable IPS Subsidiary is in compliance with any applicable license or similar agreement and each such license or agreement is legal, valid, binding and in full force and effect in accordance with its terms, except as would not have an IPS Material Adverse Effect.

          (d) Neither IPS nor any IPS Subsidiary has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or any other conflict with respect to the Intellectual Property, except in the ordinary course of business.

          (e) All of IPS’ information technology systems are in good working order in all material respects and are adequate for the conduct of IPS’ and the IPS Subsidiaries’ business as presently conducted. To the Knowledge of IPS, IPS owns or possesses adequate licenses for all material computer software used in the conduct of IPS’ and the IPS Subsidiaries’ business as presently conducted.

     SECTION 4.17 Taxes.

          (a) Each of IPS and the IPS Subsidiaries has duly filed, or caused to be filed, on a timely basis all Tax Returns required to be filed by it with the applicable Governmental Entity. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by IPS or any IPS Subsidiary (whether or not shown on any Tax Return) have been timely paid in full, including pursuant to any extensions that were timely received. IPS and the IPS Subsidiaries currently are not the beneficiary of any extension of time within which to file any Tax Return. IPS has not received notice that any claim has been made by an authority in a jurisdiction where any of IPS and the IPS Subsidiaries does not file Tax Returns that they may be subject to taxation by that jurisdiction.

          (b) Each of IPS and the IPS Subsidiaries has complied in all material respects with all reporting requirements and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of IPS or the IPS Subsidiaries either (i) claimed or raised by any authority in writing received by IPS or any IPS Subsidiary or (ii) as to which IPS has knowledge based upon contact with any such authority. Except as set forth in Section 4.17 of the IPS Disclosure Schedule, (i) no federal, state, local, and foreign income Tax Returns filed with respect to IPS and the IPS Subsidiaries have been audited, and (ii) none are currently open or the subject of audit. IPS delivered or made available to SurgiCare correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of IPS and the IPS Subsidiaries for the last three taxable years.

          (d) None of IPS or any of the IPS Subsidiaries has waived any statue of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of IPS or any of the IPS Subsidiaries is or ever has been a party to any Tax allocation or sharing agreement or a member of an Affiliated Group filing a consolidated federal income Tax Return (other than the Affiliated Group the common parent of which is IPS). IPS does not have any Liability for the Taxes of any Person other than IPS and the IPS Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (f) None of IPS or any of the IPS Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of IPS and the IPS Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract (including this Agreement) that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162, 280G or 404 or that will be subject to an excise tax under Code Section 4999.

          (g) The unpaid Taxes of IPS and the IPS Subsidiaries (1) did not, as of December 31, 2002, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the IPS Balance Sheet (rather than in any notes thereto) and (2) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of IPS and the IPS Subsidiaries in filing their Tax Returns.

          (h) Since July 1, 1993, IPS has not had an “ownership change” within the meaning of Section 382(g) of the Code.

     SECTION 4.18 Insurance.

          (a) Section 4.18 of the IPS Disclosure Schedule sets forth a complete and accurate list of all insurance policies in force naming IPS, any IPS Subsidiary or directors or employees thereof as a loss payee or for which IPS or any IPS Subsidiary has paid or is obligated to pay all or part of the premiums. Neither IPS nor any IPS Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of IPS and the IPS Subsidiaries is in compliance with all material conditions contained therein.

          (b) Each of IPS and the IPS Subsidiaries maintains and has maintained, in full force and effect with financially sound and reputable insurers, general and professional liability insurance coverage with respect to their respective assets and businesses, in such amounts and against such losses and risks as is customarily carried by Persons engaged in the same or similar business and as is required under the terms of any IPS Material Contracts. Neither IPS nor an IPS Subsidiary has been refused such insurance.

          (c) IPS and each IPS Subsidiary require physicians and other health care providers who provide professional or health care services in a health care facility or site owned or operated by IPS or an IPS Subsidiary, or who are independent contractors of IPS or an IPS Subsidiary, to maintain professional liability and comprehensive general liability insurance from financially sound and reputable insurers in amounts of, at a minimum, $1,000,000 per occurrence and $3,000,000 in the aggregate.

     SECTION 4.19 Brokers. No broker, investment banker, financial advisor or other Person, other than Friend & Company, financial advisor to IPS, the fees and expenses of which will be paid by IPS and are set forth in Section 4.19 of the IPS Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of IPS. IPS has delivered to SurgiCare a complete and accurate copy of all agreements pursuant to which Friend & Company is entitled to any fees and expenses payable directly or indirectly by IPS or any IPS Subsidiary in connection the Merger.

     SECTION 4.20 Employees. To the knowledge of IPS, no executive, key employee, or group of employees has any plans to terminate employment with IPS or the IPS Subsidiaries or any affiliates (including, but not limited to, any physician groups). IPS and the IPS Subsidiaries have not experienced any labor disputes or work stoppages due to labor disagreements. IPS and the IPS Subsidiaries are in material compliance with all applicable Laws respecting employment and employment practices and terms and conditions of employment. IPS and the IPS Subsidiaries are not, nor have any of them ever been, a party to any collective bargaining agreements and, to the knowledge of IPS, none of IPS or any of the IPS Subsidiaries has been the subject of any organizational activity. None of IPS nor any of the IPS Subsidiaries engages in the corporate practice of medicine or employs physicians in violation of the corporate practice of medicine doctrine, as defined or applied under the Laws of the State of Georgia or any other applicable jurisdiction.

     SECTION 4.21 Transactions with Affiliates. Except as set forth in Section 4.21 of the IPS Disclosure Schedule, since December 31, 2002, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 4.21 of the IPS Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of IPS or any IPS Subsidiary. Without limiting the generality of the foregoing, there are no amounts due or payable by IPS or any IPS Subsidiary to any of the IPS Principal Stockholders or any of their Affiliates or associates in connection with the Merger or otherwise.

     SECTION 4.22 Stockholder Rights Agreement. Neither IPS nor any IPS Subsidiary has an effective stockholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of IPS Common Stock or any other equity or debt securities of IPS or any IPS Subsidiary, other than any stockholder rights plan or stockholder rights agreement that (a) is adopted after the date of this Agreement, (b) does not impair the ability of the parties to consummate the Merger in accordance with the terms of this Agreement, and (c) otherwise does not have an adverse effect on SurgiCare or Merger Sub or on the rights of SurgiCare or Merger Sub under this Agreement.

     SECTION 4.23 Opinion of Financial Advisor. The IPS Board has received the written opinion of Friend & Company dated the date of this Agreement to the effect that, as of the date of this Agreement, the consideration offered to the IPS Stockholders in the Merger is fair from a financial point of view, and a copy of the signed opinion has been provided to SurgiCare.

     SECTION 4.24 Certain Payments. Neither IPS nor any IPS Subsidiary, nor to IPS’ knowledge, their respective directors, officers, agents, affiliates or employees, nor any other person acting on behalf of IPS or any IPS Subsidiary, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of IPS or any IPS Subsidiary, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any applicable Law or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of IPS or any IPS Subsidiary.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01 Conduct of Business by SurgiCare Pending the Merger. SurgiCare agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the SurgiCare Disclosure Schedule or as specifically required by any other provision of this Agreement, unless IPS otherwise consents in writing (which consent will not be unreasonably withheld):

          (a) the businesses of SurgiCare and the SurgiCare Subsidiaries will be conducted only in, and SurgiCare and the SurgiCare Subsidiaries will not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (b) SurgiCare will use its reasonable best efforts to preserve substantially intact its business organization and goodwill, to keep available the services of the current officers, employees and consultants of SurgiCare and the SurgiCare Subsidiaries (other than termination for cause) and to preserve the current relationships of SurgiCare and the SurgiCare Subsidiaries with members or other customers, employees, suppliers, licensors, licensees and other Persons with which SurgiCare or any SurgiCare Subsidiary has significant business relations.

By way of amplification and not limitation, except (x) as contemplated by this Agreement, (y) for transfers of cash among SurgiCare and the SurgiCare Subsidiaries pursuant to SurgiCare’s existing cash management policies or (z) as set forth in Section 5.01 of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary will, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of IPS (which consent will not be unreasonably withheld):

               (1) amend or change its certificate of incorporation or by-laws or equivalent organizational documents (including without limitation the SurgiCare Charter and SurgiCare By-Laws);

               (2) issue, sell, pledge or dispose of, or authorize for issuance, sale, pledge or disposal, any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of SurgiCare or any SurgiCare Subsidiary (except for the issuance of shares of SurgiCare Old Common Stock pursuant to the SurgiCare Stock Options and SurgiCare Warrants outstanding on the date of this Agreement);

               (3) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock;

               (4) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock;

               (5) acquire or agree to acquire or sell or agree to sell (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets constituting a business or a portion of a business, including any shares of any such entities’ capital stock or any options, warrants or rights to acquire any of its capital stock;

               (6) sell, lease, license, encumber or subject to any Lien or otherwise dispose of any SurgiCare Real Property;

               (7) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans or advances, except for revolving indebtedness under SurgiCare’s existing revolving loan agreement, incurred in the ordinary course of business and consistent with past practice, and for other indebtedness with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $100,000;

               (8) enter into any contracts or agreements requiring the payment, or receipt of payment, of consideration in excess of $250,000, or modify, amend, renew, waive any material provision of, breach or terminate any existing SurgiCare Material Contract;

               (9) make or authorize any capital expenditures, other than as set forth in Section 5.01(ix) of the SurgiCare Disclosure Schedule;

               (10) except for the acceleration of vesting of unvested SurgiCare Stock Options and SurgiCare Warrants outstanding on the date hereof, waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants, or restricted stock, or reprice options granted under any SurgiCare Option Plan or warrants or authorize cash payments in exchange for any options, or warrants granted under any such plans;

               (11) (a) increase the compensation payable or to become payable to SurgiCare’s or any SurgiCare Subsidiary’s officers or employees (including without limitation any rights to severance or termination pay), except for increases in salaries or wages of employees (other than directors, officers or key employees) in the ordinary course of business and in accordance with past practices and consistent with current budgets and as described in Section 5.01(xi) of the SurgiCare Disclosure Schedule, (b) grant or amend any rights to severance or termination pay to, or enter into or amend any employment, consulting, retirement, special pay arrangement or severance agreement with, any director, officer or other employee of SurgiCare or any SurgiCare Subsidiary, or with any other persons, except as required by previously existing contractual arrangements or applicable law or (c) forgive any indebtedness of any employee of SurgiCare or any SurgiCare Subsidiary;

               (12) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in, the SurgiCare Balance Sheet or incurred in the ordinary course of business and consistent with past practice, or cancel any indebtedness in excess of $100,000 in the aggregate or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which SurgiCare or any SurgiCare Subsidiary is a party;

               (13) settle any Action other than any settlement which involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief, or commence any litigation or arbitration;

               (14) make or revoke any Tax elections, unless required by applicable Law, adopt or change any method of Tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any Tax liabilities or take any action (including communications with a Governmental Entity) with respect to the computation of Taxes or the preparation of a Tax Return that is inconsistent with past practice;

               (15) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

               (16) except as provided in Section 5.01(b)(10), (i) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or SurgiCare Employee Benefit Plan, other than to the extent required by any SurgiCare Employee Benefit Plan or to comply with applicable Law, (ii) take any action to accelerate any rights or benefits, or (iii) unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining agreement or SurgiCare Employee Benefit Plan;

               (17) enter into or implement any “stockholder rights” plan or any similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the Merger;

               (18) agree in writing or otherwise to take any of the actions described in clauses (1) through (17) above; or

               (19) take any action (a) that would reasonably be expected to cause any of SurgiCare’s or Merger Sub’s representations and warranties set forth in Article III that are qualified by materiality to be untrue, (b) that would reasonably be expected to cause any of SurgiCare’s or Merger Sub’s representations and warranties set forth in Article III that are not qualified by materiality to be untrue in any material respect or (c) that would be reasonably expected to result in the inability of SurgiCare or Merger Sub to satisfy the conditions to closing set forth in Section 7.02.

     SECTION 5.02 Conduct of Business by IPS Pending the Merger. IPS agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the IPS Disclosure Schedule or as specifically required by any other provision of this Agreement, unless SurgiCare otherwise consents in writing (which consent will not be unreasonably withheld):

          (a) the businesses of IPS and the IPS Subsidiaries will be conducted only in, and IPS and the IPS Subsidiaries will not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (b) IPS will use its reasonable best efforts to preserve substantially intact its business organization and goodwill, to keep available the services of the current officers, employees and consultants of IPS and the IPS Subsidiaries (other than termination for cause) and to preserve the current relationships of IPS and the IPS Subsidiaries with members or other customers, employees, suppliers, licensors, licensees and other Persons with which IPS or any IPS Subsidiary has significant business relations.

By way of amplification and not limitation, except (x) as contemplated by this Agreement, (y) for transfers of cash among IPS and the IPS Subsidiaries pursuant to IPS’ existing cash management policies or (z) as set forth in Section 5.02 of the IPS Disclosure Schedule, neither IPS nor any IPS Subsidiary will, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of SurgiCare (which consent will not be unreasonably withheld):

               (1) amend or change its certificate of incorporation or by-laws or equivalent organizational documents (including without limitation the IPS Charter and IPS By-Laws);

               (2) issue, sell, pledge or dispose of, or authorize for issuance, sale, pledge or disposal, any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of IPS or any IPS Subsidiary (except for the issuance of shares of IPS Common Stock pursuant to the IPS Stock Options and IPS Warrants outstanding on the date of this Agreement);

               (3) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock;

               (4) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock;

               (5) acquire or agree to acquire or sell or agree to sell (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets constituting a business or a portion of a business, including any shares of such entities’ capital stock or any options, warrants or rights to acquire any of its capital stock;

               (6) sell, lease, license, encumber or subject to any Lien or otherwise dispose of any IPS Real Property;

               (7) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans or advances, except for revolving indebtedness under IPS’ existing revolving loan agreement, incurred in the ordinary course of business and consistent with past practice, and for other indebtedness with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $100,000;

               (8) enter into any contracts or agreements requiring the payment, or receipt of payment, of consideration in excess of $250,000, or modify, amend, renew, waive any material provision of, breach or terminate any existing IPS Material Contract;

               (9) make or authorize any capital expenditures, other than as set forth in Section 5.02(ix) of the IPS Disclosure Schedule;

               (10) except for the acceleration of vesting of unvested IPS Stock Options and IPS Warrants outstanding on the date hereof, waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants, or restricted stock, or reprice options granted under any IPS Option Plan or warrants or authorize cash payments in exchange for any options, or warrants granted under any such plans;

               (11) (a) increase the compensation payable or to become payable to IPS’ or any IPS Subsidiary’s officers or employees (including without limitation any rights to severance or termination pay), except for increases in salaries or wages of employees (other than directors, officers or key employees) in accordance with past practices and consistent with current budgets, (b) grant or amend any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of IPS or any IPS Subsidiary or (c) forgive any indebtedness of any employee of IPS or any IPS Subsidiary;

               (12) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in, the IPS Balance Sheet or incurred in the ordinary course of business and consistent with past practice, or cancel any indebtedness in excess of $100,000 in the aggregate or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which IPS or any IPS Subsidiary is a party;

               (13) settle any Action other than any settlement which involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief, or commence any litigation or arbitration;

               (14) make or revoke any Tax elections, unless required by applicable Law, adopt or change any method of Tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any Tax liabilities or take any action (including communications with a Governmental Entity) with respect to the computation of Taxes or the preparation of a Tax Return that is inconsistent with past practice;

               (15) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

               (16) except as provided in Section 5.02(b)(10), (i) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or IPS Employee Benefit Plan, other than to the extent required by any IPS Employee Benefit Plan or to comply with applicable Law, (ii) take any action to accelerate any rights or benefits, or

(iii) unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining agreement or IPS Employee Benefit Plan;

               (17) enter into or implement any “stockholder rights” plan or any similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the Merger;

               (18) agree in writing or otherwise to take any of the actions described in clauses (1) through (17) above; or

               (19) take any action (a) that would reasonably be expected to cause any of IPS’ representations and warranties set forth in Article III that are qualified by materiality to be untrue, (b) that would reasonably be expected to cause any of IPS’ representations and warranties set forth in Article III that are not qualified by materiality to be untrue in any material respect or (c) that would be reasonably expected to result in the inability of IPS to satisfy the conditions to closing set forth in Section 7.03.

     SECTION 5.03 Notification of Certain Matters. SurgiCare will give prompt notice to IPS, and IPS will give prompt notice to SurgiCare, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement made by such Person that is qualified by materiality to be untrue or inaccurate, (B) any representation or warranty contained in this Agreement made by such Person that is not qualified by materiality to be untrue or inaccurate in any material respect or (C) any covenant, condition or agreement contained in this Agreement applicable to such Person not to be complied with or satisfied, (ii) any failure of SurgiCare or IPS, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any notices received or provided by SurgiCare under the Stock Subscription Agreement, the Debt Exchange Agreement or the DCPS/MBS Acquisition Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.03 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE VI

ADDITIONAL AGREEMENTS

     SECTION 6.01 Proxy Statement; Stockholders Meetings.

          (a) As promptly as practicable after the execution of this Agreement, SurgiCare shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) in preliminary form (provided that IPS and its counsel will be given reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto prior to each filing with the SEC) relating to the meeting of SurgiCare’s stockholders (the “SurgiCare Stockholders Meeting”) to be held to consider approval of the issuance of SurgiCare Class A Common Shares in the Merger and the Debt Exchange, as well as the DCPS/MBS Acquisition, the Recapitalization, the Equity Financing, the Board Election and the New Equity Plan. Each of SurgiCare and IPS shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto, and prior to the Effective Time, SurgiCare shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of SurgiCare Class A Common Shares pursuant to the Merger. IPS shall furnish all information concerning IPS as SurgiCare may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the definitive Proxy Statement has been filed with the SEC, SurgiCare shall mail the Proxy Statement to its stockholders.

          (b) The Proxy Statement shall include a copy of the fairness opinion identified in Section 3.19 and, subject to paragraph (c) of this Section 6.01, the SurgiCare Board Approval.

          (c) Nothing in this Agreement shall prevent the SurgiCare Board from withholding, withdrawing, amending or modifying the SurgiCare Board Approval if the SurgiCare Board determines in good faith (after consultation with legal counsel) that the failure to take such action would constitute a breach by the SurgiCare Board of its fiduciary duties to SurgiCare’s stockholders under applicable law. Unless this Agreement shall have been terminated in accordance with its terms, nothing contained in this Section 6.01(c) shall limit SurgiCare’s obligation to convene and hold the SurgiCare Stockholders Meeting (regardless of whether the SurgiCare Board Approval shall have been withheld, withdrawn, amended or modified).

          (d) No amendment or supplement to the Proxy Statement will be made by SurgiCare without the approval of IPS (such approval not to be unreasonably withheld or delayed). Each of SurgiCare and IPS will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (e) The information supplied by SurgiCare for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SurgiCare, (ii) the time of the SurgiCare Stockholders Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to SurgiCare or any SurgiCare Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement should be discovered by SurgiCare, SurgiCare shall promptly inform IPS thereof. All documents that SurgiCare is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (f) The information supplied by IPS for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SurgiCare, (ii) the time of the SurgiCare Stockholders Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to IPS or any IPS Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement should be discovered by IPS, IPS shall promptly inform SurgiCare.

          (g) SurgiCare and IPS shall call and hold their respective Stockholders Meetings as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger, this Agreement and the IPS Charter Amendment, in the case of IPS’ stockholders, and the issuance of SurgiCare Class A Common Shares in the Merger, the DCPS/MBS Acquisition and the Debt Exchange, as well as the Recapitalization, the Equity Financing, the Board Election and the New Equity Plan, in the case of SurgiCare’s stockholders, and SurgiCare and IPS shall use their reasonable best efforts to hold the Stockholders Meeting as soon as practicable after the date on which the Proxy Statement is filed with the SEC. SurgiCare shall (a) use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the issuance of SurgiCare Class A Common Shares in the Merger and the Debt Exchange, as well as the DCPS/MBS Acquisition, the Recapitalization, the Equity Financing, the Board Election and the New Equity Plan and (b) shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules of the AMEX to obtain such approvals. IPS shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, this Agreement and the IPS Charter Amendment.

     SECTION 6.02 Access to Information; Confidentiality. Subject to applicable law, SurgiCare and IPS each will, and will cause each of their respective Subsidiaries to, afford to the other party, and to the other party’s officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, SurgiCare and IPS each will, and will cause each of their respective Subsidiaries to, furnish promptly to the other party such information concerning its business, properties, assets, customers, consultants and personnel as the other party may reasonably request. SurgiCare and IPS each hereby consents, and will cause each of their respective Subsidiaries to consent, to the other party and the other party’s officers, employees, accountants, counsel, financial advisors, financing sources and other representatives contacting, in a reasonable fashion, members, employees, lenders and landlords of SurgiCare or IPS, as the case may be, and such Subsidiaries and will, upon reasonable notice from the other party, request such members, employees, lenders and landlords to cooperate during normal business hours during the period prior to the Effective Time with any reasonable requests made by or on behalf of the other party. Any confidential information provided to SurgiCare or IPS hereunder will be subject to the terms of the Non-Disclosure and Confidentiality Agreement between SurgiCare and IPS dated June 18, 2003 (the “Confidentiality Agreement”); provided that SurgiCare, Merger Sub and IPS may disclose such information as may be necessary in connection with seeking required statutory approvals. Notwithstanding the foregoing, each of the parties hereto shall not be required to provide any information which it reasonably believes it may not provide to such other party by reason of applicable Law, rules or regulations, which constitutes information protected by attorney/client privilege, or which each of the parties hereto is required to keep confidential by reason of contract, agreement or understanding with third parties; provided that, with respect to any such information, each of the parties hereto shall, or shall cause the relevant Subsidiary to, provide the maximum amount of that information (or shall endeavor to otherwise convey that information in a manner) that is consistent with the applicable Law, rule or regulation, the maintenance of that privilege or the terms of the relevant contract, as applicable. No investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 6.03 No Solicitation of Transactions by SurgiCare.

          (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement pursuant to Article VIII hereof, except as provided in clause (b) below, SurgiCare will not, and will not permit or cause any of the SurgiCare Subsidiaries to directly or indirectly, initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic confidential information to facilitate, and SurgiCare will not, and will use its reasonable best efforts to cause any officer, director or employee of SurgiCare or any SurgiCare Subsidiary, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of the SurgiCare Subsidiaries not to, directly or indirectly initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic or confidential information to facilitate, any proposal, offer or inquiry to acquire a material part of the business or properties of SurgiCare or any SurgiCare Subsidiary (which shall include, but not be limited to, a part of the business or properties of SurgiCare or any SurgiCare Subsidiary constituting 10% or more of the net revenues, net income or the assets of SurgiCare and the SurgiCare Subsidiaries or any capital stock of SurgiCare or any SurgiCare Subsidiary) whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as a “SurgiCare Acquisition Transaction”). SurgiCare immediately will cease and cause to be terminated all activities, discussions or negotiations with any parties with respect to any SurgiCare Acquisition Transaction, other than the Merger.

          (b) Notwithstanding the provisions of clause (a) above, the SurgiCare Board may furnish information to or engage in discussions or negotiations with any Person in response to an unsolicited written offer or proposal with respect to a SurgiCare Acquisition Transaction (a “SurgiCare Acquisition Proposal”) if and only to the extent that (I) the SurgiCare Board determines, in good faith after consultation with its independent financial advisor and legal counsel, that such SurgiCare Acquisition Proposal would (or reasonably could) constitute a SurgiCare Superior Proposal, (II) the SurgiCare Board determines, in good faith after consultation with legal counsel, that the failure to take such action would constitute a breach by the SurgiCare Board of its fiduciary duties to the SurgiCare stockholders under applicable Law, and (III) the SurgiCare Board receives, prior to furnishing any such information or entering into any discussions or negotiations with such Person, an executed confidentiality agreement on terms no less favorable to SurgiCare than the Confidentiality Agreement. For purposes of this Agreement, “SurgiCare Superior Proposal” means a bona fide SurgiCare Acquisition Proposal (A) made by a third party that the SurgiCare Board determines in its good faith judgment (after consultation with its financial advisor) to be significantly more favorable to the SurgiCare stockholders from a financial point of view than the Merger, taking into account all of the terms of the SurgiCare Acquisition Proposal, including any break-up fees, expense reimbursement provisions, financing requirements and contingencies and conditions to closing, (B) that involves all of the outstanding shares of SurgiCare Capital Stock or assets of SurgiCare and the SurgiCare Subsidiaries, (C) that the SurgiCare Board determines in its good faith judgment is reasonably likely to be consummated, taking into account all legal and regulatory aspects of the proposal, (D) for which financing, to the extent required, is then committed, and (E) does not contain any “due diligence” condition. The SurgiCare Board may take and disclose to the SurgiCare stockholders a position required by Rule 14e-2 under the Exchange Act.

          (c) Neither the SurgiCare Board nor any committee thereof will, except as expressly permitted by this Section 6.03(c), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in any manner adverse to IPS, the approval or recommendation of the SurgiCare Board or such committee of the Merger, the issuance of SurgiCare Class A Common Shares in the Merger or this Agreement or otherwise seek in any manner to abandon the Merger or this Agreement, (ii) endorse, approve, recommend or submit to the SurgiCare stockholders, or propose publicly to endorse, approve, recommend or submit to the SurgiCare stockholders, any SurgiCare Acquisition Transaction (other than the Merger), or (iii) cause SurgiCare to enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding or other similar agreement or understanding (each, an “Acquisition Agreement”) related to or with respect to any SurgiCare Acquisition Transaction. Notwithstanding the foregoing, if SurgiCare has complied fully with this Section 6.03 and the SurgiCare Board determines in good faith, after it has received a SurgiCare Superior Proposal in compliance with this Section 6.03 and after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to SurgiCare stockholders under applicable Law, that such action is required for the SurgiCare Board to comply with its fiduciary obligations to the SurgiCare stockholders under applicable Law, the SurgiCare Board may (subject to this and the following sentences), take any of the actions described in clauses (i) through (iii) of this Section 6.03(c) (each a “SurgiCare Subsequent Adverse Determination”), but only at a time that is after the fifth business day following IPS’ receipt of written notice from SurgiCare advising IPS that the SurgiCare Board intends to make a SurgiCare Subsequent Adverse Determination. Such written notice will specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation), identify the person making such SurgiCare Superior Proposal and state that the SurgiCare Board intends to make a SurgiCare Subsequent Adverse Determination. During such five business day period, SurgiCare will provide a full opportunity for IPS to propose such adjustments to the terms and conditions of this Agreement and the Merger as would enable SurgiCare to proceed with its recommendation to the SurgiCare stockholders without a SurgiCare Subsequent Adverse Determination.

          (d) SurgiCare will notify IPS orally within 24 hours and in writing within 48 hours after receipt of any SurgiCare Acquisition Proposal, indication of interest or request for nonpublic information relating to SurgiCare or a SurgiCare Subsidiary in connection with a SurgiCare Acquisition Proposal or for access to the properties, books or records of SurgiCare or any SurgiCare Subsidiary by any Person or other entity or group that informs the SurgiCare Board or the board of directors of any SurgiCare Subsidiary that it is considering making, or has made, a SurgiCare Acquisition Proposal. Such notice to IPS will indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact as well as SurgiCare’s intention to furnish information to, or enter into discussions or negotiations with, such Person. SurgiCare will use its reasonable efforts to keep IPS informed of the status and details (including any change to the terms thereof) of any such SurgiCare Acquisition Proposal. In addition to the other requirements and limitations of this Section 6.03, in the event SurgiCare intends to enter into a definitive agreement relating to a SurgiCare Superior Proposal, SurgiCare will notify IPS in writing at least five business days prior to entering into such definitive agreement, which notice will identify and detail the proposed terms of such SurgiCare Superior Proposal. Unless this Agreement has been terminated in accordance with Section 8.01, SurgiCare will call and hold the SurgiCare Stockholders Meeting for the purpose of seeking the SurgiCare Stockholder Approval whether or not the SurgiCare Board makes a SurgiCare Subsequent Adverse Determination.

     SECTION 6.04 No Solicitation of Transactions by IPS.

          (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement pursuant to Article VIII hereof, except as provided in clause (b) below, IPS will not, and will not permit or cause any of the IPS Subsidiaries to directly or indirectly, initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic confidential information to facilitate, and IPS will not, and will use its reasonable best efforts to cause any officer, director or employee of IPS or any of the IPS Subsidiaries, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of the IPS Subsidiaries not to, directly or indirectly initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic or confidential information to facilitate, any proposal, offer or inquiry to acquire a material part of the business or properties of IPS or any IPS Subsidiary (which shall include, but not be limited to, a part of the business or properties of IPS or any IPS Subsidiary constituting 10% or more of the net revenues, net income or the assets of IPS and the IPS Subsidiaries or any capital stock of IPS or any IPS Subsidiary) whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof (any such being referred to herein as an “IPS Acquisition Transaction”). IPS immediately will cease and cause to be terminated all activities, discussions or negotiations with any parties with respect to any IPS Acquisition Transaction, other than the Merger.

          (b) Notwithstanding the provisions of clause (a) above, the IPS Board may furnish information to or engage in discussions or negotiations with any Person in response to an unsolicited written offer or proposal with respect to an IPS Acquisition Transaction (an “IPS Acquisition Proposal”) if and only to the extent that (I) the IPS Board determines, in good faith after consultation with its independent financial advisor and legal counsel, that such IPS Acquisition Proposal would (or reasonably could) constitute an IPS Superior Proposal, (II) the IPS Board determines, in good faith after consultation with its legal counsel, that the failure to take such action would constitute a breach by the IPS Board of its fiduciary duties to the IPS stockholders under applicable Law, and (III) the IPS Board receives, prior to furnishing any such information or entering into any discussions or negotiations with such Person, an executed confidentiality agreement on terms no less favorable to IPS than the Confidentiality Agreement. For purposes of this Agreement, “IPS Superior Proposal” means a bona fide IPS Acquisition Proposal (A) made by a third party that the IPS Board determines in its good faith judgment (after consultation with its financial advisor) to be significantly more favorable to the IPS stockholders from a financial point of view than the Merger, taking into account all of the terms of the IPS Acquisition Proposal, including any break-up fees, expense reimbursement provisions, financing requirements, and contingencies and conditions to closing, (B) that involves all of the outstanding shares of IPS Capital Stock or assets of IPS and the IPS Subsidiaries, (C) that the IPS Board determines in its good faith judgment is reasonably likely to be consummated, taking into account all legal and regulatory aspects of the proposal, (D) for which financing, to the extent required, is then committed, and (E) does not contain any “due diligence” condition. The IPS Board may take and disclose to the IPS stockholders a position required by Rule 14e-2 under the Exchange Act.

          (c) Neither the IPS Board nor any committee thereof will, except as expressly permitted by this Section 6.04(c), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in any manner adverse to SurgiCare, the approval or recommendation of the IPS Board or such committee of the Merger or this Agreement or otherwise seek in any manner to abandon the Merger or this Agreement, (ii) endorse, approve, recommend or submit to the IPS stockholders, or propose publicly to endorse, approve, recommend or submit to the IPS stockholders, any IPS Acquisition Transaction (other than the Merger), or (iii) cause IPS to enter into any Acquisition Agreement related to or with respect to any IPS Acquisition Transaction. Notwithstanding the foregoing, if IPS has complied fully with this Section 6.04 and the IPS Board determines in good faith, after it has received an IPS Superior Proposal in compliance with this Section 6.04 and after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to IPS stockholders under applicable Law, that such action is required for the IPS Board to comply with its fiduciary obligations to the IPS stockholders under applicable Law, the IPS Board may (subject to this and the following sentences), take any of the actions described in clauses (i) through (iii) of this Section 6.04(c) (each an “IPS Subsequent Adverse Determination”), but only at a time that is after the fifth business day following SurgiCare’s receipt of written notice from IPS advising SurgiCare that the IPS Board intends to make an IPS Subsequent Adverse Determination. Such written notice will specify the material terms and conditions of such IPS Superior Proposal (and include a copy thereof with all accompanying documentation), identify the person making such IPS Superior Proposal and state that the IPS Board intends to make an IPS Subsequent Adverse Determination. During such five business day period, IPS will provide a full opportunity for SurgiCare to propose such adjustments to the terms and conditions of this Agreement and the Merger as would enable IPS to proceed with its recommendation to the IPS stockholders without an IPS Subsequent Adverse Determination.

          (d) IPS will notify SurgiCare orally within 24 hours and in writing within 48 hours after receipt of any IPS Acquisition Proposal, indication of interest or request for nonpublic information relating to IPS or an IPS Subsidiary in connection with an IPS Acquisition Proposal or for access to the properties, books or records of IPS or any IPS Subsidiary by any Person or other entity or group that informs the IPS Board or the board of directors of any IPS Subsidiary that it is considering making, or has made, an IPS Acquisition Proposal. Such notice to SurgiCare will indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact as well as IPS’ intention to furnish information to, or enter into discussions or negotiations with, such Person. IPS will use its reasonable efforts to keep SurgiCare informed of the status and details (including any change to the terms thereof) of any such IPS Acquisition Proposal. In addition to the other requirements and limitations of this Section 6.04, in the event IPS intends to enter into a definitive agreement relating to an IPS Superior Proposal, IPS will notify SurgiCare in writing at least five business days prior to entering into such definitive agreement, which notice will identify and detail the proposed terms of such IPS Superior Proposal. Unless this Agreement has been terminated in accordance with Section 8.01, IPS will call and hold the IPS Stockholders Meeting for the purpose of voting upon approval of this Agreement and the Merger whether or not the IPS Board makes an IPS Subsequent Adverse Determination.

     SECTION 6.05 Directors’ and Officers’ Indemnification and Insurance.

          (a) SurgiCare and Merger Sub will, to the fullest extent permitted by Law, cause the Surviving Corporation (from and after the Effective Time) to honor all of IPS’ obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current directors and officers of IPS and the IPS Subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of IPS exist on the date of this Agreement. Without limiting the foregoing, the by-laws of the Surviving Corporation will contain the provisions that are set forth, as of the date of this Agreement, in Paragraphs 9 and 10 of the Certificate of Incorporation of Merger Sub, which provisions will not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who immediately prior to the Effective Time were directors, officers, employees or other agents of IPS.

          (b) IPS will maintain, through the Effective Time, IPS’ existing directors’ and officers’ insurance in full force and effect without reduction of coverage. From and after the Effective Time and for a period of three years after the Effective Time, SurgiCare and Merger Sub will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by IPS (provided that SurgiCare and Merger Sub may either (i) substitute therefore policies with reputable and financially sound carriers or (ii) maintain sufficient self insurance or similar arrangements in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that SurgiCare and Merger Sub will not be obligated to make aggregate payments for such insurance in excess of $90,000 (the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at a cost in excess of the Maximum Premium, SurgiCare and Merger Sub will maintain the most advantageous policies of directors’ and officers’ insurance obtainable for the Maximum Premium.

          (c) If the Surviving Corporation (or any of its successors or assigns) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.05.

     SECTION 6.06 Further Action; Consents. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the complete satisfaction of all respective conditions to closing set forth in Article VII hereof, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Without limiting the foregoing, IPS will give SurgiCare and Merger Sub the opportunity to participate in the defense of any stockholder litigation against IPS and/or its directors relating to this Agreement or the Transactions and no settlement will be agreed to without SurgiCare or Merger Sub’s consent, which consent will not be unreasonably withheld.

     SECTION 6.07 Public Announcements. SurgiCare and Merger Sub, on the one hand, and IPS, on the other hand, will consult with each other a reasonable time before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements (including any filings with any federal or state governmental or regulatory agency or with the AMEX) with respect to the Transactions and will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, each of the parties hereto (and each employee, representative, or other agent of such parties) may disclose to any Person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

     SECTION 6.08 IPS Stock Options. Prior to the Effective Time, the IPS Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to (i) accelerate the exercisability of all outstanding IPS Stock Options, (ii) provide for the cancellation, effective immediately following the Effective Time, of all outstanding IPS Stock Options not exercised prior to the Effective Time, without any payment therefor, and (iii) terminate the IPS Option Plan as of immediately following the Effective Time.

     SECTION 6.09 AMEX Listing. SurgiCare shall use its best efforts to continue the listing of the SurgiCare Old Common Stock on the AMEX during the term of this Agreement.

     SECTION 6.10 Listing of SurgiCare Class A Common Shares. SurgiCare shall use its best efforts to cause the SurgiCare Class A Common Shares to be issued in the Merger to be approved for listing, upon official notice of issuance, on the AMEX.

     SECTION 6.11 Amendment or Waiver of Agreements. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, SurgiCare shall not amend or waive, or agree to any amendment to or waiver of, any material provision of the DCPS/MBS Acquisition Agreement, the Stock Subscription Agreement or the Debt Exchange Agreement without the prior written consent of IPS.

     SECTION 6.12 Form S-3 Eligibility. SurgiCare shall use its best efforts to maintain eligibility to file with the SEC registration statements on Form S-3 for offerings made on a continuous basis pursuant to Rule 415 under the Securities Act during the term of this Agreement.

     SECTION 6.13 IPS Audited Financial Statements. As soon as reasonably practicable following the date of this Agreement, IPS shall deliver to SurgiCare the audited consolidated balance sheets of IPS and the IPS Subsidiaries as of December 31, 2002 and 2001, together with the related consolidated statements of income and cash flows for the periods then ended, all certified by BDO Seidman, LLP, IPS’ independent public accountants and Arthur Andersen LLP, IPS’ former independent public accountants, respectively.

ARTICLE VII

CONDITIONS TO THE MERGER

     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of IPS, SurgiCare and Merger Sub to consummate the Merger pursuant to Section 1.02 hereof are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Stockholder Approvals. The SurgiCare Stockholder Approval and the IPS Stockholder Approval shall have been obtained.

          (b) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, injunction, executive order or award (an “Order”) that is then in effect, pending or threatened and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, the Debt Exchange, the Equity Financing, the Recapitalization or the DCPS/MBS Acquisition; provided that the party relying on a failure of this condition has complied with its obligations under Section 6.06.

          (c) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or obtained.

          (d) DCPS/MBS Acquisition. The DCPS/MBS Acquisition shall have been consummated concurrently with the Merger.

          (e) Equity Financing. The Equity Financing shall have been consummated concurrently with the Merger.

          (f) Debt Exchange. The Debt Exchange shall have been consummated concurrently with the Merger.

     SECTION 7.02 Conditions to the Obligations of SurgiCare and Merger Sub. The obligations of SurgiCare and Merger Sub to consummate the Merger are subject to the satisfaction or, where permissible, the waiver by SurgiCare of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of IPS contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided, that any representation or warranty that is qualified by materiality (including, without limitation, by reference to a Material Adverse Effect) shall be true in all respects as of the Closing Date, or as of such particular date, as the case may be), and SurgiCare and Merger Sub shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of IPS to that effect.

          (b) Agreements and Covenants. IPS shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and SurgiCare and Merger Sub shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of IPS to that effect.

          (c) Consents. All material consents, approvals and authorizations (including, without limitation, the Required Consents) legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents from third parties under any IPS Material Contract or other material agreement, contract, license, lease or other instrument to which IPS or any IPS Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

          (d) Material Adverse Effect. Since the date of this Agreement, there shall have been no circumstances, events, occurrences, changes or effects that have had or would have an IPS Material Adverse Effect.

          (e) Actions. No Action shall have been brought, be pending or have been threatened by any Governmental Entity or other Person that (i) seeks to prevent or delay the consummation of the Transactions, (ii) seeks to restrain or prohibit SurgiCare’s or Merger Sub’s full rights of ownership or operation of any portion of the business or assets of IPS, or to compel SurgiCare or Merger Sub to dispose of or hold separate all or any portion of the business or assets of IPS, (iii) seeks to impose limitations on the ability of SurgiCare or Merger Sub to exercise full rights of ownership of the shares of IPS Capital Stock acquired pursuant to the Merger, including, without limitation, the right to vote any shares of IPS Capital Stock acquired or owned by SurgiCare or Merger Sub on all matters properly presented to the IPS stockholders, (iv) seeks to require divestiture by SurgiCare or Merger Sub of any shares of IPS Capital Stock, or (v) that otherwise would have an IPS Material Adverse Effect.

          (f) Certified Copies. At the Closing, IPS shall have delivered certified copies of (i) the resolutions duly adopted by the IPS Board authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the IPS Charter and IPS By-Laws and (iii) the tabulation of the stockholder vote taken at the IPS Stockholders Meeting.

          (g) Director Resignations. At the Closing, except as otherwise mutually agreed by IPS and SurgiCare, IPS shall have delivered signed letters of resignation from each director of IPS and of each IPS Subsidiary, pursuant to which each such director resigns from his position as a director of IPS and of each IPS Subsidiary and makes such resignation effective at or prior to the Effective Time.

          (h) Documents and Proceedings. All documents that IPS delivers and all proceedings of IPS shall be in form and substance reasonably satisfactory to SurgiCare and its counsel.

          (i) Appraisal Shares. No more than 15% of the shares of IPS Capital Stock shall be Appraisal Shares.

          (j) Employment Agreements. Each of Terrence Bauer and Steve Murdock shall have entered into an employment agreement with SurgiCare in substantially the form attached hereto as Exhibit E and all other employment agreements with such individuals shall have been terminated. Such new employment agreements shall be in full force and effect as of the Effective Time and such individuals shall be in the employ of IPS immediately prior to the Effective Time and no such individual shall have indicated his intention to terminate his employment with the Surviving Corporation or SurgiCare following the Effective Time.

          (k) Opinion. SurgiCare shall have received an opinion of Morris, Manning & Martin, LLP, counsel to IPS, in form and substance as set forth on Exhibit F hereto.

          (l) Registration Rights. All existing registration rights of holders of IPS Capital Stock shall have been terminated and SurgiCare and Merger Sub shall have received a certificate to such effect signed on behalf of IPS by the President or Chief Financial Officer of IPS.

          (m) Investment Letters. There shall not be more than 30 holders of IPS Capital Stock immediately prior to the Effective Time that have not delivered to SurgiCare executed investment letters (the “Investment Letters”) in substantially the form set forth on Exhibit G hereto with each of question 3 and any clause of question 4 thereof answered in the affirmative.

          (n) No Alternative Transactions. No tender offer, exchange offer, merger or other transaction in respect of shares of IPS Capital Stock or material assets of IPS or any IPS Subsidiary shall have been commenced by any Person.

     SECTION 7.03 Conditions to the Obligations of IPS. The obligations of IPS to consummate the Merger are subject to the satisfaction or, where permissible, the waiver by IPS of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of SurgiCare and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided, that any representation or warranty that is qualified by materiality shall be true in all respects as of the Effective Time, or as of such particular date, as the case may be), and IPS shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of SurgiCare and Merger Sub to that effect.

          (b) Agreements and Covenants. Each of SurgiCare and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and IPS shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of SurgiCare and Merger Sub to that effect.

          (c) Consents. All material consents, approvals and authorizations (including, without limitation, the Required Consents) legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents from third parties under any SurgiCare Material Contract or other material agreement, contract, license, lease or other instrument to which SurgiCare or any SurgiCare Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

          (d) Material Adverse Effect. Since the date of this Agreement, there shall have been no circumstances, events, occurrences, changes or effects that have had or would have a SurgiCare Material Adverse Effect.

          (e) Actions. No Action shall have been brought, be pending or have been threatened by any Governmental Entity or other Person that (i) seeks to prevent or delay the consummation of the Transactions, (ii) seeks to restrain or prohibit SurgiCare’s or Merger Sub’s full rights of ownership or operation of any portion of the business or assets of IPS, or to compel SurgiCare or Merger Sub to dispose of or hold separate all or any portion of the business or assets of IPS, (iii) seeks to impose limitations on the ability of SurgiCare or Merger Sub to exercise full rights of ownership of the shares of IPS Capital Stock acquired pursuant to the Merger, including, without limitation, the right to vote any shares of IPS Capital Stock acquired or owned by SurgiCare or Merger Sub on all matters properly presented to the IPS stockholders, (iv) seeks to require divestiture by SurgiCare or Merger Sub of any shares of IPS Capital Stock, or (v) that otherwise would have a SurgiCare Material Adverse Effect.

          (f) Employment Agreement. Keith LeBlanc shall have entered into an employment agreement with SurgiCare in substantially the form attached hereto as Exhibit E and all other employment agreements with such individual shall have been terminated. Such new employment agreement shall be in full force and effect as of the Effective Time and such individual shall be in the employ of SurgiCare immediately prior to the Effective Time and such individual shall not have indicated his intention to terminate his employment with SurgiCare following the Effective Time.

          (g) Certified Copies. At the Closing, (A) each of SurgiCare and Merger Sub shall have delivered certified copies of (i) the resolutions duly adopted by each of SurgiCare’s and Merger Sub’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the resolutions duly adopted by such Person’s stockholders approving this Agreement and the

Transactions and the tabulation of the stockholder vote thereof, and (iii) the certificate of incorporation and the by-laws of each of SurgiCare and Merger Sub.

          (h) Opinion. IPS shall have received an opinion of Strasburger & Price, LLP, counsel to SurgiCare and Merger Sub, in form and substance as set forth on Exhibit H hereto.

          (i) No Alternative Transactions. No tender offer, exchange offer, merger or other transaction in respect of shares of SurgiCare Capital Stock or material assets of SurgiCare or any SurgiCare Subsidiary shall have been commenced by any Person.

          (j) Documents and Proceedings. All documents that the SurgiCare or Merger Sub delivers and all proceedings of SurgiCare and Merger Sub shall be in form and substance reasonably satisfactory to IPS and its counsel.

          (k) Resyndication of SurgiCare Subsidiaries. The capital structure of each SurgiCare Subsidiary shall have been resyndicated in a manner satisfactory to IPS.

          (l) Filing of SurgiCare Restated Charter. The SurgiCare Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Effective Time.

          (m) Amendment of SurgiCare By-Laws. The SurgiCare By-Laws shall have been amended and restated in the form of Exhibit I hereto and shall continue to be in full force and effect as of the Effective Time.

          (n) Conversion of SurgiCare Preferred Stock. All shares of SurgiCare Series A and SurgiCare Series AA shall have been redeemed or converted into SurgiCare Class A Common Shares, and no shares of SurgiCare Series A or SurgiCare Series AA shall be outstanding at the Effective Time.

          (o) Director Resignations and Elections; Officers. At the Closing, SurgiCare shall have delivered signed letters of resignation from each director of SurgiCare and, except as otherwise mutually agreed by IPS and SurgiCare, of each SurgiCare Subsidiary, pursuant to which each such director resigns from his position as a director of SurgiCare and of each SurgiCare Subsidiary and makes such resignation effective at or prior to the Effective Time. At the Effective Time, the SurgiCare Board shall consist of Terrence Bauer, Keith LeBlanc, two individuals designated by Brantley IV, and three outside directors reasonably satisfactory to IPS, and the officers of SurgiCare shall be as follows:

Terrence Bauer	Chief Executive Officer
Keith LeBlanc	President
Steve Murdock	Chief Financial Officer

          (p) No Waivers or Amendments. No amendment to or waiver of any material provision of the Stock Subscription Agreement (including the exhibits thereto), the Debt Exchange Agreement or the DCPS/MBS Acquisition Agreement shall have been made after the date hereof without the written consent of IPS.

          (q) Termination of Warrants. The Brantley Warrants shall have been terminated, effective at the Effective Time, pursuant to documentation reasonably satisfactory to IPS.

          (r) Settlement of Litigation. All outstanding litigation matters and legal proceedings involving SurgiCare or its Subsidiaries shall have been settled on terms satisfactory to IPS.

          (s) Due Diligence. IPS shall have completed and be satisfied in its sole discretion with the results of its legal, accounting, tax, regulatory and business due diligence review of SurgiCare, DCPS and MBS.

          (t) AMEX Listing. The SurgiCare Class A Common Shares to be issued in the Merger shall have been authorized for listing on the AMEX, subject to official notice of issuance.

ARTICLE VIII
TERMINATION, AMENDMENT, WAIVER AND EXPENSES

     SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

          (a) by mutual written consent duly authorized by the boards of directors of each of SurgiCare and IPS;

          (b) by either SurgiCare or IPS, by giving written notice to the other party, if there is any Law or Order of a Governmental Authority which is final and nonappealable preventing the consummation of the Merger; provided, however, that the provisions of this Section 8.01(b) will not be available to any party whose failure to fulfill its obligations hereunder is the cause of, or has resulted in, such Law or Order;

          (c) by either SurgiCare or IPS, by giving written notice to the other party, if the Effective Time has not occurred on or before May 14, 2004;

          (d) by IPS if (X) the SurgiCare Board (i) has made a SurgiCare Subsequent Adverse Determination, or publicly resolves to make a SurgiCare Subsequent Adverse Determination, (ii) fails to recommend to the SurgiCare stockholders that they approve the issuance of SurgiCare Class A Common Shares in the Merger and give the SurgiCare Stockholder Approval, or (iii) fails to reconfirm the recommendation referred to in clause (ii) above within five business days after IPS requests in writing that such recommendation be reaffirmed, or fails to publicly announce that the SurgiCare Board is not recommending any alternative SurgiCare Acquisition Proposal within five business days after IPS requests in writing that such announcement be made, (Y) SurgiCare has breached its obligations under Section 6.03, or (Z) a tender offer or exchange offer for 10% or more of the outstanding shares of stock of SurgiCare is commenced, and the SurgiCare Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance or rejection of such tender offer or exchange offer by its stockholders);

          (e) by SurgiCare if (X) the IPS Board (i) has made an IPS Subsequent Adverse Determination, or publicly resolves to make an IPS Subsequent Adverse Determination, (ii) fails to recommend to the IPS stockholders that they approve this Agreement and the Merger and give the IPS Stockholder Approval, or (iii) fails to reconfirm the recommendation referred to in clause (ii) above within five business days after SurgiCare requests in writing that such recommendation be reaffirmed, or fails to publicly announce that the IPS Board is not recommending any alternative IPS Acquisition Proposal within five business days after SurgiCare requests in writing that such announcement be made, (Y) IPS has breached its obligations under Section 6.04, or (Z) a tender offer or exchange offer for 10% or more of the outstanding shares of stock of IPS is commenced, and the IPS Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance or rejection of such tender offer or exchange offer by its stockholders);

          (f) by either SurgiCare or IPS, by giving written notice to the other party, if the SurgiCare Stockholder Approval is not obtained at the SurgiCare Stockholders Meeting or any adjournment thereof duly called and held in accordance with Section 6.01(g) hereof;

          (g) by either SurgiCare or IPS, by giving written notice to the other party, if the IPS Stockholder Approval is not obtained at the IPS Stockholders Meeting or any adjournment thereof duly called and held in accordance with Section 6.01(g) hereof;

          (h) by SurgiCare, by giving written notice to IPS, upon a breach of any representation, warranty, covenant or agreement on the part of IPS set forth in this Agreement, or if any representation or warranty of IPS has become untrue, in either case such that the conditions set forth either in Section 7.02(a) or (b) would not be satisfied, and such breach shall not have been cured within twenty (20) business days following receipt by IPS of written notice of such breach; provided that the right to terminate this Agreement pursuant to this clause shall not be available to SurgiCare if SurgiCare is, at the time, in breach of this Agreement;

          (i) by IPS, by giving written notice to SurgiCare, upon a breach of any representation, warranty, covenant or agreement on the part of SurgiCare or Merger Sub set forth in this Agreement, or if any representation or warranty of SurgiCare or Merger Sub has become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied, and such breach shall not have been cured within twenty (20) business days following receipt by SurgiCare of written notice of such breach; provided that the right to terminate this Agreement pursuant to this clause shall not be available to IPS if IPS is, at the time, in breach of this Agreement;

          (j) prior to the SurgiCare Stockholders Meeting, by SurgiCare (A) if the SurgiCare Board has authorized SurgiCare, subject to complying with the terms of Section 6.03 of this Agreement, to enter into a definitive agreement with respect to a SurgiCare Superior Proposal and SurgiCare has notified IPS in writing that it intends to enter into such an agreement (which notification will identify the offeror and detail the proposed terms of such SurgiCare

Superior Proposal), and (B) IPS has not made, within five business days of receipt of SurgiCare’s written notification of its intention to enter into a definitive agreement with respect to a SurgiCare Superior Proposal, an offer that the SurgiCare Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of SurgiCare as the SurgiCare Superior Proposal; provided, however, that such termination pursuant to this clause (j) will not be effective unless and until SurgiCare has paid to IPS the amounts described in Section 8.03 hereof as applicable to this Section 8.01(j);

          (k) prior to the IPS Stockholders Meeting, by IPS (A) if the IPS Board has authorized IPS, subject to complying with the terms of Section 6.04 of this Agreement, to enter into a definitive agreement with respect to an IPS Superior Proposal and IPS has notified SurgiCare in writing that it intends to enter into such an agreement (which notification will identify the offeror and detail the proposed terms of such IPS Superior Proposal), and (B) SurgiCare has not made, within five business days of receipt of IPS’ written notification of its intention to enter into a definitive agreement with respect to an IPS Superior Proposal, an offer that the IPS Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of IPS as the IPS Superior Proposal; provided, however, that such termination pursuant to this clause (k) will not be effective unless and until IPS has paid to SurgiCare the amounts described in Section 8.03 hereof as applicable to this Section 8.01(k);

          (l) by IPS, by written notice to SurgiCare, if the condition to closing set forth in Section 7.03(i) has not been met;

          (m) by SurgiCare, by written notice to IPS, if the condition to closing set forth in Section 7.02(n) has not been met;

          (n) prior to the SurgiCare Stockholders Meeting, by SurgiCare if the SurgiCare Board has made a SurgiCare Subsequent Adverse Determination and the SurgiCare Board has determined in good faith (after consultation with legal counsel) that holding the SurgiCare Stockholders Meeting would constitute a breach by the SurgiCare Board of its fiduciary duties to SurgiCare’s stockholders under applicable Law; provided, however, that such termination pursuant to this clause (n) will not be effective unless and until SurgiCare has paid to IPS the amounts described in Section 8.03 hereof as applicable to this Section 8.01(n); and

          (o) prior to the IPS Stockholders Meeting, by IPS if the IPS Board has made an IPS Subsequent Adverse Determination and the IPS Board has determined in good faith (after consultation with legal counsel) that holding the IPS Stockholders Meeting would constitute a breach by the IPS Board of its fiduciary duties to IPS’ stockholders under applicable Law; provided, however, that such termination pursuant to this clause (o) will not be effective unless and until IPS has paid to SurgiCare the amounts described in Section 8.03 hereof as applicable to this Section 8.01(o).

     SECTION 8.02 Effect of Termination. Except as provided in Section 8.03 or Section 9.01 (which provisions will survive termination of this Agreement), in the event of termination of this Agreement pursuant to Section 8.01, this Agreement will immediately become void, there will be no liability under this Agreement on the part of SurgiCare or Merger Sub or IPS or any of their respective officers or directors, and all rights and obligations of each party hereto will cease; provided, however, that nothing herein will relieve any party from liability for any pre-termination breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03 Expenses.

          (a) Except as set forth below, all Expenses (as defined below) incurred in connection with this Agreement and the Transactions will be paid by the party incurring such expenses. “Expenses” as used in this Agreement include all reasonable out of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financing sources, appraisers, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the due diligence review and analysis, the Merger and the other Transactions, the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the SurgiCare Stockholder Approval, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other Transactions.

          (b) SurgiCare will reimburse IPS for all Expenses incurred by or on behalf of IPS prior to termination of this Agreement in connection with this Agreement and the Transactions, upon the termination of this Agreement:

          (1) by SurgiCare or IPS pursuant to Section 8.01(f);

          (2) by IPS pursuant to Section 8.01(d), Section 8.01(i) or Section 8.01(l); or

          (3) by SurgiCare pursuant to Section 8.01(j) or Section 8.01(n).

          (c) IPS will reimburse SurgiCare for all Expenses incurred by or on behalf of SurgiCare prior to termination of this Agreement in connection with this Agreement and the Transactions, upon the termination of this Agreement:

          (1) by SurgiCare or IPS pursuant to Section 8.01(g);

          (2) by SurgiCare pursuant to Section 8.01(e), Section 8.01(h) or Section 8.01(m); or

          (3) by IPS pursuant to Section 8.01(k) or Section 8.01(o).

          (d) Each of SurgiCare and IPS acknowledges that the agreements contained in this Section 8.03 are an integral part of the Transactions, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either SurgiCare or IPS fails to pay the amounts due pursuant to this Section 8.03, and, in order to obtain any such payment, the other party commences a legal proceeding which results in a judgment against SurgiCare or IPS, as the case may be, for the amounts set forth in this Section 8.03, SurgiCare or IPS, as the case may be, will pay to the other party its costs and expenses (including attorneys’ fees) in connection with such proceeding, together with interest on the amounts set forth in this Section 8.03 at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made.

ARTICLE IX
GENERAL PROVISIONS

     SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto will terminate at the Effective Time. The covenants and agreements in this Agreement will survive the Effective Time in accordance with their terms.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed given (i) five days after mailing by certified mail (postage prepaid, return receipt requested), (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile or (iv) one business day after sending by overnight delivery service to the respective parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 9.02):

     if to SurgiCare or Merger Sub:

SurgiCare, Inc.
12727 Kimberly Lane, Suite 200
Houston, TX 77024
Facsimile No.: (713) 722-0921
Attention: Keith LeBlanc

     with a copy to:

Strasburger & Price, LLP
1401 McKinney, Suite 2200
Houston, Texas 77010.4035
Facsimile No.: (713) 951-5660
Attention: Ivan Wood Jr., Esq.

     if to IPS:

Integrated Physician Solutions, Inc.
1805 Old Alabama Road, Suite 350
Roswell, GA 30076
Facsimile No.: (678) 832-1888
Attention: Terrence L. Bauer

     with a copy to:

Morris, Manning & Martin, LLP
1600 Atlanta Financial Center

3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Facsimile No.: (404) 365-9532
Attention: David M. Calhoun, Esq.

     SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

          (a) “Affiliate” or “affiliate” of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

          (b) “Aggregate Merger Consideration” shall mean a number of shares of SurgiCare Class A Common Stock equal to the Fully-Diluted SurgiCare Shares minus the number of Brantley III Loan Conversion Shares minus the number of Brantley Capital Loan Conversion Shares.

          (c) “Assumed Market Price” means (x) the greater of $0.55 or the Five Day Average Price, in each case divided by (y) the Reverse Split Fraction.

          (d) “business day” means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York.

          (e) “Brantley III Loan Amount” means the aggregate principal amount of, and all accrued and unpaid interest on, the Brantley III Notes outstanding immediately prior to the Closing.

          (f) “Brantley III Loan Conversion Shares” means a number of SurgiCare Class A Common Shares equal to the Brantley III Loan Amount divided by the Class A Common Closing Price, rounded up to the nearest whole share.

          (g) “Brantley Capital Loan Amount” means the aggregate principal amount of, and all accrued and unpaid interest on, the Brantley Capital Notes outstanding immediately prior to the Closing.

          (h) “Brantley Capital Loan Conversion Shares” means a number of SurgiCare Class A Common Shares equal to the Brantley Capital Loan Amount divided by the Class A Common Closing Price, rounded up to the nearest whole share.

          (i) “Class A Common Closing Price” means an amount equal to the Five Day Average Price divided by the Reverse Split Fraction.

          (j) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          (k) “DCPS” means Dennis Cain Physician Services, Ltd., a Texas limited partnership.

          (l) “DCPS/MBS Acquisition” means the transactions contemplated by the DCPS/MBS Acquisition Agreement, including without limitation the issuance of shares of SurgiCare Class A Common Stock and SurgiCare Class C Common Stock pursuant thereto.

          (m) “DCPS/MBS Acquisition Agreement” means the Agreement and Plan of Merger dated as of February 9, 2004 among SurgiCare, DCPS/MBS Acquisition, Inc., DCPS, MBS and the Sellers party thereto attached hereto as Exhibit K.

          (n) “Dilutive Options and Warrants” means options and warrants to purchase SurgiCare Class A Common Shares that have an exercise price immediately after giving effect to the filing of the SurgiCare Restated Charter that is equal to or less than the Assumed Market Price.

          (o) “Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

          (p) “Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(l).

          (q) “Environmental Laws” means any federal, state, local or foreign Laws relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment.

          (r) “Fiduciary” has the meaning set forth in ERISA Section 3(21).

          (s) “Five Day Average Price” means the average of the daily average of the high and low price per share of the SurgiCare Old Common Stock on the American Stock Exchange, or such other stock exchange or other similar system on which the SurgiCare Old Common Stock shall be listed or quoted at the time, for the five trading days immediately preceding the Closing Date.

          (t) “Fully-Diluted SurgiCare Shares” means the number of SurgiCare Class A Common Shares which would be outstanding on a fully-diluted basis (calculated as set forth in the immediately following sentence) immediately after the effectiveness of the filing of the SurgiCare Restated Charter and the Recapitalization but prior to the Equity Financing, the Merger, the Debt Exchange or the DCPS/MBS Acquisition, rounded up to the nearest whole share. For purposes of this definition, “fully-diluted basis” shall mean the number of SurgiCare Class A Common Shares that would be outstanding assuming the exercise of all outstanding options, warrants and rights to acquire SurgiCare Class A Common Shares and the conversion or exchange of all securities convertible into, or exchangeable for, SurgiCare Class A Common Shares, whether or not vested or then exercisable, calculated at the maximum number of shares issuable pursuant thereto; provided, however, that all options and warrants that are not Dilutive Options and Warrants will be disregarded for purposes of such calculation, and each Dilutive

Option and Warrant shall be deemed to have been exercised for a number of shares equal to (i) the maximum number of shares issuable pursuant to such Dilutive Option and Warrant multiplied by (ii) a fraction, the numerator of which is the excess of the Assumed Market Price over the exercise price of such Dilutive Option and Warrant, and the denominator of which is the Assumed Market Price.

          (u) “Hazardous Substances” means (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

          (v) “Intellectual Property” means the entire right, title and interest in and to all proprietary rights of every kind and nature, including without limitation all rights and interests pertaining to or deriving from:

          (1) patents, copyrights, technology, know-how, processes, trade secrets, inventions, domain names, works (whether published or unpublished and whether registered or not), proprietary data, customer data, databases, pricing and cost information, business, sales and marketing methods and plans, formulae, research and development data and computer software programs;

          (2) all Trademarks;

          (3) all registrations, applications, recordings, licenses, common-law rights and Contracts relating thereto; and

          (4) all Actions and rights to sue at law or in equity for any past, present or future infringement or other impairment of any of the foregoing.

          (w) “IPS Common/Series C Merger Consideration” shall mean a number of SurgiCare Class A Common Shares equal to the lesser of (i) the Aggregate Merger Consideration and (ii) the product of 2,000,000 multiplied by the Reverse Split Fraction, rounded up to the nearest whole share.

          (x) “IPS Employee Benefit Plan” means any current (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, material fringe benefit plan or program, or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan, which covers any current or former employees, officers, directors, independent contractors (or their dependents or beneficiaries) of IPS or any IPS Subsidiary or for which IPS or any IPS Subsidiary may have any Liability.

          (y) “IPS Material Adverse Effect” means any one or more circumstances, events, occurrences, changes or effects that, individually or in the aggregate with respect to all events, occurrence, changes or effects with respect to which such phrase is used herein, (i) materially and adversely affects, or poses a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of IPS and the IPS Subsidiaries taken as a whole, or (ii) is reasonably likely to prevent or delay the consummation of the Merger.

          (z) “IPS Senior Preferred Merger Consideration” means a number of SurgiCare Class A Common Shares equal to the Aggregate Merger Consideration minus the IPS Common/Series C Merger Consideration.

          (aa) “IPS Series A Merger Consideration” shall mean the number of SurgiCare Class A Common Shares that would be distributed in respect of all outstanding shares of IPS Series A outstanding at the time of the Merger if the IPS Senior Preferred Merger Consideration were to be distributed to all holders of IPS Series A, IPS Series A-1, IPS Series A-2 and IPS Series B in accordance with the terms of the IPS Charter (as amended by the IPS Charter Amendment).

          (bb) “IPS Series A-1 Merger Consideration” shall mean the number of SurgiCare Class A Common Shares that would be distributed in respect of all outstanding shares of IPS Series A-1 outstanding at the time of the Merger if the IPS Senior Preferred Merger Consideration were to be distributed to all holders of IPS Series A, IPS Series A-1, IPS Series A-2 and IPS Series B in accordance with the terms of the IPS Charter (as amended by the IPS Charter Amendment).

          (cc) “IPS Series A-2 Merger Consideration” shall mean the number of shares of SurgiCare Class A Common Stock that would be distributed in respect of all outstanding shares of IPS Series A-2 outstanding at the time of the Merger if the IPS Senior Preferred Merger Consideration were to be distributed to all holders of IPS Series A, IPS Series A-1, IPS Series A-2 and IPS Series B in accordance with the terms of the IPS Charter (as amended by the IPS Charter Amendment).

          (dd) “IPS Series B Merger Consideration” shall mean the number of shares of SurgiCare Class A Common Stock that would be distributed in respect of all outstanding shares of IPS Series B outstanding at the time of the Merger if the IPS Senior Preferred Merger Consideration were to be distributed to all holders of IPS Series A, IPS Series A-1, IPS Series A-2 and IPS Series B in accordance with the terms of the IPS Charter (as amended by the IPS Charter Amendment).

          (ee) “IPS Subsidiary” means any subsidiary of IPS.

          (ff) “knowledge” means, with respect to IPS, the actual knowledge, after reasonable inquiry, of the chief executive officer and chief financial officer of IPS, and, with respect to SurgiCare, the actual knowledge, after reasonable inquiry, of the executive officers of SurgiCare.

          (gg) “Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due).

          (hh) “MBS” means Medical Billing Services, Inc., a Texas corporation.

          (ii) “Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

          (jj) “PBGC” means the Pension Benefit Guaranty Corporation.

          (kk) “person” or “Person” means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          (ll) “Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975.

          (mm) “Reverse Split Fraction” means a number equal to 0.10.

          (nn) “subsidiary” or “subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 10% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (oo) “SurgiCare Employee Benefit Plan” means any current (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, material fringe benefit plan or program, or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan, which covers any current or former employees, officers, directors, independent contractors (or their dependents or beneficiaries) of SurgiCare or any SurgiCare Subsidiary or for which SurgiCare or any SurgiCare Subsidiary may have any Liability.

          (pp) “SurgiCare Material Adverse Effect” means any one or more circumstances, events, occurrences, changes or effects that, individually or in the aggregate with respect to all events, occurrence, changes or effects with respect to which such phrase is used herein, (i) materially and adversely affects, or poses a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of SurgiCare and the SurgiCare Subsidiaries taken as a whole, or (ii) is reasonably likely to prevent or delay the consummation of the Merger.

          (qq) “SurgiCare Subsidiary” means any subsidiary of SurgiCare.

          (rr) “Tax” or “Taxes” means all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local, or foreign authority, whether disputed or not, including without limitation (i) income, franchise, profits, gross receipts, ad valorem, net worth value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers’ compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including taxes under Code section 59A), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever, and (ii) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

          (ss) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, attachment or amendment thereto.

          (tt) “Trademarks” means all trademarks, service marks, trade names, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

          (uu) “Transactions” means the Merger and the other transactions contemplated by this Agreement, including without limitation the Recapitalization, the Debt Exchange the Equity Financing, the Board Election, the adoption of the New Equity Plan and the DCPS/MBS Acquisition.

     SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after this Agreement is adopted by the IPS stockholders, no such amendment will be made that reduces the amount or changes the type of consideration into which each share of IPS Capital Stock will be converted upon consummation of the Merger or that otherwise by applicable Law requires the approval of the IPS stockholders without the further approval of the IPS stockholders; provided, further, that the prior written consent of Brantley Partners IV shall be required for any amendment hereto. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

     SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein; provided, however, that the prior written consent of Brantley Partners IV shall be required in any such event. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement will not constitute a waiver of such rights.

     SECTION 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.07 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that each of SurgiCare and Merger Sub will be entitled to assign this Agreement and any rights, interests or obligations hereunder to any of its Affiliates or, following the Closing, any senior lender of SurgiCare without the consent of IPS. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

     SECTION 9.09 Governing Law; Forum. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

     SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     SECTION 9.12 Entire Agreement. This Agreement (including the exhibits hereto, the disclosure schedule called for hereunder and furnished by SurgiCare and Merger Sub to IPS prior to the execution of this Agreement (the “SurgiCare Disclosure Schedule”) and the disclosure schedule called for hereunder and furnished by IPS to SurgiCare and Merger Sub prior to the execution of this Agreement (the “IPS Disclosure Schedule”)) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties hereto with respect thereto, including without limitation the Prior Agreement, which Prior Agreement is terminated in its entirety. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 9.13 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, SurgiCare, Merger Sub and IPS have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SURGICARE, INC.

By:	/s/ Keith G. LeBlanc

Name: Keith G. LeBlanc
Title: President and Chief Executive Officer

IPS ACQUISITION, INC.

By:	/s/ Keith G. LeBlanc

Name: Keith G. LeBlanc
Title: President

INTEGRATED PHYSICIAN SOLUTIONS, INC.

By:	/s/ Terrence L. Bauer

Name: Terrence L. Bauer
Title: President and Chief Executive Officer

[Amended and Restated Agreement and Plan of Merger]

ANNEX B

AGREEMENT AND PLAN OF MERGER

by and among

SURGICARE, INC.

DCPS/MBS ACQUISITION, INC.

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.

MEDICAL BILLING SERVICES, INC.

And

THE SELLERS PARTY HERETO

Dated as of February 9, 2004

-i-

-ii-

EXHIBIT A	Form of SurgiCare Restated Charter
EXHIBIT B	Form of Seller Note
EXHIBIT C	Form of New Equity Plan
EXHIBIT D	Form of Employment Agreement
EXHIBIT E	Form of Opinions of Fant & Burman, L.L.P. and Peter Workin P.C.
EXHIBIT F	Form of Opinion of Strasburger & Price, LLP
EXHIBIT G	Form of SurgiCare Amended and Restated By-Laws

-iii-

GLOSSARY OF DEFINED TERMS

Location of
Defined Term	Definition

Accountants	Section 2.07(b)
Action	Section 3.11
Affiliate or affiliate	Section 9.03
Affiliated Group	Section 3.17(e)
Agreement	Preamble
ALTA	Section 3.15(b)
AMEX	Section 3.05(b)
Appraisal Shares	Section 2.01(a)
Assumed Incremental Gain	Section 2.10
Board Election	Section 3.04(b)
Brantley III	Recitals
Brantley III Notes	Recitals
Brantley IV	Recitals
Brantley Capital	Recitals
Brantley Capital Notes	Recitals
Bridge Notes	Recitals
business day	Section 9.03
Cain	Preamble
Certificates of Merger	Section 1.02(b)
Class A Common Closing Price	Section 9.03
Closing	Section 1.02(a)
Closing Date	Section 1.02(a)
Code	Recitals
Confidentiality Agreements	Section 6.02
Consent	Section 3.05(b)
Constructive Sale	Section 9.03
Contract	Section 3.03(b)
control	Section 9.03
DCPS	Preamble
DCPS Cash Consideration	Section 2.01(b)
DCPS EBITDA Shortfall Amount	Section 2.07(d)
DCPS Effective Time	Section 1.02(b)
DCPS Merger	Recitals
DCPS Notes	Section 2.01(b)
DCPS Note Balance	Section 2.07(d)
DCPS Partnership Agreement	Section 4.02
DCPS Partnership Interests	Recitals
DCPS Sellers	Preamble
DCPS Share Consideration	Section 2.01(b)
DCPS/MBS Accreditations	Section 4.06(c)
DCPS/MBS Acquisition Transaction	Section 6.04

-iv-

DCPS/MBS Balance Sheets	Section 4.08(b)
DCPS/MBS Disclosure Schedule	Section 9.12
DCPS/MBS Employee Benefit Plan	Section 9.03
DCPS/MBS Intellectual Property	Section 4.16(b)
DCPS/MBS Material Adverse Effect	Section 9.03
DCPS/MBS Material Contracts	Section 4.13(a)
DCPS/MBS Permits	Section 4.06(a)
DCPS/MBS Real Property	Section 4.15(b)
DGCL	Recitals
Earn-out Period	Section 6.10
Effective Times	Section 1.02(b)
Employee Pension Benefit Plan	Section 9.03
Employee Welfare Benefit Plan	Section 9.03
Environmental Laws	Section 9.03
Environmental Permits	Section 3.14
Equity Financing	Recitals
ERISA	Section 3.12(a)
Exchange Act	Section 3.08
Expenses	Section 8.03(a)
Federal Employee Health Benefit Program	Section 1.07(b)
Fiduciary	Section 9.03
Filed SurgiCare SEC Documents	Section 3.10
Financial Statements	Section 4.08(a)
Five Day Average Price	Section 9.03
Fully-Diluted SurgiCare Shares	Section 9.03
Governmental Entity	Section 3.06(a)
Hazardous Substances	Section 9.03
HIPAA	Section 3.07(d)
HSR Act	Section 3.05(b)
Intellectual Property	Section 9.03
IPS	Recitals
IPS Acquisition	Recitals
IPS Acquisition Agreement	Recitals
IPS Bridge Notes	Recitals
IPS Merger Sub	Recitals
Judgment	Section 3.05(a)
knowledge	Section 9.03
Lakepoint	Recitals
Law	Section 1.02(b)
Liability	Section 9.03
Liens	Section 3.01(b)
MBS	Preamble
MBS Board	Recitals
MBS By-Laws	Section 4.02
MBS Cash Consideration	Section 2.01(a)
MBS Charter	Section 4.02

-v-

MBS Common Shares	Section 2.01(a)
MBS Common Stock	Recitals
MBS EBITDA Shortfall Amount	Section 2.07(d)
MBS Effective Time	Section 1.02(b)
MBS Merger	Recitals
MBS Sellers	Preamble
MBS Share Consideration	Section 2.01(a)
Medicaid	Section 3.07(b)
Medicare	Section 3.07(b)
Mergers	Recitals
Merger Consideration	Section 9.03
Multiemployer Plan	Section 9.03
New Equity Plan	Section 3.04(a)
Newco	Preamble
Newco Board	Recitals
Newco EBITDA	Section 9.03
Newco EBITDA Excess	Section 2.07(c)
Newco EBITDA Shortfall	Section 2.07(d)
Newco EBITDA Statement	Section 2.07(a)
Newco Net Income	Section 9.03
Newco Sale Event	Section 2.07(e)
Order	Section 7.01(b)
PBGC	Section 9.03
Person or person	Section 9.03
Prohibited Transaction	Section 9.03
Proxy Statement	Section 6.01
Qualifying Termination	Section 2.07(e)
Recapitalization	Recitals
Required Consents	Section 3.05(b)
Reverse Split Fraction	Section 9.03
ROFR	Section 6.11
ROFR Notice	Section 6.11(a)
SEC	Section 3.05(b)
Securities Act	Section 3.08(a)
Sellers	Preamble
Smith	Preamble
Stock Subscription Agreement	Recitals
Stockholder Percentages	Section 2.01(c)
Subordination Agreement	Section 7.02(l)
subsidiary or subsidiaries	Section 9.03
SurgiCare	Preamble
SurgiCare Accreditations	Section 3.06(c)
SurgiCare Balance Sheet	Section 3.08(b)
SurgiCare Board	Recitals
SurgiCare Board Approval	Section 3.04(b)
SurgiCare Bridge Notes	Recitals

-vi-

SurgiCare By-Laws	Section 3.02
SurgiCare Capital Stock	Recitals
SurgiCare Charter	Section 3.02
SurgiCare Class A Common Shares	Recitals
SurgiCare Class A Common Stock	Recitals
SurgiCare Class B Common Stock	Recitals
SurgiCare Class C Common Shares	Recitals
SurgiCare Class C Common Stock	Recitals
SurgiCare Disclosure Schedule	Section 9.12
SurgiCare Employee Benefit Plan	Section 9.03
SurgiCare Intellectual Property	Section 3.16(b)
SurgiCare Material Adverse Effect	Section 9.03
SurgiCare Material Contracts	Section 3.13(a)
SurgiCare Old Common Stock	Recitals
SurgiCare Option Plan	Section 3.03(a)
SurgiCare Permits	Section 3.06(a)
SurgiCare Real Property	Section 3.15(b)
SurgiCare Restated Charter	Recitals
SurgiCare SEC Reports	Section 3.08(a)
SurgiCare Series A	Recitals
SurgiCare Series AA	Section 3.03(a)
SurgiCare Stock Options	Section 3.03(a)
SurgiCare Stockholder Approval	Section 3.04(a)
SurgiCare Stockholders Meeting	Section 6.01(a)
SurgiCare Subsidiary	Section 9.03
SurgiCare Warrants	Section 3.03(a)
Surviving Corporation	Section 1.01
Tax or Taxes	Section 9.03
Tax Return	Section 9.03
TBCA	Recitals
Third-Party Offer	Section 6.12(a)
TRLPA	Recitals
Trademarks	Section 9.03
Transactions	Section 9.03
TRICARE	Section 3.07(b)
U.S. GAAP	Section 3.08(b)
Voting DCPS/MBS Debt	Section 4.03(c)
Voting SurgiCare Debt	Section 3.03(c)

-vii-

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of February    , 2004 (this “Agreement”) is by and among SURGICARE, INC., a Delaware corporation (“SurgiCare”), DCPS/MBS ACQUISITION, INC., a Texas corporation and a wholly-owned subsidiary of SurgiCare (“Newco”), DENNIS CAIN PHYSICIAN SOLUTIONS, LTD., a Texas limited partnership (“DCPS”), MEDICAL BILLING SERVICES, INC., a Texas corporation (“MBS”), Dennis Cain (“Cain”), the other persons designated on the signature pages hereto as DCPS Sellers (collectively with Cain, the “DCPS Sellers”), Tom M. Smith (“Smith”) and the other persons designated on the signature pages hereto as MBS Sellers (collectively with Smith, the “MBS Sellers” and, collectively with the DCPS Sellers, the “Sellers”). All terms not otherwise defined herein have the meanings ascribed to them in Section 9.03 hereof.

     WHEREAS, the boards of directors of SurgiCare (the “SurgiCare Board”), Newco (the “Newco Board”) and MBS (the “MBS Board”), and the DCPS Sellers (who constitute the sole general partner and limited partners of DCPS), have each determined that it is advisable and in the best interests of their respective stockholders or partners, as applicable, for SurgiCare to enter into a business combination with DCPS and MBS upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the SurgiCare Board, the Newco Board and the MBS Board have each approved the merger (the “MBS Merger”) of Newco with and into MBS in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the Texas Business Corporation Act (the “TBCA”), and the SurgiCare Board, the Newco Board and the DCPS Sellers have each approved the merger (the “DCPS Merger” and, together with the MBS Merger, the “Mergers”) of DCPS with and into MBS (immediately following the effectiveness of the MBS Merger) in accordance with the applicable provisions of the DGCL, the TBCA and the Texas Revised Limited Partnership Act (the “TRLPA”), in each case upon the terms and subject to the conditions set forth herein;

     WHEREAS, simultaneously with, and as a condition to, the Mergers, IPS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of SurgiCare (“IPS Merger Sub”), will merge with and into Integrated Physician Solutions, Inc., a Delaware corporation (“IPS”), on the terms and subject to the conditions set forth in the Amended and Restated Agreement and Plan of Merger dated as of February    , 2004 among SurgiCare, IPS Merger Sub and IPS (as amended from time to time, the “IPS Acquisition Agreement”; the transactions contemplated thereby are referred to herein as the “IPS Acquisition”);

     WHEREAS, prior to the Mergers, (A) SurgiCare will file an Amended and Restated Certificate of Incorporation (the “SurgiCare Restated Charter”) in the form of Exhibit A hereto with the Secretary of State of the State of Delaware pursuant to which (i) SurgiCare’s corporate name will be changed to “Orion HealthCorp, Inc.”, (ii) the Class B Common Stock, par value $0.001 per share (the “SurgiCare Class B Common Stock”), of SurgiCare will be authorized, (iii) the Class C Common Stock, par value $0.001 per share (the “SurgiCare Class C Common Stock”; shares of SurgiCare Class C Common Stock being referred to herein collectively as the “SurgiCare Class C Common Shares”), of SurgiCare will be authorized and (iv) SurgiCare will effect a reverse stock split whereby each outstanding share of common stock, par value $0.005 per share (the “SurgiCare Old Common Stock”), of SurgiCare shall be reclassified and reduced to a fraction of a share of Class A Common Stock, par value $0.001 per share (the “SurgiCare Class A Common Stock”; shares of SurgiCare Class A Common Stock being referred to herein collectively as the “SurgiCare Class A Common Shares”), of SurgiCare equal to the Reverse Split Fraction (as hereinafter defined), and (B) unless otherwise agreed by IPS, all outstanding shares of Series AA Preferred Stock, $0.001 par value per share (the “SurgiCare Series AA” and, collectively with the SurgiCare Old Common Stock and the SurgiCare Series A, the “SurgiCare Capital Stock”), of SurgiCare shall be converted into shares of SurgiCare Class A Common Stock (the filing of the SurgiCare Restated Charter and the conversion, if applicable, of the SurgiCare Series AA being referred to herein as the “Recapitalization”);

     WHEREAS, prior to the date hereof, Brantley Partners IV, L.P. (“Brantley IV”) advanced a total of $2,055,000 in loans to Lakepoint Acquisition, Inc., a Delaware corporation (“Lakepoint”), which in turn advanced $665,000 to SurgiCare pursuant to one or more promissory notes (collectively with any notes evidencing additional loans made by Lakepoint to SurgiCare after the date hereof, the “SurgiCare Bridge Notes”) and $1,390,000 to IPS pursuant to one or more promissory notes (collectively with any notes evidencing additional loans made by Lakepoint to IPS after the date hereof, the “IPS Bridge Notes” and, together with the SurgiCare Bridge Notes, the “Bridge Notes”) to fund certain approved working capital expenses;

     WHEREAS, prior to the date hereof, Brantley Venture Partners III, L.P. (“Brantley III”) has made loans to IPS in the outstanding aggregate principal amount of $1,271,171 evidenced by one or more promissory notes (the “Brantley III Notes”), and, immediately after giving effect to the IPS Acquisition, Brantley III, SurgiCare and IPS wish to have the Brantley III Notes exchanged for shares of SurgiCare Class A Common Stock on the terms and conditions set forth in an Amended and Restated Debt Exchange Agreement dated as of February    , 2004 among SurgiCare, Brantley Capital Corporation (“Brantley Capital”) and Brantley III (as amended from time to time, the “Debt Exchange Agreement”; the transactions contemplated thereby are referred to herein as the “Debt Exchange”);

     WHEREAS, prior to the date hereof, Brantley Capital has made loans to IPS in the outstanding aggregate principal amount of $1,985,448 evidenced by one or more promissory notes (the “Brantley Capital Notes”) , and, immediately after giving effect to the IPS Acquisition, Brantley Capital, SurgiCare and IPS wish to have the Brantley Capital Notes exchanged for shares of SurgiCare Class A Common Stock on the terms and conditions set forth in the Debt Exchange Agreement;

     WHEREAS, simultaneously with, and as a condition to, the Mergers, Brantley IV will purchase, and SurgiCare will issue and sell to Brantley IV, for consideration consisting of cash and the Bridge Notes, shares of SurgiCare Class B Common Stock on the terms and subject to the conditions set forth in an Amended and Restated Stock Subscription Agreement dated as of February    , 2004 between SurgiCare and Brantley IV (as amended from time to time, the “Stock Subscription Agreement”; the transactions contemplated thereby are referred to herein as the “Equity Financing”);

     WHEREAS, for United States federal income tax purposes, each of the DCPS Merger and, assuming the Five Day Average Price is equal to or greater than $0.70, the MBS Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

     WHEREAS, pursuant to the Mergers, each outstanding share of common stock, par value $1.00 per share, of MBS (“MBS Common Stock”), and all outstanding Units of Partnership Interest in DCPS (the “DCPS Partnership Interests”) shall be converted into the right to receive the applicable Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, SurgiCare, Newco, DCPS, MBS and the Sellers desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGERS

     SECTION 1.01 The Mergers. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the TBCA and the TRLPA, at the MBS Effective Time (as defined below), Newco will be merged with and into MBS and, immediately thereafter, at the DCPS Effective Time (as defined below), DCPS will be merged with and into MBS. As a result of the Mergers, the separate existence of each of Newco and DCPS will cease and MBS will continue as the surviving corporation of the Mergers (the “Surviving Corporation”) and will continue to be governed by the TBCA.

     SECTION 1.02 Closing; Effective Times.

          (a) The closing of the Mergers (the “Closing”), the Equity Financing, the Debt Exchange and the IPS Acquisition will take place substantially simultaneously (i) at 10:00 a.m. (local time) at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York as soon as practicable, but in any event within three (3) business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) are fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as SurgiCare and the Sellers may agree in writing (the “Closing Date”). Subject to the provisions of Article VII, failure to consummate the Mergers provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.02 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          (b) At the Closing, DCPS, MBS, SurgiCare and Newco will cause articles or certificates of merger (the “Certificates of Merger”) to be duly prepared, executed and filed with the Secretary of State of the State of Texas as provided in Section 5.01 of the TBCA and Section

2.11 of the TRLPA and make all other filings or recordings required by applicable statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign (“Law”) in connection with the Mergers. The Mergers will become effective at such time as the Certificate of Mergers are duly filed with the Secretary of State of the State of Texas or at such later times as are specified in the Certificates of Merger (the “DCPS Effective Time” and the “MBS Effective Time”, respectively; the DCPS Effective Time and the MBS Effective Time, together, are referred to herein as the “Effective Times”).

     SECTION 1.03 Effect of the Mergers. At the Effective Times, the effect of the Mergers will be as provided in this Agreement, the Certificates of Merger, the TBCA and TRLPA, as applicable. Without limiting the generality of the foregoing, and subject thereto, at the Effective Times all the property, rights, privileges, powers, authority and franchises, both public and private, all assets and property, real, personal and mixed, and every interest therein, wherever located, of MBS, DCPS and Newco will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of MBS, DCPS and Newco will become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04 Subsequent Actions. If, at any time after the Effective Times, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of any of MBS, DCPS or Newco or which are to be acquired by the Surviving Corporation as a result of, or in connection with, the Mergers, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of each of MBS, DCPS and Newco, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MBS, DCPS and Newco or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.05 Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of the Surviving Corporation shall be the certificate of incorporation and by-laws of MBS as in effect as of the Effective Times, until duly amended or repealed.

     SECTION 1.06 Directors and Officers. The directors of Newco immediately prior to the MBS Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of Newco immediately prior to the MBS Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01 Conversion of Securities.

          (a) MBS. At the MBS Effective Time, by virtue of the MBS Merger and without any action on the part of SurgiCare, Newco, MBS or the holders of any of the following securities:

               (i) except as otherwise set forth in Section 2.01(a)(iv), all shares of MBS Common Stock (collectively, the “MBS Common Shares”) issued and outstanding immediately prior to the MBS Effective Time (other than any MBS Common Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted into the right to receive, in the aggregate:

               A. (1) $1,400,000 in cash, if the Five Day Average Price is equal to or greater than $0.70, or (2) $2,000,000 in cash, if the Five Day Average Price is less than $0.70 (the “MBS Cash Consideration”); and

               B. (1) a number of SurgiCare Class C Common Shares equal to the product of 8,000,000 multiplied by the Reverse Split Fraction, if the Five Day Average Price is equal to or greater than $0.70, or (2) a number of SurgiCare Class C Common Shares equal to the product of 6,060,606 multiplied by the Reverse Split Fraction, if the Five Day Average Price is less than $0.70 (the “MBS Share Consideration”);

               (ii) each share of MBS Common Stock owned by SurgiCare or any direct or indirect wholly owned subsidiary of SurgiCare or held in treasury by MBS or any subsidiary of MBS immediately prior to the MBS Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

               (iii) each share of common stock, $0.001 par value per share, of Newco issued and outstanding immediately prior to the MBS Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $1.00 per share, of the Surviving Corporation.

               (iv) Notwithstanding any provisions of this Agreement to the contrary, MBS Common Shares which are issued and outstanding immediately prior to the MBS Effective Time and which are held by any Person who has not voted such MBS Common Shares in favor of the MBS Merger, who has delivered a written demand for appraisal of such MBS Common Shares in the manner provided by the TBCA and who, as of the MBS Effective Time, has perfected and not effectively withdrawn or lost such right to appraisal (the “Appraisal Shares”) will not be converted into or represent a right to receive the applicable Merger Consideration pursuant to this Article II. The holders thereof will be entitled only to such rights as are granted by Section 5.11 of the TBCA. Each holder of Appraisal Shares who becomes entitled to payment for such MBS Common Shares pursuant to Section 5.12 of the TBCA will receive payment therefor from the Surviving Corporation in accordance with the TBCA; provided, however, that (i) if any such holder of Appraisal Shares fails to establish its entitlement to appraisal rights as provided in Section 5.12 of the TBCA, (ii) if any such holder of Appraisal Shares effectively withdraws its demand for appraisal of such MBS Common Shares or loses its right to appraisal and payment for its MBS Common Shares under Section 5.13 of the TBCA, or (iii) if neither any holder of Appraisal Shares nor the Surviving Corporation files a petition demanding a determination of the value of all Appraisal Shares within the time provided in Section 5.12 of the TBCA, such holder will forfeit the right to appraisal of such MBS Common Shares and each such MBS Common Share will be treated as if such MBS Common Share had been converted, as of the MBS Effective Time, into a right to receive the applicable Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.01(a)(i). MBS will give SurgiCare prompt notice of any demands received by MBS for appraisal of MBS Common Shares, and, until the MBS Effective Time, SurgiCare will have the opportunity to participate in all negotiations and proceedings with respect to such demands. MBS will not, except with the prior written consent of SurgiCare, make any payment with respect to, or settle or offer to settle, any such demands.

          (b) DCPS. At the DCPS Effective Time, by virtue of the DCPS Merger and without any action on the part of SurgiCare, Newco, MBS, DCPS or the holders of any of the following securities, all DCPS Partnership Interests issued and outstanding immediately prior to the DCPS Effective Time shall be canceled and automatically converted into the right to receive, in the aggregate:

               (i) $1,500,000 in cash (the “DCPS Cash Consideration”);

               (ii) a number of SurgiCare Class C Common Shares equal to the product of 6,060,606 multiplied by the Reverse Split Fraction (the “DCPS Share Consideration”); and

               (iii) subordinated promissory notes of SurgiCare, substantially in the form attached hereto as Exhibit B, in the aggregate principal amount of $500,000 (the “DCPS Notes”).

          (c) Allocation of Consideration. The MBS Cash Consideration and MBS Share Consideration, and any additions thereto or subtractions therefrom in accordance with Section 2.07, shall be allocated among the MBS Sellers according to the percentages (the “Stockholder Percentages”) set forth on Schedule 2.01(c)(i) hereto. The DCPS Cash Consideration, DCPS Share Consideration and DCPS Notes, and any additions thereto or subtractions therefrom in accordance with Section 2.07, shall be allocated among the DCPS Sellers according to the percentages set forth on Schedule 2.01(c)(ii) hereto.

     SECTION 2.02 Deliveries at the Closing. At the Closing, (i) SurgiCare will deliver to DCPS and MBS the various certificates, instruments and documents referred to in Section 7.03 below, (ii) DCPS and MBS will deliver to SurgiCare the various certificates, instruments and documents referred to in Section 7.02 below, (iii) each of the Sellers will deliver to SurgiCare certificates (to the extent applicable) representing all of his MBS Common Shares or DCPS Partnership Interests, as applicable, endorsed in blank or accompanied by duly executed assignment documents, (iv) SurgiCare will deliver to Smith (a) certificates representing the MBS Share Consideration and (b) by wire transfer of immediately available funds, to such account as Smith has specified in writing to SurgiCare at least two business days prior to the Closing Date, the MBS Cash Consideration, and (v) SurgiCare will deliver to Cain (a) certificates representing DCPS Share Consideration, (b) the DCPS Notes and (c) by wire transfer of immediately available funds, to such account as Cain has specified in writing to SurgiCare at least two business days prior to the Closing Date, the DCPS Cash Consideration.

     SECTION 2.03 No Further Rights in MBS Common Shares or DCPS Partnership Interests. The Merger Consideration delivered upon conversion of the MBS Common Shares and the DCPS Partnership Interests in accordance with the terms hereof (including any additional Merger Consideration delivered under Section 2.07(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such MBS Common Shares and DCPS Partnership Interests.

     SECTION 2.04 No Fractional Shares. No certificates or scrip representing less than one SurgiCare Class C Common Share shall be issued to the Sellers in connection with the Mergers, and the portion of the MBS Share Consideration or the DCPS Share Consideration going to each Seller shall be rounded down to the nearest whole share.

     SECTION 2.05 Withholding Rights. Each of the Surviving Corporation and SurgiCare shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of MBS Common Shares or DCPS Partnership Interests such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or SurgiCare, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the MBS Common Shares or DCPS Partnership Interests in respect of which such deduction and withholding was made by the Surviving Corporation or SurgiCare, as the case may be.

     SECTION 2.06 Transfer Books. At the Effective Times, the stock transfer books of MBS and the partnership interest transfer books of DCPS shall be closed and there shall be no further registration of transfers of MBS Common Shares or DCPS Partnership Interests thereafter on the records of MBS or DCPS. From and after the Effective Times, the holders of certificates representing MBS Common Shares or DCPS Partnership Interests outstanding immediately prior to the Effective Times shall cease to have any rights with respect to such MBS Common Shares or DCPS Partnership Interests, except as otherwise provided in this Agreement or by Law. On or after the Effective Times, any certificates presented to SurgiCare for any reason shall be converted into the applicable Merger Consideration.

     SECTION 2.07 Adjustments to Merger Consideration.

          (a) Newco EBITDA Statement. With respect to each of the year ended December 31, 2004 and the year ended December 31, 2005, as promptly as practicable, but in no event later than five business days, following the completion of the final audit report in respect of the audited financial statements for such year, SurgiCare will prepare and submit to the Sellers a statement (a “Newco EBITDA Statement”) setting forth the Newco EBITDA for such year, showing in reasonable detail the calculation of such Newco EBITDA. The Sellers may employ (at their own expense) certified public accountants to audit or review the calculation of Newco EBITDA set forth in such Newco EBITDA Statement. SurgiCare will give the Sellers and their representatives reasonable access to the books, records and personnel of SurgiCare to the extent requested for purposes of reviewing each Newco EBITDA Statement.

          (b) Disputes. If the Sellers dispute SurgiCare’s calculation of the Newco EBITDA, as set forth in a Newco EBITDA Statement, the Sellers will notify SurgiCare in writing setting forth their objections in reasonable detail within 30 days after delivery of such Newco EBITDA Statement. If the Sellers do not so notify SurgiCare within such 30-day period, the Sellers will be deemed to have conclusively accepted such Newco EBITDA Statement and the Newco EBITDA set forth thereon. If the Sellers do so notify SurgiCare, SurgiCare and the Sellers will endeavor in good faith to resolve any dispute over the calculation of the Newco EBITDA. If SurgiCare and the Sellers are unable to resolve any such dispute within 30 days of the delivery of the applicable Newco EBITDA Statement, such dispute will be submitted to Pannell Kerr Forster or to another nationally recognized independent accounting firm chosen jointly by SurgiCare and the Sellers (the “Accountants”). Such submission shall be accompanied by a statement from each of SurgiCare, on the one hand, and the Sellers, on the other hand, setting forth its or their calculation of the amount of Newco EBITDA. The Accountants shall make a selection as to which of the Newco EBITDA calculations presented to them is, in the aggregate, more accurate, which determination will be (A) in writing, (B) furnished to SurgiCare and the Sellers as promptly as practicable after the dispute has been referred to the Accountants (but in no event later than 30 days thereafter), and (C) made in accordance with this Agreement. Nothing herein will be construed to authorize or permit the Accountants to determine any question or matter whatsoever under or in connection with this Agreement, except as set forth in the immediately preceding sentence. The amount of Newco EBITDA resulting from the calculation so determined by the Accountants to be, in the aggregate, more accurate shall for all purposes of this Agreement be the amount of Newco EBITDA for the applicable year and such determination shall be conclusive and binding upon each of the parties. The fees and expenses of the Accountants with respect to the dispute referred to in this Section 2.07(b) shall be paid by the party whose proposed Newco EBITDA calculation is not selected by the Accountants hereunder.

          (c) Additional Merger Consideration. The Sellers may be eligible to receive additional Merger Consideration consisting of an aggregate of up to a maximum of $1,012,500 in cash and up to a maximum number of SurgiCare Class A Common Shares equal to 4,650,000 multiplied by the Reverse Split Fraction, as set forth in this Section 2.07(c) and subject to Section 2.07(e).

               (i) With respect to each of the year ended December 31, 2004 and the year ended December 31, 2005, if Newco EBITDA for such year is greater than $1,600,000 (any such amounts in excess of $1,600,000 being referred to herein as the “Newco EBITDA Excess”):

               A. the MBS Cash Consideration shall be increased by an amount equal to the product of 20% multiplied by the Newco EBITDA Excess; provided, however, in no event shall the MBS Cash Consideration be increased by more than an aggregate of $450,000 pursuant to this Section 2.07(c)(i)(A);

               B. the DCPS Cash Consideration shall be increased by an amount equal to the product of 25% multiplied by the Newco EBITDA Excess; provided, however, in no event shall the DCPS Cash Consideration be increased by more than an aggregate of $562,500 pursuant to this Section 2.07(c)(i)(B);

               C. the MBS Share Consideration shall be increased by an amount of SurgiCare Class A Common Shares equal to the product of 80% multiplied by a fraction, the numerator of which is the Newco EBITDA Excess, and the denominator of which is the quotient of (1) $0.75 divided by (2) the Reverse Split Fraction; provided, however, in no event shall the MBS Share Consideration be increased pursuant to this Section 2.07(c)(i)(C) by more than an aggregate number of SurgiCare Class A Common Shares equal to the product of (x) 2,400,000 multiplied by (y) the Reverse Split Fraction; and

               D. the DCPS Share Consideration shall be increased by an amount of SurgiCare Class A Common Shares equal to the product of 75% multiplied by a fraction, the numerator of which is the Newco EBITDA Excess, and the denominator of which is the quotient of (1) $0.75 divided by (2) the Reverse Split Fraction; provided, however, in no event shall the DCPS Share Consideration be increased pursuant to this Section 2.07(c)(i)(D) by more than an aggregate number of SurgiCare Class A Common Shares equal to the product of (x) 2,250,000 multiplied by (y) the Reverse Split Fraction.

               (ii) Any increase to the MBS Cash Consideration or the DCPS Cash Consideration to be made under this Section 2.07(c) will be paid (or cause to be paid) by SurgiCare, without interest, by wire transfer of immediately available funds to an account or accounts designated by Smith (in the case of the MBS Cash Consideration) or Cain (in the case of the DCPS Cash Consideration), promptly but in no event later than ten days after final determination of the amount of Newco EBITDA for the applicable year (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants). Notwithstanding anything to the contrary in this Section 2.07(c), the right of the Sellers to receive any cash payment pursuant to the terms of this Section 2.07(c) shall be subject to the terms of the Subordination Agreement. If payment of all or any portion of any amount due under this Section 2.07(c) is not permitted by the Subordination Agreement, then interest, compounded on an annual basis, will accrue on the unpaid balance at the rate of 8% per annum from the date such payment is due until the date such payment is made, and payment of such amount (together with such interest) shall be made (or caused to be made) by SurgiCare on the earliest date as of which such payment may be made in compliance with the Subordination Agreement. Any increase to the MBS Share Consideration or the DCPS Share Consideration to be made under this Section 2.07(c) will be satisfied by SurgiCare by delivery to Smith (in the case of the MBS Share Consideration) or Cain (in the case of the DCPS Share Consideration), of certificates representing such increase to the MBS Share Consideration or DCPS Share Consideration, in either case promptly but in no event later than ten days after final determination of the amount of Newco EBITDA for the applicable year (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants); provided, however, that any issuance of SurgiCare Class A Common Shares to a Seller hereunder will be conditioned upon SurgiCare receiving from such Seller satisfactory assurances that the representations and warranties set forth in Section 4.24 of this Agreement remain true and correct in all respects with regards to such Seller as of the date of such issuance.

          (d) Reduction of Merger Consideration. The Sellers may be required to forfeit a portion of the Merger Consideration, as set forth in this Section 2.07(d) and subject to Section 2.07(e).

               (i) With respect to each of the year ended December 31, 2004 and the year ended December 31, 2005, if Newco EBITDA for such year is less than $1,600,000 (the amount of shortfall below $1,600,000 being referred to herein as the “Newco EBITDA Shortfall”):

               A. the MBS Share Consideration (as increased pursuant to Section 2.07(c), if applicable) shall be reduced by an amount of SurgiCare Class C Common Shares which, if converted, would represent a number of Class A Common Shares equal to the quotient of (1) the product (the “MBS EBITDA Shortfall Amount”) of 1.25 multiplied by the Newco EBITDA Shortfall divided by (2) the quotient of (a) $0.33 divided by (b) the Reverse Split Fraction; provided, however, Smith (on behalf of the MBS Sellers) may elect to pay some or all of the MBS EBITDA Shortfall Amount in cash, in which event the reduction in the MBS Share Consideration hereunder shall be proportionately decreased;

               B. the outstanding principal amount of the DCPS Notes (the “DCPS Note Balance”) shall be reduced by an amount equal to the lesser of (1) the product (the “DCPS EBITDA Shortfall Amount”) of 1.25 multiplied by the Newco EBITDA Shortfall and (2) the DCPS Note Balance, and any interest accrued but unpaid on such reduced principal amount shall be forfeited; and

               C. to the extent that the DCPS EBITDA Shortfall Amount is greater than the DCPS Note Balance, upon the written election of SurgiCare, the DCPS Share Consideration (as increased pursuant to Section 2.07(c), if applicable) shall be reduced by an amount of SurgiCare Class C Common Shares which, if converted, would represent a number of Class A Common Shares equal to the quotient of (1) the difference between the DCPS EBITDA Shortfall Amount and the DCPS Note Balance divided by (2) the quotient of (a) $0.33 divided by (b) the Reverse Split Fraction.

               (ii) Any decrease to be made under this Section 2.07(d) to (A) the MBS Share Consideration will be satisfied by Smith by delivery to SurgiCare of certificates representing such decrease to the MBS Share Consideration, endorsed in blank or accompanied by duly executed assignment documents with a medallion signature guarantee, or (B) the DCPS Share Consideration will be satisfied by Cain by delivery to SurgiCare of certificates representing such decrease to the DCPS Share Consideration, endorsed in blank or accompanied by duly executed assignment documents with a medallion signature guarantee, in either case promptly but in no event later than ten days after final determination of the amount of Newco EBITDA for the applicable year (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants). In the event that Smith elects to pay any amounts in cash in accordance with Section 2.07(d)(i)(A), such payment shall be made by Smith by wire transfer of immediately available funds to an account or accounts designated by SurgiCare promptly but in no event later than ten days after final determination of the amount of Newco EBITDA for the applicable year (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants).

               (iii) Until such time as no decrease to the Merger Consideration received by a Seller can be made pursuant to this Section 2.07(d), (A) such Seller will not, without the prior written consent of SurgiCare, directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber, engage in a Constructive Sale or otherwise dispose of in any manner any of the SurgiCare Class C Common Shares received by such Seller as part of the Merger Consideration (or SurgiCare Class A Common Shares into which such SurgiCare Class C Common Shares have been converted), or offer, consent or agree to do any of the foregoing, (B) such SurgiCare Class C Common Shares (or SurgiCare Class A Common Shares, if applicable) shall bear a legend disclosing the existence of the restrictions contained herein and (C) SurgiCare may, without the consent of such Seller, deliver stop transfer instructions to SurgiCare’s transfer agent with respect to such SurgiCare Class C Common Shares (or SurgiCare Class A Common Shares, if applicable); provided, however, if Newco EBITDA for the year ended December 31, 2004 is equal to or greater than $1,600,000, the restrictions contained in this sentence will cease to apply (effective upon the final determination of the amount of Newco EBITDA for such year (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants)) with respect to a number of the SurgiCare Class C Common Shares received by the Sellers as part of the Merger Consideration (the “Released Shares”) equal to the product of (x) 3,030,303 multiplied by (y) the Reverse Split Fraction. The number of shares that shall be deemed Released Shares for each Seller shall be equal to the product of (1) one-half of the total number of Released Shares multiplied by the percentage set forth opposite the name of such Seller on Schedule 2.01(c)(i) or Schedule 2.01(ii), as applicable.

          (e) Effect of Termination Without Cause or Sale of the Surviving Corporation. Sections 2.07(c) and 2.07(d) are subject to the following provisions in the event that (1) SurgiCare sells (a “Newco Sale Event”) all of the capital stock, or all or substantially all of the assets, of the Surviving Corporation to an unaffiliated third party (other than in connection with an acquisition of all or substantially all of SurgiCare and other than any sale pursuant to the ROFR granted by Section 6.11 hereof) or (2) the employment of Cain or Smith is terminated by SurgiCare without “Cause” (as defined in the employment agreements referenced in Section

7.02) (a “Qualifying Termination”), in either case prior to the second anniversary of the Closing Date.

               (i) If a Newco Sale Event or a Qualifying Termination of Smith occurs on or prior to the first anniversary of the Closing Date, (x) the Newco EBITDA for the year ended December 31, 2004 shall be deemed to be $3,850,000 solely for purposes of Sections 2.07(c)(i)(A), 2.07(c)(i)(C), 2.07(d)(i)(A) and 2.07(d)(i)(C), and (y) Section 2.07(d) shall terminate and be of no further force or effect with respect to Smith or the MBS Share Consideration following the date of such Newco Sale Event or Qualifying Termination.

               (ii) If a Newco Sale Event or a Qualifying Termination of Cain occurs on or prior to the first anniversary of the Closing Date, (x) the Newco EBITDA for the year ended December 31, 2004 shall be deemed to be $3,850,000 solely for purposes of Sections 2.07(c)(i)(B), 2.07(c)(i)(D), 2.07(d)(i)(B) and 2.07(d)(i)(D), and (y) Section 2.07(d) shall terminate and be of no further force or effect with respect to Cain, the DCPS Notes or the DCPS Share Consideration following the date of such Newco Sale Event or Qualifying Termination.

               (iii) If a Newco Sale Event or a Qualifying Termination of Smith occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, (x) the Newco EBITDA for the year ended December 31, 2005 shall, solely for purposes of Sections 2.07(c)(i)(A), 2.07(c)(i)(C), 2.07(d)(i)(A) and 2.07(d)(i)(C), be determined by annualizing the Newco EBITDA as of the last day of the month in which such Newco Sale Event or Qualifying Termination occurs, and (y) Section 2.07(d) shall terminate and be of no further force or effect with respect to Smith or the MBS Share Consideration following the date of such Newco Sale Event or Qualifying Termination.

               (iv) If a Newco Sale Event or a Qualifying Termination of Cain occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, (x) the Newco EBITDA for the year ended December 31, 2005 shall, solely for purposes of Sections 2.07(c)(i)(B), 2.07(c)(i)(D), 2.07(d)(i)(B) and 2.07(d)(i)(D), be determined by annualizing the Newco EBITDA as of the last day of the month in which such Newco Sale Event or Qualifying Termination occurs, and (y) Section 2.07(d) shall terminate and be of no further force or effect with respect to Cain, the DCPS Notes or the DCPS Share Consideration following the date of such Newco Sale Event or Qualifying Termination.

     SECTION 2.08 Additional DCPS Note. Subject to any restrictions imposed by applicable law, if DCPS or Cain is notified by the Internal Revenue Service on or before the 60th day prior to the maturity date of the DCPS Notes that tax-free reorganization treatment is not available for the DCPS Share Consideration and an additional tax is therefore payable in respect of the DCPS Share Consideration, SurgiCare will, at the request of Cain, provide a loan to Cain in the amount of the additional tax due up to a maximum amount of $375,000; provided, however, that SurgiCare shall have no obligation under this Section 2.08 if such tax-free reorganization treatment is unavailable as a result in whole or in part of any action, omission or circumstance that constitutes a breach of any representation, warranty or covenant of DCPS, MBS or either of the Sellers under this Agreement. Any loan provided under this Section 2.08 will be evidenced by a promissory note, in form and substance satisfactory to SurgiCare, with the same maturity date as the DCPS Notes, and will bear interest at the annual rate of 8% with monthly interest payments.

     SECTION 2.09 MBS Representative. Each MBS Seller hereby appoints Smith as the agent, proxy and attorney-in-fact for the MBS Sellers for all purposes under this Agreement (including without limitation full power and authority to act on the MBS Sellers’ behalf) to take any action, should he elect to do so in his sole discretion, (i) to consummate the transactions contemplated under this Agreement, (ii) in the event of such consummation, to receive on behalf of each MBS Seller such MBS Seller’s Stockholder Percentage of the MBS Cash Consideration and the MBS Share Consideration, (iii) to pay to each MBS Seller his, her or its Stockholder Percentage of the MBS Cash Consideration and the MBS Share Consideration, (iv) to execute and deliver, should he elect to do so in his sole discretion, on behalf of the MBS Sellers any amendment to this Agreement so long as such amendment shall apply to all parties to this Agreement, and (v) to take all other actions to be taken by or on behalf of the MBS Sellers and exercise any and all rights which the MBS Sellers are permitted or required to do or exercise under this Agreement.

     SECTION 2.10 MBS Tax. If the Five Day Average Price is less than $0.70, on April 1, 2005 SurgiCare will pay (or cause to be paid), by wire transfer of immediately available funds to an account or accounts designated by Smith, cash equal to the quotient of (a) the excess, if any, of (i) the product of the Assumed Incremental Gain multiplied by 15%, over (ii) $435,000, divided by (b) 85%. For purposes of this section, “Assumed Incremental Gain” shall mean an amount equal to the excess, if any, of (a) the number of SurgiCare Class C Common Shares issued to the MBS Sellers on the Closing Date multiplied by the Class A Common Closing Price, over (b) $100,000. Any payments to Smith hereunder will be allocated and distributed by Smith to the MBS Sellers pro rata based on the respective federal income tax liabilities of the MBS Sellers in respect of the SurgiCare Class C Common Shares issued to the MBS Sellers on the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SURGICARE AND NEWCO

     SurgiCare and Newco, jointly and severally, hereby represent and warrant to DCPS and MBS that:

     SECTION 3.01 Organization and Qualification; Subsidiaries.

          (a) SurgiCare and each SurgiCare Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to do so would not have a SurgiCare Material Adverse Effect. Each of SurgiCare and the SurgiCare Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing (where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to do so would not have a SurgiCare Material Adverse Effect.

          (b) Section 3.01(b) of the SurgiCare Disclosure Schedule lists each SurgiCare Subsidiary, its jurisdiction of organization and all trade names currently used or used at any time during the past two years by such SurgiCare Subsidiary. All of the outstanding shares of capital stock or other equity interests of each SurgiCare Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the SurgiCare Disclosure Schedule, are owned by SurgiCare, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”). Except for its interests in the SurgiCare Subsidiaries and except for the ownership of interests set forth in Section 3.01(b) of the SurgiCare Disclosure Schedule, SurgiCare does not own, directly or indirectly, or have any outstanding contractual obligation to acquire, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any corporation, partnership, joint venture or other business association or entity.

     SECTION 3.02 Certificate of Incorporation and By-Laws. SurgiCare has heretofore provided to each of DCPS and MBS a complete and correct copy of SurgiCare’s certificate of incorporation, as amended to date (the “SurgiCare Charter”) and SurgiCare’s by-laws, as amended to date (the “SurgiCare By-Laws”). The SurgiCare Charter and SurgiCare By-Laws are in full force and effect. SurgiCare is not in violation of any of the provisions of the SurgiCare Charter or the SurgiCare By-Laws. SurgiCare has provided to each of DCPS and MBS complete copies of the certificate of incorporation, by-laws or other organizational documents (including without limitation partnership agreements or limited liability company agreements) of each SurgiCare Subsidiary and no SurgiCare Subsidiary is in violation of such documents.

     SECTION 3.03 Capitalization.

          (a) The authorized capital stock of SurgiCare consists of (i) 50,000,000 shares of SurgiCare Old Common Stock, (ii) 1,650,000 shares of Series A Preferred Stock, $0.001 par value per share (“SurgiCare Series A”), and (iii) 1,200,000 shares of SurgiCare Series AA. At the close of business on January 29, 2004 (i) 27,141,359 shares of SurgiCare Old Common Stock were issued and outstanding, (ii) no shares of SurgiCare Series A were issued and outstanding, (iii) 900,000 shares of SurgiCare Series AA were issued and outstanding, (iv) 91,400 shares of SurgiCare Old Common Stock were held in SurgiCare’s treasury, (iv) no shares of SurgiCare Series A or SurgiCare Series AA were held in SurgiCare’s treasury, (v) 59,392 shares of SurgiCare Old Common Stock were subject to options (the “SurgiCare Stock Options”) granted pursuant to SurgiCare’s 2001 Stock Option Plan (the “SurgiCare Option Plan”), (vi) 10,000,000 shares of SurgiCare Old Common Stock were reserved for issuance pursuant to the conversion or exchange of the shares of SurgiCare Series AA that were issued and outstanding, (vii) 9,591,591 shares of SurgiCare Old Common Stock were reserved for issuance pursuant to the exercise of all outstanding warrants of SurgiCare (the “SurgiCare Warrants”) and (viii) 1,342,857 shares of SurgiCare Old Common Stock were reserved for issuance pursuant to the conversion of a

$470,000 10% Debenture. Except as set forth above, at the close of business on January 29, 2004 no shares of SurgiCare Capital Stock or other securities of SurgiCare were issued, reserved for issuance or outstanding. Immediately following the Effective Times, and after giving effect to the Mergers, the Equity Financing, the Debt Exchange, the IPS Acquisition and the Recapitalization, the authorized, issued and outstanding capital stock of SurgiCare shall be as set forth in Schedule 3.03(a) of the SurgiCare Disclosure Schedule.

          (b) All outstanding shares of SurgiCare Capital Stock are, and all such shares that may be issued prior to the Effective Times will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in material violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the SurgiCare Charter, the SurgiCare By-Laws or any contract, lease, license, indenture, note, bond, mortgage, agreement or other instrument or obligation (“Contract”) to which SurgiCare is a party or otherwise bound. Each offer or sale by SurgiCare of shares of its capital stock or other securities has been in compliance with all applicable federal and state securities laws or the applicable statute of limitations with respect to such offers or sales has expired.

          (c) Except as set forth in Section 3.03(c) of the SurgiCare Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness of SurgiCare having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of SurgiCare Capital Stock may vote (“Voting SurgiCare Debt”).

          (d) Except as set forth in Section 3.03(a) above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which SurgiCare or any SurgiCare Subsidiary is a party or by which any of them is bound (i) obligating SurgiCare or any SurgiCare Subsidiary to issue or sell, or cause to be issued or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable into, or exercisable for, any capital stock of or other equity interest in, SurgiCare or of any SurgiCare Subsidiary or any Voting SurgiCare Debt, (ii) obligating SurgiCare or any SurgiCare Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, stock appreciation right, stock-based performance unit, commitment, Contract, arrangement or undertaking, or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of SurgiCare Capital Stock. Section 3.03(d) of the SurgiCare Disclosure Schedule sets forth the total number of outstanding SurgiCare Stock Options and Warrants and the exercise prices thereof. SurgiCare has provided each of DCPS and MBS with a schedule of all of such SurgiCare Stock Options and SurgiCare Warrants, including the relevant vesting times, exercise prices and exercise periods, and copies of all SurgiCare Warrants and all SurgiCare Option Plans and forms of option certificates granted thereunder.

          (e) There are not any outstanding contractual obligations of SurgiCare or of any SurgiCare Subsidiary, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock of SurgiCare or, except as set forth in Section 3.03(e)(i) of the SurgiCare Disclosure Schedule, any capital stock or other ownership interest in any SurgiCare Subsidiary. Except as set forth in Section 3.03(e)(ii) of the SurgiCare Disclosure Schedule, there are no issued and outstanding shares of SurgiCare Capital Stock that are subject to a repurchase or redemption right in favor of SurgiCare.

          (f) The authorized stock of Newco consists of 1,000 shares of common stock, $0.001 par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by SurgiCare. The SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) to be issued pursuant to the Mergers in accordance with Section 2.01(a)(i) will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or By-Laws of SurgiCare or any agreement to which the SurgiCare is a party or is bound.

     SECTION 3.04 Authority Relative to this Agreement.

          (a) Each of SurgiCare and Newco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of SurgiCare and Newco of this Agreement and the consummation by each of SurgiCare and Newco of the Transactions have been duly authorized by all necessary corporate action on the part of each of SurgiCare and Newco, subject to the approval of the issuance of SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) in the Mergers, the IPS Acquisition and the Debt Exchange, as well as the Recapitalization, the Equity Financing, the election of each of the individuals listed in Section 7.03(m) to the SurgiCare Board effective as of the Effective Times (the “Board Election”) and the Orion HealthCorp, Inc. 2004 Incentive Plan in the form set forth as Exhibit C hereto (the “New Equity Plan”) by the holders of (i) not less than a majority of the outstanding shares of SurgiCare Capital Stock, voting together as a class, (ii) not less than a majority of the outstanding shares of SurgiCare Old Common Stock, and (iii) not less than a majority of the outstanding shares of SurgiCare Series AA (the “SurgiCare Stockholder Approval”). Each of SurgiCare and Newco has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) On or prior to the date of this Agreement, the SurgiCare Board duly adopted resolutions (the “SurgiCare Board Approval”) at a meeting duly called and held or by unanimous written consent and such resolutions have not been subsequently rescinded or modified in any way in accordance with the DGCL, (i) approving, authorizing and adopting this Agreement, the Mergers (including to the extent required by Section 203 of the DGCL in order that the consummation of the Transactions is not limited or restricted by such Law), the New Equity Plan and the other Transactions, (ii) determining that the Mergers are advisable and in the best interests of SurgiCare and the SurgiCare stockholders, (iii) determining that the Transactions are fair to the SurgiCare stockholders and (iv) recommending that the SurgiCare stockholders approve and adopt this Agreement and directing that this Agreement, the Mergers, the New Equity Plan and the other Transactions be submitted for consideration by the SurgiCare stockholders at the SurgiCare Stockholders Meeting.

          (c) Except for Section 203 of the DGCL, no “fair price”, “moratorium”, control share acquisition” or other similar anti-takeover statute or regulation is applicable, by reason of SurgiCare’s being a party to this Agreement, the Mergers or the other Transactions. Neither SurgiCare nor any of the SurgiCare Subsidiaries is a party to any “stockholder rights” plan or any similar anti-takeover plan or device.

     SECTION 3.05 No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 3.05(a) of the SurgiCare Disclosure Schedule, the execution and delivery by each of SurgiCare and Newco of this Agreement and the other transaction documents referenced hereby does not, and the consummation of the Transactions and compliance with the terms hereof will not, result in any material violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or require any offer to purchase or any prepayment of any debt, or result in the creation of any Lien upon any of the properties or assets of SurgiCare or any SurgiCare Subsidiary under, any provision of (i) the SurgiCare Charter, the SurgiCare By-Laws or the comparable charter, by-law or other organizational documents of any SurgiCare Subsidiary, (ii) any SurgiCare Material Contract or SurgiCare Employee Benefit Plan, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign (“Judgment”), or Law, applicable to SurgiCare or any SurgiCare Subsidiary or their respective properties or assets.

          (b) Except as set forth in Section 3.05(a) of the SurgiCare Disclosure Schedule, no consent, approval, certificate, license, permit, order or authorization (“Consent”) of, or registration, declaration, notification or filing with, any Governmental Entity or third party is required to be obtained or made by or with respect to SurgiCare or any SurgiCare Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) if required, compliance with and filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) compliance with the applicable requirements of states securities or “blue sky” laws, the Securities Act and the Exchange Act and the rules and regulations of the American Stock Exchange (the “AMEX”), (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which SurgiCare is qualified to do business (the foregoing clauses (b)(i) through (iii) being referred to collectively as the “Required Consents”), and (iv) such other items that would not have a SurgiCare Material Adverse Effect.

     SECTION 3.06 Permits; Accreditation.

          (a) Except as set forth in Section 3.06(a) of the SurgiCare Disclosure Schedule, SurgiCare has all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., or another jurisdiction (a “Governmental Entity”), necessary or advisable for SurgiCare or any SurgiCare Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, including without limitation all licenses and permits required to operate a health care facility under applicable legal requirements of each jurisdiction, all licenses required for the practice of medicine and the provision of medical or technical services in connection with the business of SurgiCare and each SurgiCare Subsidiary, certificates of need, provider and supplier numbers, and reassignments of supplier and provider billing rights as applicable to each health care facility or operation of SurgiCare and each SurgiCare Subsidiary (the “SurgiCare Permits”), other than such SurgiCare Permits as, individually and in the aggregate, are not material to the business of either SurgiCare or any SurgiCare Subsidiary and the lack of which would not result in a SurgiCare Material Adverse Effect. Except as disclosed in Section 3.06(a) of the SurgiCare Disclosure Schedule, each of SurgiCare and the SurgiCare Subsidiaries is in possession of all SurgiCare Permits in good standing, neither SurgiCare nor any SurgiCare Subsidiary is in breach of, or in default or violation under any of the SurgiCare Permits, and no suspension, violation, revocation, limitation or cancellation of or default under any of the SurgiCare Permits is pending or, to the knowledge of SurgiCare, threatened, except as would not have a SurgiCare Material Adverse Effect. Neither SurgiCare nor any SurgiCare Subsidiary has received any written notices of violation, default or deficiency with respect to any SurgiCare Permit that remains uncured. No SurgiCare Permit will be materially affected by, or terminate or lapse by reason of, the Transactions.

          (b) Except as disclosed in Section 3.06(b) of the SurgiCare Disclosure Schedule, each employee and agent of SurgiCare and each SurgiCare Subsidiary, including without limitation each physician and other health care professional employed by or performing services on behalf of SurgiCare or any SurgiCare Subsidiary, has all licenses, permits and approvals required for the performance of his or her duties for SurgiCare or SurgiCare Subsidiary, except where the failure to have such approvals would not have a SurgiCare Material Adverse Effect; and no such employee or agent of SurgiCare or any SurgiCare Subsidiary is in violation of any such license, permit, or approval or any term or condition thereof, except for such violations as would not have a SurgiCare Material Adverse Effect.

          (c) Section 3.06(c) of the SurgiCare Disclosure Schedule sets forth a list of all health care facility accreditations held by or awarded to SurgiCare and each SurgiCare Subsidiary and to each health care facility owned or operated by SurgiCare or a SurgiCare Subsidiary (the “SurgiCare Accreditations”). Except as disclosed in Section 3.06(c) of the SurgiCare Disclosure Schedule, each of the SurgiCare Accreditations is in good standing, and no suspension, revocation, limitation, or cancellation of any of the SurgiCare Accreditations is pending or, to the knowledge of SurgiCare, threatened. Neither SurgiCare nor any SurgiCare Subsidiary has received any written notices of violation, default, or deficiency with respect to any SurgiCare Accreditation that remains uncured. No SurgiCare Accreditation will be materially affected by, or terminate or lapse by reason of, the Transactions.

     SECTION 3.07 Compliance with Laws.

          (a) Except as disclosed in the Filed SurgiCare SEC Documents or in Section 3.07(a) of the SurgiCare Disclosure Schedule, SurgiCare and the SurgiCare Subsidiaries are, and have been, in compliance with each Law applicable to SurgiCare or any SurgiCare Subsidiary or by which any property or asset of SurgiCare or any SurgiCare Subsidiary is bound or affected, except where failure to be in such compliance would not have a SurgiCare Material Adverse

Effect. Except as set forth in the Filed SurgiCare SEC Documents or in Section 3.07(a) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary has received any communication from a Governmental Entity that alleges that SurgiCare or a SurgiCare Subsidiary is not or was not in compliance with any applicable Law.

          (b) Without limiting the generality of the foregoing, except as set forth in Section 3.07(b) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary, nor, to the knowledge of SurgiCare, any of the officers, directors, employees, and agents of SurgiCare or any SurgiCare Subsidiary, has engaged in any activity that (i) would constitute a violation of, or that would serve as cause for criminal or civil penalties under, the statutes pertaining to the federal Medicare and Medicaid programs (as defined below), or the federal statutes applicable to health care fraud and abuse, kickbacks and self-referrals, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq., related or similar statutes pertaining to the Federal Employee Health Benefit Program (5 U.S.C. § 8901 et seq.) (the “Federal Employee Health Benefit Program”), the TRICARE program (10 U.S.C. § 1071 et seq.) (“TRICARE”) or any other federal health care program, or the regulations promulgated pursuant to any of such federal statutes, or any analogous or similar state statutes pertaining to Medicaid or any state statutes or regulations pertaining to commercial health care or health insurance programs or the regulations promulgated pursuant to such statutes or regulations, (ii) would serve as cause for mandatory or permissive exclusion from Medicare (Soc. Sec. Act of 1965, Title VIII, P.L. 89-97, as amended, 42 U.S.C. 1395 et seq.) (“Medicare”), Medicaid (Soc. Sec. Act of 1965, Title XIX, P.L. 89-97, as amended, 42 U.S.C. 1396 et seq.) (“Medicaid”), the Federal Employee Health Benefit Program, TRICARE, or any other federal or state health care program or any other governmental or commercial third party payor program, or (iii) would prohibit billing under Medicare or Medicaid, the Federal Employee Health Benefit Program, TRICARE, or any state-funded health care or private health insurance program.

          (c) Except as set forth in Section 3.07(c) of the SurgiCare Disclosure Schedule, neither SurgiCare, nor any of the SurgiCare Subsidiaries, nor any of their respective officers, directors, or managing employees, nor, to the knowledge of SurgiCare, any Person with a direct or indirect ownership, partnership, or equity interest in SurgiCare or a SurgiCare Subsidiary has (i) received notice of any action pending, nor been party to any action, to terminate the participation of such entity, or to exclude such entity from participation, in Medicare, Medicaid, TRICARE, the Federal Employee Health Benefits Program, or any other federal health care program, or any state or private third party health plan, insurance program, or managed care plan; (ii) received notice of any action pending or investigation initiated, or been subject to a civil monetary penalty assessed against it, under Section 1128A of the Social Security Act, (iii) been excluded from participation under Medicare, Medicaid or any other federal health care program, (iv) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any offenses described in Sections 1128(a) and 1128(b)(1), (2), (3) of the Social Security Act, or (v) received notice of any action pending or investigation initiated, or been subject to fines, under any applicable state fraud and abuse statutes or regulations or any federal health care fraud and abuse, kickbacks and self-referrals statutes or regulations, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn or the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq.

          (d) SurgiCare and each SurgiCare Subsidiary operates in compliance with all federal and state Laws relating to the privacy, security and electronic interchange of individually identifiable health information, including without limitation the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996, Title II, Subtitle F and the final regulations promulgated thereunder (collectively, “HIPAA”). SurgiCare and each SurgiCare Subsidiary comply with all regulations promulgated under HIPAA with respect to electronic data interchange and standard transactions and code sets.

          (e) SurgiCare, on behalf of itself and each SurgiCare Subsidiary, has implemented and maintains a corporate compliance program that incorporates each element set forth in the U.S. Sentencing Commission Guidelines Manual and is consistent with applicable guidance set forth by the Office of Inspector General of the Department of Health and Human Services; and the business of SurgiCare and its Subsidiaries has been conducted in all material respects in accordance with the terms of such corporate compliance program.

          (f) SurgiCare, on behalf of itself and each SurgiCare Subsidiary, has implemented and maintains credentialing policies and procedures applicable to each physician and other health care provider who provides professional or health care services in a health care facility or site owned or operated by SurgiCare or a SurgiCare Subsidiary, which policies and procedures represent commercially reasonable efforts to assure legal compliance by such physicians and other health care professionals.

     SECTION 3.08 SEC Filings; Financial Statements.

          (a) Except as disclosed in Section 3.08(a) of the SurgiCare Disclosure Schedule, SurgiCare has timely filed all forms, reports and documents required to be filed by it with the SEC since August 20, 1999, including (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Reports on Form 8-K, (v) all other reports or registration statements, and (vi) all amendments, exhibits and supplements to all such reports and registration statements (collectively, the “SurgiCare SEC Reports”). The SurgiCare SEC Reports, including all forms, reports and documents to be filed by SurgiCare with the SEC after the date hereof and prior to the Effective Times, (i) were and, in the case of SurgiCare SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the published rules and regulations of the SEC thereunder, and (ii) did not as of the time they were filed, and in the case of such forms, reports and documents filed by SurgiCare with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No SurgiCare Subsidiary is subject to the periodic reporting requirements of the Exchange Act. There is no unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC or any other Governmental Entity with respect to the SurgiCare SEC Reports.

          (b) Each of the consolidated financial statements (including any notes thereto) contained in the SurgiCare SEC Reports was prepared in accordance with the rules and regulations of the SEC and United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented fairly or, in the case of SurgiCare SEC Reports filed after the date hereof, will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of SurgiCare and the consolidated SurgiCare Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not been and are not expected to be material, individually or in the aggregate). The balance sheet of SurgiCare contained in the SurgiCare SEC Reports as of December 31, 2002 is hereinafter referred to as the “SurgiCare Balance Sheet.”

          (c) The Chief Executive Officer and Chief Financial Officer of SurgiCare have each executed, delivered and filed with applicable SurgiCare SEC Reports the certificates required under Section 302 and 906 of the Sarbanes-Oxley Act of 2002.

     SECTION 3.09 Undisclosed Liabilities. Except for those Liabilities that are fully reflected or reserved against on the SurgiCare Balance Sheet (or in the notes thereto) or as set forth in Section 3.09 of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary has outstanding any Liability (including without limitation any Liability under any federal, state, or private health care, health benefit, or managed care plan or program for any refund, overpayment, discount and adjustment required by U.S. GAAP to be set forth on a consolidated balance sheet of SurgiCare and the SurgiCare Subsidiaries or in the notes thereto), except for Liabilities which have been incurred since the date of the SurgiCare Balance Sheet in the ordinary course of business, consistent with past practice, and which would not have a SurgiCare Material Adverse Effect.

     SECTION 3.10 Absence of Certain Changes or Events. Except as disclosed in the SurgiCare SEC Reports filed and publicly available on the SEC’s EDGAR database prior to the date of this Agreement (the “Filed SurgiCare SEC Documents”) or in Section 3.10 of the SurgiCare Disclosure Schedule, from the date of the SurgiCare Balance Sheet, SurgiCare and each SurgiCare Subsidiary has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

          (a) any event, damage, change, effect, destruction, loss or development that would have a SurgiCare Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any SurgiCare Capital Stock or any repurchase or redemption for value by SurgiCare of any SurgiCare Capital Stock;

          (c) any split, combination or reclassification of any SurgiCare Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of SurgiCare Capital Stock, other than pursuant to the Recapitalization;

          (d) any issuance by SurgiCare or any SurgiCare Subsidiary of any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of SurgiCare Old Common Stock pursuant to the exercise of any stock options outstanding on the date hereof pursuant to the SurgiCare Option Plans or any warrants outstanding on the date hereof or the issuance of shares of SurgiCare Class A Common Stock pursuant to the Recapitalization;

          (e) any incurrence, assumption or guaranty by SurgiCare or any SurgiCare Subsidiary of any indebtedness for borrowed money or issuance by SurgiCare or any SurgiCare Subsidiary of any debt securities or assumption, guarantee or endorsement of the obligations of any Person by SurgiCare or any SurgiCare Subsidiary, or any making of loans or advances by SurgiCare or any SurgiCare Subsidiary, or any creation or other incurrence by SurgiCare or any SurgiCare Subsidiary of any Lien;

          (f) (i) any grant by SurgiCare or any SurgiCare Subsidiary to any current or former director, officer or employee of SurgiCare or any SurgiCare Subsidiary of any increase in their compensation, except to the extent required under employment agreements in effect as of the date of the SurgiCare Balance Sheet, or with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with past practice and except for SurgiCare Stock Options that are reflected as outstanding in clause (v) of Section 3.03(a), (ii) any grant by SurgiCare or any SurgiCare Subsidiary to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the SurgiCare Balance Sheet or (iii) any entry by SurgiCare or any SurgiCare Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that were entered into in the ordinary course of business consistent with past practice;

          (g) any termination of employment or departure of any officer or other key employee of SurgiCare or any SurgiCare Subsidiary;

          (h) any entry by SurgiCare or any SurgiCare Subsidiary into any commitment or transaction, or any contract or agreement entered into by SurgiCare or any SurgiCare Subsidiary, relating to SurgiCare’s or any SurgiCare Subsidiary’s assets or business, or any relinquishment by SurgiCare or any SurgiCare Subsidiary of any contract or other right, material to SurgiCare and the SurgiCare Subsidiaries taken as a whole;

          (i) any material revaluation by SurgiCare of any material asset (including any writing off of notes or accounts receivable);

          (j) any change in accounting methods, principles or practices by SurgiCare or any SurgiCare Subsidiary materially affecting the consolidated assets, liabilities or results of operations of SurgiCare, except insofar as may have been required by a change in U.S. GAAP;

          (k) any elections with respect to Taxes by SurgiCare or any SurgiCare Subsidiary or settlement or compromise by SurgiCare or any SurgiCare Subsidiary of any material Tax Liability or refund; or

          (l) any agreement by SurgiCare or any SurgiCare Subsidiary to take any action described in this Section 3.10 except as expressly contemplated by this Agreement.

     SECTION 3.11 Absence of Litigation. Except as specifically disclosed in the Filed SurgiCare SEC Documents or in Section 3.11 of the SurgiCare Disclosure Schedule, (i) there is no litigation, arbitration, suit, claim, action, adjudication, appeal, proceeding or investigation (an “Action”) pending or, to the knowledge of SurgiCare, threatened against SurgiCare or any SurgiCare Subsidiary, or any property or asset of SurgiCare or any SurgiCare Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, or in connection with any appeal or dispute resolution process with a third party payor for health care services, that would have a SurgiCare Material Adverse Effect and (ii) there is no Judgment, consent decree or other Order outstanding against SurgiCare or any SurgiCare Subsidiary.

     SECTION 3.12 Employee Benefit Matters.

          (a) Section 3.12(a) of the SurgiCare Disclosure Schedule lists each SurgiCare Employee Benefit Plan, other than those set forth in Section 3.13(a)(ii) of the SurgiCare Disclosure Schedule. SurgiCare has delivered to each of DCPS and MBS correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service for each Employee Pension Benefit Plan or Employee Welfare Benefit Plan trust, the Form 5500 Annual Reports and Form 990 Annual Reports that were filed for the last three years, all related trust agreements, insurance contracts (including stop loss policies and fiduciary policies), and other funding agreements which implement each such SurgiCare Employee Benefit Plan, and all other forms and information relating to the administration of the SurgiCare Employee Benefits Plans and no promise or commitment to amend or improve any SurgiCare Employee Benefit Plan for the benefit of any current or former director, officer, or employee of SurgiCare or any SurgiCare Subsidiary which is not reflected in the documentation provided to DCPS and MBS has been made.

               (i) Each SurgiCare Employee Benefit Plan (and each related trust, insurance contract, or fund) (A) complies in form and in operation with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), the Code, and other applicable Laws, and (B) has been operated in accordance with its terms, except in either case where failure to do so would not have a SurgiCare Material Adverse Effect.

               (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l’s, and Summary Plan Descriptions) have been timely and appropriately filed or distributed with respect to each SurgiCare Employee Benefit Plan, except where the failure to do so would not have a SurgiCare Material Adverse Effect.

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid by the due date thereof (taking into account any extensions) to each such SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of SurgiCare and disclosed on SurgiCare’s consolidated financial statements contained in the SurgiCare SEC Reports. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such SurgiCare Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iv) Each SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Code Section 401(a) is so qualified.

               (v) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each SurgiCare Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each trust holding assets used to fund an Employee Welfare Benefit Plan that is intended to be qualified under Code Section 501(c)(9) is so qualified. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such SurgiCare Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

          (b) No SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan is or ever has been subject to Title IV of ERISA and none of SurgiCare or any SurgiCare Subsidiary has incurred or has any reason to expect that any of SurgiCare or the SurgiCare Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such SurgiCare Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) There have been no Prohibited Transactions with respect to any SurgiCare Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such SurgiCare Employee Benefit Plan. No action, suit, proceeding, hearing, examination, or investigation with respect to the administration or the investment of the assets of any such SurgiCare Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of SurgiCare, threatened. No SurgiCare Employee Benefit Plan is, or in the last three years has been, the subject of a government sponsored voluntary correction, amnesty, or similar program.

          (d) None of SurgiCare or any SurgiCare Subsidiary contributes to, has ever contributed to, or has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (e) None of SurgiCare or any SurgiCare Subsidiary maintains or ever has maintained or contributes, or ever has contributed or has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (f) The Transactions will not result in any payment or acceleration of, or vesting or increase in benefits under, any SurgiCare Employee Benefit Plan.

     SECTION 3.13 Material Contracts.

          (a) Section 3.13(a) of the SurgiCare Disclosure Schedule contains a list (organized by subsections corresponding to the subsections identified below) of the following contracts, agreements and arrangements (including all amendments thereto) to which SurgiCare or a SurgiCare Subsidiary is currently a party, other than those contracts, agreements and arrangements listed as exhibits in SurgiCare’s Form 10-K for the year ended December 31, 2002 (such contracts, agreements and arrangements required to be set forth in Section 3.13(a) of the SurgiCare Disclosure Schedule or listed as exhibits in SurgiCare’s Form 10-K for the year ended December 31, 2002, the “SurgiCare Material Contracts”), except for this Agreement and the other agreements referenced hereby related to the Transactions:

               (i) each contract and agreement or group of related agreements which (A) is likely to involve consideration of more than $100,000 in the aggregate, during the years ending December 31, 2003 or December 31, 2004, (B) is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of such contract, or (C) cannot be canceled by SurgiCare or any SurgiCare Subsidiary without penalty or further payment and on less than 60 days’ notice;

               (ii) all employment, consulting, severance, termination or indemnification agreements between SurgiCare or any SurgiCare Subsidiary and any director, officer or employee of SurgiCare or any SurgiCare Subsidiary;

               (iii) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $25,000 or which involve the services of physicians;

               (iv) all provider participation agreements, reimbursement agreements, and third party payor agreements, whether with a governmental or private health care program, health insurer, managed care organization, self-funded group health plan, or other payor for health care services;

               (v) all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases);

               (vi) all agreements under which SurgiCare or any SurgiCare Subsidiary has advanced or loaned, or may be required to advance or loan, any funds;

               (vii) all guarantees of any obligations in excess of $50,000;

               (viii) all joint venture or other similar agreements;

               (ix) all lease agreements with annual lease payments in excess of $50,000;

               (x) agreements under which SurgiCare has granted any Person registration rights (including demand and piggy-back registration rights) or any other agreements with respect to the capital stock of SurgiCare or any SurgiCare Subsidiary;

               (xi) all contracts and agreements that limit the ability of SurgiCare or any SurgiCare Subsidiary to compete in any line of business or with any Person or entity or in any geographic area or during any period of time with respect to any business currently conducted by SurgiCare or any SurgiCare Subsidiary;

               (xii) all contracts and agreements pursuant to which SurgiCare or any SurgiCare Subsidiary may be required to repurchase or redeem any capital stock or other equity interests;

               (xiii) all contracts and agreements relating to the management or development of ambulatory surgery centers by SurgiCare or any SurgiCare Subsidiary;

               (xiv) all affiliation agreements with hospitals or other health care providers;

               (xv) all litigation settlement agreements, consent decrees, corporate integrity agreements, and settlements with governmental entities;

               (xvi) all contracts and other agreements with Affiliates; and

               (xvii) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of SurgiCare and the SurgiCare Subsidiaries taken as a whole.

          (b) To the knowledge of SurgiCare, each SurgiCare Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms (except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditor’s rights and remedies generally, and (ii) is subject to general principals of equity (regardless of whether considered in a proceeding in equity or at law)). Neither SurgiCare nor any SurgiCare Subsidiary is in material violation or default, or has received notice that it is in violation or default, under any SurgiCare Material Contract and, to SurgiCare’s knowledge, no other party is in material default under any SurgiCare Material Contract. SurgiCare has provided each of DCPS and MBS with copies of all SurgiCare Material Contracts.

     SECTION 3.14 Environmental Matters. Except as described in Section 3.14 of the SurgiCare Disclosure Schedule or as would not have a SurgiCare Material Adverse Effect: (a) SurgiCare and the SurgiCare Subsidiaries have not been and are not in violation of any Environmental Law applicable to any of them; (b) none of the properties currently or formerly owned, leased or operated by SurgiCare or the SurgiCare Subsidiaries are contaminated with any Hazardous Substance; (c) neither SurgiCare nor any of the SurgiCare Subsidiaries are liable for any off-site contamination by Hazardous Substances; (d) SurgiCare and the SurgiCare Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law (“Environmental Permits”); (e) SurgiCare and the SurgiCare Subsidiaries are in compliance in all material respects with their Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. Except as described in Section 3.14 of the SurgiCare Disclosure Schedule, none of SurgiCare or the SurgiCare Subsidiaries has received notice of a violation of, or any Liability under, any Environmental Law (whether with respect to properties presently or previously owned or used). SurgiCare and the SurgiCare Subsidiaries have made available to each of DCPS and MBS all environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither SurgiCare nor any SurgiCare Subsidiary has arranged for the disposal or treatment of any substance at any off-site location that has been included in any published U.S. federal, state or local “superfund” site list or any similar list of hazardous or toxic waste sites published by any Governmental Entity.

     SECTION 3.15 Title to Properties; Absence of Liens and Encumbrances.

          (a) Except as described in Section 3.15(a) of the SurgiCare Disclosure Schedule, each of SurgiCare and the SurgiCare Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties and assets owned, used or held for use in its business, free and clear of any Liens except (i) for Liens imposed by Law for Taxes not yet due and payable or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, and (ii) as reflected in the financial statements contained in the Filed SurgiCare SEC Documents.

          (b) Section 3.15(b) of the SurgiCare Disclosure Schedule sets forth a true, correct and complete list of all real property and improvements (collectively, the “SurgiCare Real Property”) owned by SurgiCare or any SurgiCare Subsidiary. There are no leases, subleases or other occupancy agreements, either written or oral, granting any Person the right of use or occupancy of any SurgiCare Real Property (or portion thereof). Except as described in Section 3.15(b) of the SurgiCare Disclosure Schedule, SurgiCare (or such SurgiCare Subsidiary as the case may be) has good, clear and marketable title to the SurgiCare Real Property and has furnished to each of DCPS and MBS true and complete copies of title insurance reports and title insurance policies with respect to the SurgiCare Real Property. No SurgiCare Real Property is subject to any Lien except (i) for Liens imposed by Law for Taxes not yet due and payable or that otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, (ii) as reflected in the financial statements contained in the Filed SurgiCare SEC Documents, or (iii) as set forth in Section 3.15(b) of the SurgiCare Disclosure Schedule. All title to the SurgiCare Real Property is insurable by a nationally recognized title insurance company, on a standard American Land Title Association (“ALTA”) title insurance policy with all standard exceptions deleted and otherwise free of all exceptions except for the Liens set forth in Section 3.15(b) of the SurgiCare Disclosure Schedule. Except as set forth on Section 3.15(b) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any

SurgiCare Subsidiary leases (as tenant or subtenant) any real property. The real property listed in Section 3.15(b) of the SurgiCare Disclosure Schedule constitutes all of the real property used, leased or occupied by SurgiCare or any SurgiCare Subsidiary as of the date hereof.

          (c) The SurgiCare Real Property and all present uses and operations of the SurgiCare Real Property comply with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the SurgiCare Real Property, except for such failures to comply as would not have a SurgiCare Material Adverse Effect. SurgiCare and the SurgiCare Subsidiaries have obtained all approvals of Governmental Entities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the SurgiCare Real Property, except for such approvals the absence of which would not have a SurgiCare Material Adverse Effect. Neither SurgiCare nor any SurgiCare Subsidiary has received any notice of, nor does SurgiCare or any SurgiCare Subsidiary have any knowledge of, any pending or proposed condemnation proceeding, taking, lawsuit or administrative matter with respect to any of the SurgiCare Real Property.

          (d) All structures, facilities and improvements owned by SurgiCare or any SurgiCare Subsidiary and all structural, mechanical and other physical systems that constitute a part thereof are free of material defects and are in good operating condition and repair, except as would not have a SurgiCare Material Adverse Effect. No maintenance or repair to the SurgiCare Real Property or such structures, facilities and improvements (including any structural, mechanical or other physical system thereof) has been unreasonably deferred.

     SECTION 3.16 Intellectual Property.

          (a) Except with respect to the items set forth in Section 3.16(a) of the SurgiCare Disclosure Schedule, SurgiCare and the SurgiCare Subsidiaries own or possess adequate licenses or other valid enforceable rights to use all Intellectual Property used in the conduct of the business of SurgiCare and the SurgiCare Subsidiaries (as currently conducted and contemplated to be conducted), and the consummation of the Transactions will not conflict with, alter or impair SurgiCare or any SurgiCare Subsidiary’s rights to any such Intellectual Property.

          (b) Section 3.16(b) of the SurgiCare Disclosure Schedule sets forth all of the following Intellectual Property owned or licensed by SurgiCare or any SurgiCare Subsidiary: patents and patent applications, inventions that have been identified as active patent matters but for which applications have not yet been filed, Trademark registrations and applications for Trademark registrations, trade names, registered copyrights and all material license agreements relating to the operations of SurgiCare and the SurgiCare Subsidiaries. All patents, Trademarks, registrations, copyright registrations and license agreements set forth in Section 3.16(b) of the SurgiCare Disclosure Schedule are valid and in full force and effect. To the knowledge of SurgiCare, neither SurgiCare nor any SurgiCare Subsidiary has interfered with or infringed upon any Intellectual Property rights of third parties in connection with the business of SurgiCare or any SurgiCare Subsidiary. Except as set forth in Section 3.16(b) of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary has received any charge, complaint, claim, demand, office action or notice (i) alleging any such interference or infringement, or (ii) challenging the legality, validity, enforceability, use or ownership of any Intellectual Property owned or licensed by SurgiCare or any SurgiCare Subsidiary (“SurgiCare Intellectual Property”). To the knowledge of SurgiCare, except as set forth in Section 3.16(b) of the SurgiCare Disclosure Schedule, no Person is infringing or otherwise violating the rights of SurgiCare or any of the SurgiCare Subsidiaries with respect to any SurgiCare Intellectual Property.

          (c) Except as set forth in Section 3.16(c) of the SurgiCare Disclosure Schedule, SurgiCare has timely paid, or caused to be timely paid, all required maintenance, renewal and other similar fees, and has timely met any applicable legal requirements, with respect to all Intellectual Property that is listed in Section 3.16(b) of the SurgiCare Disclosure Schedule as owned by SurgiCare or any SurgiCare Subsidiary. With respect to Intellectual Property licensed by SurgiCare or any SurgiCare Subsidiary that is listed in Section 3.16(b) of the SurgiCare Disclosure Schedule or is material to SurgiCare or any SurgiCare Subsidiary, SurgiCare and each applicable SurgiCare Subsidiary is in compliance with any applicable license or similar agreement and each such license or agreement is legal, valid, binding and in full force and effect in accordance with its terms, except as would not have a SurgiCare Material Adverse Effect.

          (d) Neither SurgiCare nor any SurgiCare Subsidiary has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or any other conflict with respect to the Intellectual Property, except in the ordinary course of business.

          (e) All of SurgiCare’s information technology systems are in good working order in all material respects and are adequate for the conduct of SurgiCare’s and the SurgiCare Subsidiaries’ business as presently conducted. To the knowledge of SurgiCare, SurgiCare owns or possesses adequate licenses for all material computer software used in the conduct of SurgiCare’s and the SurgiCare Subsidiaries’ business as presently conducted.

     SECTION 3.17 Taxes.

          (a) Each of SurgiCare and the SurgiCare Subsidiaries has duly filed or caused to be filed on a timely basis all Tax Returns required to be filed by it with the applicable Governmental Entity. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by SurgiCare or any SurgiCare Subsidiary (whether or not shown on any Tax Return) have been timely paid in full, including pursuant to any extensions that were timely received. SurgiCare and the SurgiCare Subsidiaries currently are not the beneficiary of any extension of time within which to file any Tax Return. SurgiCare has not received notice that any claim has been made by an authority in a jurisdiction where any of SurgiCare and the SurgiCare Subsidiaries does not file Tax Returns that they may be subject to taxation by that jurisdiction.

          (b) Each of SurgiCare and the SurgiCare Subsidiaries has complied in all material respects with all reporting requirements and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of SurgiCare or the SurgiCare Subsidiaries either (i) claimed or raised by any authority in writing received by SurgiCare or any SurgiCare Subsidiary, (ii) as to which SurgiCare has knowledge based upon contact with any such authority, or (iii) as a result of any internal investigation by any officer, outside professional or consultant to SurgiCare or any SurgiCare Subsidiary. Except as set forth in Section 3.17 of the SurgiCare Disclosure Schedule, (i) no federal, state, local, and foreign income Tax Returns filed with respect to SurgiCare and the SurgiCare Subsidiaries have been audited, and (ii) none are currently open or the subject of audit. SurgiCare delivered or made available to each of DCPS and MBS correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of SurgiCare and the SurgiCare Subsidiaries for the last three taxable years.

          (d) None of SurgiCare or any of the SurgiCare Subsidiaries has waived any statue of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of SurgiCare or any of the SurgiCare Subsidiaries is or ever has been a party to any Tax allocation or sharing agreement or a member of an affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign Law (an “Affiliated Group”) filing a consolidated federal income Tax Return (other than the Affiliated Group the common parent of which is SurgiCare). SurgiCare does not have any Liability for the Taxes of any Person other than SurgiCare and the SurgiCare Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (f) None of SurgiCare or any of the SurgiCare Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of SurgiCare and the SurgiCare Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract (including this Agreement) that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162, 280G or 404 or that will be subject to an excise tax under Code Section 4999.

          (g) The unpaid Taxes of SurgiCare and the SurgiCare Subsidiaries (1) did not, as of December 31, 2002, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the SurgiCare Balance Sheet (rather than in any notes thereto) and (2) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of SurgiCare and the SurgiCare Subsidiaries in filing their Tax Returns.

          (h) Since July 1, 1993, SurgiCare has not had an “ownership change” within the meaning of Section 382(g) of the Code.

     SECTION 3.18 Insurance.

          (a) Section 3.18 of the SurgiCare Disclosure Schedule sets forth a complete and accurate list of all insurance policies in force naming SurgiCare, any SurgiCare Subsidiary or directors or employees thereof as a loss payee or for which SurgiCare or any SurgiCare

Subsidiary has paid or is obligated to pay all or part of the premiums. Neither SurgiCare nor any SurgiCare Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of SurgiCare and the SurgiCare Subsidiaries is in compliance with all material conditions contained therein.

          (b) Each of SurgiCare and the SurgiCare Subsidiaries maintains and has maintained, in full force and effect with financially sound and reputable insurers, general and professional liability insurance coverage with respect to their respective assets and businesses, in such amounts and against such losses and risks as is customarily carried by Persons engaged in the same or similar business and as is required under the terms of any SurgiCare Material Contracts. Neither SurgiCare nor a SurgiCare Subsidiary has been refused such insurance.

          (c) SurgiCare and each SurgiCare Subsidiary require physicians and other health care providers who provide professional or health care services in a health care facility or site owned or operated by SurgiCare or a SurgiCare Subsidiary, or who are independent contractors of SurgiCare or a SurgiCare Subsidiary, to maintain professional liability and comprehensive general liability insurance from financially sound and reputable insurers in amounts of, at a minimum, $3,000,000 per occurrence and $5,000,000 in the aggregate.

     SECTION 3.19 Opinion of Financial Advisor. The SurgiCare Board has received the written opinion of G.A. Herrerra & Co., LLC dated November 17, 2003 to the effect that, as of such date, the Transactions are fair to the SurgiCare stockholders from a financial standpoint, and a copy of the signed opinion has been provided to each of DCPS and MBS.

     SECTION 3.20 Brokers. No broker, investment banker, financial advisor or other Person, other than G.A. Herrerra & Co., LLC, Daniel Krzyzanowski and Odyssey Capital, LLC, the fees and expenses of which will be paid by SurgiCare and are set forth in Section 3.20 of the SurgiCare Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SurgiCare. SurgiCare has delivered to each of DCPS and MBS a complete and accurate copy of all agreements pursuant to which G.A. Herrerra & Co., LLC, Daniel Krzyzanowski or Odyssey Capital, LLC is entitled to any fees and expenses payable directly or indirectly by SurgiCare or any SurgiCare Subsidiary in connection with any of the Transactions.

     SECTION 3.21 Employees. To the knowledge of SurgiCare, except as set forth in Section 3.21 of the SurgiCare Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with SurgiCare or the SurgiCare Subsidiaries or any affiliates (including, but not limited to, any physician groups). SurgiCare and the SurgiCare Subsidiaries have not experienced any labor disputes or work stoppages due to labor disagreements. SurgiCare and the SurgiCare Subsidiaries are in material compliance with all applicable Laws respecting employment and employment practices and terms and conditions of employment. SurgiCare and the SurgiCare Subsidiaries are not, nor have any of them ever been, a party to any collective bargaining agreements and, to the knowledge of SurgiCare, none of SurgiCare or any of the SurgiCare Subsidiaries has been the subject of any organizational activity. None of SurgiCare nor any of the SurgiCare Subsidiaries engages in the corporate practice of medicine or employs physicians in violation of the corporate practice of medicine doctrine, as defined or applied under the Laws of Texas or any other applicable jurisdiction.

     SECTION 3.22 Transactions with Affiliates. Except as set forth in the Filed SurgiCare SEC Documents, since the date of SurgiCare’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by SurgiCare pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.22 of the SurgiCare Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of SurgiCare or any SurgiCare Subsidiary. Without limiting the generality of the foregoing, there are no amounts due or payable by SurgiCare or any SurgiCare Subsidiary to any of the SurgiCare Principal Stockholders or any of their Affiliates or associates in connection with the Transactions or otherwise.

     SECTION 3.23 Stockholder Rights Agreement. Neither SurgiCare nor any SurgiCare Subsidiary has an effective stockholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of SurgiCare Old Common Stock or any other equity or debt securities of SurgiCare or any SurgiCare Subsidiary, other than any stockholder rights plan or stockholder rights agreement that (a) is adopted after the date of this Agreement, (b) does not impair the ability of the parties to consummate the Merger in accordance with the terms of this Agreement, and (c) otherwise does not have an adverse effect on any of DCPS, MBS or the Sellers or on the rights of any of DCPS, MBS or the Sellers under this Agreement.

     SECTION 3.24 IPS Acquisition Agreement, Stock Subscription Agreement and Debt Exchange Agreement. Each of the IPS Acquisition Agreement, the Stock Subscription Agreement and the Debt Exchange Agreement has been executed by all parties thereto and is in full force and effect as of the date hereof.

     SECTION 3.25 Offering Valid. Assuming the accuracy of the representations and warranties of the Sellers contained in Section 4.24, the offer, sale and issuance of the SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) and the DCPS Notes in the Mergers will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither SurgiCare nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the SurgiCare Class C Common Shares, SurgiCare Class A Common Shares or DCPS Notes to any Person or Persons so as to bring the sale of such SurgiCare Class C Common Shares, SurgiCare Class A Common Shares or DCPS Notes by SurgiCare within the registration provisions of the Securities Act or any state securities laws. SurgiCare has made or will, in accordance with all time periods under applicable laws, make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” laws. All prior issuances of SurgiCare’s securities have been conducted in conformity with all applicable securities laws.

     SECTION 3.26 Certain Payments. Neither SurgiCare nor any SurgiCare Subsidiary, nor to SurgiCare’s knowledge, their respective directors, officers, agents, affiliates or employees, nor any other person acting on behalf of SurgiCare or any SurgiCare Subsidiary, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of SurgiCare or any SurgiCare Subsidiary, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any applicable Law or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of SurgiCare or any SurgiCare Subsidiary.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF DCPS, MBS AND THE SELLERS

     DCPS and the DCPS Sellers hereby jointly and severally represent and warrant (solely with respect to DCPS) to SurgiCare and Newco, and MBS and the MBS Sellers hereby jointly and severally represent and warrant (solely with respect to MBS) to SurgiCare and Newco, that:

     SECTION 4.01 Organization and Qualification; Subsidiaries.

          (a) MBS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Texas and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to do so would not have a DCPS/MBS Material Adverse Effect. DCPS is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Texas and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to do so would not have a DCPS/MBS Material Adverse Effect. Each of DCPS and MBS is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing (where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to do so would not have a DCPS/MBS Material Adverse Effect. Section 4.01(a) of the DCPS/MBS Disclosure Schedule lists all trade names used or used at any time during the past five years by either of DCPS or MBS.

          (b) Neither MBS nor DCPS has any subsidiaries. Except for the ownership of interests set forth in Section 4.01(b) of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS owns, directly or indirectly, or has any outstanding contractual obligation to acquire, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any corporation, partnership, joint venture or other business association or entity.

     SECTION 4.02 Certificate of Incorporation and By-Laws. MBS has heretofore provided to SurgiCare a complete and correct copy of MBS’ certificate of incorporation, as amended to date (the “MBS Charter”) and MBS’ by-laws, as amended to date (the “MBS By-Laws”). The MBS Charter and MBS By-Laws are in full force and effect. MBS is not in violation of any of the provisions of the MBS Charter or the MBS By-Laws. DCPS has heretofore provided to SurgiCare a complete and correct copy of DCPS’ partnership agreement, as amended to date (the “DCPS Partnership Agreement”). The DCPS Partnership Agreement is in full force and effect. DCPS is not in violation of any of the provisions of the DCPS Partnership Agreement.

     SECTION 4.03 Capitalization.

          (a) The authorized capital stock of MBS consists of 2,000 shares of MBS Common Stock. As of the date hereof, (i) 1,000 MBS Common Shares are issued and outstanding and held by the MBS Sellers in the percentages set forth on Schedule 2.01(a)(i) and (ii) no MBS Common Shares are held in MBS’ treasury. Except as set forth above, as of the date hereof no shares of capital stock or other securities of MBS are issued, reserved for issuance or outstanding. As of the date hereof, 990 Units of Limited Partnership Interest in DCPS and 10 Units of General Partnership Interest of DCPS are issued and outstanding. Except as set forth above, as of the date hereof no DCPS Partnership Interests or other securities of DCPS are issued, reserved for issuance or outstanding.

          (b) All outstanding MBS Common Shares are, and all such shares that may be issued prior to the Effective Times will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in material violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the TBCA, the MBS Charter, the MBS By-Laws or any Contract to which MBS is a party or otherwise bound. Each offer or sale by MBS of shares of its capital stock or other securities has been in compliance with all applicable federal and state securities laws or the applicable statute of limitations with respect to such offers or sales has expired. All outstanding DCPS Partnership Interests are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in material violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the TRLPA, the DCPS Partnership Agreement or any Contract to which DCPS is a party or otherwise bound. Each offer or sale by DCPS of DCPS Partnership Interests or other securities has been in compliance with all applicable federal and state securities laws or the applicable statute of limitations with respect to such offers or sales has expired.

          (c) Except as set forth in Section 4.03(c) of the DCPS/MBS Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness of DCPS or MBS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of MBS Common Shares or DCPS Partnership Interests may vote (“Voting DCPS/MBS Debt”).

          (d) Except as set forth in Section 4.03(a) above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which either of DCPS or MBS is a party or by which either of them is bound (i) obligating DCPS or MBS to issue or sell, or cause to be issued or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable into, or exercisable for, any capital stock of or other equity interest in, DCPS or MBS or any Voting DCPS/MBS Debt, (ii) obligating DCPS or MBS to issue, grant, extend or enter into any such option, warrant, right, security, stock appreciation right, stock-based performance unit, commitment, Contract, arrangement or undertaking, or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of MBS Common Shares or DCPS Partnership Interests.

          (e) There are not any outstanding contractual obligations of DCPS or MBS, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests of DCPS or MBS. Except as set forth in Section 4.03(e) of the DCPS/MBS Disclosure Schedule, there are no issued and outstanding MBS Common Shares or DCPS Partnership Interests that are subject to a repurchase or redemption right in favor of MBS or DCPS.

          (f) Each Seller is the record and beneficial owner of, and owns good and marketable title to, the number of MBS Common Shares or DCPS Partnership Interests set forth on Section 4.03(f) of the DCPS/MBS Disclosure Schedule, free and clear of all Liens, and each Seller has complete and unrestricted power to sell, assign and deliver to SurgiCare unencumbered marketable title to the MBS Common Shares or DCPS Partnership Interests owned by such Seller.

     SECTION 4.04 Authority Relative to this Agreement.

          (a) Each of DCPS, MBS and the Sellers has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and consummate the applicable Merger. The execution and delivery by each of DCPS and MBS of this Agreement and the consummation by each of DCPS and MBS of the applicable Merger have been duly authorized by all necessary action (corporate or otherwise) on the part of each of DCPS and MBS. Each of DCPS, MBS and the Sellers has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of DCPS, MBS and the Sellers, enforceable against them in accordance with its terms.

          (b) No “fair price”, “moratorium”, control share acquisition” or other similar anti-takeover statute or regulation is applicable to either DCPS or MBS, by reason of DCPS or MBS being a party to the Mergers or this Agreement. Neither DCPS nor MBS is a party to any “stockholder rights” plan or any similar anti-takeover plan or device.

     SECTION 4.05 No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 4.05(a) of the DCPS/MBS Disclosure Schedule, the execution and delivery by each of DCPS, MBS and the Sellers of this Agreement does not, and the consummation by each of DCPS, MBS and the Sellers of the applicable Merger and compliance with the terms hereof will not, result in any material violation of or default (with or without notice or lapse of time, or both) under, or require any offer to purchase or any prepayment of any debt, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of DCPS, MBS or any Seller under, any provision of (i) the MBS Charter, the MBS By-Laws or the DCPS Partnership Agreement, (ii) any DCPS/MBS Material Contract or DCPS/MBS Employee Benefit Plan, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any Judgment or Law applicable to DCPS, MBS or any Seller or their respective properties or assets.

          (b) Except as set forth in Section 4.05(a) of the DCPS/MBS Disclosure Schedule, no Consent of, or registration, declaration, notification or filing with, any Governmental Entity or third party is required to be obtained or made by or with respect to

DCPS or MBS in connection with the execution, delivery and performance of this Agreement or the consummation by either of DCPS or MBS of the applicable Merger, other than (i) the Required Consents and (ii) such other items that would not have a DCPS/MBS Material Adverse Effect.

     SECTION 4.06 Permits; Accreditation.

          (a) Except as set forth in Section 4.06(a) of the DCPS/MBS Disclosure Schedule, DCPS and MBS have all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary or advisable for DCPS or MBS to own, lease and operate its properties or to carry on its business as it is now being conducted (the “DCPS/MBS Permits”), other than such DCPS/MBS Permits as, individually and in the aggregate, are not material to the business of either DCPS or MBS and the lack of which would not result in a DCPS/MBS Material Adverse Effect. Except as disclosed in Section 4.06(a) of the DCPS/MBS Disclosure Schedule, each of DCPS and MBS is in possession of all DCPS/MBS Permits in good standing, neither DCPS nor MBS is in breach of, or in default or violation under any of the DCPS/MBS Permits, and no suspension, violation, revocation, limitation or cancellation of or default under any of the DCPS/MBS Permits is pending or, to the knowledge of the Sellers, threatened, except as would not have a DCPS/MBS Material Adverse Effect. Neither DCPS nor MBS has received any written notices of violation, default or deficiency with respect to any DCPS/MBS Permit that remains uncured. No DCPS/MBS Permit will be materially affected by, or terminate or lapse by reason of, the Mergers.

          (b) Except as disclosed in Section 4.06(b) of the DCPS/MBS Disclosure Schedule, each employee and agent of DCPS and MBS has all licenses, permits and approvals required for the performance of his or her duties for DCPS or MBS, except where the failure to have such approvals would not have a DCPS/MBS Material Adverse Effect; and no such employee or agent of DCPS or MBS is in violation of any such license, permit, or approval or any term or condition thereof, except for such violations as would not have a DCPS/MBS Material Adverse Effect.

     SECTION 4.07 Compliance with Laws.

          (a) Except as disclosed in Section 4.07(a) of the DCPS/MBS Disclosure Schedule, DCPS and MBS are, and have been, in compliance with each Law applicable to DCPS or MBS or by which any property or asset of DCPS or MBS is bound or affected, except where such failure to comply would not have a DCPS/MBS Material Adverse Effect. Except as set forth in Section 4.07(a) of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS has received any communication from a Governmental Entity that alleges that DCPS or MBS is not or was not in compliance with any applicable Law.

          (b) Without limiting the generality of the foregoing, except as set forth in Section 4.07(b) of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS, nor, to the knowledge of the Sellers, any of the officers, directors, employees, and agents of DCPS or MBS, has engaged in any activity that (i) would constitute a violation of, or that would serve as cause for criminal or civil penalties under, the statutes pertaining to the federal Medicare and Medicaid programs (as defined below), or the federal statutes applicable to health care fraud and abuse, kickbacks and self-referrals, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq., related or similar statutes pertaining to the Federal Employee Health Benefit Program, TRICARE or any other federal health care program, or the regulations promulgated pursuant to any of such federal statutes, or any analogous or similar state statutes pertaining to Medicaid or any state statutes or regulations pertaining to commercial health care or health insurance programs or the regulations promulgated pursuant to such statutes or regulations, (ii) would serve as cause for mandatory or permissive exclusion from Medicare, Medicaid, the Federal Employee Health Benefit Program, TRICARE, or any other federal or state health care program or any other governmental or commercial third party payor program, or (iii) would prohibit billing under Medicare or Medicaid, the Federal Employee Health Benefit Program, TRICARE, or any state-funded health care or private health insurance program.

          (c) Except as set forth in Section 4.07(c) of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS, nor any of their respective officers, directors, or managing employees, nor, to the knowledge of the Sellers, any Person with a direct or indirect ownership, partnership, or equity interest in DCPS or MBS has (i) received notice of any action pending, nor been party to any action, to terminate the participation of such entity, or to exclude such entity from participation, in Medicare, Medicaid, TRICARE, the Federal Employee Health Benefits Program, or any other federal health care program, or any state or private third party health plan, insurance program, or managed care plan; (ii) received notice of any action pending or investigation initiated, or been subject to a civil monetary penalty assessed against it, under Section 1128A of the Social Security Act, (iii) been excluded from participation under Medicare, Medicaid or any other federal health care program, (iv) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any offenses described in Sections 1128(a) and 1128(b)(1), (2), (3) of the Social Security Act, or (v) received notice of any action pending or investigation initiated, or been subject to fines, under any applicable state fraud and abuse statutes or regulations or any federal health care fraud and abuse, kickbacks and self-referrals statutes or regulations, including without limitation 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn or the federal Civil False Claims Act, 31 U.S.C. § 3729 et seq.

          (d) Each of DCPS and MBS operates in substantial compliance with all federal and state Laws relating to the privacy, security and electronic interchange of individually identifiable health information, including without limitation HIPAA. DCPS and MBS substantially comply with all regulations promulgated under HIPAA with respect to electronic data interchange and standard transactions and code sets.

          (e) Each of DCPS and MBS has implemented and maintains a corporate compliance program that incorporates each element set forth in the U.S. Sentencing Commission Guidelines Manual and is consistent with applicable guidance set forth by the Office of Inspector General of the Department of Health and Human Services; and the businesses of DCPS and MBS have been conducted in all material respects in accordance with the terms of such corporate compliance program.

     SECTION 4.08 Financial Statements.

          (a) Attached as Section 4.08(a) of the DCPS/MBS Disclosure Schedule are (i) the audited balance sheets of DCPS as of December 31, 2002 and 2001, together with the related statements of income and cash flows for the periods then ended, all certified by Mann Frankfort Stein & Lipp, DCPS’ independent public accountants (ii) the audited balance sheets of MBS as of September 30, 2003, 2002 and 2001, together with the related statements of income and cash flows for the periods then ended, all certified by Mann Frankfort Stein & Lipp, MBS’ independent public accountants, and (iii) the unaudited balance sheets of DCPS as of September 30, 2003 and the related statements of income for the three and ninth month periods then ended (collectively, the financial statements described in clauses (i), (ii) and (iii) are referred to herein as the “Financial Statements”).

          (b) Each of the Financial Statements was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presents fairly in all material respects the financial position, results of operations and cash flows of DCPS or MBS, as applicable, as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject to the absence of complete footnotes and to normal and recurring year-end adjustments which have not been and are not expected to be material, individually or in the aggregate). The balance sheets of DCPS contained in the Financial Statements as of December 31, 2002 and the balance sheets of MBS contained in the Financial Statements as of September 30, 2003 are hereinafter referred to as the “DCPS/MBS Balance Sheets.”

     SECTION 4.09 Undisclosed Liabilities. Except for those Liabilities that are fully reflected or reserved against on the DCPS/MBS Balance Sheets (or in the notes thereto) or as set forth in Section 4.09 of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS has outstanding any Liability (including without limitation any Liability under any federal, state, or private health care, health benefit, or managed care plan or program for any refund, overpayment, discount and adjustment required by U.S. GAAP to be set forth on a balance sheet of DCPS or MBS, as applicable, or in the notes thereto), except for Liabilities which have been incurred since the date of the DCPS/MBS Balance Sheets in the ordinary course of business, consistent with past practice, and which would not have an DCPS/MBS Material Adverse Effect.

     SECTION 4.10 Absence of Certain Changes or Events. Except as disclosed in Section 4.10 of the DCPS/MBS Disclosure Schedule, from the date of the DCPS/MBS Balance Sheets, each of DCPS and MBS has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

          (a) any event, damage, change, effect, destruction, loss or development that would have a DCPS/MBS Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any MBS Common Shares or DCPS Partnership Interests or any repurchase or redemption for value by MBS of any MBS Common Shares or by DCPS of any DCPS Partnership Interests;

          (c) any split, combination or reclassification of any MBS Common Shares DCPS Partnership Interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for MBS Common Shares or DCPS Partnership Interests;

          (d) any issuance by MBS or DCPS of any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

          (e) any incurrence, assumption or guaranty by DCPS or MBS of any indebtedness for borrowed money or issuance by DCPS or MBS of any debt securities or assumption, guarantee or endorsement of the obligations of any Person by DCPS or MBS, or any making of loans or advances by DCPS or MBS, or any creation or other incurrence by DCPS or MBS of any Lien;

          (f) (i) any grant by DCPS or MBS to any current or former director, officer or employee of DCPS or MBS of any increase in their compensation, except to the extent required under employment agreements in effect as of the date of the DCPS/MBS Balance Sheets, or with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with past practice, (ii) any grant by DCPS or MBS to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the DCPS/MBS Balance Sheets or (iii) any entry by DCPS or MBS into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that were entered into in the ordinary course of business consistent with past practice;

          (g) any termination of employment or departure of any officer or other key employee of DCPS or MBS;

          (h) any entry by DCPS or MBS into any commitment or transaction, or any contract or agreement entered into by DCPS or MBS relating to DCPS’ or MBS’ assets or business, or any relinquishment by DCPS or MBS of any contract or other right, material to DCPS and MBS taken as a whole;

          (i) any material revaluation by DCPS or MBS of any material asset (including any writing off of notes or accounts receivable);

          (j) any change in accounting methods, principles or practices by DCPS or MBS materially affecting the assets, liabilities or results of operations of DCPS or MBS, except insofar as may have been required by a change in U.S. GAAP;

          (k) any elections with respect to Taxes by DCPS or MBS or settlement or compromise by DCPS or MBS of any material Tax Liability or refund; or

          (l) any agreement by DCPS or MBS to take any action described in this Section 4.10 except as expressly contemplated by this Agreement.

     SECTION 4.11 Absence of Litigation. Except as disclosed in Section 4.11 of the DCPS/MBS Disclosure Schedule, (i) there is no Action pending or, to the knowledge of the Sellers, threatened against DCPS or MBS, or any property or asset of DCPS or MBS, before any court, arbitrator or Governmental Entity, domestic or foreign, or in connection with any appeal or dispute resolution process with a third party payor for health care services that would have a DCPS/MBS Material Adverse Effect, and (ii) there is no Judgment, consent decree or other Order outstanding against DCPS or MBS that would have an DCPS/MBS Material Adverse Effect.

     SECTION 4.12 Employee Benefit Matters.

          (a) Section 4.12(a) of the DCPS/MBS Disclosure Schedule lists each DCPS/MBS Employee Benefit Plan, other than those set forth in Section 4.13(a)(ii) of the DCPS/MBS Disclosure Schedule. DCPS and MBS have delivered to SurgiCare correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service for each Employee Pension Benefit Plan or Employee Welfare Benefit Plan trust, the Form 5500 Annual Reports and Form 990 Annual Reports that were filed for the last three years, all related trust agreements, insurance contracts (including stop loss policies and fiduciary policies), and other funding agreements which implement each such DCPS/MBS Employee Benefit Plan, and all other forms and information relating to the administration of the DCPS/MBS Employee Benefits Plans and no promise or commitment to amend or improve any DCPS/MBS Employee Benefit Plan for the benefit of any current or former director, officer, or employee of DCPS or MBS which is not reflected in the documentation provided to SurgiCare has been made.

               (i) Each DCPS/MBS Employee Benefit Plan (and each related trust, insurance contract, or fund) (A) complies in form and in operation with the applicable requirements of ERISA), the Code, and other applicable Laws and (B) has been operated in accordance with its terms, except in either case where failure to do so would not have a DCPS/MBS Material Adverse Effect.

               (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l’s, and Summary Plan Descriptions) have been timely and appropriately filed or distributed with respect to each DCPS/MBS Employee Benefit Plan, except where the failure to do would not have a DCPS/MBS Material Adverse Effect.

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid by the due date thereof (taking into account any extensions) to each such DCPS/MBS Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of DCPS or MBS, as applicable, and disclosed on the Financial Statements. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such DCPS/MBS Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iv) Each DCPS/MBS Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Code Section 401(a) is so qualified.

               (v) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each DCPS/MBS Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each trust holding assets used to fund an Employee Welfare Benefit Plan that is intended to be qualified under Code Section 501(c)(9) is so qualified. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such DCPS/MBS Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

          (b) No DCPS/MBS Employee Benefit Plan which is an Employee Pension Benefit Plan is or ever has been subject to Title IV of ERISA and neither DCPS nor MBS has incurred or has any reason to expect that either of DCPS or MBS will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such DCPS/MBS Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) There have been no Prohibited Transactions with respect to any DCPS/MBS Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such DCPS/MBS Employee Benefit Plan. No action, suit, proceeding, hearing, examination, or investigation with respect to the administration or the investment of the assets of any such DCPS/MBS Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Sellers, threatened. No DCPS/MBS Employee Benefit Plan is, or in the last three years has been, the subject of a government sponsored voluntary correction, amnesty, or similar program.

          (d) Neither DCPS nor MBS contributes to, has ever contributed to, or has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (e) Neither DCPS nor MBS maintains or ever has maintained or contributes, or ever has contributed or has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (f) The Mergers will not result in any payment or acceleration of, or vesting or increase in benefits under, any DCPS/MBS Employee Benefit Plan.

     SECTION 4.13 Material Contracts.

          (a) Section 4.13(a) of the DCPS/MBS Disclosure Schedule contains a list (organized by subsections corresponding to the subsections identified below) of the following contracts, agreements and arrangements (including all amendments thereto) to which DCPS or MBS is currently a party (such contracts, agreements and arrangements required to be set forth in Section 4.13(a) of the DCPS/MBS Disclosure Schedule, the “DCPS/MBS Material Contracts”) ,

except for this Agreement and the other agreements referenced hereby related to the Transactions:

               (i) each contract and agreement or group of related agreements which (A) is likely to involve consideration of more than $50,000 in the aggregate, during the years ending December 31, 2003 or December 31, 2004, (B) is likely to involve consideration of more than $125,000 in the aggregate over the remaining term of such contract, or (C) cannot be canceled by DCPS or MBS without penalty or further payment and on less than 60 days’ notice;

               (ii) all employment, consulting, severance, termination or indemnification agreements between DCPS or MBS and any director, officer or employee of DCPS or MBS;

               (iii) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $10,000;

               (iv) all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases);

               (v) all agreements under which DCPS or MBS has advanced or loaned, or may be required to advance or loan, any funds;

               (vi) all guarantees of any obligations in excess of $25,000;

               (vii) all joint venture or other similar agreements;

               (viii) all lease agreements with annual lease payments in excess of $25,000;

               (ix) agreements under which DCPS or MBS has granted any Person registration rights (including demand and piggy-back registration rights) or any other agreements with respect to the capital stock or other ownership interests of DCPS or MBS;

               (x) all contracts and agreements that limit the ability of DCPS or MBS to compete in any line of business or with any Person or entity or in any geographic area or during any period of time with respect to any business currently conducted by DCPS or MBS;

               (xi) all contracts and agreements pursuant to which DCPS or MBS may be required to repurchase or redeem any capital stock or other equity interests;

               (xii) all affiliation agreements with hospitals or other health care providers;

               (xiii) all litigation settlement agreements, consent decrees, corporate integrity agreements, and settlements with governmental entities;

               (xiv) all contracts and other agreements with Affiliates; and

               (xv) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of DCPS and MBS taken as a whole.

          (b) To the knowledge of the Sellers, each DCPS/MBS Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms (except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditor’s rights and remedies generally, and (ii) is subject to general principals of equity (regardless of whether considered in a proceeding in equity or at law)). Neither DCPS nor MBS is in material violation or default, or has received notice that it is in violation or default, under any DCPS/MBS Material Contract and, to the knowledge of the Sellers, no other party is in material default under any DCPS/MBS Material Contract. DCPS and MBS have provided SurgiCare with copies of all DCPS/MBS Material Contracts.

     SECTION 4.14 Environmental Matters. Except as described in Section 4.14 of the DCPS/MBS Disclosure Schedule or as would not have a DCPS/MBS Material Adverse Effect: (a) DCPS and MBS have not been and are not in violation of any Environmental Law applicable to any of them; (b) none of the properties currently or formerly owned, leased or operated by DCPS or MBS are contaminated with any Hazardous Substance; (c) neither DCPS nor MBS are liable for any off-site contamination by Hazardous Substances; (d) DCPS and MBS have all Environmental Permits; (e) DCPS and MBS are in compliance in all material respects with their Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the Mergers will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. Except as described in Section 4.14 of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS has received notice of a violation of, or any Liability under, any Environmental Law (whether with respect to properties presently or previously owned or used). DCPS and MBS have made available to SurgiCare all environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither DCPS nor MBS has arranged for the disposal or treatment of any substance at any off-site location that has been included in any published U.S. federal, state or local “superfund” site list or any similar list of hazardous or toxic waste sites published by any Governmental Entity.

     SECTION 4.15 Title to Properties; Absence of Liens and Encumbrances.

          (a) Except as described in Section 4.15(a) of the DCPS/MBS Disclosure Schedule, each of DCPS and MBS has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties and assets owned, used or held for use in its business, free and clear of any Liens except (i) for Liens imposed by Law for Taxes not yet due and payable or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $25,000 in the aggregate, and (ii) as reflected in the Financial Statements.

          (b) Neither DCPS nor MBS owns any real property. Except as set forth on Section 4.15(b) of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS leases (as tenant or subtenant) any real property. The real property listed in Section 4.15(b) of the DCPS/MBS Disclosure Schedule (the “DCPS/MBS Real Property”) constitutes all of the real property used, leased or occupied by DCPS or MBS as of the date hereof.

          (c) The DCPS/MBS Real Property and all present uses and operations of the DCPS/MBS Real Property comply with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the DCPS/MBS Real Property, except for such failures to comply as would not have a DCPS/MBS Material Adverse Effect. DCPS and MBS have obtained all approvals of Governmental Entities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the DCPS/MBS Real Property, except for such approvals as to which the failure to obtain would not have a DCPS/MBS Material Adverse Effect. Neither DCPS nor MBS has received any notice of, nor do the Sellers have any knowledge of, any pending or proposed condemnation proceeding, taking, lawsuit or administrative matter with respect to any of the DCPS/MBS Real Property.

          (d) All structures, facilities and improvements used by DCPS or MBS and all structural, mechanical and other physical systems that constitute a part thereof are free of material defects and are in good operating condition and repair, except as has not had and would not reasonably be expected to have a DCPS/MBS Material Adverse Effect. No maintenance or repair to the DCPS/MBS Real Property or such structures, facilities and improvements (including any structural, mechanical or other physical system thereof) has been unreasonably deferred.

     SECTION 4.16 Intellectual Property.

          (a) Except with respect to the items set forth in Section 4.16(a) of the DCPS/MBS Disclosure Schedule, DCPS and MBS own or possess adequate licenses or other valid enforceable rights to use all Intellectual Property used in the conduct of the businesses of DCPS and MBS (as currently conducted and contemplated to be conducted), and the consummation of the Mergers will not conflict with, alter or impair DCPS’ or MBS’ rights to any such Intellectual Property.

          (b) Section 4.16(b) of the DCPS/MBS Disclosure Schedule sets forth all of the following Intellectual Property owned or licensed by DCPS or MBS: patents and patent applications, inventions that have been identified as active patent matters but for which applications have not yet been filed, Trademark registrations and applications for Trademark registrations, trade names, registered copyrights and all material license agreements relating to the operations of DCPS and MBS. All patents, Trademarks, registrations, copyright registrations and license agreements set forth in Section 4.16(b) of the DCPS/MBS Disclosure Schedule are valid and in full force and effect. To the knowledge of the Sellers, neither DCPS nor MBS has interfered with or infringed upon any Intellectual Property rights of third parties in connection with the business of DCPS or MBS, and, except as set forth in Section 4.16(b) of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS has received any charge, complaint, claim, demand, office action or notice (i) alleging any such interference or infringement, or (ii) challenging the legality, validity, enforceability, use or ownership of any Intellectual Property owned or licensed by DCPS or MBS (“DCPS/MBS Intellectual Property”). To the knowledge of the Sellers, except as set forth in Section 4.16(b) of the DCPS/MBS Disclosure Schedule, no Person is infringing or otherwise violating the rights of DCPS or MBS with respect to any DCPS/MBS Intellectual Property.

          (c) Except as set forth in Section 4.16(c) of the DCPS/MBS Disclosure Schedule, DCPS and MBS have timely paid, or caused to be timely paid, all required maintenance, renewal and other similar fees, and has timely met any applicable legal requirements, with respect to all Intellectual Property that is listed in Section 4.16(b) of the DCPS/MBS Disclosure Schedule as owned by DCPS or MBS. With respect to Intellectual Property licensed by DCPS or MBS that is listed in Section 4.16(b) of the DCPS/MBS Disclosure Schedule or is material to DCPS or MBS, DCPS or MBS is in compliance with any applicable license or similar agreement and each such license or agreement is legal, valid, binding and in full force and effect in accordance with its terms, except as would not have a DCPS/MBS Material Adverse Effect.

          (d) Neither DCPS nor MBS has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or any other conflict with respect to the DCPS/MBS Intellectual Property, except in the ordinary course of business.

          (e) All of DCPS’ and MBS’ information technology systems are in good working order in all material respects and are adequate for the conduct of DCPS’ and MBS’ business as presently conducted. To the knowledge of the Sellers, DCPS and MBS own or possess adequate licenses for all material computer software used in the conduct of DCPS’ and MBS’ businesses as presently conducted.

     SECTION 4.17 Taxes.

          (a) Each of DCPS and MBS has duly filed, or caused to be filed, on a timely basis all Tax Returns required to be filed by it with the applicable Governmental Entity. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by DCPS or MBS (whether or not shown on any Tax Return) have been timely paid in full, including pursuant to any extensions that were timely received. DCPS and MBS currently are not the beneficiary of any extension of time within which to file any Tax Return. Neither DCPS nor MBS has received notice that any claim has been made by an authority in a jurisdiction where either of DCPS or MBS does not file Tax Returns that they may be subject to taxation by that jurisdiction.

          (b) Each of DCPS and MBS has complied in all material respects with all reporting requirements and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of DCPS or MBS either (i) claimed or raised by any authority in writing received by DCPS or MBS or (ii) as to which the Sellers have knowledge based upon contact with any such authority. Except as set forth in Section 4.17 of the DCPS/MBS Disclosure Schedule, (i) no federal, state, local, and foreign income Tax Returns filed with respect to DCPS or MBS have been audited, and (ii) none are currently open or the subject of audit. DCPS and MBS delivered or made available to SurgiCare correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by either of DCPS or MBS for the last three taxable years.

          (d) Neither DCPS nor MBS has waived any statue of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Neither DCPS nor MBS is or ever has been a party to any Tax allocation or sharing agreement or a member of an Affiliated Group filing a consolidated federal income Tax Return (other than the Affiliated Group the common parent of which is DCPS or MBS). Neither DCPS nor MBS has any Liability for the Taxes of any Person other than DCPS and MBS under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (f) Neither DCPS nor MBS has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither DCPS nor MBS has made any payments, is obligated to make any payments, or is a party to any Contract (including this Agreement) that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162, 280G or 404 or that will be subject to an excise tax under Code Section 4999.

          (g) The unpaid Taxes of DCPS and MBS (1) did not, as of December 31, 2002, exceed the reserves for Tax Liability (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the DCPS/MBS Balance Sheets (rather than in any notes thereto) and (2) will not exceed those reserves as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of DCPS and MBS in filing their Tax Returns.

          (h) Since July 1, 1993, neither DCPS nor MBS has had an “ownership change” within the meaning of Section 382(g) of the Code.

          (i) DCPS has been a validly electing S corporation, within the meaning of Code Sections 1361 and 1362 and for state Tax law purposes, except in those states which do not recognize S corporation status, since August 31, 2003, and has filed all forms and taken all actions necessary to maintain such status. At all times prior to August 31, 2003, DCPS was a partnership for U.S. federal income tax purposes. DCPS has never been, and will not at any time be, a “C corporation” for U.S. federal income tax purposes. None of DCPS, any predecessor to the DCPS or any stockholder or other equity holder of DCPS has taken any action, or omitted to take any action, which action or omission could result in the loss of S corporation status for any period prior to the DCPS Effective Time. DCPS will be an S corporation up to and including the Closing Date.

          (j) DCPS shall not be liable for any Tax under Code Section 1374 in connection with the transactions contemplated by this Agreement. DCPS has not, since August 31, 2003, (A) acquired assets from another corporation in a transaction in which DCPS’ Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (b) acquired the stock of any corporation which is or was at any time a qualified subchapter S subsidiary.

          (k) The business carried on by DCPS is its “historic business” within the meaning of Treasury Regulation 1.368-1(d) promulgated under the Code and no assets of DCPS have been acquired, or sold, transferred or otherwise disposed of, in an amount which would prevent SurgiCare (or a member of SurgiCare’s “qualified group”) from (i) continuing the historic business of DCPS, or (ii) using a significant portion of the historic business assets of DCPS in a business following the Mergers. For purposes of this representation, members of SurgiCare’s “qualified group” include corporations in any one or more chains of corporations connected through stock ownership with SurgiCare, but only if SurgiCare owns directly stock meeting the requirements of Section 368(c) of the Code in at least one of such corporations and stock meeting the requirements of Section 368(c) of the Code in each of the other corporations (other than SurgiCare) is owned directly by one of such other corporations.

     SECTION 4.18 Insurance.

          (a) Section 4.18 of the DCPS/MBS Disclosure Schedule sets forth a complete and accurate list of all insurance policies in force naming DCPS, MBS or directors or employees thereof as a loss payee or for which DCPS or MBS has paid or is obligated to pay all or part of the premiums. Neither DCPS nor MBS has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of DCPS and MBS is in compliance with all material conditions contained therein.

          (b) Each of DCPS and MBS maintains and has maintained, in full force and effect with financially sound and reputable insurers, general and professional liability insurance coverage with respect to their respective assets and businesses, in such amounts and against such losses and risks as is customarily carried by Persons engaged in the same or similar business and as is required under the terms of any DCPS/MBS Material Contracts. Neither DCPS nor MBS has been refused such insurance.

     SECTION 4.19 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers based upon arrangements made by or on behalf of DCPS or MBS.

     SECTION 4.20 Employees. To the knowledge of the Sellers, no executive, key employee, or group of employees has any plans to terminate employment with DCPS or MBS or any affiliates (including, but not limited to, any physician groups). DCPS and MBS have not experienced any labor disputes or work stoppages due to labor disagreements. DCPS and MBS are in material compliance with all applicable Laws respecting employment and employment practices and terms and conditions of employment. DCPS and MBS are not, nor have either of them ever been, a party to any collective bargaining agreements and, to the knowledge of the Sellers, neither DCPS nor MBS has been the subject of any organizational activity. Neither DCPS nor MBS engages in the corporate practice of medicine or employs physicians.

     SECTION 4.21 Transactions with Affiliates. Except as set forth in Section 4.21 of the DCPS/MBS Disclosure Schedule, since December 31, 2002, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 4.21 of the DCPS/MBS Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of DCPS or MBS. Without limiting the generality of the foregoing, there are no amounts due or payable by DCPS or MBS to any of the Sellers or any of their Affiliates or associates in connection with the Mergers or otherwise.

     SECTION 4.22 Stockholder Rights Agreement. Neither DCPS nor MBS has an effective stockholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of MBS Common Stock or DCPS Partnership Interests or any other equity or debt securities of DCPS or MBS, other than any stockholder rights plan or stockholder rights agreement that (a) is adopted after the date of this Agreement, (b) does not impair the ability of the parties to consummate the Mergers in accordance with the terms of this Agreement, and (c) otherwise does not have an adverse effect on SurgiCare or Newco or on the rights of SurgiCare or Newco under this Agreement.

     SECTION 4.23 Certain Payments. Neither DCPS nor MBS, nor to the knowledge of the Sellers, their respective directors, officers, agents, affiliates or employees, nor any other person acting on behalf of DCPS or MBS, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of DCPS or MBS, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any applicable Law or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of DCPS or MBS.

     SECTION 4.24 Investment Representations. The Sellers have been advised that neither the SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) constituting the MBS Share Consideration and the DCPS Share Consideration nor the DCPS Notes have been registered under the Securities Act or any state securities laws and, therefore, such SurgiCare Class C Common Shares, SurgiCare Class A Common Shares and DCPS Notes may not be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Sellers are aware that SurgiCare is under no obligation to effect any such registration with respect to such SurgiCare Class C Common Shares, SurgiCare Class A Common Shares or DCPS Notes or to file for or comply with any exemption from registration. Each Seller is receiving the SurgiCare Class C Common Shares, SurgiCare Class A Common Shares and DCPS Notes to be acquired by such Seller hereunder for his own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Each Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Each Seller is an accredited investor as that term is defined in Regulation D under the Securities Act.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGERS

     SECTION 5.01 Conduct of Business by SurgiCare Pending the Mergers. SurgiCare agrees that, between the date of this Agreement and the Effective Times, except as set forth in Section 5.01 of the SurgiCare Disclosure Schedule or as specifically required by any other provision of this Agreement, unless DCPS and MBS otherwise consent in writing (which consent will not be unreasonably withheld):

          (a) the businesses of SurgiCare and the SurgiCare Subsidiaries will be conducted only in, and SurgiCare and the SurgiCare Subsidiaries will not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (b) SurgiCare will use its reasonable best efforts to preserve substantially intact its business organization and goodwill, to keep available the services of the current officers, employees and consultants of SurgiCare and the SurgiCare Subsidiaries (other than termination for cause) and to preserve the current relationships of SurgiCare and the SurgiCare Subsidiaries with members or other customers, employees, suppliers, licensors, licensees and other Persons with which SurgiCare or any SurgiCare Subsidiary has significant business relations.

By way of amplification and not limitation, except (x) as contemplated by this Agreement, (y) for transfers of cash among SurgiCare and the SurgiCare Subsidiaries pursuant to SurgiCare’s existing cash management policies or (z) as set forth in Section 5.01 of the SurgiCare Disclosure Schedule, neither SurgiCare nor any SurgiCare Subsidiary will, between the date of this Agreement and the Effective Times, directly or indirectly, do, or propose to do, any of the following without the prior written consent of DCPS and MBS (which consent will not be unreasonably withheld):

               (i) amend or change its certificate of incorporation or by-laws or equivalent organizational documents (including without limitation the SurgiCare Charter and SurgiCare By-Laws);

               (ii) issue, sell, pledge or dispose of, or authorize for issuance, sale, pledge or disposal, any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of SurgiCare or any SurgiCare Subsidiary (except for the issuance of shares of SurgiCare Old Common Stock pursuant to the SurgiCare Stock Options and SurgiCare Warrants outstanding on the date of this Agreement);

               (iii) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock;

               (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock;

               (v) acquire or agree to acquire or sell or agree to sell (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets constituting a business or a portion of a business, including any shares of any such entities’ capital stock or any options, warrants or rights to acquire any of its capital stock;

               (vi) sell, lease, license, encumber or subject to any Lien or otherwise dispose of any SurgiCare Real Property;

               (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans or advances, except for (A) revolving indebtedness under SurgiCare’s existing revolving loan agreement, incurred in the ordinary course of business and consistent with past practice, (B) indebtedness under additional SurgiCare Bridge Notes and (C) other indebtedness with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $100,000;

               (viii) enter into any contracts or agreements requiring the payment, or receipt of payment, of consideration in excess of $250,000, or modify, amend, renew, waive any material provision of, breach or terminate any existing SurgiCare Material Contract;

               (ix) make or authorize any capital expenditures, other than as set forth in Section 5.01(ix) of the SurgiCare Disclosure Schedule;

               (x) except for the acceleration of vesting of unvested SurgiCare Stock Options and SurgiCare Warrants outstanding on the date hereof, waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants, or restricted stock, or reprice options granted under any SurgiCare Option Plan or warrants or authorize cash payments in exchange for any options, or warrants granted under any such plans;

               (xi) (a) increase the compensation payable or to become payable to SurgiCare’s or any SurgiCare Subsidiary’s officers or employees (including without limitation any rights to severance or termination pay), except for increases in salaries or wages of employees (other than directors, officers or key employees) in the ordinary course of business and in accordance with past practices and consistent with current budgets and as described in Section 5.01(xi) of the SurgiCare Disclosure Schedule, (b) grant or amend any rights to severance or termination pay to, or enter into or amend any employment, consulting, retirement, special pay arrangement or severance agreement with, any director, officer or other employee of SurgiCare or any SurgiCare Subsidiary, or with any other persons, except as required by previously existing contractual arrangements or applicable law or (c) forgive any indebtedness of any employee of SurgiCare or any SurgiCare Subsidiary;

               (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in, the SurgiCare Balance Sheet or incurred in the ordinary course of business and consistent with past practice, or cancel any indebtedness in excess of $100,000 in the aggregate or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which SurgiCare or any SurgiCare Subsidiary is a party;

               (xiii) settle any Action other than any settlement which involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief, or commence any litigation or arbitration;

               (xiv) make or revoke any Tax elections, unless required by applicable Law, adopt or change any method of Tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any Tax liabilities or take any action (including communications with a Governmental Entity) with respect to the computation of Taxes or the preparation of a Tax Return that is inconsistent with past practice;

               (xv) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

               (xvi) except as provided in Section 5.01(b)(x), (i) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or SurgiCare Employee Benefit Plan, other than to the extent required by any SurgiCare Employee Benefit Plan or to comply with applicable Law, (ii) take any action to accelerate any rights or benefits, or (iii) unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining agreement or SurgiCare Employee Benefit Plan;

               (xvii) enter into or implement any “stockholder rights” plan or any similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the Mergers;

               (xviii) agree in writing or otherwise to take any of the actions described in clauses (i) through (xvii) above; or

               (xix) take any action (a) that would reasonably be expected to cause any of SurgiCare’s or Newco’s representations and warranties set forth in Article III that are qualified by materiality to be untrue, (b) that would reasonably be expected to cause any of SurgiCare’s or Newco’s representations and warranties set forth in Article III that are not qualified by materiality to be untrue in any material respect or (c) that would be reasonably expected to result in the inability of SurgiCare or Newco to satisfy the conditions to closing set forth in Section 7.02.

     SECTION 5.02 Conduct of Business by DCPS and MBS Pending the Mergers. DCPS and MBS agree that, between the date of this Agreement and the Effective Times, except as set forth in Section 5.02 of the DCPS/MBS Disclosure Schedule or as specifically required by any other provision of this Agreement, unless SurgiCare otherwise consents in writing (which consent will not be unreasonably withheld):

          (a) the businesses of DCPS and MBS will be conducted only in, and DCPS and MBS will not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (b) DCPS and MBS will use their reasonable best efforts to preserve substantially intact their respective business organizations and goodwill, to keep available the services of the current officers, employees and consultants of DCPS and MBS (other than termination for cause) and to preserve the current relationships of DCPS and MBS with members or other customers, employees, suppliers, licensors, licensees and other Persons with which DCPS or MBS has significant business relations.

By way of amplification and not limitation, except (x) as contemplated by this Agreement or (y) as set forth in Section 5.02 of the DCPS/MBS Disclosure Schedule, neither DCPS nor MBS will, between the date of this Agreement and the Effective Times, directly or indirectly, do, or propose to do, any of the following without the prior written consent of SurgiCare (which consent will not be unreasonably withheld):

               (i) amend or change its certificate of incorporation or by-laws or equivalent organizational documents (including without limitation the MBS Charter, the MBS By-Laws and the DCPS Partnership Agreement);

               (ii) issue, sell, pledge or dispose of, or authorize for issuance, sale, pledge or disposal, any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of DCPS or MBS;

               (iii) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock or other ownership interests; provided, however, that each of DCPS and MBS may dividend out excess cash prior to the Closing Date to the extent that (A) DCPS or MBS, as applicable, is able to maintain its operations in the ordinary course of business, (B) as of the Effective Time DCPS or MBS, as applicable, has sufficient cash to fulfill its cash flow needs for at least one month following the Closing and (C) solely with respect to DCPS, the aggregate amount of such distributions is less than 10% of the net assets of DCPS and less than 30% of the gross assets of DCPS;

               (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or other ownership interests or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock or other ownership interests;

               (v) acquire or agree to acquire or sell or agree to sell (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets constituting a business or a portion of a business, including any shares of such entities’ capital stock or any options, warrants or rights to acquire any of its capital stock;

               (vi) sell, lease, license, encumber or subject to any Lien or otherwise dispose of any DCPS/MBS Real Property;

               (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans or advances, except for revolving indebtedness under existing revolving loan agreements of DCPS and MBS, incurred in the ordinary course of business and consistent with past practice, and for other indebtedness with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $25,000;

               (viii) enter into any contracts or agreements requiring the payment, or receipt of payment, of consideration in excess of $100,000, or modify, amend, renew, waive any material provision of, breach or terminate any existing DCPS/MBS Material Contract;

               (ix) make or authorize any capital expenditures, other than as set forth in Section 5.02(ix) of the DCPS/MBS Disclosure Schedule;

               (x) waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants, or restricted stock, or reprice options or warrants or authorize cash payments in exchange for any options or warrants;

               (xi) (a) increase the compensation payable or to become payable to DCPS’ or MBS’ officers or employees (including without limitation any rights to severance or termination pay), except for increases in salaries or wages of employees (other than directors, officers or key employees) in accordance with past practices and consistent with current budgets, (b) grant or amend any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of DCPS or MBS or (c) forgive any indebtedness of any employee of DCPS or MBS;

               (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in, the DCPS/MBS Balance Sheets or incurred in the ordinary course of business and consistent with past practice, or cancel any indebtedness in excess of $50,000 in the aggregate or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which DCPS or MBS is a party;

(xiii) settle any Action other than any settlement which involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief, or commence any litigation or arbitration;

(xiv) make or revoke any Tax elections, unless required by applicable Law, adopt or change any method of Tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any Tax liabilities or take any action (including communications with a Governmental Entity) with respect to the computation of Taxes or the preparation of a Tax Return that is inconsistent with past practice;

(xv) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

(xvi) (i) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or DCPS/MBS Employee Benefit Plan, other than to the extent required by any DCPS/MBS Employee Benefit Plan or to comply with applicable Law, (ii) take any action to accelerate any rights or benefits, or (iii) unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining agreement or DCPS/MBS Employee Benefit Plan;

(xvii) enter into or implement any “stockholder rights” plan or any similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the Mergers;

(xviii) agree in writing or otherwise to take any of the actions described in clauses (i) through (xvii) above; or

(xix) take any action (a) that would reasonably be expected to cause any of DCPS’ and MBS’ representations and warranties set forth in Article IV that are qualified by materiality to be untrue, (b) that would reasonably be expected to cause any of DCPS’ and MBS’ representations and warranties set forth in Article IV that are not qualified by materiality to be untrue in any material respect or (c) that would be reasonably expected to result in the inability of DCPS or MBS to satisfy the conditions to closing set forth in Section 7.03.

     SECTION 5.03 Notification of Certain Matters. SurgiCare will give prompt notice to DCPS and MBS, and DCPS and MBS will give prompt notice to SurgiCare, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement made by such Person that is qualified by materiality to be untrue or inaccurate, (B) any representation or warranty contained in this Agreement made by such Person that is not qualified by materiality to be untrue or inaccurate in any material respect or (C) any covenant, condition or agreement contained in this Agreement applicable to such Person not to be complied with or satisfied, (ii) any failure of SurgiCare, on the one hand, or DCPS or MBS, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any notices received or provided by SurgiCare under the Stock Subscription Agreement, the Debt Exchange Agreement or the IPS Acquisition Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.03 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE VI
ADDITIONAL AGREEMENTS

     SECTION 6.01 Proxy Statement; Stockholders Meetings.

          (a) As promptly as practicable after the execution of this Agreement, SurgiCare shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) in preliminary form (provided that DCPS, MBS and their counsel will be given reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto prior to each filing with the SEC) relating to the meeting of SurgiCare’s stockholders (the “SurgiCare Stockholders Meeting”) to be held to consider approval of the issuance of SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) in the Mergers, the IPS Acquisition and the Debt Exchange, as well as the Recapitalization, the Equity Financing, the Board Election and the New Equity Plan. Each of SurgiCare, DCPS and MBS shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto, and prior to the Effective Times, SurgiCare shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) pursuant to the Mergers. DCPS and MBS shall furnish all information concerning DCPS and MBS as SurgiCare may reasonably request in connection with such actions and the preparation of the Proxy Statement, including without limitation any audited or unaudited financial statements. As promptly as practicable after the definitive Proxy Statement has been filed with the SEC, SurgiCare shall mail the Proxy Statement to its stockholders.

          (b) The Proxy Statement shall include a copy of the fairness opinion identified in Section 3.19 and, subject to paragraph (c) of this Section 6.01, the SurgiCare Board Approval.

          (c) Nothing in this Agreement shall prevent the SurgiCare Board from withholding, withdrawing, amending or modifying the SurgiCare Board Approval if the SurgiCare Board determines in good faith (after consultation with legal counsel) that the failure to take such action would constitute a breach by the SurgiCare Board of its fiduciary duties to SurgiCare’s stockholders under applicable law. Unless this Agreement shall have been terminated in accordance with its terms, nothing contained in this Section 6.01(c) shall limit SurgiCare’s obligation to convene and hold the SurgiCare Stockholders Meeting (regardless of whether the SurgiCare Board Approval shall have been withheld, withdrawn, amended or modified).

          (d) No amendment or supplement to the Proxy Statement will be made by SurgiCare without the approval of DCPS and MBS (such approval not to be unreasonably withheld or delayed). Each of SurgiCare, DCPS and MBS will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (e) The information supplied by SurgiCare for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SurgiCare, (ii) the time of the SurgiCare Stockholders Meeting and (iii) the Effective Times, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Times, any event or circumstance relating to SurgiCare or any SurgiCare Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement should be discovered by SurgiCare, SurgiCare shall promptly inform DCPS and MBS thereof. All documents that SurgiCare is responsible for filing with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (f) The written information supplied by DCPS and MBS for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SurgiCare, (ii) the time of the SurgiCare Stockholders Meeting and (iii) the Effective Times, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Times, any event or circumstance relating to DCPS or MBS, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement should be discovered by DCPS or MBS, DCPS or MBS, as applicable, shall promptly inform SurgiCare.

          (g) SurgiCare shall call and hold the SurgiCare Stockholders Meeting as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the issuance of SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) in the Mergers, the IPS Acquisition and the Debt Exchange, as well as the Recapitalization, the Equity Financing, the Board Election and the New Equity Plan, and SurgiCare shall use its reasonable best efforts to hold the SurgiCare Stockholders Meeting as soon as practicable after the date on which the Proxy Statement is filed with the SEC. SurgiCare shall (a) use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the issuance of SurgiCare Class A Common Shares (and, if applicable, SurgiCare Class A Common Shares) in the Mergers, the IPS Acquisition and the Debt Exchange, as well as the Recapitalization, the Equity Financing, the Board Election and the New Equity Plan and (b) shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules of the AMEX to obtain such approvals.

     SECTION 6.02 Access to Information; Confidentiality. Subject to applicable law, SurgiCare, DCPS and MBS each will, and will cause each of their respective subsidiaries to, afford to the other party, and to the other party’s officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Times to all their respective properties, books, contracts, commitments, personnel and records and, during such period, SurgiCare, DCPS and MBS each will, and will cause each of their respective subsidiaries to, furnish promptly to the other party such information concerning its business, properties, assets, customers, consultants and personnel as the other party may reasonably request. SurgiCare, DCPS and MBS each hereby consents, and will cause each of their respective subsidiaries to consent, to the other party and the other party’s officers, employees, accountants, counsel, financial advisors, financing sources and other representatives contacting, in a reasonable fashion, members, employees, lenders and landlords of SurgiCare, DCPS or MBS, as the case may be, and such subsidiaries and will, upon reasonable notice from the other party, request such members, employees, lenders and landlords to cooperate during normal business hours during the period prior to the Effective Times with any reasonable requests made by or on behalf of the other party. Any confidential information provided to SurgiCare, DCPS or MBS hereunder will be subject to the terms of the Non-Disclosure and Confidentiality Agreement between SurgiCare and DCPS dated March 7, 2003 and the Non-Disclosure and Confidentiality Agreement between SurgiCare and MBS dated March 19, 2003, as applicable (the “Confidentiality Agreements”); provided that SurgiCare, Newco, DCPS and MBS may disclose such information as may be necessary in connection with seeking required statutory approvals. No investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 6.03 [Intentionally Omitted].

     SECTION 6.04 No Solicitation of Transactions by DCPS or MBS. After the date hereof and prior to the Effective Times or earlier termination of this Agreement pursuant to Article VIII hereof, DCPS and MBS will not, directly or indirectly, initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic confidential information to facilitate, and DCPS and MBS will not, and will use their reasonable best efforts to cause any officer, director or employee of DCPS or MBS, or any attorney, accountant, investment banker, financial advisor or other agent retained by DCPS or MBS not to, directly or indirectly initiate, solicit, negotiate, engage in discussions regarding, encourage or provide nonpublic or confidential information to facilitate, any proposal, offer or inquiry to acquire a material part of the business or properties of DCPS or MBS (which shall include, but not be limited to, a part of the business or properties of DCPS or MBS constituting 10% or more of the net revenues, net income or the assets of DCPS or MBS or any capital stock or other ownership interests of DCPS or MBS) whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof (any such being referred to herein as an “DCPS/MBS Acquisition Transaction”). DCPS and MBS immediately will cease and cause to be terminated all activities, discussions or negotiations with any parties with respect to any DCPS/MBS Acquisition Transaction, other than the Mergers.

     SECTION 6.05 Further Action; Consents. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the complete satisfaction of all respective conditions to closing set forth in Article VII hereof, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

     SECTION 6.06 Public Announcements. SurgiCare and Newco, on the one hand, and DCPS and MBS, on the other hand, will consult with each other a reasonable time before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements (including any filings with any federal or state governmental or regulatory agency or with the AMEX) with respect to the Transactions and will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding anything to the contrary herein or in the Confidentiality Agreements, each of the parties hereto (and each employee, representative, or other agent of such parties) may disclose to any Person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

     SECTION 6.07 AMEX Listing. SurgiCare shall use its best efforts to continue the listing of the SurgiCare Old Common Stock on the AMEX during the term of this Agreement.

     SECTION 6.08 Listing of SurgiCare Class A Common Shares. SurgiCare shall use its best efforts to cause the SurgiCare Class A Common Shares issuable upon conversion of the SurgiCare Class C Common Shares to be issued in the Mergers, as well as any SurgiCare Class A Common Shares issuable under Section 2.07, to be approved for listing, upon official notice of issuance, on the AMEX.

     SECTION 6.09 Form S-3 Eligibility. SurgiCare shall use its best efforts to obtain eligibility to file with the SEC registration statements on Form S-3 for offerings made on a continuous basis pursuant to Rule 415 under the Securities Act.

     SECTION 6.10 Outsourcing of Services to the Surviving Corporation; Surgery Center Division. From the period beginning at the Effective Times and ending on such date that no further additional Merger Consideration may be payable under Section 2.07(c) (the “Earn-out Period”), if billing and collection, contracting or other management services are performed by the Surviving Corporation for SurgiCare, SurgiCare will pay the Surviving Corporation for such services at a rate that is 10% greater than the minimum amount needed to cover all costs (including overhead) associated with the provision of such services by the Surviving Corporation. In addition, during the Earn-out Period, SurgiCare agrees that it will not purchase any medical billings services that are substantially similar to services provided by the Surviving Corporation from a Person other than the Surviving Corporation at a rate equal to or higher than the rate payable to the Surviving Corporation hereunder. If, during the Earn-out Period, SurgiCare proposes to purchase such services from a Person other than the Surviving Corporation at a rate lower than the rate payable to the Surviving Corporation hereunder, SurgiCare shall notify the Sellers in writing and provide the Sellers with the opportunity to allow SurgiCare to pay such lower rate to the Surviving Corporation. If the Sellers agree to such lower rate in writing within five business days of such notice from SurgiCare, SurgiCare agrees to purchase from the Surviving Corporation, and the Surviving Corporation agrees to provide to SurgiCare, such services at such lower rate. SurgiCare agrees to use reasonable commercial efforts following the Effective Times to assist the Surviving Corporation in the development and marketing of a surgery center division of the Surviving Corporation to provide billing, collection and managed care contracting services for both owned and unaffiliated surgery centers.

     SECTION 6.11 Right of First Refusal. SurgiCare hereby grants to the Sellers a right of first refusal (the “ROFR”) for the purchase of the Surviving Corporation, which right shall be exercised as set forth in this Section 6.11.

          (a) Upon SurgiCare’s acceptance (subject to the provisions of this Section 6.11) of a bona fide offer from an unaffiliated third-party to purchase all of the capital stock, or all or substantially all of the assets, of the Surviving Corporation (other than in connection with an acquisition of all or substantially all of SurgiCare) prior to the later of (i) the third anniversary of the Closing Date or (ii) the date on which all of the Sellers Notes have been satisfied in full (a “Third-Party Offer”), SurgiCare will give the Sellers written notice of the terms and conditions under which SurgiCare is willing to sell such capital stock or assets to such third-party (the “ROFR Notice”). The Sellers may elect to purchase such capital stock or assets under the terms set forth in the ROFR Notice by providing SurgiCare with written notice of exercise of the ROFR within fifteen days after the Sellers’ receipt of the ROFR Notice. If the Sellers provide such notice to SurgiCare within the fifteen day period, then the parties will enter into a definitive written agreement for the sale of the applicable capital stock or assets of the Surviving Corporation to the Sellers (or the Sellers’ designee) upon the price and other terms stated in the ROFR Notice, subject to Section 6.11(c) below.

          (b) If the Sellers decline the refusal right in response to the ROFR Notice within the fifteen day period, or if the Sellers do not respond within the fifteen day period, then SurgiCare may sell the capital stock or assets of the Surviving Corporation to the third-party who made the offer to SurgiCare at a price equal to at least 95% of the purchase price offered in the Third Party-Offer. SurgiCare may (i) extend the due diligence period or closing date and (ii) make such other modifications that do not materially affect the value of the consideration to be paid for the Surviving Corporation capital stock or assets. Upon the consummation of a sale to such third-party upon such price and terms, the ROFR will terminate.

          (c) The capital stock or assets of the Surviving Corporation will be sold to the Sellers upon an exercise of the ROFR on an as-is basis, without representation, warranty or indemnity, with such other terms and conditions as are customarily included in a purchase and sale agreement including provisions (i) as to closing documents and deliveries and (ii) with a closing of the sale to occur no later than the later of (A) forty-five days after the Sellers’ notice of exercise pursuant to Section 6.11(a) or (B) the date contained in Third-Party Offer, if any. If permitted by applicable law, the Sellers may elect to transfer SurgiCare Class C Common Shares or SurgiCare Class A Common Shares to SurgiCare in satisfaction of all or any portion of the applicable purchase price; provided, however, that the value of any such share transferred to SurgiCare shall be equal to the product of 85% multiplied by the average of the daily average of the high and low price per share of the SurgiCare Class A Common Stock on the AMEX, or such other stock exchange or other similar system on which the SurgiCare Class A Common shall be listed or quoted at the time, for the five trading days immediately preceding the closing of the sale (or, if the SurgiCare Class A Common Stock is not listed or quoted on any stock exchange or other similar system at such time, the fair market value of a share of SurgiCare Class A Common Stock as determined in good faith by the SurgiCare Board).

     SECTION 6.12 Advisory Board. If, following the Effective Times, SurgiCare in its sole discretion establishes an advisory board, each of Smith and Cain shall have a right to appoint one member to such board so long as he continues to own at least 50% of the SurgiCare Class C Common Shares issued to him as part of the Merger Consideration (or Class A Common Shares into which such Class C Common Shares have converted).

     SECTION 6.13 Observer Rights. SurgiCare covenants and agrees that (i) for so long as Smith owns at least 50% of the SurgiCare Class C Common Shares issued to him as part of the Merger Consideration (or Class A Common Shares into which such Class C Common Shares have converted), Smith may be present as an observer at all meetings of the SurgiCare Board or any committee thereof (an “Observer”), (ii) for so long as Cain owns at least 50% of the SurgiCare Class C Common Shares issued to him as part of the Merger Consideration (or Class A Common Shares into which such Class C Common Shares have converted), Cain may be present as an Observer at all meetings of the SurgiCare Board or any committee thereof, and (iii) SurgiCare shall give each such Observer notice of such meeting not later than the earlier of (a) the same time notice is provided or delivered to the directors for such meeting of the SurgiCare Board or committee and (b) 24 hours prior to the time of such proposed meeting; provided, however, that in the event that the SurgiCare Board or the committee intends to discuss or vote upon any matter in which an Observer has a material business or financial interest (other than by reason of such Observer’s interests as a stockholder of SurgiCare), or if all members of management are to be excluded therefrom, such Observer may be excluded therefrom by a vote of the majority of the directors present. Board materials that are sent to the directors prior to a meeting of the SurgiCare Board or a committee thereof shall be sent simultaneously by SurgiCare to the Observer by means reasonably designed to insure timely receipt by the Observer; provided, however, that SurgiCare may exclude from the materials sent to the Observer any materials relating directly and substantially to any matter in which such Observer has a material business or financial interest (other than by reason of such Observer’s interests as a stockholder of SurgiCare). SurgiCare shall pay all reasonable expenses including, without limitation, airfare and hotel expenses, but shall not pay any other compensation to an Observer, in connection with such Observer’s attendance at meetings of the SurgiCare Board or any committee thereof.

     SECTION 6.14 S Corporation Status. None of DCPS or the DCPS Sellers will revoke the election of DCPS to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. None of DCPS or the DCPS Sellers will take or allow any action that would result in the termination of DCPS’ status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362. DCPS and the DCPS Sellers will take all actions necessary to ensure that DCPS is a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times during which DCPS is treated as an association taxable as a corporation for U.S. federal income tax purposes.

     SECTION 6.15 Reservation of Shares. SurgiCare covenants and agrees to reserve and keep available an aggregate number of Class A Common Shares equal to (a) 757,575 multiplied by (b) the Reverse Split Fraction, which shares will be available for issuance following the Closing to such employees, customers or other Persons as are designated by Cain or Smith from time to time, subject to compliance with applicable securities and other laws.

ARTICLE VII
CONDITIONS TO THE MERGER

     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of DCPS, MBS, the Sellers, SurgiCare and Newco to consummate the Mergers pursuant to Section 1.02 hereof are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Stockholder Approvals. The SurgiCare Stockholder Approval shall have been obtained.

          (b) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, injunction, executive order or award (an “Order”) that is then in effect, pending or threatened and has, or would have, the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers, the Debt Exchange, the Equity Financing, the Recapitalization or the IPS Acquisition; provided that the party relying on a failure of this condition has complied with its obligations under Section 6.05.

          (c) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated or obtained.

          (d) IPS Acquisition. The IPS Acquisition shall have been consummated concurrently with the Mergers.

          (e) Equity Financing. The Equity Financing shall have been consummated concurrently with the Mergers, and Brantley IV shall have purchased at least $6,000,000 of SurgiCare Class B Common Stock pursuant to such Equity Financing for a combination of cash and Bridge Notes representing the Excess Bridge Amount (as defined in the Stock Subscription Agreement).

          (f) Debt Exchange. The Debt Exchange shall have been consummated concurrently with the Mergers.

     SECTION 7.02 Conditions to the Obligations of SurgiCare and Newco. The obligations of SurgiCare and Newco to consummate the Mergers are subject to the satisfaction or, where permissible, the waiver by SurgiCare of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of DCPS, MBS and the Sellers contained in this Agreement shall be true and correct in all material respects as of the Effective Times, as though made at and as of the Effective Times, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided, that any representation or warranty that is qualified by materiality (including, without limitation, by reference to a Material Adverse Effect) shall be true in all respects as of the Effective Times, or as of such particular date, as the case may be), and SurgiCare and Newco shall have received a certificate of the Sellers and of the Chief Executive Officer or Chief Financial Officer of each of DCPS and MBS to that effect.

          (b) Agreements and Covenants. DCPS and MBS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Times and SurgiCare and Newco shall have received a certificate of the Sellers and of the Chief Executive Officer or Chief Financial Officer of each of DCPS and MBS to that effect.

          (c) Consents. All material consents, approvals and authorizations (including, without limitation, the Required Consents) legally required to be obtained to consummate the Mergers shall have been obtained from and made with all Governmental Entities and all consents from third parties under any DCPS/MBS Material Contract or other material agreement, contract, license, lease or other instrument to which DCPS or MBS is a party or by which it is bound required as a result of the transactions contemplated by this Agreement or the Mergers shall have been obtained.

          (d) Material Adverse Effect. Since the date of this Agreement, there shall have been no circumstances, events, occurrences, changes or effects that have had or would have a DCPS/MBS Material Adverse Effect.

          (e) Actions. No Action shall have been brought, be pending or have been threatened by any Governmental Entity or other Person that (i) seeks to prevent or delay the consummation of the Transactions, (ii) seeks to restrain or prohibit SurgiCare’s or Newco’s full rights of ownership or operation of any portion of the business or assets of DCPS or MBS, or to compel SurgiCare or Newco to dispose of or hold separate all or any portion of the business or assets of DCPS or MBS, (iii) seeks to impose limitations on the ability of SurgiCare or Newco to exercise full rights of ownership of the MBS Common Shares and DCPS Partnership Interests acquired pursuant to the Mergers, (iv) seeks to require divestiture by SurgiCare or Newco of any MBS Common Shares or DCPS Partnership Interests, or (v) that otherwise would have a DCPS/MBS Material Adverse Effect.

          (f) Certified Copies. At the Closing, MBS shall have delivered certified copies of the resolutions duly adopted by the MBS Board and the stockholders of MBS authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to MBS and certified copies of the MBS Charter and MBS By-Laws, and DCPS shall have delivered certified copies of the resolutions duly adopted by the DCPS Sellers authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to DCPS and certified copies of the DCPS Partnership Agreement.

          (g) Documents and Proceedings. All documents that DCPS, MBS and the Sellers deliver and all proceedings of DCPS, MBS and the Sellers shall be in form and substance reasonably satisfactory to SurgiCare and its counsel.

          (h) Employment Agreements. Each of Dennis Cain and Tom M. Smith shall have entered into an employment agreement with SurgiCare in substantially the form attached hereto as Exhibit D and all other employment agreements with such individuals shall have been terminated. Such new employment agreements shall be in full force and effect as of the Effective Times and such individuals shall be in the employ of DCPS or MBS immediately prior to the Effective Times and no such individual shall have indicated his intention to terminate his employment with the Surviving Corporation or SurgiCare following the Effective Times.

          (i) Opinion. SurgiCare shall have received an opinion of Fant & Burman, L.L.P., counsel to MBS, and an opinion of Peter Workin, P.C., each in form and substance as set forth on Exhibit E hereto and containing customary qualifications.

          (j) Registration Rights. All existing registration rights of holders of MBS Common Shares or DCPS Partnership Interests shall have been terminated and SurgiCare and Newco shall have received a certificate to such effect signed by the Sellers and by the President or Chief Financial Officer of each of DCPS and MBS.

          (k) Termination of Obligations and Agreements. All loans, guarantees or other obligations of DCPS or MBS to each other or to any of their Affiliates shall have been terminated without the payment of any consideration and, except as otherwise agreed to in writing by SurgiCare, all agreements among any of the foregoing shall have been terminated without cost to DCPS or MBS.

          (l) Subordination Agreement. Each of the Sellers shall have entered into a subordination agreement with each of SurgiCare’s senior lenders in form and substance satisfactory to SurgiCare and such senior lenders (the “Subordination Agreement”).

          (m) Appraisal Shares. No MBS Common Shares shall be Appraisal Shares.

     SECTION 7.03 Conditions to the Obligations of DCPS, MBS and the Sellers. The obligations of DCPS, MBS and the Sellers to consummate the Mergers are subject to the satisfaction or, where permissible, the waiver by DCPS, MBS and the Sellers of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of SurgiCare and Newco contained in this Agreement shall be true and correct in all material respects as of the Effective Times, as though made on and as of the Effective Times, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided, that any representation or warranty that is qualified by materiality (including, without limitation, by reference to a Material Adverse Effect) shall be true in all respects as of the Effective Times, or as of such particular date, as the case may be), and DCPS and MBS shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of SurgiCare and Newco to that effect.

          (b) Agreements and Covenants. Each of SurgiCare and Newco shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Times and DCPS and MBS shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of SurgiCare and Newco to that effect.

          (c) Consents. All material consents, approvals and authorizations (including, without limitation, the Required Consents) legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents from third parties under any SurgiCare Material Contract or other material agreement, contract, license, lease or other instrument to which SurgiCare or any SurgiCare Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

          (d) Material Adverse Effect. Since the date of this Agreement, there shall have been no circumstances, events, occurrences, changes or effects that have had or would have a SurgiCare Material Adverse Effect.

          (e) Actions. No Action shall have been brought, be pending or have been threatened by any Governmental Entity or other Person that (i) (i) seeks to prevent or delay the consummation of the Transactions, (ii) seeks to restrain or prohibit SurgiCare’s or Newco’s full rights of ownership or operation of any portion of the business or assets of DCPS or MBS, or to compel SurgiCare or Newco to dispose of or hold separate all or any portion of the business or assets of DCPS or MBS, (iii) seeks to impose limitations on the ability of SurgiCare or Newco to exercise full rights of ownership of the MBS Common Shares and DCPS Partnership Interests acquired pursuant to the Mergers, (iv) seeks to require divestiture by SurgiCare or Newco of any MBS Common Shares or DCPS Partnership Interests, or (v) that otherwise would have a SurgiCare Material Adverse Effect.

          (f) Employment Agreement. Keith LeBlanc shall have entered into an employment agreement with SurgiCare in substantially the form attached hereto as Exhibit D and all other employment agreements with such individual shall have been terminated. Such new employment agreement shall be in full force and effect as of the Effective Times and such individual shall be in the employ of SurgiCare immediately prior to the Effective Times and such individual shall not have indicated his intention to terminate his employment with SurgiCare following the Effective Times.

          (g) Certified Copies. At the Closing, (A) each of SurgiCare and Newco shall have delivered certified copies of (i) the resolutions duly adopted by each of SurgiCare’s and Newco’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the resolutions duly adopted by such Person’s stockholders approving this Agreement and the Transactions and the tabulation of the stockholder vote thereof, and (iii) the certificate of incorporation and the by-laws of each of SurgiCare and Newco.

          (h) Opinion. DCPS and MBS shall have received an opinion of Strasburger & Price, LLP, counsel to SurgiCare and Newco, in form and substance as set forth on Exhibit F hereto.

          (i) No Alternative Transactions. No tender offer, exchange offer, merger or other transaction in respect of shares of SurgiCare Capital Stock or material assets of SurgiCare or any SurgiCare Subsidiary shall have been commenced by any Person.

          (j) Documents and Proceedings. All documents that the SurgiCare or Newco delivers and all proceedings of SurgiCare and Newco shall be in form and substance reasonably satisfactory to DCPS and MBS and their counsel.

          (k) Filing of SurgiCare Restated Charter. The SurgiCare Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Effective Times.

          (l) Amendment of SurgiCare By-Laws. The SurgiCare By-Laws shall have been amended and restated in the form of Exhibit G hereto and shall continue to be in full force and effect as of the Effective Times.

          (m) Director Resignations and Elections; Officers. At the Closing, SurgiCare shall have delivered signed letters of resignation from each director of SurgiCare, pursuant to which each such director resigns from his position as a director of SurgiCare and makes such resignation effective at or prior to the Effective Times. At the Effective Times, the SurgiCare Board shall consist of Terrence Bauer, Keith LeBlanc, two individuals designated by Brantley IV, and three outside directors reasonably satisfactory to DCPS and MBS, and the officers of SurgiCare shall be as follows:

Terrence Bauer	Chief Executive Officer
Keith LeBlanc	President
Steve Murdock	Chief Financial Officer

     (n) AMEX Listing. The SurgiCare Class A Common Shares issuable upon conversion of the SurgiCare Class C Common Shares to be issued in the Mergers, as well as any SurgiCare Class A Common Shares issuable under Section 2.07, shall have been authorized for listing on the AMEX, subject to official notice of issuance.

ARTICLE VIII
TERMINATION, AMENDMENT, WAIVER AND EXPENSES

     SECTION 8.01 Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Times, notwithstanding any requisite approval and adoption of this Agreement and such transactions, as follows:

          (a) by mutual written consent duly authorized by the SurgiCare Board, the MBS Board and the DCPS Sellers;

          (b) by either SurgiCare, on the one hand, or DCPS and MBS, on the other hand, by giving written notice to the other party, if there is any Law or Order of a Governmental Authority which is final and nonappealable preventing the consummation of the Mergers; provided, however, that the provisions of this Section 8.01(b) will not be available to any party whose failure to fulfill its obligations hereunder is the cause of, or has resulted in, such Law or Order;

          (c) by either SurgiCare, on the one hand, or DCPS and MBS, on the other hand, by giving written notice to the other party, if the Effective Time has not occurred on or before May 14, 2004;

          (d) by either SurgiCare, on the one hand, or DCPS and MBS, on the other hand, by giving written notice to the other party, if the SurgiCare Stockholder Approval is not obtained at the SurgiCare Stockholders Meeting or any adjournment thereof duly called and held in accordance with Section 6.01(g) hereof;

          (e) by SurgiCare, by giving written notice to DCPS and MBS, upon a breach of any representation, warranty, covenant or agreement on the part of DCPS or MBS set forth in this Agreement, or if any representation or warranty of DCPS and MBS has become untrue, in either case such that the conditions set forth either in Section 7.02(a) or (b) would not be satisfied, and such breach shall not have been cured within twenty (20) business days following receipt by DCPS and MBS of written notice of such breach; provided that the right to terminate this Agreement pursuant to this clause shall not be available to SurgiCare if SurgiCare is, at the time, in breach of this Agreement; and

          (f) by DCPS and MBS by giving written notice to SurgiCare, upon a breach of any representation, warranty, covenant or agreement on the part of SurgiCare or Newco set forth in this Agreement, or if any representation or warranty of SurgiCare or Newco has become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied, and such breach shall not have been cured within twenty (20) business days following receipt by SurgiCare of written notice of such breach; provided that the right to terminate this Agreement pursuant to this clause shall not be available to DCPS and MBS if DCPS or MBS is, at the time, in breach of this Agreement.

     SECTION 8.02 Effect of Termination. Except as provided in Section 8.03 or Section 9.01 (which provisions will survive termination of this Agreement), in the event of termination of this Agreement pursuant to Section 8.01, this Agreement will immediately become void, there will be no liability under this Agreement on the part of SurgiCare, Newco, DCPS, MBS, the Sellers or any of their respective officers or directors, and all rights and obligations of each party hereto will cease; provided, however, that nothing herein will relieve any party from liability for any pre-termination breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03 Expenses.

          (a) Except as set forth below, all Expenses (as defined below) incurred in connection with this Agreement and the Transactions will be paid by the party incurring such expenses. “Expenses” as used in this Agreement include all reasonable out of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financing sources, appraisers, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the due diligence review and analysis, the Mergers and the other Transactions, the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the SurgiCare Stockholder Approval, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Mergers and the other Transactions.

          (b) SurgiCare will reimburse DCPS and MBS for all Expenses incurred by or on behalf of DCPS or MBS prior to termination of this Agreement in connection with this Agreement and the Transactions, upon the termination of this Agreement by SurgiCare, on the one hand, or DCPS and MBS, on the other hand, pursuant to Section 8.01(d).

          (c) SurgiCare acknowledges that the agreements contained in this Section 8.03 are an integral part of the Transactions, and that, without these agreements, DCPS and MBS would not enter into this Agreement; accordingly, if SurgiCare fails to pay the amounts due pursuant to this Section 8.03, and, in order to obtain any such payment, DCPS or MBS commences a legal proceeding which results in a judgment against SurgiCare for the amounts set forth in this Section 8.03, SurgiCare will pay to DCPS and MBS their costs and expenses (including attorneys’ fees) in connection with such proceeding, together with interest on the amounts set forth in this Section 8.03 at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made.

ARTICLE IX
GENERAL PROVISIONS

     SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto will terminate at the Effective Time. The covenants and agreements in this Agreement will survive the Effective Time in accordance with their terms.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed given (i) five days after mailing by certified mail (postage prepaid, return receipt requested), (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile or (iv) one business day after sending by overnight delivery service to the respective parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 9.02):

if to SurgiCare or Newco:

SurgiCare, Inc.
12727 Kimberly Lane, Suite 200
Houston, TX 77024
Facsimile No.: (713) 722-0921
Attention: Keith LeBlanc

with a copy to:

Strasburger & Price, LLP
1401 McKinney, Suite 2200
Houston, Texas 77010.4035
Facsimile No.: (713) 951-5660
Attention: Ivan Wood Jr., Esq.

if to MBS or the MBS Sellers:

Medical Billing Services, Inc.
10700 Richmond Avenue
Suite 320
Houston, TX 77042
Facsimile No.: (713) 432-0221
Attention: Tom M. Smith

with a copy to:

Fant & Burman, L.L.P.
3D/International Tower
1900 West Loop South, Suite 1100
Houston, Texas 77027
Facsimile No.: (713) 961-3260
Attention: Darryl M. Burman, Esq.

if to DCPS or the DCPS Sellers:

Dennis Cain Physician Solutions, Ltd.
714 FM 1960 West
Suite 206
Houston, TX 77090
Facsimile No.: (281) 880-6994
Attention: Dennis Cain

with a copy to:

Peter Workin, P.C.
7500 San Felipe
Suite 777
Houston, TX 77063
Facsimile No.: (713) 963-8338

     SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

          (a) “Affiliate” or “affiliate” of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

          (b) “Assumed Market Price” means (x) the greater of $0.55 or the Five Day Average Price, in each case divided by (y) the Reverse Split Fraction.

          (c) “business day” means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York.

          (d) “Class A Common Closing Price” means an amount equal to the Five Day Average Price divided by the Reverse Split Fraction.

          (e) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing.

          (f) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          (g) “Dilutive Options and Warrants” means options and warrants to purchase SurgiCare Class A Common Shares that have an exercise price immediately after giving effect to the filing of the SurgiCare Restated Charter that is equal to or less than the Assumed Market Price.

          (h) “Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

          (i) “Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(l).

          (j) “Environmental Laws” means any federal, state, local or foreign Laws relating to (A) releases or threatened releases of Hazardous Substances or materials containing

Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment.

          (k) “Fiduciary” has the meaning set forth in ERISA Section 3(21).

          (l) “Five Day Average Price” means the average of the daily average of the high and low price per share of the SurgiCare Old Common Stock on the American Stock Exchange, or such other stock exchange or other similar system on which the SurgiCare Old Common Stock shall be listed or quoted at the time, for the five trading days immediately preceding the Closing Date.

          (m) “Hazardous Substances” means (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

          (n) “Intellectual Property” means the entire right, title and interest in and to all proprietary rights of every kind and nature, including without limitation all rights and interests pertaining to or deriving from:

          (i) patents, copyrights, technology, know-how, processes, trade secrets, inventions, domain names, works (whether published or unpublished and whether registered or not), proprietary data, customer data, databases, pricing and cost information, business, sales and marketing methods and plans, formulae, research and development data and computer software programs;

          (ii) all Trademarks;

          (iii) all registrations, applications, recordings, licenses, common-law rights and Contracts relating thereto; and

          (iv) all Actions and rights to sue at law or in equity for any past, present or future infringement or other impairment of any of the foregoing.

          (o) “DCPS/MBS Employee Benefit Plan” means any current (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, material fringe benefit plan or program, or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan, which covers any current or former employees, officers, directors, independent contractors (or their dependents or beneficiaries) of DCPS or MBS or for which DCPS or MBS may have any Liability.

          (p) “DCPS/MBS Material Adverse Effect” means any one or more circumstances, events, occurrences, changes or effects that, individually or in the aggregate with respect to all events, occurrence, changes or effects with respect to which such phrase is used herein, (i) materially and adversely affects, or poses a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of DCPS and MBS taken as a whole, or (ii) is reasonably likely to prevent or delay the consummation of the Mergers.

          (q) “Fully-Diluted SurgiCare Shares” means the number of SurgiCare Class A Common Shares which would be outstanding on a fully-diluted basis (calculated as set forth in the immediately following sentence) immediately after the effectiveness of the filing of the SurgiCare Restated Charter and the Recapitalization but prior to the Equity Financing, the Mergers, the Debt Exchange or the IPS Acquisition, rounded up to the nearest whole share. For purposes of this definition, “fully-diluted basis” shall mean the number of SurgiCare Class A Common Shares that would be outstanding assuming the exercise of all outstanding options, warrants and rights to acquire SurgiCare Class A Common Shares and the conversion or exchange of all securities convertible into, or exchangeable for, SurgiCare Class A Common Shares, whether or not vested or then exercisable, calculated at the maximum number of shares issuable pursuant thereto; provided, however, that all options and warrants that are not Dilutive Options and Warrants will be disregarded for purposes of such calculation, and each Dilutive Option and Warrant shall be deemed to have been exercised for a number of shares equal to (i) the maximum number of shares issuable pursuant to such Dilutive Option and Warrant multiplied by (ii) a fraction, the numerator of which is the excess of the Assumed Market Price over the exercise price of such Dilutive Option and Warrant, and the denominator of which is the Assumed Market Price.

          (r) “knowledge” means, with respect to the Sellers, the actual knowledge, after reasonable inquiry, of Smith and Cain, and, with respect to SurgiCare, the actual knowledge, after reasonable inquiry, of the executive officers of SurgiCare.

          (s) “Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due).

          (t) “Merger Consideration” means the MBS Cash Consideration, the DCPS Cash Consideration, the MBS Share Consideration, the DCPS Share Consideration and the DCPS Notes.

          (u) “Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

          (v) “Newco EBITDA” means, with respect to any fiscal year of the Surviving Corporation, the total of Newco Net Income for such fiscal year, plus all amounts (without duplication), to the extent actually deducted in computing Newco Net Income for such fiscal year, in respect of: (A) income tax expense; (B) interest expense; (C) depreciation and amortization expense; and (D) management fees required to be paid by the Surviving Corporation to SurgiCare.

          (w) “Newco Net Income” means, with respect to any fiscal year of the Surviving Corporation, the net income (or loss) of the Surviving Corporation for such fiscal year, determined in accordance with the audited financial statements of SurgiCare for such year, prepared in accordance with GAAP; provided, however, that with respect to the year ended December 31, 2004, the Surviving Corporation shall be deemed to have been formed by the combination of DCPS and MBS on December 31, 2003, and the pro forma combined net income (or loss) of DCPS and MBS for the period from January 1, 2004 through the Closing Date shall be included in the calculation of Newco Net Income for such year; provided, further, that there shall be (1) excluded from any calculation of Newco Net Income any (i) extraordinary or nonrecurring gains and (ii) with respect to the year ended December 31, 2004, the amount of any compensation or other amounts paid to either of the Sellers or their Affiliates prior to the Closing Date in excess of the pro-rated portion of the base salary to be paid to the Sellers in respect of the year ended December 31, 2004 pursuant to the employment agreements contemplated by Section 7.02(h), and (2) included in any calculation of Newco Net Income any amounts paid by SurgiCare to a Person other than the Surviving Corporation during the applicable fiscal year in breach of Section 6.10 of this Agreement.

          (x) “PBGC” means the Pension Benefit Guaranty Corporation.

          (y) “person” or “Person” means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          (z) “Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975.

          (aa) “Reverse Split Fraction” means a number equal to 0.10.

          (bb) “subsidiary” or “subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 10% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (cc) “SurgiCare Employee Benefit Plan” means any current (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, material fringe benefit plan or program, or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan, which covers any current or former employees, officers, directors, independent contractors (or their dependents or beneficiaries) of SurgiCare or any SurgiCare Subsidiary or for which SurgiCare or any SurgiCare Subsidiary may have any Liability.

          (dd) “SurgiCare Material Adverse Effect” means any one or more circumstances, events, occurrences, changes or effects that, individually or in the aggregate with respect to all events, occurrence, changes or effects with respect to which such phrase is used herein, (i) materially and adversely affects, or poses a material risk of materially and adversely affecting, the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of SurgiCare and the SurgiCare Subsidiaries taken as a whole, or (ii) is reasonably likely to prevent or delay the consummation of the Merger.

          (ee) “SurgiCare Subsidiary” means any subsidiary of SurgiCare.

          (ff) “Tax” or “Taxes” means all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local, or foreign authority, whether disputed or not, including without limitation (i) income, franchise, profits, gross receipts, ad valorem, net worth value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers’ compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including taxes under Code section 59A), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever, and (ii) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

          (gg) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, attachment or amendment thereto.

          (hh) “Trademarks” means all trademarks, service marks, trade names, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

          (ii) “Transactions” means the Mergers and the other transactions contemplated by this Agreement, including without limitation the Recapitalization, the Debt Exchange the Equity Financing, the Board Election, the adoption of the New Equity Plan and the IPS Acquisition.

     SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (or, in the case of DCPS, the DCPS Sellers) at any time prior to the Effective Time; provided, however, that the prior written consent of Brantley Partners IV and IPS shall be required for any amendment hereto. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

     SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein; provided, however, that the prior written consent of Brantley Partners IV shall be required in any such event. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement will not constitute a waiver of such rights.

     SECTION 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.07 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that each of SurgiCare and Newco will be entitled to assign this Agreement and any rights, interests or obligations hereunder to any of its Affiliates or, following the Closing, any senior lender of SurgiCare without the consent of DCPS, MBS or the Sellers. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

     SECTION 9.09 Governing Law; Forum. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

     SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     SECTION 9.12 Entire Agreement. This Agreement (including the exhibits hereto, the disclosure schedule called for hereunder and furnished by SurgiCare and Newco to DCPS and MBS prior to the execution of this Agreement (the “SurgiCare Disclosure Schedule”) and the disclosure schedule called for hereunder and furnished by DCPS and MBS to SurgiCare and Newco prior to the execution of this Agreement (the “DCPS/MBS Disclosure Schedule”)) and the Confidentiality Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties hereto with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 9.13 Set-Off. Amounts owing by any Seller to SurgiCare or Newco under Section 2.07 of this Agreement may, but shall not be required to, be set-off against any amounts owing by SurgiCare or Newco to the Sellers under any provision of this Agreement (including without limitation Section 2.07) or the DCPS Notes.

     SECTION 9.14 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, SurgiCare, Newco, DCPS, MBS and the Sellers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SURGICARE:	SURGICARE, INC.

	By:	/s/ Keith G. LeBlanc

	Name:	Keith G. LeBlanc
	Title:	President and Chief Executive Officer

NEWCO:	DCPS/MBS ACQUISITION, INC.

	By:	/s/ Keith G. LeBlanc

	Name:	Keith G. LeBlanc
	Title:	President

DCPS:	DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.

	By:	/s/ Dennis Cain

	Name:	Dennis Cain
	Title:	President

MBS:	MEDICAL BILLING SERVICES, INC.

	By:	/s/ Tom M. Smith

	Name:	Tom M. Smith
	Title:	President

DCPS SELLERS:	By:	/s/ Dennis Cain

Dennis Cain

	By:	/s/ Valerie Cain

Valerie Cain

DENNIS CAIN MANAGEMENT, L.L.C.

	By:	/s/ Dennis Cain

Dennis Cain
Managing Member

[Agreement and Plan of Merger]

MBS SELLERS:	By:	/s/ Tom M. Smith

Tom M. Smith

	By:	/s/ John Pruitt

John Pruitt

	By:	/s/ Jane Barnes

Jane Barnes

[Agreement and Plan of Merger]

Schedule 2.01(c)(i)

MBS Stockholder Percentages

Tom M. Smith	89	%*
John Pruitt	5%
Jane Barnes	5%
Brown & Associates	1	%*

*It is contemplated that the MBS Common Shares held by Brown & Associates will be transferred to Tom M. Smith prior to the Closing, in which case the Stockholder Percentage of Tom M. Smith will be 90% and the Stockholder Percentage of Brown & Associates will be 0%.

Schedule 2.01(c)(ii)

DCPS Percentages

Dennis Cain	50%
Valerie Cain	50%
Dennis Cain Management, LLC	0%

ANNEX C

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-KSB

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

SURGICARE, INC.

(NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

DELAWARE	58-159724600
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

12727 KIMBERLEY LANE, SUITE 200 HOUSTON, TX (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	77024 (ZIP CODE)

     ISSUER’S TELEPHONE NUMBER: (713) 973-6675
     SECURITIES REGISTERED UNDER SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS	NAME OF EACH EXCHANGE ON WHICH REGISTERED

COMMON STOCK, $.005 PAR VALUE SERIES A REDEEMABLE PREFERRED STOCK, $.001 PAR VALUE	THE AMERICAN STOCK EXCHANGE

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒        No ☐

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained, and no disclosure will be contained in this form, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

SurgiCare’s revenues for fiscal year ended December 31, 2003: $8,064,523.

As of March 31, 2004, 28,408,685 shares of the registrant’s common stock were outstanding. The aggregate market value of the shares of common stock of the registrant held by non-affiliates on March 31, 2004 was approximately $9,386,036 based upon a per share price of $0.38, the closing price per share for the company’s common stock on the American Stock Exchange on that day.

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SURGICARE, INC.

FORM 10-KSB

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PART I

ITEM 1. DESCRIPTION OF BUSINESS.

THE COMPANY

     SurgiCare, Inc. (“SurgiCare,” “Company,” “we,” “us,” or “our”) was incorporated in Delaware on February 24, 1984 as Technical Coatings Incorporated. On September 10, 1984, its name was changed to Technical Coatings, Inc. (“TCI”). Immediately prior to July 1999, TCI was an inactive company. On July 11, 1999, TCI changed its name to SurgiCare Inc., and at that time changed its business strategy to developing, acquiring and operating freestanding ambulatory surgery centers (“ASC”). On July 21, 1999, SurgiCare acquired all of the issued and outstanding shares of common stock of Bellaire SurgiCare, Inc. a Texas corporation (“Bellaire”), in exchange for the issuance of 9.86 million shares of common stock, par value $.005 per share (“Common Stock”) and 1.35 million shares of Series A Redeemable Preferred Stock, par value $.001 per share (“Series A Preferred”), of SurgiCare to the holders of Bellaire’s common stock. For accounting purposes, this reverse acquisition was effective July 1, 1999.

     As of December 31, 2003, the company owned a majority interest in three surgery centers and a minority interest as general partner in one additional center. Three of SurgiCare’s centers are located in Texas and one is located in Ohio. In limited circumstances, SurgiCare, or its subsidiaries may also furnish anesthesia services in support of the activities of the surgery centers. Our ASCs perform various types of procedures including: orthopedic surgery, colonoscopy, ophthalmic laser surgery, pain injections and various pediatric surgeries. The most common procedures performed in our ASCs include knee arthroscopy, lumbar nerve block and sacral injection, colonoscopy, hammertoe correction, sinus endoscopic biopsy, cataract removal, breast biopsy, Mitchell procedures and cystourethroscopy.

     With a view to SurgiCare consolidating the operations of some or all of these surgery centers, SurgiCare anticipates that it will need to adjust its ownership interest in such centers to establish an ownership interest of approximately 35% in each surgery center in keeping with our strategy of maximizing our investor pool. SurgiCare believes that physician owned and operated centers are typically more profitable because physicians who own and operate an ambulatory surgery center are the center’s most significant source of patients and benefactors. Generally, it is the operating physician, not the patient, who chooses the facilities where surgical procedures are to be performed. By allowing physicians to own approximately sixty-five percent of the interest in the surgery centers, there is more opportunity for more physicians to own an interest in the center. When physicians have an ownership interest in surgery centers, they have an incentive to make the centers as profitable as possible. Therefore, we have begun the process of restructuring the ownership of the surgery center owned and operated by Bellaire to allow for the sale of investment interests to operating physicians in the surgery center, but have not conducted any offerings at this time.

     We have negotiated a series of transactions that will restructure SurgiCare and result in a change of control. The transactions include the acquisition of three new businesses and issuance of new equity securities for cash and debt forgiveness. We also intend to complete a reverse stock split and change our name to Orion HealthCorp, Inc. Our board of directors has approved all of these actions and a special meeting of stockholders in lieu of an annual meeting will be held to approve them. The highlights of the financial transactions include:

•	Effecting a one-for-ten reverse stock split and re-designating our outstanding common stock as Class A common stock.

•	Issuing a new class of common stock (Class B common stock) to Brantley Partners IV, L.P., a private investor (“Brantley IV”). Brantley IV will forgive indebtedness owed by SurgiCare and Integrated Physician Solutions, Inc. (“IPS”) to its subsidiary in the aggregate principal amount of $1.28 million and will contribute up to $6 million in cash (as reduced for additional debt owing by SurgiCare and IPS to Brantley IV’s subsidiary at the time of the closing of the transactions, which will also be forgiven) in exchange for shares of Class B common stock.

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•	Acquiring IPS in a merger in which we will issue Class A common stock to the IPS stockholders and certain IPS creditors. IPS is a provider of business management services for pediatric practices and also provides software and technology solutions for physicians.

•	Acquiring Medical Billing Services, Inc. (“MBS”), and Dennis Cain Physician Solutions, Ltd. (“DCPS”), two providers of physician management, billing, consulting and collection services in a merger in which we will pay between $2.9 million and $3.5 million cash and issue promissory notes in the aggregate principal amount of $500,000 and Class C common stock to the current equity holders of MBS and DCPS. The amount of consideration received depends upon the fair market value of our common stock at the time of the closing of the transactions, and the consideration is also subject to retroactive increase or decrease, including the issuance of additional shares of Class A common stock. We will also issue shares of Class A common stock as directed by the DCPS and MBS equity holders, and may be required to make additional payments in certain circumstances.

     These transactions are contingent upon refinancing SurgiCare’s, IPS’s and MBS’s debt. The transactions and the refinancing will provide SurgiCare with increased revenues and earnings, an improved balance sheet and the opportunity to grow the business. Please review our proxy statement for our special meeting of stockholders in lieu of an annual meeting, filed with the SEC for the full details of the proposed restructuring.

     Prior to the proposed amendments to its certificate of incorporation , SurgiCare is authorized to issue up to 50,000,000 shares of common stock, par value $.005 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.

     SurgiCare, Inc.’s principal executive offices are located at 12727 Kimberley Lane, Suite 200, Houston, TX 77024, and its telephone number is 713-973-6675.

     Bellaire SurgiCare, Inc.

     Bellaire owns and operates an ASC located in Houston, Texas. The ASC has been in operation for 14 years, first as The Institute for Eye Surgery, and since March of 1995, as Bellaire SurgiCare, Inc. This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in podiatry, orthopedics, pain management, gynecology, as well as reconstructive and general surgery utilize this facility. The surgeons performing surgery at Bellaire generally charge their patients for the professional services they provide, while Bellaire only charges the patients for the facility fee. While Bellaire is currently a wholly-owned subsidiary of SurgiCare, we have begun the process of restructuring the ownership of the surgery center owned and operated by Bellaire to allow for the sale of investment interests to operating physicians in such surgery center. In 2003, there were 1,803 patients treated at Bellaire by approximately 30 doctors, 14 of which have an ownership interest in the Company.

SurgiCare Memorial Village, L.P.

     SurgiCare, through its wholly owned subsidiary Town & Country SurgiCare, Inc., owns a 60% General Partnership interest in SurgiCare Memorial Village, L.P. (“Memorial Village”). This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in podiatry, orthopedics, pain management, gynecology, reconstructive, as well as general surgery utilize this facility. The surgeons performing surgery at Memorial Village generally charge their patients for the professional services they provide, while Memorial Village only charges the patients for the facility fee. In 2003, there were 2,226 patients treated at Memorial Village by approximately 60 doctors, 25 of which have an ownership interest in Memorial Village.

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     San Jacinto Surgery Center, L.P.

     SurgiCare through its wholly owned subsidiary Baytown SurgiCare, Inc. owns a 10% General Partnership interest in San Jacinto Surgery Center, L.P. (“San Jacinto”). This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in podiatry, orthopedics, pain management, gynecology, plastics, as well as general surgery, utilize this facility. The surgeons performing surgery at San Jacinto generally charge their patients for the professional services they provide, while San Jacinto only charges the patients for the facility fee. In 2003, there were 4,214 patients treated at San Jacinto by approximately 43 doctors, 19 of which have an ownership interest in San Jacinto.

     Tuscarawas Ambulatory Surgery Center, LLC

     SurgiCare owns a 51% interest in Tuscarawas Ambulatory Surgery Center, LLC (Tuscarawas) located in Dover, Ohio. This center provides the venue for a wide range of high volume, lower-risk surgical procedures within a multi-specialty environment. Surgeons specializing in orthopedics, ENT and general surgery utilize this facility. The surgeons performing surgery at the center generally charge their patients for the professional services they provide, while Tuscarawas only charges the patients for the facility fee. In 2003, there were 2,762 patients treated at Tuscarawas by approximately 25 doctors, 12 of which have an ownership interest in Tuscarawas.

INDUSTRY OVERVIEW

     ASCs are licensed outpatient surgery centers, generally equipped and staffed for a wide variety of surgical procedures. These procedures are generally lower-risk and considered appropriate for the freestanding ambulatory setting. In recent years, government programs, private insurance companies, managed care organizations and self-insured employers have implemented various cost-containment measures to limit the growth of healthcare expenditures. These cost-containment measures, together with technological advances, have resulted in a significant shift in the delivery of healthcare services away from traditional inpatient hospitals to more cost-effective alternative sites, including ASCs. This shift is illustrated by an outpatient market study, performed by Verispan, L.L.C. shows an 81% increase in surgeries provided outside traditional hospitals, over a 7 year period from 1996 to 2003.

     SurgiCare believes that the following factors have contributed to the growth of ASCs:

     Cost-effective Alternative. ASCs are not usually saddled with the high cost and overhead of the ancillary services such as administration, laboratory, radiology, or dietary, that are generally found in the hospital settings. Therefore, surgery is generally less expensive than hospital inpatient surgery. In addition, SurgiCare believes that surgery performed at a freestanding ASC is also less expensive than hospital-based ambulatory surgery for a number of reasons, including:

•	Lower facility development costs;

•	More efficient use of staffing and space utilization;

•	Specialized operating environment focused on cost containment.

     SurgiCare believes that interest in ASCs has grown as managed care organizations have continued to seek a cost-effective alternative to inpatient services.

     Physician and Patient Preference. Operating physicians, who have determined that their patients are in need of a surgical procedure, generally choose in which facility the surgery will be performed. In most cases, patients will have their surgery performed at the facility that their doctor determines is most appropriate.

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     Freestanding ASCs subject neither doctors nor their patients to the large institutional environment found at both acute care inpatient hospitals, and outpatient surgery centers located within a hospital.

     SurgiCare believes that because of the ease of admission and discharge, many physicians prefer ASCs. SurgiCare believes that such centers enhance physicians’ productivity by providing them with greater scheduling flexibility, more consistent nurse staffing and faster turnaround time between cases. This allows the physician to perform more surgeries in a defined period.

     In contrast, hospitals generally serve a broader group of physicians, including those involved with emergency procedures, resulting in postponed or delayed surgeries. Additionally, many physicians choose to perform surgery in a freestanding ASC because their patients prefer the simplified admissions and discharge procedures and the less institutional atmosphere.

     New Technology. The increased use of minimally invasive surgery, enhanced endoscopic techniques and fiber optics, have reduced the trauma and recovery time associated with many surgical procedures. Improved anesthesia has shortened recovery time by minimizing postoperative side effects such as nausea and drowsiness, thereby avoiding, in some cases, overnight hospitalization. These new technologies and advances in anesthesia, which have been increasingly accepted by physicians, have significantly expanded the types of surgical procedures that are being performed in ASCs.

BUSINESS PHILOSOPHY

     SurgiCare believes that physician owned and operated ASCs are typically profitable. This profitability results primarily from the fact that physicians who own and operate an ASC are the center’s most significant source of patients and benefactors. Generally, it is the operating physician, not the patient, who chooses the facilities where surgical procedures are to be done. Because this decision is made at the physician level, it is in fact the physicians bringing patients to the outpatient surgical facility.

     SurgiCare believes that ASCs receive their patient referrals almost exclusively from the operating physicians. Therefore, it becomes an extremely important role of a center’s management to insure that the operating physicians have everything they need, and that they are pleased with the results that they are able to obtain at the center. If management and the operating physicians are substantially the same, it becomes much easier to insure that physician needs are meet, and that their experiences at the centers are pleasant.

     Furthermore, SurgiCare believes that physicians become more cost conscious when they own and manage the ASCs in which they practice. This increased cost consciousness can have a significant positive effect on the overall profitability of the center without detrimentally affecting the patients.

     SurgiCare believes that the profitability of freestanding ASCs tends to make them attractive to acquirers. Nevertheless, following the acquisition of a physician owned center, evidence suggests that the typical center’s profitability will significantly decrease. SurgiCare believes that this typical decline in profitability can be explained, in part, because in many of such acquisitions, the operating physicians lose control of the center. After a typical acquisition of an ASC, the control of the center is typically vested in non-physician management. The factors motivating the physician users to insure the center’s profitability are therefore typically removed.

     SurgiCare’s management structure consists of physicians and healthcare professionals. SurgiCare’s management has substantial experience in the operation and management of ASCs. SurgiCare also expects that it will issue its own shares, or other equity interests to the physicians who own and operate other centers in which SurgiCare may acquire an interest. SurgiCare believes that it will thereby be able to substantially align the interests of SurgiCare’s management and shareholders with those of the physician

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owners of centers in which SurgiCare may acquire an interest. SurgiCare also presently intends to permit each surgery center to be substantially managed by its own board, which is anticipated to consist of a majority of physicians associated with the center and one or more representatives of SurgiCare. Based upon this approach, SurgiCare expects that it will benefit from the substantial unity of goals and motivations of its own management and shareholders with those of physicians who have previously owned and operated a freestanding center acquired, in whole or in part, by SurgiCare.

     SurgiCare believes that if the goals and motivations for each center are substantially aligned, then SurgiCare can achieve profitability for every center in which it acquires an interest. However, there are numerous factors that affect the profitability of ASCs, including regulatory and liability matters. Therefore, there can be no assurance that the profitability of any center or SurgiCare as a whole will be maintained.

     SurgiCare intends to apply its philosophy in the acquisition, development and operation of physician owned / managed freestanding ASCs.

STRATEGY

     SurgiCare’s market strategy is to accelerate penetration of key markets and expand into new markets by:

•	Attracting and retaining top quality, highly productive surgeons and other physicians. Recognizing the importance of physician satisfaction, SurgiCare operates its facilities and has designed its operating model to encourage physicians to choose our facilities. SurgiCare has identified and seeks to accommodate the key factors in a physician’s decision making process, which SurgiCare believes includes quality of care, patient comfort, streamlined administrative processes, efficient operation and overall opportunity for increased physician productivity.

•	Enhance physician productivity. SurgiCare intends to enhance physician productivity and promote increased same-center volumes, revenues and profitability by increasing physician involvement, and creating operating efficiencies, including improved scheduling, group purchasing programs and clinical efficiencies.

•	Growth through selective domestic acquisitions and development of surgical facilities. SurgiCare typically targets the acquisition or development of surgery centers that provide high volume, non-emergency, lower risk procedures in several medical specialties. Our focus is on under-performing centers where acquisition prices are modest and the leverage returns for operational performance improvements is high. SurgiCare’s development staff first identifies existing centers that are potential acquisition candidates. The candidates are then evaluated against SurgiCare’s project criteria which may be expected to include several factors such as number of procedures currently being performed by the center, competition from and the fees being charged by other surgical providers, relative competitive market position of the surgery centers under consideration, ability to contract with payers in the market and state certificate of need (“CON”) requirements for development of a new center. SurgiCare is in the process of identifying ASCs as potential acquisition targets and has, in some cases, conducted preliminary discussions with representatives of centers, although there are no signed letters of intent or any verbal offers to acquire such surgery centers. SurgiCare expects that the acquisition of other surgery centers will take the form of mergers, stock-for-stock exchanges or stock-for-assets exchanges and that in most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. SurgiCare may, however, use other acquisition structuring techniques including purchases of assets or stock for cash or cash and stock, or through formation of one or more limited

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partnerships or limited liability companies. SurgiCare will typically acquire a minority interest in a particular center.

•	Enhance operating efficiencies. We use systems and protocols to enhance operating efficiencies at both existing and newly acquired or developed facilities. These systems and protocols include: patient scheduling and pre-certification process, block scheduling by physicians, dedicating multiple operating rooms to each physician to speed turn-around time, and not offering emergency room services which ensures ease in scheduling and availability. We believe that this focus on efficient operations increases our own profitability and encourages physicians to use our facilities by increasing their productivity. In addition, efficient operations are critical to our lower cost model and our competitive advantage in attracting and negotiating with payers.

•	Creation of operationally efficient clusters of ASCs. We seek to build a core management team in each geographical market, which will gain increased marketing and operational efficiencies as we add new centers to the market. Spreading the overhead burdens across more operating units not only reduces the total overhead per center but also allows us to attract increasingly more competent operating managers.

•	Diversification into complimentary healthcare businesses. SurgiCare expects to diversify into related healthcare markets and are targeting imaging centers and practice management companies. SurgiCare is looking to develop and/or acquire imaging centers that are in conjunction with our surgery centers. This will strategically position us to service medical outpatient needs and enhance the practices of the healthcare providers who utilize our services. SurgiCare is planning to expand into practice management, which is a core discipline that SurgiCare will need to continue to grow and be profitable. Servicing surgery centers with practice management functions can be a source of potential acquisitions.

ACQUISITION AND DEVELOPMENT OF SURGERY CENTERS

     SurgiCare’s development staff works to identify existing centers that are potential acquisition candidates and identify physician practices that are potential partners for new center development in the medical specialties that SurgiCare has targeted for development.

     The candidates are then evaluated against SurgiCare’s project criteria which may be expected to include several factors such as number of procedures currently being performed by the practice, competition from and the fees being charged by other surgical providers, relative competitive market position of the physician practice under consideration, ability to contract with payers in the market and state CON requirements for development of a new center.

     In presenting the advantages to physicians of developing a new freestanding ASC in partnership with SurgiCare, we anticipate that our development staff will emphasize the following factors, among others:

1.	SurgiCare’s model of minority interest, allowing the physicians or limited partners to own a majority of the center.

2.	Simplified administrative procedures.

3.	The ability to schedule consecutive cases without preemption by inpatient or emergency procedures.

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4.	Rapid turnaround time between cases.

5.	The high technical competency of the center’s clinical staff that performs only a limited number of specialized procedures, and state-of-the-art surgical equipment.

     SurgiCare expects that it will provide the following developmental services: financial feasibility pro forma analysis; assistance in state CON approval process; site selection; assistance in space analysis and schematic floor plan design; analysis of local, state, and federal building codes; negotiation of equipment financing with lenders; equipment budgeting, specification, bidding, and purchasing; construction financing; architectural oversight; contractor bidding; construction management; assistance with licensing; assistance with Medicare certification and third party managed care contracts.

     SurgiCare, under previous management, developed Bellaire surgery center. SurgiCare, under current management developed Physicians Endoscopy Center, L.P. (“Physicians Endoscopy”). SurgiCare sold its interest in Physicians Endoscopy in June 2003 and SurgiCare acquired Memorial Village, San Jacinto and Tuscarawas as already established and operating surgery centers. SurgiCare’s current management has experience in developing surgery centers and was responsible for developing five new centers and managing two centers prior to working for SurgiCare.

     In addition, SurgiCare is opening the Tuscarawas MRI center to expand our operations in Dover, Ohio. Sixty percent of the funding is being provided by a third party lease finance company called Maxus Leasing Group (“Maxus”). The Maxus financing is a typical equipment lease financed over five years. The remaining portion of the funding was loaned to SurgiCare by a wholly-owned subsidiary of Brantley IV.

     Going forward, SurgiCare anticipates that its ownership interests in most of its ASCs will be approximately 35%. However, from time to time, SurgiCare may identify centers where it is advantageous to acquire a majority interest. Regardless of the percentage of each center that SurgiCare acquires, the physicians who had owned and operated a center acquired by SurgiCare, or who have newly developed a center in partnership with SurgiCare, generally will become shareholders in SurgiCare. The local physicians will continue to oversee their operations through an executive committee that interacts with SurgiCare on a regular basis to provide feedback and set policy.

SURGERY CENTER LOCATIONS

     The following table sets forth information related to SurgiCare’s surgical centers in operation as of December 31, 2003:

SURGERY CENTER LOCATIONS

		Acquisition	SurgiCare
Name	Location	Date	Ownership
Bellaire SurgiCare	Houston, Texas	July 1999	100%
SurgiCare Memorial Village	Houston, Texas	Oct. 2000	60%
San Jacinto Surgery Center	Baytown, Texas	Oct. 2000	10%
Tuscarawas Ambulatory Surgery Center	Dover, Ohio	June 2002	51%

AAAHC ACCREDITATION

     Two of SurgiCare’s surgery centers are accredited by the Accreditation Association for Ambulatory Health Care Inc. (“AAAHC”). SurgiCare’s Bellaire and Memorial Village facilities are not yet

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accredited. SurgiCare will seek accreditation for the Bellaire facility upon completion of the facility’s renovation. In the future, SurgiCare’s Memorial Village facility will re-apply for accreditation. Although not required, SurgiCare believes that obtaining an AAAHC accreditation is useful in competing for, and contracting with, certain managed care organizations. SurgiCare, where practical, will strive to obtain AAAHC accreditation.

REVENUES

     SurgiCare’s principal source of revenues is a surgical facility fee charged to patients for surgical procedures performed in its surgery centers. SurgiCare depends upon third-party programs, including governmental and private health insurance programs to pay these fees on behalf of their patients. Patients are responsible for the co-payments and deductibles when applicable. The fees vary depending on the procedure, but usually include all charges for operating room usage, special equipment usage, supplies, recovery room usage, nursing staff and medications. Facility fees do not include the charges of the patient’s surgeon, anesthesiologist or other attending physicians, which are billed directly to third-party payers by such physicians. In addition to the facility fee revenues, SurgiCare also earns management fees from its operating facilities and development fees from centers that it develops.

     ASCs, such as those in which SurgiCare owns or intends to acquire an interest depend upon third-party reimbursement programs, including governmental and private insurance programs, to pay for services rendered to patients. SurgiCare derived approximately 21% of its gross revenues from governmental healthcare programs, including Medicare and Medicaid, in 2003. The Medicare program currently pays ASCs and physicians in accordance with fee schedules, which are prospectively determined.

     The Department of Health and Human Services (“DHHS”) currently bases its reimbursement system to ASCs on a 1986 cost survey. The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“MMA”) requires that the current ASC reimbursement methodology based on cost surveys be replaced with a new ASC payment system that will be effective prior to 2008. This new system will be based on recommendations made by the General Accounting Office after studying the relative costs of procedures furnished in ASCs to those furnished in hospital outpatient departments. The new payment methodology could adversely impact surgery center reimbursement and therefore our financial condition, results of operations and business prospects. The MMA also reduces Medicare payments to ASCs by 1% starting April 1, 2004 and freezes the payment rates from October 1, 2004 through December 31, 2009.

     In January 2003, the Medicare Payment Advisory Commission (“MedPac”) voted to recommend to Congress that the reimbursement by Medicare for procedures performed in surgery centers be no higher than the reimbursement rate for the same procedures performed in hospital outpatient departments. Also, in January 2003, the Office of Inspector General (“OIG”) issued a report that included a similar recommendation, and a recommendation that DHHS conduct a new cost survey. It is uncertain if Congress will act on either or both recommendations. While the majority of procedures are reimbursed at a higher rate in hospital outpatient departments than in ASCs, several procedures are reimbursed at a higher rate in ASCs. Although there is no certainty that these recommendations will be implemented, we have determined that, based on our current procedure mix, the MedPac recommendation, if implemented, would have an immaterial effect on revenues.

     In addition to payment from governmental programs, ASCs derive a significant portion of their net revenues from private healthcare reimbursement plans. These plans include both standard indemnity insurance programs as well as managed care structures such as preferred provider organizations (“ PPOs”), health maintenance organizations (“HMOs”) and other similar structures.

     The strengthening of managed care systems nationally has resulted in substantial competition among providers of services, including providers of surgery center services. This competition includes companies with greater financial resources and market penetration than SurgiCare. In some cases, national

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managed care systems require that a provider, in order to participate in a specific plan, be able to cover an expanded geographical area.

     SurgiCare believes that all payers, both governmental and private, will continue their efforts over the next several years to reduce healthcare costs and that their efforts will generally result in a less stable market for healthcare services. While no assurances can be given concerning the ultimate success of SurgiCare’s efforts to contract with healthcare payers, SurgiCare believes that its position as a low-cost alternative for certain surgical procedures should enable its current centers, and additional centers which it may acquire, to compete effectively in the evolving healthcare marketplace.

COMPETITION

     There are several companies, many in niche markets, that acquire existing freestanding ASCs. Many of these competitors have greater resources than SurgiCare. The principal competitive factors that affect the ability of SurgiCare and its competitors to acquire surgery centers are price, experience, reputation, and access to capital.

     SurgiCare’s most significant competitors include: Symbion, Inc., Amsurg Corporation, Surgis, Inc., Foundation Surgery Affiliates, Inc., HealthSouth Corporation, United Surgical Partners International, Inc. Dynacq Healthcare, Inc., NovaMed Eyecare, Inc., TLC Vision Corporation, LCA Vision, Inc., Hospital Partners of America, Inc. and National Surgical Care, Inc.

MANAGED CARE CONTRACTS

     SurgiCare’s participation in managed care contracts, often referred to as HMOs and PPOs, in most cases simply makes it more convenient and cost effective for a potential patient to allow their doctor to choose a SurgiCare facility. Participation in most managed care contracts is helpful, but not material to SurgiCare’s business. SurgiCare believes that its current centers can provide lower-cost, high quality surgery in a more comfortable environment for the patient in comparison to hospitals and to hospital-based surgery centers with which SurgiCare competes for managed care contracts. SurgiCare intends that any additional center, which it may acquire, will be similarly situated. In competing for managed care contracts, it is important that SurgiCare be able to show insurance companies that it provides quality healthcare at affordable, competitive prices.

     GOVERNMENT REGULATION

     The healthcare industry is subject to extensive regulation by a number of governmental entities at the federal, state and local levels. Regulatory activities affect the business activities of SurgiCare by controlling its growth, requiring licensure and certification for its facilities, regulating the use of SurgiCare’s properties, and controlling reimbursement to SurgiCare for the services provided at those facilities.

     Certificates of Need and State Licensing. CON regulations control the development of ASCs in certain states. CON statutes generally provide that prior to the expansion of existing centers, the construction of new centers, the acquisition of major items of equipment or the introduction of certain new services, approval must be obtained from the designated state health-planning agency based on a determination that a need exists for those facilities or services. SurgiCare expects that its development of ASCs will generally focus on states that do not require CONs. However, acquisitions of existing surgery centers, even in states that require CONs for new centers, generally do not require CON regulatory approval. The large population states that require CON regulatory approval are New York, Michigan and Illinois.

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     State licensing of ASCs is generally a prerequisite to the operation of each center and to participation in federally funded programs, such as Medicare and Medicaid. Once a center becomes licensed and operational, it must continue to comply with federal, state and local licensing and certification requirements in addition to local building and life safety codes. In addition, each center is also subject to federal, state and local laws dealing with issues such as occupational safety, employment, medical leave, insurance regulations, civil rights and discrimination, and medical waste and other environmental issues.

     Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of healthcare providers. SurgiCare believes that its operations are in compliance with these laws in the states in which it currently does business. The National Association of Insurance Commissioners (the “NAIC”) recently endorsed a policy proposing the state regulation of risk assumption by healthcare providers. The policy proposes prohibiting providers from entering capitated payment contracts (which are contracts that compensate the provider based on the number of members in the plan rather than based on the services the provider performs) or other risk sharing contracts, except through HMOs or insurance companies. Several states have adopted regulations implementing the NAIC policy in some form. In states where such regulations have been adopted, healthcare providers will be precluded from entering into capitated contracts directly with employers and benefit plans other than HMOs and insurance companies.

     SurgiCare and its affiliated groups currently do not and currently do not intend to enter into contracts with managed care organizations, such as HMOs, whereby SurgiCare and its affiliated groups would assume risk in connection with providing healthcare services under capitated payment arrangements, although certain of the subsidiaries of SurgiCare that will exist after the transactions currently do so, and may continue to do so in the future. If SurgiCare or its affiliated entities are considered to be in the business of insurance as a result of entering into such arrangements, they could become subject to a variety of regulatory and licensing requirements applicable to insurance companies or HMOs, which could have a material adverse effect upon SurgiCare’s ability to enter into such contracts. SurgiCare has not made a determination regarding whether it will be deemed to be in the insurance business after the transactions close.

     With respect to managed care contracts that do not involve capitated payments or some other form of financial risk sharing, federal and state antitrust laws restrict the ability of healthcare provider networks such as SurgiCare’s specialty physician networks to negotiate payments on a collective basis.

     Reimbursement. SurgiCare depends upon third-party programs, including governmental and private health insurance programs to reimburse its ASCs for services rendered to patients in its centers. In order to receive Medicare reimbursement, each ASC must meet the applicable conditions of participation set forth by DHHS relating to the type of facility, its equipment, personnel and standard of medical care, as well as compliance with state and local laws and regulations, all of which are subject to change from time to time. ASCs undergo periodic on-site Medicare certification surveys. SurgiCare’s existing centers are certified as Medicare providers. SurgiCare believes that its current centers will participate in Medicare and other government programs. However, SurgiCare’s current centers may or may not continue to qualify for participation in Medicare and other government programs. Additionally, the centers that SurgiCare acquires in the future may not qualify for participation in Medicare or other government programs.

     Medicare-Medicaid Illegal Remuneration Provisions. The anti-kickback statute makes unlawful knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly to induce or in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Violation is a felony punishable by a fine of up to $25,000 or imprisonment for up to five years, or both. The Medicare and Medicaid Patient Program Protection Act of 1987 (the “1987 Act”) provides administrative penalties for healthcare practices which encourage over utilization or illegal remuneration when the costs of services are reimbursed under the Medicare program.

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     Loss of Medicare certification and severe financial penalties are included among the 1987 Act’s sanctions. The 1987 Act, which adds to the criminal penalties under preexisting law, also directs the Inspector General of the DHHS to investigate practices which may constitute over utilization, including investments by healthcare providers in medical diagnostic facilities and to promulgate regulations establishing exemptions or “safe harbors” for investments by medical service providers in legitimate business ventures that will be deemed not to violate the law even though those providers may also refer patients to such a venture. Regulations identifying safe harbors were published in final form in July 1991 (the “Regulations”).

     If an operating physician has a financial interest in a facility through a partnership interest or as a shareholder, the operating physician has the potential to benefit from the profitability of the facility. Where a physician is in a position to direct referrals or business to an entity or facility in which such physician has an ownership interest, and, therefore will benefit from the financial profitability of such entity or facility, there is risk under federal and state law, including the Medicare-Medicaid Illegal Remuneration Provisions. If the facility where a surgeon performs surgery is considered an extension of the surgeon’s practice, this may reduce the risk of a violation of the anti-kickback statutes of the Medicare-Medicaid Illegal Remuneration Provisions.

     The Regulations set forth two specific exemptions or “safe harbors” related to “investment interests”: the first concerning investment interests in large publicly traded companies ($50 million in net tangible assets) and the second for investments in smaller entities. The corporate structure of SurgiCare and its centers meet all of the criteria of either existing “investment interests” safe harbor as announced in the Regulations.

     While several federal court decisions have aggressively applied the restrictions of the anti-kickback statute, they provide little guidance as to the application of the anti-kickback statute to SurgiCare or its subsidiaries. There is safe harbor protection under the anti-kickback statute for physician-owned ASCs that are structured to meet certain tests set out in the regulations. SurgiCare’s surgery centers may not currently satisfy all components of the tests for the safe harbor applicable to the ASCs. Nonetheless, SurgiCare believes that it is in compliance with the current requirements of the anti-kickback statute.

     Notwithstanding SurgiCare’s belief that the relationship of physician partners to SurgiCare’s surgery center should not constitute illegal remuneration under the anti-kickback statute, no assurances can be given that a federal or state agency charged with enforcement of the anti-kickback statute or similar state laws might not assert a contrary position or that new federal or state laws might not be enacted that would cause the physician partners’ ownership interest in SurgiCare to become illegal, or result in the imposition of penalties on SurgiCare or certain of its facilities. Even the assertion of a violation could have a material adverse effect upon SurgiCare.

     Prohibition on Physician Ownership of Healthcare Facilities. The “Stark II” provisions of the Omnibus Budget Reconciliation Act of 1993 amend the federal Medicare statute to prohibit a referral by a physician for “designated health services” to an entity in which the physician has an investment interest or other financial relationship, subject to certain exceptions. A referral under Stark II that does not fall within an exception is strictly prohibited. This prohibition took effect on January 1, 1995. Sanctions for violating Stark II can include civil monetary penalties and exclusion from Medicare and Medicaid.

     Ambulatory surgery is not identified as a “designated health service” and Stark II regulations state that items and services provided in any ASC and reimbursed under the composite payment rate are not designated health services. Because all items and services provided at SurgiCare’s surgery centers are billed to Medicare under a composite payment rate, as discussed below, SurgiCare believes that it is not subject to the physician self-referral restrictions set forth in Stark II. However, in the event that SurgiCare in the future offers services that are not ASC services covered by a composite payment rate and are “designated health services” under Stark II, SurgiCare would be subject to the Stark II physician self-referral prohibition with respect to those services.

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     Medicare pays ASCs a composite rate, or fixed facility payment, as payment in full for all items and services furnished to a patient in connection with a surgical procedure. For example, the Medicare ASC facility fee includes payment for all lab work that might be furnished in connection with a surgical procedure. As such, the physician who furnishes a surgical procedure in an ASC in which he or she has an ownership interest has no incentive to unnecessarily order lab services. The Centers for Medicare and Medicaid Services (“CMS’) cited this as the primary basis for expressly protecting ASC services, and items and services that otherwise would constitute designated health services when furnished in the ASC setting.

     Most payers pay using a composite payment rate based on the various procedure groups used by ASCs. Some payers will pay separately for supplies and implants. The compensation paid by each payer for the facility fees varies by insurance carrier. Most pay at a percentage of Medicare or a fixed amount per procedure group. If a facility has a mix of patients whose payers pay better rates than average, the margins of that center are typically higher. If a facility has a mix of patients whose payers pay less than the average rates, the margins of that center are typically lower. The margins achieved at each center are primarily a function of volume, payer, mix and operating efficiency, in that order.

     However, unfavorable future Stark II regulations or subsequent adverse court interpretations concerning the Stark II law or regulations or similar provisions found in similar state statutes could prohibit reimbursement for treatment provided by the physicians affiliated with SurgiCare or its current or future centers to their patients. The negative effect of such unfavorable future Stark II regulations or court rulings may be that investor physicians would not admit their patients to SurgiCare ASCs because of the prohibition on reimbursement for services. This would have a chilling effect on the revenues of SurgiCare and would make its continuing viability questionable. However, due to the positive financial benefits ASCs offer over hospitals, as discussed in “Industry Overview” in this section, SurgiCare believes it is unlikely that the legislature or court will take such unfavorable actions because of the overwhelming financial benefits enjoyed by Medicare by allowing procedures to be performed at ASCs.

     Neither SurgiCare nor its subsidiaries are engaged in the corporate practice of medicine. SurgiCare does not employ any physicians to practice medicine on its behalf. SurgiCare and its subsidiaries merely provide the venue for its physicians to perform surgical procedures. SurgiCare submits claims and bills to patients for the facility fee only, and in no way are involved with the billing or submission of claims for any professional medical fees.

     Administrative Simplification and Privacy Requirements. There are currently numerous legislative and regulatory initiatives at the state and federal levels addressing patient privacy concerns. In particular, on December 28, 2000, DHHS released final health privacy regulations implementing portions of the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and in August 2002 published revisions to the final rules. These final health privacy regulations generally require compliance by April 14, 2003 and extensively regulate the use and disclosure of individually identifiable health-related information. In addition, HIPAA requires DHHS to adopt standards to protect the security of health-related information. DHHS released final security regulations on February 20, 2003. The security regulations will generally become mandatory on April 20, 2005. These security regulations will require healthcare providers to implement administrative, physical and technical practices to protect the security of individually identifiable health-related information that is electronically maintained or transmitted. Further, as required by HIPAA, DHHS has adopted final regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Compliance with these regulations became mandatory on October 16, 2002. However, entities that filed for an extension before October 16, 2002 have until October 16, 2003 to comply with the regulations. SurgiCare filed extensions for its centers before October 16, 2002, and we believe that we were in compliance with the standards by October 16, 2003. We believe that the cost of compliance with these regulations will not have a material adverse effect on our business, financial position or results of operations. If we fail to comply with these regulations, we could suffer civil penalties up to $25,000 per calendar year for each provision violated and criminal penalties with fines of up to $250,000 per violation. In addition, our facilities will continue to remain subject to any state

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laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary by state and could impose additional penalties.

     SurgiCare cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which SurgiCare has established or may establish with other healthcare providers or the possibility of material adverse effects on its business or revenues arising from such future actions. SurgiCare believes, however, that it will be able to adjust its operations to be in compliance with any regulatory or statutory provision, as may be applicable.

     SurgiCare is subject to state and federal laws that govern the submission of claims for reimbursement. These laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payers that is false or fraudulent. The standard for “knowing and willful” often includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors.

     Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program, and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam plaintiff (a private person suing on the government’s behalf under a statute that assigns a certain part of the penalty award to the government). Under the False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the anti-kickback statute and Stark II should also be prosecuted as violations of the federal False Claims Act. Even though SurgiCare believes that it has procedures in place to ensure the accurate completion of claims forms and requests for payment, the laws and regulations defining the proper parameters of proper Medicare or Medicaid billing are frequently unclear and have not been subjected to extensive judicial or agency interpretation. Billing errors can occur despite SurgiCare’s best efforts to prevent or correct them, and no assurances can be given that the government will regard such errors as inadvertent and not in violation of the False Claims Act or related statutes.

     SurgiCare does not believe it has materially failed to comply with the any of the regulations described above during the past two years.

EMPLOYEES

     As of December 31, 2003, SurgiCare and its subsidiaries employed approximately 96 persons, 67 of whom were full-time employees and 29 of whom were part-time employees. Of the above, eight were employed at SurgiCare’s corporate office in Houston, Texas and the remaining employees were employed by SurgiCare’s surgery centers. These employees work in the following positions: corporate management (8); business office (14); administrators (4); nurses (47); and technicians (23). SurgiCare believes its relationship with its employees to be good. SurgiCare does not have any employment or labor contracts, except for its Chief Executive Officer and Chief Financial Officer (see Note 18 to the accompanying financial statements). Additionally, SurgiCare does not currently plan on having any such contracts with any operating physician on staff at any of its facilities. At this time, SurgiCare believes that all of its nurses and other employees have at-will employment relationships with the SurgiCare.

PHYSICIAN STOCKHOLDERS

     SurgiCare has never entered into any arrangement, nor does it plan on entering into any arrangement with any physicians that operate at any of its facilities, to assure their continued use of its facilities. However, many of the surgeons operating in SurgiCare facilities own SurgiCare common stock. Depending on SurgiCare’s profitability, the potential exists for all stockholders, both physician and non-physician, to benefit financially.

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     Surgeons specializing in podiatry, orthopedics, pain management, gynecology, ophthalmology, reconstructive, as well as general surgery, utilize SurgiCare’s facilities. SurgiCare is not dependent on the revenue generated by patients brought by any single operating physician. At certain facilities, SurgiCare derives a large portion of its revenue from procedures performed within specific specialties. Currently, podiatry and pain management are the dominant specialties at Bellaire. Since Bellaire has over twenty podiatrist and three pain management physicians bringing patients to the surgery center, none are considered to be a major customer.

ITEM 2. DESCRIPTION OF PROPERTY.

     SurgiCare’s principal office is located at 12727 Kimberley Lane, Suite 200, Houston, Texas, 77024. This property is approximately 3,900 square feet, located on the 2nd floor of the Kimberley Medical Office Building above our Memorial Village surgery center. The property is leased from an unaffiliated third party for an initial term that expires in August 2006, but with an option to renew for an additional five years thereafter. Annual rental of $55,272.96 is payable monthly in the amount of $4,606.08. SurgiCare maintains tenant fire and casualty insurance on its property located in such building in an amount deemed adequate by SurgiCare. The four surgery centers in operation at December 31, 2003, lease space ranging from 10,000 to 14,000 square feet with remaining lease terms ranging from month-to-month to nine years.

     In June 2002, SurgiCare acquired five properties from American International Industries, Inc., Texas Real Estate Enterprises, Inc. and MidCity Houston Properties, Inc. in exchange for 1.2 million shares of Series AA Redeemable Preferred Stock. The land holdings are undeveloped properties. SurgiCare is currently marketing the properties for sale. The properties include 735.66 acre tract of vacant land located on the east side of a shell paved road leading to the Anahuac National Wildlife Refuse, approximately two miles South of FM 1985, in Chambers County, Texas; a 22.36 acre tract of land located on the east side of US 59 at the Old Humble/Atascocita Road exit, and an adjacent 14.80 acre tract of land on the west side of Homestead Road in Houston, Harris County, Texas; a 22,248 square foot tract of land located on the northeast corner of Almeda Road and Riverside Drive, in Houston, Harris County, Texas; four tracts of land totaling 26.856 acres located on the southeast, northwest, and northeast corners of Airport Boulevard and Sims Bayou and east side of 4th Street south of Airport Boulevard in Houston, Harris County, Texas; and a 12.216 net acre tract of land located on the southwest corner of Airport Boulevard and Sims Bayou, Houston, Harris County, Texas. SurgiCare currently has contracts to sell two of these properties – the tract adjacent to the Anahuac National Wildlife Refuge and the tract on Almeda Road. Pursuant to a December 11, 2002 agreement, American International Industries, Inc. guaranteed a resale price on the land of $4 million and agreed to make up any shortfall.

ITEM 3. LEGAL PROCEEDINGS.

     In March 2003, SurgiCare Memorial Village, L.P. and Town & Country SurgiCare, Inc. were named as defendants in a suit entitled MarCap Corporation vs. Health First Surgery Center-Memorial, Ltd.; HFMC, L.C.; SurgiCare Memorial Village, L.P.; and Town & Country SurgiCare, Inc. MarCap has sued for default under a promissory note and refusing to remit payment on a promissory note in the amount of $215,329.36. SurgiCare has paid $53,832.34 of this balance and settlement has been reached whereby SurgiCare will pay MarCap $150,000 over the next year with interest at 10%, with an underlying settlement of approximately $200,000 in the event of a breach in the payment plan.

     On July 7, 2003, SurgiCare, Inc. was named as a party in the arbitration entitled Brewer & Pritchard, P.C. vs. SurgiCare, Inc. before the American Arbitration Association. Brewer & Pritchard have claimed breach of contract and demanded payment of $131,294.88 in billed and unbilled legal fees plus third party expenses, interest at the highest legal rate, costs, legal fees and damages from breach of contract.

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This case was settled in November 2003 and SurgiCare issued shares of common stock valued at $117,500 as compensation for past legal fees.

     On February 10, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled S.E. Altman v. SurgiCare. S.E. Altman has sued for breach of contract, alleging that SurgiCare did not pay monies owed under a “Finders Fee Contract.” Plaintiff asserts damages in the amount of $217,000, plus interest and attorneys’ fees. International Diversified Corporation, Limited has indemnified SurgiCare with respect to any fees owed to Altman under the Finders Fee Contract. The case has been dismissed in favor of arbitration. In March 2004, the parties executed a Settlement Agreement and Release of Claims to resolve the dispute in which SurgiCare agreed to issue Mr. Altman 540,000 shares of common stock to be registered with the Securities and Exchange Commission on Form S-8.

     On April 14, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled A.I. International Corporate Holdings, Ltd. v. SurgiCare, Inc. in the U.S. District Court for the Southern District of New York. Subsequently, SurgiCare filed suit against A.I. International Corporate Holdings, Ltd. and First National Bank, S.A.L. of Lebanon in the 215th Judicial District Court of Harris County, Texas. The New York case involves allegations that SurgiCare defaulted on its loan agreement. The plaintiffs in the New York case are suing SurgiCare for $834,252 representing the loan amount and interest, plus $219,000, representing damages for “No-filing Charges” and “Non-Effective Charges” under the contract. SurgiCare’s lawsuit in Texas asserts that the loan agreement is usurious. The defendants in the Texas case have moved for sanctions against SurgiCare in that forum. The New York case has been ordered to mediation, which has not yet been scheduled. In conjunction with the mediation order, the parties agreed to stay the litigation in both states until completion of the mediation.

     On November 24, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled Vincent A. Giammalva, Trustee v. SurgiCare, Inc., Keith G. LeBlanc, and Phillip C. Scott; in the 344th Judicial District Court of Chambers County, Texas. This case involves allegations that SurgiCare defaulted on a contract to sell a parcel of real estate to plaintiff. Plaintiff also claims that LeBlanc and Scott committed fraud. SurgiCare states that it could not sell the parcel of land because of a lien on the property. The plaintiff seeks specific performance, forcing SurgiCare to sell the property, as well as actual damages. SurgiCare is negotiating with the plaintiff in an effort to settle this matter.

     In addition, we are involved in various other legal proceedings and claims arising in the ordinary course of business. Our management believes that the disposition of these additional matters, individually or in the aggregate, is not expected to have a materially adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect our future results of operations or cash flows in a particular period.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

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PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

     In April 2000, the company began trading on the OTC Bulletin Board. In July 2001, SurgiCare qualified for listing on the American Stock Exchange and began trading on this exchange at that time under the symbol SRG. The following table sets forth the high and low sales prices relating to SurgiCare’s common stock for the last two fiscal years:

FISCAL 2003

	HIGH	LOW
Quarter ended March 31, 2003	$0.50	$0.27
Quarter ended June 30, 2003	$0.45	$0.23
Quarter ended September 30, 2003	$0.54	$0.22
Quarter ended December 31, 2003	$0.72	$0.36

FISCAL 2002

	HIGH	LOW
Quarter ended March 31, 2002	$2.50	$1.90
Quarter ended June 30, 2002	$3.70	$1.76
Quarter ended September 30, 2002	$2.68	$0.30
Quarter ended December 31, 2002	$0.93	$0.22

HOLDERS

     SurgiCare believes that as of March 31, 2004, there were approximately 402 holders of record of the Company’s Common Stock and one holder of the Company’s Series AA Preferred Stock.

DIVIDENDS

     SurgiCare has not paid dividends on shares of its common stock within the last two years, and does not expect to declare or pay any cash dividends on its common shares in the foreseeable future.

OPTION PLAN DATA

     In October 2001, SurgiCare established our 2001 Stock Option Plan, which authorized 1.4 million shares of our common stock to be made available through an incentive program for employees. The 2001 Stock Option Plan was approved by the stockholders. The options were granted at an exercise price equal to the fair market value of the common stock at the date of grant. The options had a ten year term. There were 81,955 options granted under the 2001 Stock Option Plan in 2002. There were none granted under the 2001 Stock Option Plan in 2003. As of December 31, 2003, there were 62,706 options outstanding.

     The number of warrants outstanding as of the beginning of 2003 to employees was 7,265,899. The number of warrants outstanding as of the end of 2003 to employees or former employees was

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6,855,899 with exercise prices ranging from $0.32 to $2.00, with a weighted average exercise price of $0.407 per share. There were no changes in the exercise price of outstanding warrants through cancellation and re-issuance or otherwise, except price changes resulting from the normal operation of anti-dilution provisions of the warrants.

RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is certain information concerning issuances of securities by SurgiCare during the quarter ended December 31, 2003.

     On October 24, 2003, the Company issued 228,310 shares of common stock to Charles Cohen, a former officer and director, in settlement of claims by Cohen for compensation for services while he was employed by the Company. The stock was issued to Mr. Cohen, an accredited investor, for services rendered in reliance on the exemption provided by Section 4(2) of the Securities Act.

     On November 10, 2003, the Company issued 682,035 shares of common stock to Long Nguyen, M.D., David Roberts, Gerald McIntosh, Hank Moore, and SMT Marketing, LLC, each of whom are accredited investors for services rendered by each of them under separate agreements with the Company. The stock was issued in reliance on the exemption provided by Section 4(2) of the Securities Act.

     On December 9, 2003, the Company issued 41,833 shares of common stock to U.S. Billing & Contracting, LLC, an accredited investor, for services rendered, in reliance on to the exemption provided by Section 4(2) of the Securities Act.

     No underwriters were involved in any of the foregoing sales or issuance of securities. Such sales or issuance were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering, or the rules and regulations there under. Each recipient either received adequate information about SurgiCare or had access, through employment or other relationships, to such information, and SurgiCare determined that each recipient had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in SurgiCare. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Forward-Looking Statements

     The information contained herein contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward looking statements involve risks and uncertainty, including, without limitation, our ability to continue our expansion strategy, changes in federal or state healthcare laws and regulations or third party payer practices, our historical and current compliance with existing or future healthcare laws and regulations and third party payer requirements, changes in costs of supplies, labor and employee benefits, as well as general market conditions, competition and pricing. Although we believe that the assumptions underlying the forward looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward looking statements included in this Form 10-KSB will prove to be accurate. In view of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by management or any other person that our objectives and plans will be achieved. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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Critical Accounting Policies

     In December 2001, the SEC requested that reporting companies discuss their most “critical accounting policies” in management’s discussion and analysis of financial condition and results of operations. The SEC indicated that a “critical accounting policy” is one that is important to the portrayal of a company’s financial condition and operating results and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of this and other accounting policies, see Notes 1 and 2 to the accompanying Consolidated Financial Statements. Our preparation of this Annual Report on Form 10-KSB requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of our financial statements. Therefore, actual results may differ from those estimates.

     Revenue Recognition - Revenue is recognized on the date the procedures are performed, and accounts receivable are recorded at that time. Revenues are reported at the estimated realizable amounts from patients and third-party payers. If such third-party payers were to change their reimbursement policies, the effect on revenue could be significant. Earnings are charged with a provision for contractual adjustments and doubtful accounts based on such factors as historical trends of billing and cash collections, established fee schedules, accounts receivable agings and contractual relationships with third-party payers. Contractual allowances are estimated primarily using each surgery center’s collection experience. Contractual rates and fee schedules are also helpful in this process. On a rolling average basis, the Company tracks collections as a percentage of related billed charges. This percentage, which is adjusted on a quarterly basis, has proved to be the best indicator of expected realizable amounts from patients and third-party payers. Contractual adjustments and accounts deemed uncollectible are applied against the allowance account. The Company is not aware of any material claims, disputes or unsettled matters with third-party payers.

     Investment in Limited Partnerships - The investments in limited partnerships are accounted for by the equity method. Under the equity method, the investment is initially recorded at cost and is subsequently increased to reflect the Company’s share of the income of the investee and reduced to reflect the share of the losses of the investee or distributions from the investee.

     These general partnership interests were accounted for as investment in limited partnerships due to the interpretation of FAS 94/ARB 51 and the interpretations of such by Issue 96-16 and SOP 78-9. Under those interpretations, SurgiCare could not consolidate its interest in those facilities in which it held a minority general interest partnership interest due to management restrictions, shared operating decision- making, capital expenditure and debt approval by limited partners and the general form versus substance analysis. Therefore, SurgiCare recorded them as investments in limited partnerships.

     Goodwill - Goodwill represents the excess of cost over the fair value of net assets of companies acquired in business combinations accounted for using the purchase method. Goodwill acquired in business combinations prior to June 30, 2001 had been amortized using the straight-line method over an estimated useful life of 20 years. In July 2001, the Financial Accounting Standards Board (“FASB”) issued

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Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized but instead be reviewed periodically for possible impairment. The Company has adopted SFAS No. 142 effective January 1, 2002 and is no longer amortizing goodwill.

     Upon adoption of SFAS 142, as well as December 31, 2003 and 2002, the Company performed an impairment test of its goodwill and determined that no impairment of the recorded goodwill existed. Under SFAS No. 142, goodwill is tested annually and more frequently if an event occurs which indicates the goodwill may be impaired.

Overview

     SurgiCare’s principal business strategies are to (a) increase physician utilization of existing facilities, (b) increase both the revenue and profits from current cases and procedures being performed in existing facilities (c) achieve growth and expand revenues by pursuing strategic acquisitions of existing, and the development of new, physician owned ambulatory surgical centers, and (d) expand into related healthcare facilities, including imaging and practice management.

     Surgical supply costs are the single largest cost component of any ambulatory surgical center. Therefore, SurgiCare’s goal is to minimize the cost of surgical supplies. Through participation in national buying groups, SurgiCare has been able to negotiate discounts on most of the commonly used surgical supplies. SurgiCare has also implemented a “Just in Time” approach to inventory. This allows the center to minimize the amount of supplies that it is required to keep in inventory.

     SurgiCare is in the process of identifying ambulatory surgical centers, imaging centers and practice management companies as potential acquisition targets and has, in some cases, conducted preliminary discussions with representatives of these organizations. Although there are no commitments, understandings, or agreements with any other potential acquisition targets, talks are ongoing for the acquisition of additional entities. All of such discussions have been tentative in nature and there can be no assurance that we will acquire any center with whom discussions have been conducted.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated the percentages of revenues represented by income statement items.

	2003	2002
Revenues, net	100.00%	100.00%
Expenses:
Direct Cost of Services	56.16%	46.55%
General & Administrative Expenses	75.64%	106.54%
Other Operating Expenses	8.97%	31.60%
Total Operating Expenses	140.77%	184.69%
Operating Loss	-40.77%	-84.69%
Other Loss	-21.03%	-12.62%
Minority Interest in Losses of Limited Partnerships	—	6.77%
Loss Before Federal Income Tax Expense	-61.80%	-90.54%
Federal Income Tax Benefit:
Current	-2.15%	-1.94%
Deferred		-11.99%
Net Loss	-59.65%	-76.60%

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RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003 (“2003”) vs. YEAR ENDED DECEMBER 31, 2002 (“2002”)

     Net Revenue. On a consolidated basis, case volume decreased 7.9% to 6,791 in 2003 compared to 7,374 cases in 2002. On a same-center basis (which includes unconsolidated centers and pre-acquisition cases-see paragraph below), total utilization increased 6.1% to 13,371 cases in 2003 from 12,603 in 2002. However, revenue declined $3,487,916, or 30.2% to $8,064,523 in 2003 from $11,552,439 in 2002. On a per-case basis, revenue decreased to $1,188 in 2003 from $1,567 in 2002. In both comparable years, the average contractual allowance was approximately 68%. Of the decrease, approximately $900,000 is attributable to the decrease in case volume. The remaining decrease is due to the shift in types of cases performed, where the company experienced decreases in cases with higher reimbursement, including pain management, podiatry and urology, and increases in ophthalmology cases, with lower reimbursement.

     The measure of unconsolidated centers and pre-acquisition cases using the same-center basis provides a more accurate reflection of the true growth rate of the centers and cases over comparable time periods. Unconsolidated centers included those entities in which the Company previously held an equity interest, but which later came under the management of the Company. Using the same-center basis provides a better depiction of a particular entity before and after it came under the Company’s management. Similarly, using the same-center basis to measure the performance of cases pre-acquisition and post-acquisition by the Company provides a more accurate reflection of the performance of the individual cases.

     Following a change in management of the Company in September 2002, the Company determined that it was in the best interest of the Company to adopt a change in accounting policy resulting in a more conservative method of estimating contractual allowances based on a rolling average ratio of actual cash collections to related billed charges. The adoption of this policy resulted in insurance contractual allowances being increased by approximately $2.17 million, or approximately 6% of gross billings. This increase in allowance did not represent a material change in the revenues and collections of the Company.

     The increase in contractual allowances was a result of a change in internal controls as disclosed in Item 14 of our Form 10-KSB for the year ended December 31, 2002. The Company’s management determined that it was in the best interest of the Company to use a conservative method of estimating such contractual allowances. The method uses a rolling average based upon the trend of actual cash collected compared to related billings.

     The previous method used to calculate the allowances contained such deficiencies as not accounting for the payer mix or service mix associated with the gross billings or the historical collections based on that payer mix and service mix. This did not represent a correction of error but an improvement on the estimation of the contractual allowance. The Company has made changes to its internal controls in this area by measuring the actual collections against the gross billings on a rolling average on a quarterly basis, that accounts for changes in payer and service mix that directly affect the contractual allowance.

     Direct Cost of Revenues. Direct Cost of Revenues decreased $849,554, or 15.8% to $4,528,644 in 2003 from $5,378,198 in 2002. Surgical costs decreased $1,085,148, or 40.0% to $1,629,661 in 2003 from $2,714,809 in 2002. As a percentage of revenue, surgical costs decreased to 20.2% of revenue in 2003 from 23.5% in 2002. The decrease primarily corresponds to the 30.2% decrease in revenue and case volume as discussed above. Additionally, based on the age of some of the inventory items, new management determined in the third quarter of 2002 that it was appropriate to adjust the value of inventory. As a result, surgical costs for 2002 reflect an adjustment of $300,000 to allow for potential obsolescence of inventory. Direct clinical salaries and benefits increased $226,104 or 13.3% to $1,928,822 in 2003 from

$1,702,718 in 2002 primarily due to the full year impact of the Tuscarawas acquisition, which occurred in June 2002. As a whole, Direct Cost of Revenues per case decreased 8.6% to $666 in 2003 compared to $729 in 2002, resulting from the factors discussed above.

     General and Administrative Expenses. General and administrative costs decreased $6,207,882, or 50.4% to $6,100,192 in 2003 from $12,308,073 in 2002. The decrease is primarily due to charges of $5.4 million to bad debt expense taken in 2002 related to a change in the Company’s policies regarding doubtful accounts. Additionally, professional fees decreased by $1.1 million in 2003 compared to 2002, where the Company incurred substantial professional fees in 2002 related to raising equity, medical oversight and legal issues. These expense decreases were partially offset by an increase of approximately $445,000 in expenses related to Tuscarawas (of which $233,000 included an increase in rent), which was acquired in June 2002.

     In early 2002, the Company’s existing management implemented a centralization of the collection functions of its centers and an outsourcing of the collection of certain aged receivables, which did not result in the cost reduction it was intended to. In September 2002, the Company’s new management instituted a change in policy resulting in a methodology of calculating the allowance for doubtful accounts based upon age. For example, as a receivable gets older, the percentage of required allowance increases. Management considers this a change in estimate that results in a more conservative valuation of net accounts receivable.

     Other Operating Expenses.

     Loss on sale of assets. In August 2003, the Company sold a promissory note with a face amount of $223,177 to International Diversified Corporation (“IDC”) for $160,000, incurring a loss of $63,177. The Company also agreed to release IDC from its $400,000 obligation to the Company, which had been included in other receivables. In addition to the cash consideration, SurgiCare was released from any and all obligations regarding the raising of additional funds for working capital and was released of all liabilities regarding the lawsuit filed by IDC claiming breach of contract requesting the return of $1 million or 2,439,024 shares under a previous agreement with IDC and American International Industries, Inc. A total loss of $463,177 was recorded as a loss on sale of assets. As part of the sale agreement, the Company was released of any liability of the center and removed as a guarantor on the center’s bank note payable. Other than IDC’s ownership of certain shares of the Company’s common stock, IDC has no relationship with the Company.

     Loss (gain) on sale of partnership interests. In June 2003, the Company sold its 10% interest in Physician’s Endoscopy Center, Ltd for $425,000 and recognized a gain on the sale of $319,086. As part of the sale agreement, the Company was released of any liability of the center and removed as a guarantor on the center’s bank note payable. In 2002, the Company sold its 20% interest in Bayside Surgical Partners, LP for a loss of $169,934.

     Loss on terminated acquisition. In 2002, the Company incurred a loss of $1,977,382 associated with its termination of the Aspen Healthcare acquisition.

     Impairment on investment in land. In 2002, under the Company’s previous management, the Company acquired five tracts of land. Management’s purpose for acquiring the land was for the future development of additional surgery centers for the Company. Management obtained an appraisal from Associated National Appraisal Services, Inc. in January 2002, to determine the fair market value of the transaction to purchase the land. The land was acquired from Texas Real Estate Enterprises, Inc. and MidCity Houston Properties, Inc. The Company has no relationship with either of these entities, other than the purchase of this land.

     The Company entered into a resale guarantee agreement with American International Industries, Inc., as a part of the agreement of December 11, 2002, described below. The guarantee provides the

Company with a land resale guarantee if, by June 1, 2006, the Company is unable to sell any or all of the tracts of land for net sales proceeds of less than $4,000,000. If the proceeds are less than $4,000,000, American International Industries, Inc. agrees to compensate the Company in an amount equal to the difference between $4,000,000 and the net sales proceeds received by the Company from the sale of any of the land prior to June 1, 2006. American International Industries, Inc. shall have the option to make such payment in the form of shares of the Company’s common stock valued at $0.41 per share or cash. In the event that American International Industries, Inc. does not own any of the Company’s common stock on that date, it agrees to pay such difference in cash. Other than this guarantee and its ownership of certain shares of the Company’s common and Series AA Preferred stock, American International Industries, Inc. has no relationship with the Company.

     The land was re-appraised in November 2002, in connection with a refinancing and at the request of a lender. The Company’s new management determined that the development of surgery centers on these locations was not in the best interest of the Company. The new management determined that the Company would be better served by selling the land and using the proceeds to help fund the operations of the Company.

     The Company incurred an impairment of its investment in land of $1,500,000 during the third quarter of 2002 to reflect the investment’s estimated valuation at that time. In September 2003, the Company recorded additional impairment on its investment in land amounting to $579,385. Such impairment was based on the information gathered during the marketing of the land holdings. This information indicated that SurgiCare would not receive in excess of the land resale guarantee from American International Industries, Inc., and thus the value was written down to the resale guarantee amount of $4 million. The Company is continuing to market the tracts of land for sale and is protected by the guarantee by American International Industries, Inc. of a $4 million resale price and does not believe it will generate sale prices greater than the guarantee in the next year or two. We valued the land at $4 million because of the existence of the guarantee by American International Industries, Inc. of $4 million on our sales price.

     Total Operating Expenses. Total operating expenses decreased $9,983,255, or 46.8% to $11,352,481in 2003 from $21,335,736 in 2002. As a percent of net revenue, such expenses decreased to 140.8% in 2003 from 184.7% in 2002. Such expense fluctuations, expressed both in dollars and as a percentage of revenue, are related to the factors discussed above.

     Other Income (Loss). Total Other Expense increased $237,384, or 16.3% to $1,695,667 in 2003 from $1,458,283 in 2002 primarily due to the following:

     In 2003, the Company’s equity in earnings (losses) from limited partnerships was $194,444 compared to $(103,874) in 2002. In 2003, the limited partnerships (in which the Company had a 10% equity interest) were profitable, in contrast to 2002 when losses were incurred, resulting primarily from the centers’ adoption of the Company’s policies and procedures surrounding contractual allowances, provision for doubtful accounts and inventory valuation. Additionally, the Company recorded a loss of approximately $40,000 for its 10% interest in Physicians Endoscopy Center, which was a start up center and began operations in December 2002.

     Interest expense increased $563,255, or 41.4% to $1,922,315 in 2003 from $1,359,060 in 2002 due to additional borrowings to complete an acquisition, to attempt to acquire Aspen Healthcare, and to finance the Company’s working capital needs during 2003.

     Minority Interest in Earnings (Losses) of Partnerships. In 2003, no credit for minority interest in losses of partnerships was recorded because cumulative losses exceeded the limited partners’ minority interest in equity capital of the partnerships. In 2002, $782,386 was recorded due to significant losses incurred by the partnerships (whose financial results are consolidated with the Company’s), resulting primarily from the partnerships’ adoption of the Company’s policies and procedures surrounding contractual allowances, provision for doubtful accounts and inventory valuation.

     Federal Income Tax. In 2003, the Company recorded a tax benefit of $173,407, or 3.5% of its pre-tax loss of $4,983,624. In 2002, the Company recorded a tax benefit of $1,609,576, or 15.4% of its pre-tax loss of $10,459,194. In both years, the percentage is less than the normally expected rate due to valuation allowances against the Company’s deferred tax assets.

     Net Loss. Due to the factors discussed above, the Company’s net loss in 2003 decreased to a loss of $4,810,217 compared to a net loss of $8,849,618 in 2002.

LIQUIDITY and CAPITAL RESOURCES

     Net cash used in operating activities was $1,743,143 in 2003 compared to $462,422 in 2002. The primary reason for usage of cash is due to continued operating losses in both years.

     Net cash provided by investing activities was $492,038 in 2003 compared to net cash used in investing activities of $1,667,443 in 2002. In 2003, the Company sold its ownership interest in Physicians Endoscopy Center for $425,000 cash and sold a note receivable for $160,000. In 2002, the increased use of cash was primarily for the investment in Tuscarawas Ambulatory Surgery Center ($426,859) and Aspen Healthcare ($1.1 million).

     Net cash provided by financing activities decreased to $1,130,331 in 2003 from $2,315,918 in 2002. In 2003, cash raised through the sale of common stock, the exercise of warrants and additional loans was predominantly used to pay down debt and for working capital purposes. In 2002, the Company used portions of the cash raised through debt and issuance of common stock to fund acquisitions and other capital expenditures.

     As of December 31, 2003, the Company had cash and cash equivalents of $141,553 and negative working capital of $10,498,027. SurgiCare has a total of $6,928,542 in long-term debt and an additional $1,331,475 in revolving lines of credit currently in default. SurgiCare has defaulted on certain provisions of its Loan and Security Agreement with its senior lender, DVI Business Credit Corporation and DVI Financial Services, Inc. (“DVI”). On August 25,2003, DVI filed for protection under Chapter 11 of the U.S. Bankruptcy laws. The Company is currently pursuing a buyout of their debt with DVI (through its bankruptcy trustee) and certain other debt holders.

     The Company has financed its working capital needs primarily though the issuance of equity, secured and/or convertible debt. See CHANGE OF CONTROLS under Item 14 – Controls & Procedures. As of December 31, 2003, the Company does not have any credit facilities available with financial institutions or other third parties to provide for working capital shortages. Although the Company believes it will generate cash flow from operations in the future, due to its debt load, it is not able to fund its current operations solely from its cash flow.

     On March 6, 2003, the Company received a $1.2 million investment from existing physician shareholders, local physicians, and select individuals. The investment was made via a private placement, under which 3,418,544 shares of the company’s common stock were issued. The shares are restricted under Rule 144. In addition, the investors received a warrant for every two shares of common stock purchased. The warrants are exercisable for one year and are priced at $0.35. The proceeds of the financing are being used for working capital purposes.

     In November 2003, SurgiCare completed a $470,000 financing for working capital through the issuance of one-year convertible unsecured promissory notes bearing interest at 10% per annum. The notes are convertible into shares of Company common, at any time, at the option of the note holder. The conversion price for the notes will be equal to (a) $.35 per share, if the note is converted on or prior to January 31, 2004, or (b) if the note is converted after January 31, 2004, the lower of (i) $0.25 or (ii) seventy-five percent (75%) of the average closing price for the 20 trading days immediately prior to the conversion date. Based on the relative fair value of the beneficial conversion feature of the notes, a charge of $123,566 was recorded to interest expense. The note holders also received a five-year warrant to purchase shares of Company common stock. The number of shares of common stock that may be purchased upon the exercise of the warrant will be equal to 25% of the number of shares of common stock into which the note is convertible. The warrant may be exercised at an exercise price of $0.35 per share, and may be exercised on a cashless basis at the option of the holder. Based on the relative fair value of the warrants, a discount of $76,834 was recorded and is being amortized to interest expense over the one-year term of the notes. The promissory notes will mature on October 31, 2004.

     The Company believes that additional sales of debt and/or equity securities will be required to continue operations. See Item 1 – DESCRIPTON OF THE BUSINESS under the caption “THE COMPANY” for a description of a series of transactions recently announced by the Company that, if consummated, will involve an equity investment and recapitalization of the Company. Prior to the closing of such contemplated transactions, any additional sales of debt and/or equity by the Company will be subject to the prior approval of the counterparties to the applicable transaction documents. The Company can provide no assurance that it will be successful in any future financing effort to obtain the necessary working capital to support its operations, or fund acquisitions for its anticipated growth. In the event that any future financing efforts are not successful, the Company will be forced to liquidate assets and/or curtail operations.

ITEM 7. FINANCIAL STATEMENTS

Independent Auditors’ Report

The Board of Directors
SurgiCare, Inc.
Houston, Texas

We have audited the accompanying Consolidated Balance Sheet of SurgiCare, Inc. and Subsidiaries as of December 31, 2003 and the related Consolidated Statements of Operations, Shareholders’ Equity, and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SurgiCare, Inc. and Subsidiaries as of December 31, 2003 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that SurgiCare, Inc. and Subsidiaries will continue as a going concern. As described more fully in Note 2, the Company has incurred operating losses, cash deficits from operations and is in default of certain loan agreements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The consolidated financial statements do not reflect any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mann, Frankfort, Stein & Lipp CPAs, LLP
Houston, Texas
March 18, 2004

Independent Auditors’ Report

The Board of Directors
SurgiCare, Inc.
Houston, Texas

We have audited the accompanying Consolidated Balance Sheet of SurgiCare, Inc. and Subsidiaries as of December 31, 2002 and the related Consolidated Statements of Operations, Shareholders’ Equity, and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SurgiCare, Inc. and Subsidiaries as of December 31, 2002 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that SurgiCare, Inc. and Subsidiaries will continue as a going concern. As described more fully in Note 2, the Company has incurred operating losses, cash deficits from operations and is in default of certain loan agreements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The consolidated financial statements do not reflect any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
March 19, 2003

SURGICARE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Current Assets
Cash and cash equivalents	$141,553	$262,327
Accounts Receivable:
Trade (less allowance for contractual adjustments and doubtful accounts of $3,768,846 and $6,496,000 at December 31, 2003 and 2002, respectively)	1,309,682	1,324,944
Other	59,909	398,834
Note receivable		223,178
Income tax receivable	159,846
Inventory	338,470	397,772
Prepaid expenses	133,293	69,380
Other current assets	23,027	76,313

Total Current Assets	2,165,780	2,752,748

Property and Equipment
Office furniture and equipment	399,912	378,901
Medical and surgical equipment	3,748,559	3,576,721
Leasehold improvements	946,890	941,440
Computer equipment and software	382,263	377,495
Transportation equipment	19,015	19,015

	5,496,639	5,293,572
Less: Accumulated depreciation and amortization	3,237,657	2,468,662

	2,258,982	2,824,910
Goodwill	8,105,735	8,045,735
Real Estate	4,000,000	4,579,385
Investment in Limited Partnerships	381,434	306,654
Advances to Limited Partners	440,423	403,748
Loan Fees (net of amortization of $198,249 and $108,321 in 2003 and 2002, respectively)	103,788	193,716

	$17,456,142	$19,106,896

SURGICARE, INC.
CONSOLIDATED BALANCE SHEETS (continued)

	December 31,
	2003	2002
LIABILITIES
Current Liabilities
Accounts payable	$2,864,199	2,362,378
Accrued expenses	1,274,340	472,645
Lines of credit	1,331,475	1,665,657
Current maturities of long-term debt	6,928,542	6,295,389
Current portion of capital leases	265,251	313,725
Payable to a related party		116,909

Total Current Liabilities	12,663,807	11,226,703
Long-Term Capital Lease Obligations	103,341
Long-Term Debt		454,328

Minority Interest in Partnerships	12,767,148	11,681,031
SHAREHOLDERS’ EQUITY
Preferred Stock, Series A, par value $.001, 1,650,000 authorized; 1,137,700 and 1,225,100 issued and outstanding at December 31, 2003 and 2002; respectively; redemption and liquidation value $5,688,500 and $6,125,500, respectively	1,138	1,225
Preferred Stock, Series AA, par value $.001, 1,200,000 authorized; 900,000 issued and outstanding at December 31, 2003 and 2002	900	900
Common Stock, par value $.005, 50,000,000 shares authorized; 27,082,843 issued and 26,991,443 outstanding at December 31, 2003; 21,327,131 issued and 21,252,131 outstanding at December 31, 2002	135,414	106,635
Additional Paid-In Capital	17,116,523	15,065,801
Retained Earnings (Deficit)	(12,518,413)	(7,708,196)
Less: Treasury Stock – at cost, 91,400 and 75,000 shares at December 31, 2003 and 2002, respectively	(38,318)	(32,250)
Less: Shareholder receivables	(8,250)	(8,250)

	4,688,994	7,425,865

	$17,456,142	$19,106,896

SURGICARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2003	2002
Revenues:
Surgical, net	$7,772,955	$11,164,043
Management fees	291,568	388,396

	8,064,523	11,552,439

Direct Cost of Revenues:
Surgical costs	1,629,661	2,714,809
Clinical salaries and benefits	1,928,822	1,702,718
Other	970,161	960,671

	4,528,644	5,378,198

General and Administrative Expenses:
Salaries and benefits	1,576,831	1,604,562
Management and affiliation fees	110,829	130,979
Rent	931,425	741,124
Depreciation	768,996	671,880
Amortization	89,928	73,851
Professional fees	1,097,264	2,223,374
Provision for doubtful accounts	289,823	5,753,734
Other	1,235,096	1,108,569

	6,100,192	12,308,073

Other Operating Expenses:
Loss on sale of assets	463,346	2,149
Loss (gain) on sale of partnership interests	(319,086)	169,934
Loss on terminated acquisition		1,977,382
Impairment on investment in land	579,385	1,500,000

	723,645	3,649,465

Total Operating Expenses	11,352,481	21,335,736

Operating Loss	(3,287,958)	(9,783,297)

Other Income (Expense)
Miscellaneous income	32,205	4,651
Equity in earnings (loss) of limited partnerships	194,444	(103,874)
Interest expense	(1,922,315)	(1,359,060)

	(1,695,667)	(1,458,283)

SURGICARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

	For the Year Ended
	December 31,
	2003	2002
Loss Before Minority Interest and Federal Income Tax Benefit	(4,983,624)	(11,241,580)
Minority Interest in Loss of Partnerships		782,386

Loss Before Federal Income Tax Benefit	(4,983,624)	(10,459,194)

Federal Income Tax Benefit
Current	(173,407)	(224,576)
Deferred		(1,385,000)

	(173,407)	(1,609,576)

Net Loss	$(4,810,217)	$(8,849,618)

Net Loss Per Share – Basic	$(.19)	$(.56)

Net Loss Per Share – Diluted	$(.19)	$(.56)

Weighted Average Common Shares Outstanding
Basic	24,754,050	15,831,748

Diluted	24,754,050	15,831,748

SURGICARE, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2003 and 2002

	$.001 Series A		$.001 Series AA		$.005 Par Value
	Preferred Stock		Preferred Stock		Common Stock		Additional		Retained
							Paid-In	Treasury	Earnings	Shareholder	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	(Deficit)	Receivables	Equity
Balance – January 1, 2002	1,316,100	$1,316			14,089,320	$70,446	$4,991,301		$1,141,422	$(8,250)	$6,196,235
Issuance of preferred stock for land			1,200,000	$1,200			5,998,800				6,000,000
Sale of common stock					3,039,024	15,195	1,955,805				1,971,000
Conversion of preferred stock	(91,000)	(91)	(300,000)	(300)	3,749,537	18,748	(18,357)
Exercise of warrants					125,000	625	11,875				12,500
Issuances of stock for consulting services					136,250	681	220,360				221,041
Issuances of stock and warrants for acquisitions					188,000	940	770,313				771,253
Issuances of warrants							923,114				923,114
Beneficial conversion feature of debt							212,590				212,590
Purchase of treasury stock								$(32,250)			(32,250)
Net loss									(8,849,618)		(8,849,618)

Balance — December 31, 2002	1,225,100	$1,225	900,000	$900	21,327,131	$106,635	$15,065,801	$(32,250)	$(7,708,196)	$(8,250)	$7,425,865

Sale of common stock					3,418,544	17,093	885,992				903,085
Warrants issued in connection with sale of common stock							236,811				236,811
Warrants issued in connection with debt							76,834				76,834
Beneficial conversion feature of debt							123,566				123,566
Exercise of warrants					1,384,990	6,925	299,723				306,648
Issuances of stock for consulting services					952,178	4,761	427,796				432,557
Redemption of preferred stock	(87,400)	(87)									(87)
Purchase of treasury stock								(6,068)			(6,068)
Net loss									(4,810,217)		(4,810,217)

Balance — December 31, 2003	1,137,700	$1,138	900,000	$900	27,082,843	$135,414	$17,116,523	$(38,318)	$(12,518,413)	$(8,250)	$4,688,994

SURGICARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2003	2002
Cash Flows From Operating Activities
Net loss	$(4,810,217)	$(8,849,618)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity in (earnings) loss of limited partnerships	(194,444)	103,874
Minority interest in loss of partnerships		(782,386)
Depreciation and amortization	858,924	745,731
Amortization of debt discount	95,134
Interest expense recognized on beneficial conversion features on notes payable	123,566
Provision for doubtful accounts	289,823	5,753,734
Deferred federal income tax (benefit)		(1,385,000)
Loss (gain) on sale of interest in limited partnerships	(319,086)	169,934
Loss on sale of assets	463,346	2,118
Loss on terminated acquisition		1,977,382
Impairment on investment in land	579,385	1,500,000
Other	(256)
Change in:
Accounts receivable	(335,636)	(1,166,934)
Income tax receivable	(159,846)
Inventory	59,302	230,804
Prepaid expenses	(63,913)	113,350
Other current assets	16,612	(163,170)
Loan fees		(139,537)
Accounts payable	852,468	1,555,074
Federal income tax payable		(224,576)
Accrued expenses	801,695	96,767

Net Cash Used in Operating Activities	(1,743,143)	(462,422)

Cash Flows From Investing Activities
Purchase of Tuscarawas		(426,859)
Capital expenditures	(46,712)	(226,203)
Distributions from partnerships	13,750	81,000
Investment in limited partnerships		(14,865)
Sale of note receivable	160,000
Proceeds from sale of interest in limited partnership	425,000
Buyout of limited partners	(60,000)
Proceeds from sale of assets		19,484
Investment in terminated acquisition		(1,100,000)

Net Cash Provided by (Used in) Investing Activities	492,038	(1,667,443)

Cash Flows From Financing Activities
Borrowings on lines of credit	3,789,996	8,569,165
Payments on lines of credit	(4,124,178)	(9,044,054)
Proceeds from debt	883,166	3,867,689
Payments on debt	(751,975)	(2,527,036)
Principal payments on capital lease	(101,489)	(113,991)

SURGICARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the Year Ended
	December 31,
	2003	2002
Cash Flows From Financing Activities (continued)
Distributions to limited partners		(536,946)
Issuance of warrants with debt	76,834	149,841
Purchase of treasury stock	(6,068)	(32,250)
Exercise of warrants	294,148	12,500
Proceeds from issuance of common stock with warrants	1,069,897	1,971,000

Net Cash Provided by Financing Activities	1,130,331	2,315,918

Net Increase (Decrease) in Cash and Cash Equivalents	(120,774)	186,053
Cash and Cash Equivalents — Beginning of Period	262,327	76,274

Cash and Cash Equivalents – End of Period	$141,553	$262,327

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$784,503	$1,205,353

Supplemental Schedule of Non-Cash Investing and Financing Activities
Purchase of land with preferred stock		$6,000,000

Issuance of shares for investment		$74,750

Issuance of shares and warrants in payment of debt	$47,500

Issuance of shares in payment of accounts payable	$467,556	$404,314

Beneficial conversion feature of convertible notes	$123,566	$212,590

Equipment acquired with capital lease obligation	$156,356	$67,032

SURGICARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

Note 1 — Organization and Accounting Policies

SurgiCare, Inc. and Subsidiaries (the Company) maintains their accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Description of Business

Bellaire SurgiCare, Inc. (“Bellaire”) was formed in January 1995 as a Texas corporation to operate an ambulatory surgery center (“ASC”) in Houston, Texas. Effective July 1, 1999, Bellaire acquired SurgiCare, Inc. (formerly Technical Coatings, Inc.) in a reverse acquisition. Bellaire SurgiCare, Inc. is now a wholly-owned subsidiary of SurgiCare, Inc.

In September 2000, Town & Country SurgiCare, Inc. (“Town & Country”) was formed as a Texas corporation and a wholly-owned subsidiary of SurgiCare, Inc. Town & Country is a 60% general partner in SurgiCare Memorial Village, L.P., which operates an ASC in Houston, Texas. During 2002, Town & Country acquired a 10% general partner interest in Physicians Endoscopy Center, Ltd., L.L.P. (“Physicians Endoscopy”), which operates an ASC in Houston, Texas. During 2003, Town & Country sold its interest in Physicians Endoscopy. See Note 3.

In October 2000, Baytown SurgiCare, Inc. (“Baytown”) was formed as a Texas corporation and a wholly-owned subsidiary of SurgiCare, Inc. Baytown is a 10% general partner of San Jacinto Surgery Center, Ltd (“San Jacinto”), which operates an ASC in Baytown, Texas.

In May 2001, Southeast SurgiCare, Inc. was formed as a Texas corporation and a wholly-owned subsidiary of SurgiCare, Inc. Southeast SurgiCare, Inc. is a 20% general partner of Bayside Surgical Partners, L.P. (Bayside), which operates an ASC in Pasadena, Texas. During 2002, Southeast SurgiCare, Inc. sold their 20% interest in Bayside. See Note 3.

On May 31, 2002, SurgiCare, Inc. acquired a 51% ownership in Tuscarawas Ambulatory Surgery Center, LLC (Tuscarawas), an Ohio limited liability company, which operates an ASC in Dover, Ohio. See Note 3.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Bellaire SurgiCare, Inc., Southeast SurgiCare, Inc., Town & Country SurgiCare, Inc., Baytown SurgiCare, Inc. and Tuscarawas Ambulatory Surgery Center, LLC (51% owned). All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Surgical revenue is recognized on the date the procedures are performed, and accounts receivable are recorded at that time. Such revenues are reported at the estimated realizable amounts from patients and third-party payers. If such third-party payers were to change their reimbursement policies, the effect on revenue could be significant. Earnings are charged with a provision for contractual adjustments and doubtful accounts based on such factors as historical trends of billing and cash collections, established fee schedules, accounts receivable agings and contractual relationships with third-party payers. Contractual allowances are estimated primarily using each surgery center’s collection experience. Contractual rates and fee schedules are also helpful in this process. On a rolling average basis, the Company tracks collections as a percentage of related billed charges. This percentage, which is adjusted on a quarterly basis, has proved to be the best indicator of expected realizable amounts from patients and third-party payers. Contractual adjustments and accounts deemed uncollectible are applied against the allowance account. The Company is not aware of any material claims, disputes or unsettled matters with third-party payers.

Net surgical revenue is comprised of the following components:

	2003	2002
Gross surgical revenue	$25,108,526	$35,759,108
Contractual adjustments	(17,335,571)	(24,595,065)

Net surgical revenue	$7,772,955	$11,164,043

Management fees are based on a percentage of customers’ collected revenues and are recognized during the period which services were performed.

Inventory

Inventory consists of medical and pharmaceutical supplies, which are stated at the lower of cost or market. Cost is determined under the first-in, first-out method.

Property and Equipment

Property and equipment are presented at cost. Depreciation and amortization are computed at rates considered sufficient to amortize the cost of the assets, using the straight-line method over their estimated useful lives as follows:

Office furniture and equipment	7 years
Medical and surgical equipment	5 years
Leasehold improvements	Remaining life of lease
Computer equipment and software	5 years
Transportation equipment	5 years

Investment in Limited Partnerships

The investments in limited partnerships are accounted for by the equity method. Under the equity method, the investment is initially recorded at cost and is subsequently increased to reflect the Company’s share of the income of the investee and reduced to reflect the share of the losses of the investee or distributions from the investee.

These general partnership interests were accounted for as investment in limited partnerships due to the interpretation of FAS 94/ARB 51 and the interpretations of such by Issue 96-16 and SOP 78-9. Under those interpretations, SurgiCare could not consolidate its interest in those facilities in which it held a minority general interest partnership interest due to management restrictions, shared operating decision- making, capital expenditure and debt approval by limited partners and the general form versus substance analysis. Therefore, SurgiCare recorded them as investments in limited partnerships.

As of December 31, 2003 and 2002, the Company has a 10% general partnership interest in San Jacinto Surgery Center, Ltd., a Texas limited partnership. As of December 31, 2003, the difference in the carrying amount of the investment and the underlying equity in net assets of San Jacinto was approximately $237,000. This amount is considered goodwill and is not being amortized. As of December 31, 2003, there is no impairment to this goodwill. As of December 31, 2003, San Jacinto had a $1,000,000 draw note payable to a bank with an outstanding balance of $457,054, which is guaranteed by the Company. The note bears interest at the prime rate plus 1% (4% as of December 31, 2003) and is secured by the accounts receivable of San Jacinto.

As of December 31, 2002, the Company had a 10% general partnership interest in Physicians Endoscopy Center, Ltd., L.L.P., a Texas limited partnership. As described in Note 3, the Company sold its 10% interest during 2003.

Segments of an Enterprise and Related Information

The Company has adopted Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosures about Segments of an Enterprise and Related Information.” SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As substantially all of the Company’s revenues, loss from operations and identifiable assets are from the ambulatory surgical segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets of companies acquired in business combinations accounted for using the purchase method. Goodwill acquired in business combinations prior to June 30, 2001 had been amortized using the straight-line method over an estimated useful life of 20 years. In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized but instead be reviewed periodically for possible impairment. The Company has adopted SFAS No. 142 effective January 1, 2002 and is no longer amortizing goodwill.

Under SFAS No. 142, goodwill is required to be tested annually and more frequently if an event occurs which indicates the goodwill may be impaired. Upon adoption of SFAS 142, as well as December 31, 2003 and 2002, the Company performed an impairment test of its goodwill and determined that no impairment of the recorded goodwill existed.

Real Estate

Real estate is presented at the lower of cost or current market value based on a current appraisal.

Loan Fees

Fees paid in connection with obtaining debt financing are being amortized over the terms of the loans.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the current period’s provision for income taxes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such asset will not be realizable.

Stock-Based Compensation

SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The statement also amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.

The Company has chosen to continue to account for stock-based compensation issued to employees using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock

Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company grants options at or above the market price of its common stock at the date of each grant.

The fair value of options is calculated using the Black-Scholes option-pricing model. Had the Company adopted the fair value method of accounting for stock based compensation, compensation expense would have been higher, and net loss and net loss attributable to common shareholders would have increased for the periods presented. No change in cash flows would occur. The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

	2003	2002
Net loss — as reported	$(4,810,217)	$(8,849,618)
Deduct: Total stock-based employee compensation (expense determined under the fair value based method for all awards), net of tax effect	(210,900)	(742,034)

Net loss — pro forma	$(5,021,117)	$(9,591,652)

Net Loss per share:
Basic — as reported	$(.19)	$(.56)

Basic — pro forma	$(.20)	$(.61)

Diluted — as reported	$(.19)	$(.56)

Diluted — pro forma	$(.20)	$(.61)

No options were granted to employees during 2003. The weighted average fair value of options granted as employee compensation during 2002 was $0.18. The fair values were determined using the Black-Scholes option pricing model with the following weighted average assumptions, and a forfeiture rate that is assumed to be negligible.

		2002
Risk-free interest rate	3.00%
Expected life	3.14 years
Expected dividends	None
Expected volatility	57%

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, and subsequently revised the Interpretation in December 2003 (FIN 46R). This Interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities, which have certain characteristics. As revised, FIN 46R is now generally effective for financial statements for interim or annual periods ending on or after March 15, 2004. We have not identified any variable interest entities. In the event a variable interest entity is identified, we do not expect the requirements of FIN 46R to have a material impact on our consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. An issuer is required to classify a financial instrument that is within the scope of this statement as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We adopted the standard on July 1, 2003, and the adoption did not have a material impact on our consolidated financial statements.

Advertising

The Company’s policy is to expense advertising costs as incurred, which amounted to $80,366 and $248,386 for the years ended December 31, 2003 and 2002, respectively.

Reclassifications

Certain reclassifications have been made in the 2002 financial statements to conform to the reporting format in 2003. Such reclassifications had no effect on previously reported earnings.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actu al results could differ from those estimates.

Note 2 — Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred substantial operating losses during 2003. In addition, the Company has used substantial amounts of working capital in their operations and is in default of c ertain loan agreements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has financed its growth primarily through the issuance of equity, secured and/or convertible debt. As of December 31, 2003, the Company does not have any credit facilities available with financial institutions or other third parties to provide for working capital shortages. Although the Company believes it will generate cash flow from operations in the future, due to its debt load, it is not able to fund its current operations solely from its cash flow. As such, additional sales of debt and/or equity securities will be required to continue operations.

The Company believes that additional sales of debt and/or equity securities will be required to continue operations. See Note 19 — Subsequent Events for a description of a series of transactions recently announced by the Company that, if consummated, will involve an equity investment and recapitalization of the Company. Prior to the closing of such contemplated transactions, any additional sales of debt and/or e quity by the Company will be subject to the prior approval of the counterparties to the applicable transaction documents. The Company can provide no assurance that it will be successful in any future financing effort to obtain the necessary working capital to support its operations, or fund acquisitions for its anticipated growth. In the event that any future financing efforts are not successful, the Company will be forced to liquidate assets and/or curtail operations.

Note 3 — Acquisitions / Dispositions

On May 31, 2002, the Company acquired a 51% interest in Tuscarawas for an aggregate of $725,000 in cash and warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.01 per share expiring May 31, 2007. The warrants were valued at $590,000. The Company has also entered into a Management Agreement with Tuscarawas to act as exclusive manager of the center in exchange for 5% of the center’s net monthly collected revenue.

In June 2003, the Company sold its 10% interest in Physician’s Endoscopy Center, Ltd for $425,000 and recognized a gain on the sale of $319,086. As part of the sale agreement, the Company was released of any liability of the center and removed as a guarantor on the center’s bank note payable.

In 2002, under the Company’s previous management, the Company acquired five tracts of land. Management’s for acquiring the land was for the future development of additional surgery centers for the Company. Management obtained an appraisal from Associated National Appraisal Services, Inc. in January 2002, to determine the fair market value of the transaction to purchase the land. The land was acquired from Texas Real Estate Enterprises, Inc. and Midcity Houston Properties, Inc. The Company has no relationship with either of these entities, other than the purchase of this land.

     The Company entered into a resale guarantee agreement with American International Industries, Inc., as a part of the agreement of December 11, 2002, (See Note 14 – Preferred Stock). The guarantee provides the Company with a land resale guarantee if, by June 1, 2006, the Company is unable to sell any or all of the tracts of land for net sales proceeds of less than $4,000,000. If the proceeds are less than $4,000,000, American International Industries, Inc. agrees to compensate the Company in an amount equal to the difference between $4,000,000 and the net sales proceeds received by the Company from the sale of any of the land prior to June 1, 2006. American International Industries, Inc. shall have the option to make such payment in the form of shares of the Company’s common stock valued at $0.41 per share or cash. In the event that American International Industries, Inc. does not own any of the Company’s common stock on that date, it agrees to pay such difference in cash. Other than this guarantee and its ownership of certain shares of the Company’s common and Series AA Preferred stock, American International Industries, Inc. has no relationship with the Company.

The land was re-appraised in November 2002 in connection with a refinancing and at the request of a lender. The Company’s new management determined that the development of surgery centers on these locations was not in the best interest of the Company. The new management determined that the Company would be better served by selling the land and using the proceeds to help fund the operations of the Company.

The Company incurred an impairment of its investment in land of $1,500,000 during the third quarter of 2002 to reflect the investment’s estimated valuation at that time. In September 2003, the Company recorded additional impairment on its investment in land amounting to $579,385. The Company is continuing to market the tracts of land for sale and is protected by a guarantee by American International Industries, Inc. of a $4 million resale price and does not believe it will generate sales prices greater than the guarantee in the next year or two. We valued the land at $4 million because of the existence of the guarantee by AIII of $4 million on our sales price.

Note 4 – Certain Transactions

In August 2003, the Company sold a promissory note with a face amount of $223,177 to International Diversified Corporation (IDC) for $160,000, incurring a loss of $63,177. The Company also agreed to release IDC from its $400,000 obligation to the Company, which had been included in other receivables. In addition to the cash consideration, SurgiCare was released from any and all obligations regarding the raising of additional funds for working capital and was released of all liabilities regarding the lawsuit filed by IDC claiming breach of contract requesting the return of $1 million or 2,439,024 shares under a previous agreement with IDC and American International Industries, Inc. A total loss of $463,177 was recorded as a loss on sale of assets.

Note 5 – Intangible Assets Subject to Amortization

Intangible assets subject to amortization consist of loan fees, net of accumulated amortization of $198,249 and $108,321 at December 31, 2003 and 2002, respectively. The loan fees are amortized on a straight-line basis over the loan terms. Amortization expense recorded for the years ended December 31, 2003 and 2002 was $89,928 and $73,851, respectively. Estimated future amortization expense is as follows:

Year Ending December 31,
2004	$38,443
2005	38,443
2006	18,746
2007	8,156

$103,788

Note 6 – Earnings Per Share

Basic earnings per share are calculated on the basis of the weighted average number of shares outstanding. Diluted earnings per share, in addition to the weighted average determined for basic loss per share, include common stock equivalents, which would arise from the exercise of stock options and warrants using the treasury stock method, and assumes the conversion of the Company’s preferred stock for the period outstanding, since their issuance.

	For the Year Ended
	December 31,
	2003		2002
Basic Loss Per Share:
Net Loss	$(4,810,217)		$(8,849,618)
Weighted average shares outstanding	24,754,050		15,831,748
Dilutive stock options and warrants	(A	)	(A	)
Conversion of preferred shares	(B	)	(B	)
Conversion of debt	(C	)	(C	)
Weighted average common shares outstanding for diluted net loss per share	24,754,050		15,831,748
Net loss per share – Basic	$(.19)		$(.56)

Net loss per share – Diluted	$(.19)		$(.56)

The following potentially dilutive securities are not included in the 2003 and 2002 calculation of common shares outstanding for diluted net earnings per share, because their effect would be anti-dilutive due to the net loss for the year:

(A)	9,654,297 and 8,897,020 options and warrants outstanding at December 31, 2003 and 2002,respectively.

(B)	900,000 shares of Series AA Preferred stock are convertible into $4,500,000 of common shares. 1,137,700 shares of Series A Preferred stock are convertible into 1,137,700 common shares.

(C)	$1,000,000 of debentures are convertible into common stock at a price equal to $1.50 per share. $470,000 of notes are convertible into common stock at a price equal to $0.35 per share until January 31, 2004. If the notes are converted after January 31, 2004, the conversion price will be equal to the lower of $0.25 or 75% of the average closing price for the 20 trading days immediately prior to the conversion date.

Note 7 — Lines-of-Credit

Lines-of-credit as of December 31 are as follows:

	2003	2002
$2,500,000 revolving lines-of-credit with a financial institution, secured by accounts receivable, bearing interest at prime (4.00% at December 31, 2003) plus 2%, interest payable monthly, matured March 31, 2003	$1,284,577	$1,665,657

$150,000 revolving line-of-credit with a financial institution, secured by accounts receivable, bearing interest at prime (4.00% at December 31, 2003) plus 2%, interest payable monthly, due upon demand	43,711	—

Total	$1,331,475	$1,665,657

Note 8 — Long-Term Debt

Long-term debt as of December 31, 2003 and 2002, is as follows:

	2003	2002
Note payable to a financial institution, secured by all assets of the Company, due in monthly installments of $81,068 including interest at 10.75%, due April 2006	$2,682,536	$2,845,407
Note payable to a financial institution, secured by all assets of the Company and 400,000 shares of SurgiCare, Inc. common stock pledged by certain shareholders, $375,000 due February 2002, remaining principal refinanced, due in monthly installments of $11,060 including interest at 12%, due January 2006	332,995	355,730
Notes payable to a financial institution, secured by inventory and equipment, due in monthly installments of $12,222 including interest at 11.5%, due November 2002	122,368	175,122
Notes payable to an private equity organization, unsecured, interest at 8.00%, payable on demand	490,000	—
$470,000 convertible notes payable, bearing interest at 10%, maturing October 2004, net of discount for warrants (see below)	407,136	—
Note payable to a financial institution, secured by an automobile, due in monthly installments of $550 including interest at 7.99%, due November, 2004	6,318	12,147
Note payable to a bank, secured by land, due in monthly installments of $29,740 including interest at the prime rate (4.00% at December 31, 2003) plus 1.5%, due December, 2007	1,240,651	1,500,000
Note payable to a shareholder, unsecured, interest at the prime rate (4.00% at December 31, 2003) plus 2% due March 2003	2,500	50,000
Note payable to a unrelated entity, unsecured, due in monthly payments of $4,303 including interest of 6%, due October, 2003	50,000	50,000
Note payable to a financial institution, secured by accounts receivable, inventory and equipment, due in monthly installments of $3,297 including interest of 15.9%, due December, 2003	24,649	32,966
$1,000,000 convertible debentures, bearing interest at 25%, maturing June, 2003	1,000,000	918,836
Note payable to a financial institution, secured by equipment, furniture and fixtures, due in monthly installments of $25,955 including interest of 10%, due July, 2005	562,445	706,463
Note payable to a bank, due on demand or in monthly installments of $6,944 plus interest at the prime rate (4.00% at December 31, 2003) plus 1%, due December, 2003	6,944	83,334

	6,928,542	6,749,717
Less: Current maturities	6,928,542	6,295,389

	$—	$454,328

Loan agreements relating to the majority of the Company’s credit lines, notes payable and capital leases contain requirements for maintenance of defined minimum financial ratios. The Company is not in compliance with all such provisions as of December 31, 2003. Further, the Company is delinquent in payments on the majority of its outstanding debt. All notes and capital leases in default have been shown as current in these financial statements. On August 25, 2003 the Company’s senior lender, DVI Business Credit Corp. (DVI) announced that it is seeking protection under Chapter 11 of the United States Bankruptcy laws. The Company is currently negotiating a buyout of its debt with DVI through the bankruptcy trustee and certain other debt holders.

The Company has financed its growth primarily though the issuance of equity, secured and/or convertible debt. As of December 31, 2003, the Company does not have any credit facilities available with financial institutions or other third parties to provide for working capital shortages. Although the Company believes it will generate cash flow from operations in future quarters, due to its debt load, it is not able to fund its current operations solely from its cash flow.

In November 2003, SurgiCare completed a $470,000 financing for working capital through the issuance of one-year convertible unsecured promissory notes bearing interest at 10% per annum. The notes are convertible into shares of Company common, at any time, at the option of the note holder. The conversion price for the notes will be equal to (a) $.35 per share, if the note is converted on or prior to January 31, 2004, or (b) if the note is converted after January 31, 2004, the lower of (i) $0.25 or (ii) seventy-five percent (75%) of the average closing price for the 20 trading days immediately prior to the conversion date. Based on the relative fair value of the beneficial conversion feature of the notes, a charge of $123,566 was recorded to interest expense. The note holders also received a five-year warrant to purchase shares of Company common stock. The number of shares of common stock that may be purchased upon the exercise of the warrant will be equal to 25% of the number of shares of common stock into which the note is convertible. The warrant may be exercised at an exercise price of $0.35 per share, and may be exercised on a cashless basis at the option of the holder. Based on the relative fair value of the warrants, a discount of $76,834 was recorded and is being amortized to interest expense over the one-year term of the notes. The promissory notes will mature on October 31, 2004.

The Company believes that additional sales of debt and/or equity securities will be required to continue operations. See Note 19 – Subsequent Events for a description of a series of transactions recently announced by the Company that, if consummated, will involve an equity investment and recapitalization of the Company. Prior to the closing of such contemplated transactions, any additional sales of debt and/or equity by the Company will be subject to the prior approval of the counterparties to the applicable transaction documents. The Company can provide no assurance that it will be successful in any future financing effort to obtain the necessary working capital to support its operations, or fund acquisitions for its anticipated growth. In the event that any future financing efforts are not successful, the Company will be forced to liquidate assets and/or curtail operations.

Note 9 — Long-Term Capital Leases

The Company leases certain equipment from third parties. The leases expire through 2008. As of December 31, 2003, certain leases were in default and have been classified as current in these financial statements.

The following is a schedule of future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments as of December 31, 2003:

For the Year Ending December 31,
2004	$302,826
2005	36,844
2006	18,422
2007	18,422
2008	12,281

Total	425,638
Less: Amount representing interest	(57,046)

Present value of minimum lease payments	368,592
Less: Current obligations	265,251

Long-term obligations under capital lease	$103,341

Property and equipment includes the following amounts for leases that have been capitalized:

Office furniture and equipment	$65,994
Medical and surgical equipment	409,276
Computer equipment and software	162,904

638,174
Less: accumulated depreciation	269,214

$368,960

     Depreciation for property and equipment under capital leases is included in depreciation expense.

Note 10 — Operating Leases

The Company leases its treatment facilities and corporate office space under operating leases that expire in various years through 2008. The leases provide for annual operating expense increases. The Company also leases medical equipment under an operating lease, which expires in 2006. Base rental payments under these lease agreements are as follows:

For the Year Ending December 31,
2004	$718,030
2005	701,482
2006	507,869
2007	400,505
2008	267,003

$2,594,889

Note 11 — Management Fees

The Company has contracted with affiliated outpatient surgical centers to manage the operation of the treatment facilities. Under the contracts, the Company receives fees ranging from 2.5% to 5% of revenues collected by the facilities under contract. The Company recorded the following fees during 2003 and 2002:

	2003	2002
SurgiCare Memorial Village, L.P.	$57,223	$102,630
San Jacinto Surgery Center, Ltd.	103,772	219,918
Bayside Surgical Partners, L.P.	—	37,500
Physicians Endoscopy Center, L.P.	76,967	28,348
Tuscarawas Ambulatory Surgery Center	53,606	—

	$291,568	$388,396

The contract with Bayside was terminated in 2002 with the sale of the investment in Bayside. The contract with Physicians Endoscopy was terminated in June 2003 with the sale of the Company’s investment in Physicians Endoscopy.

Note 12 — Related Party Transactions

As of December 31, 2003 and 2002, the Company had a non-interest-bearing receivable from a shareholder of $8,250 for the purchase of stock.

As of December 31, 2003, the Company had a receivable from San Jacinto of $13,364. As of December 31, 2002, the Company had a payable to San Jacinto of $126,086.

As of December 31, 2002, the Company had a receivable from Physicians’ Endoscopy of $9,177.

Bellaire leases space for its offices in a medical office building owned by a partnership in which Dr. Mineo, director and shareholder, has a 25% interest. The lease expired in 2003 and is now month-to-month. During 2003 and 2002, Bellaire paid approximately $179,000 and $195,000 as rent to the partnership.

A group of doctors who own 35% of Tuscarawas also have an ownership interest in Oxford Capital Enterprises Two, which owns the medical building where the center is located. The lease expires in 2008. During 2003 and 2002, Tuscarawas paid approximately $401,000 and $234,000 as rent to Oxford Capital Enterprises Two.

The Company entered into a resale guarantee agreement with American International Industries, Inc., which also owns shares of the Company’s common and Series AA Preferred stock. See Note 3 – Acquisitions / Dispositions and Note 14 – Preferred Stock for further discussion.

Note 13 — Income Taxes

A reconciliation of the statutory federal income tax rate to the effective tax rate for the years ended December 31, 2003 and 2002, is as follows:

	2003	2002
Federal income tax benefit at statutory rate	$(1,635,474)	$(3,474,002)
Increase in valuation allowance and estimates	1,808,881	1,864,426

	$(173,407)	$(1,609,576)

Components of deferred taxes as of December 31, 2003 and 2002, were as follows:

	2003	2002
Deferred tax liabilities:
Accrual to cash conversion	$—	$(150,000)
Goodwill	(150,000)	(595,000)

Total deferred tax liabilities	(150,000)	(595,000)
Deferred tax assets:
Net operating loss	4,950,000	3,274,000
Contractual and bad debt allowance	1,281,000	2,209,000

Total deferred tax assets	6,231,000	5,483,000
Net deferred tax asset	6,081,000	4,888,000
Valuation allowance	(6,081,000)	(4,888,000)

Net deferred taxes	$—	$—

The Company has a net operating loss carry forward of approximately $14.5 million, which will begin to expire in 2021. The valuation allowance increased $1,193,000 and $4,888,000 in 2003 and 2002, respectively.

Note 14 — Preferred Stock

The Series A preferred stock is convertible at a rate of one share of preferred stock into one share of $.005 par value common stock. The Company can redeem the stock at $5 per share. The stock also has a liquidation preference of $5 per share. Holders of Series A preferred stock are entitled to one vote for each share of Series A preferred stock held. The Series A preferred stock was converted on January 29, 2004. See Note 19 – Subsequent Events.

In 2002, the Company issued 1,200,000 shares of Series AA Preferred Stock to fund the acquisition of land (see Note 3). Under the original terms, 25% of the preferred shares were convertible each year into common stock on a one-to-one basis beginning June 1, 2003. If the common stock was trading at less than $5 per share, the difference between the redemption value ($5) and the market value was to be paid in cash or in Class B shares. The number of Class B shares issued would be the amount of cash due divided by the average stock price over the previous five trading days. Class B shares required redemption at $5 per share plus 16% interest, payable quarterly on the first anniversary of their issuance. The Company also had the option to redeem the preferred stock for $5 per share at any time.

In an agreement dated December 11, 2002, the terms of the Series AA Preferred Stock were modified as follows: 300,000 shares converted immediately to 3,658,537 shares of common stock. On June 1, 2004, June 1, 2005 and June 1, 2006, 300,000 shares convert to a number of common shares equivalent to $1,500,000 divided by the average closing price over the previous 20 trading days. The Company has the option to redeem the Series AA Preferred shares on the above dates for $5 per share. Holders of Series AA Preferred Stock are entitled to one vote for each share of Series AA Preferred Stock held at all shareholders meetings for all purposes.

The Company negotiated a modification to the original terms of the Series AA Preferred Stock for several reasons, including: a) Management determined that it was unlikely that the Company’s common share price would be greater than $5 within the next few years and the Company would not have the cash to redeem the shares, thus requiring the Company to issue Class B shares, which carried the same redemption plus a 16% interest rate; b) It was in the best interest of the Company to obtain the land resale guarantee, obtain the refinancing of the land debt and to obtain an additional equity investment of $1million at the time the terms were renegotiated; c) It allowed the Company to redeem the Series AA Preferred Stock with common shares regardless of the price of the common shares and maintain a floor of $0.41 per share for conversion.

The Company has authorized 20 million shares of total Preferred stock, including those authorized for Series A, Series AA and any future series of Preferred stock. The accompanying balance sheets reflect the shares allocated to such series.

Note 15 — Warrants and Options

Transactions with Other Than Employees

The Company accounts for equity instruments issued to non-employees based on the fair value of the equity instruments issued.

During 2003, the Company issued warrants as follows:

Exercise
Number of Shares	Price	Expiration	In connection with
526,531	$.35	January 31,2008	Consulting
80,000.45		January 31, 2008	Private Placement
1,629,272.35		February 29,2004	Private Placement
335,713.35		September 30, 2008	Debt

2,571,516

During 2002, the Company issued warrants as follows:

	Exercise
Number of Shares	Price	Expiration	In connection with
235,849	$2.12	July 15, 2005	Debt
200,000.01		June 1, 2007	Acquisition
50,000	1.00	March 1, 2005	Consulting
336,786.32		September 15, 2007	Acquisition
526,531.35		November 12, 2007	Consulting

1,349,166

Information with respect to warrants for December 31, 2003 and 2002, is as follows:

	2003		2002
		Price Per		Price Per
	Warrants	Share	Warrants	Share
Outstanding on January 1,	1,549,166	$.32 – 3.00	325,000	$.10 – 3.00
Issued	2,571,516	.35 - .45	1,349,166	.01 – 2.95
Exercised	(1,384,990)	.01 - .25	(125,000)	.10

Outstanding on December 31	2,735,692	$.01 – 3.00	1,549,166	$.32 – 3.00

Weighted average exercise price	$.70		$.93

Weighted average fair value of warrants granted during the year	$.12		$.85

Weighted average remaining life of warrants at December 31	1.51 years		4.26 years

The fair value of the warrants at date of issuance was estimated using the Black-Scholes Model with the following weighted average assumptions:

	2002	2001
Risk-free interest rate	3.00%	3.01%
Expected life	1.9 years	2.7 years
Expected dividends	None	None
Expected volatility	55%	74%

Transactions with Employees

The Company accounts for its employee stock options under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” for which no compensation expense is recognized for employee stock options if there is no intrinsic value at the date of grant.

In October 2001, the Company established a stock option plan which authorized 1,400,000 shares of common stock to be made available through an incentive program for employees. The options are granted at an exercise price equal to the fair market value of the common stock at the date of grant. The options have a ten-year term. No options were granted under this plan in 2003. There were 81,955 granted under this plan in 2002.

During 2002, the Company granted options to an employee to purchase 175,000 shares of common stock with an exercise price of $2.00 and a term of 5 years. The options are fully vested.

During 2002, the Company also granted options to executives to purchase 6,489,232 shares of common stock with an exercise price of $.32 and a term of 10 years. One fourth of these options vested immediately upon grant, with the remainder vesting over 3 years.

On October 5, 2001, the Company granted options to purchase 860,000 shares of common stock to employees. The options vest over various periods, have an exercise price of $1.90 and a term of 10 years.

Information with respect to employee stock options for December 31, 2003 and 2002, is as follows:

	2003		2002
		Price Per		Price Per
	Options	Share	Options	Share
Outstanding on January 1	7,347,854	$1.90	860,000	$1.90
Granted	—	.32 – 2.05	6,746,187	.32 – 2.05
Forfeited	(429,249)	1.90	(258,333)	1.90

Outstanding on December 31	6,918,605	$.32 – 2.05	7,347,854	$.32 – 2.05

Exercisable on December 31	3,788,279	$.32 – 2.05	2,657,853	$.32 – 2.05

Weighted average fair value of options granted during the year	$.00		$.18

Weighted average exercise price
Outstanding	$.42		$.51

Exercisable	$.50		$.84

	2003		2002
		Price Per		Price Per
	Options	Share	Options	Share
Weighted average remaining life of options at December 31
Outstanding	8.69 years		9.64 years

Exercisable	8.55 years		9.23 years

Note 16 — 401(k) Plan

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code for all eligible employees. Participants are permitted to defer compensation up to a maximum of 15% of their income. On a discretionary basis, the Company may match 25% of the employees’ deferrals up to 4% of their income. The Company contributions vest 20% after two years of service and 20% each year thereafter, being fully vested after six years of service. During 2003, the Company did not make a matching contribution to the plan. In 2002, the Company contributed approximately $7,000 to the Plan.

Note 17 – Litigation

In March 2003, SurgiCare Memorial Village, L.P. and Town & Country SurgiCare, Inc. were named as defendants in a suit entitled MarCap Corporation vs. Health First Surgery Center-Memorial, Ltd.; HFMC, L.C.; SurgiCare Memorial Village, L.P.; and Town & Country SurgiCare, Inc. MarCap has sued for default under a promissory note and refusing to remit payment on a promissory note in the amount of $215,329.36. SurgiCare has paid $53,832.34 of this balance and settlement has been reached whereby SurgiCare will pay MarCap $150,000 over the next year with interest at 10%, with an underlying settlement of approximately $200,000 in the event of a breach in the payment plan.

On July 7, 2003, SurgiCare, Inc. was named as a party in the arbitration entitled Brewer & Pritchard, P.C. vs. SurgiCare, Inc. before the American Arbitration Association. Brewer & Pritchard have claimed breach of contract and demanded payment of $131,294.88 in billed and unbilled legal fees plus third party expenses, interest at the highest legal rate, costs, legal fees and damages from breach of contract. This case was settled in November 2003 and SurgiCare issued shares of common stock valued at $117,500 as compensation for past legal fees.

On February 10, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled S.E. Altman v. SurgiCare. S.E. Altman has sued for breach of contract, alleging that SurgiCare did not pay monies owed under a “Finders Fee Contract.” Plaintiff asserts damages in the amount of $217,000, plus interest and attorneys’ fees. International Diversified Corporation, Limited has indemnified SurgiCare with respect to any fees owed to Altman under the Finders Fee Contract. The case has been dismissed in favor of arbitration. In March 2004, the parties executed a Settlement Agreement and Release of Claims to resolve the dispute in which SurgiCare agreed to issue Mr. Altman 540,000 shares of common stock to be registered with the Securities and Exchange Commission on Form S-8.

On April 14, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled A.I. International Corporate Holdings, Ltd. v. SurgiCare, Inc. in the U.S. District Court for the Southern District of New York. Subsequently, SurgiCare filed suit against A.I. International Corporate Holdings, Ltd. and First National Bank, S.A.L. of Lebanon in the 215th Judicial District Court of Harris County, Texas. The New York case involves allegations that SurgiCare defaulted on its loan agreement. The plaintiffs in the New York case are suing SurgiCare for $834,252 representing the loan amount and interest, plus $219,000, representing damages for “No-filing Charges” and “Non-Effective Charges” under the contract. SurgiCare’s lawsuit in Texas asserts that the loan agreement is usurious. The defendants in the Texas case have moved for sanctions against SurgiCare in that forum. The New York case has been ordered to mediation, which has not yet been scheduled. In conjunction with the mediation order, the parties agreed to stay the litigation order in both states until the completion of the mediation.

On November 24, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled Vincent A. Giammalva, Trustee v. SurgiCare, Inc., Keith G. LeBlanc, and Phillip C. Scott; in the 344th Judicial District Court of Chambers County, Texas. This case involves allegations that SurgiCare defaulted on a contract to sell a parcel of real estate to plaintiff.

Plaintiff also claims that LeBlanc and Scott committed fraud. SurgiCare states that it could not sell the parcel of land because of a lien on the property. The plaintiff seeks specific performance, forcing SurgiCare to sell the property, as well as actual damages. SurgiCare is negotiating with the plaintiff in an effort to settle this matter.

In addition, we are involved in various other legal proceedings and claims arising in the ordinary course of business. Our management believes that the disposition of these additional matters, individually or in the aggregate, is not expected to have a materially adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect our future results of operations or cash flows in a particular period.

Note 18 — Commitments

On November 10, 2002, the Company entered into employment agreements with its executives. The term of the agreements is three years. These agreements provide for annual salaries and incentive bonuses of up to 30% of the employee’s base compensation. The criteria for earning the bonus is established by the Board of Directors at the beginning of each 12-month period. In addition, the agreements provide for payments of two times annual base salary if the executives are terminated without cause. All options would also vest at that time. The Company’s aggregate base salary commitment under the employment agreements through their respective terms is $1,588,000.

Note 19 — Subsequent Events

On January 29, 2004, the Company converted all of its Series A Redeemable Preferred Stock with the rights and preferences set forth in the Certificate of Designation, Powers, Preferences, and Rights filed with the Secretary of State of Delaware on September 12, 2001 (the “Preferred Stock”) to common stock of the Company. This conversion was approved by the majority vote of the Preferred Stock shareholders in a written consent effective as of October 20, 2003, which granted the Company the right to convert the Preferred Stock and in which the shareholders disclaimed any past or possible future rights regarding the Preferred Stock, including but not limited to the liquidation preference upon the liquidation, dissolution or winding upon of the Company, pursuant to the aforementioned Certificate of Designation.

We have negotiated a series of transactions that will restructure SurgiCare and result in a change of control. The transactions include the acquisition of three new businesses and issuance of new equity securities for cash and debt forgiveness. We also intend to complete a reverse stock split and change our name to Orion HealthCorp, Inc. Our board of directors has approved all of these actions and a special meeting of stockholders in lieu of an annual meeting will be held to approve them. The highlights of the financial transactions include:

•	Effecting a one-for-ten reverse stock split and re-designating our outstanding common stock as Class A common stock.

•	Issuing a new class of common stock (Class B common stock) to Brantley Partners IV, L.P., a private investor (“Brantley IV”). Brantley IV will forgive indebtedness owed by SurgiCare and Integrated Physician Solutions, Inc. (“IPS”) to its subsidiary in the aggregate principal amount of $1.28 million and will contribute up to $6 million in cash (as reduced for additional debt owing by SurgiCare and IPS to Brantley IV’s subsidiary at the time of the closing of the transactions, which will also be forgiven) in exchange for shares of Class B common stock.

•	Acquiring IPS in a merger in which we will issue Class A common stock to the IPS stockholders and certain IPS creditors. IPS is a provider of business management services for pediatric practices and also provides software and technology solutions for physicians.

•	Acquiring Medical Billing Services, Inc. (“MBS”), and Dennis Cain Physician Solutions, Ltd. (“DCPS”), two providers of physician management, billing, consulting and collection services in a merger in which we will pay between $2.9 million and $3.5 million cash and issue promissory notes in the aggregate principal amount of $500,000 and Class C common stock to the current equity holders of MBS and DCPS. The amount of consideration received depends upon the fair market value of our common stock at the time of the closing of the transactions, and the consideration is also subject to retroactive increase or decrease, including the issuance of additional shares of Class A common stock. We will also issue shares of Class A common stock as directed by the DCPS and MBS equity holders, and may be required to make additional payments in certain circumstances.

These transactions are contingent upon refinancing SurgiCare’s, IPS’s and MBS’s debt. The transactions and the refinancing will provide SurgiCare with increased revenues and earnings, an improved balance sheet and the opportunity to grow the business. Please review our proxy statement for our special meeting of stockholders in lieu of an annual meeting, filed with the SEC for the full details of the proposed restructuring.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On July 28, 2003, we dismissed Weinstein Spira & Company, P.C. (“WSC”) as our independent auditors and retained Mann Frankfort Stein & Lipp CPAs, LLP (“MSFL”) as our new independent auditors. The decision to change auditors was approved by our board of directors.

WSC reported on our financial statements for each of the fiscal years ended December 31, 2002 and 2001. WSC did not include in any report on our financial statements, an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years ended December 31, 2002, and the subsequent interim period through July 28, 2003, there were no disagreements between us and WSC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to WSC’s satisfaction, would have caused WSC to make reference to the subject matter of the disagreement in connection with its reports on our financial statements. WSC’s report on our financial statements for the year ended December 31, 2002, was modified by the inclusion of an explanatory paragraph addressing our ability to continue as a going concern.

ITEM 8A. CONTROLS AND PROCEDURES.

We maintain a set of disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports filed by us under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. As of the end of the period covered by this report, we evaluated, under the supervision and with the participation of our management, including our President and Chief Executive Officer and our Secretary and Chief Financial Officer, the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15 of the Exchange Act. Based on that evaluation, our President and Chief Executive Officer and our Secretary and Chief Financial Officer concluded that our disclosure controls and procedures are effective.

During the most recent fiscal quarter, there have been no changes in our internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

CHANGES IN INTERNAL CONTROLS

During 2002, under prior management, SurgiCare issued restricted common stock in some circumstances in which restrictive transfer legends were improperly omitted from stock certificates. SurgiCare’s current management has conferred with counsel about these past issuances, and has instituted procedures to ensure that future issuances of unregistered shares of securities include appropriate legends and safeguards against transfer. SurgiCare has issued instructions to its transfer agent warning against permitting transfers of shares or removal of restrictive legends without assurance that such actions are permissible under federal securities laws. SurgiCare also plans, after completion of the transactions described in Item 1 – Description of Business under the caption “The Company,” to switch to a new transfer agent, which has better protections in place for maintaining internal control over issuance and transfer of securities.

Disclosure controls are controls and other procedures that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Our disclosure controls and procedures are designed to insure that the information required to be filed is accumulated and communicated to our management in a manner designed to enable them to make timely decisions regarding required disclosure.

Our management, including our CEO and CFO, does not expect that our disclosure controls or internal controls over financial reporting will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, but not absolute, assurance that the objectives of a control system are met. Any control system contains limitations imposed by resources and relevant cost considerations. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues have teen addressed. These inherent limitations include the realities that judgments can be faulty and that breakdowns can occur because of simple error or mistake. In addition, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of a control. Our control system design is also based on assumptions about the likelihood of future events, and we cannot be sure that we have considered all possible future circumstances and events.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     The information with respect to the directors, executive officers, promoters and control persons; compliance with Section 16(a) of the Exchange Act and other information under this item is incorporated herein by reference to the proxy statement for our special meeting of shareholders in lieu of an annual meeting for 2004.

ITEM 10. EXECUTIVE COMPENSATION.

     Information with respect to executive compensation is incorporated herein by reference to the proxy statement for our special meeting of shareholders in lieu of an annual meeting for 2004.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

     Information with respect to security ownership of certain beneficial owners and management and related shareholder matters is incorporated herein by reference to the proxy statement or our special meeting of shareholders in lieu of an annual meeting for 2004.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The information with respect to certain relationships and related transactions is incorporated herein by reference to the proxy statement for our special meeting of shareholders in lieu of an annual meeting for 2004.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Certificate of Incorporation of SurgiCare, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 3.2	Articles of Incorporation of Bellaire SurgiCare, Inc. (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 3.3	By-Laws of Technical Coatings Incorporated (now SurgiCare, Inc.) (Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 4.1	Certificate of Designation, Powers, Preferences and Rights of Series A Redeemable (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 4.2	Amended Certificate of Designation, Powers, Preferences and Rights of Series AA Preferred Stock, par value $.001 per share (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on January 29, 2003)

Exhibit 4.3	Form of SurgiCare, Inc. Common Stock Certificate (Incorporated by reference to Exhibit 4.3 of the Company’s Form 10-KSB for the year ended December 31, 2002 filed April 14, 2003)

Exhibit 10.1	Agreement between SurgiCare, Inc. and American International Industries, Inc., Texas Real Estate Enterprises, Inc., and MidCity Houston Properties, Inc. dated December 11, 2002 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on January 29, 2003)

Exhibit 10.2	Employment Agreement with Keith G. LeBlanc dated November 10, 2002 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 10-KSB for the year ended December 31, 2002 filed on April 14, 2003)

Exhibit 10.3	Employment Agreement with Phillip C. Scott dated November 10, 2002 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 10-KSB for the year ended December 31, 2002 filed on April 14, 2003)

Exhibit 16.1	Letter to the Securities and Exchange Commission from Weinstein Spira & Company, P.C., dated July 31, 2003, regarding Item 4 to the Registrant’s Form 8-K filed August 1, 2003 (Incorporated by reference to of the Company’s Form 8-K/A filed on August 4, 2003)

Exhibit 21	List of Subsidiaries of SurgiCare, Inc.

Exhibit 99.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 99.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b) Reports on Form 8-K

     For the quarter ended December 31, 2003, the following reports on Form 8-K were filed:

     Dated November 18, 2003 to announce that the SurgiCare had entered into agreements relating to business combinations with three other companies, an equity investment and a recapitalization that will result in a new healthcare company named Orion HealthCorp, Inc.

     Dated November 24, 2003 to report issuance of a press release summarizing SurgiCare’s third quarter 2003 financial results.

     Dated January 29, 2004 to report SurgiCare’s conversion of all of its Series A Redeemable Preferred Stock.

     Dated February 17, 2004 to announce that SurgiCare has executed a definitive agreement to acquire Dennis Cain Physician Solutions, Ltd and Medical Billing Services, Inc. In addition, SurgiCare announced that it has filed preliminary proxy materials with the Security and Exchange Commission relating to a meeting of stockholders to be held to approve various matters relating to the aforementioned acquisitions as well as the previously announced recapitalization, equity investment and acquisition of Integrated Physician Solutions, Inc.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit Fees

The aggregate fees billed by Mann Frankfort Stein & Lipp CPAs, LLP (“MFSL”) for professional services rendered for the review of financial statements included in SurgiCare’s quarterly reports on Form 10-QSB for the fiscal year 2003 were $5,365. During fiscal years 2002 and 2003 the aggregate fees billed by Weinstein Spira & Company, P.C. (“WSC”) totaled $73,776 and $72,434.

Tax Fees

     The aggregate fees billed by MFSL during fiscal year 2003 for tax-related services totaled $6,728. The aggregate fees billed by WSC during fiscal years 2002 and 2003 for tax related services totaled $18,167 and $25,900, respectively.

All Other Fees

     During fiscal years 2002 and 2003, all other fees billed by WSC totaled $374 and $1,500, which primarily consisted of finance charges and Form S-8 consents.

     SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SurgiCare, Inc.
By:	/s/ Keith G. LeBlanc
Keith G. LeBlanc,
President & Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Keith G. LeBlanc Keith G. LeBlanc (principal executive officer)	President & Chief Executive Officer	April 13, 2004

/s/ Phillip C. Scott Phillip C. Scott (principal financial and accounting officer)	Secretary & Chief Financial Officer	April 13, 2004

/s/ Jeffrey Penso Jeffrey Penso, DPM	Director	April 13, 2004

/s/ Sherman Nagler Sherman Nagler, DPM	Director	April 13, 2004

/s/ Michael Mineo Michael Mineo, DPM	Director	April 13, 2004

/s/ Bruce Miller Bruce Miller, DPM	Director	April 13, 2004

I, Keith G. LeBlanc, Chief Executive Officer, certify that:

1. I have reviewed this annual report on Form 10-KSB of SurgiCare, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15) for the Registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the Registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

     c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Registrant’s ability to record, process, summarize and report financial data and have identified for the Registrant’s auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal controls; and

6. The Registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 13, 2004

/s/ Keith G. LeBlanc
Keith G. LeBlanc, Chief Executive Officer[1]

[1] A signed original of this written statement required by Section 906 has been provided to SurgiCare, Inc. and will be retained by SurgiCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Phillip C. Scott, Chief Financial Officer, certify that:

1. I have reviewed this annual report on Form 10-KSB of SurgiCare, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15) for the Registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the Registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

     c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Registrant’s ability to record, process, summarize and report financial data and have identified for the Registrant’s auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal controls; and

6. The Registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 13, 2004

/s/ Phillip C. Scott
Phillip C. Scott, Chief Financial Officer[1]

1 A signed original of this written statement required by Section 906 has been provided to SurgiCare, Inc. and will be retained by SurgiCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Certificate of Incorporation of SurgiCare, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 3.2	Articles of Incorporation of Bellaire SurgiCare, Inc. (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 3.3	By-Laws of Technical Coatings Incorporated (now SurgiCare, Inc.) (Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 4.1	Certificate of Designation, Powers, Preferences and Rights of Series A Redeemable (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 10-SB/A filed on January 28, 2000)

Exhibit 4.2	Amended Certificate of Designation, Powers, Preferences and Rights of Series AA Preferred Stock, par value $.001 per share (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on January 29, 2003)

Exhibit 4.3	Form of SurgiCare, Inc. Common Stock Certificate (Incorporated by reference to Exhibit 4.3 of the Company’s Form 10-KSB for the year ended December 31, 2002 filed April 14, 2003)
Exhibit 10.1	Agreement between SurgiCare, Inc. and American International Industries, Inc., Texas Real Estate Enterprises, Inc., and MidCity Houston Properties, Inc. dated December 3, 2002 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on January 29, 2003)

Exhibit 10.2	Employment Agreement with Keith G. LeBlanc dated November 10, 2002.

Exhibit 10.3	Employment Agreement with Phillip C. Scott dated November 10, 2002.

Exhibit 16.1	Letter to the Securities and Exchange Commission from Weinstein Spira & Company, P.C., dated July 31, 2003, regarding Item 4 to the Registrant’s Form 8-K filed August 1, 2003 (Incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K/A filed on August 4, 2003)

Exhibit 21	List of Subsidiaries of SurgiCare, Inc.

Exhibit 99.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Exhibit 99.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 21

SURGICARE, INC.
SUBSIDIARY LIST
AS OF MARCH 31, 2004

Name of Subsidiary	State of Org.	Owned By	Ownership %
Bellaire SurgiCare, Inc.	Texas	SurgiCare, Inc.	100%

Town & Country SurgiCare, Inc.	Texas	SurgiCare, Inc. Town & Country	100%

SurgiCare Memorial Village, L.P.	Texas	SurgiCare, Inc.	60%

Baytown SurgiCare, Inc.	Texas	SurgiCare, Inc.	100%

San Jacinto Surgery Center, L.P.	Texas	Baytown SurgiCare, Inc.	10%

Tuscarawas Ambulatory Surgery Center, LLP	Ohio	SurgiCare, Inc.	51%

Southeast SurgiCare, Inc.	Texas	SurgiCare, Inc.	100%

Tuscarawas Open MRI, L.P.	Ohio	SurgiCare, Inc	100%

Bellaire ASC, L.P.	Texas	Bellaire SurgiCare, Inc.	100%

TASC Anesthesia, LLC	Ohio	Tuscarawas Ambulatory Surgery Center, LLC	100%

Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of SurgiCare, Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith G. LeBlanc, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Keith G. LeBlanc, Chief Executive Officer1

April 13, 2004

[1] A signed original of this written statement required by Section 906 has been provided to SurgiCare, Inc. and will be retained by SurgiCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of SurgiCare, Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Phillip C. Scott, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Phillip C. Scott, Chief Financial Officer1

April 13, 2004

[1] A signed original of this written statement required by Section 906 has been provided to SurgiCare, Inc. and will be retained by SurgiCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

ANNEX D

G. A. HERRERA & CO.
Investment Bankers
a limited liability company

February 12, 2004

Gilbert A. Herrera

SurgiCare, Inc.
12727 Kimberly Lane, Suite 200
Houston, Texas 77024

Attention:    Mr. Phil Scott, Chief Financial Officer

Re:     SurgiCare, Inc. — Recapitalization and Acquisition Fairness Opinion.

Dear Mr. Scott:

G. A. Herrera & Co., L.L.C. (herein referred to as “GAH”) previously opined that the proposed plan of recapitalization with Brantley Partners (herein referred to as the “Transaction”) to the holders of the outstanding Series A Preferred Stock, par value $0.001, the outstanding Series AA Preferred Stock, par value $0.001 and the outstanding common stock, par value $0.005 per share, (herein referred to as the “Shareholders”) of SurgiCare, Inc. (herein referred to as “SurgiCare” or the “Company”) was fair to the Shareholders, from a financial standpoint. We previously provided you our report and opinion thereon on November 17, 2003.

You have asked us to review additional documents outlining certain agreed-upon changes to the Transaction and to determine if those changes affect our opinion that was previously provided. It is our understanding the Brantley has increased the funding of their bridge loans to Surgicare from $490,000 to $665,000, an increase of $175,000. Also, Brantley has increased the funding of their bridge loans to IPS from $790,000 to $1,390,000, an increase of $600,000. Brantley’s bridge loans above the original amounts will be reduced against the amounts due at closing.

Brantley’s holdings post transaction will continue to be 100% of the outstanding shares of Class B Common (which, after satisfaction of preference amount, will be convertible into and constitute 51% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan). All Class B shares were to be convertible on a one for one basis to Class A shares after satisfaction of the preference amount, in the newly merged entity. Surgicare will receive fewer dollars upon closing which could impact their ability to execute their restructure and business plan. But, in our view, Surgicare and IPS have benefited from the increased interim funding from Brantley on a pre-closing basis. Thus, we believe there is no material consequence from the resulting changes.

Based on our review of the Agreement and Plan of Merger by and among SurgiCare, Inc., DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd., Medical Billing Services,

1502 Augusta – Suite 260 – Houston, Texas 77057
(713) 978-6590 – Fax (713) 978-6599
Web Page: www.herrera-co.com – Email: gilbert@herrera-co.com

Inc., and the sellers party thereto, dated as of February 9, 2004, we believe there is no material consequence from the changes to the terms of the DCPS/MBS Acquisition. Based on our review of the revised Amended and Restated Certificate of Incorporation of SurgiCare, Inc., we believe there is no material consequence from the changes therein.

GAH was not asked to consider and accordingly our opinion and this report does not address the relative merits of the proposed Transaction as compared to other alternative business strategies that might exist for the Company, or the effect of any other transactions in which SurgiCare might engage. We have not contacted potential investors for the proposed Transaction and, therefore, our opinion does not represent (1) that a market exists for the proposed Transaction or (2) the price for a similar transaction. Furthermore, the price a willing buyer would pay a willing seller for the proposed Transaction, neither being under any compulsion to buy or sell, is significantly influenced by industry, economic and market conditions, which may vary from those present on the date of this report. Furthermore, the conditions and circumstances prevailing at the date of this report will often vary from future results and no reliance can be or has been provided thereon. This supplement, our actual report and the opinion contained therein does not constitute a recommendation (1) of the proposed Transaction, (2) to any Shareholder to vote in favor of the proposed Transaction or (3) that the proposed Transaction is in the best interests of the Company.

None of the G. A. Herrera & Co. employees or partners who have worked on this engagement have any known or contemplated interests in or with SurgiCare, its related parties or its affiliates. Further, the compensation for this engagement is neither based nor contingent upon this supplement or the opinion previously provided. This supplement and the opinion previously provided may be produced in whole, but not in part, in the filings and statements as required by applicable law; provided, that any excerpt from or reference to this opinion or report must be approved by GAH in advance in writing. This supplement and the report stating the significant assumptions made, the methodologies employed, and the conclusions reached are solely for the information of, and assistance to, the Board of SurgiCare, and are not to be referred to or distributed for any other purposes.

If you have any questions, please call Gilbert A. Herrera at (713) 978-6590.

Sincerely,

/s/ G. A. Herrera & Co., L.L.C.

G. A. Herrera & Co., L.L.C.

G. A. HERRERA & CO. Investment Banker

ANNEX D

G. A. HERRERA & CO.
Investment Bankers
a limited liability company

November 17, 2003

Gilbert A. Herrera

SurgiCare, Inc.
12727 Kimberly Lane, Suite 200
Houston, Texas 77024

Attention:      Mr. Phil Scott, Chief Financial Officer

RE:      SurgiCare, Inc. — Recapitalization and Acquisition Fairness Opinion.

Dear Mr. Scott:

G. A. Herrera & Co., L.L.C. (herein referred to as “GAH”) has been engaged by the Board of Directors of SurgiCare, Inc. (herein referred to as the “Board”) to evaluate the fairness, from a financial standpoint, of a proposed plan of recapitalization with Brantley Partners (herein referred to as the “Transaction”) to the holders of the outstanding Series A Preferred Stock, par value $0.001, the outstanding Series A Preferred Stock, par value $0.001 and the outstanding common stock, par value $0.005 per share, (herein referred to as the “Shareholders”) of SurgiCare, Inc. (herein referred to as “SurgiCare” or the “Company”). Enclosed is our report summarizing the analysis and conclusions developed from our review and evaluation of the documents, agreements, financial statements and other information provided as part of our engagement.

The purpose of this engagement was to assist management of the Company and its Board in (i) evaluating, analyzing and reviewing the terms of the proposed Transaction, (ii) assessing the reasonableness and merit of the proposed Transaction in light of the Company’s current financial position, market conditions, operating position and (iii) attesting as to fairness of the proposed Transaction, from a financial standpoint, to the Company’s Shareholders. This report is not and should not be used as a solvency opinion. The use of this report is specifically limited by the terms and conditions expressed herein, and to the purposes described herewith.

SurgiCare operates freestanding, technologically advanced ambulatory surgery centers which are staffed by board-certified surgeons. Each is licensed, certified and a Medicare-approved outpatient facility. The Company delivers high-quality, affordable, community-based healthcare and provides access to local, specialized services in its centers through program affiliations. The Company is publicly traded under the symbol SRG.

Brantley Partners (herein referred to as “Brantley”) is a private equity organization with offices in Ohio and California. Brantley and its affiliates have approximately $300 million of committed capital under management and its limited partners are primarily institutional investors including

1502 Augusta – Suite 260 – Houston, Texas 77057
(713) 978-6590 – Fax (713) 978-6599
Web Page: www.herrera-co.com – Email: gilbert@herrera-co.com

SurgiCare, Inc.

pension funds, insurance companies and banks. Since the firm’s inception in 1987, it has been a lead investor in over 40 privately held companies in a variety of manufacturing, technology and service industries throughout the United States. Brantley’s investment approach entails identifying large, highly fragmented industries with sustainable internal growth rates. Once these industries have been identified, Brantley will back a superior management team and establish a platform company. These platform companies capitalize on industry trends in order to increase sales growth (both internally and through acquisition) and to enhance profitability.

GAH is a Houston, Texas based private investment banking and consulting firm that provides merger and acquisition advisory services, debt and equity placements, valuations, litigation support and expert testimony services specializing in value-added distributors and contractors serving the telecommunications, food products, energy, healthcare and environmental markets. As part of our investment banking business, GAH is continually involved in the valuation of private and public businesses and securities in connection with mergers, acquisitions, dispositions, dissolutions, private equity transactions and valuations for tax, estate, corporate and other purposes. GAH’s active participation in the valuation field and specific healthcare industry expertise provides extensive knowledge with respect to valuation theory and Internal Revenue Service (herein referred to as “IRS”) rulings and guidelines which are significant factors in the determination of fairness opinions.

For purposes of this engagement and report, we utilized IRS Revenue Ruling 59-60, 1959-1 C.B. 237 as the primary basis in arriving at our opinion. This methodology is widely utilized to determine the price at which property would change hands between a willing buyer and a willing seller, when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both having reasonable knowledge of relevant facts. In arriving at our opinion we considered available financial data as well as other relevant business and industry factors including, the following:

•	the nature and history of the business;

•	the economic outlook in general and the current condition and prospects for SurgiCare’s business;

•	the total shareholders’ equity, liquidity and financial condition of SurgiCare;

•	the historical and future earning capacity of SurgiCare;

•	the dividend paying capacity of SurgiCare;

•	SurgiCare’s goodwill or other intangible value;

•	relevant sales of SurgiCare stock and the economic impact of the subject Transaction; and

•	the market price of public companies engaged in the same or similar lines of business as SurgiCare.

G. A. Herrera & Co., L.L.C.	Page 2

SurgiCare, Inc.

SurgiCare has incurred substantial operating losses during 2002 and through the first half of 2003. In addition, the Company has used substantial amounts of working capital in its operations and is in default of certain loan agreements. The Company has financed its growth primarily through the issuance of equity, secured debt and convertible debt. As of June 30, 2003, SurgiCare had no other credit facilities available with financial institutions or third parties to provide for sufficient or necessary working capital. Although the Company believes it will generate cash flow from operations in the future, primarily resulting from its debt structure, Surgicare is not expected to able to fund operations solely from internally generated cash flow. As a result, more likely than not, additional issuances of debt or sale of equity securities will be required.

On March 6, 2003, SurgiCare received the net proceeds of a $1,200,000 investment from existing physician shareholders, local physicians, and select individuals. The investment was made through a private placement, under which 3,419,137 restricted shares of SurgiCare common stock were issued. The investors also received a warrant for every two shares of Common Stock purchased. The warrants are exercisable for a period of one year and are priced at $0.35. Proceeds of the financing were used for working capital purposes.

The Company continues to pursue additional financing alternatives but, other than the proposed Transaction, does not currently have firm commitments for the additional sales of debt or equity securities. There can be no assurance that SurgiCare will be successful closing the proposed Transaction or in any future financing effort to obtain the necessary working capital to support operations, or fund acquisitions for anticipated growth.

On August 22, 2003, SurgiCare executed an exclusive Letter of Intent with Brantley containing the principal terms and conditions of the proposed Transaction. The Letter of Intent outlines five key components of the proposed Transaction, the closing of which will occur substantially contemporaneously.

Recapitalization

The recapitalization assumes that SurgiCare has approximately 36,800,000 shares of Common Stock outstanding on a fully diluted basis. SurgiCare will effect a reverse split of its Common Stock and reclassify it as Class A Common Stock (here in referred to as “Class A”). The ratio of the reverse split will be set to establish a trading price for the Class A above $3.00 per share balanced against having a sufficient number of outstanding shares to maintain liquidity.

Class A shares to be received by the SurgiCare equityholders will be reduced by formula in an amount equal to any outstandings in excess of $490,000 under the bridge loan provided to SurgiCare by Brantley. The existing shares of Series A Preferred Stock will also be converted to Class A while the Company’s Series AA Preferred Stock will remain outstanding. SurgiCare incorporation documents will be amended to change the Company’s name to Orion HealthCorp.

IPS Acquisition

SurgiCare will acquire Integrated Physician Solutions, Inc. (herein referred to as “IPS”) by merging a newly formed subsidiary with and into IPS. The prior equityholders of IPS will

G. A. Herrera & Co., L.L.C.	Page 3

SurgiCare, Inc.

receive, in the aggregate, a number of shares of Class A which will equal the number of shares of Class A held by the equityholders of SurgiCare immediately prior to the proposed Transaction (assumed to be 36,800,000). Class A shares to be received by the IPS equityholders will also be reduced by formula in an amount equal to any outstandings in excess of $790,000 under the bridge loan provided to IPS by Brantley.

Brantley Equity Investment

SurgiCare will issue to Brantley 76,600,000 shares of newly-authorized Class B Common Stock (herein referred to as “Class B”), convertible into Class A for total consideration of $7,280,000, consisting or $6,000,000 in cash and $1,280,000 of prior loans. The amount of shares assumes there are no additional outstanding loans under the IPS and SurgiCare bridge facilities provided by Brantley. SurgiCare’s incorporation documents will be amended to provide for the new Class B common stock

The Class B will have a preference in distribution over the Class A equal to its original purchase price plus 9% per annum (not compounded). After receiving this preference, the Class B will be entitled to 51% of all distributions, treating the Class A and Class B as a single class. The Class B shares can be converted at any time at the option of the holders. The shares will convert on a one for one basis plus a number of shares of Class A having a fair market value equal to the Class B distribution preference.

DCPS/MBS Acquisition

SurgiCare will acquire the businesses of Dennis Cain Physician Services (herein referred to as “DCPS”) and Medical Billing Services (herein referred to as “MBS”) for a combination of $3,000,000 of cash, a note of $1,000,000 and approximately 12,800,000 Class A shares. The sellers of DCPS and MBS will receive an additional 4,500,000 shares of Class A, which will be placed in escrow and released if certain earn-out provisions are met (in which event the sellers will also be entitled to an additional cash payment based on the earn out formula).

New Equity Incentive Plan

SurgiCare will establish a new equity incentive plan for its key employees, directors, consultants and other advisors which will authorize the issuance of a number of shares equal to approximately 10% of the total shares of Class A outstanding after the foregoing transactions.

Post-Closing Capital Structure

Considering the assumptions outlined in the five key components and adjusting for a one-for-ten reverse split, the post-closing, fully diluted ownership of Orion HealthCorp will be as follows:

SurgiCare Stockholders	3,680,000	20.31%
IPS Stockholders	3,680,000	20.31%
Brantley	9,480,408	52.32%
DCPS\MBS	1,280,000	7.06%

Total Outstanding	18,120,408	100.00%
Potential Issuances	1,817,329

	19,937,737

G. A. Herrera & Co., L.L.C.	Page 4

SurgiCare, Inc.

The approaches and methodologies used in our work were limited as referenced herein and did not comprise an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the fair presentation of financial statements or other financial information presented in accordance with generally accepted accounting principles. We express no opinion and accept no responsibility for the accuracy and completeness of the financial information or other data provided to us by others. We assumed that the financial and other information provided to us was accurate and complete, and we relied upon this information in performing our valuation for purposes of this engagement.

In performing our work, we were provided with various information, including the following:

•	Presentation by Brantley Partners to SurgiCare dated August 4, 2003;

•	Ropes & Gray Memorandum dated October 27, 2003 outlining the terms and conditions of the proposed Transaction;

•	SurgiCare’s 10-QSB for the period ended June 30, 2003 and 10-KSB for the fiscal year ended December 31, 2002;

•	Management prepared projections analyzing various scenarios resulting from the proposed Transaction;

•	Management prepared Business Plan for SurgiCare dated June 2003; and

•	SurgiCare’s marketing and other related literature.

The procedures employed in this engagement included such steps, we considered necessary, including, but not limited to, the following:

•	Discussions with SurgiCare’s management and personnel concerning the past and future operations of the Company and an explanation and clarification of data provided by management;

•	An analysis of the financial condition of SurgiCare inclusive of the financial and operational issues set forth herein;

•	A review of the terms and conditions of the proposed Transaction;

•	An analysis of the condition and trends of the healthcare industry in general and specifically ambulatory service centers, including an analysis of the competitive environment; and

•	An analysis of other pertinent facts and data resulting in our conclusion and opinion.

G. A. Herrera & Co., L.L.C.	Page 5

SurgiCare, Inc.

The summary of our procedures is intended solely to provide SurgiCare and its management with an overview of our approach. We have not made an independent valuation or appraisal of the assets or liabilities of the Company and have not been furnished with any such evaluation or appraisal. For purposes of this engagement and report, we made no investigation of, and assumed no responsibility for, the titles to, or any liens against, the assets of SurgiCare or the proposed Transaction. Neither did we attempt to determine what the Transaction or the shares of SurgiCare might have sold for in the public or private market or account for the costs that might have been incurred if shares of the Company had been sold. We assumed there were no hidden or unexpected conditions associated with SurgiCare or the proposed Transaction that would adversely affect the proposed Transaction or our opinion.

GAH was not asked to consider and accordingly our opinion and this report does not address the relative merits of the proposed Transaction as compared to other alternative business strategies that might exist for the Company, or the effect of any other transactions in which SurgiCare might engage. We have not contacted potential investors for the proposed Transaction and, therefore, our opinion does not represent (1) that a market exists for the proposed Transaction or (2) the price for a similar transaction. Furthermore, the price a willing buyer would pay a willing seller for the proposed Transaction, neither being under any compulsion to buy nor sell, is significantly influenced by industry, economic and market conditions, which may vary from those present on the date of this report. Furthermore, the conditions and circumstances prevailing at the date of this report will often vary from future results and no reliance can be or has been provided thereon. This report and the opinion contained herein does not constitute a recommendation (1) of the proposed Transaction, (2) to any Shareholder to vote in favor of the proposed Transaction or (3) that the proposed Transaction is in the best interests of the Company.

None of the G. A. Herrera & Co. employees or partners who have worked on this engagement have any known or contemplated interests in or with SurgiCare, its related parties or its affiliates. Further, the compensation for this valuation engagement is neither based nor contingent upon the opinion provided. This opinion may be produced in whole, but not in part, in the filings and statements as required by applicable law; provided, that any excerpt from or reference to this opinion or report must be approved by GAH in advance in writing. This report stating the significant assumptions made, the methodologies employed, and the conclusions reached are solely for the information of, and assistance to, the Board of SurgiCare, and are not to be referred to or distributed for any other purposes.

In accordance with the foregoing, and as further described herein, it is our opinion that as of the date hereof, the terms and conditions of the proposed Transaction are fair to the Shareholders from a financial standpoint.

If you have any questions, please call Gilbert A. Herrera at (713) 978-6590.

Sincerely,

/s/ G. A. Herrera & Co., L.L.C.

G. A. Herrera & Co., L.L.C.

G. A. Herrera & Co., L.L.C.	Page 6

SurgiCare, Inc.

Exhibit I

Valuation Summary

G. A. Herrera & Co., L.L.C.	Page 7

SurgiCare, Inc.

SurgiCare, Inc.
Valuation Analysis

VALUATION DATE: September 30, 2003

		Comparable	Comparable
	Income	Public Company	Private Transaction
	Approach	Approach	Approach

Business Enterprise Value	8,062,610	9,000,000	7,000,000
Total Debt (1)	12,700,000	12,700,000	12,700,000
Net Equity Value	(4,637,390)	(3,700,000)	(5,700,000)

(1) Debt estimate as of September 30, 2003

Orion HealthCorp
Valuation Analysis

VALUATION DATE September 30, 2003

Income
Approach

Business Enterprise Value	26,909,352
Total Debt (2)	12,700,000
Net Equity Value	14,209,352
SurgiCare Shareholders	20.25%
SurgiCare Value	2,877,394

(2) Debt estimate as of January 1, 2004 assuming completion of Brantley transaction.

G. A. Herrera & Co., L.L.C.	Page 8

SurgiCare, Inc.

Exhibit II

Weighted Average Cost of Capital

G. A. Herrera & Co., L.L.C.	Page 9

SurgiCare, Inc.

SurgiCare, Inc.
Valuation Analysis

                           VALUATION DATE: September 30, 2003

DEFINITION OF DISCOUNT RATE

WEIGHTED AVERAGE COST OF CAPITAL:

WACC = Kd * (1-t) * D% + Ke * E%

Where,	Kd	=	Cost of debt (Industry Averages)
	Ke	=	Cost of equity
	D%	=	Debt as a percentage of total capital (Source: Industry Averages)
	E%	=	Equity as a percentage of total capital (Source: Industry Averages)
	t	=	Marginal corporate tax rate

COST OF EQUITY:

Ke = Rf + (Rp) * B + Rs + R1

Where,	Rf	=	Risk free rate (30-Year U.S. Treasury Bond Yield, Source: Federal Reserve Statistical Release)
	Rp	=	Historical arithmetic average common stock return in excess of the historical arithmetic average risk free rate (Source: Ibbotson & Associates, Inc., Stocks, Bonds, Bills, and Inflation Yearbook)
	Rs	=	Small stock risk premium
	R1	=	Limited liquidity risk premium
	B	=	Beta; an adjustment used to reflect the risk of a particular stock relative to a general stock market index (Source: Standard & Poor’s Directory)

DISCOUNT RATE COMPUTATION:

COST OF EQUITY

Rf	=	5.30%
Rp	=	7.50%
Rs	=	5.00%
R1	=	7.50%
B	=	1.25

Ke	=	27.175%

WEIGHTED AVE. COST OF CAPITAL

Kd	=	12.50%
t	=	38.50%
D%	=	50.00%

Ke	=	27.18%
E%	=	50.00%

WACC	=	17.43%

WACC	=	17.40%	Rounded

Beta Coefficients per current S&P Directory:
(Source: Houston Public Library Reference Desk)

G. A. Herrera & Co., L.L.C.	Page 10

SurgiCare, Inc.

Exhibit III

Income Approach – Surgicare, Inc.

G. A. Herrera & Co., L.L.C.	Page 11

SurgiCare, Inc.	DISCOUNTED NET CASH FLOW APPROACH
Valuation Analysis	Business Enterprise Valuation

              VALUATION DATE: September 30, 2003

				Residual
	2004	2005	2006	Year

Net Operating Revenue	$18,976,117	$19,513,480	$20,067,373	$20,638,364
Total Variable Cost	9,741,940	10,023,400	10,313,773	10,613,378
Gross Margin	9,234,177	9,490,080	9,753,599	10,024,986
Total Fixed Cost	3,301,373	3,359,471	3,427,950	3,505,643
Corporate	1,874,868	1,901,422	1,929,303	1,958,579
EBITDA	4,057,936	4,229,187	4,396,346	4,560,764
Capital Expenditures	200,000	200,000	200,000	200,000
Changes in Working Capital	250,000	250,000	250,000	250,000

Adjusted EBITDA	3,607,936	3,779,187	3,946,346	4,110,764
	19%	19%	20%	20%
SurgiCare EBITDA	3,669,391	728,229	785,799	842,498
Residual Value				$5,788,521
Present Value Factor	0.9229	0.7861	0.6696	0.6180
Discounted Cash Flow	$3,386,570	$572,487	$526,188	$3,577,366
DISCOUNTED CASH FLOW SUMMARY
Total Discounted Cash Flow	$4,485,245
P.V. of Residual Value	3,577,366

Business Enterprise Valuation	8,062,610

SurgiCare, Inc.	DISCOUNTED NET CASH FLOW APPROACH
Valuation Analysis	Business Enterprise Valuation

              VALUATION DATE: September 30, 2003

RUN TIME CONSTANTS

				Residual
	2004	2005	2006	Year

Discounting Convention (Mid-Period)	0.5	1.5	2.5	3.0
Growth Rate		2.8%	2.8%	2.8%
Variable Cost	51.3%	51.4%	51.4%	51.4%
Fixed Cost	17.4%	17.2%	17.1%	17.0%
Corporate	9.9%	9.7%	9.6%	9.5%
EBITDA	21.4%	21.7%	21.9%	22.1%
Weighted Average Cost of Capital	17.4%
Estimated Terminal Growth Rate	2.8%	Per Annum
Residual Multiple	6.9	Times Cash Flow in Residual Year

G. A. Herrera & Co., L.L.C.	Page 12

SurgiCare, Inc.

Exhibit IV

Income Approach – Orion HealthCorp

G. A. Herrera & Co., L.L.C.	Page 13

Orion HealthCorp	DISCOUNTED NET CASH FLOW APPROACH
Valuation Analysis	Business Enterprise Valuation

              VALUATION DATE: September 30, 2003

				Residual
	2004	2005	2006	Year

Net Operating Revenue	$18,976,117	$19,545,401	$20,229,490	$20,937,522
Total Variable Cost	9,741,940	9,772,700	10,114,745	10,468,761
Gross Margin	9,234,177	9,772,700	10,114,745	10,468,761
Total Fixed Cost	3,301,373	3,400,900	3,519,931	3,643,129
Corporate	1,874,868	1,563,632	1,618,359	1,675,002
EBITDA	4,057,936	4,808,169	4,976,455	5,150,630
Capital Expenditures	200,000	200,000	200,000	200,000
Changes in Working Capital	250,000	250,000	250,000	250,000

Adjusted EBITDA	3,607,936	4,358,169	4,526,455	4,700,630
	19%	19%	20%	20%
SurgiCare EBITDA	3,669,391	839,795	901,310	963,390
MBS	1,832,136	1,911,516	1,992,903	2,076,349
IPS	(975,000)	0	1,000,000	1,000,000
Total	4,526,527	2,751,311	3,894,213	4,039,739
Residual Value				$29,062,873
Present Value Factor	0.9229	0.7861	0.6696	0.6180
Discounted Cash Flow	$4,177,641	$2,162,906	$2,607,651	$17,961,155
DISCOUNTED CASH FLOW SUMMARY
Total Discounted Cash Flow	$8,948,198
P.V. of Residual Value	17,961,155

Business Enterprise Valuation	26,909,352

Orion HealthCorp	DISCOUNTED NET CASH FLOW APPROACH
Valuation Analysis	Business Enterprise Valuation

              VALUATION DATE: September 30, 2003

RUN TIME CONSTANTS

				Residual
	2004	2005	2006	Year

Discounting Convention (Mid-Period)	0.5	1.5	2.5	3.0
Growth Rate		3.0%	3.5%	3.5%
Variable Cost	51.3%	50.0%	50.0%	50.0%
Fixed Cost	17.4%	17.4%	17.4%	17.4%
Corporate	9.9%	8.0%	8.0%	8.0%
EBITDA	21.4%	24.6%	24.6%	24.6%
Weighted Average Cost of Capital	17.4%
Estimated Terminal Growth Rate	3.5%	Per Annum

G. A. Herrera & Co., L.L.C.	Page 14

SurgiCare, Inc.

Exhibit V

Comparable Public Company Approach

G. A. Herrera & Co., L.L.C.	Page 15

SurgiCare, Inc.

SurgiCare, Inc.
Valuation Analysis

Summary of Comparable Public Companies

		TTM
Company	Symbol	EBITDA	Description

Dynacq International, Inc.	DYII	37	Develops and operates surgical specialty hospitals focused on orthopedic surgery, neurosurgery and general surgery. Facilities include operating rooms, pre- and post-operative space, intensive care units, nursing units and diagnostic facilities. The Company operates three segments: surgical hospital, outpatient surgical centers and corporate and management services.

AmSurg Corp.	AMSG	114	Owns majority interests in limited partnerships and limited liability companies that own and operate practice-based ambulatory surgery centers or are developing additional centers. At the most recent year end, AmSurg owned a majority interest in 107 surgery centers in 27 states and the District of Columbia, had nine centers under development and had executed letters of intent to acquire or develop six additional centers. Its facilities are generally equipped and staffed for a single medical specialty.

U.S. Physical Therapy, Inc.	USPH	21	Operates 202 outpatient physical and occupational therapy clinics in 34 states. The facilities provide pre- and post-operative care and treatment for a variety of orthopedic-related disorders, sports-related injuries, preventative care, rehabilitation of injured workers and neurological-related injuries.

United Surgical Partners	USPI	115	Owns and operates 64 short-stay surgical facilities, surgery centers and private surgical hospitals in the United States (54), Spain (8) and the United Kingdom (2). The Company focuses on providing surgical facilities that meet the needs of patients, physicians and payors better than hospital-based and other outpatient surgical facilities. Twenty-six of the facilities are owned jointly with 10 major not-for-profit healthcare systems.

LCA-Vision Inc	LCAV	9	Develops and operates value-priced laser vision correction centers which provide the facilities, equipment and support services for performing vision correction procedures using laser technologies to correct nearsightedness, farsightedness and astigmatism. Virtually all of its patients receive a procedure named Laser-Assisted In Situ Keratomileusis (LASIK).

MedCath Corporation	MDTH	71	Primary focus on the diagnosis and treatment of cardiovascular disease. Designs, develops, owns and operates hospitals in partnership with physicians, most of whom are cardiologists and cardiovascular surgeons. Hospitals are freestanding, licensed general acute care including an emergency department or chest pain clinic, operating rooms, catheterization laboratories, pharmacy, laboratory, radiology department, cafeteria and food service.

SurgiCare, Inc.
Valuation Analysis

Summary of Comparable Company Financial Information

	DYII	AMSG	USPH	USPI	MDTH

Current Fiscal Year End	Aug-02	Dec-02	Dec-02	Dec-02	Sep-02
TTM Ended	May-03	Sep-03	Sep-03	Sep-03	Jun-03
Shares Outstanding	14.9	19.9	12.0	27.3	17.9
Market Equity Value (1)	242.4	772.6	172.8	921.9	203.3
Enterprise Value (2)	242.2	790.3	160.5	1,160.0	436.2
TTM Results
Revenues	64.9	251.5	94.7	342.4	477.6
EBITDA	37.0	114.2	21.5	114.8	70.6
EBITDA Margin	57.0%	45.4%	22.7%	33.5%	14.8%
Net Income	19.0	28.4	8.0	26.6	3.2
Net Income Margin	29.3%	11.3%	8.4%	7.8%	0.7%
Total Debt	0.0	47.6	0.1	297.0	346.7
Total Book Equity	NA	211.5	100.0	350.7	326.8
Total Debt / Equity	0.0	0.2	0.0	0.8	1.1
Debt / Total Capital	NA	18.4%	0.1%	45.9%	51.5%

(1) Market value as of November 10, 2003

(2) Market equity value plus net debt.

Summary of Comparable Public Company Multiples
(millions)

	TTM Valuation Multiples
Company	EBITDA	Revenue

DYII	6.5	3.7
AMSG	6.9	3.1
USPH	7.5	1.7
USPI	10.1	3.4
MDTH	6.2	0.9
Range	6.2 - 10.1	0.9 - 3.7
Median	7.5	3.1
Suggested Range	6.2 - 7.6	1.5 - 3.2

	2004 EBITDA	TTM Revenues

SGR	0.7	11.6
Indicated Enterprise Value
High	5.3	37.1
Low	4.3	17.4
Weighting	75%	25%
Estimated Enterprise Value
High	13.3
Low	7.6
Suggested Value	9.0

G. A. Herrera & Co., L.L.C.	Page 16

SurgiCare, Inc.

Exhibit VI

Comparable Private Transaction Approach

G. A. Herrera & Co., L.L.C	Page 17

SurgiCare, Inc.

SurgiCare, Inc.
Valuation Analysis

Summary of Comparable Private Transactions
(millions)

Transaction			Transaction
Date	Seller	Purchaser	Size	Description

4-Aug-03	CDL Medical Technologies Inc.	InSight Health Services Corp	49	Provides diagnostic imaging services

27-Mar-02	Surgicoe Corp	United Surgical Partners International Inc	5	Owns and operates ambulatory surgery centers and private surgical hospitals

20-Nov-01	National HealthCare Resources Inc.	Welsh Carson Anderson & Stowe	141	Provides medical and surgical service

24-Oct-01	US Medical Group Inc.	Private Group Led By Winters Langley And Thompson	1	Provides medical and surgical service

SurgiCare, Inc.
Valuation Analysis

Summary of Comparable Private Transaction Information

			National
	CDL Medical		HealthCare	US Medical
	Technologies	Surgicoe	Resources	Group

Transaction Date	Aug-03	Mar-02	Nov-01	Oct-01
Percentage Acquired	100.0%	100.0%	100.0%	36.3%
Transaction Size	$48.5	$5.3	$141.0	$1.4
Enterprise Value	68.4	14.3	137.6	5.3
TTM Results
Revenues	21.9	5.7	146.1	3.5
EBITDA	11.0	(1.1)	7.3	1.5
EBITDA Margin	50.1%	NA	5.0%	42.0%
Net Income	2.9	(3.3)	(5.9)	0.6
Net Income Margin	13.0%	NA	NA	17.2%
EV / Revenue	3.1	2.5	0.9	1.5
EV / EBITDA	6.2	NA	18.9	3.6

Summary of Comparable Private Transaction Multiples
(millions)

	TTM Valuation Multiples
Company	EBITDA	Revenue

CDL Medical Technology	6.2	3.1
Surgicoe	NA	2.5
National HealthCare Resources	18.9	0.9
U.S. Medical Group	3.6	1.5
Range	3.6 - 18.9	0.9 - 3.1
Median	6.2	2.0
Suggested Range	5.2 - 6.4	1.0 - 2.2

	2004 EBITDA	TTM Revenues

SGR	0.7	11.6
Indicated Enterprise Value
High	4.5	25.5
Low	3.6	11.6
Weighting	75%	25%
Estimated Enterprise Value
High	9.7
Low	5.6
Suggested Value	7.0

G. A. Herrera & Co., L.L.C.	Page 18

ANNEX E

FORM OF EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of             , 2004, between Orion HealthCorp, Inc., a Delaware corporation, with its principal office located at            (together with its successors and assigns permitted under this Agreement, the “Company”), and           , who resides at           (the “Executive”).

W I T N E S S E T H:

     WHEREAS, the Company and the Executive desire to enter into an employment arrangement; and

     WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to enter into this Agreement setting forth the obligations and duties of both the Company and the Executive; and

     WHEREAS, the Company wishes to assure itself of the services of the Executive for the period hereinafter provided, and the Executive is willing to be employed by the Company for said period, upon the terms and conditions provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually, a “Party” and together, the “Parties”) agree as follows:

     1.     Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

     2.     Term. Subject to the provisions for earlier termination as hereinafter provided, the term of this Employment Agreement will begin on the date hereof and will continue for five (5) years hereafter (the “Initial Term of Employment”). This Agreement will be automatically renewed at the end of the Initial Term of Employment and each successive renewal term thereafter for successive two (2) year terms unless either party sends written notice of termination to the other party not less than one hundred and eighty (180) days prior to the expiration of the then current Term of Employment (as hereinafter defined). The Initial Term of Employment together with any renewal terms is referred to herein as the “Term of Employment.” The nonrenewal of the term of this Agreement by the Company will not be a termination without Cause (as defined in Section 8(c)).

     3.     Position and Duties; Place of Performance.

(a) The Executive will serve as of the Company and will perform all duties customarily attendant to the position of and such other duties as may reasonably be assigned from time-to-time by the Board of Directors (the “Board”) that are consistent with his position as . [Include for Bauer/LeBlanc agreements only:][ The Executive will report solely to the Board or any subcommittees thereof.]

(b) The Executive will devote his full business time and best efforts to his employment and perform diligently such duties as are consistent with his capacity as of the Company and such other duties as the Board reasonably determines that are consistent with his position. The Executive will devote his entire working time and attention to the performance of his responsibilities hereunder; provided, the Executive may make personal investments, engage in such outside non-competitive business activities or engage in other activities for any charitable or other non-profit institution, provided that such activities do not interfere with the performance of the Executive’s duties hereunder.

(c) In connection with the Executive’s employment by the Company, the Executive will be based at the Company’s place of business which on the date hereof is located in [Note: This will be the current city of the applicable Executive.], or such other location as may, subject to Section 8(d), be designated from time to time by the Board.

     4.     Base Salary. The Executive will receive from the Company an annual base salary of            Thousand Dollars ($       ) (as from time to time adjusted, the “Base Salary”), payable in accordance with the standard practice of the Company in the payment of salaries of its employees. The Board will review the Base Salary annually, and may, in its reasonable discretion, adjust the Base Salary.

     5.     Annual Bonus. The Executive may be paid a bonus annually based upon the attainment of objectives determined by the Board after consultation with the Executive. Within 90 days after the start of each fiscal year, the Board will communicate to the Executive the objectives applicable to such fiscal year and, unless the Board and the Executive shall mutually agree otherwise, such objectives shall apply to such fiscal year. [Include for Smith/Cain Agreements only:][For the year ended December 31, 2004, if the Executive is employed by the Company on December 31, 2004, the Executive shall be entitled to receive a bonus payment equal to 12.5% of the amount, if any, by which Newco EBITDA for the 2004 fiscal year (on a pro forma combined basis, assuming that Newco had been formed on December 31, 2003) exceeds $1,200,000, up to a maximum bonus payment of $175,000. For purposes of this Agreement, “Newco EBITDA” shall mean, with respect to a fiscal year of [DCPS/MBS Newco] (“Newco”), the sum of (without duplication) (a) Newco Net Income for such fiscal year and (b) to the extent Newco Net Income has been reduced thereby, (i) all income taxes of Newco

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recorded as a tax provision in accordance with GAAP for such period, (ii) Newco Interest Expense and (iii) Newco Non-Cash Charges, all as determined in accordance with GAAP. The components of Newco EBITDA will be determined by the Company’s independent auditor in accordance with GAAP.

     “Newco Interest Expense” shall mean, with respect to a fiscal year of Newco, the sum of (without duplication) (a) the aggregate of the interest expense of Newco for such fiscal year determined in accordance with GAAP and (b) the interest component of capitalized lease obligations accrued by Newco during such period as determined in accordance with GAAP, less (c) the amount of any interest income received by Newco during such fiscal period.

     “Newco Net Income” shall mean, with respect to a fiscal year of Newco, the aggregate net income (or loss) of Newco for such fiscal year, determined in accordance with GAAP.

     “Newco Non-Cash Charges” shall mean, with respect to a fiscal year of Newco, the aggregate depreciation and amortization of Newco reducing Newco Net Income for such fiscal year.

     “GAAP” shall mean United States generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other such statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect for the relevant time period.]

     6.     Other Benefits.

(a) During the Term of Employment, the Executive will be provided with such medical, hospitalization, insurance, pension plan, profit sharing and employee benefits, cell phone and such other similar employment privileges and benefits (“Benefits”) as are afforded generally from time to time to other executive employees of the Company, and four (4) weeks paid vacation each year.

(b) During the term of this Agreement, the Executive shall receive Hundred Dollars ($ ) per month (pre-tax) as an automobile allowance. The Company shall pay all reasonable maintenance and repair expenses with respect to the automobile used primarily for business purposes by the Executive, procure and maintain in force collision, comprehensive, and liability insurance coverage with respect to the automobile, and pay operating expenses with respect to the automobile.

     7.     Expense Reimbursement. During the Term of Employment, the Executive will be entitled to prompt reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon submission of such accounts and records as may be required under Company policy.

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     8.     Termination of Employment. The Executive’s employment may be terminated under the following circumstances:

(a) Death. The Executive’s employment is terminated upon his death.

(b) Disability. The Executive’s employment may be terminated by the Company due to illness or other physical or mental disability of the Executive, resulting in his inability to perform substantially his duties under this Agreement for a period of ninety (90) or more consecutive days or for one hundred eighty (180) days in the aggregate during any consecutive twelve (12) month period (“Disability”).

(c) Cause. The Executive’s employment may be terminated by the Company for Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Executive’s employment upon:

(i) the Executive’s indictment for any crime involving monies or other property or any felony, crime or any offense of moral turpitude, or his commission of fraud, embezzlement, theft, dishonesty, willful misconduct or deliberate injury to the Company or its subsidiaries in the performance of his duties hereunder.

(ii) the Executive’s intentional or grossly negligent refusal or failure to perform his duties or carry out directions of the Company’s [chief executive officer or] Board, which refusal or failure remains uncured or continues or recurs more than thirty (30) days after notice from the Company specifying in reasonable detail the nature of the breach;

(iii) the Executive’s breach of any of his fiduciary duties to the Company or making of a willful misrepresentation or omission, which breach or misrepresentation or omission might reasonably be expected to have a material adverse effect on the Company’s business and which remains uncured or continues or recurs more than thirty (30) days after notice from the Company specifying in reasonable detail the nature of the breach or misrepresentation or omission;

(iv) the Executive’s breach of any material provision of this Agreement, which breach, if curable, remains uncured or continues or recurs more than thirty (30) days after notice from the Company specifying in reasonable detail the nature of the breach; or

(v) any misappropriation by the Executive of funds or property of the Company or any affiliate of the Company.

Any termination for “Cause” will not be in limitation of any other right or remedy the Company may have under this Agreement or otherwise.

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(d) Good Reason. The Executive may terminate his employment under this Agreement for Good Reason. For purposes of this Agreement, the Executive will have “Good Reason” to terminate the Executive’s employment upon the occurrence of any of the following circumstances, without the Executive’s express written consent: (i) a material diminution in the Executive’s position or authority (except during periods when the Executive is unable to perform all or substantially all of the Executive’s duties and/or responsibilities as a result of the Executive’s illness (either physical or mental) or other incapacity); (ii) a requirement by the Company that the Executive change the Executive’s principal place of business to a place more than thirty (30) miles from its location on the date of this Agreement; (iii) a termination of employment by the Executive within ninety (90) days following a Change in Control (as defined below); provided, however, that Good Reason will not exist if the Executive has accepted or agreed to continue employment following the Change of Control with the surviving or successor entity and such surviving or successor entity has agreed to continue or assume this Agreement; provided, however, in the event of a Change of Control, the Executive is under no obligation to continue or accept employment with the surviving or successor entity and may instead elect to terminate his employment for Good Reason upon such Change of Control; (iv) a breach of this Agreement by the Company which is not cured within thirty (30) days of written notice by the Company; or (v) any reduction in the Executive’s Base Salary. The Executive’s right to terminate employment pursuant to this subsection 8(d) will not be affected by the Executive’s Disability. The Executive’s continued employment will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason; provided, however, that the Executive will be deemed to have waived his rights pursuant to circumstances constituting Good Reason if he has not provided to the Company a Notice of Termination (as defined below) within ninety (90) days following his knowledge of the circumstances constituting Good Reason. A waiver with respect to the circumstances constituting Good Reason will not act as a waiver with respect to other future circumstances constituting Good Reason.

Any termination of the Executive’s employment by the Executive must be communicated by written Notice of Termination to the Company in accordance with Section 19. For purposes of this Agreement, a “Notice of Termination” means a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

For purposes of this Agreement, a “Change in Control” will occur: (i) upon the sale or other disposition of 50% or more of the consolidated assets of the Company taken as a whole; (ii) if shares representing a majority of the voting power of the Company are acquired by a person or group (as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of persons other than the holders of the capital stock of the Company as of the date of this Agreement; (iii) upon a merger or consolidation pursuant to which the holders of the equity securities of the Company before the merger or consolidation do not own equity securities representing a majority of

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the voting power of the surviving entity after the merger or consolidation; or (iv) upon approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    9.     Compensation Upon Termination.

(a) If the Executive’s employment is terminated as a result of the Executive’s death or Disability, he, or his estate, will be entitled to:

(i) any Base Salary earned but not yet paid;

(ii) any bonus awarded pursuant to Section 5 of this Agreement but not yet paid, payable as soon as administratively feasible following termination of employment;

(iii) a prorated bonus for the year in which his employment terminates, prorated based on the number of days worked, minus any bonus payments made pursuant to Section 5 of this Agreement in respect of the year containing the date of termination, payable as soon as administratively feasible following the end of the then current fiscal year of the Company;

(iv) reimbursement in accordance with this Agreement of any business expense incurred by the Executive but not yet paid, payable as soon as administratively feasible following termination of employment; and

(v) other benefits accrued and earned by the Executive through the date of his death or Disability in accordance with applicable plans and programs of the Company.

(b) If the Executive’s employment is terminated by the Company for Cause, or by the Executive other than for Good Reason, he will be entitled to:

(i) any Base Salary earned but not yet paid;

(ii) reimbursement in accordance with this Agreement of any business expense incurred by the Executive but not yet paid, payable as soon as administratively feasible following termination of employment; and

(iii) other benefits accrued and earned by the Executive through the date of his termination in accordance with applicable plans and programs of the Company.

(c) If the Executive’s employment is terminated by the Company without Cause, or by the Executive for Good Reason, or as a result of notice of nonrenewal provided by the Company under Section 2, he will be entitled to:

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(i) any Base Salary earned but not yet paid;

(ii) any bonus awarded pursuant to Section 5 of this Agreement but not yet paid, payable as soon as administratively feasible following termination of employment;

(iii) continuation of his Base Salary, at the rate in effect on the date of his termination of employment (which, in the case of a termination of the Executive for Good Reason pursuant to Section 8(d)(v), shall be deemed to be the rate in effect prior to giving any effect to the reduction in Base Salary giving rise to such Good Reason), until the expiration of the Non-Competition Period (as defined below);

(iv) the greater of: (A) a prorated bonus for the year in which employment terminates, prorated based on the number of days worked, or (B) an amount equal to fifty percent (50%) of the average of the bonus payments made pursuant to Section 5 of this Agreement during the two (2) calendar years preceding such termination, if any, minus any bonus payments made pursuant to Section 5 of this Agreement in respect of the year containing the date of termination, payable in either event as soon as administratively feasible following the end of the then fiscal year of the Company; provided, however, that this clause (iv) shall not be applicable in the event that the Executive’s employment is terminated upon notice of nonrenewal provided by the Company under Section 2;

(v) until the expiration of the Non-Competition Period, subject to any employee contribution applicable to the Executive on the date of termination, continued participation in all of the Company’s group medical and dental insurance plans in which he was participating on the date of his termination of employment, provided that the Executive is entitled to continue such participation under applicable law and plan terms;

(vi) reimbursement in accordance with this Agreement of any business expenses incurred by the Executive but not yet paid to him on the date of his termination of employment, payable as soon as administratively feasible following termination of employment; and

(vii) full vesting of any unvested equity incentives, including without limitation stock options, restricted stock and deferred restricted stock units.

In the event that, under the terms of any employee benefit plan referred to in subsection 9(c)(iv) above, the Executive may not continue his participation, he will be provided with the after-tax economic equivalent of the benefits provided under any plan in which he was previously eligible to participate for the period specified in subsection 9(c)(iv) above. The economic equivalent of any benefit foregone will be deemed to be

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the cost that would be incurred by the Executive in obtaining such benefit on the lowest available individual basis.

(d) Any amounts due under this Section 9 are in the nature of severance payments or liquidated damages or both, and will fully compensate the Executive and his dependents or beneficiaries, as the case may be, for any and all direct damages and consequential damages that any of them may suffer as a result of termination of the Executive’s employment, and they are not in the nature of a penalty.

(e) Notwithstanding anything contained herein, any obligation of the Company to the Executive under Sections 9(c)(iii), (iv), (v) and (vii) is conditioned upon (i) the Executive signing a release of claims in the form attached hereto as Exhibit A (the “Employee Release”) within twenty one days (or such greater period as the Company may specify) following the later of the date on which the Executive (or, in the case of termination by the Executive for Good Reason, the Company) receives notice of termination of employment or the date the Executive receives a copy of the Employee Release and upon the Executive not revoking the Employee Release in a timely manner thereafter and (ii) the Executive’s continuing compliance with the provisions of Section 10. If the Executive breaches any provision of Section 10, upon written notice of such breach and request for repayment from the Company, the Executive shall promptly pay to the Company an amount equal to the sum of any cash payments previously paid to the Executive pursuant to Sections 9(c)(iii), (iv), (v) and (vii). Any such repayment shall not be the exclusive remedy for any such breach and the Company shall retain all rights to pursue other available remedies (whether at law or equity) for any such breach.

     10.     Confidentiality and Non-Competition.

(a) The Executive acknowledges that he has had or will have unlimited access to confidential information and business methods relating to the Company’s business and operations and that the Company would be irreparably injured and the goodwill of the Company would be irreparably damaged if the Executive were to breach the covenants set forth in this Section 10. The Executive further acknowledges that the covenants set forth in this Section 10 are reasonable in scope and duration and do not unreasonably restrict the Executive’s association with other business entities, either as an employee or otherwise as set forth herein.

(b) During the Term of Employment and thereafter, except as may be required by law or necessary in connection with any dealings with any public agency or authority or in the ordinary course of business during the Term of Employment pursuant to customary non-disclosure agreements, the Executive will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, including but not limited to in competition with, or in a manner harmful to the interests of, the Company, any confidential information (written or oral) respecting any material aspect of the Company’s business, excepting only use of such data or information as is (i) at the time disclosed, through no act or failure to act on the part of the Executive, generally known or available;

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(ii) furnished to the Executive by a third party as a matter of right and without restriction on disclosure; or (iii) required to be disclosed by court order. Upon termination of the Term of Employment, the Executive will return to the Company any and all materials in tangible or electronic form containing confidential information belonging to the Company.

(c) During the Term of Employment and the Non-Competition Period, the Executive will not in the states of California, Florida, Georgia, Illinois, Iowa, New Jersey, Ohio or Texas, directly or indirectly, whether as an individual on the Executive’s own account, or as a shareholder, partner, member, joint venturer, director, officer, employee, consultant, creditor and/or agent, of any person, firm or organization or otherwise:

(i) own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity or otherwise engage in any business that is engaged in the business of the Company or any of the Company’s subsidiaries (collectively, “Subsidiaries”), as such business is conducted on the applicable date during the Term of Employment, or in the case of the Non-Competition Period, as of the date the Executive ceases to be employed by the Company, in any capacity, including as a consultant;

(ii) directly or indirectly solicit, encourage or induce any person who is a present or future employee, officer, agent, affiliate or customer of the Company or any Subsidiary to terminate or materially alter such person’s relationship with the Company or such Subsidiary;

(iii) induce any supplier of the Company or any Subsidiary, to refuse to do business with the Company or any Subsidiary, on as favorable terms as previously done with the Company or any Subsidiary, as the case may be; or

(iv) engage in disparagement (which will not include the providing of accurate information without invidious intent) of the Company or any Subsidiary by any means to any person.

For purposes of this Agreement, “Non-Competition Period” shall mean the period during the Term of Employment and thereafter until the second anniversary of the date of termination of the Executive’s employment with the Company; provided, however, that the Company may, by written notice to the Executive (whether given before or after the date of termination of the Executive’s employment with the Company), shorten the portion of the Non-Competition Period occurring following the date of termination of the Executive’s employment with the Company to any date specified in such notice which occurs on or after the earlier of (x) the second anniversary of the date of termination of the Executive’s employment with the Company and (y) the date of expiration of the then current Term of Employment.

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(d) Notwithstanding anything herein to the contrary, the Executive will be permitted to own shares of any class of capital stock of any publicly held corporation so long as the aggregate holdings of the Executive represent less than one percent (1%) of the outstanding shares of such class of capital stock.

     11.     Rights and Remedies Upon Breach.

(a) The Executive expressly agrees and understands that the remedy at law for any breach by the Executive of Section 10 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Executive’s violation of Section 10, the Company will be entitled, among other remedies, to injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this Section 11(a) will be deemed to limit the Company’s remedies at law or in equity for any breach by the Executive of any of the provisions of this Agreement which may be pursued or availed of by the Company.

(b) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in Section 10 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

     12.     Withholding Taxes. All payments to the Executive or his beneficiary will be subject to withholding on account of federal, state and local taxes as required by law. If any payment hereunder is insufficient to provide the amount of such taxes required to be withheld, the Company may withhold such taxes from any other payment due the Executive or his beneficiary.

     13.     Assignability; Binding Nature. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to (i) a merger or consolidation in which the Company is not the continuing entity or (ii) a sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it will use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No obligations of the Executive under this Agreement may be assigned or transferred by the Executive.

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     14.     Entire Agreement. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

     15.     Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party will be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     16.     Severability. In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

     17.     Survivorship. The respective rights and obligations of the Parties hereunder will survive any termination of the Executive’s employment with the Company to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

     18.     Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the laws of [     ], without reference to principles of conflict of laws.

     19.     Notices. Any notice given to either Party must be in writing and will be deemed to have been given when delivered personally or one (1) day after having been sent by overnight courier service or three (3) days after having been sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company or the Board:

If to the Executive:

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     20.     Headings. The headings of the sections contained in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     21.     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

Orion HealthCorp, Inc.

By:
Name:
Title:

(Employee Name)

By:

Exhibit A

Form of
Release of Claims

     FOR AND IN CONSIDERATION OF the amounts to be provided to me in connection with the termination of my employment, as set forth in the Employment Agreement between me and Orion HealthCorp, Inc. (the “Company”) dated as of [          ], 2004 (the “Employment Agreement”), which are conditioned upon my signing this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, I, on my own behalf and on behalf of my heirs, executors, beneficiaries and personal representatives, and all others connected with me, hereby release and forever discharge the Company, its parent, subsidiaries and other affiliates and all of their respective past and present officers, directors, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims, of any nature or type, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, including, but not limited to, any such causes of action, rights or claims in any way resulting from, arising out of or connected with my employment by, investment in, or other relationship with the Company or any of its affiliates or the termination of that employment, investment and/or relationship or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have provided services to the Company or its affiliates, each as amended from time to time); provided that nothing herein shall be a release of my rights to enforce any provision of [the Employment Agreement, as in effect from time to time][Cain/Smith agreements only:][the Employment Agreement, the Agreement and Plan of Merger among the Company, [DCPS/MBS Acquisition, Inc.], Dennis Cain Physician Solutions, Inc., Medical Billing Systems, Inc., [Dennis Cain/Thomas Smith] and the Executive (the “Merger Agreement”) or the Seller Notes (as defined in the Merger Agreement), in each case as such agreements or instruments are in effect from time to time].

     In signing this Release of Claims, I acknowledge that I have had a reasonable amount of time to consider the terms of this Release of Claims and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

     In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its subsidiaries and other affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

     I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Employment Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chief Financial Officer of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

     Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):

Date Signed:

ANNEX F

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES PURCHASED HEREUNDER MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

AMENDED AND RESTATED
DEBT EXCHANGE AGREEMENT

     This Amended and Restated Debt Exchange Agreement is made as of February 9, 2004 among SurgiCare, Inc., a Delaware corporation (“SurgiCare”), Brantley Venture Partners III, L.P. (“Brantley III”) and Brantley Capital Corporation (“Brantley Capital”; each of Brantley III and Brantley Capital is sometimes referred to herein as a “Subscriber” and collectively as the “Subscribers”). The Agreement amends and restates in its entirety the Debt Exchange Agreement dated as of November 18, 2003 entered into between SurgiCare and the Subscribers (the “Prior Agreement”).

RECITALS

     Prior to the date hereof, Brantley III advanced a total of $1,271,171 in loans to Integrated Physician Solutions, Inc., a Delaware corporation (“IPS”), pursuant to one or more promissory notes (collectively, the “Brantley III Notes”).

     Prior to the date hereof, Brantley Capital advanced a total of $1,985,448 in loans to IPS pursuant to one or more promissory notes (collectively, the “Brantley Capital Notes”; the Brantley III Notes and the Brantley Capital Notes are sometimes referred to herein collectively as the “Exchange Notes”). In connection with the issuance of one or more of the Brantley Capital Notes, IPS agreed to pay to Brantley Capital the amount of $593,100 in respect of accrued dividends (the “Brantley Capital Dividend Amount”), which amount remains outstanding as of the date hereof.

     SurgiCare has proposed to amend and restate its Certificate of Incorporation to provide that, as amended and in effect at the closing of the transactions contemplated by this Agreement, SurgiCare will be authorized to issues shares of Class A Common Stock, par value $.001 per share (“Class A Common”), Class B Common Stock, par value $.001 per share (“Class B Common”), and Class C Common Stock, par value $.001 per share (“Class C Common”), having the terms described in the draft Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Amended SurgiCare Charter”). Simultaneously with the filing of the Amended SurgiCare Charter and pursuant thereto, SurgiCare will effect a reverse stock split whereby each outstanding share of common stock, par value $0.005 per share (the “Pre-Split Common Stock”), of SurgiCare shall be reclassified and reduced to a fraction of a share of Class A Common as contemplated by the Brantley IV Subscription Agreement (as hereinafter defined).

     Brantley Partners IV, L.P. (“Brantley IV”) proposes to make an investment (the “Brantley IV Investment”) in SurgiCare consisting of cash and the contribution of certain notes issued by IPS and SurgiCare evidencing loans made by Brantley IV to them. Such investment will be made pursuant to an Amended and Restated Stock Subscription Agreement dated as of the date hereof

(the “Brantley IV Subscription Agreement”) between SurgiCare and Brantley IV, having the terms described in the draft thereof attached hereto as Exhibit B.

     SurgiCare proposes to acquire (the “Acquisitions”), either directly or indirectly through one or more subsidiaries: (i) IPS, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of the date hereof (the “IPS - SurgiCare Merger Agreement”), among SurgiCare, IPS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of SurgiCare, and IPS, having the terms described in the draft Agreement and Plan of Merger attached hereto as Exhibit C; and (ii) Dennis Cain Physician Solutions, Ltd., a Texas limited partnership (“DCPS”), and Medical Billing Services, Inc., a Texas corporation (“MBS”), pursuant to an Agreement and Plan of Merger (the “DCPS/MBS Merger Agreement” and, together with the IPS — SurgiCare Merger Agreement, the “Acquisition Agreements”), among SurgiCare, DCPS/MBS Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of SurgiCare, DCPS, MBS and the Sellers party thereto, having the terms described in the draft Agreement and Plan of Merger attached hereto as Exhibit D.

     Each Subscriber is willing to exchange the Exchange Notes held by such Subscriber for a number of shares of Class A Common determined as set forth herein, and SurgiCare is willing to effect such exchange, all on the terms and conditions set forth herein.

AGREEMENT

     In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

     1.1. The term “Brantley III Exchange Securities” means a number of shares of Class A Common equal to the Brantley III Loan Amount divided by the Class A Common Closing Price, rounded up to the nearest whole number.

     1.2. The term “Brantley III Loan Amount” means the aggregate principal amount of, and all accrued and unpaid interest on, the Brantley III Notes outstanding immediately prior to the Closing.

     1.3. The term “Brantley Capital Dividend Securities” means a number of shares of Class A Common equal to the number of shares of Class A Common, if any, that Brantley Capital would receive pursuant to Section 2.01(a)(i)(C) of the IPS — SurgiCare Merger Agreement if Brantley Capital held a number of additional IPS Series A-2 Shares (as defined in the IPS — SurgiCare Merger Agreement) immediately prior to the Effective Time (as defined in the IPS — SurgiCare Merger Agreement) representing a claim (in respect of liquidation preference and accrued but unpaid dividends) equal to the Brantley Capital Dividend Amount (assuming solely for purposes of calculating such number of shares that Brantley Capital would receive pursuant to Section 2.01(a)(i)(C) of the IPS — SurgiCare Merger Agreement that the amount of the Brantley Capital Dividend Securities is zero). It is understood that in determining the number of shares that Brantley Capital would receive pursuant to Section 2.01(a)(i)(C) of the IPS — SurgiCare Merger Agreement as set forth in the preceding sentence, the additional IPS Series A-2 Shares deemed to be held by Brantley Capital for purposes of such calculation shall be deemed to be pari passu with all outstanding IPS Series A-2 Shares and shall be subject to any applicable pro rata distribution provisions affecting such IPS Series A-2 Shares.

     1.4. The term “Brantley Capital Exchange Securities” means a number of shares of Class A Common equal to the Brantley Capital Loan Amount divided by the Class A Common Closing Price, rounded up to the nearest whole number.

     1.5. The term “Brantley Capital Loan Amount” means the aggregate principal amount of, and all accrued and unpaid interest on, the Brantley Capital Notes outstanding immediately prior to the Closing.

     1.6. The term “Class A Common Closing Price” means an amount equal to the Five Day Average Price divided by the Reverse Split Fraction.

     1.7. The term “Closing” means the closing of the purchase of Subscription Securities, as contemplated by Section 2 of this Agreement.

     1.8. The term “Five Day Average Price” means the average of the daily average of the high and low price per share of the Pre-Split Common Stock on the American Stock Exchange, or such other stock exchange or other similar system on which the Pre-Split Common Stock shall be listed at the time, for the five trading days immediately preceding the Closing Date.

     1.9. The term “Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

     1.10. The term “Reverse Split Fraction” means a number equal to 0.10.

     1.11. The term “Specified Securities” means the Subscription Securities, other than any such securities which have been sold in a registered public offering or to the public pursuant to Rule 144 under the Securities Act.

     1.12. The term “Subscription Securities” means, collectively, the Brantley III Exchange Securities, the Brantley Capital Exchange Securities and the Brantley Capital Dividend Securities.

     1.13. The term “Subsidiary” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 10% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     2. Exchange of Exchange Notes for Subscription Securities.

     2.1. On the terms and subject to the conditions hereof, SurgiCare hereby agrees to sell to each Subscriber, and by its acceptance hereof such Subscriber, severally and not jointly or jointly and severally with the other Subscriber, agrees to purchase from SurgiCare for investment, on the Closing Date (as defined in the IPS — SurgiCare Merger Agreement), such Subscriber’s Subscription Securities in exchange for the surrender of the Exchange Notes held by such Subscriber to SurgiCare for cancellation and, in the case of Brantley Capital, the right to receive the Brantley Capital Dividend Amount.

     2.2. The exchange of the Exchange Notes and the right to receive the Brantley Capital Dividend Amount for the Subscription Securities shall take place at the same time and location as, and shall be substantially contemporaneous with, the closings pursuant to the Brantley IV Subscription Agreement, the IPS — SurgiCare Merger Agreement and the DCPS/MBS Merger Agreement. If at any time prior to the Closing hereunder the Brantley IV Subscription Agreement or either of the Acquisition Agreements shall be terminated, any party to this Agreement may, upon notice to the others, terminate this Agreement, after which this Agreement will no longer be of any further force or effect; provided, however, that no such termination of this Agreement shall relieve any party from liability for breach prior to such termination.

     2.3. At the Closing, against surrender of the Exchange Notes by or on behalf of each Subscriber to SurgiCare for cancellation, SurgiCare will deliver to such Subscriber certificates for the Subscription Securities to be acquired by such Subscriber acquired pursuant to Section 2.1, registered in the name of such Subscriber.

     3. Representations and Warranties of SurgiCare. SurgiCare represents and warrants to the Subscriber that:

     3.1. SurgiCare is duly organized, validly existing and in good standing under the laws of the State of Delaware. SurgiCare has made available to the Subscriber true and complete copies of SurgiCare’s Certificate of Incorporation and the By-Laws as in effect on the date hereof. Prior to the Closing Date, such documents will be amended to be, as of the Closing Date, in the respective forms of the Amended SurgiCare Charter and Exhibit E (Form of Amended By-Laws).

     3.2. SurgiCare has or prior to the Closing Date will have taken all corporate action required to authorize the execution and delivery of this Agreement and the issuance of the Subscription Securities.

     3.3. The Subscription Securities, when issued upon exchange of the Exchange Notes and the right to receive the Brantley Capital Dividend Amount as contemplated by Section 2.1, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any and all preemptive or similar preferential rights to purchase.

     3.4. All of the representations and warranties of SurgiCare set forth in the Brantley IV Subscription Agreement are true and correct; and as of the Closing Date such representations and warranties will continue to be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which will continue to be true in all respects). All of the representations and warranties of SurgiCare set forth in the IPS – SurgiCare Merger Agreement are true and correct; and as of the Closing Date such representations and warranties will continue to be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which will continue to be true in all respects). All of the representations and warranties of SurgiCare set forth in the DCPS/MBS Merger Agreement will be true and correct as of the date thereof; and as of the Closing Date such representations and warranties will continue to be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which will continue to be true in all respects). SurgiCare has provided each Subscriber with true and complete copies of the Brantley IV Subscription Agreement, the IPS – SurgiCare Merger Agreement, the DCPS/MBS Merger Agreement and all material agreements and other documents relating to the Acquisitions and the Brantley IV Investment, including, in each case, any and all amendments thereto, and the transactions contemplated by the Amended SurgiCare Charter.

     3.5. Each of the Brantley IV Investment Agreement, each of the Acquisition Agreements and this Agreement is, or at or prior to the Closing will be, a legal, valid and binding obligation of SurgiCare and each other party thereto, enforceable against SurgiCare and such other parties in accordance with its respective terms.

     3.6. Immediately after the consummation of the transactions contemplated hereby and by the Acquisition Agreements and the Brantley IV Investment Agreement, the shares of stock and other equity interests of SurgiCare outstanding will be owned by the Persons (or groups) and in the amounts set forth in Schedule 1 hereto.

     3.7. In reliance on the representations and warranties of each Subscriber contained in Section 4.2 hereof, no registration of the offer or sale of the Subscription Securities to such Subscriber hereunder is required under the Securities Act.

     4. Representations and Warranties of the Subscribers. Each Subscriber, severally and not jointly or jointly and severally with the other Subscriber, represents and warrants with respect to such Subscriber that:

     4.1. Such Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Subscriber and is the legal, valid and binding obligation of such Subscriber enforceable against it in accordance with the terms hereof, and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary action on the part of such Subscriber. The execution and delivery of this Agreement by such Subscriber, and the performance by such Subscriber of its obligations hereunder, will not result in a material breach or material default under any organizational document, agreement, instrument or other document by which such Subscriber is bound or otherwise result in a material violation of any instrument, judgment, decree, order, statute, rule or regulation by which such Subscriber is bound.

     4.2. Investment Representations.

     (a) Such Subscriber has been advised that the Subscription Securities to be acquired by such Subscriber pursuant hereto have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Subscriber is aware that SurgiCare is under no obligation to effect any such registration with respect to the Subscription Securities or to file for or comply with any exemption from registration. Such Subscriber is acquiring the Subscription Securities to be acquired hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Such Subscriber has such knowledge and experience in financial and business matters, including investments in companies similar to SurgiCare, that such Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Subscriber is an accredited investor as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act. Such Subscriber was not organized for the sole purpose of investing in the Subscription Securities to be acquired by such Subscriber.

     (b) Such Subscriber has had an opportunity to discuss SurgiCare’s business, management and financial affairs with SurgiCare’s executive officers. Such Subscriber has also had an opportunity to ask questions and receive answers from the executive officers of SurgiCare concerning the terms and conditions of the offering of the Subscription Securities to be acquired by such Subscriber pursuant hereto and to obtain the information it believe necessary or appropriate to evaluate the suitability of an investment in such Subscription Securities.

     5. Conditions to Acquisition of Subscription Securities.

     5.1. SurgiCare’s obligation to issue and sell the Subscription Securities shall be subject to the satisfaction of the following conditions:

     (a) all representations and warranties of each Subscriber contained in this Agreement shall be true and correct as of the Closing, and each Subscriber shall have delivered to SurgiCare a certificate duly executed on behalf of such Subscriber, by a general partner or other duly authorized senior representative, certifying that the condition set forth in this Section 5.1(a) has been satisfied; and

     (b) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligation to close under the Acquisition Agreements (other than any conditions relating to the consummation of the purchase and sale of the Subscription Securities under this Agreement or the Brantley IV Investment) and the Brantley IV Subscription Agreement shall have been satisfied or waived by SurgiCare.

     5.2. Each Subscriber’s obligation to purchase and pay for the Subscription Securities to be acquired by such Subscriber pursuant hereto shall be subject to the satisfaction of the following conditions:

     (a) all representations and warranties of SurgiCare contained in this Agreement shall be true and correct as of the Closing, and SurgiCare shall have delivered to such Subscriber a certificate duly executed on behalf of SurgiCare by its chief executive officer and chief financial officer certifying that the condition set forth in this Section 5.2(a) has been satisfied;

     (b) the Amended SurgiCare Charter shall have been authorized and approved by all corporate and other action required therefor; and the Amended SurgiCare Charter shall have been filed with the Secretary of State of the State of Delaware and shall have become effective under the General Corporation Law of the State of Delaware;

     (c) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligations to close under the Brantley IV Subscription Agreement, and all conditions to Brantley IV’s obligation to close under the Brantley IV Subscription Agreement, shall have been satisfied, without giving effect to any waiver thereof other than waivers consented to in writing by such Subscriber;

     (d) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligations to close under the IPS — SurgiCare Merger Agreement, and all conditions to IPS’ obligation to close under the IPS — SurgiCare Merger Agreement, shall have been satisfied, without giving effect to any waiver thereof other than waivers consented to in writing by such Subscriber;

     (e) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligations to close under the DCPS/MBS Merger Agreement, and all conditions to the obligation of DCPS and MBS to close under the DCPS/MBS Merger Agreement, shall have been satisfied, without giving effect to any waiver thereof other than waivers consented to in writing by such Subscriber;

     (f) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, the Brantley IV Investment and each of the Acquisitions shall have been consummated;

     (g) such Subscriber’s completion and satisfaction with the results of its legal, accounting, tax, regulatory and business due diligence review of IPS, SurgiCare, DCPS and MBS;

     (h) such Subscriber’s satisfaction with the form and substance of all documentation with respect to the Brantley IV Investment, the Acquisitions and the related transactions (including but not limited to execution and delivery of agreements, in form and substance satisfactory to such Subscriber, with respect to the continued employment of key personnel);

     (i) such Subscriber shall have received such other certificates, opinions of counsel and other documents as such Subscriber shall have specified in connection with the Closing, including without limitation confirmations of legal opinions delivered by counsel to SurgiCare, IPS, DCPS and MBS;

     (j) such Subscriber’s satisfaction that no material adverse change has occurred between December 31, 2002 and the Closing Date with respect to the business, assets, condition (financial or otherwise) or prospects of SurgiCare, IPS, DCPS or MBS or any of their respective Subsidiaries (or such Subscriber’s decision to elect to close notwithstanding any such material adverse change but without waiving or releasing any other rights of such Subscriber with respect to any such material adverse change);

     (k) the obtaining of all necessary governmental, regulatory and other approvals, including but not limited to the approval by the stockholders of IPS and SurgiCare, as provided in the IPS — SurgiCare Merger Agreement; and

     (l) such Subscriber’s satisfaction that the Class A Common shall continue to be listed on the American Stock Exchange from and after the Closing Date.

     6. Covenants.

     6.1. SurgiCare will furnish each registered holder from time to time of any of the Specified Securities the following:

     6.1.1 As soon available, and in any event within 120 days after the end of each fiscal year of SurgiCare, the consolidated balance sheet of SurgiCare and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of SurgiCare and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of SurgiCare and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

     6.1.2 As soon as available and in any event within 60 days after the end of each fiscal quarter of SurgiCare, the consolidated balance sheet of SurgiCare and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of SurgiCare and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail.

     6.1.3 Promptly after the filing thereof, any documents filed by SurgiCare with the Securities and Exchange Commission.

     6.2. SurgiCare shall cause to be kept on an appropriate basis, and each registered holder from time to time of any of the Specified Securities, and each representative of any such holder, shall have access to, appropriate books, records and accounts.

     6.3. From time to time upon request of any registered holder from time to time of any of the Specified Securities, or any representative of any such holder (including without limitation accountants and legal counsel), SurgiCare will furnish to holder or representative such information regarding the business of SurgiCare and its Subsidiaries (including materials furnished to the directors of SurgiCare or any of its Subsidiaries at or in connection with meetings of their respective boards of directors or committees thereof) as such holder or representative may reasonably request. Each such holder or representative shall have the right during normal business hours to make an independent examination of the books and records of SurgiCare and any of its Subsidiaries, to make copies, notes and abstracts therefrom, and to discuss their business, affairs and financial condition with the officers, employees and accountants of SurgiCare and its Subsidiaries. Each such holder or representative shall have the right during normal business hours to consult with and advise management of SurgiCare and its Subsidiaries on significant business issues, including management’s proposed annual operating plans, and management will make itself available to meet with such holder or representatives regularly during each year at SurgiCare’s and its Subsidiaries’ facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans; provided, however, that no such holder or representative shall thereby have any right to direct the management or policies of SurgiCare or any of its Subsidiaries.

     6.4. If and for so long as a Subscriber holds Specified Securities and does not have a representative on SurgiCare’s Board of Directors, SurgiCare shall invite such Subscriber to send one representative (a “Representative”) to attend in a nonvoting observer capacity all meetings of SurgiCare’s Board of Directors and, in this respect, shall give such Subscriber’s Representative copies of all notices, minutes, consents, and other material that SurgiCare provides to its directors; provided, however, that SurgiCare reserves the right to exclude such Subscriber’s Representative from access to any material or meeting or portion thereof if SurgiCare believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. Such Subscriber’s Representative may participate in discussions of matters brought to SurgiCare’s Board of Directors. The rights of such Subscriber set forth in this Section shall also apply to all committees of SurgiCare’s Board of Directors and to the boards of directors (and all committees thereof) of all Subsidiaries of SurgiCare.

     7. Indemnification.

     7.1. SurgiCare will indemnify, exonerate, defend and hold each Subscriber and each of its partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Subscriber Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, losses (including, without limitation, any diminution in the value of the Subscription Securities or in other securities into which the Subscription Securities may be converted in the future), liabilities, amounts paid in settlement, judgments and damages, and any and all expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Losses”), incurred by the Subscriber Indemnitees or any of them as a result of, arising out of, or relating to: (a) any breach of any representation, warranty or agreement by SurgiCare or any misrepresentation by SurgiCare in this Agreement or the Brantley IV Subscription Agreement or (b) any breach of any representation, warranty or agreement of SurgiCare, IPS, DCPS or MBS or any misrepresentation by SurgiCare, IPS, DCPS, MBS or any of their respective officers, directors, stockholders, owners or affiliates under the IPS — SurgiCare Merger Agreement, the DCPS/MBS Merger Agreement or any other agreement entered into (or certificate or instrument delivered) in connection with any of such agreements or in connection with the transactions contemplated thereby (without giving effect, in the case of the IPS – SurgiCare Merger Agreement, to any update of disclosure schedules occurring subsequent to the date hereof). If and to the extent that the foregoing undertaking may be unenforceable for any reason, SurgiCare hereby agrees to make the maximum contribution to the payment and satisfaction of each of such Indemnified Losses which is permissible under applicable law. None of the Subscriber Indemnitees shall be liable to SurgiCare or any of its affiliates for any act or omission suffered or taken by such Subscriber Indemnitee that does not constitute either breach of this Agreement or gross negligence or willful misconduct.

     7.2. Each Subscriber, severally and not jointly or jointly and severally with the other Subscriber, will indemnify, exonerate, defend and hold SurgiCare harmless from and against any and all Indemnified Losses resulting from, arising out of or relating to any breach of any representation, warranty or agreement of such Subscriber in this Agreement or any misrepresentation by such Subscriber in this Agreement. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Subscriber hereby agrees to make the maximum contribution to the payment and satisfaction of such Indemnified Losses of SurgiCare which is permissible under applicable law.

     7.3. If any third party notifies either SurgiCare or either Subscriber with respect to any matter (a “Third Party Claim”) which may give rise to a claim (an “Indemnified Claim”) with respect to which such notified party may seek indemnification hereunder (such party, in such capacity, being referred to herein as an “Indemnified Party”), then the Indemnified Party will promptly give written notice to the party (the “Indemnifying Party”) against which such indemnification may be sought; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 7, except to the extent such delay actually and materially prejudices the Indemnifying Party.

     7.3.1 The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 7.3. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Indemnified Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (d) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (e) the Third Party Claim does not relate to or otherwise arise in connection with taxes or any criminal or regulatory enforcement action, (f) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (g) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does so defend an Indemnified Party and such Indemnified Party elects to retain separate co-counsel, such retention shall be at such Indemnified Party’s sole cost and expense and the Indemnifying Party will cooperate with such separate counsel to allow it to participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

     7.3.2 The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of an Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of such Indemnified Party, as applicable, from all liabilities arising or relating to, or in connection with the Third Party Claim and (c) involves no finding or admission of any violation of law or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party.

     7.3.3 If the Indemnifying Party does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 7.3.1 within 15 days after the Indemnified Party has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith). If such notice and evidence is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 7.3.1 or 7.3.2 is or becomes unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 7.3.3 the Indemnifying Party will (a) advance the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (b) remain responsible for any and all other Indemnified Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 7.

     7.3.4 Each party to this Agreement, in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 10.2 are incorporated herein by reference, mutatis mutandis.

     7.4. The indemnification provisions of this agreement shall survive without limitation as to time for as long as may be permitted under applicable law and without regard to any expiration or termination of any underlying representation, covenant or other obligation relating to or giving rise to an indemnification obligation under this Agreement.

     8. Restrictions on Transfer.

     8.1. Restrictive Securities Act Legend. All certificates representing Subscription Securities shall bear a legend in substantially the following form:

          “The shares of stock represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or a legal opinion of counsel acceptable to the issuer that registration under the Act is not required.”

     8.2. Termination of 8.1 Restrictions. The restrictions imposed by Section 8 hereof upon the transferability of Subscription Securities shall cease and terminate as to any particular Subscription Securities (i) when, in the opinion of Ropes & Gray LLP or other counsel reasonably acceptable to SurgiCare, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Subscription Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Subscription Securities or such Subscription Securities shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Issuer, without expense, new certificates not bearing the legend set forth in Section 8.1 hereof.

     9. Miscellaneous.

     9.1. Entire Agreement; Prior Agreement Superseded. This Agreement and the other agreements referred to herein set forth the entire understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter, including without limitation the Prior Agreement, which Prior Agreement is terminated in its entirety.

     9.2. Amendment. This Agreement can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.

     9.3. No-Shop; Expenses.

     9.3.1 SurgiCare will comply fully with the terms of the IPS – SurgiCare Merger Agreement, including, without limitation, the provisions of Section 6.03 thereof relating to non-solicitation of alternative SurgiCare Acquisition Transactions (as defined in the IPS – SurgiCare Merger Agreement), subject to the provisions of clause (b) of such Section 6.03.

     9.3.2 Except as set forth below, all Expenses (as defined below) incurred in connection with this Agreement and the other transactions contemplated hereby will be paid by the party incurring such expenses. “Expenses” as used in this Agreement include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financing sources, appraisers, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to (a) the due diligence review and analysis of SurgiCare, IPS, DCPS, MBS, the Brantley IV Investment, the Acquisitions and the other transactions contemplated hereby, (b) the negotiation and documentation of related agreements and (c) the proxy solicitation process as well as the process for obtaining any governmental or other third party consent for the foregoing transactions.

     9.3.3 If the Closing occurs, SurgiCare agrees to pay on demand (i) all Expenses actually incurred by each Subscriber (or any of its affiliates) and (ii) any out-of-pocket expenses actually incurred by such Subscriber, its general partner or any of such Subscriber’s other affiliates in connection with the provision of services to SurgiCare or any of its Subsidiaries or the attendance at any meeting of the board of directors (or any committee thereof) of SurgiCare or any of its Subsidiaries.

     9.4. Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives; provided, however, that prior to the Closing, no assignment of the Subscriber’s rights hereunder will, without the consent of SurgiCare, relieve the Subscriber of its obligations hereunder; and, after the Closing, the Subscriber may not assign any of the Subscriber’s rights hereunder except in connection with a transfer of the Subscription Securities in compliance with the terms and conditions of Section 8 of this Agreement.

     9.5. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any Subscription Securities.

     9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     10. Governing Law; Arbitration.

     10.1. Governing Law. This Agreement and all claims arising hereunder or in connection herewith shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     10.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts within the County of New York of the State of New York. Each of the parties hereto by execution hereof: (i) hereby irrevocably submits to the jurisdiction of the federal and state courts within the County of New York in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified below its signature hereon is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that such service of process does not constitute good and sufficient service of process.

     10.3. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 10.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     10.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 10 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

SurgiCare, Inc.
Amended and Restated Debt Exchange Agreement

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed, under seal, as of the date first above written by their officers or other representatives thereunto duly authorized.

The Issuer:	SurgiCare, Inc.

	By	/s/ Keith G. LeBlanc

Name: Keith G. LeBlanc
Title: President and Chief Executive Officer

	Address:	12727 Kimberly Lane, Suite 200
Houston, TX 77024

The Subscribers:	Brantley Venture Partners III, L.P

	By:	Brantley Venture Management III, L.P., its general partner

	By	/s/ Paul H. Cascio

Name: Paul H. Cascio
Title: General Partner

	Address:	Lakepoint
3201 Enterprise Pkwy., Suite 350
Beachwood, OH 44122

Brantley Capital Corporation

	By	/s/ Paul H. Cascio

Name: Paul H. Cascio
Title: Vice President

	Address:	Lakepoint
3201 Enterprise Pkwy., Suite 350
Beachwood, OH 44122

Schedule 1
to Amended and Restated Debt Exchange Agreement

Pro Forma Equity Ownership at Closing

Holder or Group	Shares

Brantley Partners IV, L.P., as the Subscriber under the Brantley IV Subscription Agreement	100% of the outstanding shares of Class B Common as of Closing (which, after satisfaction of preference amount, will be convertible into and constitute 51% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan)

Former stockholders of SurgiCare, Inc.	A number of shares of Class A Common, representing 50% of the outstanding shares of Class A Common as of Closing (which, assuming payment to Class B holders of full preference amount in cash and then conversion of Class B shares, will represent 24.5% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan)

Former debt holders and stockholders of Integrated Physicians Solutions, Inc. (“IPS”) (which will include Brantley III and Brantley Capital in their capacity as stockholders and debt holders of IPS)	A number of shares of Class A Common, representing 50% of the outstanding shares of Class A Common as of Closing (which, assuming payment to Class B holders of full preference amount in cash and then conversion of Class B shares, will represent 24.5% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan)

DCPS/MBS Sellers (assumes a Class A Common Closing Price of at least $.70 per share)	A number of shares of Class C Common equal to 14,060,606 times the Reverse Split Fraction. In addition, a number of shares of Class A Common equal to 757,575 times the Reverse Split Fraction will be reserved for issuance upon the direction of the DCPS/MBS Sellers

Management Option Plan	A number of shares of Class A Common equal to approximately 10% of the total Class A Common outstanding after all of the transactions contemplated by this Agreement (including the Acquisitions) will be reserved for issuance upon exercise of options issued to management (including options issued to replace former options issued by IPS)

Exhibits

Exhibit A – Form of Amended and Restated SurgiCare Charter
Exhibit B – Form of Brantley IV Subscription Agreement
Exhibit C – Form of IPS – SurgiCare Merger Agreement
Exhibit D – Form of DCPS/MBS Merger Agreement
Exhibit E – Form of Amended and Restated By-Laws for SurgiCare

ANNEX G

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of                 , 2004 by and among Orion HealthCorp, Inc., a Delaware corporation formerly known as SurgiCare, Inc. (the “Company”), and Brantley Partners IV, L.P., a Delaware limited partnership (the “Investor”).

RECITALS

     WHEREAS, the Investor has agreed to purchase shares of Class B Common Stock (as defined below) from the Company pursuant to a Stock Subscription Agreement dated as of November 18, 2003 (as amended from time to time, the “Stock Subscription Agreement”);

     WHEREAS, contemporaneously with the closing under the Stock Subscription Agreement, certain stockholders and debt holders (collectively, the “IPS Stockholders”) of Integrated Physician Solutions, Inc., a Delaware corporation, will receive shares of Class A Common Stock (as defined below) from the Company pursuant to an Agreement and Plan of Merger dated as of November 18, 2003 (as amended from time to time, the “IPS Merger Agreement”) and a Debt Exchange Agreement dated as of November 18, 2003 (as amended from time to time, the “Debt Exchange Agreement”);

     WHEREAS, contemporaneously with the closing under the Stock Subscription Agreement, certain holders of equity interests (collectively, the “DCPS/MBS Equity Holders”) in Medical Billing Services, Inc., a Texas corporation, and Dennis Cain Physician Solutions, Inc., a Texas limited partnership, will receive shares of Class C Common Stock from the Company pursuant to an Agreement and Plan of Merger dated as of February 9, 2004 (as amended from time to time, the “DCPS/MBS Merger Agreement”); and

     WHEREAS, the Company and the Investor wish to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act.

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1.     CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the following respective meanings:

     “Agreement” is defined in the Preamble.

     “Best Efforts” means the commercially reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for business.

     “Class A Common Stock” means the Class A Common Stock, $0.001 par value, of the Company.

     “Class B Common Stock” means the Class B Common Stock, $0.001 par value, of the Company.

     “Class C Common Stock” means the Class C Common Stock, $0.001 par value, of the Company.

     “Commission” means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

     “Company” is defined in the Preamble.

     “Covered Person” is defined in Section 6.1 of this Agreement.

     “DCPS/MBS Equity Holders” is defined in the recitals.

     “DCPS/MBS Merger Agreement” is defined in the recitals.

     “Debt Exchange Agreement” is defined in the recitals.

     “Effectiveness Period” means the period beginning on the date on which a Registration Statement is declared effective and ending on the date on which the Selling Holders shall have sold or otherwise disposed of all the Registrable Shares included in the Registration Statement.

     “Exchange Act” means the Securities Exchange Act of 1934, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

     “First Year Registration” is defined in Section 2.3.

     “Holder” means any Person owning Registrable Shares or any Permitted Transferee thereof in accordance with Section 7.2 hereof.

     “Investor” is defined in the Preamble.

     “IPS Merger Agreement” is defined in the recitals.

     “IPS Stockholders” is defined in the recitals.

     “Majority in Interest of the Registrable Shares” means the Holders of greater than 50% of all Registrable Shares (or, where reference is made to a Majority in Interest of Registrable Shares proposed to be included in a Registration Statement, the Holders of greater than 50% of the Registrable Shares so proposed to be included), deeming for such purposes all shares of Class B Common Stock and Class C Common Stock to have been converted into Class A Common Stock, at the applicable conversion ratios immediately prior to the applicable time of determination.

     “Permitted Transferee” is defined in Section 7.2.

     “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

     “Public Offering” means a public offering and sale of Class A Common Stock for cash pursuant to an effective Registration Statement.

     “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements or similar documents in compliance with the Securities Act and any applicable rules and regulations promulgated thereunder (including, in the case of a Registration Statement on Form S-3, Rule 415) and the automatic effectiveness or the declaration or ordering of effectiveness of such Registration Statement or similar document by the Commission.

     “Registrable Shares” means, subject to Section 2.3 hereof, any shares of Class A Common Stock (including Class A Common Stock into which shares of Class B Common Stock or other Company securities are convertible) currently issued or issued at any future time to an Investor or a Permitted Transferee, including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise. Registrable Shares will cease to be Registrable Shares pursuant to the provisions of Section 5.4 hereof.

     “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and legal fees and disbursements of the Selling Holders, but excluding underwriting discounts, selling commissions, applicable transfer taxes, if any.

     “Registration Statement” means a registration statement filed by the Company with the Commission for a Public Offering under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose).

     “Rule 144” means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

     “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule or regulation providing for offering securities on a continuous or delayed basis.

     “Securities Act” means the Securities Act of 1933, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

     “Selling Holder” means any Holder on whose behalf Registrable Shares are registered pursuant to Section 2 or 3 hereof.

     “Stock Subscription Agreement” is defined in the recitals.

2.     REQUIRED REGISTRATIONS.

     2.1. Demand Registrations. At any time after the date hereof, a Holder or Holders holding in the aggregate at least 50 percent of the Registrable Shares may, by written notice to the Company, request that the Company effect the registration for a Public Offering on Form S-1 (or any other form that includes substantially the same information as would be required to be included in a Registration Statement on such form as currently constituted) of Registrable Shares having an anticipated net aggregate offering price of at least $5,000,000.

     2.2. Registration on Form S-3. At any time that the Company is eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Holder or Holders of the Registrable Shares may, by written notice to the Company, request that the Company effect the registration on Form S-3 (or any successor form) of Registrable Shares having an anticipated net aggregate offering price of at least $500,000.

     2.3. Notice to Other Holders of Registrable Shares. Promptly after receipt of notice requesting registration pursuant to Section 2.1 or 2.2, the Company will give written notice of such requested registration to all other holders of Registrable Shares. Subject to the limitations set forth in Sections 2.4 and 5.2, as applicable, the Company will use its Best Efforts to effect the registration under the Securities Act of the Registrable Shares which the Company has been requested to register by the Holders requesting such registration and all other Registrable Shares which the Company has been requested to register by other holders of Registrable Shares by notice delivered to the Company within 20 days after the giving of such notice by the Company. Solely with respect to any registration requested pursuant to Section 2.1 or 2.2 (or a registration under Section 3 in which other Registrable Shares are participating) prior to the first anniversary of the date of this Agreement (a “First Year Registration”), and solely for purposes of this Section 2.3 and Sections 3, 4.1-4.7, 4.9, 4.11, 4.14-4.17, 5.1-5.4 and 6 the term “Registrable Shares” shall include any shares of Class A Common Stock issued to the IPS Stockholders pursuant to the IPS Merger Agreement or the Debt Exchange Agreement and any shares of Class A Common Stock issued to the DCPS/MBS Equity Holders pursuant to the DCPS/MBS Merger Agreement (including Class A Common Stock into which shares of Class C Common Stock are convertible), so long as such shares are held by such IPS Stockholders or DCPS/MBS Equity Holders, as applicable. Any IPS Stockholder or DCPS/MBS Equity Holder that requests to have Registrable Shares included in a First Year Registration shall be deemed upon such request to have agreed to all provisions of this Agreement applicable to Selling Holders in such First Year Registration, and such IPS Stockholder’s or DCPS/MBS Equity Holder’s participation in such registration shall be conditioned upon compliance with all such provisions. The IPS Stockholders and the DCPS/MBS Equity Holders are intended third-party beneficiaries of this Agreement to the extent applicable to them.

     2.4. Time Limitation. The Company will not be required to effect any registration pursuant to Section 2.1 within six months after the effective date of any Registration Statement that was requested pursuant to Section 2.1.

     2.5. Selection of Underwriter. If a Majority in Interest of the Registrable Shares intend to distribute the Registrable Shares in an underwritten offering, they will so advise the Company in their request. A Majority in Interest of the Registrable Shares making such request will have the right to designate the managing underwriter, subject to the approval of the Company, which approval may not be unreasonably withheld.

3.     INCIDENTAL REGISTRATION.

     3.1. Company Registration. If at any time the Company proposes to register any of its equity securities under the Securities Act, for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any holder of its securities other than Registrable Shares, then at least 20 days prior to the anticipated filing date of the applicable Registration Statement the Company will give written notice to all Holders (which notice will describe the proposed registration and state the intended method of disposition and provide such Holders the opportunity to register the number of Registrable Shares as each such Holder may request, subject in each case to the terms of this Agreement) of such proposed filing, and upon the written request of a Holder or Holders given within 20 days after the Company provides such notice, the Company will use its Best Efforts to cause all Registrable Shares that the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s); provided that, the Company will have the right to postpone or withdraw any registration initiated by the Company pursuant to this Section 3.1 without obligation to any Holder; provided, further, that in the case of a proposed underwritten offering, the Company shall use its Best Efforts to cause the managing underwriter or underwriters to permit each of the Holders who have requested in writing to participate in the offering to include such Holder’s Registrable Shares in such offering on the same terms and conditions as are applicable to the securities of the Company or other stockholders, as the case may be, included therein.

     3.2. Excluded Transactions. The Company will not be obligated to effect any registration of Registrable Shares under this Section 3 incidental to the registration of any of its securities in connection with: (a) a registration on Form S-8 relating to employee benefit plans or dividend reinvestment plans; or (b) a registration on Form S-4 relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses.

4.     REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its Best Efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company and the Selling Holders will take the actions described below in this Section 4.

     4.1. Registration Statement. The Company will prepare and (in the case of a registration pursuant to Section 2 hereof, promptly and in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the Commission a Registration Statement with respect to such Registrable Shares and use its Best Efforts to cause such Registration Statement to become effective within 60 days after the filing of such Registration Statement. Such Registration Statement shall be for an offering to be made on a continuous or delayed basis (a so-called “shelf registration statement”) if (i) the Company is eligible for the use thereof and (ii) the Holders requesting such registration have asked for a shelf registration statement, and the Company shall keep such Registration Statement effective pursuant to Rule 415 for the Effectiveness Period.

     4.2. Amendments and Supplements. The Company will prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Effectiveness Period, and during such period to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares and other securities, if any, covered by such Registration Statement until the end of the Effectiveness Period.

     4.3. Cooperation. The Company will use its Best Efforts to cooperate with the Selling Holders in the disposition of the Registrable Shares covered by such Registration Statement, including without limitation in the case of an underwritten offering pursuant to Section 2.1 entering into and performing customary agreements (including an underwriting agreement in customary form with the managing underwriter) and causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering.

     4.4. Copies of Prospectus. The Company will furnish to each Selling Holder, without charge, (i) promptly after such Registration Statement is filed with the Commission, such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and any amendments thereto, including financial statements and schedules and all exhibits, (ii) upon the effectiveness of such Registration Statement, such number of copies of the prospectus included in such Registration Statement, including all amendments and supplements thereto, and (iii) such other documents, in each case, as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder.

     4.5. Blue Sky Qualification. The Company will use its Best Efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or “blue sky” laws of such states or jurisdictions in the United States as the Selling Holders reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement, including preparing and filing in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period (in the case of a shelf registration statement); provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject. The Company shall promptly notify each Selling Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     4.6. Opinion of Counsel; Comfort Letter. In the case of an underwritten offering, the Company will use its Best Efforts to obtain all legal opinions, auditors’ consents and comfort letters and experts’ cooperation as may be required, including furnishing to each Selling Holder of such Registrable Shares a signed counterpart, addressed or confirmed to such Selling Holder, of (a) an opinion of counsel for the Company and (b) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

     4.7. Listing and Transfer Agent. The Company will cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which the Class A Common Stock is then listed. The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by the Registration Statement not later than the effective date of such Registration Statement. The Company will pay all fees and expenses in connection with satisfying its obligations under this Section 4.7.

     4.8. General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. The Company will use its Best Efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall be in a form complying with and satisfying Section 11(a) of the Securities Act and any applicable regulations thereunder, including the provisions of Rule 158.

     4.9. Notice of Prospectus Defects. The Company will immediately notify the Selling Holders of the happening of any event, as a result of which the prospectus included or to be included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (provided that such notice shall not contain any material, non-public information). The Company will promptly revise such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state such a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will promptly deliver copies of such revised prospectus to the Selling Holders. Following receipt of the revised prospectus, the Selling Holders will be free to resume making offers of the Registrable Shares. The Company will extend the period during which the Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holders shall have received copies of the revised prospectus.

     4.10. Company Lock-Up. In the case of an underwritten offering requested to be effected by the Holders hereunder, the Company will refrain, without the consent of the managing underwriter, for a period from 15 days before the effective date of the registration sale until 90 days after such effective date, from directly or indirectly selling, offering to sell, granting any option for the sale of, or otherwise disposing of any common equity or securities convertible into common equity other than pursuant to Company employee equity plans.

     4.11. Delay of Registration and Suspension of Offering. If at any time (a) after a request to effect a registration pursuant to Section 2 of this Agreement or (b) after a Registration Statement has become effective, the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be would be detrimental to the Company, then the Company may direct that such request be delayed or that use of the prospectus contained in the Registration Statement be suspended, as applicable, for a period of up to 30 days. The Company will notify all Holders requesting the registration or all Selling Holders, as the case may be, of the delay or suspension. In the case of notice suspending an effective Registration Statement, each Selling Holder will immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company may exercise the rights provided by this Section 4.11 on only one occasion within any 365-day period.

     4.12. Participation by Selling Security Holders. In connection with the preparation and filing of each Registration Statement, and before filing any such Registration Statement or any other document in connection therewith, the Company must give the participating Holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned Persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

     4.13. Requests by Selling Holders. If requested by a Selling Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such other offering provided that such information is required to be included in the Registration Statement by the Securities Act; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Selling Holder of such Registrable Shares.

     4.14. Stop Orders. The Company shall use its Best Efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Selling Holder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     4.15. Certificates. The Company shall reasonably cooperate with the Selling Holders and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Selling Holders may reasonably request and registered in such names as the Selling Holders may request.

     4.16. Notice of Effectiveness. Within two business days after a Registration Statement that includes the Registrable Shares is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Shares (with copies to the Selling Holders) written confirmation that such Registration Statement has been declared effective by the Commission.

     4.17. Governmental Approvals. The Company shall use its Best Efforts to cause the Registrable Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Shares.

5.     CERTAIN OTHER PROVISIONS.

     5.1. Additional Procedures. Selling Holders will take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other Selling Holders in connection therewith; provided, however, that the aggregate amount of any liability of any Selling Holder pursuant to such underwriting or other agreement will not exceed such Selling Holder’s net proceeds from such offering. In addition, each Selling Holder will furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as will be required in connection with any registration, qualification or compliance referred to in Section 4.

     5.2. Underwriter’s Cutback. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that the inclusion of all shares requested to be registered in an underwritten offering would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the Registration Statement for such offering. If the registration has been requested by the Holders pursuant to Section 2 hereof, the number of shares that are entitled to be included in the registration and underwriting will be reduced in the following manner: (a) first, shares of Company equity securities, other than Registrable Shares, requested to be included in such registration by shareholders will be excluded, (b) second, shares of Company equity securities that the Company desires to include in such registration will be excluded and (c) third, Registrable Shares requested to be included in such registration by the Holders will be excluded. If the registration has been initiated other than pursuant to Section 2 hereof, the number of shares that are entitled to be included in the Registration Statement for such offering will be reduced in the following manner: (x) first, shares of Company equity securities, other than Registrable Shares, requested to be included in such registration by shareholders will be excluded, (y) second, Registrable Shares requested to be included in such registration by Holders will be excluded and (z) third, shares of Company equity securities that the Company desires to include in such registration will be excluded. To the extent that the underwriters do not deem it necessary to exclude all of the shares requested to be registered by any category of shareholders contemplated above, the number of shares that may be included in the registration will be allocated to the members of such category requesting registration in proportion, as nearly as practicable, to the respective number of shares of Class A Common Stock (assuming conversion of any convertible securities held by such shareholders) that they held at the time the Company gives the notice specified in Section 2 or 3.

     5.3. Registration Expenses. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to this Agreement. The Company, however, shall not be required to pay for any expenses of a registration requested pursuant to Sections 2.1 or 2.2 hereof if the registration request is withdrawn at any time at the request of Holders of a majority of the Registrable Shares to be included in such registration (in which case all Holders requesting such withdrawal shall bear such expenses). However, if the requesting Holders have learned of information (other than information known to them at the time they made their request) that, in the good faith judgment of the requesting Holders, is reasonably likely to have a material adverse effect on the business or prospects of the Company, then the Holders shall not be required to pay any of such expenses in the case of a registration requested pursuant to Section 2.1 or 2.2.

     5.4. Termination of Status as Registrable Shares. Registrable Shares will cease to be Registrable Shares and cease to have the rights accorded to such shares under this Agreement upon the earliest to occur of the following events: (x) such shares shall have been sold pursuant to an effective Registration Statement under the Securities Act or (y) such shares shall have been sold pursuant to a transaction under Rule 144.

     5.5. Limitations on Subsequent Registration Rights. The Company will not, without the prior written consent of Holders of at least a majority of the Registrable Shares, enter into any agreements with any holder or prospective holder of Company securities that grant such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless such rights are subordinated to the rights granted to the Holders under this Agreement, including, without limitation, by providing that (a) the holders of such subordinated rights may not request a registration until at least 180 days after the date on which the Holders can request a registration pursuant to Section 2.1 and 2.2 and (b) the holders of such subordinated rights shall have the number of shares of their Company securities requested to be included in a Registration Statement reduced pursuant to any underwriters’ cut-back provision before the Holders suffer any reduction in the number of Registrable Shares that they are permitted to include in such registration.

6.     INDEMNIFICATION.

     6.1. Company Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, its partners, directors and officers and each other Person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act (each such Person being a “Covered Person”) against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or (b) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Covered Person for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Covered Person in any such case (x) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Covered Person specifically for use in the preparation thereof or (y) in the case of a sale directly by a Selling Holder (including a sale of such Registrable Shares through any underwriter retained by such Selling Holder engaging in a distribution solely on behalf of such Selling Holder), such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Selling Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

     6.2. Seller Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors and officers and each Person (other than such Selling Holder), if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, such directors and officers, or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or (b) the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Selling Holder hereunder will be limited to an amount equal to the net proceeds to such Selling Holder (after deducting all underwriter’s discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of Registrable Shares pursuant to such registration.

     6.3. Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give such notice will not relieve such indemnifying party of its obligations under this Section 6, except to the extent that such indemnifying party is materially prejudiced by such failure. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and (subject to the following sentence) after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. The indemnified party may participate in such defense at such party’s expense; provided, however, that the indemnifying party will pay such expense if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between the indemnified party and any other party represented by such counsel in such proceeding; provided, further, that in no event will the indemnifying party be required to pay the expenses of more than one law firm as counsel for all indemnified parties pursuant to this sentence. If, within 30 days after receipt of the notice, such indemnifying party has not elected to assume the defense of the action, such indemnifying party will be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. An indemnifying party may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the indemnified party only if such judgment or settlement contains a general release of the indemnified party in respect of such claims or litigation.

     6.4. Contribution. If the indemnification provided for in Sections 6.1 or 6.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 6.4 will include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.     MISCELLANEOUS.

     7.1. Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration and with a view to making it possible for Holders to register the Registrable Shares pursuant to a registration statement on Form S-3, the Company agrees from the date hereof to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents are required for the applicable provisions of Rule 144 to apply;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and take such other actions as will permit Holders to use Form S-3 for the resale of their Registrable Shares; and .

(d) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

     7.2. Transfer of Rights. The rights to cause the Company to register Registrable Shares pursuant to Sections 2 and 3 may be assigned by any Holder to a Permitted Transferee (as defined below), and by such Permitted Transferee to a subsequent Permitted Transferee, but only if such rights are transferred (a) to an affiliate or partner of such Holder or Permitted Transferee or a trustee or an account managed or advised by a manager or adviser of such Holder or Permitted Transferee or (b) in connection with the sale or other transfer of not less than an aggregate of 100,000 Registrable Shares or some lesser number, if such lesser number represents all the Registrable Shares then held by such Holder. Any transferee to whom rights under this Agreement are transferred will (x) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (y) be deemed to be a Holder hereunder. Any Person to whom rights under this Agreement are transferred in accordance with this Section 7.2 shall be a “Permitted Transferee.”

     7.3. Governing Law. This Agreement, the rights of the parties and all claims, actions, causes of action, suits, litigation, controversies, hearings, charges, complaints or proceedings arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     7.4. Entire Agreement; Amendment and Waiver. This Agreement, together with any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and a Majority in Interest of the Registrable Shares; provided, however, that any such amendment or waiver treats all holders the same (without regard to any differences in effect that such amendment or waiver may have on the Holders due to the differing amounts of Registrable Shares held by such Holders). Any such amendment, termination or waiver will be binding on all Holders.

     7.5. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service;

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

12727 Kimberly Lane, Suite 200
Houston, TX 77024
Facsimile number: (713) 722-0921
Attention: Keith LeBlanc

with a copy to:

Strasburger & Price, LLP
1401 McKinney, Suite 2200
Houston, Texas 77010.4035
Facsimile number.: (713) 951-5660
Attention: Ivan Wood Jr., Esq.

If to an Investor, to it at the address set forth on Exhibit A hereto with a copy to:

Ropes & Gray, LLP
One International Place
Boston, Massachusetts 02110
Telephone number: (617) 951-7000
Facsimile number: (617) 951-7050
Attention: Winthrop G. Minot, Esq.

Each of the parties to this Agreement may specify different address or facsimile number by giving notice in accordance with this Section 7.5 to each of the other parties hereto.

     7.6. Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto.

     7.7. Severability. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision will, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     7.8. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

     7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

Orion HealthCorp, Inc.
Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

ORION HEALTHCORP, INC.

By:
Name:
Title:

BRANTLEY PARTNERS IV, L.P.

By:	Brantley Venture Management IV, L.P., its general partner

By:
Name: Paul H. Cascio
Title: General Partner

Schedule I

NAME AND ADDRESS OF INVESTOR

Brantley Partners IV, L.P.
Lakepoint
3201 Enterprise Pkwy., Suite 350
Beachwood, OH 44122
Facsimile No.: (216) 464-8405
Attention: Paul H. Cascio

ANNEX H

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES PURCHASED HEREUNDER MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

AMENDED AND RESTATED
STOCK SUBSCRIPTION AGREEMENT

     This Amended and Restated Stock Subscription Agreement is made as of February 9, 2004 among SurgiCare, Inc., a Delaware corporation (“SurgiCare”), and Brantley Partners IV, L.P. (the “Subscriber”). The Agreement amends and restates in its entirety the Stock Subscription Agreement dated as of November 18, 2003 entered into between SurgiCare and the Subscriber (the “Prior Agreement”).

RECITALS

     Prior to the date hereof, the Subscriber advanced a total of $2,055,000 in loans to Lakepoint Acquisition, Inc., a Delaware corporation (“Lakepoint”), which in turn advanced $665,000 to SurgiCare pursuant to one or more promissory notes (collectively with any notes evidencing additional loans made by Lakepoint to SurgiCare after such date, the “SurgiCare Bridge Notes”) and $1,390,000 to Integrated Physician Solutions, Inc., a Delaware corporation (“IPS”), pursuant to one or more promissory notes (collectively with any notes evidencing additional loans made by Lakepoint to IPS after such date, the “IPS Bridge Notes” and, together with the SurgiCare Bridge Notes, the “Bridge Notes”) to fund certain approved working capital expenses (the “Bridge Investment”).

     SurgiCare has proposed to amend and restate its Certificate of Incorporation to provide that, as amended and in effect at the closing of the transactions contemplated by this Agreement, SurgiCare will be authorized to issues shares of Class A Common Stock, par value $.001 per share (“Class A Common”), Class B Common Stock, par value $.001 per share (“Class B Common”), and Class C Common Stock par value $.001 per share (“Class C Common”), having the terms described in the draft Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Amended SurgiCare Charter”). Simultaneously with the filing of the Amended SurgiCare Charter and pursuant thereto, SurgiCare will effect a reverse stock split whereby each outstanding share of common stock, par value $0.005 per share (the “Pre-Split Common Stock”), of SurgiCare shall be reclassified and reduced to a fraction of a share of Class A Common equal to the Reverse Split Fraction (as hereinafter defined). Also, prior to or simultaneously with the filing of the Amended SurgiCare Charter, all outstanding shares of Series A Preferred Stock, $0.001 par value per share (“SurgiCare Series A”), of SurgiCare and, unless otherwise agreed by the Subscriber, Series AA Preferred Stock, $0.001 par value per share (the “SurgiCare Series AA”), of SurgiCare shall be converted into shares of Class A Common (the filing of the Amended SurgiCare Charter and the conversion of the SurgiCare Series A and, if applicable, SurgiCare Series AA being referred to herein as the “Recapitalization”).

     SurgiCare proposes to acquire (the “Acquisitions”), either directly or indirectly through one or more subsidiaries: (i) IPS, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of the date hereof (the “IPS - SurgiCare Merger Agreement”), among SurgiCare, IPS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of SurgiCare, and IPS, having the terms described in the draft Amended and Restated Agreement and Plan of Merger attached hereto as Exhibit B, and (ii) Dennis Cain Physician Solutions, Ltd., a Texas limited partnership (“DCPS”), and Medical Billing Services, Inc., a Texas corporation (“MBS”), pursuant to an Agreement and Plan of Merger (the “DCPS/MBS Merger Agreement” and, together with the IPS - SurgiCare Merger Agreement, the “Acquisition Agreements”), among SurgiCare, DCPS/MBS Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of SurgiCare, DCPS, MBS and the Sellers party thereto, having the terms described in the draft Amended and Restated Agreement and Plan of Merger attached hereto as Exhibit C.

     Prior to the date hereof, Brantley Venture Partners III, L.P. (“Brantley III”) has made loans to IPS in the outstanding aggregate principal amount of $1,271,171 evidenced by one or more promissory notes (the “Brantley III Notes”), and, immediately after giving effect to the Acquisitions, Brantley III, SurgiCare and IPS wish to have the Brantley III Notes exchanged for shares of Class A Common on the terms and conditions set forth in an Amended and Restated Debt Exchange Agreement in substantially the form attached hereto as Exhibit D (the “Debt Exchange Agreement”; the transactions contemplated thereby are referred to herein as the “Debt Exchange”).

     Prior to the date hereof, Brantley Capital Corporation (“Brantley Capital”) has made loans to IPS in the outstanding aggregate principal amount of $1,985,448 evidenced by one or more promissory notes (the “Brantley Capital Notes”) , and, immediately after giving effect to the Acquisitions, Brantley Capital, SurgiCare and IPS wish to have the Brantley Capital Notes, together with the right to receive certain other amounts owed by IPS to Brantley Capital, exchanged for shares of Class A Common on the terms and conditions set forth in the Debt Exchange Agreement.

     The Subscriber is willing to purchase, and SurgiCare is willing to issue and sell to the Subscriber, a number of shares of Class B Common equal to the Subscription Securities (as hereinafter defined) in exchange for an aggregate purchase price of $6,000,000, minus the Excess Bridge Amount (as hereinafter defined), in immediately available funds and the surrender by the Subscriber for cancellation of the Bridge Notes, all on the terms and subject to conditions set forth herein.

     It is understood that SurgiCare’s obligation to file the Amended SurgiCare Charter and to consummate the Acquisitions, and the Subscriber’s obligation to purchase the Subscription Securities pursuant to this Agreement, are subject to satisfaction or waiver of various conditions, including but not limited to: (i) completion by SurgiCare of additional financing (in addition to the equity financing contemplated by this Agreement) on terms satisfactory to the Subscriber (the “Refinancing”), in connection with which the debt liabilities of each of IPS, DCPS, MBS and SurgiCare will be restructured, refinanced or assumed, and (ii) various other conditions identified or referred to in Section 5 below (as applicable under the terms of such Section 5) and in the IPS – SurgiCare Merger Agreement and the DCPS/MBS Merger Agreement.

     It is anticipated that following execution and delivery of this Agreement, among other things: (i) the Acquisitions will be consummated pursuant to the Acquisition Agreements, (ii) the Debt Exchange will be consummated, (iii) the Refinancing will be completed and (iv) SurgiCare and the Subscriber will enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”).

AGREEMENT

     In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

1.1. The term “Assumed Market Price” means (x) the greater of $0.55 or the Five Day Average Price, in each case divided by (y) the Reverse Split Fraction.

1.2. The term “Base IPS Bridge Amount” means an amount equal to $790,000 (together with any accrued but unpaid interest thereon), which represents the amount of loans advanced by Lakepoint to IPS on or prior to October 24, 2003 pursuant to IPS Bridge Notes.

1.3. The term “Base SurgiCare Bridge Amount” means an amount equal to $490,000 (together with any accrued but unpaid interest thereon), which represents the amount of loans advanced by Lakepoint to SurgiCare on or prior to October 24, 2003 pursuant to SurgiCare Bridge Notes.

1.4. The term “Cash Purchase Price” shall mean the difference between (x) $6,000,000 and (y) the Excess Bridge Amount.

1.5. The term “Class A Common Closing Price” means an amount equal to the Five Day Average Price divided by the Reverse Split Fraction.

1.6. The term “Closing” means the closing of the purchase of Subscription Securities, as contemplated by Section 2 of this Agreement.

1.7. The term “Dilutive Options and Warrants” means options and warrants to purchase shares of Class A Common that have an exercise price immediately after giving effect to the filing of the Amended SurgiCare Charter that is equal to or less than the Assumed Market Price.

1.8. The term “Excess Bridge Amount” means the sum of the Excess IPS Bridge Amount plus the Excess SurgiCare Bridge Amount.

1.9. The term “Excess IPS Bridge Amount” means the excess of (a) the aggregate principal amount of, and all accrued and unpaid interest on, the IPS Bridge Notes outstanding immediately prior to the Closing over (b) the Base IPS Bridge Amount.

1.10. The term “Excess SurgiCare Bridge Amount” means the excess of (a) the aggregate principal amount of, and all accrued and unpaid interest on, the SurgiCare Bridge Notes outstanding immediately prior to the Closing over (b) the Base SurgiCare Bridge Amount.

1.11. The term “Five Day Average Price” means the average of the daily average of the high and low price per share of the Pre-Split Common Stock on the American Stock Exchange, or such other stock exchange or other similar system on which the Pre-Split Common Stock shall be listed at the time, for the five trading days immediately preceding the Closing Date.

1.12. The term “Fully-Diluted SurgiCare Shares” means the number of shares of Class A Common which would be outstanding on a fully-diluted basis (calculated as set forth in the immediately following sentence) immediately after the effectiveness of the filing of the Amended SurgiCare Charter and the Recapitalization but prior to the Acquisitions, the Debt Exchange and the issuance of the Class B Common to the Subscriber pursuant hereto, rounded up to the nearest whole share. For purposes of this definition, “fully-diluted basis” shall mean the number of shares of Class A Common that would be outstanding assuming the exercise of all outstanding options, warrants and rights to acquire shares of Class A Common and the conversion or exchange of all securities convertible into, or exchangeable for, shares of Class A Common, whether or not vested or then exercisable, calculated at the maximum number of shares issuable pursuant thereto; provided, however, that all options and warrants that are not Dilutive Options and Warrants will be disregarded for purposes of such calculation, and each Dilutive Option and Warrant shall be deemed to have been exercised for a number of shares equal to (i) the maximum number of shares issuable pursuant to such Dilutive Option and Warrant multiplied by (ii) a fraction, the numerator of which is the excess of the Assumed Market Price over the exercise price of such Dilutive Option and Warrant, and the denominator of which is the Assumed Market Price.

1.13. The term “Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

1.14. The term “Reverse Split Fraction” means a number equal to 0.10.

1.15. The term “Specified Securities” means the Subscription Securities and all shares of Class A Common which have been received upon conversion of the Subscription Securities, other than any such securities which have been sold in a registered public offering or to the public pursuant to Rule 144 under the Securities Act.

1.16. The term “Subscription Securities” means a number of shares of Class B Common equal to (a) 1.02 multiplied by (b) the number of Fully-Diluted SurgiCare Shares divided by (c) 0.49.

1.17. The term “Subsidiary” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 10% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     2. Sale and Purchase of Subscription Securities.

2.1. On the terms and subject to the conditions hereof, SurgiCare hereby agrees to sell to the Subscriber, and by its acceptance hereof the Subscriber agrees to purchase from SurgiCare for investment, on the Closing Date (as defined in the IPS — SurgiCare Merger Agreement), the Subscription Securities in exchange for (x) the Cash Purchase Price in immediately available funds and (y) the surrender of the Bridge Notes by or on behalf of the Subscriber to SurgiCare for cancellation.

2.2. The sale and purchase of the Subscription Securities shall take place at the same time and location as, and shall be substantially contemporaneous with, the closings pursuant to the IPS — SurgiCare Merger Agreement and the DCPS/MBS Merger Agreement. If at any time prior to the Closing hereunder either of the Acquisition Agreements shall be terminated, either party to this Agreement may, upon notice to the other, terminate this Agreement, after which this Agreement will no longer be of any further force or effect; provided, however, that no such termination of this Agreement shall relieve any party from liability for breach prior to such termination or from its obligations under Sections 9.3 hereof.

2.3. At the Closing, against payment to SurgiCare of the Cash Purchase Price by wire transfer of immediately available funds to a single account specified by SurgiCare not less than three business days prior to the Closing and surrender of the Bridge Notes by or on behalf of the Subscriber to SurgiCare for cancellation, SurgiCare will deliver to the Subscriber certificates for the Subscription Securities acquired pursuant to Section 2.1, registered in the name of the Subscriber.

     3. Representations and Warranties of SurgiCare. SurgiCare represents and warrants to the Subscriber that:

3.1. SurgiCare is duly organized, validly existing and in good standing under the laws of the State of Delaware. SurgiCare has made available to the Subscriber true and complete copies of SurgiCare’s Certificate of Incorporation and the By-Laws as in effect on the date hereof. Prior to the Closing Date, such documents will be amended to be, as of the Closing Date, in the respective forms of the Amended SurgiCare Charter and Exhibit F (Form of Amended By-Laws).

3.2. SurgiCare has or prior to the Closing Date will have taken all corporate action required to authorize the execution and delivery of this Agreement and the issuance of the Subscription Securities and the shares of Class A Common issuable upon conversion of the Subscription Securities.

3.3. The Subscription Securities, when issued and upon payment of the purchase price therefor as contemplated by Section 2.1, will be duly authorized, validly issued, fully paid and non-assessable. SurgiCare has reserved for issuance upon conversion of the Subscription Securities shares of its Class A Common in an amount at least equal to the number of shares issuable upon such conversion (assuming for purposes of calculating such amount that (a) conversion of Class B Common will take place within ten years of the date of issuance, (b) no cash distributions will be paid to holders of Class B Common prior to such conversion and (c) at the time of such conversion the Applicable Price per Share (as defined in the Amended SurgiCare Charter) will equal 50% of the Class A Common Closing Price). Upon conversion of shares of Class B Common into Class A Common, the shares of Class A Common issuable upon such conversion will be validly issued, fully paid, non-assessable and free and clear of any and all preemptive or similar preferential rights to purchase.

3.4. All of the representations and warranties of SurgiCare set forth in the IPS – SurgiCare Merger Agreement and the Debt Exchange Agreement are true and correct; and as of the Closing Date such representations and warranties will continue to be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which will continue to be true in all respects). All of the representations and warranties of SurgiCare set forth in the DCPS/MBS Merger Agreement will be true and correct as of the date thereof; and as of the Closing Date such representations and warranties will continue to be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which will continue to be true in all respects). SurgiCare has provided the Subscriber with true and complete copies of the IPS – SurgiCare Merger Agreement, the Debt Exchange Agreement, the DCPS/MBS Merger Agreement and all material agreements and other documents relating to the Acquisitions, the Bridge Investment, the Debt Exchange and the Refinancing, including, in each case, any and all amendments thereto, and the transactions contemplated by the Amended SurgiCare Charter.

3.5. Each of the Acquisition Agreements, the Debt Exchange Agreement, the Registration Rights Agreement and this Agreement is, or at or prior to the Closing will be, a legal, valid and binding obligation of SurgiCare and each other party thereto, enforceable against SurgiCare and such other parties in accordance with its respective terms.

3.6. Immediately after the consummation of the transactions contemplated hereby and by the Acquisition Agreements and the Debt Exchange Agreement, the shares of stock and other equity interests of SurgiCare outstanding will be owned by the Persons (or groups) and in the amounts set forth in Schedule 1 hereto.

3.7. In reliance on the representations and warranties of the Subscriber contained in Section 4.2 hereof, no registration of the offer or sale of the Subscription Securities to the Subscriber hereunder is required under the Securities Act.

     4. Representations and Warranties of the Subscriber. The Subscriber represents and warrants that:

4.1. The Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder. The Subscriber has the funds, or access to the funds, necessary to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Subscriber and is the legal, valid and binding obligation of the Subscriber enforceable against it in accordance with the terms hereof and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary action on the part of the Subscriber. The execution and delivery of this Agreement by the Subscriber, and the performance by the Subscriber of its obligations hereunder, will not result in a material breach or material default under any organizational document, agreement, instrument or other document by which the Subscriber is bound or otherwise result in a material violation of any instrument, judgment, decree, order, statute, rule or regulation by which Subscriber is bound.

4.2. Investment Representations.

(a) The Subscriber has been advised that the Subscription Securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Subscriber is aware that SurgiCare is under no obligation to effect any such registration with respect to the Subscription Securities (except solely to the extent, if any, provided in the Acquisition Agreements or the Registration Rights Agreement) or to file for or comply with any exemption from registration. The Subscriber is purchasing the Subscription Securities to be acquired hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. The Subscriber has such knowledge and experience in financial and business matters, including investments in companies similar to SurgiCare, that the Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Subscriber is an accredited investor as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act. The Subscriber was not organized for the sole purpose of investing in the Subscription Securities.

(b) The Subscriber has had an opportunity to discuss SurgiCare’s business, management and financial affairs with SurgiCare’s executive officers. The Subscriber has also had an opportunity to ask questions and receive answers from the executive officers of SurgiCare concerning the terms and conditions of the offering of the Subscription Securities and to obtain the information it believe necessary or appropriate to evaluate the suitability of an investment in the Subscription Securities.

     5. Conditions to Purchase of Subscription Securities.

5.1. SurgiCare’s obligation to issue and sell the Subscription Securities shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Subscriber contained in this Agreement shall be true and correct as of the Closing, and the Subscriber shall have delivered to SurgiCare a certificate duly executed on behalf of the Subscriber, by a general partner or other duly authorized senior representative, certifying that the condition set forth in this Section 5.1(a) has been satisfied; and

(b) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligation to close under the Acquisition Agreements (other than any conditions relating to the consummation of the purchase and sale of the Subscription Securities under this Agreement or the Debt Exchange) shall have been satisfied or waived by SurgiCare.

5.2. The Subscriber’s obligation to purchase and pay for the Subscription Securities shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of SurgiCare contained in this Agreement shall be true and correct as of the Closing, and SurgiCare shall have delivered to the Subscriber a certificate duly executed on behalf of SurgiCare by its chief executive officer and chief financial officer certifying that the condition set forth in this Section 5.2(a) has been satisfied;

(b) the Amended SurgiCare Charter shall have been authorized and approved by all corporate and other action required therefor; and the Amended SurgiCare Charter shall have been filed with the Secretary of State of the State of Delaware and shall have become effective under the General Corporation Law of the State of Delaware;

(c) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligations to close under the Debt Exchange Agreement, and all conditions to the obligation of Brantley III and Brantley Capital to close under the Debt Exchange Agreement, shall have been satisfied without giving effect to any waiver thereof other than waivers consented to in writing by the Subscriber;

(d) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligations to close under the IPS — SurgiCare Merger Agreement, and all conditions to IPS’ obligation to close under the IPS — SurgiCare Merger Agreement, shall have been satisfied without giving effect to any waiver thereof other than waivers consented to in writing by the Subscriber;

(e) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to SurgiCare’s obligations to close under the DCPS/MBS Merger Agreement, and all conditions to the obligation of DCPS and MBS to close under the DCPS/MBS Merger Agreement, shall have been satisfied without giving effect to any waiver thereof other than waivers consented to in writing by the Subscriber;

(f) on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, the Debt Exchange and each of the Acquisitions shall have been consummated;

(g) the Subscriber’s completion and satisfaction with the results of its legal, accounting, tax, regulatory and business due diligence review of IPS, SurgiCare, DCPS and MBS;

(h) the Subscriber’s satisfaction with the form and substance of all documentation with respect to the Debt Exchange, the Acquisitions and the related transactions (including but not limited to execution and delivery of agreements, in form and substance satisfactory to the Subscriber, with respect to the continued employment of key personnel);

(i) the Subscriber shall have received such other certificates, opinions of counsel and other documents as the Subscriber shall have specified in connection with the Closing, including without limitation confirmations of legal opinions delivered by counsel to SurgiCare, IPS, DCPS and MBS;

(j) the Subscriber’s satisfaction that no material adverse change has occurred between December 31, 2002 and the Closing Date with respect to the business, assets, condition (financial or otherwise) or prospects of SurgiCare, IPS, DCPS or MBS or any of their respective Subsidiaries (or the Subscriber’s decision to elect to close notwithstanding any such material adverse change but without waiving or releasing any other rights of the Subscriber with respect to any such material adverse change);

(k) the obtaining of all necessary governmental, regulatory and other approvals, including but not limited to the approval by the stockholders of IPS and SurgiCare, as provided in the IPS — SurgiCare Merger Agreement;

(l) the Refinancing shall have been consummated on terms and in form satisfactory to the Subscriber;

(m) the trade payables of SurgiCare and its Subsidiaries shall have been settled or restructured on terms satisfactory to the Subscriber;

(n) all outstanding litigation matters and legal proceedings involving SurgiCare or its Subsidiaries shall have been settled on terms satisfactory to the Subscriber;

(o) the Subscriber’s satisfaction that the Class A Common shall continue to be listed on the American Stock Exchange from and after the Closing Date, and that the Class A Common issuable upon conversion of the outstanding Class B Common has been approved for such listing upon notice of issuance;

(p) SurgiCare shall have duly executed and delivered to the Subscriber the Registration Rights Agreement and such other documents as the Subscriber may reasonably request in connection with the transactions contemplated hereby;

(q) the capital structure of each SurgiCare Subsidiary shall have been resyndicated in a manner satisfactory to the Subscriber; and

(r) each of the Persons set forth on Schedule 2 hereto have entered into a lock-up agreement in form and substance satisfactory to the Subscriber.

     6. Covenants.

6.1. SurgiCare will furnish each registered holder from time to time of any of the Specified Securities the following:

6.1.1 As soon available, and in any event within 120 days after the end of each fiscal year of SurgiCare, the consolidated balance sheet of SurgiCare and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of SurgiCare and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of SurgiCare and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

6.1.2 As soon as available and in any event within 60 days after the end of each fiscal quarter of SurgiCare, the consolidated balance sheet of SurgiCare and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of SurgiCare and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail.

6.1.3 Promptly after the filing thereof, any documents filed by SurgiCare with the Securities and Exchange Commission.

6.2. SurgiCare shall cause to be kept on an appropriate basis, and each registered holder from time to time of any of the Specified Securities, and each representative of any such holder, shall have access to, appropriate books, records and accounts.

6.3. From time to time upon request of any registered holder from time to time of any of the Specified Securities, or any representative of any such holder (including without limitation accountants and legal counsel), SurgiCare will furnish to such holder or representative such information regarding the business of SurgiCare and its Subsidiaries (including materials furnished to the directors of SurgiCare or any of its Subsidiaries at or in connection with meetings of their respective boards of directors or committees thereof) as such holder or representative may reasonably request. Each such holder or representative shall have the right during normal business hours to make an independent examination of the books and records of SurgiCare and any of its Subsidiaries, to make copies, notes and abstracts therefrom, and to discuss their business, affairs and financial condition with the officers, employees and accountants of SurgiCare and its Subsidiaries. Each such holder or representative shall have the right during normal business hours to consult with and advise management of SurgiCare and its Subsidiaries on significant business issues, including management’s proposed annual operating plans, and management will make itself available to meet with such holder or representatives regularly during each year at SurgiCare’s and its Subsidiaries’ facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans; provided, however, that no such holder or representative shall thereby have any right to direct the management or policies of SurgiCare or any of its Subsidiaries.

6.4. If and for so long as the Subscriber holds Specified Securities and does not have a representative on SurgiCare’s Board of Directors, SurgiCare shall invite the Subscriber to send one representative (a “Representative”) to attend in a nonvoting observer capacity all meetings of SurgiCare’s Board of Directors and, in this respect, shall give the Subscriber’s Representative copies of all notices, minutes, consents, and other material that SurgiCare provides to its directors; provided, however, that SurgiCare reserves the right to exclude the Subscriber’s Representative from access to any material or meeting or portion thereof if SurgiCare believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. The Subscriber’s Representative may participate in discussions of matters brought to SurgiCare’s Board of Directors. The rights of the Subscriber set forth in this Section shall also apply to all committees of SurgiCare’s Board of Directors and to the boards of directors (and all committees thereof) of all Subsidiaries of SurgiCare.

6.5. SurgiCare shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of effecting the conversion of the shares of Class B Common, such number of its shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common, and if at any time the number of authorized but unissued shares of Class A Common shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common, SurgiCare shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose.

     7. Indemnification.

7.1. SurgiCare will indemnify, exonerate, defend and hold the Subscriber and each of its partners, shareholders, Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Subscriber Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, losses (including, without limitation, any diminution in the value of the Subscription Securities or in the shares of Class A Common or other securities into which the Subscription Securities may be converted in the future), liabilities, amounts paid in settlement, judgments and damages, and any and all expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Losses”), incurred by the Subscriber Indemnitees or any of them as a result of, arising out of, or relating to: (a) any breach of any representation, warranty or agreement by SurgiCare or any misrepresentation by SurgiCare in this Agreement or the Debt Exchange Agreement or (b) any breach of any representation, warranty or agreement of SurgiCare, IPS, DCPS or MBS or any misrepresentation by SurgiCare, IPS, DCPS, MBS or any of their respective officers, directors, stockholders, owners or affiliates under the IPS — SurgiCare Merger Agreement, the DCPS/MBS Merger Agreement or any other agreement entered into (or certificate or instrument delivered) in connection with any of such agreements or in connection with the transactions contemplated thereby (without giving effect, in the case of the IPS – SurgiCare Merger Agreement, to any update of disclosure schedules occurring subsequent to the date hereof). If and to the extent that the foregoing undertaking may be unenforceable for any reason, SurgiCare hereby agrees to make the maximum contribution to the payment and satisfaction of each of such Indemnified Losses which is permissible under applicable law. None of the Subscriber Indemnitees shall be liable to SurgiCare or any of its affiliates for any act or omission suffered or taken by such Subscriber Indemnitee that does not constitute either breach of this Agreement or gross negligence or willful misconduct.

7.2. The Subscriber will indemnify, exonerate, defend and hold SurgiCare harmless from and against any and all Indemnified Losses resulting from, arising out of or relating to any breach of any representation, warranty or agreement of the Subscriber in this Agreement or any misrepresentation by the Subscriber in this Agreement. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Subscriber hereby agrees to make the maximum contribution to the payment and satisfaction of such Indemnified Losses of SurgiCare which is permissible under applicable law.

7.3. If any third party notifies either SurgiCare or the Subscriber with respect to any matter (a “Third Party Claim”) which may give rise to a claim (an “Indemnified Claim”) with respect to which such notified party may seek indemnification hereunder (such party, in such capacity, being referred to herein as an “Indemnified Party”), then the Indemnified Party will promptly give written notice to the party (the “Indemnifying Party”) against which such indemnification may be sought; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 7, except to the extent such delay actually and materially prejudices the Indemnifying Party.

7.3.1 The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 7.3. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Indemnified Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (d) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (e) the Third Party Claim does not relate to or otherwise arise in connection with taxes or any criminal or regulatory enforcement action, (f) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (g) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does so defend an Indemnified Party and such Indemnified Party elects to retain separate co-counsel, such retention shall be at such Indemnified Party’s sole cost and expense and the Indemnifying Party will cooperate with such separate counsel to allow it to participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

7.3.2 The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of an Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of such Indemnified Party, as applicable, from all liabilities arising or relating to, or in connection with the Third Party Claim and (c) involves no finding or admission of any violation of law or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party.

7.3.3 If the Indemnifying Party does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 7.3.1 within 15 days after the Indemnified Party has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith). If such notice and evidence is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 7.3.1 or 7.3.2 is or becomes unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 7.3.3 the Indemnifying Party will (a) advance the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (b) remain responsible for any and all other Indemnified Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 7.

7.3.4 Each party to this Agreement, in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 10.2 are incorporated herein by reference, mutatis mutandis.

7.4. The indemnification provisions of this agreement shall survive without limitation as to time for as long as may be permitted under applicable law and without regard to any expiration or termination of any underlying representation, covenant or other obligation relating to or giving rise to an indemnification obligation under this Agreement.

     8. Restrictions on Transfer.

8.1. Restrictive Securities Act Legend. All certificates representing Specified Securities shall bear a legend in substantially the following form:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR A LEGAL OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

8.2. Termination of 8.1 Restrictions. The restrictions imposed by Section 8 hereof upon the transferability of Specified Securities shall cease and terminate as to any particular Subscription Securities (i) when, in the opinion of Ropes & Gray LLP or other counsel reasonably acceptable to SurgiCare, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Specified Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Specified Securities or such Specified Securities shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Issuer, without expense, new certificates not bearing the legend set forth in Section 8.1 hereof.

     9. Miscellaneous.

9.1. Entire Agreement; Prior Agreement Superseded. This Agreement and the other agreements referred to herein set forth the entire understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter, including without limitation the Prior Agreement, which Prior Agreement is terminated in its entirety.

9.2. Amendment. This Agreement can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.

9.3. No-Shop; Break-up Fee and Expenses.

9.3.1 SurgiCare will comply fully with the terms of the IPS – SurgiCare Merger Agreement, including, without limitation, the provisions of Section 6.03 thereof relating to non-solicitation of alternative SurgiCare Acquisition Transactions (as defined in the IPS – SurgiCare Merger Agreement), subject to the provisions of clause (b) of such Section 6.03.

9.3.2 Except as set forth below, all Expenses (as defined below) incurred in connection with this Agreement, the Acquisitions and the other transactions contemplated hereby will be paid by the party incurring such expenses. “Expenses” as used in this Agreement include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financing sources, appraisers, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to (a) the due diligence review and analysis of

SurgiCare, IPS, DCPS, MBS, the Acquisitions and the other transactions contemplated hereby, (b) the negotiation and documentation of related agreements and (c) the proxy solicitation process as well as the process for obtaining any governmental or other third party consent for the foregoing transactions; and as used herein such term will specifically include all “Expenses” as defined in the IPS – SurgiCare Merger Agreement.

9.3.3 SurgiCare will reimburse the Subscriber for all Expenses actually incurred by or on behalf of the Subscriber prior to termination of the IPS – SurgiCare Merger Agreement, upon the termination of the IPS – SurgiCare Merger Agreement:

(a) by SurgiCare or IPS pursuant to (i) Section 8.01(c) of the IPS – SurgiCare Merger Agreement if at the time of such termination any of the conditions set forth in Section 7.03 of the IPS – SurgiCare Merger Agreement have not been satisfied or (ii) Section 8.01(f) of the IPS – SurgiCare Merger Agreement;

(b) by IPS pursuant to Section 8.01(d), Section 8.01(i) or Section 8.01(l) of the IPS – SurgiCare Merger Agreement; or

(c) by SurgiCare pursuant to Section 8.01(j) or Section 8.01(n) of the IPS – SurgiCare Merger Agreement.

9.3.4 In addition to any amount payable in accordance with Section 9.3.3, SurgiCare agrees to pay to Subscriber a non-refundable fee equal to $3,000,000 if:

(a) (i) SurgiCare or IPS terminates the IPS – SurgiCare Merger Agreement pursuant to Section 8.01(c) or Section 8.01(f), and (ii) SurgiCare consummates, or enters into an agreement or letter of intent with respect to (or SurgiCare’s Board of Directors resolves or announces an intention to enter into such agreement or letter of intent with respect to), a Business Combination (as defined below) with any Person, entity or group within 18 months of such termination;

(b) IPS terminates the IPS – SurgiCare Merger Agreement pursuant to Section 8.01(d) of the IPS – SurgiCare Merger Agreement;

(c) (i) IPS terminates the IPS – SurgiCare Merger Agreement pursuant to Section 8.01(i) or Section 8.01(l) of the IPS – SurgiCare Merger Agreement, and (ii) SurgiCare consummates, or enters into an agreement or letter of intent with respect to (or SurgiCare’s Board of Directors resolves or announces an intention to enter into such agreement or letter of intent with respect to), a Business Combination with any Person, entity or group within 18 months of such termination; or

(d) SurgiCare terminates the IPS – SurgiCare Merger Agreement pursuant to Section 8.01(j) or Section 8.01(n) of the IPS – SurgiCare Merger Agreement.

9.3.5 In addition to any other rights or remedies Subscriber may have, in the event that SurgiCare breaches its obligations under Section 2 of this Agreement, SurgiCare agrees to (a) pay to Subscriber a non-refundable fee equal to $3,000,000 (to the extent that such fee is not payable under Section 9.3.4 hereof) and (b) reimburse the Subscriber for all Expenses incurred by or on behalf of the Subscriber.

9.3.6 Any payment required to be paid pursuant to this Section 9.3 will be made promptly by wire transfer of same day funds but in no event later than:

(a) in the case of termination by IPS, two business days following such termination pursuant to Section 8.01 of the IPS – SurgiCare Merger Agreement; provided, however, that any fee payable pursuant to Section 9.3.4(a) or (c) will be payable no later than two business days prior to the closing of the Business Combination referred to in clauses (a)(ii) and (c)(ii) of Section 9.3.4;

(b) in the case of termination by SurgiCare, prior to the date of such termination; provided, however, that any fee payable pursuant to Section 9.3.4(a) will be payable prior to the occurrence of the first to occur of the events described in Section 9.3.4(a)(ii); and

(c) in the case of a payment due under Section 9.3.5, no later than two business days following written demand by the Subscriber.

9.3.7 For purposes of this Section 9.3, “Business Combination” means (i) a merger, consolidation, share exchange, business combination or similar transaction involving SurgiCare as a result of which SurgiCare’s stockholders prior to such transaction cease to own at least 80% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) in the proportion they owned such shares prior to such transaction, (ii) a sale, lease, exchange, transfer, public offering in respect of, or other disposition of more than 20% of the assets of SurgiCare and the SurgiCare Subsidiaries (as defined in the IPS – SurgiCare Merger Agreement), taken as a whole, in either case, in a single transaction or a series of related transactions, or (iii) the acquisition, by a Person, group or entity of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 20% of the outstanding SurgiCare Old Common Stock (as defined in the IPS – SurgiCare Merger Agreement) (or in the case of any Person, group or entity beneficially owning in excess of 20% of the SurgiCare Old Common Stock outstanding on the date hereof, the acquisition of any additional shares of SurgiCare Old Common Stock by such Person, group or entity), in either case, whether from SurgiCare or by tender or exchange offer or otherwise.

9.3.8 If the Closing occurs, SurgiCare agrees to pay on demand (i) all Expenses actually incurred by the Subscriber (or any of its affiliates) and (ii) any out-of-pocket expenses actually incurred by the Subscriber, its general partner or any of the Subscriber’s other affiliates in connection with the provision of services to SurgiCare or any of its Subsidiaries or the attendance at any meeting of the board of directors (or any committee thereof) of SurgiCare or any of its Subsidiaries.

9.3.9 SurgiCare acknowledges that the agreements contained in this Section 9.3 are an integral part of this Agreement, and that, without these agreements, Subscriber would not enter into this Agreement; accordingly, if SurgiCare fails to pay any amounts due pursuant to this Section 9.3, and, in order to obtain any such payment, the Subscriber commences a legal proceeding which results in a judgment against SurgiCare for such amounts, SurgiCare will pay to the Subscriber all costs and expenses (including reasonable attorneys’ fees) in connection with such proceeding, together with interest on all such amounts at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made.

9.4. Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives; provided, however, that prior to the Closing, no assignment of the Subscriber’s rights hereunder will, without the consent of SurgiCare, relieve the Subscriber of its obligations hereunder; and, after the Closing, the Subscriber may not assign any of the Subscriber’s rights hereunder except in connection with a transfer of Specified Securities in compliance with the terms and conditions of Section 8 of this Agreement.

9.5. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any Subscription Securities.

9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     10. Governing Law; Arbitration.

10.1. Governing Law. This Agreement and all claims arising hereunder or in connection herewith shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts within the County of New York of the State of New York. Each of the parties hereto by execution hereof: (i) hereby irrevocably submits to the jurisdiction of the federal and state courts within the County of New York in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New

York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified below its signature hereon is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that such service of process does not constitute good and sufficient service of process.

10.3. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 10.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

10.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 10 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

SurgiCare, Inc.
Amended and Restated Stock Subscription Agreement

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed, under seal, as of the date first above written by their officers or other representatives thereunto duly authorized.

THE ISSUER:	SURGICARE, INC.

	By	/s/ Keith G. LeBlanc Name: Keith G. LeBlanc Title: President and Chief Executive Officer

Address:	12727 Kimberly Lane, Suite 200 Houston, TX 77024

THE SUBSCRIBER:	BRANTLEY PARTNERS IV, L.P.

	By:	Brantley Venture Management IV, L.P., its general partner

	By	/s/ Paul H. Cascio Name: Paul H. Cascio Title: General Partner

Address:	Lakepoint 3201 Enterprise Pkwy., Suite 350 Beachwood, OH 44122

Schedule 1
to Amended and Restated Stock Subscription Agreement

Pro Forma Equity Ownership at Closing

Holder or Group	Shares

Brantley Partners IV, L.P., as the Subscriber under this Stock Subscription Agreement	100% of the outstanding shares of Class B Common as of Closing (which, after satisfaction of preference amount, will be convertible into and constitute 51% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan)

Former stockholders of SurgiCare, Inc.	A number of shares of Class A Common, representing 50% of the outstanding shares of Class A Common as of Closing (which, assuming payment to Class B holders of full preference amount in cash and then conversion of Class B shares, will represent 24.5% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan)

Former debt holders and stockholders of Integrated Physicians Solutions, Inc. (“IPS”) (which will include Brantley III and Brantley Capital in their capacity as stockholders and debt holders of IPS)	A number of shares of Class A Common, representing 50% of the outstanding shares of Class A Common as of Closing (which, assuming payment to Class B holders of full preference amount in cash and then conversion of Class B shares, will represent 24.5% of Class A Common before dilution by shares issued in connection with DCPS/MBS Acquisition and management option plan)

DCPS/MBS Sellers (assumes a Class A Common Closing Price of at least $.70 per share)	A number of shares of Class C Common equal to 14,060,606 times the Reverse Split Fraction. In addition, a number of shares of Class A Common equal to 757,575 times the Reverse Split Fraction will be reserved for issuance upon the direction of the DCPS/MBS Sellers

Management Option Plan	A number of shares of Class A Common equal to approximately 10% of the total Class A Common outstanding after all of the transactions contemplated by this Agreement (including the Acquisitions) will be reserved for issuance upon exercise of options issued to management (including options issued to replace former options issued by IPS)

Schedule 2
to Amended and Restated Stock Subscription Agreement

American International Industries, Inc.
International Diversified Corporation, Ltd.

Exhibits

Exhibit A	–	Form of Amended SurgiCare Charter
Exhibit B	–	Form of IPS – SurgiCare Merger Agreement
Exhibit C	–	Form of DCPS/MBS Merger Agreement
Exhibit D	–	Form of Debt Exchange Agreement
Exhibit E	–	Form of SurgiCare Registration Rights Agreement
Exhibit F	–	Form of Amended and Restated By-Laws for SurgiCare

ANNEX I

Integrated Physician Solutions, Inc.

Financial Statements
Years Ended December 31, 2003 and 2002

Integrated Physician Solutions, Inc.

Financial Statements
Years Ended December 31, 2003 and 2002

Integrated Physician Solutions, Inc.

Contents

Independent Auditors’ Report	2
Consolidated Financial Statements
Balance sheets	3
Statements of operations	4
Statements of redeemable convertible preferred stock and stockholders’ deficit	5
Statements of cash flows	6
Organization and summary of accounting policies	7-13
Notes to consolidated financial statements	14-29

Independent Auditors’ Report

Integrated Physician Solutions, Inc.
Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of Integrated Physician Solutions, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Physician Solutions, Inc. at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative working capital and has a net capital deficiency, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

Atlanta, Georgia
March 5, 2004

2

December 31,	2003	2002
Assets
Current
Cash and cash equivalents	$50,274	$8,134
Accounts receivable, less allowance for doubtful accounts and reserve for contractual allowances of $3,156,592 and $3,155,017, respectively	2,469,874	1,816,656
Inventory	127,535	129,520
Prepaid expenses	331,726	265,001

Total current assets	2,979,409	2,219,311
Property and equipment, net	361,866	502,939
Intangible assets, net	7,813,458	10,897,357
Other long-term assets	82,023	49,372

	$11,236,756	$13,668,979

Integrated Physician Solutions, Inc.

Consolidated Balance Sheets

December 31,	2003	2002
Liabilities
Current liabilities
Accounts payable and accrued expenses	$3,727,089	$3,310,336
Deferred revenue	162,395	72,260
Current portion of capital leases	55,331	71,633
Current portion of long-term debt	7,231,054	4,443,383

Total current liabilities	11,175,869	7,897,612
Capital lease obligation, net of current portion	23,170	82,533
Long-term debt, net of current portion	2,210,929	1,222,301

Total liabilities	13,409,968	9,202,446

Redeemable convertible preferred stock (including accrued dividends)
Series A redeemable convertible preferred stock, $0.001 par value; 772,900 shares authorized, 175,000 shares issued and outstanding in 2003 and 2002, respectively	997,500	997,500
Series A-1 redeemable convertible preferred stock, $0.001 par value; 71,028 shares authorized, 71,028 shares issued and outstanding in 2003 and 2002, respectively	361,527	361,527
Series A-2 redeemable convertible preferred stock, $0.001 par value; 2,200,000 shares authorized, 1,653,000 and 1,982,500 shares issued and outstanding in 2003 and 2002, respectively	10,456,002	11,035,917
Series B redeemable convertible preferred stock, $0.001 par value; 474,375 shares authorized, 334,375 shares issued and outstanding in 2003 and 2002, respectively	476,484	476,484

Total redeemable convertible preferred stock	12,291,513	12,871,428

Commitments and Contingencies
Stockholders’ deficit
Common stock, $0.001 par value; 8,121,878 shares authorized, 2,821,500 and 2,969,496 shares issued and outstanding in 2003 and 2002, respectively	2,821	2,969
Additional paid in capital	9,392,506	9,392,358
Treasury stock (111,817 shares) at cost	(625,000)	(625,000)
Accumulated deficit	(23,235,052)	(17,175,222)

Total stockholders’ deficit	(14,464,725)	(8,404,895)

	$11,236,756	$13,668,979

See accompanying summary of accounting policies and notes to financial statements.

3

Integrated Physician Solutions, Inc.

Consolidated Statements of Operations

Years ended December 31,	2003	2002
Revenues
Net patient service revenue	$23,912,067	$22,149,751
IntegriMED and other	371,085	174,918

Total revenues	24,283,152	22,324,669

Operating expenses
Physician compensation	10,177,827	9,668,073
Direct clinical expenses	4,862,353	4,267,596
Operating expenses	4,101,010	3,860,027
General and administrative	3,498,522	3,076,857
Provision for bad debts	1,986,564	1,660,516
Professional and consulting fees	929,179	912,795
Depreciation and amortization	680,494	730,660
Charge for impairment of intangible assets	2,560,906	—

Total operating expenses	28,796,855	24,176,524

Loss from continuing operations before other income (expense) and income taxes	(4,513,703)	(1,851,855)

Other income (expense)
Interest expense	(784,008)	(599,392)
Other expense	(24,034)	(31,077)

Other income (expense), net	(808,042)	(630,469)

Loss from continuing operations before income taxes	(5,321,745)	(2,482,324)
Income taxes	—	—

Loss from continuing operations	(5,321,745)	(2,482,324)
Discontinued operations
Income from operations of discontinued component, including gain on disposal of $245,438	—	463,330

Net loss	(5,321,745)	(2,018,994)
Preferred stock dividends	(738,085)	(793,000)

Net loss attributable to common stockholders	$(6,059,830)	$(2,811,994)

See accompanying summary of accounting policies and notes to financial statements.

4

	Redeemable Convertible Preferred Stock
	Series A		Series A-1		Series A-2
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at January 1, 2002	175,000	$997,500	71,028	$361,527	1,982,500	$10,242,917
Dividends accrued and unpaid	—	—	—	—	—	793,000
Treasury stock reacquired	—	—	—	—	—	—
Net loss	—	—	—	—	—	—

Balance, at December 31, 2002	175,000	997,500	71,028	361,527	1,982,500	11,035,917
Dividends accrued and unpaid	—	—	—	—	—	738,085
Exchange of 329,500 shares of Series A-2 preferred for subordinated convertible debenture					(329,500)	(1,318,000)
Treasury stock reacquired	—	—	—	—	—	—
Net loss	—	—	—	—	—	—

Balance, at December 31, 2003	175,000	$997,500	71,028	$361,527	1,653,000	$10,456,002

Integrated Physician Solutions, Inc.

Consolidated Statements of Redeemable Convertible Preferred Stock
and Stockholders’ Deficit
Years Ended December 31, 2003 and 2002

Series B		Common stock			Treasury Stock
							Accumulated	Stockholders’
Shares	Amount	Shares	Amount	APIC	Shares	Amount	Deficit	Deficit
334,375	$476,484	3,220,488	$3,220	$9,580,351	(111,817)	$(625,000)	$(14,363,228)	$(5,404,657)
—	—	—	—	—	—	—	(793,000)	(793,000)
—	—	(250,992)	(251)	(187,993)	—	—	—	(188,244)
—	—	—	—	—	—	—	(2,018,994)	(2,018,994)

334,375	476,484	2,969,496	2,969	9,392,358	(111,817)	(625,000)	(17,175,222)	(8,404,895)
—	—	—	—	—	—	—	(738,085)	(738,085)
—	—	(147,996)	(148)	148	—	—	—	—
—	—	—	—	—	—	—	(5,321,745)	(5,321,745)

334,375	$476,484	2,821,500	$2,821	$9,392,506	(111,817)	$(625,000)	$(23,235,052)	$(14,464,725)

5

Integrated Physician Solutions, Inc.

Consolidated Statements of Cash Flows

Years ended December 31,	2003	2002
Operating activities
Net loss	$(5,321,745)	$(2,018,994)
Adjustments to reconcile net loss to net cash used in operating activities:
Charge for impairment of intangible assets	2,560,906	—
Bad debt expense	1,986,564	1,660,516
Depreciation and amortization	680,494	741,221
Amortization of debt issuance costs	22,982	38,000
Loss on disposal of property and equipment	—	17,615
Gain on disposition of discontinued component	—	(245,438)
Changes in operating assets and liabilities:
Accounts receivable	(2,639,780)	(1,858,506)
Inventory	1,984	(61,291)
Prepaid expenses and other assets	(66,723)	(4,959)
Other assets	(55,633)	14,145
Accounts payable and accrued expenses	416,753	(425,423)
Deferred revenues	90,135	72,260

Net cash used in operating activities	(2,324,063)	(2,070,854)

Investing activities
Purchase of property and equipment	(16,428)	(44,766)
Proceeds from the sale of discontinued component	—	1,904,502

Net cash provided by investing activities	(16,428)	1,859,736

Financing activities
Repayments of capital lease obligations	(75,665)	(77,267)
Net borrowings on line of credit	(191,672)	80,322
Repayments of note payable	(917,691)	(363,358)
Advances on term loans	3,567,659	470,000

Net cash provided by financing activities	2,382,631	109,697

Net increase (decrease) in cash	42,140	(101,421)
Cash and cash equivalents, beginning of period	8,134	109,555

Cash and cash equivalents, end of period	$50,274	$8,134

Supplemental cash flow information
Non-cash financing and investing activities
Lease proceeds used to purchase equipment	$—	$52,659
Converted 392,500 shares of Series A-2 redeemable convertible preferred stock to subordinated convertible debenture	$1,318,000	$—

Cash during the year for:
Income taxes	$—	$—
Interest	$436,998	$393,931

See accompanying summary of accounting policies and notes to financial statements.

6

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

Organization	Integrated Physician Solutions, Inc. (“IPS” and the “Company”), a Delaware corporation, formerly Pediatric Physician Alliance, Inc., was formed in 1996 to provide physician practice management services to general and subspecialty pediatric practices. The Company commenced its business activities upon consummation of several physician practice business combinations effective January 1, 1999, as described in Note 2. IPS currently provides comprehensive management, administrative and other business services to its acquired and contracted medical groups in selected markets throughout the United States through its business unit, Pediatric Physician Alliance (“PPA”). The Company’s headquarters are in Roswell, Georgia, with practice operations in Ohio, California, Texas, Illinois, and New Jersey.

IntegriMED, Inc. (“IntegriMED”), a wholly owned subsidiary of IPS, is an integrator of business software and clinical systems designed to optimize the business performance of a medical office. IntegriMED deploys, hosts, and manages access to applications that are delivered over secure networks to multiple parties from an offsite, professionally managed facility.

Principles of Consolidation	The accompanying consolidated financial statements include the accounts of the Company, IntegriMED, and its affiliated medical groups. The affiliated medical groups are consolidated in accordance with EITF 97-2 (See Net Patient Service Revenues below). All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Although these estimates are based on management’s knowledge, actual results could differ from those estimates.

Cash and Cash Equivalents	The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

7

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

Revenue Recognition	IPS records revenue based on patient services provided by its affiliated medical groups and for services provided by IntegriMED to its customers. Net patient service revenue is impacted by billing rates, changes in Current Procedural Terminology (“CPT”) code reimbursement and collection trends. IPS reviews billing rates at each of its affiliated medical groups on at least an annual basis and adjusts those rates based on each insurer’s current reimbursement practices. Amounts collected by IPS for treatment by its affiliated medical groups of patients covered by Medicare, Medicaid and other contractual reimbursement programs, which may be based on cost of services provided or predetermined rates, are generally less than the established billing rates of IPS’ affiliated medical groups. IPS estimates the amount of these contractual allowances and records a reserve against accounts receivable based on historical collection percentages. When payments are received, the contractual adjustment is written off against the established reserve for contractual allowances. The historical collection percentage is adjusted quarterly based on actual payments received, with any differences charged against net revenue for the quarter. Given the nature of IPS’ affiliated medical groups’ primary focus on pediatrics, changes in Medicaid reimbursement rates impact net patient service revenue. IPS monitors reimbursement and legislative issues regarding Medicaid programs in each state in which it operates a medical group and adjusts the estimated contractual allowance accordingly. As pricing changes are made for Medicare, Medicaid or other contractual reimbursement programs, or as contracts with new payers are executed, IPS adjusts the estimated contractual allowance to account for changes in reimbursement. Additionally, IPS tracks cash collection percentages for each medical group on a monthly basis, setting quarterly and annual goals for cash collections, bad debt write-offs and aging of accounts receivable. The Company is not aware of any material claims, disputes or unsettled matters with third party payers and there have been no material settlements with third party payers for the years ended December 31, 2003 and 2002.

IntegriMED generates revenue based on fees charged to its customers for training, implementation, subscription services and administrative fees for management of employee benefit programs. Deferred revenue is recorded at the execution of a contract for the training and implementation fees billed and/or collected from the customer, representing amounts expected to be recognized as revenue in future periods. Training and implementation fee revenues are recognized once the applicable software systems are installed and operational and are charged at a quoted daily rate plus expenses. Subscription fee revenues, which are billed on a monthly basis, are recognized based on

8

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

contractual fee schedules in the period the services are provided. Employee benefit administrative fee revenues are recognized in the period the services are provided.

Net Patient Service Revenue	In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board (“FASB”) issued its Consensus on Issue 97-2 (“EITF 97-2”). EITF 97-2 addresses certain specific matters pertaining to the physician practice management industry. EITF 97-2 addresses the ability of physician practice management (“PPM”) companies to consolidate the results of physician practices with which it has an existing contractual relationship. Specifically, EITF 97-2 provides guidance for consolidation where PPM companies can establish a controlling financial interest in a physician practice through contractual management arrangements. A controlling financial interest exists, if, for a requisite period of time, the PPM has “control” over the physician practice and has a “financial interest” that meets six specific requirements. The six requirements for a controlling financial interest include: (a) the contractual arrangement between the PPM and physician practice (1) has a term that is either the entire remaining legal life of the physician practice or a period of 10 years or more, and (2) is not terminable by the physician practice except in the case of gross negligence, fraud, or other illegal acts by the PPM or bankruptcy of the PPM; (b) the PPM has exclusive authority over all decision making related to (3) ongoing, major, or central operations of the physician practice, except the dispensing of medical services, and (4) total practice compensation of the licensed medical professionals as well as the ability to establish and implement guidelines for the selection, hiring, and firing of them; (c) the PPM must have a significant financial interest in the physician practice that (5) is unilaterally salable or transferable by the PPM and (6) provides the PPM with the right to receive income, both as ongoing fees and as proceeds from the sale of its interest in the physician practice, in an amount that fluctuates based upon the performance of the operations of the physician practice and the change in fair value thereof. The Company and the physicians entered into contractual arrangements known as Management Service Agreements, or MSAs (See Note 4). The Company’s MSAs govern the contractual relationship with its affiliated medical groups and have forty year terms; are not terminable by the physician practice other than for bankruptcy; provide the Company with decision making authority other than related to the practice of medicine; provide for employment and non-compete agreements with the physicians with governing compensation; provide the Company the right to assign, transfer or sell its interest in the physician practice and assign the rights of the MSAs; provide the

9

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

Company with the right to receive a management fee based on results of operations and the right to the proceeds from a sale of the practice to an outside party or, at the end of the MSA term, to the physician group. Based on this analysis, the Company has determined that its contracts meet the criteria of EITF 97-2 for consolidating the results of operations of the affiliated medical groups and has adopted EITF 97-2 in its statement of operations. EITF 97-2 also has addressed the accounting method for future combinations with individual physician practices. The Company believes that, based on the criteria set forth in EITF 97-2, any future acquisitions of individual physician practices will be accounted for under the purchase method of accounting.

Segment Reporting	Pursuant to paragraph 26 of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined that it has two reportable segments — PPA and IntegriMED. The reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology, operational support and marketing strategies. The Company’s reportable segments consist of the pediatric medical groups that provide patient care operating under the MSAs and IntegriMED, a provider of access to applications and services to physicians and medical groups. Management chose to aggregate the MSAs into a single operating segment consistent with the objective and basic principles of SFAS 131 based on similar economic characteristics, including the nature of the products and services, the type of customer for their services, the methods used to provide their services and in consideration of the regulatory environment under Medicare and HIPAA.

Capitated Contracts	Revenue is recognized over the applicable coverage period on a per member basis for covered members. Deferred revenue is recorded when premium payments are received in advance of the applicable coverage period.

The Company establishes accruals for costs incurred in connection with capitated contracts it negotiates on behalf of the physicians who practice in its affiliated medical groups based on historical trends. Any contracts that would have a realized loss would be immediately accrued for and the loss would be charged to operations. For the years ended December 31, 2003 and 2002, approximately 4.7% and 4.9% of the Company’s total revenues, respectively, were derived from capitated arrangements.

10

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts	The Company’s affiliated medical groups grant credit without collateral to its patients, most of whom are insured under third-party payor arrangements. The provision for bad debts that relates to patient service revenues is based on an evaluation of potentially uncollectible accounts. The allowance for doubtful accounts represents the estimate of the uncollectible portion of accounts receivable.

Property and Equipment	Property and equipment are recorded at cost and are depreciated or amortized on a straight-line basis over the estimated useful lives of the assets as follows:

Furniture and fixtures	5 Years
Office and medical equipment	5 Years
Computer equipment (hardware and software)	3 Years
Leasehold improvements	3 Years

Fair Value of Financial Instruments	The Company estimates that the carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and short-term debt, approximate their fair values due to the relatively short maturity of these instruments. The Company’s term loan has a variable interest rate; accordingly, the term loan is deemed to be stated at fair value. There are no quoted market prices available for the Company’s preferred stock and there are no known financial instruments with similar characteristics. Accordingly, estimation of the fair value of the Company’s preferred stock at December 31, 2003 and 2002 was not practicable.

Income Taxes	The Company is a corporation subject to federal and state income taxes. Income taxes have been provided using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.”

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and unused tax operating loss carryforwards.

Industry Risks	The health care industry is subject to numerous laws and regulations at all levels of government. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. In recent years, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws could result in significant fines and penalties

11

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

as well as significant payments for services previously billed. The Company is subject to similar regulatory reviews. A determination of liability under any such laws could have a material effect on the Company’s financial position, results of operations, changes in stockholders’ deficit, and cash flows.

The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation.

Recent Accounting Pronouncements	In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Many of such instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for fiscal periods beginning after December 15, 2004 for nonpublic entities. The Statement is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance of the date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. Management believes that the adoption of this Statement will not have a significant impact on the financial position, results of operations or cash flows of the Company.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have any impact on the Company’s financial position or result of operations.

12

Integrated Physician Solutions, Inc.

Organization and Summary of Accounting Policies

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities”. FIN No. 46 (as revised in December 2003) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity as risk for the entity to finance its activities without additional subordinated financial support from other parties. For nonpublic companies, FIN No. 46 is applicable immediately for variable interest entities created after December 31, 2003. For all variable interest entities, the provisions of FIN No. 46 are applicable the first annual period that begins after December 15, 2004. The Company has not identified any variable interest entities at this time and does not expect FIN No. 46 to have any effect on its consolidated financial statements.

Reclassifications	Certain amounts in 2002 have been reclassified to be consistent with amounts presented in 2003.

13

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

1.	Going Concern	The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations, has negative working capital and has a net capital deficiency, and scheduled maturities of debt aggregate $7,200,000 in 2004. Additionally, on August 25, 2003 DVI, Inc. the parent organization of the Company’s primary lenders, DVI FS and DVI BC, filed a petition with the U. S. Superior Court for protection under Chapter 11 of the U. S. Bankruptcy Code. The inability of DVI, Inc. to re-organize and emerge from the bankruptcy process may negatively impact the Company’s ability to obtain debt financing in the future. As DVI focuses on its own internal problems, its credit lending activities and underwriting may become more restrictive, causing management of the Company to seek financing elsewhere under less favorable terms. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management hopes to relieve its liquidity problems through a proposed merger with SurgiCare, Inc. (AMEX:SRG), an outpatient ambulatory surgery center management company located in Houston, Texas. In addition to the merger, SurgiCare, Inc. plans to purchase the businesses of two physician billing companies, also located in Houston, Texas. In connection with this merger and purchase, an affiliate of one of the Company’s significant holders of preferred stock, Brantley Venture IV, L.P., plans to invest approximately $7,300,000 in cash (part of which will be used to acquire the two other businesses) and debt in exchange for a majority ownership interest of the newly combined companies. The financial statements do not include any adjustments that might result from the outcome of the going concern uncertainty.

2.	Acquisitions	Effective January 1, 1999, the Company consummated eight simultaneous business combinations with five primary care pediatric groups and three pediatric specialist groups. In addition, the Company acquired a small physician practice in September 1999. These acquisitions were accounted for as purchase transactions.

As a result of these transactions, the Company recorded intangible assets of approximately $15,436,000 (including approximately $322,000 in other direct acquisition costs), which were being amortized over 25 years, the estimated useful life of the Management Service Agreements (“MSAs”) (See Note 4).

In connection with these acquisitions, the Company entered into MSAs with the medical groups to provide physician practice management services, as defined in each practice MSA. The MSAs are for terms of

14

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

40 years and cannot be terminated by either party without cause, primarily bankruptcy or material default. As defined in the MSAs, the management fee is either fixed or equal to a percentage of practice net operating income, as defined in each practice MSA.

3.	Property and Equipment	Property and equipment consist of the following:

	2003	2002
Furniture and fixtures	$111,286	$111,286
Medical equipment	170,686	183,095
Leased equipment	364,095	364,095
Office equipment	310,324	303,923
Computer equipment (hardware and software)	302,701	278,103
Leasehold improvements	262,154	262,154

	1,521,246	1,502,656
Less accumulated depreciation and amortization	(1,159,380)	(999,717)

	$361,866	$502,939

4.	Intangible Assets	In July 2001, the FASB issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 eliminates pooling-of-interest accounting and requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets and requires the Company to evaluate goodwill for impairment on an annual basis by applying a fair value test. SFAS No. 142 also requires that an identifiable intangible asset which is determined to have an indefinite useful economic life not be amortized, but separately tested for impairment using a fair value-based approach at least annually.

The Company adopted SFAS No. 142 effective January 1, 2002. As a result, the Company determined that its long-term MSAs executed as part of the business combinations consummated in 1999 are an identifiable intangible asset in accordance with paragraph 39 of SFAS No. 141. Effective January 1, 2002, previously recorded goodwill was allocated to the identifiable intangible assets, the MSAs, which arise as a result of the contractual rights of the Company with respect to those agreements. The MSAs are 40 year contracts; however, the Company is amortizing the intangible assets over 25 years. Amortization expense

15

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

for each of 2003 and 2002 for the MSAs was $522,993. The Company tested its intangible assets for impairment under the new standard in the fourth quarter of 2002, determining that no impairment had occurred for the year ended December 31, 2002. In the fourth quarter of 2003, the Company tested the intangible assets for impairment using several different methodologies, including comparisons of the medical groups’ earnings before interest, taxes, depreciation and amortization (“EBITDA”), sales multiples of EBITDA, terminal value to intangible assets and present value of future cash flows. As a result, the Company recorded a $2,560,906 charge for impairment of intangible assets, primarily related to an agreement signed in 2003, which will release a physician who practices pediatric cardiology at the Company’s medical group located in Dallas, Texas from the MSA on December 31, 2004. Intangible assets allocated to New Interlachen Pediatrics of $1,451,167 were written off in connection with the sale of that component in 2002 (see Note 13 – Discontinued Operations).

IPS has also determined that, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” this component does not qualify for discontinued operations treatment until it is disposed of at the end of 2004. Therefore, the operations and assets and liabilities of this component are included in the consolidated statements of operations and balance sheets for the years ended December 31, 2003 and 2002. Net revenues and operating income attributable to the Dallas group approximated $2,821,000 and $205,000, respectively, in 2003.

16

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

The changes in the carrying amount of intangible assets for the year ended December 31, 2003 and 2002 are as follows:

Balance January 1, 2002	$12,871,517
Write-off on sale of discontinued component	(1,451,167)
Amortization expense – 2002	(522,993)

Balance December 31, 2002	10,897,357

Amortization expenses – 2003	(522,993)
Charge for impairment	(2,560,906)

Balance December 31, 2003	$7,813,458

5. Accounts Payable and Accrued Expenses	Accounts payable and accrued expenses were as follows:

	2003	2002
Physician compensation	$1,516,112	$1,449,160
Accrued Interest-Brantley loan	729,022	402,750
Other accrued expenses	791,818	557,589
Accounts payable	690,137	900,837

	$3,727,089	$3,310,336

6. Long-Term Debt and Capital Lease Obligation	Effective June 22, 2001, the Company closed on a five-year $2,075,000 term loan (the “Term Loan”) with DVI Financial Services, Inc. (“DVI FS”) and a two-year $5,000,000 revolving credit facility (the “RLOC”) with DVI Business Credit Corporation (“DVI BC”). The maturity date of the Term Loan is April 1, 2008 and the maturity date of the RLOC is January 15, 2004. As of December 31, 2003 and 2002, the outstanding borrowings under the Term Loan and the RLOC are classified in the accompanying balance sheet in accordance with the debt repayment schedules. As security for the borrowings under the Term Loan, the Company has granted DVI FS a first priority perfected security interest in, and lien on, all of its assets.

On March 26, 2003 the Company refinanced with DVI FS the $2,075,000 five-year term loan (the “Original Term Loan”) with a $3,000,000 five-year term loan. The new loan bears interest at the 31- month treasury note rate. Repayments are $62,275 monthly

17

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

representing principal and interest. Amounts outstanding under the Term Loan as of December 31, 2003 and 2002 totaled approximately $2,741,000 and $1,627,000, respectively.

Under the terms of the RLOC agreement, revolving credit loans are to be used for general operating and capital needs, as long as requests do not exceed the borrowing base, which is equal to the lesser of (a) maximum revolving credit amount or (b) amount equal to the lesser of (i) 85% of the expected net receivable amount of eligible accounts or (ii) monthly accounts receivable collections over the immediately preceding three-month period. As security for the borrowings under the RLOC, the Company has granted DVI BC a perfected security interest in all present and future accounts receivable. Amounts outstanding under the RLOC bear interest at Prime + 2.35%, and interest is payable monthly. The Term Loan and RLOC contain certain affirmative and negative covenants. Amounts outstanding under the RLOC as of December 31, 2003 and 2002 totaled approximately $2,454,000 and $2,600,000, respectively and are classified as short-term in the accompanying consolidated balance sheet.

On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the Series A-2 convertible preferred stock for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum. The convertible debenture may be converted into the Company’s Series A-2 redeemable convertible preferred stock on demand.

During fiscal year 1999, the Company issued subordinated promissory notes payable to a majority stockholder in connection with the acquisition of physician practices. Total amounts issued were approximately $644,000, plus accrued interest. The notes payable bear interest at 15% per annum which is payable in cash each quarter or at the request of the payee in stock. The notes originally matured on September 30, 2003, but the maturity date was extended to April 15, 2004. During 2001 and 2002, the Company issued additional notes payable to the same stockholder in the amount of $720,000, plus accrued interest. These notes payable bear interest at 15% per annum which is payable in cash each quarter or at the request of the payee in stock. These notes matured on September 30, 2003, but the maturity date was also extended to April 15, 2004. Management expects to extend the maturity of these notes.

During fiscal year 1999, the Company issued a $240,000 noninterest-bearing note payable in connection with treasury shares purchased by the Company. Repayment of the note is $4,000 monthly, starting

18

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

January 1, 1999 through December 31, 2003. The carrying value of the note payable, which is reflected on a discounted present value basis, was approximately $45,000 as of December 31, 2002 and was paid in full as of December 31, 2003.

Future aggregate annual maturities of long-term debt are as follows:

Fiscal year ending	Amount
2004	$7,231,054
2005	606,307
2006	663,183
2007	725,394
2008	216,045

9,441,983
Less current portion	(7,231,054)

$2,210,929

Capital Lease Obligations

The Company has entered into several leases for computer software and hardware and to finance the renovation of several offices. These leases are accounted for as capital leases.
Future minimum lease payments are as follows:

Fiscal year ending	Amount
2004	$58,059
2005	20,982
2006	7,909
2007	555

87,505
Less amounts representing interest	(9,004)

Present value of minimum lease payments	78,501
Less current portion of capital lease	55,331

Capital lease obligation, net of current portion	$23,170

19

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

7.	Income Taxes	Significant components of the Company’s net deferred tax assets and liabilities consisted primarily of differences between book and tax treatment of deferred start-up costs and depreciation of property and equipment and net operating tax loss carryforwards.

	2003	2002
Deferred tax assets
Net operating loss — Federal and state	$3,409,000	$2,428,000
Deferred start-up costs	253,000	512,000
Depreciation	(25,000)	(39,000)
Allowance for bad debts	224,000	202,000
Deductions	1,000	2,000

Total net deferred tax assets	3,862,000	3,105,000
Valuation allowance	(3,862,000)	(3,105,000)

Net deferred tax assets	$—	$—

Based on uncertainties associated with the future realization of the deferred tax assets, the Company established a valuation allowance for the entire amount of net deferred tax assets of $3,862,000 and $3,105,000, for the years ended December 31, 2003 and 2002, respectively.

A reconciliation from the statutory federal income tax rate to the income tax expense from continuing operations is as follows for the years ended December 31, 2003 and 2002:

	2003	2002
Federal tax benefit at statutory rate	$(1,809,000)	$(844,000)
State income tax benefit, net of federal tax effect	(246,000)	(115,000)
Nondeductible writeoffs and amortization of intangible assets	1,289,000	198,000
Other	9,000	2,000
Change in valuation allowance	757,000	759,000

Income taxes	$—	$—

At December 31, 2003, the Company had net operating loss carry-

20

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

forwards of approximately $9,200,000 (federal) and $6,000,000 (state), which will begin to expire in the year 2011.

8. Redeemable Convertible Preferred Stock	The Company has been authorized to issue 772,900 shares of Series A redeemable convertible preferred stock (“Series A”), 71,028 shares of Series A-1 redeemable convertible preferred stock (“Series A-1 ”), 2,200,000 shares of Series A-2 redeemable convertible preferred stock (“Series A-2”), 474,375 shares of Series B redeemable convertible preferred stock (“Series B”), and 190,000 shares of Series C redeemable convertible preferred stock (“Series C”). Holders of Series A and Series A-2 are entitled to vote with the number of votes equal to the number of common shares into which such Series A and Series A- 2 may be converted. Series A-1, Series B, and Series C are nonvoting.

During 1996, the Company issued 772,900, 24,600, and 474,375 shares of Series A, Series A-1, and Series B preferred stock, respectively, to certain investors. Series A and Series A-1 were issued at $4 per share, and Series B was issued at $1 per share.

On January 26, 1999, in connection with the acquisition of the medical groups described in Note 2, the Company entered into an agreement to redeem the Series A and Series B shares, including accrued dividends, owned by Brantley Venture Partners III (“BVP”), at book value, which approximates the redemption value. Total shares redeemed by the Company were 686,000 shares of Series A at $4 per share and 171,500 shares of Series B at $1 per share. Total shares issued in connection with the redemption were 857,500 shares of Series A-2 at $4 per share. On January 27, 1999, BVP co-invested with Brantley Capital Corporation (“BCC”) in the Company by buying 793,000 and 1,189,500 shares of Series A-2, respectively, for $4 per share, which includes the 857,500 shares described above. Additionally, the Company issued warrants to purchase 40,000 and 60,000 shares of the Company’s common stock to BVP and BCC, respectively, at $3.17 per share. The warrants expire on January 28, 2009. Holders of Series A and Series A-2 are entitled to vote with the number of votes equal to the number of common shares into which such Series A and Series A-2 may be converted. On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the Series A-2 convertible preferred stock in exchange for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum, due on demand. The convertible debenture may be converted into the Company’s Series A-2 convertible preferred stock on demand.

At December 31, 2003, IPS has reserved 3,684,408 shares of common stock and 150,000 shares of Series C for the redemption of the

21

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

convertible preferred stock, exercise of warrants, and other future issuances.

Series A and Series A-1 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable (i) one-half in Series A or Series A-1 shares at the annual rate of $.05 per share for each share and (ii) one-half at the board’s discretion of either (a) Series A or Series A-1 shares at the annual rate of $.05 per share for each share or (b) cash at the annual rate of $.20 for each share. Such dividends shall accrue, even if not declared, until December 31, 2000, unless a public offering or merger occurs, at which time they shall be due and payable, as provided in the Amended and Restated Certificate of Incorporation dated January 27, 1999. Dividends have been accrued through December 31, 2000.

The Series A-2 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable at the annual rate of $.40 for each share. Such dividends shall accrue, even if not declared, and shall be declared and paid in cash in equal installments on the first day of January, April, July, and October immediately following the original issue date. Dividends have been accrued through December 31, 2003.

The Series B preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable (i) one-half in Series B at the annual rate of $.05 per share for each share and (ii) one-half, at the board’s discretion, of either (a) Series B at the annual rate of $.05 per share for each share or (b) cash at the annual rate of $.05 for each share, but only if all accrued dividends and distributions on the Series A, Series A-1, and Series A-2 preferred stock have been paid in full prior to the date of any such declaration. Such dividends shall accrue, even if not declared, until December 31, 2000, unless a public offering or merger occurs, at which time they shall be due and payable as provided in the Amended and Restated Certificate of Incorporation dated January 27, 1999. Dividends have been accrued through December 31, 2000.

Each share of Series A, Series A-1, Series A-2, and Series B preferred stock may be converted, at the option of the holder, into one share of common stock. Any preferred shares which remain outstanding on the closing date of a public offering or a merger or consolidation of PPA with another company shall automatically convert on the same basis and at the same conversion price into common stock.

22

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

On or after October 6, 2002, each share of Series A, Series A-1, and Series B preferred stock is redeemable at the request of the holders if any of the following have not occurred: (i) a public offering, (ii) a public merger, or (iii) any liquidation, dissolution, or winding up of affairs. The redemption price is equal to the greater of the fair market value of the shares or $4 per share, plus accrued and unpaid dividends, whether declared or not, for Series A and A-1, and $1 per share, plus accrued and unpaid dividends, whether declared or not, for Series B. Redemption, at the request of the holder, shall occur as follows: (i) one-third of the outstanding shares shall be redeemed on October 6, 2002, (ii) one-third of the outstanding shares shall be redeemed on October 6, 2003, and (iii) one-third of the outstanding shares shall be redeemed on October 6, 2004. As of December 31, 2003 no shares have been redeemed.

On or after January 27, 2005, each share of Series A-2 preferred stock is redeemable at the request of the holders if any of the following have not occurred: (i) a public offering, (ii) a public merger, or (iii) any liquidation, dissolution, or winding up of affairs. The redemption price is equal to the greater of the fair market value of the shares of $4 per share, plus accrued and unpaid dividends, whether declared or not. Redemption, at the request of the holder, shall occur as follows: (i) one third of the outstanding shares shall be redeemed on January 27, 2005, (ii) one-third of the outstanding shares shall be redeemed on January 27, 2006 and (iii) one-third the outstanding shares shall be redeemed on January 27, 2007.

In the event of IPS’ liquidation, the holders of Series A, Series A-1, and Series A-2 are entitled to receive $4 per share, and the holders of Series B are entitled to receive $1 per share, plus an amount equal to all accrued and unpaid dividends thereon.

9. Common Stock	The Company’s original charter and bylaws authorized the issuance of 1,500,000 shares of common stock. On October 4, 1996, the Company’s board of directors amended and restated such charter and bylaws to authorize the issuance of up to 8,121,875 shares of common stock. The Company issued 2,744,007 shares of common stock in connection with the acquisition of the physician practices. As of December 31, 2003, the Company had 2,821,500 shares of common stock issued.

23

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

During fiscal year 2002, the Company reacquired and cancelled 250,992 common shares related to the sale of a practice to its physicians. During fiscal year 2003, the Company reacquired and cancelled 147,996 shares related to settlement of certain litigation and the resignation of one physician.

11. Long-Term Incentive Plan	The Company has a long-term incentive stock option plan for employees, officers, consultants, advisors, and directors of the Company. The option price at the date of grant approximates the market value of the stock, and therefore, the plan is generally noncompensatory. The stock options and warrants expire ten years from the date of grant. The options generally become exercisable beginning one year from the grant date with vesting periods of one, four, or five years.

The Company accounts for the stock options and warrants under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” which requires compensation costs to be recognized only when the option price differs from the market price at the grant date. SFAS No. 123, “Stock-Based Compensation,” allows a company to follow APB Opinion No. 25 with an additional disclosure that shows what the Company’s pro forma net loss would have been using the compensation model under SFAS No. 123. Under SFAS No. 123, the fair values for these options were estimated at the date of grant using an option pricing model with the following assumptions: a risk-free interest rate of 4.0%, no dividend yield, expected volatility rate of ..01%, annual forfeiture rate of 3%, and expected life of the options between one and four years. In fiscal year 2003, the estimated fair values for these options were calculated using the Black-Scholes option pricing method. The pro forma effect of expensing such options was not significant.

Stock option activity is summarized as follows:

	Number of	Option
2003	shares	Price
Outstanding at beginning of period	701,611	$.01 – $.75
Options forfeited	(52,500)	$.01 – $.75
Options granted	110,000	$.01 – $.75

24

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

Outstanding at December 31, 2003	759,111	$.01 - $.75

Exercisable at December 31, 2003	713,828	$.01 - $.75

	Number of	Option
2002	shares	Price
Outstanding at beginning of period	519,111	$.01-$.75
Options forfeited	(67,000)	$.01-$.75
Options granted	249,500	$.01-$.75

Outstanding at December 31, 2002	701,611	$.01-$.75

Exercisable at December 31, 2002	300,886	$.01-$.75

25

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

12.	Segment Reporting	The following table summarizes key financial information, by reportable segment, for the years ended December 31, 2003 and 2002, respectively.

	December 31, 2003
	PPA	IntegriMED	Total
Net revenue	$23,912,067	$371,081	$24,283,152
Income (loss) from continuing operations	(836,560)	(696,184)	(1,532,744)
Depreciation and amortization	632,276	3,938	636,214
Total assets	10,778,392	240,232	11,018,624

	December 31, 2002
	PPA	IntegriMED	Total
Net revenue	$22,149,751	$174,918	$22,324,669
Income (loss) from continuing operations	1,703,971	(322,632)	1,381,340
Depreciation and amortization	654,535	1,995	656,530
Total assets	13,409,085	54,690	13,463,775

The following schedules provide a reconciliation of the key financial information by reportable segment to the consolidated totals found in IPS’ consolidated balance sheets and statements of operations.

	2003	2002
Net revenue
Total revenues for reportable segments	$24,283,152	$22,324,669
Adjustments	—	—

Total consolidated revenues	$24,283,152	$22,324,669

Income (loss) from continuing operations
Total income (loss) from continuing operations for reportable segments	$(1,532,744)	$1,381,340
IPS corporate overhead	(1,282,504)	(1,575,592)
Elimination of intercompany transactions	(1,698,455)	(1,657,603)

Total consolidated loss from continuing operations	$(4,513,703)	$(1,851,855)

26

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

	2003	2002
Depreciation and amortization
Total depreciation and amortization for reportable segments	$636,214	$656,530
IPS corporate depreciation and amortization	44,280	74,130

Total consolidated depreciation and amortization	$680,494	$730,660

Total assets
Total assets for reportable segments	$11,018,624	$13,463,775
IPS corporate assets	6,749,700	5,623,660
Elimination of intercompany balances	(6,531,568)	(5,418,456)

Total consolidated assets	$11,236,756	$13,668,979

13. Discontinued Operations	New Interlachen Pediatrics, Inc. (“NIP”), a component of PPA located in Maitland, Florida, entered into an Asset Purchase Agreement, effective March 31, 2002, with New Interlachen Pediatrics, P.A., the physician group from whom PPA purchased NIP and employer of the physicians practicing medicine at NIP, for the sale of substantially all of the assets used exclusively by NIP in connection with its practice of pediatric medicine. The purchase price for the assets was $1,904,502 in cash plus 250,992 shares of the common stock of IPS owned by certain individual physicians of NIP and was consummated on April 30, 2002. In addition, as of the closing date, the parties agreed to terminate the MSA and waive and release all claims between the parties. The details of the transaction are as follows:

27

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

2002
Sales price	$2,092,746
Assets, other than intangible assets	(530,551)
Intangible assets	(1,451,167)
Liabilities	134,410

Net gain on sale	$245,438

The sale of NIP has been classified as a discontinued operation. The relevant timing and information regarding the NIP sale are provided above relating to the discontinued operation. The revenue for NIP during the period prior to sale was $1,454,807 and the pre-tax income was $217,892.

14. Commitments and Contingencies	The Company leases office space and certain equipment under noncancelable operating lease agreements, which expire in 2010. The leases may be renewed under terms to be negotiated by the Company and the lessors. Minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

Fiscal year ending	Amount
2004	$1,099,786
2005	911,924
2006	769,298
2007	698,408
2008	316,348
Thereafter	315,782

Total	$4,111,546

Rent expense related to operating leases amounted to approximately $1,126,886 and $1,042,466 for the year ended December 31, 2003 and 2002, respectively.

The Company has entered into certain employment agreements that include noncompete and confidentiality provisions and provides key executives with minimum base pay, annual incentive awards, and other fringe benefits. The Company expenses all costs related thereto in the period the service is rendered by the employee. In the event of death,

28

Integrated Physician Solutions, Inc.

Notes to Consolidated Financial Statements

disability, termination with or without cause, voluntary employee termination, or change in ownership of the Company, the Company may be partially or wholly relieved of its financial obligations to such individuals. However, under certain circumstances, a change in control of the Company may provide an extension of the compensation to the employees possessing employment contracts. At December 31, 2003 and 2002, the Company was contractually obligated to pay approximately $528,000 as base annual compensation to certain key executives.

The Company and its affiliated medical groups are insured with respect to medical malpractice risks on a claims-made basis. In the opinion of management, the amount of potential liability with respect to these claims will not materially affect the Company’s financial position or results of operations.

The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company’s financial position or results of operations.

IPS is involved in an arbitration proceeding pursuant to the MSA between IPS and Children’s Advanced Medicine, Inc. (“CAM”). The dispute involves the balance owed the CAM for pre-merger accounts receivable and the amount owed IPS for excess compensation paid to CAM physicians. No material adverse impact on IPS is foreseeable at present.

29

ANNEX J

DENNIS CAIN
PHYSICIAN SOLUTIONS, LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Independent Auditors’ Report

Board of Directors
Dennis Cain Physician Solutions, Ltd.
Houston, Texas

We have audited the accompanying balance sheets of Dennis Cain Physician Solutions, Ltd., a Texas limited partnership, (the “Partnership”) as of December 31, 2003 and 2002, and the related statements of operations, owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dennis Cain Physician Solutions, Ltd. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

MANN, FRANKFORT, STEIN & LIPP CPAs, L.L.P.

Houston, Texas
March 10, 2004

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

C O N T E N T S

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash	$388,030	$238,211
Accounts receivable — trade	256,262	234,223
Prepaid expenses	1,998	12,658

TOTAL CURRENT ASSETS	646,290	485,092
PROPERTY AND EQUIPMENT
Automobile	5,500	5,500
Office furniture and equipment	273,643	258,523
Leasehold improvements	72,737	43,050

	351,880	307,073
Less: accumulated depreciation	(253,380)	(205,927)

NET PROPERTY AND EQUIPMENT	98,500	101,146

TOTAL ASSETS	$744,790	$586,238

LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$58,491	$73,240
Accrued expenses	60,066	59,694

TOTAL CURRENT LIABILITIES	118,557	132,934
OWNERS’ EQUITY	626,233	453,304

TOTAL LIABILITIES AND OWNERS’ EQUITY	$744,790	$586,238

See notes to financial statements

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2002
REVENUES	$4,010,797	$3,767,024
OPERATING EXPENSES	3,255,532	3,790,120

INCOME (LOSS) FROM OPERATIONS	755,265	(23,096)
OTHER INCOME (EXPENSE)
Interest income	546	2,457
Interest expense	—	(1,727)

TOTAL OTHER INCOME	546	730

NET INCOME (LOSS)	$755,811	$(22,366)

See notes to financial statements

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
STATEMENTS OF OWNERS’ EQUITY
YEARS ENDED DECEMBER 31, 2003 AND 2002

Balance, January 1, 2002	$587,520
Distributions	(111,850)
Net loss	(22,366)

Balance, December 31, 2002	453,304
Distributions	(582,882)
Net income	755,811

Balance, December 31, 2003	$626,233

See notes to financial statements

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$755,811	$(22,366)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	47,453	67,518
Changes in operating assets and liabilities:
Accounts receivable	(22,039)	13,039
Prepaid expenses	10,660	(2,066)
Accounts payable and accrued expenses	(14,377)	38,624

NET CASH PROVIDED BY OPERATING ACTIVITIES	777,508	94,749
CASH FLOWS FROM INVESTING ACTIVITIES
Cash payments for purchases of property and equipment	(44,807)	(104,752)

NET CASH USED IN INVESTING ACTIVITIES	(44,807)	(104,752)
CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line of credit	—	(84,000)
Distributions	(582,882)	(111,850)

NET CASH USED IN FINANCING ACTIVITIES	(582,882)	(195,850)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	149,819	(205,853)
CASH AND CASH EQUIVALENTS, beginning of year	238,211	444,064

CASH AND CASH EQUIVALENTS, end of year	$388,030	$238,211

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for interest	$—	$1,727

See notes to financial statements

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization: Dennis Cain Physician Solutions, Ltd. (the “Partnership”) is a Texas limited partnership. The Partnership is engaged in the business of billing and collecting accounts receivable for physicians and clinical laboratories. Effective August 31, 2003, the Partnership changed its ownership structure from a limited liability company to a limited partnership.

Revenue Recognition: The Partnership earns revenues based on a percentage of collections of customer receivables. Revenue is recognized when customer receivables are collected. Consulting fees are based on project fees or hourly rates. Revenue is recognized when the services are provided.

Property and Equipment: Property and equipment is stated at cost. The Partnership depreciates property and equipment over the estimated useful lives by the straight-line method as follows:

Automobile	5 years
Office furniture and equipment	5-7 years
Leasehold improvements	Remaining term of lease

Depreciation expense was $47,453 and $67,518 for the years ended December 31, 2003 and 2002, respectively.

Repairs and Maintenance: Major additions or improvements to property and equipment are capitalized and depreciated over the estimated useful lives. Routine repair and maintenance costs are expensed as incurred.

Accounts Receivable: The Partnership records uncollectible accounts receivable using the direct write-off method of accounting for bad debts. Historically, the Partnership has experienced minimal credit losses and has not written-off any material accounts during 2003 or 2002. Thus, at December 31, 2003 and 2002, there was no allowance for bad debts.

Federal Income Taxes: In lieu of corporate income taxes, the partners of a limited partnership and the members of a limited liability company are taxed on their proportionate share of the Partnership’s taxable income. Therefore, no provision or liability for current federal income taxes has been included in these financial statements.

Advertising Costs: Advertising costs are charged to earnings as incurred and amounted to $10,189 and $18,708 for the years ended December 31, 2003 and 2002, respectively.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE B – CONCENTRATION OF CREDIT RISK

During 2003 and 2002, the Partnership had monies deposited in bank accounts which were in excess of the federally insured limits. Each account is insured by the Federal Deposit Insurance Corporation up to $100,000. The Partnership monitors the financial condition of the bank and has experienced no losses associated with these accounts.

Substantially all of the Partnership’s revenues are from customers whose activities are related to the healthcare industry. The Partnership closely monitors the collection of receivables and experienced no material losses associated with these accounts.

NOTE C – LINE OF CREDIT

The Partnership has a $100,000 line of credit with a bank with interest at prime plus 1%, is due on demand and is secured by accounts receivable and property and equipment. The line was renewed in February 2003 and matures January 2004. As of March 10, 2003, the Partnership has not renewed their line of credit.

NOTE D – LEASE COMMITMENTS

The Partnership leases office space and certain computer equipment under lease agreements which are accounted for as operating leases.

Future minimum lease payments, by year and in the aggregate, under the operating leases with terms of one year or more are as follows:

Years Ending December 31,
2004	$159,377

Rent expense amounted to $152,414 and $119,816 for the years ended December 31, 2003 and 2002, respectively.

NOTE E – MAJOR CUSTOMERS

During 2003, the Partnership had three customers which accounted for approximately 36% of total revenues and had an outstanding accounts receivable balance of $34,561 at December 31, 2003.

During 2002, the Partnership had three customers which accounted for approximately 50% of total revenues and had an outstanding accounts receivable balance of $60,046 at December 31, 2002.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Preliminary Proxy Statement of SurgiCare, Inc. of our report dated January 16, 2004, on our audits of the financial statements of Dennis Cain Physician Solutions, L.L.C.

/s/ Mann, Frankfort, Stein & Lipp CPAs, L.L.P.

February 11, 2004

Houston, Texas

ANNEX K

MEDICAL BILLING SERVICES, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002

Independent Auditors’ Report

Board of Directors
Medical Billing Services, Inc.
Houston, Texas

We have audited the accompanying balance sheets of Medical Billing Services, Inc. (the “Company”) as of September 30, 2003 and 2002, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Billing Services, Inc. as of September 30, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Houston, Texas
January 16, 2004

MEDICAL BILLING SERVICES, INC.
FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 AND 2002

C O N T E N T S

MEDICAL BILLING SERVICES, INC.
BALANCE SHEETS

	September 30,
	2003	2002
ASSETS
CURRENT ASSETS
Cash	$60,914	$51,087
Accounts receivable — trade	756,796	608,963
Other receivables	13,964	13,964
Prepaid expenses	26,531	20,244

TOTAL CURRENT ASSETS	858,205	694,258
PROPERTY AND EQUIPMENT
Computer equipment	56,318	56,318
Furniture and equipment	95,748	73,470
Software	148,459	133,471
Leasehold improvements	11,975	11,975

	312,500	275,234
Less: accumulated depreciation	(213,948)	(164,001)

NET PROPERTY AND EQUIPMENT	98,552	111,233
OTHER ASSETS
Deposits	32,445	32,445

TOTAL ASSETS	$989,202	$837,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,075	$22,203
Accrued expenses	221,411	199,438
Deferred income taxes	203,168	150,974
Current portion of capital lease	14,460	13,351

TOTAL CURRENT LIABILITIES	450,114	385,966
CAPITAL LEASE, net of current portion	35,127	49,587

TOTAL LIABILITIES	485,241	435,553
STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 2,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	114,000	114,000
Retained earnings	418,961	317,383

	533,961	432,383
Less: treasury stock, at cost	(30,000)	(30,000)

TOTAL STOCKHOLDERS’ EQUITY	503,961	402,383

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$989,202	$837,936

See notes to financial statements.

MEDICAL BILLING SERVICES, INC.
STATEMENTS OF INCOME

	Year Ended September 30,
	2003	2002
REVENUES	$6,060,302	$4,827,806
OPERATING EXPENSES	5,905,085	4,698,546

INCOME FROM OPERATIONS	155,217	129,260
OTHER INCOME (EXPENSE)
Interest expense	(4,552)	—
Interest income	2,595	4,515
Gain on sale of asset	512	—

TOTAL OTHER INCOME (EXPENSE)	(1,445)	4,515

INCOME BEFORE INCOME TAXES	153,772	133,775
FEDERAL INCOME TAX EXPENSE — DEFERRED	(52,194)	(47,578)

NET INCOME	$101,578	$86,197

See notes to financial statements.

MEDICAL BILLING SERVICES, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED SEPTEMBER 30, 2003 AND 2002

		Additional			Total
	Common	Paid-in	Treasury	Retained	Stockholders'
	Stock	Capital	Stock	Earnings	Equity
Balance, October 1, 2001	$1,000	$114,000	$(30,000)	$231,186	$316,186
Net income	—	—	—	86,197	86,197

Balance, September 30, 2002	1,000	114,000	(30,000)	317,383	402,383
Net income	—	—	—	101,578	101,578

Balance, September 30, 2003	$1,000	$114,000	$(30,000)	$418,961	$503,961

See notes to financial statements.

MEDICAL BILLING SERVICES, INC.
STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$101,578	$86,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	50,778	55,322
Gain on sale of asset	(512)	—
Deferred income taxes	52,194	47,578
Changes in operating assets and liabilities:
Accounts receivables — trade	(147,833)	(184,474)
Prepaid expenses and other assets	(6,287)	(20,250)
Accounts payable and accrued expenses	10,845	44,459
NET CASH PROVIDED BY OPERATING ACTIVITIES	60,763	28,832
CASH FLOWS FROM INVESTING ACTIVITIES
Cash payments for purchases of property and equipment	(41,585)	(48,822)
Proceeds from sale of asset	4,000	—

NET CASH USED IN INVESTING ACTIVITIES	(37,585)	(48,822)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	—	(14,516)
Principal payments on capital lease	(13,351)	—

NET CASH USED IN FINANCING ACTIVITIES	(13,351)	(14,516)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,827	(34,506)
CASH AND CASH EQUIVALENTS, beginning of year	51,087	85,593

CASH AND CASH EQUIVALENTS, end of year	$60,914	$51,087

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for interest	$4,552	$651

NON-CASH TRANSACTIONS
Purchase of property and equipment financed through capital lease	$—	$62,938

See notes to financial statements.

MEDICAL BILLING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 AND 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Medical Billing Services, Inc. (the “Company”) was incorporated in 1985 as a Texas corporation and provides quality billing and collection and practice management services to hospital based physicians and clinics. The Company has three offices located in Houston, Arlington and Brownsville, Texas.

Revenue Recognition: The Partnership earns revenues based on a percentage of collections of customer receivables. Revenue is recognized when customer receivables are collected. Consulting fees are based on project fees or hourly rates. Revenue is recognized when the services are provided.

Property, Plant and Equipment: Property, plant and equipment is stated at cost. The Company depreciates property and equipment over the estimated useful lives by the straight-line method as follows:

Computer equipment	7 years
Furniture and fixtures	7 years
Software	3-5 years
Leasehold improvements	Remaining term of lease

Depreciation expense was $50,778 and $55,322 for the years ended September 30, 2003 and 2002, respectively.

Repairs and Maintenance: Major additions or improvements to property and equipment are capitalized and depreciated over the estimated useful lives. Routine repair and maintenance costs are expensed as incurred.

Accounts Receivable: The Company records uncollectible accounts receivable using the direct write-off method of accounting for bad debts. Historically, the Company has experienced minimal credit losses and has not written-off any material accounts during 2003 or 2002. At September 30, 2003 and 2002, there was no allowance for doubtful accounts.

Federal Income Taxes: The liability method is used in accounting for income taxes, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future tax returns. Deferred tax assets and liabilities are adjusted for tax rate changes in the year changes are enacted. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company’s tax returns.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MEDICAL BILLING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 AND 2002

NOTE B — CONCENTRATION OF CREDIT RISK

During 2003 and 2002, the Company had monies deposited in bank accounts which were in excess of the federally insured limits. Each account is insured by the Federal Deposit Insurance Corporation up to $100,000. The Company monitors the financial condition of the bank and has experienced no losses associated with these accounts.

Substantially all of the Company’s revenues are from customers whose activities are related to the healthcare industry. The Company closely monitors the collection of receivables and experienced no material losses associated with these accounts.

NOTE C — LEASES

The Company leases office space and certain computer equipment under lease agreements which are accounted for as operating leases. In addition, the Company leases certain computer equipment under capital leases.

Future minimum lease payments, by year and in the aggregate, under these leases with terms of one year or more are as follows:

	Capital	Operating
Year Ending September 30,	Leases	Leases
2004	$17,904	$195,168
2005	17,904	180,698
2006	20,412	21,528

Total minimum lease payments	56,220	$397,394

Less: amounts representing interest	6,633

Present value of minimum lease payments	49,587
Less: current portion	14,460

	$35,127

Property and equipment includes the following amounts for leases that have been capitalized:

Furniture and equipment	$62,938
Less: accumulated amortization	12,588

$50,350

MEDICAL BILLING SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 AND 2002

NOTE C — LEASES (Continued)

Amortization expense for property and equipment under the capital lease is included in depreciation expense.

Rent expense amounted to $292,504 and $273,379 for the years ended September 30, 2003 and 2002, respectively.

NOTE D — FEDERAL INCOME TAXES

Deferred income taxes result primarily from the use of the cash basis method for tax reporting purposes.

NOTE E — PROFIT SHARING PLAN

The Company maintains a profit sharing plan which includes safe harbor 401(k) and profit sharing features. To be eligible, an employee must be 18 years of age and complete one year of service with the Company. In accordance with the plan, a participant may contribute an amount up to IRS limits. The Company will contribute 100% of participants’ salary deferrals up to 3% of the participants’ compensation plus 50% of participants’ salary deferrals between 3% and 5% of participants’ compensation. These matching contributions are fully vested. The Company may elect to make discretionary profit sharing contributions which vest over 6 years. Contributions of $42,466 and $15,155 were made by the Company during the years ended September 30, 2003 and 2002, respectively.

NOTE F — MAJOR CUSTOMERS

During 2003, the Company had five customers which accounted for approximately 62% of total revenues and had an outstanding accounts receivable balance of $350,679 at September 30, 2003.

During 2002, the Company had four customers which accounted for approximately 51% of total revenues and had an outstanding accounts receivable balance of $221,791 at September 30, 2002.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Preliminary Proxy Statement of SurgiCare, Inc. of our report dated January 16, 2004, on our audits of the financial statements of Medical Billing Services, Inc.

/s/ Mann, Frankfort, Stein & Lipp CPAs, L.L.P.

February 11, 2004

Houston, Texas

ANNEX L

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURGICARE, INC.

(Including Change of Name to Orion HealthCorp, Inc.)

     SurgiCare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

     A. The name of this Corporation is SurgiCare, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 20, 1984 under the name Technical Coatings Incorporated.

     B. This Amended and Restated Certificate of Incorporation has been adopted in accordance with Sections 242 and 245 of the DGCL.

     C. This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation by restating in its entirety the text of the Certificate of Incorporation to read as follows:

1. NAME.

     The name of this Corporation is Orion HealthCorp, Inc.

2. REGISTERED OFFICE.

     The registered office of this Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. PURPOSE.

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. Capital Stock.

     4.1. Authorized Shares; Reverse Stock Split.

     4.1.1. Authorized Shares. The total number of shares of capital stock that the Corporation has authority to issue is One Hundred Seventeen Million (117,000,000) shares, consisting of:

(a)	Seventy Million (70,000,000) shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”);

(b)	Twenty-Five Million (25,000,000) shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”);

(c)	Two Million (2,000,000) shares of Class C Common Stock, par value $0.001 per share (“Class C Common Stock”); and

(d)	Twenty Million (20,000,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

     4.1.2. Reverse Split. Effective upon the filing of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock, par value $0.005 per share (collectively, the “Pre-Split Common Stock”), shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one-tenth (0.10) of a share of Class A Common Stock (the “Post-Split Common Stock”) and the par value of each such share shall be reduced to $0.001 (the reduction of shares and par value, the “Reverse Stock Split”). Each holder of a certificate or certificates of Pre-Split Common Stock (the “Pre-Split Certificates,” whether one or more) shall be entitled to receive, upon surrender of such Pre-Split Certificates to the Corporation for cancellation, a certificate or certificates of the Post-Split Common Stock (the “Post-Split Certificates,” whether one or more), which will equal the number of shares represented by such Pre-Split Certificates divided by ten (10) and rounded down to the nearest whole number. No script or fractional shares certificates will be issued for Pre-Split Common Stock in connection with the Reverse Stock Split. Each holder of a number of shares of Pre-Split Common Stock not evenly divisible by ten (10) as of the Effective Time of the Reverse Stock Split will, in lieu of receiving fractional shares, receive a cash payment (the “Fractional Share Payment”) in U.S. dollars equal to the product of: (a) the fractional share times (b) [$___].1 Subject to the treatment of fractional shares as described above, Pre-Split Certificates will be deemed for all purposes to represent the appropriately reduced number of Post-Split

     1.     This will equal the average of the high and low trading prices for the SurgiCare Common Stock over the five trading days immediately preceding the filing of this document, adjusted for the reverse split factor.

Common Stock, except that the holder of such unexchanged certificates will not be entitled to receive any distributions payable by the Corporation after the Effective Time, until the Pre-Split Certificates have been surrendered. Such distributions, if any, will be accumulated and, at the time of surrender of the Pre-Split Certificates, all such unpaid distributions will be paid without interest.

     4.2. Definitions. As used in this Article 4, the following terms have the following definitions:

     4.2.1. “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     4.2.2. “Applicable Price per Share” shall mean, at any time and with respect to any share of Class A Common Stock, (a) if such determination is being made in connection with a Realization Event, the amount which would be paid as a Distribution on such share were the Corporation to be liquidated in accordance with Article 4.4.3 hereof with total Distributions being made to all Equity Securities of the Corporation equal to the Total Equity Value, determined as of such time, and (b) at all other times, the Market Price as of such time.

     4.2.3. “Board of Directors” shall mean the Board of Directors of the Corporation.

     4.2.4. “Class B Base Amount” shall mean $___.2

     4.2.5. “Class B Conversion Constant” shall mean, at any time as of which it is to be determined, one (1.0), adjusted as provided in Article 4.4.4 below.

     4.2.6. “Class B Conversion Factor” shall mean, at any time as of which it is to be determined, the sum of (a) the Class B Conversion Constant plus (b) a fraction, the numerator of which is the Remaining Class B Minimum Payment Amount and the denominator of which is the Applicable Price per Share, all determined at such time.

     4.2.7. “Class B Conversion Fraction” shall mean, with respect to each conversion of any share of Class B Common Stock into shares of Class A Common Stock pursuant to Article 4.4.5.1(a) below, a fraction, the numerator of which is the aggregate

     2.     This will equal (x) the sum of the Cash Purchase Price (as defined in the Stock Subscription Agreement) plus the aggregate amount outstanding at the closing under the Bridge Notes (as defined in the Merger Agreement) divided by (y) the total number of Class B shares issued.

number of shares of Class B Common Stock so converted in such conversion and the denominator of which is ___.[3]

     4.2.8. “Class C Antidilution Factor” shall mean, with respect to each conversion of any share of Class B Common Stock into shares of Class A Common Stock pursuant to Article 4.4.5.1(a) below, the Remaining Class C Minimum Payment Amount at the time of such conversion divided by the Applicable Price per Share used to determine the Class B Conversion Factor in connection with such conversion.

     4.2.9. “Class C Base Amount” shall mean $3.30.

     4.2.10. “Class C Conversion Constant” shall mean, at any time as of which it is to be determined, one (1.0), adjusted as provided in Article 4.4.4 below.

     4.2.11. “Class C Conversion Factor” shall mean, at any time as of which it is to be determined, a number equal to (a) the Class C Conversion Constant multiplied by (b) a fraction, the numerator of which is the Remaining Class C Minimum Payment Amount and the denominator of which is the Class C Base Amount, all determined at such time.

     4.2.12. “Class C Threshold Price” shall mean, with respect to each conversion of any share of Class B Common Stock into shares of Class A Common Stock pursuant to Article 4.4.5.1(a) below, an amount equal to the Class C Base Amount divided by the Class C Conversion Constant, all determined as at the time of such conversion.

     4.2.13. “Distributions” shall mean all distributions made to holders of Equity Securities in respect of such Equity Securities, whether by dividend or otherwise (including but not limited to: any distributions made by the Corporation to holders of Equity Securities in complete or partial liquidation of the Corporation or upon a sale of all or substantially all of the business or assets of the Corporation and its subsidiaries on a consolidated basis; any redemption or repurchase by the Corporation of any Equity Securities for any reason; any distributions made in connection with a merger, reorganization, recapitalization or exchange involving any Equity Securities; and any subdivision or increase in the number of (by stock split, stock dividend or otherwise), or any combination in any manner of, the outstanding Equity Securities); provided, however, that the following shall not be a Distribution: (a) any redemption or repurchase by the Corporation of any Equity Securities pursuant to the provisions of any agreement with any director, officer or employee of the Corporation or any of its subsidiaries, (b) any subdivision or increase in the number of (by stock split, stock dividend or otherwise), or any combination in any manner of, the outstanding shares of Common Stock in accordance with the provisions of Article 4.4.4, (c) a merger, share exchange or

     3.     This will equal the number of shares of Class B Common Stock originally issued on the date this document is filed.

consolidation after the consummation of which the stockholders of the Corporation immediately prior to such merger, share exchange or consolidation effectively have the power to elect a majority of the Board of Directors of the surviving corporation or its parent corporation or (d) any other distribution, redemption, repurchase or other action at any time when there is any share of Class B Common Stock outstanding if the holders of a majority of the shares of Class B Common Stock then outstanding determine that such distribution, redemption, repurchase or other action shall not constitute a Distribution.

     4.2.14. “Equity Security” shall mean all shares of capital stock or other equity or beneficial interests issued by or created in or by the Corporation, all stock appreciation or similar rights, and all securities or other options, rights, warrants or other agreements or instruments to acquire any of the foregoing, whether by conversion, exchange, exercise or otherwise; provided, however, that, with respect to the calculation of Applicable Price per Share at any time in connection with a Realization Event, no such convertible or exchangeable security, option, right, warrant or other agreement or instrument shall be considered an Equity Security unless, at such time, the conversion, exchange, exercise or other action with respect thereto would decrease such Applicable Price per Share.

     4.2.15. “Market Price” shall mean, on any date as of which it is to be determined, the amount per share of Class A Common Stock equal to (a) the last sale price of Class A Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Class A Common Stock is then listed or admitted to trading, or (b) if Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Class A Common Stock on such date, or (c) if there shall have been no trading on such date or if Class A Common Stock is not so designated, the average of the closing bid and asked prices of Class A Common Stock on such date as shown by the NASD automated quotation system, or (d) if Class A Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made.

     4.2.16. “NASD” shall mean The National Association of Securities Dealers, Inc.

     4.2.17. “Person” shall mean any individual, partnership, corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

     4.2.18. “Realization Event” shall mean any Transfer, in one transaction or a series of related transactions, of 20% or more of the outstanding shares of Class A Common Stock (determined after giving effect to the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock).

     4.2.19. “Remaining Class B Minimum Payment Amount” shall mean, with respect to any share of Class B Common Stock at any time, the amount that would then be required to be distributed with respect to such share pursuant to Article 4.4.3.1 below in order for no further Distributions to be payable with respect to such share pursuant to said Article 4.4.3.1.

     4.2.20. “Remaining Class C Minimum Payment Amount” shall mean, with respect to any share of Class C Common Stock at any time, the amount that would then be required to be distributed with respect to such share pursuant to Article 4.4.3.2 below in order for no further Distributions to be payable with respect to such share pursuant to said Article 4.4.3.2.

     4.2.21. “Total Equity Value” shall mean, at any time and in connection with any Realization Event, the aggregate amount paid in connection with such Realization Event for all Equity Securities of the Corporation at the time outstanding (after deduction of all commissions, fees and expenses associated with such Realization Event); provided that if less than all of the outstanding Equity Securities of the Corporation are being Transferred in such Realization Event, the aggregate value of all Equity Securities of the Corporation shall be determined by the Board of Directors based on the consideration to be paid for such Equity Securities as are to be so Transferred and the preferences, privileges, rights and other distinctive features of the Equity Securities to be so Transferred relative to the other Equity Securities of the Corporation, so that, if the Corporation were to be liquidated in accordance with Article 4.4.3 hereof with total Distributions to all Equity Securities of the Corporation equal to the aggregate value so determined, the Equity Securities to be so Transferred would receive Distributions in the amount of the consideration to be paid for such Equity Securities in such Realization Event, the determination of the Board of Directors, made in good faith, to be conclusive and final.

     4.2.22. “Transfer” shall mean a sale, transfer or other disposition for value.

     4.3. Preferred Stock. Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such number of shares, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation as described below in this Article 4.

     4.4. Common Stock. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock are referred to collectively as the “Common Stock”; and each class shall be referred to as a class of Common Stock. The shares of Common Stock shall have the rights, preferences, privileges and limitations set forth below in this Article 4.4.

     4.4.1. Shares Identical. Except as otherwise provided in this Article 4, for purposes of this Article 4, all shares of Common Stock shall, to the fullest extent permitted by applicable law, be identical in all respects and shall entitle the holders thereof to the same rights, privileges and preferences and shall be subject to the same qualifications, limitations and restrictions.

     4.4.2. Voting Rights. Subject to the powers, preferences and rights of any Preferred Stock or any other class of stock (or any series thereof) having any preference or priority over, or rights superior to, the Common Stock that the Corporation may hereafter become authorized to issue, to the fullest extent permitted by applicable law, except as otherwise provided in this Article 4, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation. Except as otherwise provided in this Article 4.4 or as otherwise required by applicable law, all holders of Common Stock shall vote together as a single class.

     4.4.2.1. Class A Common Stock. Each holder of Class A Common Stock shall be entitled to one vote with respect to each share of Class A Common Stock held by such holder.

     4.4.2.2. Class B Common Stock. Each holder of Class B Common Stock shall be entitled to ___4 votes with respect to each share of Class B Common Stock held by such holder.

     4.4.2.3. Class C Common Stock. Each holder of Class C Common Stock shall be entitled to a number of votes with respect to each share of Class C Common Stock held by such holder equal to the Class C Conversion Factor determined as of the applicable record date.

     4.4.2.4. Amendments to Certificate. Subject to the provisions of Section 242(b)(2) of the DGCL, any term or provision of this Certificate of Incorporation may be amended with the affirmative vote of holders of a majority of the votes attributable to the then outstanding shares of Common Stock; provided, however, that (a) so long as any shares of Class B Common Stock are outstanding, the Corporation shall not amend, limit or otherwise modify the powers, designations, preferences, privileges or relative, participating, optional or other special rights of the Class B Common Stock, whether by amendment or modification of this Certificate of Incorporation, by operation of a merger or

      4.     This will equal the Class B Conversion Factor determined as of the date this document is filed.

combination or otherwise in any manner, without the affirmative vote or consent of holders of more than 50% of the issued and outstanding shares of Class B Common Stock, voting as a separate class, (b) so long as any shares of Class C Common Stock are outstanding, the Corporation shall not amend, limit or otherwise modify the powers, designations, preferences, privileges or relative, participating, optional or other special rights of the Class C Common Stock, whether by amendment or modification of this Certificate of Incorporation, by operation of a merger or combination or otherwise in any manner, without the affirmative vote or consent of holders of more than 50% of the issued and outstanding shares of Class C Common Stock, voting as a separate class, and (c) that no amendment, alteration, change or repeal may be made to Articles 6, 9 or 10 below without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

     4.4.2.5. Changes in Authorized Capital Stock. Notwithstanding the provisions of Section 242(b)(2) of the DGCL or anything to the contrary in this Article 4, the number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by affirmative vote of holders of a majority of the votes attributable to the then outstanding shares of Common Stock.

     4.4.3. Distributions. Subject to the powers, preferences and rights of any Preferred Stock or any other class of stock (or any series thereof) having any preference or priority over, or rights superior to, the Common Stock that the Corporation may hereafter become authorized to issue, all Distributions shall be made to the holders of Common Stock in the following order of priority:

     4.4.3.1. Payment of Remaining Class B Minimum Payment Amount. First, the holders of the shares of Class B Common Stock (other than shares concurrently being converted into Class A Common Stock), as a single and separate class, shall be entitled to receive all Distributions until there has been paid with respect to each such share from amounts then and previously distributed pursuant to this Article 4.4.3.1 an amount equal to the Class B Base Amount plus an amount equal to nine percent (9%) per annum on the unpaid Class B Base Amount from time to time outstanding, without compounding, from the date the Class B Common Stock was first issued. The Corporation may, at any time and from time to time, make Distributions in payment of the Remaining Class B Minimum Payment Amount. Each such Distribution will be applied first to the payment of such portion, if any, of the Remaining Class B Minimum Payment Amount that does not represent the Class B Base Amount, and thereafter to the payment of the Class B Base Amount.

     4.4.3.2. Payment of Remaining Class C Minimum Payment Amount. Second, the holders of the shares of Class C Common Stock (other than shares concurrently being converted into Class A Common Stock), as a single and separate class, shall be entitled to receive all Distributions until there has been paid with respect to each such share from amounts then and previously distributed pursuant to this Article 4.4.3.2 an amount equal to the Class C Base Amount. The Corporation may, at any time and from time to time, make Distributions in payment of the Remaining Class C Minimum Payment Amount; provided, however, that the Corporation shall give to each holder of a share of Class C Common Stock not less than ten (10) days prior written notice of the record date for determining the holders of Class C Common Stock entitled to receive a Distribution pursuant to this Article 4.4.3.2, during which period each holder of Class C Common Stock may convert all or any part of the shares of Class C Common Stock held by such holder into shares of Class A Common Stock pursuant to Article 4.4.5.1 below. If at any time the Remaining Class C Minimum Payment Amount shall be equal to $0.00, then each share of Class C Common Stock then outstanding (other than shares concurrently being converted into Class A Common Stock) shall be retired and shall not be reissued, the holder thereof shall surrender the certificate evidencing such share to the Corporation at its principal place of business and, upon the filing of a certificate in accordance with Section 243 of the DGCL, the authorized shares of Class C Common Stock shall be eliminated.

     4.4.3.3. Allocation of Remaining Distribution Amount. Third, after the full required amount of Distributions have been made pursuant to Articles 4.4.3.1 and 4.4.3.2 above, all holders of the shares of Class A Common Stock and Class B Common Stock, as a single class, shall thereafter be entitled to receive all remaining Distributions pro rata based on the number of outstanding shares of Class A Common Stock and Class B Common Stock held by each holder, provided that for purposes of this Article 4.4.3.3, each share of Class B Common Stock shall be deemed to have been converted into a number of shares of Class A Common Stock equal to the Class B Conversion Constant.

     4.4.3.4. Allocation of Distributions. All Distributions pursuant to Articles 4.4.3.1, 4.4.3.2 or 4.4.3.3 above shall be made ratably among the holders of the class or classes of Common Stock in question, based on the number of shares of such class held or deemed to be held by such holders.

     4.4.4. Stock Splits and Stock Dividends. The Corporation shall not in any manner subdivide or increase the number of (by stock split, stock dividend or other similar manner), or combine in any manner, the outstanding shares of either Class B Common Stock or Class C Common Stock. The Corporation shall not in any manner subdivide or increase the number of (by stock split, stock dividend or other similar manner), or combine in any manner, the outstanding shares of Class A Common Stock unless a proportional adjustment is made to each of the Class B Conversion Constant and the Class C Conversion Constant; provided, however, the Corporation shall not make a proportional adjustment to either the Class B Conversion Constant or the Class C

Conversion Constant as a result of the Reverse Stock Split. In no event shall any such subdivision, increase or combination constitute a Distribution in respect of any share of Common Stock.

     4.4.5. Conversion of Class B Common Stock and Class C Common Stock.

     4.4.5.1. Optional Conversion.

(a)	At the option of any holder of shares of Class B Common Stock, exercisable at any time and from time to time, in whole or in part, by notice to the Corporation, each outstanding share of Class B Common Stock held by such holder shall convert into a number of shares of Class A Common Stock equal to the Class B Conversion Factor in effect at the time such notice is given.

(b)	At the option of any holder of shares of Class C Common Stock, exercisable at any time and from time to time, in whole or in part, by notice to the Corporation, each outstanding share of Class C Common Stock held by such holder shall convert into a number of shares of Class A Common Stock equal to the Class C Conversion Factor in effect at the time such notice is given.

(c)	If the Applicable Price per Share used to determine the Class B Conversion Factor in connection with any conversion of Class B Common Stock pursuant to Article 4.4.5.1(a) above is less than the Class C Threshold Price at the time of such conversion, the Corporation shall promptly give notice of such conversion to each holder of Class C Common Stock, specifying the Class B Conversion Fraction and the Class C Antidilution Factor with respect to such conversion. At the option of any holder of shares of Class C Common Stock, exercisable at any time not more than ten (10) days after such notice is given, in whole or in part, by notice to the Corporation, each outstanding share of Class C Common Stock held by such holder shall convert into a number of shares of Class A Common Stock equal to the Class C Antidilution Factor specified in such notice; provided, however, that the aggregate number of shares of Class C Common Stock so converted by any holder thereof in connection with any such notice shall not exceed a number equal to (x) the Class B Conversion Fraction specified in such notice multiplied by (y) the sum of the aggregate number of shares of Class C Common Stock held by such holder at such time plus the aggregate number of shares of Class C Common Stock which have been converted by such holder prior to such time into shares of Class A Common Stock pursuant to Article 4.4.5.1(b) above or this Article 4.4.5.1(c).

     4.4.5.2. Automatic Conversion of Class B Common Stock. If, after the payment of any Distribution in respect of the Class B Common Stock, the Remaining Class B Minimum Payment Amount shall be equal to $0.00, then, immediately after giving effect to such Distribution, each share of Class B Common Stock at the time outstanding shall automatically and without any action on the part of the holder thereof convert into a number of shares of Class A Common Stock equal to the Class B Conversion Constant at the time in effect.

     4.4.5.3. Subsequent Distributions, Etc.

(a)	No Distributions shall be or become payable on any shares of Class B Common Stock converted pursuant to Article 4.4.5.1 or 4.4.5.2 above at or following such conversion. From and after such conversion, such shares of Class B Common Stock shall be retired and shall not be reissued, and upon the conversion of all outstanding shares of Class B Common Stock and upon the filing of a certificate in accordance with Section 243 of the DGCL, the authorized shares of Class B Common Stock shall be eliminated.

(b)	No Distributions shall be or become payable on any shares of Class C Common Stock converted pursuant to Article 4.4.5.1 above at or following such conversion. From and after such conversion, such shares of Class C Common Stock shall be retired and shall not be reissued, and upon the conversion of all outstanding shares of Class C Common Stock and upon the filing of a certificate in accordance with Section 243 of the DGCL, the authorized shares of Class C Common Stock shall be eliminated.

     4.4.5.4. Fractional Shares, etc. Fractional shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock or Class C Common Stock under Article 4.4.5.1 or 4.4.5.2 above may be issued (or, at the discretion of the Board of Directors, eliminated in return for payment therefor in cash at the fair market value thereof, as determined in good faith by the Board of Directors).

     4.4.5.5. Exemption From Section 16(b) of the 1934 Act. The Board of Directors has approved the determination of the number of shares of Class A Common Stock to be received upon conversion of a share of Class B Common Stock as set forth in this Certificate of Incorporation for all purposes, including, without limitation, Rule 16(b)-3(d), promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Prior to allowing any conversion of Class B Common Stock to occur, the Board of Directors (or such subset thereof as may be necessary) shall take all actions necessary or desirable in the reasonable opinion of the holders of a majority of the shares of Class B Common Stock then outstanding to exempt the determination of the number of shares of Class A

Common Stock to be received upon conversion of a share of Class B Common Stock from the provisions of Section 16(b) of the 1934 Act.

     4.4.5.6. Effect of Conversion. Upon conversion of any share of Class B Common Stock or any share of Class C Common Stock, the holder shall surrender the certificate evidencing such share to the Corporation at its principal place of business. Promptly after receipt of such certificate, the Corporation shall issue and send to such holder a new certificate, registered in the name of such holder, evidencing the number of shares of Class A Common Stock into which such share has been converted. From and after the time of conversion of any share of Class B Common Stock or Class C Common Stock, the rights of the holder thereof as such shall cease; the certificate formerly evidencing such share shall, until surrendered and reissued as provided above, evidence the applicable number of shares of Class A Common Stock; and such holder shall be deemed to have become the holder of record of the applicable number of shares of Class A Common Stock.

     4.4.6. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     4.4.7. Prohibition on Distributions Constituting Taxable Events. Notwithstanding anything to the contrary in this Article 4, the Corporation shall not, without the written approval of the holders of a majority of the then outstanding shares of Class B Common Stock or, if there is no Class B Common Stock then outstanding, the holders of a majority of the Class B Common Stock immediately prior to the time that the last share of Class B Common Stock was converted into Class A Common Stock, make any Distribution on any share of Class A Common Stock, or take any other action, so long as any share of Class B Common Stock is outstanding and for three years thereafter, if the effect of such Distribution or action might be to make (a) an increase of the Remaining Class B Minimum Payment Amount, (b) a conversion of the Class B Common Stock into Class A Common Stock or (c) an adjustment of the Class B Conversion Factor a taxable event to the holders of the Class B Common Stock. No amendment to the provisions of this Article 4.4.7 shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of Class B Common Stock or, if there is no Class B Common Stock then outstanding, the holders of a majority of the Class B Common Stock immediately prior to the time that the last share of Class B Common Stock was converted into Class A Common Stock.

5. ELECTION OF DIRECTORS.

     The election of directors need not be by ballot unless the By-laws of this Corporation shall so require.

6. BY-LAWS.

     In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time By-laws of this Corporation. Notwithstanding the preceding sentence, the By-laws of this Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

7. EXCULPATION OF DIRECTORS.

     A director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

8. CORPORATE OPPORTUNITIES.

     To the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of this Corporation. No amendment or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

9. SPECIAL MEETINGS OF STOCKHOLDERS.

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the DGCL, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

10. INDEMNIFICATION.

     To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the By-laws of the Corporation. The Corporation may, to the full extent permitted by Delaware law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the By-laws of the Corporation, against any liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the full extent permitted by Delaware law. The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of this Article 10 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

11. BOOKS.

     The books of this Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of this Corporation.

12. ACTION BY CONSENT OF STOCKHOLDERS.

     If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the 1934 Act, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

[The rest of this page has been left intentionally blank. Signature page follows.]

     IN WITNESS WHEREOF, said SurgiCare, Inc. has caused this Certificate to be executed by ___, its [President], this ___day of ___, 2004.

SURGICARE, INC.

By:
Name:
Title:

ANNEX M

Charter of the Audit Committee
of the
Board of Directors
of
Orion HealthCorp, Inc. (the “Company”)

I.     Purpose. The purpose of the Audit Committee (the “Committee”) shall be to: (a) appoint, oversee and replace, if necessary, the independent auditor; (b) assist the Board of Director’s oversight of (i) the accounting and financial reporting processes of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the audits of the financial statements of the Company, including the performance of the Company’s internal audit function and independent auditor; and (c) prepare the report the SEC rules require be included in the Company’s annual proxy statement.

II.     Composition of the Audit Committee. The Committee shall consist of not less than three board members appointed by the Board of Directors of the Company, provided that for any period during which the Company is a “small business issuer” that files reports under the Securities Exchange Commission Regulation S-B, the Committee shall consist of not less than two board members appointed by the Board of Directors. Committee members may be removed by the Board of Directors in its discretion. Members of the Committee shall each satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the American Stock Exchange as such requirements are interpreted by the Board of Directors in its business judgment, and the Board of Directors shall annually review the Committee’s compliance with such requirements. Members of the Committee shall be versed in reading and understanding financial statements and must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K or Item 401(e) of Regulation S-B is presumed to qualify as financially sophisticated.

III. Meetings of the Audit Committee. The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate, and shall meet at least quarterly prior to the filing of each quarterly report on Form 10-Q or 10-QSB or annual report on Form 10-K or 10-KSB, as applicable. It shall meet separately, periodically, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall report regularly to the Board of Directors.

IV.     Responsibilities of the Audit Committee. The function of the Committee is oversight. While the Committee has the responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

V.     Duties and Proceedings of the Audit Committee. The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

5.1 Oversight of Independent Auditor.

(a) Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

(b) Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

(c) Require the independent auditor to submit on a periodic basis, but at least annually, a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

(d) Establish hiring policies for employees or former employees of the independent auditors.

(e) At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

5.2 Oversight of Audit Process and Company’s Legal Compliance Program.

(a) Review with internal auditors and independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with internal auditors and independent auditor any difficulties with audits and managements’ response.

(b) Review and discuss with management, internal auditors and independent auditor the Company’s system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

(c) Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d) Discuss with management and independent auditor any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(e) Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company’s Annual Report on Form 10-K or 10-KSB, as applicable, and Quarterly Reports on Form 10-Q or 10-QSB, as applicable. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

(f) Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

(g) Review material pending legal proceedings involving the Company and other contingent liabilities.

(h) Receive from the CEO and CFO a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

(i) Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

(j) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

5.3 Other Responsibilities.

(a) Review adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

(b) Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

(c) Put in place an appropriate control process for reviewing and approving Company’s internal transactions and accounting.

(d) Report to the Board on a regular basis.

(e) Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

(f) Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.

VI.     Authority and Resources of the Audit Committee. The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties.

ANNEX N

AMENDED AND RESTATED

BY-LAWS

OF

ORION HEALTHCORP, INC.

-i-

-ii-

ARTICLE 1 - STOCKHOLDERS

     1.1 Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the principal executive office of the corporation.

     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such date and time as shall be fixed by the Board of Directors and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

     1.3 Special Meeting. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by vote of a majority of the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, the date, the means of remote communications, if any by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be given either personally or by mail, electronic mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

     1.5 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting, for any purpose germane to the meeting on either a reasonably accessible electronic network (for which such information required to access the electronic

     1.6 network shall be provided with the notice of the meeting) or, during ordinary business hours, at a place within the city where the meeting is to be held. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     1.7 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or represented by proxy, shall constitute a quorum for the transaction of business.

     1.8 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     1.9 Voting. Each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or by electronic means, as determined by the Board of Directors in its sole discretion.

     Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

     1.10 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution and delivery of the proxy by or on behalf of the stockholder. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     1.11 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect the candidate to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation, by the By-Laws or by the rules or regulations of the NASD, Nasdaq or any stock exchange applicable to the corporation. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     1.12 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made only (a) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for below in this Section 1.11 is delivered to the Secretary who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.11. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by timely notice in writing delivered or mailed to the Secretary in accordance with the provisions of Section 1.12. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice, the information required to be provided pursuant to Section 1.12. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he or she should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded.

     Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

     Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

     1.13 Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder who was a stockholder of record of the corporation at the time the stockholder’s notice provided for below in this Section 1.12 is delivered to the Secretary who is entitled to vote and who complies with the notice procedures set forth in this Section 1.12. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Section 1.11 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed by first class United States mail, postage prepaid, and received by the Secretary at the principal executive offices of the corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.12.

     The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he or she should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

     Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

     1.14 Action without Meeting. Stockholders may not take any action by written consent in lieu of a meeting.

     1.15 Conduct of Meeting. The Chairman of the Board or, in his or her absence, the Vice Chairman of the Board, if any, the Chief Executive Officer or the President, in the order named, shall call meetings of the stockholders to order and act as chair of such meeting; provided, however, that, in the absence of the Chairman of the Board, the Board of Directors may appoint any stockholder to act as chair of any meeting. The Secretary of the corporation or, in his or her absence, any Assistant Secretary, shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the person acting as chair at any meeting may appoint any person to act as secretary of such meeting.

     The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board of Directors, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE 2 - DIRECTORS

     2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     2.2 Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. The directors need not be stockholders of the corporation.

     2.3 Terms of Office. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

     2.4 Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The Board of Directors shall be deemed to be duly constituted notwithstanding one or more vacancies in its membership, whether because of the failure of the stockholders to elect the full number of directors or otherwise. Any such vacancy shall automatically reduce the number of directors pro tanto, until such time as such vacancy has been filled in accordance with applicable law, the Certificate of Incorporation and these By-Laws, whereupon the number of directors shall be automatically increased pro tanto.

     2.5 Resignation and Removal. Any director may resign by delivering his or her written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Except as may be otherwise provided by law, by the

Certificate of Incorporation or by these By-Laws, a director (including persons elected by stockholders or directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors.

     2.6 Regular Meetings. The regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.7 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President, two or more directors, or by one director in the event that there is only a single director in office.

     2.8 Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty four (24) hours in advance of the meeting, (ii) by sending a telegram, telecopy, electronic mail or other means of electronic transmission, or delivering written notice by hand, to the director’s last known business or home address at least twenty four (24) hours in advance of the meeting, or (iii) by mailing written notice to the director’s last known business or home address at least seventy two (72) hours in advance of the meeting. A notice or waiver of notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.

     2.9 Meetings by Telephone Conference Calls. Any meeting of the Board of Directors may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another; and all persons participating in such a meeting shall be deemed to be present in person at the meeting.

     2.10 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

     2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     2.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent to the action in writing or by electronic transmission and such writings or transmissions are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     2.13 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

     2.14 Compensation of Directors. The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3 - OFFICERS

     3.1 Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     3.3 Qualification. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

     3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of the Board of Directors at any regular or special meeting.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     3.7 Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and a Vice Chairman of the Board. The Chairman and Vice Chairman may, but need not be, designated as officers of the corporation by the Board of Directors. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as are assigned by the Board of Directors.

     3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders and, if the President is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

     3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time assign. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time assign. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories designated from time to time by the Board of Directors, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4 - CAPITAL STOCK

     4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

     4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5 - RECORDS AND REPORTS

     5.1 Maintenance and Inspection of Records. The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-Laws as amended to date, accounting books and other records.

          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

     5.2 Inspection by Director. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

     5.3 Representation of Shares of Other Corporations. The president or any other officer of this corporation authorized by the board of directors is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE 6 - GENERAL PROVISIONS

     6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

     6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

     6.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable, electronic mail or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy shall be deemed equivalent to such notice. Where such an appearance is made for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened, the appearance shall not be deemed equivalent to notice.

     6.4 Checks; Drafts; Evidences of Indebtedness. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     6.5 Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     6.6 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary under Section 3.10, or a temporary secretary under Section 3.10, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

     6.7 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended or restated and in effect from time to time.

     6.8 Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee of the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

          (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     6.9 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-Laws. Without limiting the generality of this provision, (a) the singular number includes the plural, and the plural number includes the singular; (b) the term “person” includes both a corporation and a natural person; and (c) all pronouns include the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     6.10 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     6.11 Provisions Contrary to Provisions of Law; Severability. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 6.10 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

     6.12 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

ARTICLE 7 - AMENDMENTS

     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be adopted, amended or repealed at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with, Sections 1.3, 1.6, 1.11, 1.12 and 1.13 of the By-Laws or this sentence by the stockholders shall require the affirmative vote of the holders of 75% of the voting power of all voting stock then issued and outstanding. Subject to the provisions of the Certificate of Incorporation, these By-Laws may also be altered, amended or repealed, and new By-Laws adopted, by the board of directors, acting by majority vote of the entire Board, subject to the right of the stockholders to adopt, amend or repeal the By-Laws as provided above.

ANNEX O

ORION HEALTHCORP, INC.
2004 INCENTIVE PLAN

1. DEFINED TERMS

     Exhibit A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

     The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for such exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

     (a)  Number of Shares. A maximum of 2,200,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     (b)  Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     (c)  Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares, and, to the extent paid in cash, $1,000,000. However, Stock Options and SARs that are granted with an exercise price that is less than the fair market value of the underlying shares on the date of the grant will be subject to both of the limits imposed by the two preceding sentences. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

5. ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees and directors of, and other individuals or entities providing services to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

     (a)  ALL AWARDS

          (1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

          (2) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred (including by sale, assignment, pledge, hypothecation or other disposition or encumbrance) other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant (or, in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

          (3) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

          (4) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (5) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

          (6) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

          (7) Section 162(m). This Section 6(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant. In the case of any Performance Award to which this Section 6(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 6(a)(7) applies may be granted after the first meeting of the stockholders of the Company held in [2008] until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

     (b)  AWARDS REQUIRING EXERCISE

          (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2) Exercise Price. The Administrator will determine the exercise price, if any, of each Award requiring exercise. Unless the Administrator determines otherwise, and in all events in the case of any Stock Option intended to qualify as an ISO and any Stock Option or SAR (other than a Performance Award subject to Section 6(a)(7)) intended to qualify as performance-based for purposes of Section 162(m), the exercise price of an Award requiring exercise will not be less than the fair market value of the Stock subject to the Award determined as of the date of grant.

          (3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

          (4) ISOs. No ISO may be granted under the Plan after [     ], 2014, but ISOs previously granted may extend beyond that date.

     (c)  AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

7. EFFECT OF CERTAIN TRANSACTIONS

     (a)  MERGERS, ETC.

     Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

     (b)  CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a) and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2) Certain Other Adjustments. To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

          (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

     The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.

10. OTHER COMPENSATION ARRANGEMENTS

     The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. GOVERNING LAW

     The plan shall be construed in accordance with the laws of the State of Delaware.

EXHIBIT A

Definition of Terms

     The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

     “Administrator”: The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

     “Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     “Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Performance Awards.

(viii) Grants of cash made in connection with other Awards in order to help defray in whole or in part the cost (including tax cost) of the Award to the Participant.

     “Board”: The Board of Directors of the Company.

     “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     “Committee”: One or more committees of the Board which, in the case of Awards granted to persons who are or are reasonably expected to become officers of the Company, shall be comprised solely of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     “Company”: Orion HealthCorp, Inc. or any successor thereto.

     “Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

     “Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

     “Employee”: Any person who is employed by the Company or an Affiliate.

     “Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

     “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

     “Participant”: A person who is granted an Award under the Plan.

     “Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

     “Performance Criteria”: Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets (in each case before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis); one or more operating ratios; one or more financial coverage ratios; book value per share; borrowing levels, leverage ratios (including without limitation debt as a percentage of total capitalization) or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

     “Plan”: The Orion HealthCorp, Inc. 2004 Incentive Plan as from time to time amended and in effect.

     “Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

     “Section 162(m)”: Section 162(m) of the Code.

     “SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

     “Stock”: Class A Common Stock of the Company, par value $0.001 per share.

     “Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

     “Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

PROXY CARD

SURGICARE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SURGICARE, INC. FOR THE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS TO BE FILED ON MAY 4, 2004.

The undersigned, as a stockholder of SurgiCare, Inc. (“SurgiCare”), hereby appoints Bruce Miller, Michael A Mineo, Sherman Nagler and Jeffrey J. Penso, and each of them, with full power of substitution, as proxies to vote all shares of stock of SurgiCare which the undersigned is entitled to vote through the execution of a proxy with respect to the Special Meeting in lieu of an Annual Meeting of Stockholders of SurgiCare (the “Special Meeting”) to be held at 12727 Kimberley Lane, Suite 200, Houston, Texas 44024 on May 4, 2004 at 5:30 p.m. local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

1.	To amend and restate our certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, $0.005 par value per share at a ratio of one-for-ten.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To amend and restate our certificate of incorporation to increase the number of authorized shares of common stock from 5 million shares to 90 million shares, after giving effect to the reverse stock split, and leave the number of shares of authorized preferred stock at 20 million shares.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To amend and restate our certificate of incorporation to reclassify SurgiCare common stock as “Class A Common Stock”, $0.001 par value per share.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	To amend and restate our certificate of incorporation to establish a new class of common stock entitled “Class B Common Stock”, $0.001 par value per share.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	To amend and restate our certificate of incorporation to establish a new class of common stock entitled “Class C Common Stock”, $0.001 par value per share.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To amend and restate our certificate of incorporation to change the name of SurgiCare, Inc. to “Orion HealthCorp, Inc.”

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

7.	To issue shares of Class A Common Stock pursuant to (a) an amended and restated merger agreement dated as of February 9, 2004, among SurgiCare, IPS Acquisition, Inc., and Integrated Physician Solutions, Inc. (“IPS”), and an amended and restated debt exchange agreement dated as of February 9, 2004, among SurgiCare, Inc., Brantley Venture Partners III, L.P. and Brantley Capital Corporation.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

8.	To issue shares of Class C Common Stock and Class A Common Stock pursuant to a merger agreement dated as of February 9, 2004, among SurgiCare, Inc., DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd. (DCPS”), Medical Billing Services, Inc. (“MBS”) and the sellers party thereto (the “DCPS/MBS Sellers”).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

9.	To issue shares of Class B Common Stock pursuant to an amended and restated subscription agreement dated as of February 9, 2004 between SurgiCare and Brantley Partners IV, L.P.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

10.	To issue up to ten million shares (prior to giving effect to the one-for-ten reverse stock split) of our common stock in exchange for our Series AA preferred stock.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

11.	To elect members of our board of directors to serve until the consummation of the transactions described in the proxy statement. If the transactions are not consummated, these directors will continue to serve as board members until the next election of directors.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PRE-ACQUISITION NOMINEES:

Bruce Miller
Michael A Mineo
Sherman Nagler
Jeffrey J. Penso

WITHHELD FOR: (Write each nominee’s name in the space provided):

11B.	To elect the members of the board of directors of Orion HealthCorp, Inc. who will begin serving upon the consummation of the transactions described in the proxy statement.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

POST-ACQUISITION NOMINEES:

Terrence L. Bauer
Paul H. Cascio
David Crane
Michael J. Finn
Keith G. LeBlanc
Gerald M. McIntosh
Joseph M. Valley, Jr.

WITHHELD FOR: (Write each nominee’s name in the space provided):

12.	To approve the Orion HealthCorp, Inc. 2004 Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

13.	To issue warrants to the current members of our board of directors.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

14.	In their discretion, to transact any other business as may properly come before the Special Meeting and any adjournment thereof.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

You may revoke or change your proxy at any time prior to its use at the Special Meeting by giving SurgiCare written direction to revoke it, by giving SurgiCare a new proxy or by attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to SurgiCare, Inc. 12727 Kimberley Lane, Suite 200, Houston, Texas 77024, Attention: Phillip C. Scott, so as to be delivered at or before the taking of the vote at the Special Meeting.

(Continued and to be signed on the reverse side)

Returned proxy cards will be voted (1) as specified on the matters listed above; (2) in accordance with the Board of Directors’ recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the other proposal set forth above. The undersigned hereby acknowledges receipt of the notice of the Special Meeting and the proxy statement furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:_______________________________

Signature (title, if any)

Signature, if held jointly